As filed with the Securities and Exchange Commission on January 29, 1999

                                                      Registration No. 333-55753
- --------------------------------------------------------------------------------

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                               AMENDMENT NO. 2 TO

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         Baron Capital Properties, L.P.
             (Exact name of registrant as specified in its charter)

      Delaware                         6798                      31-1574856
  (State or other          (Primary Standard Industrial      (I.R.S. Employer
  jurisdiction of          Classification Code Number)       Identification No.)
  incorporation or
  organization)

                               Baron Capital Trust
             (Exact name of registrant as specified in its charter)

     Delaware                          6798                      31-1584691
 (State or other          (Primary Standard Industrial      (I.R.S. Employer
 jurisdiction of          Classification Code Number)       Identification No.)
 incorporation or
 organization)

                                                     Gregory K. McGrath
       7826 Cooper Road                               7826 Cooper Road
    Cincinnati, Ohio 45242                         Cincinnati, Ohio 45242
        (513) 984-5001                                 (513) 984-5001
(Address, including ZIP Code and             (Address, including ZIP Code and
telephone number, including area             telephone number, including area
code, of registrants' principal              code, of registrants' principal
      executive offices)                           executive offices)

                                   Copies to:
                             Dennis P. Spates, Esq.
                          Schoeman, Marsh & Updike, LLP
                         60 East 42nd Street, 39th Floor
                            New York, New York 10165
                                 (212) 661-5030

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

Title of each class of        Dollar amount to be    Proposed maximum           Proposed maximum            Amount of
securities to be registered   registered             offering price per unit    aggregate offering price    registration fee (1)
- ---------------------------------------------------------------------------------------------------------------------------------
2,500,000 Units of
Limited Partnership
Interest                      $25,000,000            $10.00                     $25,000,000                 $7,576.00
- ---------------------------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------------------------
2,500,000 Common
Shares of Beneficial
Interest in Baron Capital
Trust into which the
registered Units will be
exchangeable                  N/A                    N/A                        N/A                         N/A
- ---------------------------------------------------------------------------------------------------------------------------------

(1)        Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS REFERENCE SHEET

                                                                                 Location or Heading in
Item Number      Caption                                                         Prospectus
Item 1           Forepart of Registration Statement and Outside Front Cover      Outside Front Cover
                 Page of Prospectus

Item 2           Inside Front and Outside Back Cover Pages of Prospectus         Inside Front Cover; Outside Back Cover, Additional
                                                                                 Information; Summary of Declaration of Trust -
                                                                                 Quarterly and Annual  Reports

Item 3           Risk Factors, Ratio of Earnings to Fixed Charges and Other      Outside Front Cover; Summary of the Trust and the
                 Information                                                     Operating Partnership; Summary of Risk Factors;
                                                                                 Risk Factors; Tax Status; Selected Financial Data

Item 4           Terms of the Transaction                                        Summary of the Trust and the Operating Partnership;
                                                                                 The Exchange Transaction; The Trust and the
                                                                                 Operating Partnership; Investment Objectives and
                                                                                 Policies; Initial Real Estate Investments;
                                                                                 Comparison of Rights of Holders of Exchange
                                                                                 Partnership Units, Operating Partnership Units and
                                                                                 Trust Common Shares

Item 5           Pro Forma Financial Information                                 Exhibit C

Item 6           Material Contacts with the Company Being Acquired               The Trust and the Operating Partnership; Summary of
                                                                                 the Operating Partnership Agreement

Item 7           Additional Information Required for Reoffering by Persons and
                 Parties Deemed to be Underwriters                               Not Applicable

Item 8           Interests of Named Experts and Counsel                          Outside Front Cover; Summary of the Trust and the
                                                                                 Operating Partnership; The Exchange Offering;
                                                                                 Experts; Legal Matters

Item 9           Disclosure of Commission Position on Indemnification of         Summary of Declaration of Trust - Liability and
                 Securities Act Liabilities                                      Indemnification

Item 10          Information with Respect to S-3 Registrants                     Not Applicable

Item 11          Incorporation of Certain Information by Reference               Not Applicable

Item 12          Information with Respect to S-2 or S-3 Registrants              Not Applicable

Item 13          Incorporation of Certain Information by Reference               Not Applicable

Item 14          Information with Respect to Registrants Other than S-2 or S-3   Summary of the Trust and the Operating Partnership;
                 Registrants                                                     The Exchange Offering; Initial Real Estate
                                                                                 Investments; Litigation; Exhibits C, D and E.

Item 15          Information with Respect to S-3 Companies                       Not Applicable

Item 16          Information with Respect to S-2 or S-3 Companies                Not Applicable

Item 17          Information with Respect to Companies Other than S-2 or S-3     Not Applicable
                 Companies

Item 18          Information if Proxies, Consents or Authorizations are to be
                 Solicited                                                       Not Applicable

Item 19          Information if Proxies, Consents or Authorizations are not to   Summary of the Trust and the Operating Partnership;
                 be Solicited or in an Exchange Offer                            The Exchange Offering; Management; The Trust and
                                                                                 the Operating Partnership - Formation Transactions

Item 20          Indemnification of Directors and Officers                       Summary of Declaration of Trust - Liability and
                                                                                 Indemnification; Part II of Registration Statement

Item 21          Exhibits and Financial Statement Schedules                      Part II of Registration Statements

Item 22          Undertakings                                                    Part II of Registration Statements

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

                    Date of Issuance: ________________, 1999

                             Subject to Completion:

Information   contained  herein  is  subject  to  completion  or  amendment.   A
Registration Statement relating to these securities has been filed with Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



PROSPECTUS                BARON CAPITAL PROPERTIES, L.P.
_________, 1999   2,500,000 Units of Limited Partnership Interest

                              Exchange Partnerships


    Baron Strategic Investment Fund, Ltd.
    Baron Strategic Investment Fund II, Ltd.
    Baron Strategic Investment Fund IV, Ltd.
    Baron Strategic Investment Fund V, Ltd.
    Baron Strategic Investment Fund VI, Ltd.
    Baron Strategic Investment Fund VIII, Ltd.
    Baron Strategic Investment Fund IX, Ltd.
    Baron Strategic Investment Fund X, Ltd.
    Baron Strategic Vulture Fund I, Ltd.
    Brevard Mortgage Program, Ltd.
    Central Florida Income Appreciation Fund, Ltd.
    Florida Capital Income Fund, Ltd.

    Florida Capital Income Fund II, Ltd.
    Florida Capital Income Fund III, Ltd.
    Florida Capital Income Fund IV, Ltd.
    Florida Income Advantage Fund I, Ltd.
    Florida Income Appreciation Fund I, Ltd.
    Florida Income Growth Fund V, Ltd.
    Florida Opportunity Income Partners, Ltd.
    GSU Stadium Student Apartments, Ltd.
    Lamplight Court of Bellefontaine Apartments, Ltd.
    Midwest Income Growth Fund VI, Ltd.
    Realty Opportunity Income Fund VIII, Ltd.



       THE EXCHANGE OFFERING WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE DESCRIBED IN THE ELECTION FORM, UNLESS EXTENDED.

     Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware limited partnership, hereby offers, upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal and Election Form (which together constitute the "Exchange Offering"), to issue up to 2,500,000 units of limited partnership interest in the Operating
Partnership ("Operating Partnership Units" or "Units"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus constitutes a part, in exchange for units of limited partnership interest ("Exchange Partnership Units") owned by individual limited partners ("Exchange Limited Partners") in 23 limited partnerships (the "Exchange Partnerships") which directly or indirectly own equity and/or mortgage interests in one or more residential apartment properties. The Exchange Partnerships are managed by corporate general partners (the "Corporate General Partners") which are affiliated with one of the founders of the Operating Partnership.

     SEE "SUMMARY OF RISK FACTORS" AND "RISK FACTORS" ON PAGES ____ THROUGH _______ AND PAGES _____ THROUGH ____, RESPECTIVELY, FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFERING AND THE OWNERSHIP OF OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES, INCLUDING THE FOLLOWING:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Trust Common Shares (into which Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.
o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership with no separate counsel or advisor for the Exchange Limited Partners.
o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Trust and the Operating Partnership may acquire an interest, and they will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.
o The Original Investors (described below under "Compensation") and affiliates have significant influence over the operation of the Trust, the Operating Partnership, and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, Unitholders in the Operating Partnership and limited partners in the Exchange Partnerships.
o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.
o Offerees who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.
o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.
o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which may participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.
o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.
o The successful operation of the Trust and the Operating Partnership is dependent on key management.
o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering.
o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on the American Stock Exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.
o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

     The Operating Partnership and its general partner, Baron Capital Trust (the "Trust" or the "General Partner"), a Delaware business trust, constitute an integrated real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust, indirectly through the Operating Partnership, intends to acquire, own, operate, manage and improve residential apartment property interests for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. See "SUMMARY OF THE TRUST AND OPERATING PARTNERSHIP," "THE TRUST AND THE OPERATING PARTNERSHIP," and "INVESTMENT OBJECTIVES AND POLICIES" below. The management of the Trust has been involved in the residential property business for over 10 years.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all direct or indirect property interests acquired. The Trust, as its sole General Partner, will control the activities of the Operating Partnership. The Trust will also acquire a limited partner interest in the Operating Partnership with the net proceeds of the Trust's ongoing $25,000,000 best efforts cash offering (the "Cash Offering") of Common Shares of beneficial interest ("Trust Common Shares" or "Common Shares"). As of the date of this Prospectus, the Trust has sold _____ Common Shares at $10.00 per share (gross proceeds of $________) and has acquired _____ Units in the Operating
Partnership. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Trust Common Shares into which Units issued in the Exchange Offering will be exchangeable.

     For purposes of the Exchange Offering, each Operating Partnership Unit being offered hereby has been arbitrarily assigned an initial value of $10 per Unit, which corresponds to the offering price of each Trust Common Share being offered in the Cash Offering. The value of each outstanding Unit and Common Share will be substantially identical since Unitholders, including recipients of Units in the Exchange Offering, will be entitled to exchange all or a portion of such units at any time and from time to time for an equivalent number of Trust Common Shares, so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5% of the then outstanding Shares in the Trust, subject to the Trust's right to cash out any holder of Units who requests an exchange and subject to certain other exceptions.

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The address and telephone and fax numbers of the principal office of the Trust and the Operating Partnership are:

               Baron Capital Trust/ Baron Capital Properties, L.P.
                                7826 Cooper Road
                             Cincinnati, Ohio 45242
                           (513) 984-5001 (Telephone)
                              (513) 984-4550 (Fax)

                                TABLE OF CONTENTS

                                                                                                          Page

SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP ......................................................... 10
     Summary of the Trust and the Operating Partnership .................................................... 10
     Background and Reasons for the Exchange Offering ...................................................... 17
     Summary of Use of Proceeds of Cash Offering ........................................................... 19
     Summary of Fees and Reimbursable Expenses ............................................................. 20
DESCRIPTION OF EXCHANGE PARTNERSHIPS ....................................................................... 23
     Baron Strategic Investment Fund, Ltd. ................................................................. 23
     Baron Strategic Investment Fund II, Ltd. .............................................................. 23
     Baron Strategic Investment Fund IV, Ltd. .............................................................. 24
     Baron Strategic Investment Fund V, Ltd. ............................................................... 24
     Baron Strategic Investment Fund VI, Ltd. .............................................................. 24
     Baron Strategic Investment Fund VIII, Ltd. ............................................................ 24
     Baron Strategic Investment Fund IX, Ltd. .............................................................. 25
     Baron Strategic Investment Fund X, Ltd. ............................................................... 25
     Baron Strategic Vulture Fund I, Ltd. .................................................................. 25
     Brevard Mortgage Program, Ltd. ........................................................................ 25
     Central Florida Income Appreciation Fund, Ltd. ........................................................ 26
     Florida Capital Income Fund, Ltd. ..................................................................... 26
     Florida Capital Income Fund II, Ltd. .................................................................. 26
     Florida Capital Income Fund III, Ltd. ................................................................. 26
     Florida Capital Income Fund IV, Ltd. .................................................................. 26
     Florida Income Advantage Fund I, Ltd. ................................................................. 27
     Florida Income Appreciation Fund I, Ltd. .............................................................. 27
     Florida Income Growth Fund V, Ltd. .................................................................... 27
     Florida Opportunity Income Partners, Ltd. ............................................................. 27
     GSU Stadium Student Apartments, Ltd. .................................................................. 27
     Lamplight Court of Bellefontaine Apartments, Ltd. ..................................................... 28
     Midwest Income Growth Fund VI, Ltd. ................................................................... 28
     Realty Opportunity Income Fund VIII, Ltd. ............................................................. 28
SUMMARY OF RISK FACTORS .................................................................................... 31
TAX STATUS ................................................................................................. 35
     The Operating Partnership ............................................................................. 35
     Exchange of Exchange Partnership Units for Operating Partnership Units ................................ 36
     The Trust ............................................................................................. 36
COMPENSATION OF MANAGING PERSONS AND AFFILIATES ............................................................ 37
CONFLICTS OF INTEREST ...................................................................................... 43
FIDUCIARY RESPONSIBILITY ................................................................................... 46
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS .......................................................... 47
RISK FACTORS ............................................................................................... 47
     Arbitrary Offering Price .............................................................................. 47
     No Separate Representation of Offerees ................................................................ 47
     Offerees May Not Have Information Available to Evaluate Property
        Interests to be Acquired by the Operating Partnership, Prior to
        Decision Whether to Accept the Exchange Offering ................................................... 48
     Possible Adverse Influence of Original Investors ...................................................... 49
     Conflicts of Interest ................................................................................. 49
     No Assurance of Successful Performance of Partnership Interests
        to be Acquired in Exchange Offering ................................................................ 50
     Potential Loss of Future Appreciation on Exchange Properties .......................................... 50

     Investors in Successful Exchange Partnerships Could Lose Advantage
        by Combining with Less Successful Exchange Partnerships............................................. 51
     Several Factors Could Have Possible Adverse Effects on
        Operation of Properties............................................................................. 51
     No Assurance of Avoiding Operating Losses.............................................................. 53
     Adverse Effects of Under-Performing Mortgage Investments............................................... 53
     Valuation of Mortgage Interests to be Acquired May Exceed Actual Value................................. 53
     Several Factors Could Have Possible Adverse Effects on Distributions
        to Shareholders and Unitholders..................................................................... 53
     Distributions to Shareholders and Unitholders Adversely Affected by Poor
        Operating Results of Operating Partnership.......................................................... 54
     Competition............................................................................................ 55
     Lack of Liquidity of Real Estate....................................................................... 55
     Cash Distributions Could be Reduced by Cost of Capital Improvements.................................... 55
     Real Estate Investments May Fail to Perform to Expected Level.......................................... 55
     Debt Service Obligations Could Adversely Affect Cash Flow.............................................. 56
     Possible Adverse Effects as a Result of Loss of Key Management......................................... 57
     Uncertainty of Successful Completion of Cash Offering and Exchange Offering............................ 57
     Limited Marketability of Units and Common Shares....................................................... 58
     Possible Adverse Effect on Market Price as a Result of Availability
        of Units and Common Shares for Future Sale.......................................................... 59
     Possible Adverse Effect of Market Interest Rates on Common Share Prices................................ 59
     Potential Adverse Tax Consequences..................................................................... 59
          Taxation of the Trust as a Corporation if It Fails to Qualify as a REIT........................... 59
          Taxation of the Operating Partnership as a Corporation if It Fails to be
          Classified as a Partnership....................................................................... 60
          Deferral of Gain from Exchange Offering Subject to Certain Exceptions............................. 60
          Investors Liable for State and Local Taxes........................................................ 61
     Exchange Offering Procedures........................................................................... 61
     Consequences of a Failure to Tender Exchange Partnership Units......................................... 61
     Non-participating Limited Partners in Participating Exchange
        Partnerships Will Have Significant Influence over Certain Actions of the Partnerships............... 62
     Possible Dilution as a Result of Issuance of Additional Securities..................................... 62
     Limits on Ownership and Transfers of Common Shares and Units Which May Delay
        or Prevent a Takeover Offering a Premium Price...................................................... 63
     Lack of Liquidity of Retained Interest in an Exchange Partnership Following
        the Exchange Offering............................................................................... 64
     No Operating History................................................................................... 64
     Limited Participation Rights of Shareholders and Unitholders in Management............................. 64
     Regulatory Non-compliance Could Result in Fines or Judgments........................................... 65
          Fair Housing Amendments Act of 1988............................................................... 65
          Americans with Disabilities Act................................................................... 65
          Compliance with Environmental Laws................................................................ 65
     Shareholders and Unitholders Could be Adversely Affected by
        Limited Liability and Indemnification of the Managing Persons....................................... 65
     No Assurance of Shareholder Limited Liability for Activities of Delaware Business Trust................ 66
     No Assurance of Profitable Sale of Trust and Operating Partnership Property............................ 66
     Property Losses May Not be Insurable................................................................... 66
     Possible Lack of Independent Assessment of Prior Operating Results
        of Acquired Property Interests...................................................................... 67
     Initial Value Assigned to Operating Partnership Units Offered in Exchange for
        Exchange Partnership Units Exceeds Current Book Value of Exchange Partnerships
        Partnerships Exceeds Current Book Value of Exchange Partnerships.................................... 67
     Changes in Laws Could Increase Operating Expenses...................................................... 67
     No Rights of Dissent................................................................................... 67

     Possible Lack of Diversification in Property Investments ..............................................  67
     Other Participants May Fail to Fulfill Obligations ....................................................  68
     Extended and Uncertain Investing Period Could Adversely Affect Returns ................................  68
     Possible "Year 2000" Problems .........................................................................  68
THE EXCHANGE OFFERING ......................................................................................  69
     Accounting Treatment ..................................................................................  72
     Background of the Exchange Offering ...................................................................  72
     Effects of Formation Transactions and Cash Offering and Exchange Offering .............................  74
     Exchange Property Appraisals ..........................................................................  75
          CAI and CASI .....................................................................................  76
          RAS ..............................................................................................  78
          S&W ..............................................................................................  78
          Voyt .............................................................................................  78
     Historical Cash Distributions and Corporate General Partner Compensation ..............................  78
     Terms of the Exchange Offering ........................................................................  79
     Expiration Date, Extensions, and Amendments ...........................................................  80
     Acceptance for Exchange and Issuance of Operating Partnership Units ...................................  81
     Procedures for Tendering Exchange Partnership Units ...................................................  81
          Valid Tender .....................................................................................  81
          Certificates .....................................................................................  82
          Delivery .........................................................................................  82
          Determination of Validity ........................................................................  82
     Conditions to the Exchange Offering ...................................................................  83
     Exchange Agent ........................................................................................  83
     Fees and Expenses of the Exchange Offering ............................................................  84
PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER ....................................................  85
MANAGEMENT .................................................................................................  96
     Managing Shareholder ..................................................................................  96
     Trust Management Agreement ............................................................................  98
     Officers of the Trust and the Operating Partnership ...................................................  99
     The Board of the Trust, Committees and Trustees ....................................................... 100
          The Board of the Trust ........................................................................... 101
          Independent Trustees ............................................................................. 101
          Corporate Trustee ................................................................................ 103
THE TRUST AND THE OPERATING PARTNERSHIP .................................................................... 104
     The Operating Partnership ............................................................................. 104
     Formation Transactions ................................................................................ 106
     Ownership of the Trust and the Operating Partnership .................................................. 108
     Regulations ........................................................................................... 111
          General .......................................................................................... 111
          Fair Housing Amendments of 1988 .................................................................. 111
          Americans with Disabilities Act ("ADA") .......................................................... 111
          Environmental Regulations ........................................................................ 112
          Rent Control Legislation ......................................................................... 112
     Employees ............................................................................................. 112
INVESTMENT OBJECTIVES AND POLICIES ......................................................................... 112
     General ............................................................................................... 112
     Trust Policies with Respect to Certain Activities ..................................................... 114
          Investment Policies .............................................................................. 114
          Disposition Policies ............................................................................. 116
          Financing Policies ............................................................................... 116
          Conflict of Interest Policies .................................................................... 116
INITIAL REAL ESTATE INVESTMENTS ............................................................................ 117
     The Acquired Properties ............................................................................... 117

        Heatherwood Apartments.............................................................................. 118
        Crystal Court Apartments............................................................................ 118
        Riverwalk Apartments................................................................................ 119
        Alexandria Property................................................................................. 120
        Acquisition of Limited Partnership Interests........................................................ 120
        Contract to Purchase Two Additional Properties ..................................................... 120
     The Exchange Properties................................................................................ 121
          Property Description.............................................................................. 159
          Lease Agreements.................................................................................. 159
          Competition....................................................................................... 159
          Insurance......................................................................................... 159
          Property Management............................................................................... 159
SELECTED FINANCIAL DATA..................................................................................... 160
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION .................................................. 163
     Plan of Operation...................................................................................... 163
     Year 2000.............................................................................................. 164
FEDERAL INCOME TAX CONSIDERATIONS........................................................................... 166
     Classification as a Partnership........................................................................ 166
     Exchange of Exchange Partnership Units for Operating Partnership Units................................. 167
     Relief from Liabilities/Deemed Cash Distribution....................................................... 168
     Disguised Sale Regulations............................................................................. 170
          Effect of Assumption of Liabilities Under the Disguised Sale Regulations.......................... 170
          Effect of Cash Distributions Under the Disguised Sale Regulations................................. 171
          Effect of Right to Convert to a Share of the Trust................................................ 171
          Effect of Disguised Sale Characterization......................................................... 171
     Section 465(E) Recapture............................................................................... 172
     Transfer to an Investment Company...................................................................... 172
     Withholding............................................................................................ 174
     Tax Treatment of Unitholders Who Hold Operating Partnership Units After the Exchange................... 174
          Income and Deductions in General.................................................................. 174
          Treatment of Partnership Distributions............................................................ 174
          Initial Basis of Operating Partnership Units...................................................... 174
          Allocations of Partnership Income, Gain, Loss and Deductions...................................... 175
          Effect of the Exchange on Depreciation............................................................ 175
          Tax Allocations with Respect to Book-Tax Difference on Contributed Properties..................... 175
          Dissolution of Partnership........................................................................ 176
          Limitations on Deductibility of Losses:  Treatment of Passive Activities and Portfolio Income..... 176
          Section 754 Election.............................................................................. 176
          Disposition of Operating Partnership Units by Unitholders......................................... 177
          Tax Treatment of Conversion Right................................................................. 177
          Constructive Termination.......................................................................... 177
     Tax-Exempt Organizations and Certain Other Investors................................................... 178
     Partnership Income Tax Information Returns and Partnership Audit Procedures............................ 178
     Registration as a Tax Shelter.......................................................................... 179
     Organizational and Syndication Fees.................................................................... 180
     Anti-Abuse Regulations................................................................................. 180
     Alternative Minimum Tax on Items of Tax Preference..................................................... 180
     State and Local Taxes.................................................................................. 180
     Income Tax Considerations with Respect to the Trust.................................................... 181
     Taxation of the Trust.................................................................................. 182
          General........................................................................................... 182
          Stock Ownership Tests............................................................................. 182
          Asset Tests....................................................................................... 183
          Gross Income Tests................................................................................ 183

               The 75% Test................................................................................. 183
               The 95% Test................................................................................. 184
               The 30% Test................................................................................. 184
          Annual Distribution Requirements.................................................................. 184
          Failure to Qualify................................................................................ 185
     Tax Aspects of the Trust's Investment in the Operating Partnership..................................... 185
          Entity Classification............................................................................. 186
          Tax Allocations with Respect to Trust Properties.................................................. 186
          Sale of Trust Properties.......................................................................... 186
     Taxation of Shareholders............................................................................... 186
          Taxation of Taxable Domestic Shareholders......................................................... 186
          Backup Withholding................................................................................ 187
          Taxation of Tax-Exempt Shareholders............................................................... 187
          Taxation of Foreign Shareholders.................................................................. 187
     Other Tax Considerations............................................................................... 188
          Possible Legislative or Other Actions Affecting Tax Consequences.................................. 188
          State and Local Taxes............................................................................. 188
SUMMARY OF THE OPERATING PARTNERSHIP AGREEMENT.............................................................. 189
SUMMARY OF DECLARATION OF TRUST............................................................................. 189
     Term................................................................................................... 189
     Control of Operations.................................................................................. 189
     Liability and Indemnification.......................................................................... 193
     Distributions.......................................................................................... 195
     Quarterly and Annual Reports........................................................................... 195
     Accounting............................................................................................. 195
     Books and Records; Tax Information..................................................................... 195
     Governing Law.......................................................................................... 195
     Amendments and Voting Rights........................................................................... 195
     Dissolution of Trust................................................................................... 196
     Removal and Resignation of the Managing Shareholder.................................................... 196
     Transferability of Shareholders' Interest.............................................................. 196
     Independent Activities................................................................................. 196
     Power of Attorney...................................................................................... 197
     Meetings and Voting Rights............................................................................. 197
     Additional Offerings of Shares......................................................................... 197
     Temporary Investments.................................................................................. 198
REPORTS TO UNITHOLDERS AND SHAREHOLDERS..................................................................... 198
     Operating Partnership Unitholders...................................................................... 198
     Trust Shareholders..................................................................................... 198
COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS,
    OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES..................................................... 200
     Issuance of Additional Securities...................................................................... 201
     Term of Existence...................................................................................... 202
     Management Control..................................................................................... 203
     Economic Interest...................................................................................... 203
     Property Investments and Anticipated Holding Period.................................................... 206
     Restrictions on Transfers of Securities................................................................ 206
     Tax Status............................................................................................. 207
     Pre-emptive Rights..................................................................................... 207
     Managing Entity Removal and Resignation Rights......................................................... 208
     Reporting Rights....................................................................................... 209
     Assessments............................................................................................ 210
     Amendments of Governing Agreements..................................................................... 210
     Liability and Indemnification.......................................................................... 212

     Compensation of Managing Persons and Affiliates........................................................ 213
     Meetings and Voting Rights............................................................................. 214
     Accounting Method and Period........................................................................... 215
CAPITAL STOCK OF THE TRUST.................................................................................. 215
     General................................................................................................ 215
     Transfer Agent......................................................................................... 216
     Restrictions on Ownership and Transfer................................................................. 216
CAPITALIZATION.............................................................................................. 217
TERMS OF THE CASH OFFERING.................................................................................. 219
AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING
    EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS........................................... 221
OTHER INFORMATION........................................................................................... 228
     General................................................................................................ 228
     Authorized Sales Material.............................................................................. 229
     Financial  Statements.................................................................................. 229
LITIGATION.................................................................................................. 230
EXPERTS..................................................................................................... 230
LEGAL MATTERS............................................................................................... 230
EXPENSES OF THE EXCHANGE OFFERING........................................................................... 231
ADDITIONAL INFORMATION...................................................................................... 232
GLOSSARY.................................................................................................... 233

TABLES
          Organizational Table..............................................................................  13
          Use of Proceeds of Trust's Cash Offering..........................................................  19
          Fees and Reimbursable Expenses Table .............................................................  20
          Appraisal Table...................................................................................  29
          Compensation of Managing Shareholder and Affiliates...............................................  38
          Property Information - Equity Property Interests.................................................. 124
          Property Information - Debt Property Interests.................................................... 127
          Mortgage Information - Equity Property Interests.................................................. 130
          Mortgage Information - Mortgage Property Interests................................................ 132
          Selected Financial Data .......................................................................... 161
          Combined Statement of Estimated Taxable Operating Results of Acquired Properties and
              Exchange Partnerships and Funds Available from Operations..................................... 162

EXHIBITS

A  ... Prior Performance of Affiliates of Managing Shareholder
B  ... Summary of Exchange Property and Exchange Partnership Information
C  ... Financial Statements of the Trust, the Operating Partnership and the Managing Shareholder
D  ... Financial Statements of the Exchange Properties/Exchange Partnerships
E  ... Financial Statements of the Acquired Properties
F  ... Exchange Property Appraisal Values

EVEN THOUGH, AS DESCRIBED HEREIN, THE TRUST BELIEVES THAT IT WILL BE TREATED AS A REAL ESTATE INVESTMENT TRUST (A "REIT") FOR FEDERAL INCOME TAX PURPOSES, THE TRUST HAS NOT OBTAINED, AND DOES NOT INTEND TO REQUEST, A RULING FROM THE INTERNAL REVENUE SERVICE ("IRS") THAT IT WILL BE TREATED AS A REIT. ALTHOUGH THE TRUST DOES NOT INTEND TO REQUEST SUCH A RULING FROM THE IRS, THE TRUST HAS OBTAINED THE OPINION OF ITS SPECIAL TAX COUNSEL THAT, BASED ON THE ORGANIZATION AND PROPOSED OPERATION OF THE TRUST AND THE OPERATING PARTNERSHIP AND BASED ON CERTAIN OTHER ASSUMPTIONS AND REPRESENTATIONS, IT WILL QUALIFY AS A REIT. THE OPINION IS NOT BINDING ON THE IRS OR ANY COURT.

EACH OFFEREE SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISERS AS TO LEGAL, TAX, ECONOMIC AND RELATED MATTERS CONCERNING THE INVESTMENT DESCRIBED HEREIN AND ITS SUITABILITY FOR HIM.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANYONE IN ANY STATE OR IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED.

NO BROKER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN RESPECT OF THIS EXCHANGE OFFERING OR THE CASH OFFERING, OTHER THAN THOSE CONTAINED HEREIN (OR INFORMATION REQUESTED BY AN OFFEREE AND FURNISHED TO SUCH OFFEREE IN WRITTEN FORM, SIGNED ON BEHALF OF THE TRUST OR THE OPERATING PARTNERSHIP) AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE OPERATING PARTNERSHIP OR ANY OTHER PERSON. ANY OTHER
INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. EXCEPT AS OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE DATE ON THE COVER PAGE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY CONSUMMATION OF AN EXCHANGE OFFERING MADE HEREUNDER SHALL CREATE ANY INFERENCE THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST OR THE OPERATING PARTNERSHIP SINCE THE RESPECTIVE DATES AT WHICH THE INFORMATION IS GIVEN HEREIN OR THE DATE HEREOF.

CERTAIN DEFINED TERMS MAY BE FOUND AT "GLOSSARY."

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND OFFEREES SHOULD NOT ACCEPT THIS EXCHANGE OFFERING AND THEREBY INVEST IN OPERATING PARTNERSHIP UNITS (OR TRUST COMMON SHARES, IF THE HOLDER OF SUCH UNITS EXCHANGES THEM INTO COMMON SHARES) UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" FOR THE RISK FACTORS THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN OFFEREE IN THIS EXCHANGE OFFERING AND AN INVESTMENT IN OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES.

IN MAKING AN INVESTMENT DECISION, OFFEREES MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE EXCHANGE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 SUMMARY OF THE TRUST AND OPERATING PARTNERSHIP

     The following summary of this Prospectus is for the convenience of Offerees and does not fully reflect all of the terms of the Exchange Offering. This Prospectus describes in detail the numerous aspects of the transaction which are material to Offerees, including those summarized below. This Prospectus and accompanying Exhibits and supporting documents referred to herein should be read in their entirety by each Offeree and his advisors before accepting the Exchange Offering. The following summary is qualified in its entirety by reference to the full text of this Prospectus and the documents referred to herein. Unless the context otherwise requires, the term "Trust" as used in this Prospectus shall refer to Baron Capital Trust, the General Partner of the Operating Partnership and issuer of the Common Shares being offered in the Cash Offering, and its affiliate, Baron Capital Properties, L.P., the Operating Partnership, which is the issuer of Units being offered in this Exchange Offering and will conduct the real estate operations of the Trust and hold its property interests.

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL AND ELECTION FORM CONTAIN IMPORTANT INFORMATION. HOLDERS OF EXCHANGE PARTNERSHIP UNITS ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL AND ELECTION FORM CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR EXCHANGE PARTNERSHIP UNITS PURSUANT TO THE EXCHANGE OFFERING.

     Offerees may tender their Exchange Partnership Units for exchange on or prior to 5:00 p.m., New York City time, on the Expiration Date set forth in the Election Form, unless the Exchange Offering is extended by the Operating Partnership (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offering is extended). The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     An Offeree must exchange all of his Exchange Partnership Units in order to participate in the Exchange Offering. Partial exchanges will not be accepted. Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on terms substantially the same as those of his original investment. Offerees who elect not to accept the offering will not have dissenters' or appraisal rights.

     Neither the Operating Partnership nor the Trust will receive any cash proceeds from the issuance of the Operating Partnership Units offered hereby. No dealer-manager is being used in connection with this Exchange Offering. See "- Use of Proceeds" and "THE EXCHANGE OFFERING."

Summary of the Trust and the Operating Partnership

     This Prospectus constitutes the prospectus for the Exchange Offering being conducted by Operating Partnership, under which it is offering to issue registered Units in exchange for limited partnership interests owned by individual limited partners in limited partnerships which own direct or indirect interests in residential apartment properties. Holders of Operating Partnership Units, including recipients of Units in the Exchange Offering, may elect at any time and from time to time to exchange all or a portion of their Units into an equivalent number of Common Shares in the Trust so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5% of the then outstanding Shares in the Trust, subject to the Trust's right to cash out any holder of Units who requests an exchange and subject to certain other exceptions. See "THE EXCHANGE OFFERING."

     This Prospectus and the accompanying Transmittal Letter and Election Form are first being sent to Offerees in connection with the Exchange Offering on or about the date indicated on the Election Form. Offerees who elect to accept the Exchange Offering are required to indicate their acceptance of the offering in the space provided on the Election Form and sign and return it, together with the certificates representing their Exchange Partnership Units in a particular Exchange Partnership, to American Stock Transfer & Trust Company (the "Exchange Agent") by the Expiration Date. Assuming the satisfaction or waiver of the closing conditions of the Exchange Offering, as soon as practicable after the Expiration Date, the Exchange Agent will send certificates representing Operating Partnership Units to each Offeree who accepts the Exchange Offering and delivers to the Exchange Agent a completed and signed copy of the Election Form and the certificate representing their Exchange Partnership Units. See "THE EXCHANGE OFFERING - Exchange Offering Procedures."

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and/or to provide or acquire mortgage loans secured by such types of property. The Trust, indirectly through the Operating Partnership, intends to acquire, own, operate, manage and improve residential apartment property interests for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. The management of the Trust and the Operating Partnership has been involved in the residential property business for over 10 years. See "MANAGEMENT," "THE TRUST AND THE OPERATING PARTNERSHIP" and "INVESTMENT OBJECTIVES AND POLICIES."

     The Trust and the Operating Partnership intend to make regular quarterly pro rata distributions to their Shareholders and Unitholders, respectively, of net income generated from investments in property interests. The initial distribution by the Operating Partnership is expected to be made in respect of the first quarter of 1999. The Trust intends to operate as a REIT for federal income tax purposes, provided, however, that if its Managing Shareholder (wholly owned and controlled, along with the Corporate General Partners of the Exchange Partnerships, by Gregory K. McGrath, a founder of the Trust and the Operating Partnership) determines, with the affirmative vote of a Majority of Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, that it is no longer in the best interests of the Trust to continue to qualify as a REIT, the Managing Shareholder may revoke or otherwise terminate the Trust's REIT election pursuant to applicable federal tax law. See "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS" below.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all direct or indirect property interests acquired. The Operating Partnership will own record title to properties or limited partnership interests or other equity interests in limited partnerships and other entities which own direct or indirect interests in properties. The Trust is the sole General Partner of the Operating Partnership, and, in such capacity, the Trust will control the activities of the Operating Partnership. See "THE TRUST AND THE OPERATING PARTNERSHIP." The operations of the Trust will be carried on through the Operating Partnership (and any other subsidiaries the Trust may have in the future), among other reasons, in order to (i) enhance the ability of the Trust to qualify and maintain its status as a REIT for federal income tax purposes, and (ii) enable the Trust to indirectly acquire interests in residential apartment properties in exchange transactions, such as this Exchange Offering, that involve the exchange of Operating Partnership Units for limited partnership interests in limited partnerships which directly or indirectly own such property interests, and thereby provide the opportunity for deferral until a later date of any tax liabilities that sellers of partnership interests otherwise would incur if they received cash or Trust Common Shares in connection therewith. See "FEDERAL INCOME TAX CONSIDERATIONS." The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of properties in which it acquires an interest. See "THE TRUST AND THE OPERATING PARTNERSHIP."

     The Trust's Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) is Baron Advisors, Inc. ("Baron Advisors"), a Delaware corporation which will manage the day-to-day operations of the Trust and the Operating Partnership. The Trust and the Managing Shareholder are affiliates of each other, and each of them is an Affiliate of the Operating Partnership. The Board of the Trust, a majority of whose members are comprised of Independent Trustees, will have general supervisory authority over the activities of the Trust and the Operating Partnership and prior approval authority in respect of certain actions of the Trust and Operating Partnership specified in the Declaration of Trust for the Trust. Investment decisions for the Trust and the Operating Partnership will be made by Gregory K. McGrath (a founder of the Trust and the Operating Partnership, the Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder, and the sole shareholder and sole director of the Managing Shareholder) and Robert S.

Geiger (a founder of the Trust and the Operating Partnership and the Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder) (together, the "Original Investors"), and James H. Bownas and Peter
M. Dickson, the initial Independent Trustees of the Trust. The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, Unitholders in the Operating Partnership and limited partners in the Exchange Partnerships. See "CONFLICTS OF INTEREST," "MANAGEMENT" and "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

     All of the Units being offered by the Operating Partnership pursuant to this Prospectus are being offered in connection with the Exchange Offering. In the Exchange Offering, the Operating Partnership is offering to issue Units to individual limited partners in the Exchange Partnerships, which directly or indirectly own interests in residential apartment properties, in exchange for their limited partnership interests.

     The number of Operating Partnership Units being offered in exchange for the limited partnership interests owned by Offerees will be based on appraisals prepared by qualified and licensed independent appraisal firms for each underlying residential apartment property involved in the Exchange Offering and other considerations described herein. For purposes of the Exchange Offering, each Unit has been arbitrarily assigned an initial value of $10, which corresponds to the offering price of each Trust Common Share being offered in the Cash Offering. The value of each Unit and Common Share outstanding will be substantially identical since Unitholders, including recipients of Units in the Exchange Offering, will be entitled to exchange all or a portion of their Units at any time and from time to time for an equivalent number of Trust Common Shares, so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5% of the then outstanding Shares in the Trust, subject to the Trust's right to cash out any holder of Units who requests an exchange and subject to certain other exceptions. To facilitate such exchanges of Units into Common Shares, 2,500,000 Common Shares (in addition to the 2,500,000 Common Shares being offered by the Trust in the Cash Offering) have been registered with the Commission.

     In the Exchange Offering, each limited partner in an Exchange Partnership will be given the option to acquire the number of Units per $1,000 of original investment in the partnership listed on the table set forth on page ____ of this Prospectus (and on the inside cover of the Prospectus Supplement accompanying this Prospectus) in exchange for all Exchange Partnership Units held by the limited partner.

     The net cash proceeds from the sale of Common Shares in the Cash Offering (approximately $_____ gross proceeds raised as of the date of this Prospectus) and the net cash proceeds of any subsequent issuance of Common Shares will be contributed by the Trust to the Operating Partnership in exchange for an equivalent number of Units in the Operating Partnership. The Trust and the Operating Partnership will use the net cash proceeds of the Cash Offering and unissued Units and Shares, together with available cash flow from operations and/or other available financing sources (i) to acquire interests in residential apartment properties or equity interests in partnerships or entities substantially all of whose assets consist of residential apartment property interests, (ii) for capital improvements which may be required on properties in which the Trust and the Operating Partnership acquire an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Trust Common Shares being offered in the Cash Offering and the Trust Common Shares into which Operating Partnership Units issued in the Exchange Offering will be exchangeable.

     The organizational chart set forth below indicates the relationship among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), the Exchange Partnerships, and other real estate limited partnerships managed by corporate general partners affiliated with the Managing Shareholder which will not participate in the Exchange Offering.

     Although this Prospectus has been prepared in connection with the offering of Operating Partnership Units in the Exchange Offering, this Prospectus also describes the material terms of the Cash Offering and an investment in Trust Common Shares since Units are exchangeable into an identical number of Common Shares at any time

                                                        ORGANIZATIONAL CHART

                                                            CASH OFFERING

                                                 -----------------------------------


                                                         Public Shareholders


                                             :-):-):-):-):-):-):-):-):-):-):-):-):-):-)
                                             :-):-):-):-):-):-):-):-):-):-):-):-):-):-)



                                                 -----------------------------------

                                                       Common
                                                       Shares         $


                                                 -----------------------------------
                                                                                                  Board of the REIT:

                                                        Baron Capital Trust (REIT)                - 2 Independent Trustees

                                                      (managed by Board of Managing               - Managing Shareholder (an
                                                       Shareholder and Independent                affiliate of  Mr. McGrath, a
                                                                Trustees)                         founder of the Trust and the
                                                                                                  Operating Partnership)

                                                 -----------------------------------


        EXCHANGE OFFERING                           Operating
                                                    Partnership       $
                                                    Units

- ----------------------------------               -----------------------------------                -----------------------------

                                    Exchange                  Baron Capital             Capital
          Participating             Partnership              Properties, L.P.           contribution
     Exchange Partnerships*         Units                (Operating Partnership)        _________             Original Investors
                                   ___________
    (managed by affiliates of                         (GP is REIT; LPs are Original     _________             (Gregory K. McGrath
      Managing Shareholder)        ___________        Investors, the REIT and                                  and Robert S. Geiger)
                                    Operating         Exchange Limited Partners          Operating
                                    Partnership       who elect to accept Exchange       Partnership
                                    Units                      Offering)                 Units




- ----------------------------------                  -----------------------------------                -----------------------------


/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\
\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/\/


                                                 -----------------------------------


                                                          Non-participating
                                                         Real Estate Limited
                                                            Partnerships

                                                      (managed by affiliates of
                                                        Managing Shareholder)


                                                 -----------------------------------

- ------------------
* Each Exchange Partnership is a real estate investment program which directly or indirectly owns all or a portion of either (i) the fee simple title to, and/or a subordinated mortgage interest in, residential apartment property or
(ii) the limited partnership interest or beneficial interest in a limited partnership or other entity which owns such an equity or mortgage interest.

(subject to certain restrictions) and the economic interests represented by Units and Common Shares are substantially identical.

     The Trust and the Operating Partnership intend to investigate making an additional public or private offering of Trust Common Shares and/or Operating Partnership Units within the 12-month period following the commencement of the Exchange Offering if the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) determines that suitable property acquisition opportunities which fulfill the Trust's investment criteria are available and such an offering would fulfill its cost of funds requirements. The issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Cash Offering and the Exchange Offering could have a dilutive effect on Shareholders who acquire Common Shares in the Cash Offering and on Unitholders who receive Units in the Exchange Offering.

     The address and telephone and fax numbers for the Managing Shareholder are as follows:

                              Baron Advisors, Inc.
                                7826 Cooper Road
                             Cincinnati, Ohio 45242
                              Phone: (513) 984-5001
                               Fax: (513) 984-4550

     The term of the Trust will end on the earliest to occur of (a) December 31, 2098, (b) the determination of the holders of at least a majority of the Shares then outstanding to dissolve the Trust; (c) the sale of all or substantially all of the Trust's Property, (d) the withdrawal of the Cash Offering by the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) prior to the Termination Date of the Cash Offering, and (e) the occurrence of any other event which, by law, would require the Trust to terminate. See "SUMMARY OF DECLARATION OF TRUST
- - Term." The Operating Partnership will terminate on December 31, 2098 unless terminated earlier in connection with a merger or a sale of all or substantially all of its assets, upon a vote of its partners or upon the occurrence of various other events. See "THE TRUST AND THE OPERATING PARTNERSHIP."

     As described below in this Prospectus, the Managing Shareholder, certain of its affiliates, the Independent Trustees, and others will receive substantial commissions, compensation or expense reimbursements from the Trust and the Operating Partnership in connection with the Cash Offering and the Exchange Offering, the operation of the Trust and the Operating Partnership and the acquisition, ownership, operation, improvement and disposition of property of the Trust and the Operating Partnership. See "COMPENSATION OF THE MANAGING SHAREHOLDER AND AFFILIATES," "THE TRUST AND THE OPERATING PARTNERSHIP" and "TERMS OF THE CASH OFFERING."

     As its initial investment targets in the Exchange Offering, the Operating Partnership is offering to acquire equity and/or subordinated mortgage interests in 26 properties (the "Exchange Properties") directly or indirectly owned by 23 Exchange Partnerships managed by Corporate General Partners affiliated with the Managing Shareholder. The Operating Partnership will acquire interests in a particular property by acquiring from limited partners ("Exchange Limited Partners") their units of limited partnership interest in the respective partnership ("Exchange Partnership Units"). Each of the Exchange Partnerships directly or indirectly owns equity and/or mortgage interests in one or more properties. Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 813 existing residential units (studio and one and two bedroom units) and 164 units (two and three bedroom units) under development. Of the Exchange Properties, 21 properties are located in Florida, three properties in Ohio and one property each in Georgia and Indiana. The Exchange Properties are described in further detail at "THE EXCHANGE PARTNERSHIPS" "INITIAL REAL ESTATE INVESTMENTS" and Exhibit B hereto.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a residential apartment property or the entire limited partnership or other equity interests in a limited partnership or other entity which owns record title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and in one case, unsecured debt interests).

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     The current book value of the 23 Exchange Partnerships is approximately $8,113,659. If exchanges are consummated in respect of all Exchange Partnership Units in the Exchange Offering, the partnership interests acquired will have a purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units being offered in the Exchange Offering have not yet been finally determined.

     In June and July 1998, the Operating Partnership acquired beneficial ownership of a 67-unit residential apartment property located in Orlando, Florida and an 80-unit property located in Lakeland, Florida. In September 1998, the Operating Partnership acquired beneficial ownership of a 50-unit residential apartment property located in New Smyrna Beach, Florida. In October 1998, the
Operating Partnership acquired an approximately 12.3% limited partnership interest in a limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The acquisitions described above, which had a total cash purchase price of $2,641,293, were paid out of the net proceeds of the Trust's ongoing Cash Offering.

     In July 1998, the Operating Partnership made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships, in exchange for a limited partnership interest in such partnerships. In September 1998, the Trust entered into an agreement to acquire two luxury residential apartment properties (total of 652 units) upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. See "INITIAL REAL ESTATE INVESTMENTS."

     Other than as described above, the available net cash proceeds of the Cash Offering (approximately $______ as of the date of this Prospectus) and future proceeds of the Cash Offering have not yet been committed to specific properties. Offerees will not have any vote in the selection of property investments after they accept the Exchange Offering. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on any additional properties to be acquired in the Exchange Offering and properties to be acquired with a portion of the net proceeds of the Cash Offering, in which case they will be required to rely on management's judgment regarding those purchases.

     In connection  with the  completion of the Exchange  Offering in respect of each Participating Exchange Partnership (i.e., each Exchange Partnership which receives the requisite limited partner acceptance of the offering to allow the partnership to participate in the offering, assuming it closes), (i) Mr. McGrath, the sole stockholder, director and executive officer of the Corporate General Partner of each of the Exchange Partnerships, will either grant the Board of the Trust a management proxy coupled with an interest to vote the shares of the Corporate General Partner of the Participating Exchange Partnership or contract to assign all of the stock in the Corporate General
Partner to the Trust for nominal consideration; (ii) the Corporate General Partner will assign to the Operating Partnership all of its residual economic interest in the partnership; and (iii) Mr. McGrath will cause the Corporate General Partner to waive its right to receive from the partnership any ongoing fees, effective at the time of exchange.

     As of the date of this Prospectus, the Trust has applied $________ of the net proceeds of the Cash Offering to acquire _____ Units in the Operating Partnership. The Units acquired and to be acquired by the Trust with the net proceeds of the Cash Offering are in addition to the 2,500,000 Units that are available for issuance in connection with the Exchange Offering. Assuming the Trust sells all 2,500,000 Common Shares being offered in the Cash Offering, the Trust will contribute the net proceeds of the Cash Offering (up to $21,500,000, after payment of selling commissions and reimbursable offering expenses) to the Operating Partnership in exchange for 2,500,000 Units. In that case, assuming that no transactions have been completed in the Exchange Offering, the Trust would own approximately 81.2% of the then outstanding Units and the Original Investors would own the remaining approximately 18.8%. The Original Investors received the Units in exchange for their $100,000 initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions. See "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership." If the Trust's Cash Offering and the Exchange Offering are completed in full, each Original Investor would own 601,080 Units. In that case, the value of the Units held by each Original Investor, calculated at the $10 initial value assigned to each Unit to be issued in the Exchange Offering, would then be $6,010,800 less a significant discount attributable to the long-term escrow arrangement.

     The Trust has authority under the Declaration of Trust to issue an aggregate of up to 25,000,000 Shares (consisting of Common Shares and Preferred Shares). The Operating Partnership has authority under the Operating Partnership Agreement to issue any number of Units as may be determined by the Trust in its sole discretion. However, because outstanding Units (other than those acquired by the Trust) are exchangeable into an equivalent number of Trust Common Shares, the Operating Partnership may not issue more than 25,000,000 Units, absent an appropriate amendment of the Declaration of Trust and the Operating Partnership Agreement. Assuming the Cash Offering and the Exchange Offering are completed in full under the terms currently contemplated and no other transactions have taken place (including, without limitation, any additional issuances of Common Shares or Units, any exchange of Units into Common Shares or any exercise of Common Share purchase warrants issued or to be issued to the Dealer Manager and participating broker-dealers in connection with the Cash Offering), immediately upon the completion of the offerings, the Trust would have 2,625,000 Common Shares outstanding and the Operating Partnership would have 6,264,808 Units outstanding. On a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares, all participants in the offerings would beneficially own an aggregate of 6,327,160 Common Shares of the Trust (i.e., have the right to vote or dispose of such Common Shares or to acquire ownership of Common Shares in exchange for Units). Of those Common Shares, purchasers of Common Shares in the Cash Offering as a group would beneficially own 2,500,000 Common Shares (39.5%) and recipients of Units in the Exchange Offering as a group would beneficially own 2,500,000 Common Shares (39.5%). The remaining Common Shares would be beneficially owned by the Original Investors (approximately 19%) and broker-dealers who earn Common Shares as commissions in exchange for their services in the Exchange Offering (approximately 2%). See "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

     To the extent Units remain available for issuance after completion of the exchange transactions described herein, the Trust intends to investigate other investment opportunities for the Exchange Offering, including interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath). See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

     Properties in which the Operating Partnership will acquire an interest are expected to use the straight-line method of depreciation over 27-1/2 years. Among other investment policies described below at "INVESTMENT OBJECTIVES AND POLICIES," the Operating Partnership will not make an equity investment in respect of any property where the amount invested by it plus the amount of any existing indebtedness or refinancing indebtedness in respect of such property exceeds the appraised value of the property. In addition, the Trust and the Operating Partnership will not acquire or provide mortgage loans or other debt interests in respect of any property where the amount invested by the Trust and the Operating Partnership plus the amount of any existing indebtedness in respect of such property exceeds 80% of the property's estimated replacement cost new as determined by the Managing Shareholder, unless substantial justification exists.

     Each Offeree who is a limited partner in an Exchange Partnership will receive a copy of a Supplement to this Prospectus which describes the Exchange Offering, the Cash Offering and certain aspects of the business of his particular Exchange Partnership, the Operating Partnership and the Trust. The Supplement is part of, and should be read in conjunction with, this Prospectus. Unless specifically requested, Exchange Limited Partners will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Certain information concerning each of the Exchange Partnerships and their property investments is included in this Prospectus in this "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP" section and at "INITIAL REAL ESTATE INVESTMENTS," in certain tables herein indexed in the table of contents, and in Exhibits A, B, and D. Upon receipt of a written request by any Exchange Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

     See "THE EXCHANGE OFFERING," "INITIAL REAL ESTATE INVESTMENTS," "SELECTED FINANCIAL DATA," "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION" and "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES." For the definition of certain terms used in this Prospectus, see "GLOSSARY."

Background and Reasons for the Exchange Offering

     In the first quarter of 1997, the Original Investors determined that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests controlled by them and projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors. In anticipation of its growth and change in structure, the organization developed by the Original Investors has been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio. See "MANAGEMENT - Officers of the Trust and the Operating Partnership."

     The Exchange Partnership Corporate General Partners (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) considered various alternatives to the Exchange Offering including continuation of the partnerships in accordance with their existing business plans and sale or liquidation of the partnership interests or assets held. In the case of each Exchange Partnership, its Corporate General Partner has determined that the Exchange Offering provides equal or greater value to the Exchange Limited Partners compared with any other considered alternative.

     Continuation of the existing business plans of the Exchange Partnerships has been determined by their Corporate General Partners to be disadvantageous for their respective limited partners compared with the opportunity to participate in the Exchange Offering. Each of the Exchange Partnerships is a "stand-alone" entity with an interest in one or more residential apartment properties. As a result, the Exchange Partnerships have higher personnel and other operating and financing expenses on a per-unit basis than the combined enterprise will have. In addition, the combined enterprise will afford the Exchange Partnerships highly experienced management and financial personnel that, for the individual partnerships acting alone, would not be cost effective. Moreover, no market exists for the limited partnership interests of the Exchange Limited Partners, and therefore such interests are not currently liquid.

     Liquidation has been determined by the Corporate General Partners of the Exchange Partnerships to be impractical and disadvantageous for their respective limited partners. In the case of each Exchange Partnership, its Corporate General Partner has either explored the sale of the partnership assets or has determined that such a sale would be premature as it would not maximize investor value.

     The Original Investors initiated the Exchange Offering, and the Corporate General Partners participated in the structuring of the offering. The Corporate General Partner of each Exchange Partnership believes that the Exchange Offering is fair to the Exchange Limited Partners (regardless of whether all Exchange Partnerships receive the requisite limited partner acceptance to allow them to participate in the offering) and recommends that they accept the Exchange Offering for the following reasons:

o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnerships' property interests and reflect a value greater than the original investments of the Exchange Limited Partners.

o The Exchange Offering has been structured to permit each Exchange Limited Partner, if desired, to elect not to accept the offering and instead retain his existing interest in his current partnership on substantially the same terms and conditions as those of his original investment.

o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

o The Exchange Offering will provide each Exchange Limited Partner with a significantly more diversified interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnerships with a lower operating cost per residential unit and, as a consequence, increase operating performance. The annual cost savings resulting from the combined administration of the 23 Exchange Partnerships is expected to be at least $225,000, compared to the cost of the Exchange Offering, estimated to be approximately $440,000. The cost savings are expected to increase as the number of property interests acquired increases.

o The Corporate General Partners (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believe that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

o The Exchange Offering has been designed to afford Exchange Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange the Units received in the offering for an equivalent number of Common Shares of the Trust. The exchange into Common Shares may be made at any time at the sole discretion of each Exchange Limited Partner.

o The Corporate General Partners considered various alternatives to the Exchange Offering, including continuation of the existing business plans of the Exchange Partnerships and sale or liquidation of the partnership assets held, and have determined that the Exchange Offering provides equal or greater value to the Exchange Limited Partners compared with any other considered alternative.

Summary of Use of Proceeds of Cash Offering

     Set forth below is the estimated application of proceeds of the Trust's Cash Offering, assuming the Trust sells all 2,500,000 Common Shares being offered. See also "COMPENSATION OF THE MANAGING SHAREHOLDER AND AFFILIATES" and "TERMS OF THE CASH OFFERING." The Trust has exceeded the $500,000 minimum offering amount, having sold _____ Units (gross proceeds of $__________) prior to the date of this Prospectus. Therefore, the table below provides information based on the $25,000,000 maximum offering amount of the Cash Offering.

                                                      Maximum
                                                     Offering
                                                      Amount            Percent
                                                   -----------       -----------
Gross Offering Proceeds:                           $25,000,000              100%

Cash Offering Expenses:
     Underwriting Commissions (1):                   2,000,000                8%
     Distribution, Due Diligence and
       Organizational Expenses (2):                    250,000                1%
     Legal and Consulting Expenses (3):                250,000                1%
                                                   -----------       -----------

Amount Available for Investment and
  Trust Operations:
                                                   $22,500,000               90%
                                                   ===========       ===========

Investment Expenses (4):                             1,000,000                4%
Maximum Amount of Proceeds to be
   Used to Acquire Limited Partnership
   Interest in the Operating Partnership:           21,500,000               86%
Cash Offering Expenses:                              2,500,000               10%
                                                   -----------       -----------

Total Application of Proceeds:                     $25,000,000              100%
                                                   ===========       ===========


Footnotes:

1. The Trust will pay the Dealer Manager of the Cash Offering, selling commissions in an amount equal to 8% of the gross proceeds received from its sales of Common Shares in the offering from which it will pay any broker-dealers that the Trust or the Dealer Manager selects to participate in the sale of Common Shares. All or a portion of the commissions payable may be reallocated to participating broker-dealers. The Trust has also granted the Dealer Manager a five-year warrant, exercisable beginning on the first anniversary of the commencement of the offering and ending on the fifth anniversary, to acquire a number of Common Shares in an amount equal to 8.5% of the number of Common Shares sold by it in the offering at an exercise price of $13.00 per Common Share.

2. The Trust will reimburse the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) for distribution, due diligence and organizational expenses incurred in connection with the formation of the Trust and the Operating Partnership and with the Cash Offering in an amount not to exceed 1% of the gross proceeds from sales of Common Shares in the offering ($250,000 maximum).

3. The Trust will reimburse the Managing Shareholder for legal, accounting and consulting fees and printing, filing, recording, postage and other miscellaneous expenses incurred in connection with the Cash Offering in an amount not to exceed 1% of gross proceeds from sales of Common Shares in the offering ($250,000 maximum). The reimbursements described in footnote 2 and this footnote 3 will be payable out of the net proceeds  of the  offering.  To the  extent  which  the  distribution,  due diligence and organizational expenses or the legal, accounting and consulting fees and printing, filing, recording, postage and other miscellaneous expenses exceed 1% of the gross proceeds from the offering, those expenses will not be reimbursed to the Managing Shareholder.

4. The Trust will reimburse the Managing Shareholder for expenses incurred prior to and during the Cash Offering for investigating and evaluating investment opportunities for the Trust and the Operating Partnership and for assisting them in consummating their investments, in an amount not to exceed 4% of the gross proceeds from sales of Common Shares in the offering (maximum $1,000,000) (reimbursable expenses paid in connection with investment activities plus other acquisition fees and expenses may not exceed 6% of the contract purchase price for acquisitions unless the Independent Trustees determine that the transaction is commercially reasonable). Such reimbursement will be payable from available net proceeds of the Cash Offering or as cash flow permits as determined by the Board of the Trust.

Summary of Fees and Reimbursable Expenses

     Set forth below is a summary of fees and reimbursable expenses payable in connection with the Cash Offering and the Exchange Offering and the operation of the Trust and the Operating Partnership:

                                           Type and Amount of Fees and
Recipient                                  Reimbursable Expenses
- ---------                                  ---------------------

Broker-Dealers Participating in            Selling commission in an amount equal
Cash Offering                              to 8% of the  subscription  price  of
                                           all  Common  Shares  sold in the Cash
                                           Offering  ($2,000,000   maximum).  As
                                           additional  compensation,  the Dealer
                                           Manager    and   the    participating
                                           broker-dealers  will be  entitled  to
                                           receive  a   five-year   Warrant   to
                                           acquire a number of Common  Shares in
                                           an amount equal to 8.5% of the number
                                           of  Common  Shares  sold in the  Cash
                                           Offering  by the  Dealer  Manager  or
                                           participating  broker-dealers,  at  a
                                           purchase  price  equal to $13.00  per
                                           Common Share.  See "TERMS OF THE CASH
                                           OFFERING."

Managing Shareholder                       Reimbursement for  distribution,  due
                                           diligence and organizational expenses
                                           incurred  in   connection   with  the
                                           formation   of  the   Trust  and  the
                                           Operating  Partnership  and  with the
                                           Cash  Offering,  in an amount  not to
                                           exceed 1% of gross offering  proceeds
                                           ($250,000 maximum).

Managing Shareholder                       Reimbursement  for legal,  accounting
                                           and  consulting  fees  and  printing,
                                           filing, recording,  postage and other
                                           miscellaneous  expenses  incurred  in
                                           connection with the Cash Offering, in
                                           an  amount  not to exceed 1% of gross
                                           offering proceeds ($250,000 maximum).

Managing Shareholder                       Reimbursement  for expenses  incurred
                                           prior to and during the Cash Offering
                                           for  investigating,   evaluating  and
                                           consummating investments of the Trust
                                           and the Operating  Partnership  to be
                                           acquired  from  unaffiliated  parties
                                           with   net   proceeds   of  the  Cash
                                           Offering,  in an amount not to exceed
                                           4%  of   gross   offering   proceeds;
                                           payable from  available  net proceeds
                                           of the Cash  Offering or as cash flow
                                           permits as determined by the Board of
                                           the Trust.

                                           Type and Amount of Fees and
Recipient                                  Reimbursable Expenses (cont'd)
- ---------                                  ------------------------------

Gregory K. McGrath, a founder of the       Initial year's  compensation  payable
Trust and the Operating Partnership        in the form of Common Shares or other
and Chief Executive Officer of the         securities   of  the   Trust  or  the
Trust, the Operating Partnership and       Operating  Partnership  in an  amount
the Managing Shareholder                   not to  exceed  25,000  shares  to be
                                           determined     by    the    Executive
                                           Compensation  Committee  of the Board
                                           of the Trust,  plus health  benefits.
                                           Thereafter,   his   compensation  and
                                           benefits  will be  determined  by the
                                           committee. In exchange for an initial
                                           cash  capital   contribution  to  the
                                           Operating  Partnership,  Mr.  McGrath
                                           subscribed   for   Units   which  are
                                           exchangeable   (subject   to  certain
                                           escrow restrictions) into 9.5% of the
                                           Common Shares  outstanding  as of the
                                           earlier to occur of completion of the
                                           Cash   Offering   and  the   Exchange
                                           Offering or May 14, 1999,  calculated
                                           on a  fully  diluted  basis  assuming
                                           that  all  then   outstanding   Units
                                           (other than those owned by the Trust)
                                           have   been    exchanged    into   an
                                           equivalent  number of Common  Shares.
                                           See  "THE  TRUST  AND  THE  OPERATING
                                           PARTNERSHIP        -        Formation
                                           Transactions."

Robert S. Geiger, a founder of the         Initial   annual    compensation   of
Trust and the Operating Partnership        $100,000,  plus health  benefits  and
and Chief Executive Officer of the         eligibility  to  participate  in  any
Trust, the Operating Partnership and       option plan and bonus  incentive plan
the Managing Shareholder                   which  may  be   implemented  by  the
                                           Executive  Compensation  Committee of
                                           the Board of the Trust.  In  exchange
                                           for   an   initial    cash    capital
                                           contribution    to   the    Operating
                                           Partnership,  Mr.  Geiger  subscribed
                                           for  Units  which  are   exchangeable
                                           (subject     to    certain     escrow
                                           restrictions) into 9.5% of the Common
                                           Shares  outstanding as of the earlier
                                           to  occur  of the  completion  of the
                                           Cash   Offering   and  the   Exchange
                                           Offering or May 14, 1999,  calculated
                                           on a  fully  diluted  basis  assuming
                                           that  all  then   outstanding   Units
                                           (other than those owned by the Trust)
                                           have   been    exchanged    into   an
                                           equivalent  number of Common  Shares.
                                           See  "THE  TRUST  AND  THE  OPERATING
                                           PARTNERSHIP        -        Formation
                                           Transactions."

Robert L. Astorino, President -            Initial  annual  salary of  $150,000,
Property of the Operating Partnership      plus health  benefits and eligibility
                                           to participate in any option plan and
                                           bonus  incentive  plan  which  may be
                                           implemented    by    the    Executive
                                           Compensation  Committee  of the Board
                                           of the Trust.

Mark L. Wilson, Interim Chief              Initial  annual  salary of  $110,000,
Financial Officer of the Operating         plus health  benefits and eligibility
Partnership                                to participate in any option plan and
                                           bonus  incentive  plan  which  may be
                                           implemented    by    the    Executive
                                           Compensation  Committee  of the Board
                                           of the Trust.

Mary E. Keane, Vice President -            Initial  annual  salary of  $130,000,
Accounting and Strategic Planning          plus health  benefits and eligibility
of the Operating Partnership and           to participate in any option plan and
Secretary of the Trust                     bonus  incentive  plan  which  may be
                                           implemented    by    the    Executive
                                           Compensation  Committee  of the Board
                                           of the Trust.

Independent Trustees                       Annual fee of $6,000.

                                           Type and Amount of Fees and
Recipient                                  Reimbursable Expenses (cont'd)
- ---------                                  ------------------------------

Managing Shareholder                       Annual   payment   under   the  Trust
                                           Management  Agreement,  in an  amount
                                           equal to up to 1% of  gross  proceeds
                                           from  the  Cash  Offering  plus 1% of
                                           initial   assigned   value  of  Units
                                           issued  in  Exchange   Offering,   to
                                           reimburse  the  Managing  Shareholder
                                           for its operating  expenses  relating
                                           to the  business of the Trust and the
                                           Operating Partnership.

Broker-Dealers Participating in            Commission  payable to broker-dealers
Exchange Offering                          who assist in the Exchange  Offering,
                                           consisting    of    a    number    of
                                           unregistered  Common  Shares equal to
                                           5% of Units exchanged in the Exchange
                                           Offering   as  a   result   of  their
                                           efforts.

                       DESCRIPTION OF EXCHANGE PARTNERSHIPS

     As its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire all limited partnership interests owned by partners in the 23 Exchange Partnerships. To the extent Units remain available for issuance after completion of the exchange transactions described herein, the Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units for property interests in other Exchange Offering transactions, including property interests held by unaffiliated parties and interests held by other limited partnerships managed by affiliates of the Managing Shareholder.

     Set forth below is a summary of certain information relating to each of the Exchange Partnerships. Exchange Partnerships which directly or indirectly own only equity interests in residential apartment properties are referred to herein as "Exchange Equity Partnerships;" partnerships which own only subordinated mortgage interests in properties and other debt interests are referred to herein as "Exchange Mortgage Partnerships;" and partnerships which directly or indirectly own a combination of equity and subordinated mortgage interests in properties and other debt interests are referred to herein as "Exchange Hybrid Partnerships." Each of the partnerships was formed with the objectives to generate current cash flow for distribution to partners from the rental of residential apartments or receipt of interest income and, where applicable, to provide the opportunity for capital appreciation from the future sale or refinancing of the residential apartment property. The Corporate General Partners of the Exchange Partnerships (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believe these objectives have been substantially achieved. None of the Exchange Partnerships was organized as a tax credit program. The rights and obligations of the limited partners and the Corporate General Partner of each of the Exchange Partnerships under the respective limited partnership agreement is summarized below at "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES." For additional information concerning the Exchange Partnerships and their respective property interests, see "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP" and "INITIAL REAL ESTATE INVESTMENTS," the tables herein indexed in the table of contents and Exhibits A, B and D.

Baron Strategic Investment Fund, Ltd.

     Baron Strategic Investment Fund, Ltd., an Exchange Mortgage Partnership, was organized as a Florida limited partnership in April 1996. In June 1996, Baron Capital XXXII, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder (wholly owned and controlled, along with the general partner of the partnership and each general partner of the other partnerships described below, by Mr. McGrath), sponsored a private offering of 2,400 units of limited partnership interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in December 1996. The partnership invested the net proceeds of its offering to acquire (i) three unrecorded second mortgage loans secured by a 68-unit residential apartment property referred to as the Blossom Corners Property-Phase II located in Orlando, Florida and (ii) an unrecorded second mortgage loan secured by a 164-townhome property referred to as the Lake Sycamore Property under development in Cincinnati, Ohio.

Baron Strategic Investment Fund II, Ltd.

     Baron Strategic Investment Fund II, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in April 1996. In May 1996, Baron Capital XXXI, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,600 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 72-unit residential apartment property referred to as the Steeplechase Apartment Property located in Anderson, Indiana.

Baron Strategic Investment Fund IV, Ltd.

     Baron Strategic Investment Fund IV, Ltd., an Exchange Mortgage Partnership, was organized as a Florida limited partnership in October 1996. In November 1996, Baron Capital XVII, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,000 units of limited partnership interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,000,000). The offering was fully subscribed and closed in April 1997. The partnership invested the net proceeds of its offering (and of a note payable to another Exchange Partnership, Baron Strategic Investment Fund VI, Ltd.) to acquire two unrecorded second mortgage loans secured by a 73-unit residential apartment property referred to as the Country Square Property-Phase I located in Tampa, Florida.

Baron Strategic Investment Fund V, Ltd.

     Baron Strategic Investment Fund V, Ltd., an Exchange Mortgage Partnership, was organized as a Florida limited partnership in October 1996. In November 1996, Baron Capital XL, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,400 units of limited partnership interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in June 1997. The partnership invested the net proceeds of its offering to acquire (i) an unrecorded second mortgage loan secured by a 33-unit residential apartment property referred to as the Candlewood Property-Phase II located in Tampa, Florida, (ii) an undivided 26.3% interest in three unrecorded second mortgage loans and a 100% interest in an unrecorded second mortgage loan secured by an 81-unit residential apartment property referred to as the Curiosity Creek Property located in Tampa, Florida, and (ii) five unrecorded second mortgage loans secured by a 60-unit residential apartment property referred to as the Sunrise Property-Phase I located in Titusville, Florida.

Baron Strategic Investment Fund VI, Ltd.

     Baron Strategic Investment Fund VI, Ltd., an Exchange Hybrid Partnership, was organized as a Florida limited partnership in October 1996. In November 1996, Baron Capital XXXI, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,400 units of limited partnership interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in April 1997. The partnership invested the net proceeds of its offering (i) to acquire a 57% limited partnership interest in a limited partnership which holds fee simple title to a 91-unit residential apartment property referred to as the Pineview Property located in Orlando, Florida, (ii) to acquire an unrecorded second mortgage loan secured by a 33-unit residential apartment property located in Tampa, Florida referred to as the Candlewood Property-Phase II, (iii) to acquire an undivided 20% interest in an unrecorded second mortgage loan secured by a 91-unit residential apartment property located in Orlando, Florida referred to as the Garden Terrace Property-Phase III, and
(iv) to provide a loan (secured by a mortgage) to another Exchange Partnership, Baron Strategic Investment Fund IV, Ltd., which in turn used such loan proceeds and net proceeds from its own offering to acquire an unrecorded second mortgage loan secured by a 73-unit residential apartment property referred to as the Country Square Property-Phase I located in Tampa, Florida.

Baron Strategic Investment Fund VIII, Ltd.

     Baron Strategic Investment Fund VIII, Ltd., an Exchange Mortgage Partnership, was organized as a Florida limited partnership in February 1997. In May 1997, Baron Capital XLIV, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,400 units of limited partnership interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in February 1998. The partnership invested the net proceeds of its offering to acquire (i) an undivided 58% interest in an unrecorded second mortgage loan secured by a 41-unit residential apartment property referred to as the Heatherwood Property located in Kissimmee, Florida and in three unsecured loans associated with such property, (ii) three unrecorded second mortgage loans secured by a 59-unit residential apartment property referred to as the Longwood Property-Phase I located in Cocoa, Florida, and (iii) an unrecorded second mortgage loan secured by a 164-townhome property referred to as the Lake Sycamore Property under development in Cincinnati, Ohio.

Baron Strategic Investment Fund IX, Ltd.

     Baron Strategic Investment Fund IX, Ltd., an Exchange Hybrid Partnership, was organized as a Florida limited partnership in June 1997. In June 1997, Baron Capital XLII, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,400 units of limited partnership interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in May 1998. The partnership invested the net proceeds of its offering to acquire
(i) a 41.1% limited partnership interest in a limited partnership which holds fee simple title to a 72-unit residential apartment property referred to as the Crystal Court Property-Phase I located in Lakeland, Florida, (ii) an unrecorded second mortgage loan secured by a 33-unit residential apartment property located in Tampa, Florida referred to as the Candlewood Property-Phase II, (iii) an undivided 25% interest in an unrecorded second mortgage loan secured by a 91-unit residential apartment property located in Orlando, Florida referred to as the Garden Terrace Property-Phase III, and (iv) an unrecorded second mortgage loan secured by a 164-townhome property referred to as the Lake Sycamore Property under development in Cincinnati, Ohio.

Baron Strategic Investment Fund X, Ltd.

     Baron Strategic Investment Fund X, Ltd., an Exchange Hybrid Partnership, was organized as a Florida limited partnership in June 1997, Baron Capital XLIV, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,400 units of limited partnership interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in March 1998. The partnership invested the net proceeds of its offering to acquire (i) a 43.5% limited partnership interest in a limited partnership which holds a fee simple interest in a 72-unit residential apartment property referred to as the Crystal Court Property-Phase I located in Lakeland, Florida, (ii) a 43% limited partnership interest in a limited partnership which holds a fee simple interest in a 91-unit residential apartment property referred to as the Pineview Property located in Orlando, Florida, (iii) an undivided 55% interest in an unrecorded second mortgage loan secured by a 91-unit residential apartment property located in Orlando, Florida referred to as the Garden Terrace Property-Phase III, and
(iv) an undivided 42% interest in an unrecorded second mortgage loan secured by a 41-unit residential apartment property referred to as the Heatherwood Property-Phase II located in Kissimmee, Florida and in three unsecured loans associated with such property.

Baron Strategic Vulture Fund I, Ltd.

     Baron Strategic Vulture Fund I, Ltd., an Exchange Mortgage Partnership, was organized as a Florida limited partnership in April 1996. In May 1996, Baron Capital XXVI, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,800 units of limited partnership interest in the partnership at a purchase price of $500 per unit (gross proceeds of $900,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire an undivided 73.7% interest in three unrecorded second mortgage loans and a 100% interest in an unrecorded second mortgage loan secured by an 81-unit residential apartment property referred to as the Curiosity Creek Property located in Tampa, Florida

Brevard Mortgage Program, Ltd.

     Brevard Mortgage Program, Ltd., an Exchange Mortgage Partnership, was organized as a Florida limited partnership in November 1995. In January 1996, Baron Capital XII, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 575 units of limited partnership interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $575,000). The offering was fully subscribed and closed in April 1996. The partnership invested the net proceeds of its offering to acquire three unrecorded second mortgage loans secured by a 64-unit residential apartment property referred to as the Meadowdale Property located in Melbourne, Florida.

Central Florida Income Appreciation Fund, Ltd.

     Central Florida Income Appreciation Fund, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in April 1993. In July 1994, Baron Capital of Florida, Inc. (formerly named Sigma Financial Capital VI, Inc.), the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,100 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,050,000). The offering was fully subscribed and closed in October 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 56-unit residential apartment property referred to as the Laurel Oaks (formerly Grove Hamlet) Apartment Property located in Deland, Florida.

Florida Capital Income Fund, Ltd.

     Florida Capital Income Fund, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in August 1994. In November 1994, Baron Capital II, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,614 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $807,000). The offering was fully subscribed and closed in June 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 77-unit residential apartment property referred to as the Eagle Lake Apartment Property located in Port Orange, Florida.

Florida Capital Income Fund II, Ltd.

     Florida Capital Income Fund II, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in April 1993. In May 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became general partner of the partnership, which in the first half of 1994 commenced a private offering of 1,840 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $920,000). (The partnership also issued 160 units to four investors in exchange for property interests acquired by them in an unrelated program which was terminated.) The offering was fully subscribed and closed in July 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in a 52-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase I) located in Daytona Beach, Florida.

Florida Capital Income Fund III, Ltd.

     Florida Capital Income Fund III, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in April 1995. In May 1995, Baron Capital VII, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,600 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed in November 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 48-unit residential apartment property referred to as the Bridge Point Apartment Property located in Jacksonville, Florida.

Florida Capital Income Fund IV, Ltd.

     Florida Capital Income Fund IV, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in August 1995. In August 1995, Baron Capital V, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 3,640 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,820,000). The offering was fully subscribed and closed in June 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 144-unit residential apartment property referred to as the Glen Lake Apartment Property located in St. Petersburg, Florida.

Florida Income Advantage Fund I, Ltd.

     Florida Income Advantage Fund I, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in September 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became general partner of the partnership, which in February 1994 commenced a private offering of 940 units of limited partner interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $940,000). The offering was fully subscribed and closed in June 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in a 26-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase III) located in Daytona Beach, Florida.

Florida Income Appreciation Fund I, Ltd.

     Florida Income Appreciation Fund I, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in September 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became the general partner of the partnership, which in February 1994 commenced a private offering of 205 units of limited partner interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $205,000). The offering was fully subscribed and closed in September 1994. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in an 8-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase IV) located in Daytona Beach, Florida.

Florida Income Growth Fund V, Ltd.

     Florida Income Growth Fund V, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in June 1995. In November 1995, Baron Capital XI, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,300 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,150,000). The offering was fully subscribed and closed in February 1997. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 70-unit residential apartment property referred to as the Blossom Corners Apartment Property (Phase I) located in Orlando, Florida.

Florida Opportunity Income Partners, Ltd.

     Florida Opportunity Income Partners, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in December 1994. In May 1995, Baron Capital III, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 800 units of limited partner interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed in December 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 60-unit residential apartment property referred to as the Camellia Court Apartment Property located in Daytona Beach, Florida.

GSU Stadium Student Apartments, Ltd.

     GSU Stadium Student Apartments, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in June 1995. In September 1995, Baron Capital X, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,000 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $1,000,000). The offering was fully subscribed and closed in February 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 60-unit residential apartment property referred to as the Stadium Club Apartment Property located in Statesboro, Georgia.

Lamplight Court of Bellefontaine Apartments, Ltd.

     Lamplight Court of Bellefontaine Apartments, Ltd., an Exchange Hybrid Partnership, was organized as a Florida limited partnership in February 1996. In March 1996, Baron Capital IX, Inc., the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 700 units of limited partner interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $700,000). The offering was fully subscribed and closed in November 1996. The partnership invested the net proceeds of its offering to acquire (i) a 31.7% limited partnership interest in a limited partnership which holds fee simple title to an 80-unit residential apartment property referred to as the Lamplight Court Apartment Property located in Bellefontaine, Ohio and (ii) two unrecorded second mortgage loans secured by such property.

Midwest Income Growth Fund VI, Ltd.

     Midwest Income Growth Fund VI, Ltd., an Exchange Equity Partnership, was organized as a Michigan limited partnership in March 1996. In March 1996, Baron Capital of Ohio III, Inc. (formerly named Sigma Financial Capital VI, Inc.), the general partner of the partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 600 units of limited partner interest in the partnership at a purchase price of $500 per unit (gross proceeds of $300,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 66-unit residential apartment property referred to as the Brookwood Way Apartment Property located in Mansfield, Ohio.

Realty Opportunity Income Fund VIII, Ltd.

     Realty Opportunity Income Fund VIII, Ltd., an Exchange Equity Partnership, was organized as a Florida limited partnership in April 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became general partner of the partnership, which in February 1994 commenced a private offering of 944 units of limited partner interest in the partnership at a purchase price of $1,000 per unit (gross proceeds of $944,000). The offering was fully subscribed and closed in June 1994. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in a 30-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase II) located in Daytona Beach, Florida.

                                 Appraisal Table

     In the Exchange Offering, each Limited Partner in an Exchange Partnership will be given the option to acquire Operating Partnership Units in exchange for all limited partnership units held by the Limited Partner in the partnership. Set forth in the table below is the following information in respect of each Exchange Equity Partnership, Exchange Mortgage Partnership and Exchange Hybrid
Partnership: (i) the name of the partnership, its respective Corporate General Partner (wholly owned and controlled, along with the Managing Shareholder, by Mr. McGrath), and the residential apartment property or properties in which the partnership owns a direct or indirect interest, (ii) the number of outstanding limited partnership units in the partnership, (iii) the appraised value of the partnership based on property appraisals prepared by an independent appraisal firm and other considerations, (iv) the aggregate number of Operating Partnership Units being offered to all Limited Partners in the partnership (and their initial dollar value), (v) the number of Operating Partnership Units being offered to each Limited Partner in the partnership per $1,000 of original investment in the partnership (and their initial dollar value), and (vi) the percentage of Units offered to limited partners in each Exchange Partnership in relation to Units offered to limited partners in all Exchange Partnerships participating in the initial transactions of the Exchange Offering.

                                 APPRAISAL TABLE

                                                                               Residential
                                                                               Apartment                  Number         Appraised
                                                                                Property                    of            Value of
Exchange Equity Partnerships                  General Partner                   Involved                Investors       Partnership
- ----------------------------                  ---------------                   --------                ---------       -----------
Baron Strategic Investment Fund II, Ltd.      Baron Capital XXXI, Inc.        Steeplechase                  16            $876,060

Central Florida Income Appreciation           Baron Capital of Florida, Inc.  Laurel Oaks (formerly         51          $1,252,750
  Fund, Ltd.                                                                    Grove Hamlet)

Florida Capital Income Fund, Ltd.             Baron Capital II, Inc.          Eagle Lake                    31            $886,890

Florida Capital Income Fund II, Ltd.          Baron Capital IV, Inc.          Forest Glen I                 38          $1,171,690

Florida Capital Income Fund III, Ltd.         Baron Capital VII, Inc.         Bridge Point                  32            $885,030

Florida Capital Income Fund IV, Ltd.          Baron Capital V, Inc.           Glen Lake                     60          $2,270,600

Florida Income Advantage Fund I, Ltd.         Baron Capital IV, Inc.          Forest Glen III               46          $1,094,340

Florida Income Appreciation Fund I, Ltd.      Baron Capital IV, Inc.          Forest Glen IV                13           $ 237,780

Florida Income Growth Fund V, Ltd.            Baron Capital XI, Inc.          Blossom Corners I             49          $1,254,750

Florida Opportunity Income Partners, Ltd.     Baron Capital III, Inc.         Camellia Court                29            $840,000

GSU Stadium Student Apartments, Ltd.          Baron Capital X, Inc.           Stadium Club                  38          $1,050,000

Midwest Income Growth Fund VI, Ltd.           Baron Capital of Ohio           Brookwood Way                 7             $305,130
                                                 III, Inc.

Realty Opportunity Income Fund VIII, Ltd.     Baron Capital IV, Inc.          Forest Glen II                45          $1,111,080

                                                                                                      Percentage of Units
                                                                                                      Offered to LP's in
                                                                            No. of Units Offered        Partnership in
                                                     Aggregate No.              To Each LP            relation to Units
                                                  of Units Offered to          per $1,000 of             Offered to
                                                 All Limited Partners       Original Investment       all LP's in all
Exchange Equity Partnerships                   (initial dollar  value)*   (initial dollar value)*      Partnerships
- ----------------------------                   ------------------------   -----------------------    ------------------
Baron Strategic Investment Fund II, Ltd.            87,606 ($876,060)           102 ($1,020)                 3.65%

Central Florida Income Appreciation                125,275 ($1,252,750)         101 ($1,010)                 5.21%
  Fund, Ltd.

Florida Capital Income Fund, Ltd.                   88,689 ($886,890)           102 ($1,020)                 3.69%

Florida Capital Income Fund II, Ltd.               117,169 ($1,171,690)         102 ($1,020)                 4.88%

Florida Capital Income Fund III, Ltd.               88,503 ($885,030)           105 ($1,050)                 3.68%

Florida Capital Income Fund IV, Ltd.               227,060 ($2,270,600)         123 ($1,230)                 9.45%

Florida Income Advantage Fund I, Ltd.              109,434 ($1,094,340)         101 ($1,010)                 4.56%

Florida Income Appreciation Fund I, Ltd.            23,778 ($237,780)           101 ($1,010)                  .99%

Florida Income Growth Fund V, Ltd.                 125,475 ($1,254,750)         105 ($1,050)                 5.22%

Florida Opportunity Income Partners, Ltd.           84,000 ($840,000)           105 ($1,050)                 3.50%

GSU Stadium Student Apartments, Ltd.               105,000 ($1,050,000)         117 ($1,170)                 4.37%

Midwest Income Growth Fund VI, Ltd.                 30,513 ($305,130)           102 ($1,020)                 1.27%


Realty Opportunity Income Fund VIII, Ltd.          111,108 ($1,111,080)         102 ($1,020)                 4.63%


- ----------

* The number of Units being offered in the Exchange Offering in respect of each Exchange Equity Partnership and each Exchange Hybrid Partnership (to the extent of its direct or indirect equity interest in a property) takes into account, among other considerations, the estimated appraised valuation and operating history of the property and the current principal balance of first mortgage and other indebtedness to which the property is subject. The number of Units being offered in the Exchange Offering in respect of each Exchange Mortgage Partnership and each Exchange Hybrid Partnership (to the extent of its mortgage interest in a property and other debt interests) takes into account the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness and the debtor's repayment history and current net equity interest in such property. For purposes of the Exchange Offering, each Unit has been assigned an initial value of $10.00. See "THE EXCHANGE OFFERING."

                                                                               Residential
                                                                               Apartment              Number           Appraised
                                                                                Property                of              Value of
Exchange Equity Partnerships                  General Partner                   Involved            Investors         Partnership
- ----------------------------                  ---------------                   --------            ---------         -----------
Baron Strategic Investment Fund, Ltd.        Baron Capital XXXII, Inc.        Blossom Corners II        42                $959,000
                                                                              Lake Sycamore

Baron Strategic Investment Fund IV, Ltd.     Baron Capital XVII, Inc.         Country Square I          43              $1,306,800

Baron Strategic Investment Fund V, Ltd.      Baron Capital XL, Inc.           Candlewood II             56              $1,246,000
                                                                              Curiosity Creek
                                                                              Sunrise I

Baron Strategic Investment Fund VIII,        Baron Capital XLIV, Inc.         Heatherwood II            43              $1,248,000
  Ltd.                                                                        Lake Sycamore
                                                                              Longwood I

Baron Strategic Vulture Fund I, Ltd.         Baron Capital XXVI, Inc.         Curiosity Creek           42                $944,000

Brevard Mortgage Program, Ltd.               Baron Capital XII, Inc.          Meadowdale                23                $599,000


Exchange Hybrid Partnerships


Baron Strategic Investment Fund VI, Ltd.     Baron Capital XXXI, Inc.         Candlewood II             43              $1,237,000
                                                                              Country Square I
                                                                              Garden Terrace III
                                                                              Pineview

Baron Strategic Investment Fund IX, Ltd.     Baron Capital LXII, Inc.         Candlewood II             51              $1,230,000
                                                                              Crystal Court I
                                                                              Garden Terrace III
                                                                              Lake Sycamore

Baron Strategic Investment Fund, X, Ltd.     Baron Capital LXIV, Inc.         Crystal Court I           57              $1,236,000
                                                                              Garden Terrace III
                                                                              Heatherwood II
                                                                              Pineview

Lamplight Court of Bellefontaine             Baron Capital IX, Inc.           Lamplight Court           27                $780,980
  Apartments, Ltd.
                                                                                                    --------------------------------
                                                                              TOTAL:                   882             $24,022,880


                                                                                                      Percentage of Units
                                                                                                      Offered to LP's in
                                                                           No. of Units Offered         Partnership in
                                                     Aggregate No.              To Each LP           relation to Units
                                                  of Units Offered to          per $1,000 of              Offered to
                                                 All Limited Partners       Original Investment         all LP's in all
Exchange Equity Partnerships                   (initial dollar  value)*   (initial dollar value)*         Partnerships
- ----------------------------                   ------------------------   -----------------------    ------------------


Baron Strategic Investment Fund, Ltd.                 95,900 (959,000)         104 ($1,040)                  3.99%


Baron Strategic Investment Fund IV, Ltd.          130,680 ($1,306,800)         103 ($1,030)                  5.44%

Baron Strategic Investment Fund V, Ltd.           124,600 ($1,246,000)         104 ($1,040)                  5.19%



Baron Strategic Investment Fund VIII,             124,800 ($1,248,000)         104 ($1,040)                  5.12%
  Ltd.


Baron Strategic Vulture Fund I, Ltd.                 94,400 ($944,000)         105 ($1,050)                  3.93%

Brevard Mortgage Program, Ltd.                       59,900 ($599,000)         104 ($1,040)                  2.49%


Exchange Hybrid Partnerships


Baron Strategic Investment Fund VI, Ltd.          123,700 ($1,237,000)         103 ($1,030)                  5.15%




Baron Strategic Investment Fund IX, Ltd.          123,000 ($1,230,000)         103 ($1,030)                  5.12%




Baron Strategic Investment Fund, X, Ltd.          123,600 ($1,236,000)         103 ($1,030)                  5.15%




Lamplight Court of Bellefontaine                     78,098 ($780,980)         112 ($1,120)                  3.25%
  Apartments, Ltd.
                                             ------------------------                                     -------
                                               2,402,288 ($24,022,880)                                     100.00%

                             SUMMARY OF RISK FACTORS

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see "RISK FACTORS" below.

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates exchanges in respect of all Exchange Partnership Units initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units being offered in the Exchange Offering have not yet been finally determined. In addition, to date, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) and collectively own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership, and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, Unitholders in the Operating Partnership and limited partners in the Exchange Partnerships. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and mortgage and other debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods:

     the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage or other debt interests in properties will be based upon independent appraisals of the replacement cost new of the respective property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, the current principal balance of such interests, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), the Original Investors and their respective affiliates, including certain affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with affiliates of the Managing Shareholder. See "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions and improvements, in turn, may limit cash available for distribution to Shareholders and Unitholders. See "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See "FEDERAL INCOME TAX CONSIDERATIONS."

o    Under certain circumstances described at "FEDERAL INCOME TAX CONSIDERATIONS
     - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which issuance in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering ("Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partners are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for Exchange Partnership Units. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and Exchange Hybrid Partnerships for direct or indirect equity interests in properties and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on substantially the same terms and conditions as his original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                   TAX STATUS

The Operating Partnership

     No ruling has been or will be sought from the IRS as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Code, the Regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, Tax Counsel has relied on the following factual representations made by the Operating Partnership and the Trust, as its General Partner:

     o The Operating Partnership has not, and will not, elect to be treated as an association taxable as a corporation;

     o The Operating Partnership has been and will continue to be operated in accordance with (i) all applicable partnership statutes, (ii) the Agreement of Limited Partnership of the Operating Partnership, and
          (iii) the description in this Prospectus;

     o At least 22% in value of all of the assets of the Operating Partnership shall always consist of assets other than those described in Section 351(e)(1) of the Code; and

     o The Operating Partnership will be operated so as to avoid treatment as a publicly-traded partnership as set forth in Section 7704 of the Code and applicable Regulations thereunder.

     Under Section 7704 of the Code, certain "publicly-traded" partnerships are treated as corporations for federal tax purposes. A partnership is a publicly-traded partnership when interests in the partnership are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under Code Section 7704(c), a publicly-traded partnership will nevertheless be treated as a partnership for tax purposes if 90% or more of its gross income consists of passive-type income, such as interest, dividends, real property rents and gain from the sale or other disposition of real property, and the partnership would not be treated as a regulated investment company were it a domestic corporation. A domestic corporation generally will be treated as a regulated investment company only if it is required to be registered under the Investment Company Act of 1940 (the "1940 Act").

     Under Regulation Section 1.7704-1, interests in a partnership are generally considered readily tradable on a secondary market or the substantial equivalent thereof if (a) such interests are regularly quoted by any person, such as a broker or dealer, making a market in the interests, (b) any person makes available to the public bid or offer quotes with respect to such interests and stands ready to effect, buy or sell transactions at the quoted prices for itself or on behalf of others, (c) the holder of an interest has a readily available, regular and on-going opportunity to dispose of his interest through a public means of obtaining or providing information of offers to buy, sell or exchange such interests, or (d) prospective buyers and sellers have the opportunity to buy, sell or exchange interests in a time frame and with the regularity and continuity that the existence of a secondary market would provide.

     The Operating Partnership and the Trust have represented to special tax counsel that the Units of the Operating Partnership will not be traded on an established securities market. Additionally, the Operating Partnership and the Trust have further represented that, at all times throughout the existence of the Operating Partnership, at least 90% or more of the Operating Partnership's gross income will consist of passive-type income, and the Operating Partnership will not be required to register under the 1940 Act. Special tax counsel has relied on such representations in rendering its opinion that the Operating Partnership will be classified as a partnership for federal income tax purposes.

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his Units) or taxable capital gain (after the
Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by an Exchange Limited Partner of a limited partnership interest ("Exchange Partnership Units") to the Operating Partnership in exchange for Operating Partnership Units (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Exchange Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Exchange Limited Partner's aggregate adjusted basis in his Exchange Partnership Units at the time of the Exchange and provided that none of the exceptions to non-recognition of gain described at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units" apply. Special tax counsel is unable to issue an opinion as to whether or not a particular Exchange Limited Partner will defer recognition of gain upon the Exchange due to the number of factors that must be considered with respect to each Exchange Limited Partner.

     The Offerees will not receive any cash distributions in connection with the Exchange Offering. Whether a particular Exchange Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his adjusted basis in his Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Exchange Limited Partner's adjusted tax basis in his partnership interest at such time, the assets that the Exchange Limited Partner originally contributed to the partnership in exchange for such Exchange Partnership Units, the indebtedness, if any, of the Exchange Partnership in which the Exchange Limited Partner owns an interest at the time of the Exchange, the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange, the Exchange Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange, and the extent to which the Exchange Limited Partner includes in his basis for his Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See "RISK FACTORS - Adverse Consequences of Failure to Qualify as a REIT" and the Cash Offering Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.


                 COMPENSATION OF MANAGING PERSONS AND AFFILIATES

     The Trust is not entitled to receive any compensation for services performed in its capacity as General Partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership, subject to certain limitations described below. The Trust will contribute all net proceeds from the sale of Common Shares in the Cash Offering to the Operating Partnership in exchange for an equivalent number of Units, and as the owner of such Units will have generally the same economic rights and other rights as other Unitholders. See "THE TRUST AND THE OPERATING PARTNERSHIP - The Operating Partnership." The Agreement of Limited Partnership authorizes the Trust to cause the Operating Partnership to issue additional Units to the Unitholders or to third parties or the Trust which have designations, preferences or other special rights that are senior to those of the Unitholders.

     No special fees or commissions were or will be paid to the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) or any affiliates in connection with the Exchange Offering. Broker-dealers who assist the Operating Partnership in consummating the Exchange Offering with individual Offerees who accept the Exchange Offering will be paid as a commission a number of unregistered Common Shares of the Trust equal to 5% of the Units exchanged in the particular transactions as a result of their efforts.

     The following table describes all material fees, compensation, reimbursable expenses and other payments that may be received by the Managing Shareholder, the Independent Trustees and executive officers of the Trust, the Operating Partnership and the Managing Shareholder in exchange for their respective services and expenses incurred in connection with the Cash Offering and preparation of the Prospectus relating thereto, the operation of the Trust and the Operating Partnership and investments investigated, evaluated and consummated by the Trust and the Operating Partnership. The determination of the type and amount of such compensation and payments was not the result of arms'-length negotiation. See "CONFLICTS OF INTEREST."

     The Independent Trustees must determine that organizational and offering expenses payable by the Trust and the Operating Partnership in connection with the formation of the Trust and the Operating Partnership and any offerings of Shares or Units is reasonable and in no event exceeds an amount equal to 15% of the gross proceeds of the particular offering. (See Section 1.9(g) of the Declaration of Trust.)

     The Independent Trustees must determine that the total amount of acquisition fees and expenses payable by the Trust or the Operating Partnership in connection with acquiring its investments is reasonable and in no event exceeds an amount equal to 6% of the purchase price of the subject property, or in the case of a mortgage loan provided or acquired by the Trust or the Operating Partnership, 6% of the funds advanced, unless a majority of the disinterested members of the Board of the Trust and a majority of the disinterested Independent Trustees approve payment of an acquisition fee in excess of such amounts based upon their determination that such fee is commercially competitive, fair and reasonable to the Trust and the Operating Partnership. (See Section 1.9(h) of the Declaration of Trust.)

     The total operating expenses (excluding certain items, including capital raising expenses, interest payments, taxes, non-cash expenditures such as depreciation, and acquisition fees and expenses) of each of the Trust and the Operating Partnership in any fiscal year may not exceed the greater of (i) 2% of the aggregate book value of their respective investments, or (ii) 25% of their respective net income for such year unless the Independent Trustees make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of such operating expenses is justified for such year. (See the _____ bullet point on page _____ of this Prospectus and Section 1.9(i) of the Declaration of Trust.) It is likely that the total operating expenses of the Trust and the Operating Partnership for their initial years of operations will exceed the 2%/25% limitations described above. In August 1998, the Independent Trustees made a finding that such expenses are justified in respect of the first fiscal year of operations on the basis that (i) the Trust and the Operating Partnership are start-up companies which will expand their property interests through acquisitions paid for with net proceeds from the Cash Offering and Units in exchange transactions, including the Exchange Offering, and (ii) significant start-up expenses incurred to cover the acquisition or leasing of equipment, rental obligations and leasehold improvements and salary expenses as a percentage of assets or net income will decrease as operations expand.

     The payment by the Trust and the Operating Partnership of an interest in the gain from the sale of their respective assets, for which full consideration is not paid in cash or property of equivalent value, is allowed provided the amount or percentage of such interest is reasonable. Such an interest is considered reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Shareholders or Unitholders (as applicable), in the aggregate, of an amount equal to 100% of the original issue price of their Shares or Units, plus an amount equal to 6% of the original issue price of their Shares or Units, per annum cumulative. For purposes of this calculation, the original issue price of Shares and Units may be reduced by prior cash distributions to Shareholders and Unitholders, as applicable. (See Section 1.9(ee) of the Declaration of Trust.)

     Additional fees that are not described in this Prospectus which may become payable to affiliated parties for goods and services that may be provided to the Trust or the Operating Partnership in the future will require the approval of a majority of the Independent Trustees.


                        OFFERING AND ORGANIZATIONAL STAGE

Recipient                           Type of Compensation                                       Maximum Amount
- ---------                           --------------------                                       --------------
Managing Shareholder (Baron         Reimbursement for distribution, due diligence and          Not to exceed $250,000
Advisors)                           organizational expenses incurred in connection
                                    with  the  formation  of the  Trust  and the
                                    Operating  Partnership  and  with  the  Cash
                                    Offering  in an  amount  not to exceed 1% of
                                    gross proceeds from the Cash Offering.

Managing Shareholder                Reimbursement for legal, accounting and consulting
                                    fees and filing, recording, printing, postage and          Not to exceed $250,000
                                    other miscellaneous expenses incurred in
                                    connection with the Cash Offering in an amount not
                                    to exceed 1% of gross proceeds from the Cash
                                    Offering.

Baron Capital Properties, Inc.      No compensation will be payable to the Corporate           Reimbursable expenses are expected to
(the Corporate Trustee of the       Trustee for performing services on behalf of the           be limited to the expense of
Trust)                              Trust at the direction of the Managing Shareholder;        operating an office in Delaware
                                    however, reimbursement will be made for reasonable         (approximately  $1,500 per year
                                    expenses incurred on behalf of the Trust which are         initially) as required by the
                                    approved in advance by the Managing Shareholder.           Delaware Act - see "MANAGEMENT -
                                                                                               Corporate Trustee."

Recipient                           Type of Compensation                                       Maximum Amount
- ---------                           --------------------                                       --------------
Managing Shareholder and            The Managing Shareholder and certain affiliates are        Amount of reimbursable expenses
Affiliates                          entitled to be reimbursed by the Trust and the             incurred on behalf of the Trust and
                                    Operating Partnership for all reasonable direct            the Operating Partnership.
                                    expenses incurred on behalf of the Trust and
                                    the Operating  Partnership,  as the case may
                                    be,  including  but not  limited  to  legal,
                                    accounting  and  consulting  fees and  other
                                    expenses,  to the extent those expenses were
                                    incurred   by   them   in    carrying    out
                                    responsibilities  assigned to them under the
                                    Declaration   of  Trust  and  the  Operating
                                    Partnership  Agreement and do not constitute
                                    payment  for   activities   for  which  they
                                    already  receive  a  fee,  compensation  and
                                    reimbursement as described herein.


                         ACQUISITION AND OPERATING STAGE

Managing Shareholder                Reimbursement for expenses incurred prior to and          Not to exceed $1,000,000;
                                    during the Cash Offering for investigating and            (reimbursable expenses paid in
                                    evaluating investment opportunities for the Trust         connection with investment activities
                                    and the Operating Partnership (other than the             plus other acquisition fees and
                                    Exchange Properties) and for assisting them in            expenses may not exceed 6% of the
                                    consummating their investments, in an amount not to       contract purchase price for
                                    exceed 4% of gross proceeds from the Cash Offering;       acquisitions unless the Independent
                                    payable from available net proceeds of the Cash           Trustees determine that the
                                    Offering or as cash flow permits as determined by         transaction is commercially
                                    the Board of the Trust.                                   reasonable).

Managing Shareholder                Annual payment under the Trust Management Agreement       Not to exceed $500,000 per year;
                                    to reimburse it for its operating expenses relating       payable on a monthly basis during the
                                    to the business of the Trust and the Operating            term of the agreement beginning June
                                    Partnership, in an amount not to exceed 1% of gross       1, 1998; at its option the Managing
                                    proceeds of the Cash Offering plus 1% of the              Shareholder may elect to be paid in
                                    initial assigned value of Units issued in                 Common Shares with an equivalent
                                    connection with the Exchange Offering.                    value.

Recipient                           Type of Compensation                                       Maximum Amount
- ---------                           --------------------                                       --------------
Gregory K. McGrath, a founder of    Initial year's compensation                                Payable   in  the  form  of  Common
the Trust and the Operating                                                                    Shares or other  securities  of the
Partnership and Chief Executive                                                                Trust or the Operating  Partnership
Officer of the Trust, the                                                                      in an amount  not to exceed  25,000
Operating Partnership and the                                                                  shares  in  the  initial   year  of
Managing Shareholder                                                                           operations  to be determined by the
                                                                                               Executive Compensation Committee of
                                                                                               the Board of the Trust, plus health
                                                                                               benefits;      thereafter,      his
                                                                                               compensation  and benefits  will be
                                                                                               determined  by  the  committee.  In
                                                                                               exchange   for  an   initial   cash
                                                                                               capital    contribution    to   the
                                                                                               Operating Partnership,  Mr. McGrath
                                                                                               subscribed   for  Units  which  are
                                                                                               exchangeable  (subject  to  certain
                                                                                               escrow  restrictions)  into 9.5% of
                                                                                               the Common Shares outstanding as of
                                                                                               the   earlier   to   occur  of  the
                                                                                               completion of the Cash Offering and
                                                                                               the  Exchange  Offering  or May 14,
                                                                                               1999, calculated on a fully diluted
                                                                                               basis   assuming   that   all  then
                                                                                               outstanding Units (other than those
                                                                                               owned  by  the  Trust)   have  been
                                                                                               exchanged into an equivalent number
                                                                                               of Common Shares.  See "THE TRUST -
                                                                                               Formation Transactions."

Robert S. Geiger, a founder of      Initial annual compensation                                $100,000,  plus health benefits and
the Trust and the Operating                                                                    eligibility  to  participate in any
Partnership and Chief Operating                                                                option  plan  and  bonus  incentive
Officer of the Trust, the                                                                      plan  which may be  implemented  by
Operating Partnership and the                                                                  the     Executive      Compensation
Managing Shareholder                                                                           Committee   of  the  Board  of  the
                                                                                               Trust.  In exchange  for an initial
                                                                                               cash  capital  contribution  to the
                                                                                               Operating  Partnership,  Mr. Geiger
                                                                                               has been  issued  Units  which  are
                                                                                               exchangeable  (subject  to  certain
                                                                                               escrow  restrictions)  into 9.5% of
                                                                                               the Common Shares outstanding as of
                                                                                               the   earlier   to   occur  of  the
                                                                                               completion of the Cash Offering and
                                                                                               the  Exchange  Offering  or May 14,
                                                                                               1999, calculated on a fully diluted
                                                                                               basis   assuming   that   all  then
                                                                                               outstanding Units (other than those
                                                                                               owned  by  the  Trust)   have  been
                                                                                               exchanged into an equivalent number
                                                                                               of Common Shares.  See "THE TRUST -
                                                                                               Formation Transactions."

Recipient                           Type of Compensation                                       Maximum Amount
- ---------                           --------------------                                       --------------
Robert L. Astorino, President -     Initial annual salary                                      $150,000,  plus health benefits and
Properties of the Operating                                                                    eligibility  to  participate in any
Partnership                                                                                    option  plan  and  bonus  incentive
                                                                                               plan  which may be  implemented  by
                                                                                               the     Executive      Compensation
                                                                                               Committee   of  the  Board  of  the
                                                                                               Trust.

Mark L. Wilson, Interim Chief       Initial annual salary                                      $110,000,  plus health benefits and
Financial Officer of the                                                                       eligibility  to  participate in any
Operating Partnership                                                                          option  plan  and  bonus  incentive
                                                                                               plan  which may be  implemented  by
                                                                                               the     Executive      Compensation
                                                                                               Committee   of  the  Board  of  the
                                                                                               Trust.

Mary E. Keane, Vice President -     Initial annual salary                                      $130,000,  plus health benefits and
Accounting and Strategic Planning                                                              eligibility  to  participate in any
of the Operating Partnership                                                                   option  plan  and  bonus  incentive
                                                                                               plan  which may be  implemented  by
                                                                                               the     Executive      Compensation
                                                                                               Committee   of  the  Board  of  the
                                                                                               Trust.

Independent Trustees                Annual fee                                                 $6,000

Baron Capital Properties, Inc.      No compensation will be paid for performing                Reimbursable  expenses are expected
(the Corporate Trustee of the       services on behalf of the Trust at the                     to be  limited  to the  expense  of
Trust)                              direction of the Managing Shareholder;                     operating  an  office  in  Delaware
                                    however, reimbursement will be made for                    (approximately   $1,500   per  year
                                    reasonable expenses incurred on behalf of                  initially)   as   required  by  the
                                    the Trust which are approved in advance by                 Delaware  Act - see  "MANAGEMENT  -
                                    the Managing Shareholder.                                  Corporate Trustee."

Managing Shareholder and            Subject to operational limitations on REITs                The  compensation,   price  or  fee
Affiliates                          for federal income tax purposes, the Trust                 payable must be  comparable  to and
                                    is  authorized to contract with the Managing               competitive  with that charged by a
                                    Shareholder  and  affiliates  to provide goods             third  party  rendering  comparable
                                    and services  other than those specified                   goods  and  services   which  could
                                    herein, but no such contract is contemplated               reasonably be made available to the
                                    at  this  time.   Any  such  contract  would               Trust.
                                    require,   among  other  things,  that  such
                                    persons   be   previously   engaged  in  the
                                    business of providing such goods or services
                                    as  an   ongoing   business   and  that  the
                                    compensation,  price or fee does not  exceed
                                    that specified in the third column.

Recipient                           Type of Compensation                                       Maximum Amount
- ---------                           --------------------                                       --------------
Managing Shareholder and            The Managing Shareholder and certain affiliates            Amount  of  reimbursable   expenses
Affiliates                          are entitled to be reimbursed by the Trust and             incurred on behalf of the Trust and
                                    the Operating Partnership for all reasonable               the Operating Partnership.
                                    direct expenses incurred on behalf of the Trust
                                    or the Operating Partnership, as the case may
                                    be, including but not limited to legal,
                                    accounting and consulting fees and other
                                    expenses, to the extent those expenses were
                                    incurred by them in carrying out
                                    responsibilities assigned to them under the
                                    Declaration of Trust and the Operating
                                    Partnership Agreement and do not constitute
                                    payment for activities for which they already
                                    receive a fee, compensation or reimbursement as
                                    described herein.

                              CONFLICTS OF INTEREST

     The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) will use its best efforts to conduct the affairs of the Trust and the Operating Partnership for the benefit of the Shareholders and Unitholders, respectively. However, the Trust and the Operating Partnership are subject to various conflicts of interest arising out of their relationship with the Managing Shareholder, affiliates of the Managing Shareholder, the Original Investors, the Shareholders and the Unitholders, including but not limited to those described below.

     The Managing Shareholder was formed for the sole purpose of serving as the Managing Shareholder of the Trust. Certain affiliates of the Managing Shareholder, however, have formed, manage or participate in other partnerships or entities which engage in real estate activities and may acquire and/or develop real estate for their own accounts. Affiliates of the Managing Shareholder are corporate general partners of 48 other Delaware or Florida real estate limited partnerships, including the 23 Exchange Partnerships, that were previously organized to invest in separate residential apartment properties and single-family housing and retail projects located in southeastern and mid-western portions of the United States. Of such partnerships, 19 have invested in record title to residential apartment properties or in limited partnership or other equity interests in limited partnerships or other entities which own a direct or indirect equity interest in such type of property, 19 have provided or acquired mortgage loans secured by such type of property, five have invested in second mortgage loans to developers of single-family homes, five have invested in second mortgage loans to developers of condominium projects, two have invested in second mortgage loans to shopping center developers and one has invested in a second mortgage for land for development. Generally, each such program has a separate general partner and involves separate projects or phases of projects which have been separately financed and operated on a "stand-alone" basis. See "MANAGEMENT" and "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER." It is expected that affiliates of the Managing Shareholder will organize similar programs in the future.

     Certain affiliates of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) have sponsored or may sponsor real estate investment limited partnerships which may seek to acquire interests in properties  similar to those which the Trust may seek to acquire.  In  addition, the Trust may attempt to acquire interests in properties from certain partnerships or other entities, including the Exchange Partnerships, managed by affiliates of the Managing Shareholder that directly or indirectly own interests in properties or from investors in such partnerships.

     Furthermore, the Original Investors, Mr. McGrath and Mr. Geiger, serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder and are principal Unitholders in the Operating Partnership. Mr. McGrath is also the sole principal of the Managing Shareholder and of the corporate general partners of the real estate investment limited partnerships described above (including the Exchange Partnerships), certain of which own interests in residential apartment properties in which the Trust and the Operating Partnership may acquire an interest. In addition, affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under second mortgage loans and other debt interests owned by certain of the Exchange Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners. Therefore, individually and collectively the Original Investors have significant influence over the affairs of the Trust, the Operating Partnership and the Exchange Partnerships which may result in decisions that do not fully represent the interests of all Shareholders, Unitholders and Exchange Limited Partners. The Original Investors also have other business interests, including other real estate investments, and will not devote all of their business time to the operations of the Trust and the Operating Partnership.

     In order to eliminate or minimize conflicts of interest among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and their respective affiliates which may arise in such situations, the Trust has adopted provisions in the Declaration which require that at least a majority of the members of the Board be Independent Trustees and that a majority of the Board, and, in certain cases, a majority of the Independent Trustees, approve transactions between the Trust and the Managing Shareholder, a Trustee, any other member of the

Board or any of their respective affiliates. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

     In addition, the Board of the Trust has adopted a policy designed to eliminate or minimize potential conflicts of interest which may arise in respect of investment opportunities which may be presented to the Managing Shareholder, an Independent Trustee, any other member of the Board, an Original Investor or any of their respective affiliates. Under the policy, such parties may pursue for their own account a residential apartment property investment opportunity which may be suitable for the Trust and the Operating Partnership, in accordance with the purposes for which they were organized, only upon fulfillment of the following conditions. First, the requesting party or parties must deliver to the Board of the Trust, at least 60 days prior to the consummation of any such transaction, a written investment proposal identifying the parties to be involved in such transaction, specifying in reasonable detail the proposed terms and conditions of the particular investment opportunity intended to be pursued and granting the Trust and the Operating Partnership a right of first refusal, exercisable within 30 days following the delivery of such proposal, to participate in the proposed transaction in the place of the requesting party or parties, on the terms and conditions specified in the written proposal. In addition, the requesting party or parties either (i) must receive written notice from a majority of the disinterested members of the Board (i.e., those persons who have no other interest in any such transaction beyond their role on the Board), or an authorized representative acting on their behalf, which specifies that the Trust and the Operating Partnership have determined not to participate in the proposed transaction or (y) must have not received from the disinterested members of the Board, or an authorized representative acting on their behalf, written notice, within 30 days following the receipt of such written proposal, which notifies the requesting party or parties that the Trust and the Operating Partnership elect to exercise their right of first refusal to participate in the proposed transaction on the terms and conditions specified in the written proposal.

     The Board of the Trust and the Independent Trustees are responsible for overseeing the policy under the circumstances described above to insure that it is applied fairly to the Trust. However, there can be no assurance that the policies of the Trust and the Operating Partnership will always be successful in eliminating or minimizing the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all Shareholders and Unitholders.

     In certain cases, the management of the Managing Shareholder and its affiliates is identical. For example, the Chief Executive Officer, sole stockholder and sole director of the Managing Shareholder is Gregory K. McGrath, who is also the President, sole director and sole shareholder of each of the corporate general partners of the investment programs referred to in the second paragraph of this section. See "MANAGEMENT." As a result, the activities of other investment programs organized by affiliates of the Managing Shareholder may also result in conflicting demands upon the time and effort of the management of the Managing Shareholder in the performance of its duties to the Trust and the Operating Partnership. However, the Managing Shareholder will devote as much attention to the activities of the Trust and the Operating Partnership as is reasonably necessary to manage them.

     In the event that any dispute arises in which the interests of the Trust or the Operating Partnership and any other programs sponsored by the affiliates of the Managing Shareholder diverge, the Trust, if necessary, intends to retain separate counsel for each party with an adverse interest.

     The Managing Shareholder, the Original Investors and certain affiliates are entitled under the Declaration of Trust and other agreements to receive compensation, payments and reimbursements discussed in this Prospectus. Such compensation generally was not determined through a process of arm's-length bargaining. The amounts payable and terms of such transactions may not necessarily be determined by reference to costs to the Managing Shareholder, the Original Investors or such affiliates, independent appraisals or comparable third party transactions. As a result, the compensation or terms may not reflect the fair market value of the services rendered or to be rendered to the Trust or the Operating Partnership by the Managing Shareholder, the Original Investors or affiliates or the value of the property acquired or disposed of.

     In addition, the level of reimbursable expenses payable to the Managing Shareholder or its affiliates in connection with the organization and operation of the Trust may be greater or less than compensation or reimbursable expenses payable in connection with the organization and operation of the other investment programs sponsored by such affiliates.

     The interests of the Shareholders and Unitholders may be inconsistent in some respects with the interests of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange
Partnership, by Mr. McGrath). The Managing Shareholder and certain of its affiliates, by reasons of their interests in the Trust and their receipt of compensation and reimbursable expenses from the Trust, have and will have potential conflicts of interest in connection with their performance of certain activities. For example, a transaction such as a sale of the property of the Trust or the Operating Partnership may produce an economic benefit for the Managing Shareholder and/or an Affiliate but adverse tax consequences for the Shareholders and Unitholders. Also, circumstances may arise where termination of business by the Trust or the Operating Partnership may be advantageous to the Managing Shareholder and/or affiliates, while continuation of the Trust and/or the Operating Partnership might be advantageous to the Shareholders and the Unitholders.

     The Declaration of Trust and the Operating Partnership Agreement provide that the Trust and the Operating Partnership will indemnify the Managing Shareholder, Independent Trustees, other members of the Board of the Trust and each of their respective affiliates and their respective officers, directors, shareholders, partners, agents and employees against certain liabilities, and the availability of such indemnification could affect the actions of such indemnified parties. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification" and "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES - Liability and Indemnification."

     The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) intends to utilize the services of certain suppliers of goods and services for the Trust and the Operating Partnership that have previously provided goods or services to prior investment programs organized by affiliates of the Managing Shareholder. While such providers of goods and services are unaffiliated with the Managing Shareholder, the existence of previous business relationships may affect the ability of the Managing Shareholder to independently represent the interests of the Trust and the Operating Partnership with respect to such providers of goods and services in light of such other business relationships. While the Managing Shareholder believes that it has represented and will continue to represent the interests of the Trust and the Operating Partnership and believes that there are benefits to utilizing the services of parties with whom the Managing Shareholder has previous experience, Offerees who are concerned about such potential conflicts are advised to request further information from the Managing Shareholder and to independently evaluate such relationships.

     No independent representation has been provided to Offerees to negotiate the terms of the Exchange Offering on behalf of the Offerees, and each Offeree should seek independent advice and counsel before deciding whether to accept the Exchange Offering. However, independent appraisal firms have been retained to prepare appraisals of each Exchange Property, and the exchange value to be offered by the Operating Partnership for each limited partnership interest to be acquired in the Exchange Offering will be based on such appraisals and other considerations. In addition, the Trust has incorporated into the Declaration of Trust substantially all of the guidelines of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. Such guidelines have been adopted by the securities administrators of numerous states in which the Cash Offering and the Exchange Offering are being made and are designed to protect individual investors in REITs. The provisions of the Declaration of Trust which conform to such guidelines set forth certain guidelines, limitations and restrictions on the Cash Offering and the Exchange Offering and the operations of the Trust and the Operating Partnership. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

     While potential conflicts of interest, including those described herein, may not be entirely eliminated, the Trust believes that any actual conflicts that may arise will not materially affect the obligation of the Managing Shareholder, the Independent Trustees, and any other members of the Board to act in the best interests of the Trust and the Operating Partnership and their Shareholders and Unitholders. See "FIDUCIARY RESPONSIBILITY" and "RISK FACTORS."

                            FIDUCIARY RESPONSIBILITY

     The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), the Trustees and other members of the Board of the Trust are deemed to be in a fiduciary relationship to the Trust and the Operating Partnership and their Shareholders and Unitholders, respectively, and consequently must exercise good faith and integrity in handling the affairs of the Trust and the Operating Partnership. The Trustees and other members of the Board of the Trust also have a fiduciary duty to the Shareholders and Unitholders to supervise the relationship  of the  Trust  and the  Operating  Partnership  with the  Managing
Shareholder. Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners (i.e., class action) to recover damages for a breach by a general partner of its fiduciary duty, or on behalf of the partnership (i.e., partnership derivative action) to recover damages from third parties. Certain recent cases decided by the Federal courts may also be construed to support the right of a limited partner to bring such actions under Rule 10b-5 issued under the Securities Act of 1933, as amended, for the recovery of damages (including losses incurred in connection with the purchase or sale of a partnership interest) resulting from a breach by a managing entity of its fiduciary duty.

     The foregoing summary is based on statutes, rules and decisions as of the date of this Prospectus and involves a rapidly developing and changing area of the law. Investors who believe that a breach of fiduciary duty by the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), an Independent Trustee or any other member of the Board has occurred or who have questions concerning the duties of such persons should consult with their own counsel.

     The Declaration of Trust and the Operating Partnership Agreement provide that the Trust and the Operating Partnership, respectively, will indemnify the Managing Shareholder, the Independent Trustees, other members of the Board and their respective affiliates and their respective officers, directors, shareholders, partners, agents and employees against liability arising out of the management of the Trust and the Operating Partnership within the scope of the Declaration of Trust and the Operating Partnership Agreement, as the case may be, unless negligence or misconduct is involved. As a result of these indemnification arrangements, Offerees who accept the Exchange Offering and Shareholders of the Trust have more limited rights of action than they would have absent the limitations in the Declaration of Trust and the Operating Partnership Agreement. The exculpatory provisions do not include indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), unless (i) there has been a successful adjudication on the merits of each claim involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made. In addition, the exculpatory provisions do not include indemnification for liabilities arising from or out of intentional or criminal wrongdoing. See Section 3.7(b) of the Declaration of Trust. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Managing Shareholder, the Independent Trustees, other members of the Board and their respective affiliates and their respective officers, directors, shareholders, partners, agents and employees pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

     The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) is not permitted to commingle any funds of the Trust or the Operating Partnership with its own funds or the funds of any other person. The Trust and the Operating Partnership are expressly prohibited from making any loans to the Managing Shareholder. The Trust and the Operating Partnership may borrow money from the Managing Shareholder, but only on terms which are competitive with those offered by unrelated lending institutions.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements, including statements regarding, among other items: (i) the anticipated business strategies of the Trust and the Operating Partnership and (ii) the intention of the Trust and the Operating Partnership to acquire property interests in exchange for cash proceeds the Trust receives from the Cash Offering and contributes to the Operating Partnership, Common Shares or Preferred Shares of the Trust, loan proceeds from any debt financings they may effect, any available net operating revenue of the Operating Partnership, and Units of the Operating Partnership in connection with the Exchange Offering and other possible transactions. Actual results could differ materially from those projected in the forward-looking statements as a result of any number of factors discussed elsewhere in this Prospectus, including, without limitation, under the captions "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP," "SUMMARY OF RISK FACTORS," "RISK FACTORS," "TAX STATUS," "CONFLICTS OF INTEREST," "THE EXCHANGE OFFERING," "MANAGEMENT," "THE TRUST AND THE OPERATING PARTNERSHIP," "INVESTMENT OBJECTIVES AND POLICIES," "INITIAL REAL ESTATE INVESTMENTS," "FEDERAL INCOME TAX CONSIDERATIONS," "SUMMARY OF DECLARATION OF TRUST," and "TERMS OF THE OFFERING."

     When used in this Prospectus the words "anticipate," "expect," "estimate," "intend," "believe," "project," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated, intended, believed or projected. Among the key factors that may have a direct bearing on the business, financial condition and results of operations of the Trust and the Operating Partnership are the effects of risks associated with (i) changes in the competitive marketplace for acquisitions of interests in residential apartment properties, (ii) changes in the performance of the operations of properties in which the Trust and the Operating Partnership acquire an interest, and (iii) the volatility of the trading market for the Common Shares and general economic conditions. The Trust and the Operating Partnership assume no obligation to update such forward-looking statements or to advise of changes in the assumptions and factors on which they are based. Given these uncertainties, Offerees are cautioned not to place undue reliance on such forward-looking statements.


                                  RISK FACTORS

     Offerees should carefully consider the following material risk factors, in addition to the other information set forth in this Prospectus, in connection with the Exchange Offering, an investment in the Units being offered hereby and Common Shares in the Trust and the proposed operations of the Trust and the Operating Partnership. See also "SUMMARY OF RISK FACTORS" above.

     Unless the context otherwise requires, the term "Trust" as used herein shall collectively refer to Baron Capital Trust and its affiliate, Baron Capital Properties, L.P., which is making the Exchange Offering pursuant to this Prospectus and which will conduct the real estate operations of the Trust and hold its property interests.

Arbitrary Offering Price

     The offering price of $10.00 per Common Share in the Cash Offering and the equivalent initial value given to each Unit to be issued in the Exchange Offering have been arbitrarily established by the Trust, and do not necessarily represent a price at which the Common Shares or Units could be resold, if at all. See " - Limited Marketability of Units and Common Shares."

No Separate Representation of Offerees

     The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering. As described herein at "THE EXCHANGE

OFFERING - Exchange Property Appraisals," appraisals of the fair market value and replacement cost new of each of the Exchange Properties to be involved in the initial transactions of the Exchange Offering have been prepared by qualified independent appraisal firms. Offerees should note, however, that appraisals are only opinions of value or replacement cost and cannot be relied upon as measures of realizable value or replacement cost. The amount that a beneficial owner of an Exchange Property might realize from a sale thereof may be more or less than estimates of the value considered by the appraiser, depending upon condition of the property, current and anticipated uses and zoning, financial, economic, market and other considerations that may affect a property's value.

Offerees May Not Have Information Available to Evaluate
Property Interests to be Acquired by the Operating Partnership,
Prior to Decision Whether to Accept the Exchange Offering

     In the Exchange Offering, the Operating Partnership will offer to issue registered Operating Partnership Units in exchange for limited partnership interests in limited partnerships which directly or indirectly own equity or debt interests in residential apartment properties. If acquisitions are consummated in respect of all Exchange Partnership Units initially targeted in the Exchange Offering, the partnership interests acquired will have a purchase price totaling approximately $24,022,880, comprised of Units to be issued with an initial assigned value of such amount. The property interests to be acquired with the balance of the Units to be offered in the Exchange Offering have not yet been finally determined. The Trust intends to investigate other investment opportunities for the Exchange Offering, including property interests held by unaffiliated owners and certain other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath).

     The Operating Partnership will use a significant portion of the net cash proceeds of the Trust's Cash Offering to acquire interests in residential apartment properties or interests in other partnerships substantially all of whose assets consist of direct or indirect interests in residential apartment property. As of the date of this Prospectus, $2,982,293 of the net cash proceeds of the Cash Offering (out of gross proceeds of approximately $___________) have been used to acquire beneficial ownership of four properties and to make capital contributions to 20 real estate limited partnerships, including certain of the Exchange Partnerships, in exchange for limited partnership interests therein. For a description of the acquired property interests, see "INITIAL REAL PROPERTY INVESTMENTS - The Acquired Properties." None of the remaining net proceeds and future net proceeds have been committed to specific properties. Although the Operating Partnership has several investment opportunities under review for the application of such proceeds, none of such potential opportunities has developed beyond the negotiating stage. The Operating Partnership may direct a substantial portion of the proceeds to investment opportunities that have not been designated in this Prospectus, as it may be amended or supplemented from time to time, and the Operating Partnership may be unable to or may decline to apply the proceeds to any specific investments that may be described in this Prospectus or any amendments or supplements thereto.

     As a result of the foregoing, prior to deciding whether to accept the Exchange Offering, Offerees may not have available sufficient information to evaluate acquisitions of property interests by the Operating Partnership using available net cash proceeds of the Cash Offering, available operating cash flow or Units or other securities of the Trust or the Operating Partnership. In addition, Offerees will not have any vote in the selection of investments in property interests by the Trust or the Operating Partnership after they accept the Exchange Offering. Consequently, Offerees will be relying upon the judgment of the management of the Trust and the Operating Partnership for such decisions. The actual number of properties in which the Operating Partnership will acquire an interest will depend upon the number of suitable investment opportunities available, the amount of net proceeds from the Cash Offering and operating cash flow the Operating Partnership has available to invest, the willingness of Offerees in the Exchange Offering and other sellers to accept Operating Partnership Units or other securities in exchange for their property interests, and the amount of funds and number of securities required for each investment opportunity. See "RISK FACTORS," "MANAGEMENT," "THE TRUST AND THE OPERATING PARTNERSHIP," "INVESTMENT OBJECTIVES AND POLICIES" and "INITIAL REAL ESTATE INVESTMENTS."

Possible Adverse Influence of Original Investors

     Mr. McGrath and Mr. Geiger, the Original Investors in the Operating Partnership, each own an amount of Operating Partnership Units which are exchangeable (with certain escrow restrictions described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions") into 9.5% of the Common Shares outstanding as of the earlier to occur of the completion of the offerings or May 14, 1999 (up to 601,080 Common Shares out of total maximum outstanding of 6,327,160 Common Shares), calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. Under the Declaration of Trust, no other Shareholder or Unitholder may hold more than 5% of the beneficial interest in the Trust. Although a majority of the members of the Board of the Trust will be unaffiliated Independent Trustees as required under the Declaration of Trust, Mr. McGrath serves as the Chief Executive Officer of the Trust and the Operating Partnership and is the Chief Executive Officer, sole stockholder and sole director of the Managing Shareholder and the sole principal of the Corporate General Partners of the Exchange Partnerships, and Mr. Geiger serves as Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder. See "MANAGEMENT." Although there is no agreement, understanding or arrangement for such individuals to act together in any manner, they are in a position to exercise significant influence over the affairs of the Trust, the Operating Partnership and the Managing Shareholder if they were to act together in the future. In addition, affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under second mortgage loans and other debt interests owned by certain of the Exchange Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners. Accordingly, the Original Investors have significant influence over the affairs of the Trust, the Operating Partnership, the Managing Shareholder and the Exchange Partnerships which may result in decisions that do not fully represent the interests of all Shareholders, Unitholders and Exchange Limited Partners. See "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with Respect to Certain Activities - Conflict of Interest Policies."

Conflicts of Interest

     The Operating Partnership is subject to conflicts of interest arising out of its relationship to the Trust, the Managing Shareholder, affiliates of the Managing Shareholder, the Original Investors, Shareholders, the Exchange Partnerships and Offerees in the Exchange Offering and other sellers of property interests who receive Units in exchange for their property interests. For example, Mr. McGrath, a founder of the Trust and the Operating Partnership and the sole principal of the Managing Shareholder, is also the sole principal of the corporate general partners of numerous real estate investment limited partnerships (including the Exchange Partnerships involved in the Exchange Offering) which own interests in residential apartment properties in which the Trust and the Operating Partnership may acquire an interest. In addition, affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under second mortgage loans and other debt interests owned by certain of the Exchange Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.
Moreover, certain affiliates of the Managing Shareholder controlled by Mr. McGrath have sponsored and/or managed, or may in the future sponsor and/or manage, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership may seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, the Trust and the Operating Partnership may attempt to acquire interests in properties from certain other partnerships managed by affiliates of the Managing Shareholder that directly or indirectly own interests in properties or from investors in such partnerships.

     Furthermore, as described above at " - Possible Adverse Influence of Original Investors," the Original Investors, Mr. McGrath and Mr. Geiger, serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder and have made an initial capital contribution to the Operating
Partnership in exchange for a significant number of Units. Therefore, individually and collectively they will have significant influence over the affairs of the Trust, the Operating Partnership, the Managing Shareholder and the Exchange Partnerships which may result in decisions that do not fully represent the interests of all Shareholders, Unitholders and Exchange Limited

Partners. Exchange Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them.

     The Trust has adopted certain policies designed to eliminate or minimize conflicts of interest. These policies include provisions in the Declaration of Trust which require that (i) at least a majority of the members of the Board of the Trust be Independent Trustees and (ii) a majority of the Board, and, in certain cases, a majority of the Independent Trustees, approve transactions between the Trust or the Operating Partnership and the Managing Shareholder, any other member of the Board of the Trust, or any of their respective affiliates, including the Exchange Partnerships. In addition, the Board of the Trust has adopted a policy which restricts the Managing Shareholder, an Independent Trustee, any other member of the Board, an Original Investor or any of their respective affiliates from pursuing for their own account any residential apartment property investment opportunity which may be suitable for the Trust and the Operating Partnership unless the Trust and the Operating Partnership have first been given a right of first refusal to participate in the opportunity. See "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with Respect to Certain Activities - Investment Policies" and " -Conflict of Interest Policies."

     However, there can be no assurance that these policies will always be successful in eliminating the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all Shareholders and Unitholders. While the conflicts of interest cannot be eliminated, the Trust and the Operating Partnership believe that any actual conflicts will not materially affect the obligation of the Managing Shareholder, the Board and the Independent Trustees to act in the best interests of the Trust, the Shareholders, the Operating Partnership and the Unitholders. See "CONFLICTS OF INTEREST."

No Assurance of Successful Performance of
Partnership Interests to be Acquired in Exchange Offering

     The annual rate of return on investment for 1997 and for the first nine months of 1998 generated by the Exchange Partnerships, which are the initial acquisition candidates involved in the Exchange Offering, ranged between zero and ten percent. The annual rate of return on investment for those periods generated by other real estate partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) ranged between zero and twelve percent. Distributions were not made during these periods by certain of the Exchange Partnerships because (i) certain apartment units were withdrawn from the rental market, and net available cash flow was applied, to prepare them for sale as individual condominium units (which plan was later abandoned) or to convert them from long-term rentals to short-term corporate rentals or (ii) net available cash flow was applied to pay certain expenses in connection with the Cash Offering and the Exchange Offering. There can be no assurance that future operations of the Exchange Partnerships or any other property investments in which the Operating Partnership or the Trust acquires a limited partnership or other interest in connection with the Exchange Offering or other transactions will be profitable or that Shareholders who acquire Common Shares in the Cash Offering and Offerees who accept the Exchange Offering will experience returns, if any, comparable to or in excess of those experienced by investors in certain of the Exchange Partnerships or in certain other real estate limited partnerships managed by affiliates of the Managing Shareholder. There is also no assurance that the current returns of the Exchange Partnerships will be achieved by the Operating Partnership after completion of the Exchange Offering or will be higher than the current returns of other partnerships which may participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

Potential Loss of Future Appreciation on Exchange Properties

     In the absence of the consummation of the Exchange Offering, the investment held by an Exchange Partnership in respect of an Exchange Property might appreciate in value and might be able to be sold at a later date for more consideration in favor of the Exchange Limited Partners in such partnership than they would receive under the terms and conditions of the Exchange Offering.

Investors in Successful Exchange Partnerships Could Lose
Advantage by Combining with Less Successful Exchange Partnerships

     In connection with the Exchange Offering, Exchange Limited Partners are being offered the opportunity to exchange their existing limited partnership units in their respective Exchange Partnership for Operating Partnership Units. The number of Operating Partnership Units being offered for an interest in a particular Exchange Partnership has an initial assigned value in the range of 101% to 123% of the amount of an Offeree's original investment in his Exchange Partnership. For purposes of the Exchange Offering, the Units have been assigned an initial value of $10 per unit, which is the price at which the Trust is currently offering Common Shares in its Cash Offering. The value of Units and Common Shares is linked since holders of Operating Partnership Units, including recipients of Units in the Exchange Offering, may exchange their Units into an equivalent number of Common Shares at any time, subject to certain conditions.

     The number of Units being offered by the Operating Partnership in the Exchange Offering in respect of each Exchange Equity Partnership and each Exchange Hybrid Partnership (to the extent of its direct or indirect equity interest in a property) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the underlying Exchange Partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness and the debtor's repayment history and current net equity interest in such property. By accepting the Exchange Offering, Exchange Limited Partners in Participating Exchange Partnerships which are performing relatively better than other partnerships could lose any such advantage while Exchange Limited Partners in Participating Exchange Partnerships which are performing relatively poorer than the average could correspondingly benefit.

Several Factors Could Have Possible Adverse Effects on Operation of Properties

     The results of operations of the Trust and the Operating Partnership will depend, among other things, upon the quality of opportunities available for investment. It is possible that the properties in which the Trust and the Operating Partnership will acquire an interest will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investment in comparable real estate or other investments. The performance of an investment in the Trust and the Operating Partnership will depend on many factors over which the Trust and the Operating Partnership may have no control, including without limitation the continuation of certain advantageous provisions of federal tax laws, adverse changes in national and local economic conditions, increases in operating costs, adverse local conditions such as decreases in employment or changes in real estate zoning laws and other characteristics of the geographical location of investments of the Trust and the Operating
Partnership, which may reduce the desirability of real estate in the area, excessive building, changes in interest rates, the availability of long-term mortgage funds, changes in federal, state or local government laws, regulations, or policies, changes in tax laws, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust or the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, various uninsurable risks, liabilities in tort (which may exceed insurance coverage), acts of God and other catastrophes, hazardous substances and other environmental problems in respect of investments of the Trust and the Operating Partnership, the availability of financing for operating or capital needs and the management capabilities of the management of the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), the Independent Trustees and other members of the Board of the Trust and their respective affiliates and developers, borrowers and property managers.

     The above factors may also adversely affect the ability of a borrower to meet its repayment obligations to the Trust or the Operating Partnership in connection with mortgage loans that may be provided or acquired by it. In the event of a default under such an obligation, the Trust or the Operating Partnership, as the case may be, may experience substantial delays in enforcing its rights as mortgagee and may incur substantial costs associated with protecting its investment. In certain cases, the Trust or the Operating Partnership may be required to acquire title to a property and thereafter to make substantial improvements or repairs in order to maximize the property's investment potential. In such circumstances, the Trust or the Operating Partnership may be required to attempt to borrow or raise additional funds and may not be able ultimately to recover its investment.

     The Trust or the Operating Partnership may provide or acquire mortgage loans which provide for the repayment of principal, in whole or in part, in lump-sum "balloon" payments. The borrower's ability to make such payments may depend upon its ability to obtain refinancing or sell a particular property securing the loan. There is no assurance that either replacement financing or a sale can be obtained or completed by the borrower. The borrower's ability to refinance or sell its property will depend on general economic conditions, the value of the property and, in the case of a refinancing, upon the financial strength of the borrower. In the event the borrower fails to make any necessary payment upon maturity or scheduled payments as they become due, the Trust or the Operating Partnership may be compelled to institute foreclosure proceedings.

     Each of the Trust and the Operating Partnership expects that mortgage loans it provides or acquires which are secured by residential apartment properties would generally be made on a non-recourse basis under which the other participants in respect of the property would not be responsible for the debt and it would be able to look only to the unencumbered assets of the property and/or other assets of the debtor for repayment. In most cases, mortgage investments made by the Trust or the Operating Partnership are expected to be Junior Mortgages which are subordinated to Senior Mortgages. In that case, in the event of a default on the Senior Mortgage, the Trust or the Operating Partnership may find it necessary to make payments to prevent foreclosure on the Senior Mortgage, without necessarily improving its position with respect to the underlying real property. Failure to make such payments could result in foreclosure on the Senior Mortgage and the extinguishment of the Junior Mortgage held by the Trust or the Operating Partnership. In such event, the entire investment of the Trust or the Operating Partnership in the property could be lost. In addition, non-payment of any Junior Mortgage Loan that may be provided or acquired by the Trust or the Operating Partnership may constitute an event of default to a borrower under the underlying Senior Mortgage Loan(s), and such Senior Mortgage Loan(s) may have to be repaid by the borrower before Shareholders and Unitholders will receive any return on their investment in Common Shares and Units, respectively. Furthermore, Mortgage Loans provided or acquired by the Trust or the Operating Partnership will not be insured or guaranteed by governmental agencies or otherwise.

     If the Trust or the Operating Partnership owns real property directly, it may be on a pari passu basis with other investors. In the event of a default under such an investment, its remedies may be limited by the size of its investment relative to that of other participants.

No Assurance of Avoiding Operating Losses

     There can be no assurance that the Trust or the Operating Partnership will be able to avoid operating losses in the future in respect of properties in which it acquires an interest or that a Shareholder's investment in the Trust or a Unitholder's investment in the Operating Partnership will be recovered. In order for the Trust and the Operating Partnership to make cash distributions to Shareholders and Unitholders from revenue generated by residential apartment properties in which they acquire a direct or indirect equity interest, certain occupancy percentages and rental rates will need to be achieved and expense levels maintained in respect of properties. No assurance can be given that these percentages, rates or expenses can be achieved or maintained. If the properties do not achieve and maintain such occupancy percentages at such rates, the ability to make cash distributions to Shareholders and Unitholders may be eliminated. No assurance can be given that rental increases can be instituted while maintaining acceptable occupancy levels. If the Trust or the Operating Partnership fails to generate sufficient gross income, it may find it necessary to attempt to borrow funds for operating capital or other purposes. The availability of additional financing to the Trust or the Operating Partnership is partially dependent upon general economic conditions, the value of property interests and the financial strength of the Trust and the Operating Partnership. See " - Debt Service Obligations Could Adversely Affect Cash Flow."

     Similarly, in cases where the Trust or the Operating Partnership provides or acquires a mortgage interest in a property, the borrower's ability to repay the mortgage loan will depend on the same factors described above.

Adverse Effects of Under-Performing Mortgage Investments

     The Trust and the Operating Partnership may invest in mortgages, either by providing mortgage financing or acquiring mortgages. Mortgage investments are subject to the risk that borrowers may not be able to make debt service payments or pay principal when due, the risk that the value of the mortgaged property may be less than the amounts owed, and the risk that interest rates payable to the Trust or the Operating Partnership on the mortgages may be lower than its cost of funds. If the Trust or the Operating Partnership invested in mortgages and if any of the above occurred, the ability to make distributions to Shareholders and Unitholders could be adversely affected.

     Any Subordinated Mortgage Loan the Trust or the Operating Partnership may provide or acquire may or may not be recorded. If any particular Mortgage is not recorded, the security interest of the Trust or the Operating Partnership, as the case may be, in such Mortgage would not be perfected and until recorded it would be pari passu (i.e., on an equal basis) with all other unsecured creditors of the borrower, provided, however, the security instrument which will be entered into in connection with any Mortgage Loan proposed to be provided or acquired by the Trust or the Operating Partnership will generally restrict the borrower's ability to enter into a subsequent loan arrangement with third parties which would be senior to or pari passu with the Mortgage to be held by it.

     Subject to certain exceptions, the Trust and the Operating Partnership are authorized to provide or acquire mortgage loans as long as, among other things, the aggregate amount of all mortgage loans outstanding on any particular underlying property, including the loan of the Trust or the Operating Partnership, as applicable, would not exceed an amount equal to 80% of the appraised replacement cost new of the property, without taking into account the deficiencies of the existing improvements as compared to a new building. The Trust and the Operating Partnership have relied upon appraisals performed by independent appraisal firms in respect of the replacement cost new of properties in which Exchange Partnerships involved in the Exchange Offering own a second mortgage interest. In certain cases, the appraised replacement cost new of a property significantly exceeds the appraised value of the property determined under the income approach, the comparison approach and the cost approach (which takes into account deficiencies of the existing improvements compared to a new building).

Valuation of Mortgage Interests to be Acquired May Exceed Actual Value

     Subject to certain exceptions, the Trust and the Operating Partnership are authorized to provide or acquire mortgage loans as long as, among other things, the aggregate amount of all mortgage loans outstanding on any particular underlying property, including the loan of the Trust or the Operating Partnership, as applicable, would not exceed an amount equal to 80% of the appraised replacement cost new of the property. Replacement cost new refers to the estimated cost new of the improvements on a property (estimated on the basis of current prices for the component parts of a building) without taking into account the deficiencies of the existing building compared to a new building, plus the estimated current market value of the underlying land (generally determined using the direct sales comparison approach).

     The Trust and the Operating Partnership have relied upon appraisals performed by independent appraisal firms in respect of the replacement cost new of properties in which Exchange Partnerships involved in the Exchange Offering own a second mortgage interest. In certain cases, the appraised replacement cost new of a property in which an Exchange Partnership owns a mortgage interest significantly exceeds the appraised value of the property determined under the three traditional real property valuation approaches, the income approach, the comparison approach and the cost approach (which takes into account deficiencies of the existing improvements compared to a new building). Offerees should note that appraisals are only opinions of value or replacement cost new and cannot be relied upon as measures of realizable value or replacement cost new. The amount that a beneficial owner of an Exchange Property might realize from a sale of a mortgage interest in a particular property may be more or less than the value to be paid for such interest.

Several Factors Could Have Possible Adverse
Effects on Distributions to Shareholders and Unitholders

     Distributions to Shareholders and Unitholders will be based principally on cash available for distributions from property interests in which the Trust and the Operating Partnership invest. Increases in rents under leases of properties acquired will increase the cash available for distribution to Shareholders and Unitholders. In contrast, the amount available to make distributions may decrease if rental rates are lowered or if properties acquired yield lower than expected returns. See also "Several Factors Could Have Possible Adverse Effects on Operations of Properties."

     The distribution requirements for REITs under federal income tax laws may limit the ability of the Trust and the Operating Partnership to finance future acquisitions and capital improvements of property interests without additional debt or equity financing. If the Trust or the Operating Partnership incurs indebtedness in the future, it will require additional funds to service such indebtedness and, as a result, amounts available to make distributions may decrease. Distributions by the Trust and the Operating Partnership will also be dependent on a number of other factors, including the financial condition of the Trust and the Operating Partnership, any decision to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code, and such other factors as the Trust deems relevant. In addition, the Trust and the Operating Partnership may issue from time to time additional Common Shares, Preferred Shares, Units or debt securities in connection with the acquisition of property interests or in certain other circumstances. No prediction can be made as to the number of such securities which may be issued, if any, and, if issued, the effect on cash available for distribution, on a per Share or per Unit basis, to Shareholders and Unitholders, respectively. Such issuances, if any, could have a dilutive effect on cash available for distribution on a per Share and per Unit basis to Shareholders and Unitholders, respectively.

     To obtain the favorable tax treatment associated with REITs, the Trust generally will be required to distribute to its Shareholders at least 95% of its taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains) each year. For taxable years beginning after August 5, 1997, the 1997 Act (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting. In addition, the Trust will be subject to tax at regular corporate rates to the extent that it distributes less than 100% of its taxable income (including net capital gains). The Trust will also be subject to a 4% non-deductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year, are less than the sum of 85% of its ordinary income, 95% of its capital gain net income, and 100% of its undistributed income from prior years. Pursuant to the 1997 Act, the Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that (i) the Trust is required to pay the tax on such gains, (ii) Shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the Trust, and
(iii) the tax basis of a Shareholder's Shares would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by the Trust) included in the Shareholder's long-term capital gains.

     The Trust intends to make distributions to its Shareholders to comply with the distribution requirements of the Code and to reduce exposure to federal income taxes and the non-deductible excise tax. Differences in the timing between the receipt of income and the payment of expenses in arriving at taxable income and the effect of required debt amortization payments, could require the Trust to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. See Section 1.9 of the Declaration of Trust.

Distributions to Shareholders and Unitholders Adversely
Affected by Poor Operating Results of Operating Partnership

     Net cash proceeds from the issuance of Common Shares by the Trust in connection with the Cash Offering and net cash proceeds of any subsequent issuance of Common Shares will be contributed by the Trust to the Operating Partnership in exchange for an equivalent number of Units. The Trust's ownership of Units in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to its percentage ownership of Units. The Trust in turn will distribute such cash distributions to the Shareholders of the Trust. The other Unitholders of the Operating Partnership, including the Original Investors and Offerees in the Exchange Offering who elect to receive Units in exchange for their respective limited partnership interests in real estate limited partnerships, will own the remaining economic interest in the Operating
Partnership (other than the Trust's 1% interest as General Partner of the Operating Partnership).

     Distributions of available cash flow to Shareholders of the Trust and Unitholders of the Operating Partnership will be dependent upon the operating profits generated by the Operating Partnership. Assuming the Cash Offering and the Exchange Offering are completed in full under the terms currently contemplated and no other transactions have taken place (including, without limitation, any additional issuances of Common Shares or Units, any conversion of Units into Common Shares or any exercise of Common Share purchase warrants issued by the Trust to the Dealer Manager and participating broker-dealers in the Cash Offering), immediately upon the completion of the offerings, the Shareholders (including Shareholders who acquire Common Shares in the Cash Offering and certain broker-dealers who effect transactions in connection with the Exchange Offering and receive unregistered Common Shares as commissions) would receive approximately 41.5% of any distributions made by the Operating
Partnership; the Unitholders (including Offerees who accept the Exchange Offering and the Original Investors) would receive the remaining approximately 58.5% of such distributions. The actual percentage allocation of any cash distributions between the Shareholders and the Unitholders will depend upon the number of Common Shares and Units outstanding as of the date of the particular cash distribution, which in turn will depend upon (i) the actual mix of the number of Common Shares which are issued in the Cash Offering and the number of Units which are issued in the Exchange Offering and (ii) the number of issued Units which have been exchanged by their holders into Common Shares as of the date of the particular cash distribution. See "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership."

Competition

     The Trust and the Operating Partnership will be competing for suitable investments with other financial institutions such as banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts and other real estate developers, managers, owners, and investment vehicles, which may have investment objectives similar to those of the Trust and the Operating Partnership. See "INVESTMENT OBJECTIVES AND POLICIES." Many of these competitors will have greater resources than the Trust and the Operating Partnership and some may have, or may have access to, more extensive real estate and financial experience than do the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), the Independent Trustees, any other members of the Board of the Trust, and executive officers of the Trust, the Operating Partnership and the Managing Shareholder.

     It is expected that all properties in which the Trust and the Operating Partnership will invest will be located in developed areas that include other residential apartment properties. Certain of these competitive apartment properties may be owned by limited partnerships managed by affiliates of the Managing Shareholder. The number of competitive apartment properties in a particular area could have a material effect on the ability of the Trust and Operating Partnership to lease apartment units to tenants at such properties and on the rents charged. The Trust and the Operating Partnership may be competing for tenants with others that have greater resources than the Trust and the Operating Partnership and whose officers and directors have more experience than the officers of the Trust and the Operating Partnership and members of the Board of the Trust, including the Managing Shareholder and the Independent Trustees. In addition, other forms of multifamily residential properties provide housing alternatives to potential tenants of residential apartment properties.

Lack of Liquidity of Real Estate

     Real estate investments are relatively illiquid, and, therefore, the Trust and the Operating Partnership will have limited ability to vary their portfolio quickly in response to changes in economic or other conditions. In addition, the prohibitions in the Code and related regulations on a REIT holding property for sale may affect the ability of the Trust and the Operating Partnership to sell properties without adversely affecting distributions to the Shareholders and Unitholders. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust - Gross Income Tests."

Cash Distributions Could be Reduced by Cost of Capital Improvements

     Properties in which the Trust and the Operating Partnership may invest will vary in age and require capital improvements regularly. The cost of such capital improvements (including capital improvements that may be required in respect of properties in which the Trust and the Operating Partnership intend to acquire an interest from real estate limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) in connection with the Exchange Offering) may be funded out of the net proceeds of the Cash Offering and other securities offerings, available cash flow of the Trust and the Operating Partnership or borrowed funds. If the costs of improvement, whether required to attract and maintain tenants or to comply with governmental requirements, substantially increases, cash available for distribution to Shareholders and Unitholders could be reduced.

Real Estate Investments May Fail to Perform to Expected Level

     The Trust and the Operating Partnership intend to actively seek to acquire interests in residential apartment properties to the extent they can be acquired on advantageous terms and meet their investment criteria. See "INVESTMENT OBJECTIVES AND POLICIES." Acquisitions in respect of such properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any real estate investment.

     The Trust and the Operating Partnership will acquire property interests from time to time in exchange for cash or unissued Units, Common Shares or other securities. They will obtain appraisals with respect to the market value and replacement cost new of each property interest that they acquire or an opinion as to the fairness of the allocation of Units in the Operating Partnership or other consideration payable to sellers of property interests. Appraisals and fairness opinions are only estimates of value and replacement cost and should not be relied upon as precise measures of true worth or realizable value or replacement cost. There can be no assurance that the value of the aggregate percentage interests in the Operating Partnership paid to persons contributing assets to it in exchange for Units is equivalent to the value the Trust and the Operating Partnership will realize from those contributions, that the initial public offering price of the Cash Offering will reflect the fair market value of the Common Shares purchased in the Cash Offering or that the cash price for any property interests acquired by the Trust and the Operating Partnership is fair and reasonable.

     Subject to the REIT provisions of the Code and regulations issued thereunder and certain limitations set forth in Section 1.9 of the Declaration of Trust, the Trust and the Operating Partnership is also authorized to invest in raw land, stocks, bonds, notes, partnership interests and other securities, and thus will be dependent to a lesser extent upon the satisfactory performance of such assets and securities. See "FEDERAL INCOME TAX CONSIDERATIONS" for a description of the REIT provisions of the Code and regulations issued thereunder and Section 7.4 of the Declaration of Trust regarding such permitted investments.

Debt Service Obligations Could Adversely Affect Cash Flow

     The Trust and the Operating Partnership will be subject to the risks normally associated with debt financing, including the risks that cash flow will be insufficient to meet required payments of principal and interest on any indebtedness incurred by them, the risk that the interest rates on any adjustable interest rate indebtedness will increase, the risk that indebtedness secured by properties in which the Trust or the Operating Partnership own an interest will not be refinanced at maturity or that the terms of such refinancing will not be as favorable as the terms of such indebtedness. If the Trust or the Operating Partnership were unable to refinance its indebtedness on acceptable terms, if at all, it might be forced to dispose of one or more of its properties upon disadvantageous terms, which might result in losses to it and might adversely affect the cash available for distribution to Shareholders and Unitholders. If prevailing interest rates or other factors at the time of the refinancing result in higher interest rates on refinancings, the interest expense of the Trust or the Operating Partnership, as the case may be, would increase, which would adversely affect its cash flow and its ability to pay distributions to Shareholders and Unitholders. Further, if a property is mortgaged to secure payment of indebtedness, and the Trust or the Operating Partnership is not able to meet mortgage payments, or is in default under the related mortgage or deed of trust, such property could be transferred to the mortgagee or the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases, or pursue other remedies, all with the consequence of loss of income and asset value to the Trust or the Operating Partnership. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering the Trust's ability to meet the REIT distribution requirements of the Code.

     In  connection   with  the  acquisition  by  the  Trust  or  the  Operating
Partnership of an equity interest in a given property, it may assume the seller's obligations under any underlying Mortgage Loan or obtain Mortgage financing in connection with the acquisition. Any such loan would be secured by the property acquired and may require a "balloon" payment upon the maturity of its term. The ability of the Trust or the Operating Partnership to repay such obligation may be dependent on its ability to obtain adequate long-term refinancing or equity financing or to sell the property at or prior to the maturity date. There is no assurance that either replacement debt or equity financing or a sale could be obtained, and the Trust or the Operating Partnership could suffer a complete loss of its investment if neither a sale nor such replacement financing could be obtained. The ability to obtain refinancing will depend upon general economic conditions, the value of the property and the financial strength of the Trust and the Operating Partnership. There is no assurance that any such property could be refinanced upon the maturity of any replacement debt. Failure to obtain the refinancing necessary to make the foregoing payment when due, or to make any scheduled payments due with respect to any obligation secured in whole or in part by the property, could result in a foreclosure and loss of the property, and the Trust or the Operating Partnership could suffer a complete loss of its investment in the property. See "THE TRUST AND THE OPERATING PARTNERSHIP" and "INVESTMENT OBJECTIVES AND POLICIES."

     Under the Declaration of Trust, the Trust and the Operating Partnership may incur aggregate borrowings in an amount up to 300% of the amount of their respective net assets, except where the Trust determines that a higher level of borrowing is appropriate. Therefore, the Trust and the Operating Partnership could become highly leveraged, increasing the risks of leverage as described above. There can be no assurance that the ratio of debt to any measure of asset value of the Trust and the Operating Partnership will maximize the level of distributions to Shareholders and Unitholders.

Possible Adverse Effects as a Result of Loss of Key Management

     The Trust and the Operating Partnership will be dependent upon the efforts of management of the Trust, the Operating Partnership and the Managing
Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) (primarily Gregory K. McGrath, Robert S. Geiger, Robert L. Astorino, Mark L. Wilson and Mary E. Keane) and other members of management (including, without limitation, the Independent Trustees and any other members of the Board of the Trust). While the Trust believes that it could find replacements for such management, the loss of their services could have an adverse effect on the business, financial condition and operating results of the Trust and the Operating Partnership. In addition, each of Mr. McGrath and Mr. Geiger has other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder.

Uncertainty of Successful Completion of Cash Offering and Exchange Offering

     In the Cash Offering the Trust is offering for sale to the public 2,500,000 Common Shares at $10 per share (maximum gross proceeds of $25,000,000). In the Exchange Offering, the Operating Partnership will offer to issue registered Units in exchange for limited partnership interests in limited partnerships which own direct or indirect interests in residential apartment properties. To facilitate the Exchange Offering, the Operating Partnership has registered with the Commission 2,500,000 Units, and the Trust has registered an additional 2,500,000 Common Shares into which holders of Units may exchange such Units, subject to certain conditions.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold title to property interests acquired. The Trust will contribute to the Operating Partnership the net cash proceeds from the sale of Common Shares in the Cash Offering in exchange for an equivalent number of Units. The Operating Partnership will use a portion of the net cash proceeds of the Cash Offering, unissued Units or a combination of net cash proceeds and unissued Units (i) to acquire interests in residential apartment properties or interests in other partnerships or other entities substantially all of whose assets consist of residential apartment property interests, (ii) for capital improvements which may be required on properties in which the Trust or the Operating Partnership acquires an interest and (iii) for working capital purposes. Therefore, the successful performance of the Operating Partnership will be largely dependent upon the successful completion of the Cash Offering.

     It is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust. In addition, during the period of the Cash Offering and the Exchange Offering there may be ongoing unregistered private offerings by real estate limited partnerships sponsored and managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath). Therefore, despite the different nature and scope of proposed activities of the Trust and such partnerships, the Trust will be competing with such unregistered offerings to sell investment securities to prospective Investors with the possible adverse effect that the Trust will sell fewer Common Shares in the Cash Offering than otherwise might be the case absent such unregistered offerings. See " - Conflicts of Interest."

     As a Unitholder, the Trust will have an economic interest in the Operating Partnership which will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The Trust in turn will distribute such cash distributions to the Shareholders of the Trust. Thus, the performance of an investment in Common Shares will depend in large part upon successful completion of the Exchange Offering and profitable operating results of the properties in which the Operating Partnership acquires an interest.

     In addition, the Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. Moreover, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of offerees accept the offering such that the offering involves the issuance of Operating Partnership Units which have been arbitrarily assigned an initial value of at least $6,000,000. There can be no assurance that a significant number of Offerees will accept the terms of the Exchange Offering or that property interests acquired in the Exchange Offering will generate operating profits sufficient to permit the Trust and the Operating Partnership to make cash distributions to Shareholders and Unitholders. See " - Several Factors Could Have Possible Adverse Effects on Operation of Properties," " - Real Estate Investments May Fail to Perform to Expected Level" and " - No Assurance of Avoiding Operating Losses."

     In addition, the Trust and the Operating Partnership will incur significant operating expenses. Among such expenses is total annual cash compensation payable to the executive officers of the Trust and the Operating Partnership of $496,000. The amount of executive compensation and other payroll expenses will remain significant in relation to the net asset value and operating cash flow of the Operating Partnership until the Trust sells a substantial portion of the Common Shares being offered in the Cash Offering and the Exchange Partnership completes transactions in the Exchange Offering in respect of a substantial number of properties. Furthermore, regardless of the operating results of the Trust and the Operating Partnership, the Managing Shareholder will be entitled to be reimbursed up to $1,000,000 (an amount not to exceed 4% of gross offering proceeds in the Cash Offering) for expenses incurred prior to and during the Cash Offering for investigating, evaluating and consummating investments and up to $500,000 (an amount not to exceed 1% of gross proceeds in the Cash Offering plus 1% of initial assigned value of Units issued in the Exchange Offering) for expenses incurred each year relating to the operations of the Trust and the Operating Partnership. The ability of the Trust and the Operating Partnership to continue to cover operating expenses will be dependent upon the success of the Cash Offering and the Exchange Offering and the performance of property interests acquired.

Limited Marketability of Units and Common Shares

     Although Operating Partnership Units to be issued in the Exchange Offering and Trust Common Shares issued and to be issued in the Cash Offering have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be freely transferable (subject to certain restrictions described below), a public market is not expected to develop for such Units, and such Common Shares have not yet been registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a stock exchange. The Trust will apply for listing on the American Stock Exchange ("AMEX") of Common Shares issued and to be issued in connection with the Cash Offering and Common Shares into which Units issued in the Exchange Offering will be exchangeable, and anticipates it will qualify for listing prior to the end of the third or fourth quarter of 1999. However, there can be no assurance that the Common Shares will qualify for such listing on AMEX or any other stock exchange and, if so, of the timing of the effectiveness of any such listing. Thus, there can be no assurance that an active trading market will develop after the offerings.

     Accordingly, an Offeree should participate in the Exchange Offering only as a long-term investment and should be prepared to remain a Unitholder or Shareholder indefinitely. In addition, to facilitate the Trust's continued compliance with federal tax laws and regulations governing REIT's, the Declaration of Trust contains significant restrictions relating to the ownership and transfer of Shares. See " - Limits on Ownership and Transfers of Shares," "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer," and
Article 2A of the Declaration of Trust.

     Furthermore, the initial public offering price of Common Shares being offered in the Cash Offering and the initial assigned value of the Units to be issued in the Exchange Offering may not be indicative of the market price for Common Shares after completion of the Cash Offering and the Exchange Offering.

Possible Adverse Effect on Market Price as a Result of
Availability of Units and Common Shares for Future Sale

     Future sales or issuances of a substantial number of Common Shares and/or Units following the completion of the Cash Offering and the Exchange Offering, or the perception that such sales or issuances could occur, could adversely affect then prevailing market prices for Common Shares. In addition to up to 2,500,000 Common Shares to be issued in the Cash Offering, up to approximately 1,200,000 Units (exchangeable into an equivalent number of Common Shares subject to conditions described at "THE TRUST AND THE OPERATING PARTNERSHIP- Formation Transactions") have been subscribed for by the Original Investors in the Operating Partnership in connection with its initial capitalization. The Original Investors have deposited their Units into a security escrow account for a period of six to nine years following the date of the Cash Offering Prospectus (May 15, 1998), subject to earlier release if the Trust achieves certain operating results described at "THE TRUST AND THE OPERATING PARTNERSHIP-Formation Transactions." The practical effect of such escrow arrangement is that the Original Investors may not exchange such Units for an equivalent number of Common Shares and then sell such Common Shares while the Units are subject to such arrangement.

     In addition, up to 2,500,000 Units (exchangeable into an equivalent number of Common Shares) may be issued in the Exchange Offering to Offerees who are limited partners in limited partnerships which own direct or indirect interests in residential apartment properties, in exchange for their limited partnership interests. The Executive Compensation Committee of the Board of the Trust may also vote to reserve additional Common Shares or Units for issuance in connection with employee and management option plans that may be adopted by the committee. See "MANAGEMENT - Option Plan" and "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership."

Possible Adverse Effect of Market Interest Rates on Common Share Prices

     One of the factors that may influence the price of the Common Shares in public markets will be the annual yield from dividend distributions made by the Trust and the Operating Partnership to Shareholders and Unitholders, respectively. Thus, following the completion of the Cash Offering and the Exchange Offering, an increase in market interest rates may lead future purchasers of Common Shares to demand a higher annual yield, which could adversely affect the market price of the Common Shares.

Potential Adverse Tax Consequences

     Unfavorable resolution of any of a number of tax issues could adversely affect Unitholders and Shareholders. The following is a summary of the principal tax risks of an investment in the Operating Partnership and the Trust, respectively. For a more detailed description of the Federal income tax consequences and the tax-related risks of an investment in the Operating
Partnership and the Trust, respectively, see "FEDERAL INCOME TAX CONSIDERATIONS." Neither the Trust nor the Operating Partnership has obtained or expects to request a letter ruling from the IRS as to the classification and treatment of the Operating Partnership and the Trust, respectively, for federal tax considerations described herein, or any other tax matters. The Trust has obtained the opinion of its special Tax Counsel that, based on the organization and proposed operation of the Trust and based on certain other assumptions and representations, it will qualify as a REIT for federal income tax purposes. The Operating Partnership has obtained the opinion of its special Tax Counsel that, based on the organization and proposed operation of the Operating Partnership and based on certain other assumptions and representations, it will be classified as a partnership for federal income tax purposes. Neither of these opinions is binding on the IRS or on any court. Offerees are advised to consult with and rely upon their own legal, tax and investment advisor regarding how an investment in the Operating Partnership and the Trust will affect them.

     Taxation of the Trust as a Corporation if It Fails to Qualify as a REIT

     The Trust intends to operate so as to qualify as a REIT under the Code, commencing with its taxable year ending December 31, 1998. Although the Managing Shareholder believes that the Trust will be organized and will operate in such a manner, no assurance can be given that the Trust will be organized or will be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and others on a quarterly basis) established under highly technical and complex Code provisions of which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within the Trust's control. For example, in order to qualify as a REIT, at least 95% of the Trust's gross income in any year must be derived from qualifying sources and the Trust must pay distributions to Shareholders aggregating annually at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). The complexity of these provisions and the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets in partnership form (as the Trust will do). No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Trust has been advised by special Tax Counsel regarding various issues affecting the Trust's ability to qualify, and continue to qualify, as a REIT. See "FEDERAL INCOME TAX CONSIDERATIONS -
Taxation of the Trust" and "LEGAL MATTERS." No assurance can be given that actual operating results will meet the REIT requirements.

     If the Trust fails to qualify for taxation as a REIT in any taxable year and no relief provisions apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Shareholders in any such year will not be deductible by the Trust nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to Shareholders will be taxed as ordinary income. Moreover, unless entitled to relief under certain statutory provisions, the Trust also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of the Trust available for investment or distribution to Shareholders because of the additional tax liability to the Trust for the years involved. In addition, distributions to Shareholders would no longer be required to be made. "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust."

     Taxation of the Operating Partnership as a Corporation if It Fails to be Classified as a Partnership

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

     Deferral of Gain from Exchange Offering Subject to Certain Exceptions

     Deferral of recognition of gain upon the contribution to the Operating Partnership of Exchange Partnership Units by an Exchange Limited Partner in exchange for Operating Partnership Units (the "Exchange") will not apply in all circumstances. If any of the following circumstances apply, gain will be recognized currently rather than being deferred:

     1. Any decrease in an Exchange Limited Partner's share of liabilities of an Exchange Partnership, if not offset by a corresponding increase in the Exchange Limited Partner's share of Operating Partnership liabilities, could cause the Exchange Limited Partner to recognize taxable gain as a result of the Exchange Limited



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          Partner  being deemed to have  received a cash  distribution  from the
          Exchange Limited Partnership. This recognition of gain could occur even if the decrease arose in connection with a contribution or distribution that would otherwise qualify for tax-free treatment under
          Section 721 or Section 731 of the Code. A decrease in an Exchange Limited Partner's share of Operating Partnership liabilities (and the resulting deemed cash distribution) might occur upon a repayment of part or all of the liabilities of an Exchange Partnership following the Exchange.

     2. A contribution of Exchange Partnership Units that is treated in whole or in part as a "disguised sale" of the contributed property under the Code.

     3. A distribution of "marketable securities" under Section 731(c) of the Code.

     4.   Recapture under Section 465(e) of the Code.

     5. A contribution of Exchange Partnership Units if the Operating Partnership would be treated as an investment company (within the meaning of Section 351) if the Operating Partnership were incorporated.

See "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units."

     Investors Liable for State and Local Taxes

     Each Investor will also be liable for state and local income taxes payable in the state or locality in which the Investor is a resident or doing business or in a state or locality in which the Trust or the Operating Partnership conducts or is deemed to conduct business. Depending upon the state in question, an Investor who pays such taxes in a foreign state may be entitled to receive a credit for all or a portion of such amount paid against any income taxes payable in his state of residence. Thus each Investor will likely be required to file multiple state income tax returns as a result of his investment in the Trust or the Operating Partnership.

      EACH OFFEREE IS URGED AND EXPECTED TO CONSULT WITH HIS PERSONAL TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES RELATED TO AN INVESTMENT IN THE TRUST AND THE OPERATING PARTNERSHIP.

Exchange Offering Procedures

     Subject to conditions set forth under "THE EXCHANGE OFFERING - Conditions to the Exchange Offering," issuance of Operating Partnership Units in exchange for Exchange Partnership Units pursuant to the Exchange Offering will be made only after a timely receipt by the Operating Partnership of certificates representing such Exchange Partnership Units, a properly completed and duly executed Consent Form, and any other required documents. See "THE EXCHANGE OFFERING - Acceptance for Exchange and Issuance of Operating Partnership Units" and "THE EXCHANGE OFFERING - Procedures for Tendering Exchange Partnership Units." Therefore, holders of the Exchange Partnership Units desiring to tender such Exchange Partnership Units in exchange for Operating Partnership Units should allow sufficient time to ensure timely delivery. Neither the Operating Partnership nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Exchange Partnership Units for exchange.

Consequences of a Failure to Tender Exchange Partnership Units

     The Exchange Partnership Units have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Exchange Partnership Units that remain outstanding after consummation of the Exchange Offering will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offering,


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holders of  Exchange  Partnership  Units  that  remain  outstanding  will not be entitled to any rights to have such Exchange Partnership Units registered under the Securities Act or qualified for any exemption therefrom. The Operating Partnership and the Trust do not intend to register under the Securities Act or qualify for a registration exemption any Exchange Partnership Units that remain outstanding after consummation of the Exchange Offering.

Non-participating Limited Partners in Participating Exchange Partnerships Will Have Significant Influence over Certain Actions of the Partnerships

     Following the completion of the Exchange Offering, each Exchange Limited Partner in a Participating Exchange Partnership who elects not to accept the Exchange Offering ("Non-participating Limited Partner") will retain his existing interest in the partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in their respective partnership agreement. See "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES." Although Non-participating Limited Partners in any particular Participating Exchange Partnership together will hold no more than 10% of the limited partnership interest in the partnership, they will have significant influence over certain activities of the partnership and the Operating Partnership by virtue of certain partnership agreement amendments in favor of the Non-participating Limited Partners which will be made upon completion of the Exchange Offering. The purpose of the amendments is to permit Non-participating Limited Partners in Participating Exchange Partnerships the opportunity to vote as a class whether to approve certain actions which the Operating Partnership might otherwise unilaterally cause a particular Participating Exchange Partnership to take by exercising the Operating Partnership's voting rights in its capacity as a likely large minority holder or majority holder of limited partnership interests in the partnership following the Exchange Offering.

     As  described  in  further  detail in this  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS," following the Exchange Offering, the partnership agreement of each Participating Exchange Partnership which has one or more Non-participating Limited Partners will be amended so that such partners will be entitled to vote as a class in respect of all matters as to which limited partners are entitled to vote under the partnership agreement relating to the partnership prior to the completion of the Exchange Offering, with certain exceptions. In addition, the Trust and the Operating Partnership have agreed that in respect of certain proposed actions, the Participating Exchange Partnership must obtain the prior approval of Non-participating Limited Partners holding a majority of the limited partnership interests held by all
Non-participating Limited Partners in the partnership. For example, the partnership may not sell its existing property interest, acquire any additional property interests or cease to exist without such approval.

     As a result of such amendments, Non-participating Limited Partners in a Participating Exchange Partnership will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

Possible Dilution as a Result of Issuance of Additional Securities

     The Trust and the Operating Partnership have authority to offer authorized but unissued Shares (which may be comprised of Common Shares and/or Preferred Shares in the discretion of the Trust), debt securities and Units in exchange for property, cash or otherwise. In order to facilitate the Exchange Offering, the Operating Partnership has registered with the Commission 2,500,000 Units and the Trust has registered an additional 2,500,000 Common Shares into which such Units are exchangeable by their holders, subject to certain restrictions. In addition, the Trust intends to investigate making an additional public or private offering of Common Shares and/or Units within the 12-month period following the commencement of the Exchange Offering if management determines that suitable property acquisition opportunities are available at attractive prices and such an offering would fulfill its cost of funds requirements. Offerees who acquire Operating Partnership Units in connection with the Exchange Offering



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and Shareholders of the Trust will not have any preemptive rights to acquire any such additional Shares, debt securities or Units, and could suffer dilution as a result of subsequent issuances of securities. See Article 2 of the Declaration of Trust and Section 4.2 of the Operating Partnership Agreement.

     In addition, in connection with the formation of the Trust and the Operating Partnership, each of Mr. McGrath and Mr. Geiger, the Original Investors, has subscribed for an amount of Units in the Operating Partnership which are exchangeable (subject to escrow restrictions described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions") into 9.5% of the Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership. Purchasers of Common Shares in the Cash Offering and Offerees who accept the Exchange Offering will pay a higher price per Common Share and Unit than the Original Investors paid for their Units. As a result of the issuance of such Units to the Original Investors and the use of a portion of the gross proceeds of the Cash Offering to cover expenses of the Cash Offering and the Exchange Offering and to reimburse the Managing Shareholder for reimbursable expenses incurred prior to and during the Cash Offering for investigating, evaluating and consummating investments of the Trust and the Operating Partnership, purchasers of Common Shares in the Cash Offering and Offerees who accept the Exchange Offering will experience immediate dilution in their investment in the Trust and the Operating Partnership, respectively.

     To the extent that the Trust and the Operating Partnership issue additional securities in the future (including, without limitation, Common Shares purchased by broker-dealers who exercise warrants to purchase Common Shares received as partial compensation for their services in connection with the Cash Offering), there will be further dilution. See "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership." In addition, the property interests owned by the Exchange Partnerships involved in the initial transactions of the Exchange Offering have not previously been put on the market for sale by the Exchange Partnerships, and the acquisition of beneficial ownership of such property interests by the Operating Partnership at their estimated value may result in the property interests being carried at a value above or below what may be obtainable in the market. Moreover, any acquisition of property interests in the Exchange Offering above their carrying value would result in deferred gains to the sellers and could reduce the potential returns on investment results for the Operating Partnership.

Limits on Ownership and Transfers of Common Shares and Units
Which May Delay or Prevent a Takeover Offering a Premium Price

     In order for the Trust to maintain its qualification as a REIT, not more than 50% in value of the outstanding Shares and Units may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which the election to be treated as a REIT has been made). Furthermore, after the first taxable year for which a REIT election is made, the Trust's Shares must be held by a minimum of 100 persons for at least 335 days of a 12-month taxable year (or a proportionate part of a short tax year). In addition, if the Trust, or an owner of 10% or more of the Trust, actually or constructively, owns 10% or more of a tenant of the Trust (or a tenant of any partnership in which the Trust is a partner), the rent received by the Trust (either directly or indirectly through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust." In order to protect the Trust against the risk of losing REIT status due to a concentration of ownership among Shareholders and Unitholders, the Declaration of Trust limits actual or constructive ownership of Shares and Units by any single Shareholder (other than the Original Investors) to 5% (the "Limit") of the then outstanding Shares. See "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer." The Managing Shareholder (upon receipt of a ruling from the Internal Revenue Service (the "Service") or an opinion of counsel or other evidence satisfactory to the Managing Shareholder and upon such other conditions as the Managing Shareholder may require) may in its discretion waive the Limit depending on the then existing facts and circumstances surrounding the proposed transfer, including without limitation, the identity of the party requesting such waiver, the number and extent of Share ownership of other Shareholders, the aggregate number of outstanding Shares and the extent of any contractual restrictions (other than that contained in the


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


Declaration of Trust) on any Shareholders relating to transfer of their Shares. See Section 2A.12 of the Declaration of Trust. The Managing Shareholder will waive the Limit with respect to a particular Shareholder if it is satisfied, based upon the foregoing, that ownership by such Shareholder in excess of the Limit would not jeopardize the Trust's status as a REIT and the Managing Shareholder otherwise decided that such action would be in the best interests of the Trust.

     Actual or constructive ownership of Shares in excess of the Limit, or with the consent of the Managing Shareholder, such other limit, will cause the violative transfer or ownership to be void with respect to the transferee or owner as to that number of Shares in excess of the Limit, or, with the consent of the Managing Shareholder, such other limit, as applicable. Such purported transferee or owner would have no right to vote such Shares or be entitled to dividends or other distributions with respect to such Shares. See "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer" and Article 2A of the Declaration of Trust for additional information regarding the Limit.

     The foregoing ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of the Common Shares might receive a premium for their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. See "CAPITAL STOCK OF THE TRUST
- - Restrictions on Ownership and Transfer" and Article 2A of the Declaration of Trust for additional information regarding the ownership limitations.

Lack of Liquidity of Retained Interest in an Exchange Partnership Following the Exchange Offering

     Exchange Limited Partners who elect not to accept the Exchange Offering will retain their limited partnership interest in their respective Exchange Partnership with substantially the same rights they had prior to the offering. Following the Exchange Offering, limited partnership interests retained in any Participating Exchange Partnership by Non-participating Limited Partners are likely to remain extremely illiquid because such interests will represent a small minority interest (10% or less) in the partnership and because of the uncertainty whether the property interest would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly Exchange Limited Partners in such partnership who accept the Exchange Offering if the Trust sold a property interest in the short term.

No Operating History

     Operating Partnership Units being offered in the Exchange Offering and Trust Common Shares into which such Units are exchangeable must be considered speculative investments, and there can be no assurance that the Trust will fulfill its investment objectives. The Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) have no significant operating history. In addition, the assets of the Trust and the Operating Partnership will consist primarily of direct or indirect equity or debt investments they may make in respect of particular residential apartment properties and thus will be largely dependent upon the successful operation of such properties. Management of the Trust, the Operating Partnership and the Managing Shareholder, however, has substantial prior experience in and knowledge of the residential apartment property market and its financing, and has significant experience in the management of investment programs.

Limited Participation Rights of Shareholders and Unitholders in Management

     Management of the Trust and the Operating Partnership is vested in the Managing Shareholder, subject to the general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and subject to prior approval of the Board and the Independent Trustees in respect of certain activities of the Trust and the Operating Partnership. Shareholders and Unitholders will generally not have the right to participate in the management of the Trust and the Operating Partnership and their property interests or in the decisions of management relating to their investments. See Sections 1.9, 6.1 and 7.1 of the Declaration of Trust. Although the members of the Board of the Trust owe fiduciary duties to the Trust, their failure to enforce the


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material  terms of any  agreements  entered into by the Trust and the  Operating
Partnership, particularly the indemnification provisions and remedy provisions for breaches of representations and warranties, could result in a substantial monetary loss to the Trust and the Operating Partnership.

Regulatory Non-compliance Could Result in Fines or Judgments

     Fair Housing Amendments Act of 1988. The Fair Housing Amendments Act of 1988 (the "FHA") requires residential apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. Non-compliance with the FHA could result in the imposition of fines or an award of damages to private litigants. Each of the Trust and the Operating Partnership will use its best efforts to ensure that properties subject to the FHA in which it acquires an interest will be in compliance with such law.

     Americans with Disabilities Act. Properties in which the Trust or the Operating Partnership acquire an interest must comply with Title III of the Americans with Disabilities Act (the "ADA") to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA regulations requires that public accommodations "reasonably accommodate" individuals with disabilities, which includes removal of structural barriers to handicapped access in certain public areas of the properties of the Trust and the Operating Partnership, where such removal is readily achievable, and that new construction or alterations made to "commercial facilities" conform to accessibility guidelines unless "structurally impracticable" for new construction, or exceeds 20% of the cost of the alteration for existing structures. The ADA does not, however, consider residential properties, such as residential apartment properties, to be public accommodation or commercial facilities except to the extent portions of such facilities, such as a leasing office, are open to the public. Each of the Trust and the Operating Partnership will use its best efforts to ensure that its properties comply with all present requirements under the ADA and applicable state laws. Noncompliance with the ADA could result in imposition of injunctive relief, fines or an award of damages.

     Compliance with Environmental Laws. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of such substances, or the failure to properly remediate such substances, when released, may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral.

     In order to address these issues, the Trust intends, where necessary, to retain an unaffiliated consultant to conduct a Phase I environmental audit of any property in which it or the Operating Partnership intends to acquire an interest. The Phase I audit generally consists of an on-site inspection of the land and improvements; a review of the building plans and specifications to determine the construction materials and procedures used; a review of EPA and other governmental agency files to determine if the subject property or any other properties in its vicinity have been the subject of any investigations, reports or classifications that would indicate potential environmental risks; and a review of the chain of title of the subject property to determine the ownership history of the property. Phase I audits do not include soil sampling or subsurface investigations. Thus, a Phase I audit is not comprehensive or exhaustive and will not identify all possible hazardous substances. The Trust and the Operating Partnership will obtain Phase II environmental audits where matters disclosed in the Phase I audit warrant further investigation. No assurances can be given, however, that the environmental studies undertaken with respect to any particular property will reveal all potential environmental liabilities, that any prior owner of a property did not create any material environmental conditions not known to the Trust or the Operating Partnership, or that a material environmental condition does not otherwise exist as to any particular property in which the Trust or the Operating Partnership acquires an interest. If it is ever determined that hazardous substances are present, the Trust or the Operating Partnership could be required to pay all costs of any necessary clean-up work, although under certain circumstances claims against other responsible parties could be made by it.

Shareholders and Unitholders Could be Adversely Affected by
Limited Liability and Indemnification of the Managing Persons


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     Although the Managing Shareholder (wholly owned and controlled,  along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), Independent Trustees and any other members of the Board will be accountable to the Trust and the Operating Partnership as fiduciaries and, consequently, will be required to exercise good faith and integrity in handling the assets and affairs of the Trust and the Operating Partnership, the Declaration of Trust and the Operating Partnership Agreement provide that such persons and their respective officers, directors, shareholders, partners, agents and employees will not be liable to the Trust, the Operating Partnership or any of the Shareholders for errors in judgment or for actions or omissions taken without negligence or bad faith, provided they acted within the scope of the Declaration of Trust and the Operating Partnership Agreement. Moreover, the Declaration of Trust and the Operating Partnership Agreement provide that the Trust and the Operating Partnership will indemnify the Managing Shareholder, Independent Trustees, other members of the Board and such other persons against all liabilities, costs and expenses (including legal fees and expenses) incurred by the Managing Shareholder or any such persons arising out of or incidental to the Exchange Offering or the Cash Offering or the operation of the Trust and the Operating Partnership on certain conditions. See Section 3.7 of the Declaration of Trust and Section 7.7 of the Operating Partnership Agreement. As a result, the Shareholders and Unitholders will have more limited rights against the
Managing   Shareholder  and  such  persons  than  they  would  have  absent  the limitations in the Declaration of Trust and the Operating Partnership Agreement. See "FIDUCIARY RESPONSIBILITY" and "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

No Assurance of Shareholder Limited
Liability for Activities of Delaware Business Trust

     The Trust has been organized as a Delaware business trust having limited liability of the Shareholders of the Trust. Many states have enacted legislation recognizing the limited liability provisions of the Delaware business trust.
Other states have not enacted such legislation, although it is expected (although not assured) that most of such states will also recognize the limited liability of the Shareholders. Accordingly, there is a risk that Shareholders will not have limited liability for activities of the Trust in any other state in which the Trust may conduct activities which does not recognize the limited liability of beneficiaries of a Delaware business trust. Such risk is substantially mitigated by the Trust conducting its activities and holding its interest in properties in the Operating Partnership.

No Assurance of Profitable Sale of Trust and Operating Partnership Property

     The Trust will periodically review the portfolio of assets which the Trust and the Operating Partnership may acquire. The Trust has no current intention to dispose of any interest in properties to be acquired, although it reserves the right to do so. There is no assurance as to the timing of any sales of property or that if the Trust determines to attempt to sell a particular property it will be able to do so on favorable terms, if at all. A successful sale of any property will depend upon, among other things, the operating history of the property and prospects for the property, the number of potential purchasers, the economics of any bids made by such potential purchasers and the state of the market for residential properties of the type sought to be sold. The management of the Trust and the Operating Partnership will have full discretion to determine whether the properties should be sold and the timing, price and other terms of any such sales. In addition, the prohibitions in the Code and related regulations on a REIT holding property for sale may affect the Trust's ability to sell properties without adversely affecting distributions to Shareholders and Unitholders. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust."

Property Losses May Not be Insurable

     Properties in which the Trust and the Operating Partnership invest are expected to be covered by adequate comprehensive liability and all-risk insurance provided by reputable companies and with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to earthquakes, floods, riots or acts of war, or may be insured subject to certain limitations including large deductibles or co-payments. Should an uninsured loss or a loss in excess of insured limits occur, the Trust or the Operating Partnership could lose its investment in and anticipated profit and cash flow from a property and would continue to be obligated on any mortgage indebtedness or other obligations related to such properties. Any such loss would adversely affect the Trust and the Operating Partnership and their ability to make distributions to Shareholders and Unitholders.

Possible Lack of Independent Assessment of Prior
Operating Results of Acquired Property Interests

     In making an investment decision in respect of any given property, the Trust and the Operating Partnership may rely on financial statements covering the operations of the property which may have been prepared by the then current owner or property manager of the property and which may have not been compiled, reviewed or audited by independent public accountants or reviewed by counsel to the Trust, the Operating Partnership or the Managing Shareholder. In any such case, therefore, there will not have been any independent assessment of any of such financial statements and accordingly the Trust and the Operating Partnership would be subject to the risk that such financial statements do not properly reflect the prior operation of the property.

Initial Value Assigned to Operating Partnership Units Offered in Exchange for Exchange Partnership Units Exceeds Current Book Value of Exchange Partnerships

     The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for acquisition in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for the Exchange Partnership Units. This discrepancy is due to depreciation taken against the original price paid by the Exchange Equity Partnerships and Exchange Hybrid Partnerships for direct or indirect equity interests in the properties and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial value assigned to Units offered for Exchange Partnership Units in such partnerships in connection with the Exchange Offering will be less than the return on investment of the partnerships based on their book value.

Changes in Laws Could Increase Operating Expenses

     Increased costs resulting from changes in real estate taxes or other governmental requirements may generally not be passed directly through to tenants, inhibiting the ability of the Trust and Operating Partnership to recover such increased costs. An attempt to pass through any substantial increases in such costs by increasing rental rates may affect tenants' ability to pay rent, causing increased delinquency and vacancy. Similarly, increases in income or transfer taxes generally are not passed through to tenants and may adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders. Changes in laws increasing potential liability for environmental conditions or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders.

No Rights of Dissent

     Offerees who elect not to accept the Exchange Offering will retain their existing limited partnership interest in their respective Exchange Partnership on substantially the same terms and conditions as their original investment. Upon the completion of the Exchange Offering, the limited partnership interests in each Participating Exchange Partnership will be owned by the Operating Partnership and any Non-participating Limited Partners in the partnership. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

Possible Lack of Diversification in Property Investments

     Although the Trust and the Operating Partnership are expected to invest in several residential apartment properties, the number of properties in which they ultimately invest may be insufficient to afford adequate diversification against the risk that their investments will not be profitable or return their invested capital. There can be no assurance that the properties invested in will earn a return or that the returns on the investments will be sufficient to permit distributions to Shareholders and Unitholders.

Other Participants May Fail to Fulfill Obligations

     In certain cases, the Trust and the Operating Partnership will jointly participate with one or more other entities in respect of their property investments, including without limitation developers, property owners, and First Mortgage lenders and other financing sources. If any such other participants fail to fulfill their obligations, have divergent interests or are in a position to take action contrary to the policies or objectives of the Trust or the Operating Partnership, the interest of the Trust or the Operating Partnership, as the case may be, in such project may be adversely affected. The successful operation of certain property interests acquired will, to a certain extent, be determined by the quality and performance of other participants.

Extended and Uncertain Investing Period Could Adversely Affect Returns

     The use of the net proceeds of the Cash Offering and Units in the Operating Partnership to acquire interests in one or more residential apartment properties may occur over an extended period, including the offering period, during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which net proceeds of the Cash Offering are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on real estate investments made.

Possible "Year 2000" Problems

     Although the computer systems of the Trust and the Operating Partnership have been tested for year 2000 problems and management believe that such systems are year 2000 compatible, it is possible that certain computer systems or software products of their suppliers may experience year 2000 problems and that such problems could adversely affect their operations. The Trust is in the process of inquiring as to the progress of the principal suppliers of the Trust and the Operating Partnership in identifying and addressing problems that their computer systems will face in correctly processing date information as the year 2000 approaches. However, there can be no assurance that the Trust and the Operating Partnership will identify the future date-handling problems of their suppliers in advance of the occurrence of such problems, or that such parties will be able to successfully remedy any problems that are discovered. The failure to identify and solve all year 2000 problems affecting them could have an adverse effect on the business, financial condition and results of operations of the Trust and the Operating Partnership.

                              THE EXCHANGE OFFERING

     All of the Units being offered by the Operating Partnership pursuant to this Prospectus are being offered in connection with the Exchange Offering. In the Exchange Offering, the Operating Partnership is offering to issue registered Units to individual limited partners in limited partnerships which directly or indirectly own equity and/or debt interests in residential apartment properties, in exchange for the limited partners' limited partnership interests.

     As its initial investment targets in the Exchange Offering, the Operating Partnership is offering to acquire direct or indirect equity and/or subordinated mortgage and other debt interests in 26 residential apartment properties (the "Exchange Properties") directly or indirectly owned by 23 real estate limited partnerships managed by Corporate General Partners affiliated with the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) (collectively, the "Exchange Partnerships" and individually, an "Exchange Partnership"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties which consist of an aggregate of 1,012 residential units (comprised of studio and one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 813 existing residential units (studio and one and two bedroom units) and 164 units (two and three bedroom units) under development. Of the Exchange Properties, 21 properties are located in Florida, three properties in Ohio and one property each in Georgia and Indiana.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a residential apartment property or the entire limited partnership or other equity interests in a limited partnership or other entity which owns record title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and in one case, unsecured debt interests). Such property interests are described in further detail at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "INITIAL REAL ESTATE INVESTMENTS" and in Exhibit B hereto. See also "SELECTED FINANCIAL DATA," "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION" and "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES."

     Each Exchange Partnership is a real estate investment program which owns directly or indirectly either all or a portion of the record title to and/or a subordinated mortgage and other debt interest in an Exchange Property or all or a portion of the limited partnership interest or beneficial interest in a limited partnership or other entity which owns such an interest. The Operating Partnership will indirectly acquire interests in the Exchange Properties by offering to issue registered Units in exchange for limited partnership interests ("Exchange Partnership Units") held by individual limited partners in the Exchange Partnerships (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners"). The Original Investors (comprised of Gregory K. McGrath and Robert S. Geiger) do not hold limited partnership interests in any of the Exchange Partnerships. Mr. McGrath is the sole stockholder, director and executive officer of each of the Corporate General Partners of the Exchange Partnerships. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under second mortgage loans and other debt interests owned by certain of the Exchange Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners. See "MANAGEMENT."

     Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on substantially the same terms as his original investment. The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000. An Offeree must exchange all of his units of limited partnership in an Exchange Partnership in order to participate in the Exchange Offering. Partial exchanges will not be accepted.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     The current book value of the 23 Exchange Partnerships is approximately $8,113,659. If exchanges are consummated for all Exchange Partnership Units in the partnerships in connection with the Exchange Offering, the partnership interests acquired will have a purchase price totaling approximately $24,220,880, comprised of Operating Partnership Units to be issued with an initial assigned value in that amount. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. The Trust intends to investigate other investment opportunities for the Exchange Offering, including interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

     In June and July 1998, the Operating Partnership acquired beneficial ownership of a 67-unit residential apartment property located in Orlando, Florida and an 80-unit property located in Lakeland, Florida. In September 1998, the Operating Partnership acquired beneficial ownership of a 50-unit residential apartment property located in New Smyrna Beach, Florida. In October 1998, the
Operating Partnership acquired an approximately 12.3% limited partnership interest in a limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The acquisitions described above, which had a total cash purchase price of $2,641,293, were paid out of the net proceeds of the Trust's ongoing Cash Offering.

     In July 1998, the Operating Partnership made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships, in exchange for a limited partnership interest in such partnerships. In September 1998, the Trust entered into an agreement to acquire two luxury residential apartment properties (total of 652 units) upon the completion of construction for an aggregate purchase price in the range of $41,000,000 to $43,000,000. See "INITIAL REAL ESTATE INVESTMENTS."

     Other than as described above, the remaining net cash proceeds of the Cash Offering (approximately $_________ as of the date of this Prospectus) and future net proceeds from the Cash Offering have not yet been committed to specific properties. Offerees will not have any vote in the selection of property investments after they accept the Exchange Offering. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on any additional properties to be acquired in the Exchange Offering and properties to be acquired with net proceeds of the Cash Offering, in which case they will be required to rely on management's judgment regarding those purchases.

     The commencement of the Exchange Offering in respect of the 23 Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the Corporate General Partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. As described above, affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under second mortgage loans and other debt interests owned by certain of the Exchange Partnerships.

     The Corporate General Partner of each Exchange Partnership recommends that the Offerees elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to Offerees and the

Exchange Partnerships and an analysis of possible alternative transactions. See below at " - Background of the Exchange Offering" and " - Effects of Formation Transactions and Cash Offering and Exchange Offering."

     The number of Units being offered to each Exchange Limited Partner in a particular Exchange Partnership per $1,000 of his original investment is indicated on the table set forth on page _________ of this Prospectus, on page 2 of the accompanying Prospectus Supplement and at the bottom of the table relating to such partnership set forth at Exhibit B to this Prospectus. The number of Units being offered to each Exchange Limited Partner in exchange for his interest in a given Exchange Partnership have been assigned an initial value in the range of 101% to 123% of the amount of an Exchange Limited Partner's original investment in the partnership. For purposes of the Exchange Offering, each Unit has been arbitrarily assigned an initial value of $10 per Unit, which corresponds to the offering price of each Trust Common Share offered in the Cash Offering. The value of each outstanding Unit and Common Share will be substantially identical since Unitholders, including recipients of Units in the Exchange Offering, may exchange their Units into an equivalent number of Common Shares at any time, subject to certain conditions.

     The number of Units being offered in respect of each property in which an Exchange Equity Partnership or an Exchange Hybrid Partnership directly or indirectly owns an equity interest was determined by the Original Investors and differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property, the current principal balance of the first mortgage loan and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the underlying Exchange Partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness and the debtor's repayment history and current net equity interest in such property. Each Exchange Property in which the Operating Partnership intends to acquire an interest has been appraised by a qualified and licensed independent appraisal firm and each additional property in which it intends to acquire an interest will be appraised in advance. See " - Exchange Property Appraisals."

     In connection with the completion of the Exchange Offering in respect of each Participating Exchange Partnership, (i) Mr. McGrath will either grant the Board of the Trust a management proxy coupled with an interest to vote the shares of its Corporate General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) or contract to assign all of the stock in the Corporate General Partner to the Trust for nominal consideration; (ii) the Corporate General Partner will assign to the Operating Partnership all of its residual economic interest in the partnership; and (iii) Mr. McGrath will cause the Corporate General Partner to waive its right to receive from the partnership any ongoing fees, effective at the time of exchange.

     A description of certain differences between (i) the Exchange Partnership Units currently owned by Exchange Limited Partners, (ii) the Operating Partnership Units being offering in the Exchange Offering and (iii) the Trust Common Shares into which the Operating Partnership Units are exchangeable, is set forth below under "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES."

     As a Unitholder, each recipient of Units in the Exchange Offering will be entitled to exchange all or a portion of his Units at any time and from time to time for an equivalent number of Trust Common Shares, so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5% of the then outstanding Shares in the Trust, subject to the Trust's right to cash out any holder of Units who requests an exchange (at a price equal to the average of the daily market price for the 10 consecutive trading days immediately preceding the date the Trust receives the exchange notice, or, in the absence of a public trading market, at a price determined in good faith by the Trust) and subject to certain other exceptions. To facilitate such exchanges of Units into Common Shares, 2,500,000 Common Shares (in addition to the 2,500,000 Common Shares being offered by the Trust in the Cash Offering) have been registered with the Commission. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash

Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. There can be no assurance that such securities will qualify for listing or the timing of such listing. See "TERMS OF THE CASH OFFERING."

     The Trust and the Operating Partnership intend to investigate making an additional public or private offering of Common Shares and/or Units within the 12-month period following the commencement of the Exchange Offering if the Managing Shareholder determines that suitable property acquisition opportunities are available to the Trust at attractive prices and that such an offering would fulfill its cost of funds requirements. The issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Cash Offering and the Exchange Offering could have a dilutive effect on Offerees who accept this Exchange Offering and Shareholders of the Trust.

Accounting Treatment

     Subject to the completion of the Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in Participating Exchange Partnerships on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

Background of the Exchange Offering

     In the first quarter of 1997, the Original Investors determined that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which were controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors. In anticipation of its growth and change in structure, the organization developed by the Original Investors has been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio. See "MANAGEMENT - Officers of the Trust and the Operating Partnership."

     The Original Investors did not wish to exclude any investors in any of the investment programs managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), including the Exchange Partnerships, which have been privately placed in the last four years from the opportunity to diversify their real estate ownership interest by an exchange of their existing limited partnership units for an ownership interest in a publicly structured organization with the ultimate potential of receiving the benefit of holding the interest in a marketable form of security. At the same time, the Original Investors have structured the Exchange Offering to afford each limited partner in the Exchange Partnerships the opportunity, if desired, to continue with the investment as originally purchased and in an entirely undisturbed manner. Moreover, if more than 10% of the limited partners of any Exchange Partnership affirmatively elects not to accept the Exchange Offering, the Operating Partnership will not acquire any limited partnership interests in that partnership. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. Following the completion of the Exchange Offering, each Exchange Partnership will continue to own and operate its respective Exchange Property interest without significant modification.

     The amount of capital raised from limited partners in the original private placement offering of each Exchange Partnership is set forth at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER" and in the respective table in Exhibit B to this Prospectus. The entire net proceeds from each of the original offerings have been invested in the property interest which the particular Exchange Partnership currently holds. The funds were invested as planned. Each of the partnerships was formed with the objectives to generate current cash flow for distribution to partners from the rental of residential apartments and, where applicable, to provide the opportunity for capital appreciation from the future sale of the residential apartment property. The Exchange Partnership Corporate General Partners (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believe these objectives have been substantially achieved.

Neither the Corporate General Partners of the Exchange Partnerships nor any affiliated person materially dependent upon its compensation arrangement with an Exchange Partnership has experienced, since the most recently completed fiscal year, or is likely to experience, any material adverse financial development.

     The Corporate General Partners of the Exchange Partnerships considered various alternatives to the Exchange Offering, including continuation of the partnerships in accordance with their existing business plans and sale or liquidation of the partnership interest or assets held. In the case of each Exchange Partnership, its Corporate General Partner has determined that the Exchange Offering provides equal or greater value to the Exchange Limited Partners compared with any other considered alternative. In the case of certain affiliated income producing partnerships which are not included in the Exchange Offering, the Corporate General Partner concluded otherwise, determining that the Operating Partnership could not offer sufficient value for the exchange.

     Continuation of the existing business plans of the Exchange Partnerships has been determined by their Corporate General Partners (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) to be disadvantageous for their respective limited partners compared with the opportunity to participate in the Exchange Offering. Each of the Exchange Partnerships is a "stand-alone" entity with an interest in one or more residential apartment properties. As a result, the Exchange Partnerships have higher personnel and other operating and financing expenses on a per-unit basis than the combined enterprise will have. In addition, the combined enterprise will afford the Exchange Partnerships highly experienced management and financial personnel that, for the individual partnerships acting alone, would not be cost effective. Moreover, no market exists for the limited partnership interests of the Exchange Limited Partners, and therefore such interests are not currently liquid.

     Liquidation has been determined by the Corporate General Partners of the Exchange Partnerships to be impractical and disadvantageous for their respective limited partners. In the case of each Exchange Partnership, its Corporate General Partner has either explored the sale of the partnership assets or has determined that such a sale would be premature as it would not maximize investor value.

     The Original Investors initiated the Exchange Offering, and the Corporate General Partners of the Exchange Partnerships (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) participated in the structuring of the offering. The Corporate General Partner of each Exchange Partnership believes that the Exchange Offering is fair to the Exchange Limited Partners (regardless of whether all Exchange Partnerships receive the requisite limited partner acceptance to allow them to participate in the offering) and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the original investments of the Exchange Limited Partners in the partnership.

     o The Exchange Offering has been structured to permit each Exchange Limited Partner, if desired, to elect not to accept the offering and instead retain his existing interest in his current partnership on substantially the same terms and conditions as those of his original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Exchange Limited Partner with a significantly more diversified interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and, as a consequence, increase operating performance. The annual cost savings resulting from the combined administration of the 23 Exchange Partnerships is expected to be at least $225,000 compared to the cost of the Exchange Offering, estimated to be approximately $440,000. The cost savings are expected to increase as the number of property interests acquired increases.

     o The Corporate General Partners (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believe that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Exchange Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange the Units received in the offering for an equivalent number of Common Shares of the Trust. The exchange into Common Shares may be made at any time at the sole discretion of each Exchange Limited Partner.

     o The Corporate General Partners considered various alternatives to the Exchange Offering, including continuation of the existing business plans of the Exchange Partnerships and sale or liquidation of the partnership assets held, and have determined that the Exchange Offering provides equal or greater value to the Exchange Limited Partners compared with any other considered alternative.

Effects of Formation Transactions and Cash Offering and Exchange Offering

     The formation transactions, the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Participating Exchange Partnerships, including the operation of the Exchange Properties and other property interests to be acquired, but may have certain disadvantages for the purchasers of Common Shares in the Cash Offering and Offerees who accept the Exchange Offering.

     The principal benefits include the following:

     o The Exchange Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Operating Partnership has been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The Corporate General Partners of the Exchange Partnerships (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believe that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors. The annual cost savings resulting from the combined administration of the 23 Exchange Partnerships is expected to be at least approximately $225,000, compared to the cost of the Exchange Offering, estimated to be approximately $440,000.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Operating Partnership and the Trust will have enhanced ability to obtain more favorable terms for the financing of their assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Exchange Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Exchange Limited Partner.

     o The Corporate General Partners of the Exchange Partnerships considered various alternatives to the Exchange Offering, including continuation of the existing business plans of the Exchange Partnerships and sale or liquidation of the partnership assets held, and have determined that the Exchange Offering provides equal or greater value to the Exchange Limited Partners compared with any other considered alternative. Liquidation has been determined to be impractical and disadvantageous for the Exchange Limited Partners. The Corporate General Partners have either explored the sale of partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages are as follows (see "RISK FACTORS"):

     o Conflicts of interests between the Trust, the Operating Partnership and the Original Investors with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The significant influence of the Original Investors over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Purchasers of Common Shares in the Cash Offering and Offerees who accept the Exchange Offering will pay greater consideration per Common Share and per Operating Partnership Unit than the Original Investors paid for their Operating Partnership Units.

Exchange Property Appraisals

     In connection with the refinancing of first mortgage financing or to obtain evidence of current valuation, the Corporate General Partners of the Exchange Partnerships (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) retained Consortium Appraisal, Inc. ("CAI"), and its affiliate, Consortium Appraisal and Consulting Services, Inc. ("CACSI"), both of Winter Park, Florida, Richards Appraisal Service, Inc. ("RAS"), Melbourne, Florida, Dennis J. Voyt ("Voyt"), Winter Park, Florida, and Strickland & Wright ("S&W"), Cincinnati, Ohio, to prepare appraisal reports as to the fair market value and/or replacement cost new of each of the Exchange Properties in which the Operating Partnership proposes to acquire a direct or indirect equity or debt interest in connection with the initial transactions of the Exchange Offering. CAI or CACSI prepared appraisal reports in respect of 19 of the Exchange Properties, RAS prepared an appraisal report in respect of four of the properties, S&W prepared an appraisal report in respect of two properties and Voyt prepared an appraisal report in respect of one property. The number of Operating Partnership Units which will be issued to each Offeree who elects to accept the Exchange Offering will be based on the appraisal relating to the respective property and other considerations. The appraisal firms were retained based on their experience in connection with preparing appraisals for resident apartment properties, as well as their familiarity with the relevant property markets. CAI and CACSI are familiar with certain of the Exchange Properties they appraised, having completed appraisals for previous acquisitions and/or financings of such properties.

     The appraisal firms have delivered their written appraisals in respect of each of the Exchange Properties to the effect that, as of the appraisal date and based on the matters described therein, each Exchange Property has an estimated fair market value and replacement cost new stated therein. The appraised value and replacement cost new of each Exchange Property are set forth on the applicable table contained in Exhibit B to this Prospectus which sets forth information relating to the property interest, first mortgage indebtedness relating thereto and the limited partnership program which owns a direct or indirect interest in the property. The appraisal reports constitute only the opinion of the respective appraisal firm as to the estimated fair market values and replacement cost new of the properties each of them appraised, and do not constitute a recommendation as to whether or not an Exchange Limited Partner should accept the Operating Partnership's Exchange Offering. Compensation paid or payable to the appraisal firms is not contingent upon the completion or level of acceptance of the Exchange Offering.

     The summary of the appraisal reports set forth in this Prospectus is qualified in its entirety by reference to each report. The appraisals are available for inspection and copying at the Trust's principal executive offices during its regular business hours by any interested Offeree or his representative who has been so designated in writing by the Offeree. A copy of any appraisal report will be delivered by the Trust to any interested Offeree or his authorized representative upon written request and payment by the requesting Offeree of $25 to cover copying and administrative expenses relating thereto. Offerees are urged to review such appraisal reports carefully and in their entirety for a description of the procedures followed, the factors considered and the assumptions made by the appraisal firm.

     The table in Exhibit F to this Prospectus sets forth the appraised value and replacement cost new of each Exchange Property determined by the respective appraisal firm and the value of each property determined by it under the three traditional property valuation methods described below.

CAI and CACSI

     CAI or CACSI prepared appraisal reports as to the fair market value and the replacement cost new of 19 of the Exchange Properties in which the Operating
Partnership will offer to acquire a direct or indirect equity or debt interest in connection with the initial transactions of the Exchange Offering. The number of Operating Partnership Units which will be issued to each Offeree who elects to accept the Exchange Offering will be based on these appraisals and other considerations described above. CAI and CACSI were retained based on their experience in connection with preparing appraisals for residential apartment properties, as well as their familiarity with the relevant property markets, in general, and familiarity with the Exchange Properties appraised, in specific, having completed appraisals for previous acquisitions and/or financings of several of the Exchange Properties.

     In connection with the preparation of its appraisal reports, CAI or CACSI, as the case may be, among other things: (i) physically inspected each Exchange Property appraised (but did not inspect occupied units); (ii) reviewed a site and building plan for each property; (iii) discussed with county planning, zoning and tax officials the current zoning, future land use designation and real estate assessments applicable to each property; (iv) reviewed the property appraiser's records for the preceding five-year sales history of each property;
(v) analyzed the metropolitan area, market area and neighborhood in which each property is located, including past and present development trends and current market conditions; (vi) reviewed past sales and current listings involving similar properties; and (vii) analyzed rental rates and terms for similar properties located in each property's general market area, operating expenses of each property compared to similar properties in its general market area, and the property's historic operations. CAI and CACSI did not review sub-soil, structural, mechanical or other engineering reports (and recommended that such reports be obtained) relating to the current condition of any property, and CAI's and CACSI's appraisals are based on there being no such conditions which would materially adversely affect the value of any property.

     According to CAI or CACSI, each Exchange Property appraised to date by it is in generally good overall condition. In the appraisal reports relating to certain of the properties, CAI and CACSI conditioned their market value estimate on the completion of certain specified minor deferred maintenance items, estimated at no more than $_________ in respect of any Exchange Property appraised.

     In preparing their appraisal reports, CAI and CACSI employed the three traditional property valuation methods: the cost approach, the direct sales comparison approach, and the income approach. The "cost approach" is based on the principle that an informed purchaser would pay no more than the cost of building a comparable property. This approach involves the estimation of the current market value of the land and the replacement cost of improvements. Accrued depreciation of the improvements is then calculated and deducted from such estimation to indicate the value of the property. Generally, the land value is determined using the direct sales comparison approach described below. The replacement cost of improvements is estimated based on current prices for building materials, less depreciation, after analyzing the deficiencies of the existing building compared to a new building.

     Subject to certain exceptions, the Trust and the Operating Partnership are authorized to provide or acquire mortgage loans as long as, among other things, the aggregate amount of all mortgage loans outstanding on any particular underlying property, including the loan of the Trust or the Operating Partnership, as applicable, would not exceed an amount equal to 80% of the appraised replacement cost new of the property. Replacement cost new refers to the estimated cost new of the improvements on a property (estimated on the basis of current prices for the component parts of a building) without taking into account the deficiencies of the existing building compared to a new building, plus the estimated current market value of the underlying land (generally determined using the direct sales comparison approach).

     The Trust and the Operating Partnership have relied upon appraisals performed by independent appraisal firms in respect of the replacement cost new of properties in which Exchange Partnerships involved in the Exchange Offering own a second mortgage interest. In certain cases, the appraised replacement cost new of a property in which an Exchange Partnership owns a mortgage interest significantly exceeds the appraised value of the property determined under the three traditional real property valuation approaches, the income approach, the comparison approach and the cost approach (which takes into account deficiencies of the existing improvements compared to a new building). Offerees should note that appraisals are only opinions of value or replacement cost new and cannot be relied upon as measures of realizable value or replacement cost new.

     The "income approach" is based on the principle that value is created by the expectation of economic benefits to be derived in the future. This approach to valuation takes into account the amount of income a property is expected to earn in the future and its present value. Under this approach, net income before payment of debt service obligations is first estimated. That amount is then converted into present value through a process called capitalization, which involves dividing the net income by a capitalization rate. Factors such as risk, time, interest on the capital investment and the recapture of the depreciating assets are taken into account to determine the capitalization rate. The selection of an appropriate capitalization rate is one of the most important factors to be analyzed under the income approach of valuation. One important method to determine the capitalization rate is to extract the rate based on comparable residential apartment properties.

     The "direct sales comparison" approach is based on the principle that an informed purchaser will pay no more for a property than the cost of acquiring an existing property with the same characteristics. The appraiser first gathers data relating to sales of comparable properties and then analyzes the nature and condition of each comparable sale, making adjustments for dissimilar characteristics. To determine land value, the price per acre or price per unit is the common denominator. For improvements, the common denominator may be price per square foot, price per unit or room, or a gross rent multiplier (i.e., a comprehensive unit of comparison based on the relationship between gross potential rental income and value).

     The final step in CAI's and CACSI's appraisal process is reconciling the values estimated under the three approaches. CAI and CACSI consider the relative applicability of each approach, examine the range between the estimated values and emphasize the approach that appears to produce the most reliable estimate. According to CAI and CACSI, the income and direct sales comparison approaches are considered by most purchasers and sellers to be the most relevant when valuing income-producing properties such as the Exchange Properties. CAI and CACSI give the least consideration to the cost approach because purchasers and sellers are more responsive to acquiring income-producing properties based on attractive overall capitalization rates that incorporate favorable rates of return.

     CAI and CACSI are to be paid fees ranging from $3,000 to $6,000 by the respective Exchange Partnership or the mortgage lender for each appraisal report prepared in connection with the initial transactions of the Exchange Offering, or a total not exceeding $95,000. CAI or CACSI has completed or commenced additional appraisal reports in connection with the acquisition and/or financing of property interests by other real estate limited partnerships managed by affiliates of the Managing Shareholder, several of which partnerships may be involved in later stages of the Exchange Offering. It is anticipated that CAI and CACSI will perform additional appraisal services for the Trust and its affiliates in the future.

RAS

     RAS prepared appraisal reports as to the fair market value of three different configurations of four Exchange Properties, which consist of four phases of a residential apartment community referred to as the Forest Glen Apartments. RAS researched the subject market area and selected three recent sales of properties which are similar and in close proximity to the subject properties. RAS principally relied upon the direct sales comparison approach as described above under " - CAI and CACSI." Its appraisal estimate was supported by the cost approach and the income approach. An RAS representative inspected the interior and exterior areas of each subject property and the exterior of the three comparable properties. According to RAS, the subject property is in good condition and there appears to be no adverse conditions on the site or in the vicinity of the site. RAS has been paid a fee of $300 for its appraisal services. It is not expected to provide appraisal reports for any additional properties in connection with the Exchange Offering.

S&W

     S&W prepared an appraisal report as to (i) the estimated market value of a 72-unit residential apartment property located in Anderson, Indiana known as Steeplechase Apartments and (ii) the estimated "as is" value and prospective market value of a 164-townhome residential apartment property (appraised for use as a condominium) under development in Cincinnati, Ohio. S&W inspected the subject properties and made a study of the neighborhood data relating to the properties and competing properties. In estimating each property's market value, S&W relied upon the income approach and direct sales comparison approach as described above under " - CAI and CACSI." S&W also assumed structural integrity of the subject buildings and no existing environmental contamination. In addition, as to the Indiana property, S&W assumed that the condition of units that were not inspected is similar to that of the inspected units and that water and sewer charges for the individual units is recouped by the property owner. In estimating the prospective market value of the Cincinnati property as of January 1, 2000, the projected date of completion, S&W assumed the completion of construction as proposed by the developer with satisfactory workmanship and materials and full rent-up of the property as of such date. S&W has been paid a fee of $____ for its appraisal services. It is not expected to provide appraisal reports for any additional properties in connection with the Exchange Offering.

Voyt

     Voyt prepared an appraisal report as to the fair market value of two different configurations of a 56-unit residential apartment property (appraised for use as a condominium) known as Laurel Oaks (formerly Grove Hamlet) Apartments located in Deland, Florida. Voyt researched the subject market area and selected three recent sales of properties which are similar and in close proximity to the subject property. Voyt exclusively relied upon the direct sales comparison approach as described above under " - CAI and CACSI." Voyt inspected the interior and exterior areas of the subject property and public records in respect of the three comparable properties. According to Voyt, the subject property is in good condition and there appears to be no adverse environmental conditions on the site or in the vicinity of the site. Voyt assumed structural integrity of the subject buildings and no existing environmental contamination. The appraisal is subject to completion of the planned renovation of certain units with new carpeting, vinyl, wallpaper and painting. Voyt has been paid a fee of $_______ for its appraisal services. Voyt is not expected to provide appraisal reports for any additional properties in connection with the Exchange Offering.

Historical Cash Distributions and Corporate General Partner Compensation

     On an aggregate basis, the limited partners in the 23 Exchange Partnerships have received the following approximate amount of cash distributions during the periods indicated: 1995: $447,725, 1996: $1,011,505, 1997: $1,400,477, 1998
(through September 30th): $1,145,849, and all such periods combined: $4,005,556. The Corporate General Partners of the Exchange Partnerships (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and affiliates have received compensation during such periods in the aggregate amount of approximately $2,806,104 (including commissions and fees relating to the original private offering).

During such period, the Corporate General Partner and affiliates have not received any cash distributions from the partnerships. If the compensation structure to be in effect after each Participating Exchange Partnership's participation in the Exchange Offering had been in effect during such period, for serving as Chief Executive Officer of the Trust and the Operating Partnership, Mr. McGrath would have received as compensation in the initial year up to 25,000 Common Shares of the Trust (amount to be determined by the Executive Compensation Committee of the Trust) and health benefits and thereafter, compensation and benefits determined annually by the committee. Mr. McGrath also would have received distributions from the Participating Exchange Partnerships in the aggregate amount of approximately $380,528 (9.5% of all distributions) on Units subscribed for by him in connection with the formation of the Operating Partnership and the Trust.

Terms of the Exchange Offering

     The Operating Partnership hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal and Election Form, to exchange up to 2,500,000 Operating Partnership Units for all Exchange Partnership Units held by all Offerees properly tendered on or prior to the Expiration Date. The Operating Partnership will issue, promptly after the Expiration Date, up to 2,500,000 Operating Partnership Units in exchange for Exchange Partnership Units tendered and accepted in connection with the Exchange Offering. As of the date of this Prospectus, ________Operating Partnership Units are outstanding; of such Units, ____________ are held by the Trust and 1,212,260 are held by the Original Investors (subject to adjustment as described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions."

     This Prospectus and the accompanying Transmittal Letter and Election Form are first being sent to Offerees in connection with the Exchange Offering on or about the date indicated on the Election Form. Offerees who elect to accept the Exchange Offering are required to indicate their acceptance of the offering in the space provided on the accompanying green Election Form and sign and return it, together with certificates representing their Exchange Partnership Units, to the Exchange Agent by the Expiration Date. The Election Forms will be tabulated effective the Expiration Date. An Offeree's Election Form bearing the latest date that is either post-marked on or before the Expiration Date or physically received by the Exchange Agent on the close of business on the Expiration Date will constitute the Offeree's election.

     Assuming satisfaction or waiver of the closing conditions of the Exchange Offering (described below at " - Conditions to the Exchange Offering"), from and after the Expiration Date, each Exchange Limited Partner in a Participating Exchange Partnership who accepts the Exchange Offering will be entitled to receive the number of Operating Partnership Units per $1,000 of his original investment indicated on page _____ of this Prospectus, on page 2 of the Prospectus Supplement relating to his partnership and on the bottom of the table of Exhibit B to this Prospectus relating to his partnership. As soon as practicable after the Expiration Date, the Exchange Agent will mail to each Offeree who delivers to the Exchange Agent a completed and signed copy of the Election Form indicating his acceptance of the offering (together with the certificate(s) representing his Exchange Partnership Units), certificates representing the number of Operating Partnership Units to which the Offeree is entitled.

     Assuming satisfaction or waiver of the closing conditions of the Exchange Offering, Offerees who accept the Exchange Offering will not be entitled to receive any dividends or other distributions on his Exchange Partnership Units from and after ____________. Each such Offeree will be entitled to receive distributions on his Operating Partnership Units which are payable as of any record date occurring after he has exchanged his Exchange Partnership Units.

     Assuming satisfaction or waiver of the closing conditions of the Exchange Offering (described below at " - Conditions to the Exchange Offering"), from and after the Expiration Date, the Operating Partnership will be registered as the owner of all Exchange Partnership Units in Participating Exchange Partnerships owned prior to the completion of the Exchange Offering by Exchange Limited Partners who accept the Exchange Offering. Similarly, Exchange Limited Partners who accept the Exchange Offering will be registered as the owner of all Operating Partnership Units received in connection with the offering.

     If any Operating Partnership Units are to be issued in a name other than that in which the corresponding Exchange Partnership Units are registered, it is a condition to the exchange that the Exchange Limited Partner involved comply with applicable transfer requirements and pay any applicable transfer or other taxes.

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000. An Offeree must exchange all of his Exchange Partnership Units in order to participate in the Exchange Offering. Partial exchanges will not be accepted.

     Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his respective Exchange Partnership on terms substantially the same as those of his original investment. Except as described herein, Offerees who elect not to accept the offering ("Non-participating Limited Partners") will retain their limited partnership interest in their respective Exchange Partnership on substantially the same terms and conditions as their original investment in the partnership. Upon the completion of the Exchange Offering in respect of a Participating Exchange Partnership, Non-participating Limited Partners and the Operating Partnership will constitute all the limited partners of such partnership. As described in further detail in this Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS," the original partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the closing of the Exchange Offering will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Limited Partners voting as a class in respect of substantially all matters as to which limited partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership.

     Holders of Exchange Partnership Units do not have any appraisal or dissenters' rights in connection with the Exchange Offering. Exchange Partnership Units that are not tendered for or are tendered but not accepted in connection with the Exchange Offering will remain outstanding and be entitled to the benefits of the partnership agreement pertaining to the holder's respective Exchange Partnership . See "RISK FACTORS - Consequences of a Failure to Exchange Partnership Units." If any tendered Exchange Partnership Units are not accepted for an exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates received by the Exchange Agent for any such unaccepted Exchange Partnership Units will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

Expiration Date, Extensions, and Amendments

     The term "Expiration Date" means 5:00 p.m., New York City time, on the date specified in the Election Form unless the Exchange Offering is extended by the Operating Partnership (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offering is extended).

     The Operating Partnership expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Exchange Partnership Units for exchange, (ii) to terminate the Exchange Offering (whether or not any Exchange Partnership Units have theretofore been accepted for exchange) if the Operating Partnership determines, in its sole and absolute discretion, that any of the events or conditions referred to under " - Conditions to the Exchange Offering" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offering and retain all Exchange Partnership Units tendered pursuant to the Exchange Offering, and (iv) to waive any condition or otherwise amend the terms of the Exchange Offering in any respect. If the Exchange Offering is amended in a manner determined by the Operating Partnership to constitute a material change, or if the Operating Partnership waives a material condition of the Exchange Offering, the Operating Partnership will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Exchange Partnership Units, and the Operating Partnership will extend the Exchange Offering to the extent required by Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next Business Day following the previously scheduled Expiration Date. Without limiting the manner in which the Operating Partnership may choose to make any public announcement and subject to applicable laws, the Operating Partnership shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Operating Partnership Units

     Upon the terms and subject to the conditions of the Exchange Offering, promptly after the Expiration Date, the Operating Partnership will exchange, and will issue to the Exchange Agent, Operating Partnership Units for Exchange Partnerships Units validly tendered. In all cases, delivery of Operating Partnership Units in exchange for Exchange Partnership Units tendered and accepted for exchange pursuant to the Exchange Offering will be made only after timely receipt by the Exchange Agent of certificates representing such Exchange Partnership Units, the Election Form (or facsimile thereof), properly completed and duly executed, and any other documents required by the Letter of Transmittal.

     Subject to the terms and conditions of the Exchange Offering, the Operating Partnership will be deemed to have accepted for exchange, and thereby exchanged, Exchange Partnership Units validly tendered as if and when the Operating Partnership gives oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of the Operating Partnership's acceptance of such Exchange Partnership Units for exchange pursuant to the Exchange Offering. The Exchange Agent will act as agent for the Operating Partnership for the purpose of receiving tenders of certificates representing Exchange Partnership Units, Election Forms and related documents, and as agent for tendering holders for the purpose of receiving certificates representing Exchange Partnership Units, Election Forms and related documents and transmitting Operating Partnership Units to validly tendered holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Exchange Partnership Units tendered pursuant to the Exchange Offering is delayed (whether before or after the Operating Partnership's acceptance for exchange of Exchange Partnership Units) or the Operating Partnership extends the Exchange Offering or is unable to accept for exchange or exchange Exchange Partnership Units tendered pursuant to the Exchange Offering, then, without prejudice to the Operating Partnership's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Operating Partnership and subject to Rule 14e-1 under the Exchange Act, retain tendered Exchange Partnership Units and such Exchange Partnership Units may not be withdrawn.

     Pursuant to the Election Form, a holder of Exchange Partnership Units will warrant and agree that he has full power and authority to tender, exchange, sell, assign and transfer Exchange Partnership Units, that the Operating Partnership will acquire good, marketable and unencumbered title to the tendered Exchange Partnership Units, free and clear of all liens, restrictions, charges and encumbrances, and the Exchange Partnership Units tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that he will, upon request, execute and deliver any additional documents deemed by the Operating Partnership or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Exchange Partnership Units tendered pursuant to the Exchange Offering.

Procedures for Tendering Exchange Partnership Units

     Valid Tender

     Except as set forth herein, in order for Exchange Partnership Units to be validly tendered pursuant to the Exchange Offering a properly completed and duly
executed  Election  Form  (or  facsimile  thereof),   with  any  other
required documents, must be received by the Exchange Agent at its address set forth under "- Exchange Agent," and tendered Exchange Partnership Units must be received by the Exchange Agent.

     THE METHOD OF DELIVERY OF THE CERTIFICATES, THE ELECTION FORM AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Certificates

     Certificates representing Exchange Partnership Units as well as the Election Form (or facsimile thereof), properly completed and duly executed, with any other required documents by the Letter of Transmittal must be received by the Exchange Agent at its address set forth under " - Exchange Agent" on or prior to the Expiration Date in order for such tender to be effective.

     Delivery

     The method of delivery of the certificates representing tendered Exchange Partnership Units, the Election Form, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

     Notwithstanding any other provisions hereof, the delivery of Operating Partnership Units in exchange for Exchange Partnership Units tendered and accepted for exchange pursuant to the Exchange Offering will in all cases be made only after timely receipt by the Exchange Agent of certificates representing Exchange Partnership Units and a properly completed and duly executed Election Form (or facsimile thereof), together with any other documents required by the Letter of Transmittal. Accordingly, the delivery of Operating Partnership Units might not be made to all tendering holders at the same time, and will depend upon when certificates representing Exchange Partnership Units and other required documents are received by the Exchange Agent.

     Determination of Validity

     All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Exchange Partnership Units will be determined by the Operating Partnership in its sole discretion, whose determination shall be final and binding on all parties. The Operating Partnership reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Operating Partnership, be unlawful. The Operating Partnership also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offering as set forth under " Conditions to the Exchange Offering" or any condition or irregularity in any tender of Exchange Partnership Units of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The interpretation by the Operating Partnership of the terms and conditions of the Exchange Offering (including the Letter of Transmittal and the Election
Form) will be final and binding. No tender of Exchange Partnership Units will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Operating Partnership, the Trust, any affiliates or assigns of the Operating Partnership or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Election Form, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a



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


corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Operating Partnership, proper evidence satisfactory to the Operating Partnership, in its sole discretion, of such person's authority to so act must be submitted.

Conditions to the Exchange Offering

     The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000. Notwithstanding any other provisions of the Exchange Offering, or any extension of the Exchange Offering, the Operating Partnership will not be required to accept for exchange, or to exchange, any Exchange Partnership Units for any Operating Partnership Units and, as described herein, may terminate the Exchange Offering (whether or not any Exchange Partnership Units have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offering, if any of the following additional conditions have occurred or exists or have not been satisfied:

     (i) Any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of Operating Partnership or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offering, or

     (ii) A stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Operating Partnership, threatened for that purpose, or any governmental approval has not been obtained, which approval the Operating Partnership shall, in its sole discretion, deem necessary for the consummation of the Exchange Offering as contemplated hereby.

     If the Operating Partnership determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offering (whether or not any Exchange Partnership Units have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offering in any respect. If such waiver or amendment constitutes a material change to the Exchange Offering, the Operating Partnership will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Exchange Partnership Units and will extend the Exchange Offering to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

     American Stock Transfer & Trust Company has been appointed as Exchange Agent for the Exchange Offering. Delivery of the Election Form, certificates representing tendered Exchange Partnership Units and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus, Prospectus Supplement, or of the Letter of Transmittal or Election Form should be directed to the Exchange Agent as follows:

           For Information Call:

                     American Stock Transfer & Trust Company
                     40 Wall Street
                     New York, New York 10005
                     (212) 936-5100
                     Fax:  (718) 236-4588

                     Confirm:  ________________________

     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

Fees and Expenses of the Exchange Offering

     The Operating Partnership has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Operating Partnership will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Exchange Partnership Units and in handling or tendering their customers.

     All legal, accounting, due diligence and other expenses incurred by each of the Exchange Partnerships and the Operating Partnership incident to the Exchange Offering will be paid by the party incurring such expense, except that all of the expenses incurred in connection with the preparation, filing, printing and distributing of the Registration Statement, of which this Prospectus is a part, and completion of the transactions described therein (estimated to be approximately $440,000) will be paid by the Operating Partnership out of the net proceeds of the Trust's Cash Offering and net available cash flow. No special fees or commissions were or will be paid to the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), any Corporate General Partner of an Exchange Partnership, or any of their respective affiliates, in connection with the Exchange Offer. As of the date of this Prospectus, in connection with the Exchange Offering, each Exchange Partnership has paid out of available cash flow an estimated amount in the range of $26,000 to $38,000 of expenses. The Exchange Partnerships are not expected to incur any significant additional expenses related to the offering.

     Any broker-dealer who assists the Operating Partnership in consummating the Exchange Offering with individual Offerees who accept the offering will be paid a commission equal to a number of unregistered Common Shares of the Trust having a value equal to 5% of the deemed value of Operating Partnership Units exchanged in the particular transactions.

                              PRIOR PERFORMANCE OF
                       AFFILIATES OF MANAGING SHAREHOLDER

     This section provides certain historical information regarding 48 private real estate limited partnerships sponsored and/or managed by affiliates of the Trust's Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath). Offerees should be aware that: (i) the inclusion of the following information and information set forth in the tables which comprise Exhibit A hereto does not imply that the Trust or the Operating Partnership will experience results similar to those reflected below and in the tables or that an Offeree who acquires Units in this Exchange Offering or any Shareholder in the Trust (including without limitation any Unitholder who exchanges his Units for Common Shares) will receive returns, if any, comparable to those experienced by investors in such limited partnerships; (ii) except as otherwise described in this Prospectus, Offerees who acquire Units in the Exchange Offering and Shareholders of the Trust will not acquire any direct or indirect ownership interest in any of the prior limited partnerships; and (iii) the following information and information set forth in the tables is given solely to enable Offerees to evaluate the experience of the Managing Shareholder and its affiliates and, in certain cases, to evaluate certain properties in which the Operating Partnership may acquire an interest in connection with the Exchange Offering.

     Gregory K. McGrath, the sole director and sole stockholder of the Managing Shareholder and the Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder has substantial experience in the real estate industry. See "MANAGEMENT." Since 1994, affiliates of the Managing Shareholder and of Mr. McGrath have sponsored and/or managed 48 prior real estate investment limited partnership offerings, certain of them with investment objectives similar to those of the Trust. The limited partner interests in these prior partnerships were offered without registration under the Securities Act of 1933, as amended, in reliance upon the non-public offering exemption from registration. The first such offering sponsored by an Affiliate of the Managing Shareholder commenced in September 1994. As of _____________, the prior partnerships had raised aggregate capital contributions of approximately $___________ from approximately _________ investors (including investors who have invested in two or more programs). The annual rate of return on investment for 1997 and for the first three quarters of 1998 generated by the prior partnerships ranged between zero and twelve percent. Distributions were not made during these periods by certain of the partnerships because (i) certain apartment units were withdrawn from the rental market, and net available cash flow was applied, to prepare them for sale as individual condominium units (which plan was later abandoned) or to convert them from long-term rentals to short-term corporate rentals or (ii) net available cash flow was applied to pay certain expenses in connection with this Exchange Offering and the Cash Offering.

     To date, the prior partnerships have acquired interests in 54 properties, 29 of which are located in Florida (Bartow, Brandon, Clearwater, Cocoa, Cocoa Beach, Crystal River, Daytona Beach, Deland, Jacksonville, Kissimmee, Lakeland, Melbourne, Orlando, Port Orange, St. Petersburg, Seminole, Tampa and Titusville); one of which is located in Georgia (Statesboro); one in Indiana (Anderson); 17 in Kentucky (Alexandria, Burlington, Independence and
Louisville); and six in Ohio (Bellefontaine, Cincinnati and Mansfield). All acquisitions occurred within the last four years. The aggregate dollar amount of property interests acquired and initial cash reserves held was approximately $_____________. The property interests acquired have consisted of the following: direct or indirect equity interests in 21 residential apartment properties comprised of 1,311 units; mortgage financing interests in 17 residential apartment properties comprised of 2,052 units; mortgage financing interests in four residential condominium properties comprised of 578 units; mortgage financing interests in six single-family housing developments relating to approximately 981 homes; a mortgage financing interest in 8.2 acres of land for development into a 195-unit condominium property; a mortgage financing interest in 4.0 acres of land for development into a shopping center; and a mortgage financing interest in respect of the conversion of a 144-unit residential apartment property into an extended-stay hotel. Each of the properties is subject to first mortgage financing. One property interest has been sold to date. See the balance of this section and Exhibit A hereto for more detailed information relating to the individual property interests owned by certain of the prior partnerships. Additional information relating to the original acquisitions of such property interests is included in Part II of the Form S-4 registration statement filed with the Commission by the Operating Partnership in connection with the Exchange Offering. The Trust will provide such information at no charge to any Offeree who requests it. Exhibit B hereto sets forth certain information concerning the Exchange Properties and the Exchange Partnerships which will be involved in the initial transactions of the Exchange Offering.

     In the initial transactions of the Exchange Offering, the Operating Partnership will offer to acquire limited partnership interests held by individual limited partners in 23 of the prior partnerships. The Operating Partnership intends to investigate other investment opportunities to exchange the balance of the Units for property interests in other Exchange Offering transactions, including property interests held by unaffiliated limited partnerships and interests held by other limited partnerships managed by affiliates of the Managing Shareholder, which may include certain of the partnerships described below.

     In August 1994, Baron Capital of Florida, Inc. (formerly named Sigma Financial Capital VI, Inc.), at that time an Affiliate of Sigma Financial Corporation, the Dealer Manager of the Cash Offering, sponsored an offering of up to 2,100 units of limited partner interest in Central Florida Income Appreciation Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,050,000). The offering was fully subscribed and closed in October 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interest in a limited partnership which owns fee simple title to a 56-unit residential apartment community located in Deland, Florida known as Laurel Oaks (formerly Grove Hamlet) Apartments. In August 1998, Gregory K. McGrath acquired all of the equity of the general partner of the partnership. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In September 1994, Baron Capital I, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,050 units of limited partner interest in Tampa Capital Income Fund, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $1,050,000). The offering was fully subscribed and closed in August 1995. The partnership invested the net proceeds of its offering to acquire title to an 83-unit residential apartment community located in Brandon, Florida. The partnership sold the property in February 1997 in exchange for cash and a purchase money mortgage taken back by the partnership.

     In November 1994, Baron Capital II, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,614 units of limited partner interest in Florida Capital Income Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $807,000). The offering was fully subscribed and closed in April 1995. The partnership invested the net proceeds of its offering to acquire title to a 77-unit residential apartment community located in Port Orange, Florida known as Eagle Lake Apartments. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Florida Income Appreciation Fund I, Ltd., a Florida limited partnership, which in the first half of 1994 sold 205 units of limited partnership interest in the partnership (gross proceeds of $205,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to an eight-unit residential apartment community located in Daytona Beach, Florida known as Forest Glen Apartments-Phase IV. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.


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     In January  1995,  Baron  Capital IV,  Inc.,  an  Affiliate of the Managing
Shareholder, became general partner of Florida Income Advantage Fund I, Ltd., a Florida limited partnership, which in the first half of 1994 sold 940 units of limited partnership interest in the partnership (gross proceeds of $940,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 26-unit residential apartment community located in Daytona Beach, Florida known as Forest Glen Apartments-Phase III. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Realty Opportunity Income Fund VIII, Ltd., a Florida limited partnership, which in the first half of 1994 sold 944 units of limited partnership interest in the partnership (gross proceeds of $944,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 30-unit residential apartment community located in Daytona Beach, Florida known as Forest Glen Apartments-Phase II. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof.
Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Florida Capital Income Fund II, Ltd., a Florida limited partnership, which in the first half of 1994 sold 1,840 units of limited partnership interest in the partnership (gross proceeds of $920,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 52-unit residential apartment community located in Daytona Beach, Florida known as Forest Glen Apartments-Phase I. The partnership also issued 160 units (valued at $80,000) to four investors in exchange for property interests acquired by them in an earlier program which was terminated. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In May 1995, Baron Capital VI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 626 units of limited partner interest in Florida Tax Credit Fund, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $626,000). The offering was fully subscribed and closed in May 1996. The partnership invested the net proceeds of its offering to acquire an equity interest in a limited partnership that owns title to a 78-unit residential apartment community located in Tampa, Florida.

     In August 1995, Baron Capital III, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 800 units of limited partner interest in Florida Opportunity Income Partners, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in November 1995. The partnership invested the net proceeds of its offering to acquire title to a 60-unit residential apartment community located in Daytona Beach, Florida known as Camellia Court Apartments. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In June 1995, Baron Capital VII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Florida Capital Income Fund III, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and


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

closed in November 1995. The partnership invested the net proceeds of its offering to acquire title to a 48-unit residential apartment community located in Jacksonville, Florida known as Bridgepoint Apartments. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In December 1995, Baron Capital VIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Homebuyer Mortgage Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in May 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of approximately 200 single-family home sites located in Louisville, Kentucky.

     In January 1995, Baron Capital V, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 3,640 units of limited partner interest in Florida Capital Income Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,820,000). The offering was fully subscribed and closed in June 1996. The partnership invested the net proceeds of its offering to acquire title to a 144-unit residential apartment community located in St. Petersburg, Florida known as Glen Lake Apartments. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In November 1995, Baron Capital X, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in GSU Stadium Student Apartments, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in February 1996. The partnership invested the net proceeds of its offering to acquire title to a 60-unit student residential apartment community located in Statesboro, Georgia known as Stadium Club Apartments. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof.
Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In October 1995, Baron Capital XI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,300 units of limited partner interest in Florida Income Growth Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,150,000). The offering was fully subscribed and closed in February 1997. The partnership invested the net proceeds of its offering to acquire title to a 70-unit residential apartment community located in Orlando, Florida known as Blossom Corners Apartments-Phase I. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In January 1996, Baron Capital XII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 575 units of limited partner interest in Brevard Mortgage Program, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $575,000). The offering was fully subscribed and closed in April 1996. The partnership invested the net proceeds of its offering to provide or acquire two second mortgage loans secured by a 64-unit residential apartment community located in Melbourne, Florida known as Meadowdale Apartments. As one of its initial acquisition candidates in connection with the Exchange Offering, the


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

Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In January 1996, Baron Capital XV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in July
1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of 39 single-family home sites located in Louisville, Kentucky.

     In February 1996, Baron Capital XVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,500 units of limited partner interest in Clearwater First Time Home Buyer Program, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $750,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to provide subordinated mortgage financing to a developer for the acquisition of 8.2 acres of land located in Clearwater, Florida for a 195-unit residential condominium development.

     In April 1996,  Baron  Capital  IX,  Inc.,  an  Affiliate  of the  Managing
Shareholder, sponsored an offering of up to 700 units of limited partner interest in Lamplight Court of Bellefontaine Apartments, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $700,000). The offering was fully subscribed and closed in November 1996. The partnership invested the net proceeds of its offering (i) to acquire a 31.7% limited partnership interest in a limited partnership that owns title to an 80-unit residential apartment community located in Bellefontaine, Ohio known as Lamplight Apartments and (ii) to provide or acquire two unrecorded second mortgage loans secured by such property. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In May 1996, Baron Capital XXVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,800 units of limited partner interest in Baron Strategic Vulture Fund I, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $900,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to provide or acquire an undivided 73.7% interest in four unrecorded second mortgage loans secured by an 81-unit residential apartment community located in Tampa, Florida known as Curiosity Creek Apartments. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof.
Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In April 1996, Baron Capital XXVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund III, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of approximately 100 condominium units located in Independence, Kentucky.

     In June 1996, Baron Capital XXVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was


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

fully subscribed and closed in November 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of approximately 82 single-family homes in Louisville, Kentucky.

     In May 1996, Baron Capital XXIX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of the second phase of an 84-unit residential condominium development in Independence, Kentucky.

     In July 1996, Baron Capital XXXI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Strategic Investment Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire an equity interest in a 72-unit residential apartment community located in Anderson, Indiana known as Steeplechase Apartments. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In June 1996, Baron Capital XXXII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in December 1996. The partnership invested the net proceeds of its offering to provide or acquire (i) three unrecorded second mortgage loans secured by a 68-unit residential apartment community located in Orlando, Florida known as Blossom Corners Apartments - Phase II and (ii) an unrecorded second mortgage loan secured by a 164 townhouse community under development in Cincinnati, Ohio known as Villas at Lake Sycamore. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof.
Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In August 1996, Baron Capital XXIX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,500 units of limited partner interest in Baron Income Property Mortgage Fund VI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $750,000). The offering was fully subscribed and closed in July 1997. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 150-unit apartment community located in Independence, Kentucky.

     In April 1996, Baron Capital of Ohio III, Inc. (formerly named Sigma Financial Capital VI, Inc.), at that time an Affiliate of Sigma Financial Corporation, the Dealer Manager of the Cash Offering, sponsored an offering of up to 600 units of limited partner interest in Midwest Income Growth Fund VI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $300,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interest in a limited partnership which owns fee simple title to a 66-unit residential apartment community located in Mansfield, Ohio known as Brookwood Way Apartments. In August 1998, Gregory K. McGrath acquired all of the equity of the general partner of the partnership. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.


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

     In September 1996, Baron Capital XXXIV, an Affiliate of the Managing Shareholder, sponsored an offering of up to 620 units of limited partner interest in Florida Tax Credit Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $310,000). The offering was fully subscribed and closed in May 1998. The partnership has invested the net proceeds of its offering to acquire title to a 47-unit residential apartment community located in Bartow, Florida.

     In November 1996, Baron Capital XVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Strategic Investment Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in April 1997. The partnership has invested the net proceeds of its offering to provide or acquire two unrecorded second mortgage loans secured by a 73-unit residential apartment community located in Tampa, Florida known as Country Square Apartments-Phase I. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In November 1996, Baron Capital XXXVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,400 units of limited partner interest in Baron Mortgage Development Fund VII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $700,000). The offering was fully subscribed and closed in July 1997. The partnership invested the net proceeds of its offering to make a second mortgage loan to the developer of an 84-unit residential apartment community in Alexandria, Kentucky.

     In October 1996, Baron Capital XXXVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,300 units of limited partner interest in Baron Mortgage Development Fund VIII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $650,000). The offering was fully subscribed and closed in August 1998. The partnership has invested the net proceeds of its offering to make a second mortgage loan to the developer of a 114-unit residential apartment community located in Louisville, Kentucky.

     In November 1996, Baron Capital XL, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in June 1997. The partnership invested the net proceeds of its offering to provide or acquire (i) an unrecorded second mortgage loan secured by a 33-unit residential apartment property located in Tampa, Florida known as Candlewood Apartments-Phase II, (ii) an undivided 26.3% interest in four unrecorded second mortgage loans secured by an 81-unit residential apartment community located in Tampa, Florida known as Curiosity Creek Apartments and (iii) four unrecorded second mortgage loans secured by a 60-unit residential apartment property located in Titusville, Florida known as Sunrise Apartments-Phase I and an unsecured loan associated with such property. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof.
Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In November 1996, Baron Capital XXXI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund VI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in April 1997. The partnership has invested the net proceeds of its offering (i) to acquire a 57% limited partnership interest in a limited partnership which owns record title to a 91-unit residential apartment community in Orlando, Florida known as Pineview Apartments, (ii) to provide or acquire an unrecorded second mortgage loan secured by a 33-unit residential apartment property located in Tampa, Florida known as


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

Candlewood Apartments-Phase II, (iii) to provide or acquire an undivided 20% interest in a second mortgage loan secured by a 91-unit residential property located in Orlando, Florida known as Garden Terrace Apartments-Phase III and
(iv) to make a secured loan to an affiliated partnership, Baron Capital Strategic Investment Fund IV, Ltd., which in turn used such loan proceeds to make a second mortgage loan secured by a 73-unit residential apartment community located in Tampa, Florida known as Country Square Apartments-Phase I. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In January 1997, Baron Capital XLI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 3,800 units of limited partner interest in Baron Strategic Investment Fund VII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,900,000). The offering was fully subscribed and closed in December 1997. The partnership has invested the net proceeds of its offering to purchase receivables associated with three properties comprising 145 residential apartment units located in Cocoa Beach, Lakeland and Titusville, Florida.

     In November 1996, Baron Capital XLIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund X, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in December 1997. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of 226 condominium units in Cincinnati, Ohio.

     In January 1997, Baron Capital XLII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Development Fund IX, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in September 1997. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 320 single-family home site located in Louisville, Kentucky.

     In March 1997, Baron Capital XXXIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund XI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in August 1997. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of 168 residential condominium units in Cincinnati, Ohio.

     In May 1997, Baron Capital XLIV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund VIII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in February 1998. The partnership has invested the net proceeds of its offering to provide or acquire
(i) an undivided 58% interest in an unrecorded second mortgage loan secured by a 41-unit residential apartment community located in Kissimmee, Florida known as Heatherwood Apartments-Phase II and three unsecured loans associated with such property, (ii) three unrecorded second mortgage loans secured by a 59-unit residential apartment property located in Cocoa, Florida known as Longwood Apartments-Phase I, and (iii) an unrecorded second mortgage loan secured by a 164-townhome community under development in Cincinnati, Ohio known as Villas at Lake Sycamore. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof.
Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In May 1997, Baron Capital XLVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XIV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000. The offering was fully


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

subscribed and closed in March 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 396-unit luxury residential apartment community in Cincinnati, Ohio.

     In April 1997, Baron Capital XLVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in August 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 111,000 square-foot shopping center located in Burlington, Kentucky.

     In June 1997, Baron Capital XLVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,400 units of limited partner interest in Baron Mortgage Development Fund XV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $700,000). The offering was fully subscribed and closed in February 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of an 88-unit residential apartment community located in Alexandria, Kentucky.

     In May 1997, Baron Capital LX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron First Mortgage Development Fund XVI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in June 1998. The partnership has invested the net proceeds of its offering to make a first mortgage loan to the developer of approximately 200 entry-level single-family homes in Cincinnati, Ohio.

     In May 1997, Baron Capital LXI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron First Mortgage Development Fund XVII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of
$1,000,000). The offering has raised $840,500 as of September 1, 1998 and continues in progress. The partnership has invested the net proceeds of its offering to make a first mortgage loan to the developer of approximately 140 entry-level single-family homes in Crystal River, Florida.

     In June 1997, Baron Capital LXII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund IX, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in May 1998. The partnership has invested the net proceeds of its offering (i) to acquire a 41.1% limited partnership interest in a limited partnership which owns record title to a 72-unit residential apartment property in Lakeland, Florida known as Crystal Court Apartments, (ii) to provide or acquire an unrecorded second mortgage loan secured by a 33-unit residential apartment property located in Tampa, Florida known as Candlewood Apartments-Phase II, (iii) to provide or acquire an undivided 25% interest in a second mortgage loan secured by a 91-unit residential apartment property located in Tampa, Florida known as Garden Terrace Apartments-Phase III, and (iv) to provide or acquire an unrecorded second mortgage loan secured by a 164-townhome community located in Cincinnati, Ohio known as Villas at Lake Sycamore. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In July 1997, Baron Capital LXIV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund X, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in March 1998. The partnership has invested the net proceeds of its offering (i) to acquire a 43.5% limited partnership interest in a limited partnership which owns record title to a 72-unit residential apartment property located in Lakeland, Florida known as Crystal Court Apartments, (ii) to acquire a 43% limited partnership


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

interest in a limited partnership which owns record title to a 91-unit residential apartment property located in Orlando, Florida known as Pineview Apartments, (iii) to provide or acquire an unrecorded second mortgage loan secured by a 41-unit residential apartment property located in Kissimmee, Florida known as Heatherwood Apartments-Phase II and three unsecured loans associated with such property, and (iv) to provide or acquire an undivided 55% interest in a second mortgage loan secured by a 91-unit residential apartment property located in Tampa, Florida known as Garden Terrace Apartments-Phase III. As one of its initial acquisition candidates in connection with the Exchange Offering, the Operating Partnership will offer to acquire partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the Exchange Offering is included at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS" and in Exhibits A and B to this Prospectus.

     In July 1997, Baron Capital LXV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund XVIII, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in November 1997. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 150-unit residential apartment community in Independence, Kentucky.

     In September 1997, Baron Capital LXVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XIX, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has raised $979,750 as of September 1, 1998 and continues in progress. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of four approximately one-acre out parcels of land adjacent to a shopping center development to be constructed in Burlington, Kentucky.

     In September 1997, Baron Capital LXVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XX, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in July 1998. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to finance the conversion of a 144-unit residential apartment community located in St. Petersburg, Florida into an extended-stay hotel.

     In November 1997, Baron Capital LXVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XXI, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has raised $852,250 as of September 1, 1998 and continues in progress. The partnership has invested the net proceeds of its offering to make a subordinated mortgage loan to a developer to finance land acquisition, development and construction in respect of two phases of a 396-unit luxury residential apartment community to be constructed in four phases in Burlington, Kentucky, a suburb of Cincinnati, Ohio.

     There have been no major adverse business developments or conditions experienced to date by any of the prior limited partnerships (other than those described below under "Management's Discussion and Analysis or Plan of
Operation") that would be material to Offerees who acquire Units in this Exchange Offering or any Shareholder in the Trust (including without limitation any Unitholder who exchanges his Units for Common Shares). Offerees should note that certain of the prior limited partnerships described above and in the tables comprising Exhibit A hereto were only recently organized, that certain partnerships have only recently commenced operations, and that others are still in the development stage. Accordingly, it would be premature to draw conclusions based upon the current stages of operations or development of certain of the prior limited partnerships.

     Exhibit A sets forth certain historical information relating to the offerings of 41 of such prior limited partnerships, compensation paid to the general partners of such partnerships and their affiliates in connection therewith, operating results of such partnerships, sales of properties and results of completed programs. Exhibit A is comprised of the following tables:


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

Table I         Baron Advisors and Affiliates Experience in Raising and
                   Investing Funds
Table II        Compensation to Baron Advisors Affiliates from Prior Funds
Table III       Operating Results of Prior Programs
Table IV        Results of Completed Programs
Table V         Sales or Disposals of Properties

                                   MANAGEMENT

     As Managing Shareholder of the Trust, Baron Advisors, Inc. ("Baron Advisors") will have direct and exclusive discretion in management and control of the affairs of the Trust and the Operating Partnership, subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of a majority of the Board and a majority of the Independent Trustees in respect of certain specified actions. The Corporate Trustee, Baron Properties (an affiliate of the Managing Shareholder), will act on the instructions of the Managing Shareholder, and will not take independent discretionary action on behalf of the Trust. The Managing Shareholder, the Corporate Trustee and the Corporate General Partner of each Exchange Partnership are wholly owned and controlled by Mr. McGrath, a founder of the Trust and the Operating Partnership. The audited balance sheets of the Trust and the Operating Partnership as of February 3, 1998, the audited balance sheet of the Managing Shareholder as of February 28, 1998, the unaudited balance sheets as of September 30, 1998 and statements of operations, statements of partners' capital and statements of cash flow for the nine-month period ended September 30, 1998 for the Trust and the Operating Partnership and the unaudited balance sheet of the Managing Shareholder as of September 30, 1998, are included in this Prospectus at Exhibit C.

     The Board of the Trust and the Independent Trustees will act only where their consent and participation is required under the Declaration of the Trust. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations." The members of the Board and the Independent Trustees are under a fiduciary duty similar to that of corporation directors to act in the Trust's best interests and may compel action by the Managing Shareholder to carry out that duty if necessary, but ordinarily they have no duty to manage or direct the management of the Trust outside their enumerated duties.

     Although the Managing Shareholder will be in control of the Trust and the Operating Partnership (subject to the powers and obligations of the Board and the Independent Trustees), it will have no liability to the Trust, the Operating Partnership, Shareholders or Unitholders for losses or liabilities except in cases of its negligence, misconduct or breach of the Declaration. See "FIDUCIARY RESPONSIBILITY."

Managing Shareholder

     Baron Advisors, Inc., the Managing Shareholder of the Trust, was incorporated in July 1997 as a Delaware corporation. The management of Baron Advisors has substantial prior experience in and knowledge of the residential apartment property and single-family housing market and its financing and experience in the management of investment programs and in directing their operations. The Chief Executive Officer, sole director and sole shareholder of Baron Advisors is Gregory K. McGrath (who also wholly owns and controls the Corporate General Partner of each Exchange Partnership) and its Chief Operating Officer is Robert S. Geiger. The Trust will reimburse the Managing Shareholder on a monthly basis during the term of the Trust Management Agreement for its operating expenses relating to the business of the Trust and the Operating Partnership, in an amount up to 1% of the gross proceeds of the Cash Offering plus 1% of the initial value of Units issued in connection with the proposed Exchange Offering (annual maximum $500,000). The Managing Shareholder in its sole discretion may elect to receive payment for its services in the form of Common Shares with an equivalent value.

     Officers and employees of the Managing Shareholder who perform services on behalf of the Trust will not be paid any additional compensation by the Trust for such services. Such officers and employees generally will serve in the same capacity for the Trust or the Operating Partnership and will be compensated by the Trust or the Operating Partnership in amounts determined by the Managing Shareholder, in the case of employees, and by the Executive Compensation Committee described below, in the case of officers. See " - Trust Management Agreement." Set forth below is certain information concerning Mr. McGrath and Mr. Geiger.

     Gregory K. McGrath, age 37, is one of the founders of the Trust and the Operating Partnership and serves as the Chief Executive Officer of the Trust and the Operating Partnership. He is also the Chief Executive Officer, sole director and sole shareholder of Baron Advisors, the Managing Shareholder of the Trust. Affiliates of Mr.

McGrath are also the corporate general partners of limited partnerships which are debtors under second mortgage loans and other debt interests owned by certain of the Exchange Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     Mr. McGrath has over 10 years experience in all aspects of the real estate industry, including site selection and acquisition, arrangement and closing of mortgage financing, and property acquisition and management. Between January
1993 and June 1994, Mr. McGrath served as Senior Vice President of Realty Capital, Inc., a Florida corporation which sponsored real estate limited partnerships. Mr. McGrath is also the President, sole director and sole shareholder of Baron Real Estate Services, Inc. ("Baron"), an Ohio corporation headquartered in Cincinnati, Ohio, which he co-founded in 1989. Under Mr. McGrath's leadership, Baron grew from the property manager of a single site in Ohio to managing over 40 residential apartment properties containing over 3,000 units which have a current value in excess of $100 million, and commercial space. In January 1997, substantially all of Baron's property management operations were sold to Affirmative Management, Inc., an Affiliate of Affirmative Equities Company, L.P., a New York City-based owner, operator and manager of multi-family residential apartment properties. Mr. McGrath is also a principal of The Baron Organization, Inc., a Delaware corporation which asset manages an approximately $100 million real estate portfolio. In addition to the affiliations described below, Mr. McGrath is also a principal in a number of other related business entities which are involved in various aspects of the real estate industry. Mr. McGrath attended Miami University.

     Mr. McGrath is also the President, sole director and sole shareholder of each of seven Delaware or Florida corporations which is the sole general partner of one of seven separate real estate investment limited partnerships organized in Delaware or Florida since 1994 to invest in real estate located in the midwestern and southeastern portions of the United States. The name of each such corporation and the limited partnership sponsored by it are listed on the last page of Exhibit A hereto. Each of these limited partnerships is currently offering limited partner interests in private securities offerings and/or has not commenced significant operations yet. One of a group of 37 separate affiliates of the Managing Shareholder identified above in "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER" (and in Table I at the beginning of Exhibit A hereto) is also the sole general partner of one of 41 additional real estate investment limited partnerships formed in Florida or Delaware which have commenced operations. Mr. McGrath is the President, sole director and sole shareholder of each of such affiliated corporations. These partnerships have provided financing in respect of residential apartment properties and other real estate located in the midwestern and southeastern portions of the United States. Each of the partnerships has completed its private placement offering and invested the net proceeds thereof. Attached hereto at the beginning of Exhibit A are five tables (Tables I through V) which summarize certain information about such offerings, compensation paid to the general partners of such programs and their affiliates in connection therewith, operating results of such programs, the application of net offering proceeds to real estate investments, and sales of properties.

     Robert S. Geiger, age 48, is one of the founders of the Trust and the Operating Partnership and serves as the Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder. Since ______, 1998, Mr. Geiger, an attorney, has operated his own law firm. Between August 1, 1998 and _______, 1998, Mr. Geiger served as counsel with Atlas, Pearlman, Trop & Borkson P.A., a Ft. Lauderdale, Florida law firm which has a general practice. Between 1986 and July 1998, Mr. Geiger was managing director of the law firm of Geiger Kasdin Heller Kuperstein Chames & Weil, P.A., a Miami, Florida law firm which had a general practice, and its predecessor firms. Mr. Geiger's practice is concentrated in complex commercial and real property transactions and litigation, financings and business and banking law. He has served as general counsel for national, regional and small business corporations engaged in a wide range of business activities, including regulated industry matters. Mr. Geiger's firms have performed and his current firm is expected to continue to perform legal services for the Trust and affiliates of the Managing Shareholder. Compensation received by the firms for such services has not represented a material portion of the revenues of the firms. Mr. Geiger will continue in his current law practice after the Offering. Prior to 1986, Mr. Geiger practiced law at private law firms. Mr. Geiger is a member of the Panel of Arbitrators, American Arbitration Association, Dade County and American Bar Associations, The Florida Bar (member, Corporation, Business and Banking Law), and the
International Bar Association. Mr. Geiger earned a law degree from the University of Florida in 1974 and a Bachelor of Arts degree from Hobart College in 1972. Mr. Geiger maintains an "av" rating, the highest recognized by the Martindale-Hubbell directory of American lawyers.


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

     Mr. McGrath and Mr. Geiger are the founders of the Trust and the Operating Partnership. Each of them has contributed $50,000 for the initial capitalization of the Operating Partnership in exchange for an amount of Units which are exchangeable (subject to escrow restrictions described below at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions") into 9.5% of the Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. Such Units are exchangeable into an equivalent number of Common Shares, subject to a security escrow agreement among Mr. McGrath, Mr. Geiger, the Trust and an institutional escrow agent. See "THE TRUST AND THE OPERATING PARTNERSHIP
- - Formation Transactions." Such Units and the Common Shares into which they are exchangeable are in addition to the 2,500,000 Common Shares which the Trust is offering for sale in the Cash Offering and the 2,500,000 Units which the Operating Partnership will offer in connection with the Exchange Offering (and the equivalent number of Common Shares into which such Units are exchangeable). See "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership."

     The holders of at least 10% of the Common Shares may propose the removal of the Managing Shareholder, either by calling a meeting or soliciting consents in accordance with the terms of the Declaration. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the Common Shares (excluding Common Shares held by the Managing Shareholder which is the subject of the vote or by its affiliates) or the affirmative vote of a majority of the Independent Trustees. The Shareholders entitled to vote thereon may replace a removed Managing Shareholder or fill a vacancy by vote of a majority in interest of such Shareholders. See "SUMMARY OF DECLARATION OF TRUST - Removal and Resignation of the Managing Shareholder."

     Trust Management Agreement

     The Trust has entered into a Trust Management Agreement with the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) under which the Managing Shareholder is obligated to provide management, administrative and investment advisory services to the Trust from the commencement of the Cash Offering. The Trust Management Agreement is subject to approval by the Board of the Trust. The services to be rendered include, among other things, communicating with and reporting to Investors, administering accounts, providing to the Trust of office space, equipment and facilities and other services necessary for the Trust's operation, and representing the Trust in its relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required. The Managing Shareholder is also responsible for determining which real estate investments and non-real estate investments (including the temporary investment of the Trust's available funds prior to their commitment to particular real estate investments) the Trust will make and for making divestment decisions, subject to the provisions of the Declaration of Trust.

     The Trust will reimburse the Managing Shareholder on a monthly basis during the term of the Trust Management Agreement for its operating expenses relating to the business of the Trust and the Operating Partnership, in an amount up to 1% of the gross proceeds of the Cash Offering plus 1% of the initial value of Units issued in connection with the Exchange Offering (annual maximum $500,000). The Managing Shareholder in its sole discretion may elect to receive payment for its services in the form of Common Shares with an equivalent value.

     The Trust Management Agreement has an initial term of one year and may be extended on a year-to-year basis on approval of (i) the Board or a Majority of the Shareholders entitled to vote on such matter or (ii) a majority of the Independent Trustees. The Independent Trustees have responsibility for determining that the reimbursable amount payable to the Managing Shareholder under the Trust Management Agreement is reasonable. The agreement may be terminated without cause or penalty at any time on 60 days' prior notice by a majority of the Independent Trustees, by a Majority of the Shareholders entitled to vote on such matter or by the Managing Shareholder. Amendment of the agreement requires the approval of (i) a majority of the Trustees or a Majority of the Shareholders entitled to vote on such matter and (ii) a majority of the Independent Trustees. Shareholders


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

entitled to vote on such matters will be entitled to vote whether or not to amend or terminate the agreement or to extend it for an additional one-year period only if such item is called for a Shareholder vote at the annual meeting of Shareholders or a special meeting of Shareholders by either the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust or Shareholders who hold 10% or more of the Common Shares then outstanding.

Officers of the Trust and the Operating Partnership

     The Declaration provides that the Managing Shareholder will appoint officers of the Trust and the Operating Partnership who may act and sign documents on their respective behalf as authorized by the Managing Shareholder and who will have the duties and powers usually applicable to similar officers of a Delaware corporation in carrying out Trust or Operating Partnership business, as the case may be. Officers act under the supervision and control of the Managing Shareholder, which can remove any officer at any time for any or no reason. Unless otherwise specified by the Managing Shareholder, the Chief Executive Officer of the Trust will have full power to act on behalf of the Trust. Gregory K. McGrath, a founder of the Trust and the Operating Partnership, serves as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. He has agreed to serve as Chief Executive Officer for the first year in exchange for compensation in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee based upon his performance, in addition to benefits, including without limitation health, disability and life insurance, and eligibility for participation in any option plan and bonus incentive compensation plan which may be implemented by the Trust.

     Robert S. Geiger, the other founder of the Trust and the Operating Partnership, serves as the Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder. His initial annual salary has been set at $100,000 (in addition to benefits, including without limitation health, disability and life insurance, and eligibility for participation in any Common Share option plan and bonus incentive compensation plan which may be implemented by the Trust).

     Officers and employees of the Managing Shareholder who perform services on behalf of the Trust will not be paid any additional compensation by the Trust for such services. Such officers and employees generally will serve in the same capacity for the Trust or the Operating Partnership and will be compensated by the Trust or the Operating Partnership, as the case may be, in amounts determined by the Managing Shareholder, in the case of employees, and by the Executive Compensation Committee described below, in the case of officers.

     Information concerning Mr. McGrath and Mr. Geiger is set forth above at " - Managing Shareholder." Information concerning the other executive officers of the Operating Partnership is set forth below.

     Robert L. Astorino, age 52, has served as President - Property of the Operating Partnership since May 25, 1998. From February 1998 through May 25, 1998, he served as President - Property of Strategic Management Inc., a real estate management company affiliated with Mr. McGrath. From 1992 through January 1998, he served as President of The Housing Partnership, Inc., a Louisville, Kentucky-based real estate investment and consulting company. Between 1991 and 1992, Mr. Astorino served as Assistant Vice President, Real Estate Operations at Great Western Bank in Beverly Hills, California, where his responsibilities included the operation and sale of residential and commercial real estate obtained in foreclosure. Between 1986 and 1991, Mr. Astorino was employed by Lexford, Inc. ("Lexford") (formerly Cardinal Realty Services, Inc. and prior to that Cardinal Industries, Inc.), where he served first as the Regional Director of Apartment Management and then as the Vice President of Operations. Lexford is a publicly traded company headquartered in Reynoldsburg, Ohio which has sponsored numerous real estate investment limited partnerships. Prior to 1986, Mr. Astorino was employed by National Housing Partnership in Washington, D.C. where he served as an Executive Vice President of NCHP Property Management and then as Vice President of Property Management. He has also served as a Director of the Housing Authority of Louisville and in various positions for other municipal and rural real estate development programs. Mr. Astorino is a member of the Kentucky Bar Association, the National Association of Realtors and the National Association of Homebuilders. He is also a member of the Kentucky Housing Association, where he served as president in 1982 and as a legislative chairman in 1980, 1981 and 1983, and is a member of Louisville Housing


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

Services, where he served on the Board of Directors from 1984 through 1988. Mr. Astorino received a law degree from the University of Louisville, a Masters degree in Public Administration from Syracuse University and an undergraduate degree from the University of Massachusetts, Amherst. He has also completed the Senior Public Executive Program at Harvard University.

     Mr. Astorino's initial annual salary has been set at $150,000, in addition to benefits, including without limitation health, disability and life insurance, and eligibility to participate in any option plan and bonus incentive plan which may be implemented by the Executive Compensation Committee.

     Mark L. Wilson, age 51, was elected Interim Chief Financial Officer of the Operating Partnership in November 1998. Mr. Wilson replaced David E. Williams, who served as Chief Financial Officer of the Operating Partnership from May 1998 until his resignation in November 1998 to devote his complete attention to other business activities of The Baron Organization, an affiliate of Mr. McGrath. Between 1989 and 1997, Mr. Wilson served as Vice President of Baron Real Estate Services, Inc., an affiliate of Mr. McGrath. Mr. Wilson was responsible for financial control, accounting and tax functions for that company in addition to financial control and accounting for all of the properties which it managed. In addition, Mr. Wilson served as President of The Baron Companies, a registered securities broker-dealer which served as the dealer manager of numerous private offerings of limited partnerships affiliated with Mr. McGrath. Prior to that time, Mr. Wilson served in various financial and accounting capacities at five other entities, including the position of Chief Financial Officer of two publicly traded companies. Mr. Wilson, an attorney and Certified Public Accountant, earned a Bachelor of Science degree from the University of Maryland; an MBA, Cum Laude, from the University of California at Berkeley; and a Juris Doctorate, Cum Laude, from Capital University.

     Mr. Wilson's initial annual salary has been set at $110,000, in addition to benefits, including without limitation health, disability and life insurance, and eligibility to participate in any option plan and bonus incentive plan which may be implemented by the Executive Compensation Committee.

     Mary E. Keane, age 45, has served as Vice President - Accounting and Strategic Planning for the Operating Partnership since May 25, 1998. She has also served as Secretary of the Trust since May 15, 1998. From March 1998 through May 25, 1998, she served as Vice President - Accounting for Strategic Management Inc., a real estate management company affiliated with Mr. McGrath. From 1996 through February 1998, Ms. Keane served as Vice President, Finance - Consumer Services Division for Blue Cross of California, a subsidiary of WellPoint Health Networks, Inc., a Fortune 250 company. Her responsibilities there included financial preparation, reporting and analysis for a $2 billion annual revenue company. From 1992 through 1995, she served as Chief Financial Officer for Steptoe & Johnson, a prominent international law firm headquartered in Washington, D.C. From 1988 through 1992, Ms. Keane served as Assistant Corporate Controller for Commodore International, Limited, at the time a $1 billion Canadian company which manufactured and marketed personal computers. Prior to that, she was a business analyst for Johnson Matthey, PLC, a British precious metals company, and a senior accountant for Mobil Oil Corporation, an international energy company. Ms. Keane received a Bachelor of Science degree from Boston College and a Masters of Business Administration degree from the Wharton School at the University of Pennsylvania. She is also a certified accountant.

     Ms. Keane's initial annual salary has been set at $130,000, in addition to benefits, including without limitation health, disability and life insurance, and eligibility to participate in any option plan and bonus incentive plan which may be implemented by the Executive Compensation Committee.

The Board of the Trust, Committees and Trustees

     As Managing Shareholder of the Trust, Baron Advisors will have discretion in management and control of the affairs of the Trust and the Operating Partnership, subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of the Board and the Independent Trustees in respect of certain actions specified in the Declaration and described at "SUMMARY OF THE DECLARATION - Control of Operations."


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

     The Board of the Trust

     The Board of the Trust has continuing exclusive authority over the management of the Trust, the conduct of its affairs and, with certain limitations, the management and disposition of the Trust property. The Board of the Trust has general supervisory authority over the activities of the Managing Shareholder and prior approval authority in respect of certain actions under the Declaration. A majority of the members of the Board must be Independent Trustees. The initial Board of the Trust is comprised of the Managing Shareholder and two individuals described below who serve as the initial Independent Trustees. Each member of the Board must have adequate experience in the residential real estate industry. The term of each member of the Board is one year. Each member of the Board (other than the initial members and any member who is elected to fill the unexpired term of another member no longer serving) must be elected by vote of the Shareholders entitled to vote on such matter at the annual meeting of Shareholders. Mid-term vacancies may be filled by a majority of the remaining members of the Board. Each member may serve an unlimited number of terms.

     The Board may establish such committees as it deems appropriate, provided, the majority of the members of any such committee are Independent Trustees. The Board of the Trust has established an Audit Committee, Executive Compensation Committee, and Nominating Committee. The members of the Audit Committee and the Nominating Committee are the Managing Shareholder and the Independent Trustees. The members of the Executive Compensation Committee are the Independent Trustees. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the internal accounting controls of the Trust and the Operating Partnership. The Executive Compensation Committee will determine compensation for the executive officers of the Trust and the Operating Partnership and implement a Common Share option plan and bonus incentive compensation plan for members of management and key employees of the Trust and the Operating Partnership. The Nominating Committee will nominate the members of the Board of the Trust to be presented to Shareholders for election at each annual meeting beginning in 1999.

     The Trust will pay its Independent Trustees an annual fee of $6,000. The Executive Compensation Committee will consider from time to time adjustments in the compensation payable to members of the Board and the possibility of permitting the members of the Board to participate in any option plans which the Trust may adopt. Mr. McGrath, the Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder, will not be paid any fees for serving on the Board on behalf of the Managing Shareholder. In addition, the Trust will reimburse all members of the Board for expenses incurred in attending meetings.

     The Board will meet at least annually, and, except to the extent conflicting with the Delaware Act or the Declaration, the law of Delaware governing meetings of directors of corporations shall govern such meetings, voting and consents by the members of the Board. The Executive Compensation Committee of the Board may review the compensation payable to the Independent Trustees and other members of the Board (other than the Managing Shareholder, which will not be compensated for serving on the Board) annually and may increase or decrease it as the committee deems reasonable. Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or
(ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon. Shares in the Trust owned by the Managing Shareholder, the Trustees, other members of the Board of the Trust, the Original Investors and any of their respective affiliates may not vote regarding the removal of the Managing Shareholder, the Trustees or any other member of the Board or any transaction between the Trust (or the Operating Partnership) and any of them.

     Independent Trustees

     The Trust is required to have at least two Independent Trustees, and such Independent Trustees must constitute a majority of the Board. To qualify to serve the Trust as an Independent Trustee, a person may not be associated or have been associated within the last two years with the Managing Shareholder (or any successor


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

advisor to the Trust). A person is deemed to be associated with the Managing Shareholder if he (i) owns an interest in, is employed by, or is an officer, director or trustee of the Managing Shareholder or any of its affiliates; (ii) performs services, other than as an Independent Trustee, for the Trust; (iii) is a trustee for more than three REITs organized or advised by the Managing Shareholder; or (iv) has any material business or professional relationship with the Managing Shareholder or any of its affiliates.

     The term of each Independent Trustee is one year, and each Independent Trustee (other than the initial Independent Trustees and any Independent Trustee who has been elected to fill the unexpired term of another Independent Trustee who no longer serves in such capacity) must be elected by a vote of the Shareholders. Mid-term vacancies may be filled by a majority of the remaining members of the Board. Any person may serve an unlimited number of terms. The Independent Trustees will nominate replacements for vacancies created in the authorized number of Independent Trustees prior to the end of a term. An Independent Trustee may resign by giving notice to the Trust, and may be removed
(i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon. The Independent Trustees are not obligated to persons other than Shareholders for the obligations of the Trust. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

     James H. Bownas and Peter M. Dickson serve as the initial Independent Trustees of the Trust. Set forth below is certain information concerning these individuals, who are not otherwise affiliated with the Trust, the Operating Partnership, the Managing Shareholder or any of their respective affiliates. In performing their responsibilities to the Trust, the Independent Trustees are under a fiduciary duty and obligation to act in the best interests of the Trust. In interpreting the scope of this obligation, the Independent Trustees will have the responsibilities of, and will be entitled to, the defenses of directors of a Delaware corporation.

     James H. Bownas, age 51, is a principal in Gamble Hartshorn Johnson Co. LPA, a Columbus, Ohio law firm with a general practice. Mr. Bownas's practice is concentrated in securities, real estate, taxation, corporate and estate planning. Between 1989 and January 1996, Mr. Bownas served as General Counsel, Vice President and Secretary of Lexford, Inc. ("Lexford") (formerly Cardinal Realty Services, Inc. and prior to that Cardinal Industries, Inc.), a publicly traded company headquartered in Reynoldsburg, Ohio which has sponsored numerous real estate investment limited partnerships. At Lexford, Mr. Bownas developed significant experience in the syndication of real estate investment limited partnerships, negotiated the resolution of over $2 billion of creditors' claims in connection with the bankruptcy reorganization of Cardinal Industries, Inc., and coordinated the transition of Cardinal Industries, Inc. from a bankruptcy creditor to a successful publicly traded company. Since 1995, Lexford has engaged in several arms-length transactions (none of which represented a material portion of Lexford's assets, liabilities, revenues or expenditures) with affiliates of the Managing Shareholder, including certain of the Exchange Partnerships involved in the Exchange Offering, pursuant to which equity and debt interests in multi-family real estate were sold to, purchased from and managed by and for such entities. Prior to 1989, Mr. Bownas served as General Counsel and Vice President of Alliance Corporate Resources, Inc., Dublin, Ohio, a third party equipment lessor, and practiced law at private law firms. Mr. Bownas is a member of the American Bar Association, the Ohio State Bar Association and the Columbus Bar Association. Mr. Bownas earned a law degree from Harvard University in 1971 and a Bachelor of Science degree from Xavier University in 1968.

     Since 1991, Peter M. Dickson, age 48, has been managing director of the Guardian Management Company Limited, a global financial services corporation based in Bermuda. In addition, since 1994 Mr. Dickson has served as a director to Grosvenor Trust Company Limited, another Bermuda-based financial services corporation. Between 1985 and 1990, Mr. Dickson served as the Executive Vice President of Finance for The Wraxall Group, Bermuda. Between 1979 and 1985, Mr. Dickson held several positions with Peat, Marwick, Bermuda, beginning as a Senior Accountant/Supervisor, before being promoted to Manager, then to Senior Manager, and finally to Director of Accounting Services. Prior to 1979, Mr. Dickson was a Senior Accountant with Deloitte, Haskin & Sells in Manchester, with whom he was Articled. Mr. Dickson qualified as a Chartered Accountant in 1974 with the Institute of Chartered Accountants in England and Wales. Mr. Dickson is a member of the Bermuda Institute of Chartered Accountants, Chartered Institute of Marketing, and The Offshore Institute. He is a member of the Institute of Chartered Accountants in England & Wales, Institute of Cost and Executive Accountants, Association of Financial Controllers Managers and Association of Business Executives. Mr. Dickson serves as Fellow of the


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Institute  of  Chartered  Accountants  in England & Wales,  Faculty of Corporate
Executive Secretaries, Institute of Directors, Faculty of Business Administrator and Institute of Financial Accountants. Mr. Dickson earned his undergraduate degree from Wrekin College, Shropshire, England in 1969.

     Corporate Trustee

     The Corporate Trustee of the Trust is Baron Capital Properties, Inc. ("Baron Properties"), a Delaware corporation formed in July 1997 and an Affiliate of the Managing Shareholder. The primary duty of the Corporate Trustee will be to operate an office in the State of Delaware as the Delaware Act requires that at least one of the trustees of a Delaware business trust (such as the Trust) have an office in Delaware. Legal title to Trust or Operating
Partnership Property will be in the name of the Trust or the Operating Partnership, if possible, or Baron Properties as trustee. Baron Properties, as Corporate Trustee of the Trust, will act only at the direction of the Managing Shareholder, and will not take independent discretionary action on behalf of the Trust. The Corporate Trustee will not be compensated for its services, but will be reimbursed only for its reasonable out-of-pocket expenses in serving in such capacity which are approved in advance by the Managing Shareholder. Such expenses are expected to be limited to those incurred in connection with the operation of its Delaware office. Baron Properties may be a trustee of other similar entities that may organized by the Managing Shareholder, Baron Capital, Inc., and any of their affiliates. The President, sole director and sole stockholder of Baron Properties is Gregory K. McGrath. See " - Managing Shareholder." The principal office of Baron Properties is at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899. The Corporate Trustee is not obligated to persons other than Shareholders for the obligations of the Trust. See "SUMMARY OF THE DECLARATION."



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



                     THE TRUST AND THE OPERATING PARTNERSHIP

     The Trust and the Operating Partnership constitute an integrated real estate company which has been organized to indirectly acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust intends to acquire, own, operate, manage and improve residential apartment property interests for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. See "INVESTMENT OBJECTIVES AND POLICIES" below. The management of the Trust has been involved in the residential apartment business for over 10 years.

     The Trust and the Operating Partnership intend to make regular quarterly distributions to their Shareholders and Unitholders of net income generated from their investments. The Trust intends to operate as a real estate investment trust (a "REIT") for federal income tax purposes, provided, however, that if the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) determines, with the affirmative vote of a Majority of Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, that it is no longer in the best interests of the Trust to continue to qualify as a REIT, the Managing Shareholder may revoke or otherwise terminate the Trust's REIT election pursuant to applicable federal tax law.

The Operating Partnership

     The operations of the Trust will be carried on through the Operating Partnership (and any other subsidiaries the Trust may have in the future), among other reasons, in order to (i) enhance the ability of the Trust to qualify as a REIT under the Code, (ii) enable the Trust to indirectly acquire interests in residential apartment properties in exchange transactions, such as the Exchange Offering, that involve the issuance of Units of limited partnership interest in the Operating Partnership in exchange for limited partnership interests in limited partnerships which own such property interests and thereby provide an opportunity for the deferral until a later date of any tax liabilities that sellers of partnership interests otherwise would incur if they received cash or Common Shares in connection therewith. See "FEDERAL INCOME TAX CONSIDERATIONS." Substantially all of the Trust's assets (including the property interests acquired) will be held by, and its operations conducted through, the Operating Partnership. As its sole General Partner, the Trust will control the Operating Partnership as well as hold Units representing an economic interest in the Operating Partnership. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of properties in which it acquires an interest.

     Net cash proceeds from the issuance of Common Shares of the Trust in connection with the Cash Offering and net cash proceeds of any subsequent issuance of Common Shares will be contributed by the Trust to the Operating Partnership in exchange for an equivalent number of units of limited partnership interest in the Operating Partnership ("Units"). The Operating Partnership will use net cash proceeds of the Cash Offering, unissued Units or a combination of net cash proceeds and unissued Units to acquire interests in residential apartment properties or interests in other partnerships or entities substantially all of whose assets consist of residential apartment property interests. See " - Ownership of the Trust and the Operating Partnership."

     In the Exchange Offering, the Operating Partnership is offering to issue Units in exchange for units of limited partnership interest in limited partnerships which directly or indirectly own equity and/or mortgage interests in residential apartment properties. As its initial investment targets in the Exchange Offering, the Operating Partnership will offer to acquire limited partnership interests owned by individual limited partners in 23 real estate limited partnerships (individually, an "Exchange Partnership" and collectively, the "Exchange Partnerships") managed by Corporate General Partners affiliated with the Managing Shareholder which directly or indirectly own equity and/or mortgage interests in 26 residential apartment properties (the "Exchange
Properties"). The Exchange Properties are described in further detail at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "INITIAL REAL ESTATE INVESTMENTS" and Exhibit B hereto. If exchanges are consummated for all Exchange Partnership
Units in the partnerships in connection with the Exchange Offering, the partnership interests acquired will have a purchase price totaling approximately $24,220,880, comprised of Operating Partnership Units to be issued with an initial assigned value in that amount. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. The Trust intends to investigate other investment opportunities for the Exchange Offering, including interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue Operating Partnership Units to each individual limited partner in an Exchange Partnership (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in exchange for his respective limited partnership interest in the Exchange Partnership. The number of Operating Partnership Units to be offered to each Exchange Limited Partner for his interest in a given Exchange Partnership has been assigned an initial value in the range of 101% to 123% of the amount of an Exchange Limited Partner's original investment in the partnership. For such purpose, each Operating Partnership Unit will be initially valued at $10, the same offering price of each Trust Common Share offered in the Cash Offering. The value of Units and Common Shares is substantially identical since holders of Operating Partnership Units may exchange their Units into an equivalent number of Common Shares at any time, subject to certain conditions described below. Any Exchange Limited Partner that does not desire to participate in the Exchange Offering will be entitled to retain his limited partnership interest in his partnership on substantially the same terms and conditions as his original investment. As part of the transaction, the Operating Partnership will either acquire the Corporate General Partner's equity interest in each of the Exchange Partnerships involved or the Board of the Trust will receive a management proxy. See "THE EXCHANGE OFFERING."

     The number of Units being offered by the Operating Partnership in respect of each property in which an Exchange Equity Partnership or an Exchange Hybrid Partnership directly or indirectly owns an equity interest was determined by the Original Investors and differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property, the current principal balance of the first mortgage loan and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the underlying Exchange Partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness and the debtor's repayment history and current net equity interest in such property. Each
Exchange Property in which the Operating Partnership intends to acquire an interest has been appraised by a qualified and licensed independent appraisal firm and each additional property in which it intends to acquire an interest will be appraised in advance. See " - Exchange Property Appraisals."

     To facilitate the Exchange Offering, the Operating Partnership has registered with the Commission 2,500,000 Units. Unitholders of the Operating Partnership, including recipients of Units in the Exchange Offering, will be entitled to exchange all or a portion of the Units held by them for an equivalent number of Common Shares at any time and from time to time, so long as the exchange would not cause the exchanging party to own (taking into account certain ownership attribution rules) in excess of 5% of the then outstanding Shares, subject to the Trust's right to cash out any holder of Units who requests an exchange (at a price equal to the average of the daily market price for the 10 consecutive trading days immediately preceding the date the Trust receives the exchange notice, or, in the absence of a public trading market, at a price determined in good faith by the Trust) and subject to certain other exceptions. Therefore, in conjunction with the registration of the Common Shares being offered in the Cash Offering, the Trust has registered 2,500,000 Common Shares (in addition to the 2,500,000 Common Shares being offered in the Cash Offering) for issuance to holders of Units who request the Trust to exchange Units for Common Shares.

     The Trust and the Operating Partnership intend to investigate making an additional public or private offering of Common Shares and/or Units within the 12-month period following the commencement of the Exchange Offering if the Managing Shareholder determines that suitable property acquisition opportunities are available to the

Trust at attractive prices and that such an offering would fulfill its cost of funds requirements. The issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Cash Offering and the Exchange Offering could have a dilutive effect on purchasers of Common Shares in the Cash Offering and Unitholders.

     The Trust's ownership of Units in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership. The Trust, in turn, will distribute such cash distributions to the Shareholders of the Trust. The other Unitholders (i.e., other Limited Partners) of the Operating Partnership, including the Original Investors and recipients of Units in the Exchange Offering, will own the remaining economic interest in the Operating Partnership. Subject to certain percentage limitations on ownership, Units may be transferred by Limited Partners without restriction (other than Original Investors who are subject to escrow restrictions described below), although the transferee may only be admitted as a Unitholder with the consent of the Trust as General Partner. As described below at " - Formation Transactions," the Original Investors have entered into a security escrow agreement with the Trust under which they have deposited into an escrow account with an institutional escrow agent for a period of six to nine years (subject to their earlier release if the Trust meets certain specified operating criteria) all Units issued to them in connection with the formation of the Trust and the Operating Partnership. The effect of the escrow arrangement is that, as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling any Common Shares. As Unitholders exchange their Units for Common
Shares, the Trust's percentage interest in the Operating Partnership will increase.

     The Trust will contribute to the Operating Partnership the net proceeds from the sale of Common Shares of the Trust in the Cash Offering and of any other issuance of Common Shares in exchange for an equivalent number of Units. The Trust will hold one Unit in the Operating Partnership for (i) each Common Share that it sells in the Cash Offering, (ii) each Common Share that it issues in exchange for a Unit at the request of a Unitholder, and (iii) each Unit it elects to cash out in lieu of an exchange described in item (ii) above.

     As the General Partner of the Operating Partnership, the Trust will have the exclusive power under the Operating Partnership Agreement to manage and conduct the business of the Operating Partnership. Baron Advisors, Inc., the Trust's Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), has complete discretion in the day to day management and control of the Trust and the Operating Partnership (subject to the general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and subject to prior approval of the Board and the Independent Trustees in respect of certain activities of the Trust and the Operating Partnership). Gregory K. McGrath, the Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder, and Robert S. Geiger, the Chief Operating Officer of the Trust, the Operating Partnership and the Managing Shareholder, and James H. Bownas and Peter M. Dickson, the initial Independent Trustees of the Trust, will make investment decisions for the Trust. The Independent Trustees and the Managing Shareholder comprise all the initial members of the Board of the Trust. The Operating Partnership will terminate on December 31, 2098 unless terminated earlier in connection with a merger or a sale of all or substantially all of the assets of the Operating Partnership or upon a vote of the Partners or upon the occurrence of various other events. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of properties in which it acquires an interest.

Formation Transactions

     Set forth below is a description of transactions relating to the formation of the Trust and the Operating Partnership. Gregory K. McGrath and Robert S. Geiger are the founders of the Trust and the Operating Partnership (the "Original Investors"). Mr. McGrath serves as the Chief Executive Officer of the Trust and the Operating Partnership and is the Chief Executive Officer, sole shareholder and sole director of Baron Advisors, Inc., the Trust's Managing Shareholder, which will manage the day to day operations of the Trust and the Operating Partnership. McGrath is also the President, sole shareholder and sole director of the corporate general partners of 46 real estate investment limited partnerships, including the Exchange Partnerships, which since 1994 have acquired interests in residential and commercial properties. See "MANAGEMENT" and "PRIOR PERFORMANCE OF

AFFILIATES OF MANAGING SHAREHOLDER." As described below at "DESCRIPTION OF EXCHANGE PARTNERSHIPS," "INITIAL REAL ESTATE INVESTMENTS," certain of the prior partnerships, including the Exchange Partnerships, own interests in properties which the Trust may acquire in connection with the Exchange Offering. Mr. Geiger serves the Trust, the Operating Partnership and the Managing Shareholder as their Chief Operating Officer.

     In connection with the formation of the Trust and the Operating Partnership, Mr. McGrath and Mr. Geiger, the Original Investors, each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of

Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

     Assuming the Exchange Offering and the Cash Offering are completed in full by May 14, 1999 under the terms currently contemplated and no other transactions have taken place (including, without limitation, any additional issuances of Common Shares or Units, any exchange of Units into Common Shares or any exercise of Common Share purchase warrants to be issued to the Dealer Manager and participating broker-dealers in connection with the Cash Offering), immediately upon the completion of the offerings, Mr. McGrath and Mr. Geiger would each own 601,080 Units of the Operating Partnership, representing beneficial ownership of 9.5% of the Trust Common Shares. If the Cash Offering is closed and all or a portion of the 2,500,000 Common Shares being offering therein are sold prior to that closing, and the Exchange Offering is also closed, but less than 2,500,000 Units are issued prior thereto, the Original Investors would own a varying number of Units depending upon the actual number of Common Shares sold in the Cash Offering and the number of Units issued in the Exchange Offering, but their collective Common Share beneficial ownership percentage would remain at 19%. See below at " - Ownership of the Trust and the Operating Partnership."

Ownership of the Trust and the Operating Partnership

     Set forth below is a description of the ownership of the Trust and the Operating Partnership on a pro forma basis, assuming that the Cash Offering and the Exchange Offering are completed in their entirety as contemplated herein and that the Dealer Manager or other participating broker-dealer has not exercised any Common Share warrants granted to it in connection with the Cash Offering and that no Unitholders have exercised their right to exchange Units into Common
Shares. Immediately after the completion of the Cash Offering and the Exchange Offering, there would be 2,625,000 Common Shares and 6,264,808 Units outstanding. The purchasers of Common Shares in the Cash Offering would own 2,500,000 Common Shares, representing a 95.2% ownership interest in the Trust as of the closing of the Cash Offering and the Exchange Offering. Broker-dealers who earn commissions for their services in the Exchange Offering (a number of Common Shares equal to 5% of the Units issued to Offerees as a result of their efforts) would own the remaining 125,000, or 4.8%, of the outstanding Common Shares. On a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares, the purchasers of Common Shares in the Cash Offering, recipients of Units in the Exchange Offering, the Original Investors and broker-dealers who provide services in the Exchange Offering would have a 39.5%, 39.5%, 19.0% and 2.0% beneficial ownership interest (i.e., have the right to vote or dispose of such Common Shares or to acquire ownership of Common Shares in exchange for Units) in the Trust, respectively.

     The Trust will contribute net proceeds of the Cash Offering to the Operating Partnership in exchange for up to 2,500,000 unregistered Units, and in its capacity as General Partner of the Operating Partnership, the Trust will also receive a 1% partnership interest in the Operating Partnership. Units held by the Trust will not be exchangeable into Common Shares.

     The two tables below reflect the pro forma allocation of Common Shares and Units among the participants in the Cash Offering and the Exchange Offering. The first table assumes the consummation in full of the Cash Offering by itself without taking into account the Exchange Offering. The second table assumes the consummation in full of the Cash Offering and the Exchange Offering.

                                  Cash Offering



    -----------------------------------
                                          Ownership:

                                          Purchasers of
             BARON CAPITAL TRUST          Common                          100.0%
                                          Shares in Cash Offering
                  ("TRUST")


    -----------------------------------


    -----------------------------------
                                          General Partner
                                          Baron Capital Trust               1.0%

       BARON CAPITAL PROPERTIES, L.P.     Limited Partners
                                          Baron Capital Trust              80.2%
          ("OPERATING PARTNERSHIP")       Original Investors               18.8%
                                                                          100.0%
                                          Total

    -----------------------------------

     If the Trust sells all 2,500,000 Common Shares being offered in the Cash Offering (gross proceeds of $25,000,000), and, assuming that the Dealer Manager and participating broker-dealers have not exercised any Common Share warrants granted to them in connection with the Cash Offering and that no transactions are effected pursuant to the Exchange Offering, the following would result:

     o The Trust would use net proceeds of the Cash Offering (up to $21,500,000) (remaining after payment of commissions and reimbursable offering expenses) to acquire 2,500,000 Units in the Operating
          Partnership (80.2% of the then outstanding amount). The Original Investors would own 18.8% of the then outstanding Units (586,420 Units) and the Trust, in its capacity as general partner of the Operating Partnership, would own the remaining 1% (31,176 Units).

     o The purchasers of Common Shares in the Cash Offering would own 100% of the equity interest in the Trust, which, in turn, would own an 80.2% limited partnership interest in the Operating Partnership.

     o The respective ownership percentage interests in the Trust and the Operating Partnership would remain proportionately the same in the event the Trust sells less than all Common Shares being offered in the Cash Offering, even though there would be fewer outstanding Common Shares and Units.

     o The Operating Partnership would use the cash proceeds received from the Trust to acquire property interests and for working capital and other general business purposes. Until such time that the election of the Trust to be treated as a REIT for federal income taxes is revoked, said uses of the cash proceeds shall exclude the acquisition of assets that are listed in Section 351(e)(1) of the Code to the extent that such assets would cause the Operating Partnership to own more than 78% of the assets that are listed in Section 351(e)(1) of the Code. The purpose of this requirement is to prevent the Operating Partnership from being treated as an "investment company" for federal income tax purposes. "See FEDERAL INCOME TAX CONSIDERATIONS - Transfer to an Investment Company."

                       Cash Offering and Exchange Offering


    -----------------------------------
                                          Ownership:

                                          Purchasers of Common
              BARON CAPITAL TRUST           Shares in Cash Offering        95.2%
                                          Broker-dealers earning
                   ("TRUST")                commissions in Exchange
                                            Offering                        4.8%
                                                                   Total  100.0%



    -----------------------------------

    -----------------------------------
                                          General Partner
                                          Baron Capital Trust               1.0%

         BARON CAPITAL PROPERTIES, L.P.   Limited Partners
                                          Baron Capital Trust              39.9%
           ("OPERATING PARTNERSHIP")      Recipients of Units
                                            in Exchange Offering           39.9%
                                          Original Investors               19.2%
                                                                   Total  100.0%

    -----------------------------------


     If the Trust sells all 2,500,000 Common Shares being offered in the Cash Offering, and the Operating Partnership issues all 2,500,000 registered Units to complete the Exchange Offering, the following would result:

     o The Trust would use net proceeds of the Cash Offering (up to $21,500,000) (remaining after payment of commissions and reimbursable offering expenses) to acquire 2,500,000 Units in the Operating Partnership.

     o The Operating Partnership would (i) issue all 2,500,000 registered Units to individual limited partners of Exchange Partnerships which directly or indirectly own property interests in exchange for their limited partnership interests and (ii) acquire additional property interests with the cash proceeds received from the Trust.

     o Each broker-dealer who assists the Operating Partnership in consummating the Exchange Offering with individual Offerees who accept the offering will be paid as a commission a number of unregistered Common Shares of the Trust equal to 5% of the number of Operating Partnership Units exchanged in the respective transactions.

     o Assuming no Unitholders have exercised their right to exchange their Units for an equivalent number of Common Shares, the purchasers of Common Shares in the Cash Offering and broker-dealers providing services in the Exchange Offering would own 95.2% and 4.8%, respectively, of the equity interest in the Trust, and Unitholders of the Operating Partnership would own limited partnership interests in the Operating Partnership as follows:


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                                                        Number        Percentage
Limited Partners                                       of Units        Interest
- ----------------                                       --------        --------

Baron Capital Trust (as limited partner)               2,500,000        39.9%
Recipients of Units in Exchange Offering               2,500,000        39.9%
Original Investors                                     1,202,160        19.2%
Baron Capital Trust (as general partner)                  62,648         1.0%
                                                       ---------       -----
                                 Total:                6,264,808       100.0%

     Beneficial ownership of the Common Shares of the Trust would be held as follows:

                                              Number  of Common       Percentage
Beneficial Owners                         Shares Beneficially Owned    Interest
- -----------------                         -------------------------    --------

Purchasers of Common Shares in Cash
  Offering                                      2,500,000               39.5%
Recipients of Units in Exchange Offering        2,500,000               39.5%
Original Investors                              1,202,160               19.0%
Broker-dealers earning commissions in
  Exchange Offering                               125,000                2.0%
                                                ---------              -----
                               Total:           6,327,160              100.0%


     If the Cash Offering is closed and all or a portion of the 2,500,000 Common Shares being offering therein are sold prior to that closing, and the Exchange Offering is also closed, but less than 2,500,000 Units are issued prior thereto, the purchasers of Common Shares in the Cash Offering and broker-dealers providing services in the Exchange Offering would still together hold 100% of the then outstanding Common Shares of the Trust (but in varying percentages between them, depending upon the number of Units issued), and the Trust and the recipients of Units in the Exchange Offering would own varying numbers and percentages of the then outstanding Units, depending upon how many Common Shares and Units were issued in connection with the respective offerings. The Original Investors collectively would own a varying number of Units, but their collective Common Share beneficial ownership percentage would remain at 19%. In addition, over time as Unitholders exercise their rights to exchange Units for an equivalent number of Common Shares: (i) the number of outstanding Common Shares would increase, resulting in changing percentages of ownership among Shareholders, and (ii) the number of outstanding Units would decrease, resulting in changing percentages of ownership among Unitholders. However, such exchanges would not affect the beneficial ownership percentage interests of any Shareholder or Unitholder.

Regulations

     General. Residential apartment communities are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. The Trust will use its best efforts to provide that each property in which it acquires an interest has the necessary permits and approvals to operate its business.

     Fair Housing Amendments of 1988. The FHA requires residential apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. The Trust will use its best efforts to provide that properties subject to the FHA in which it acquires an interest are in compliance with such law.

     Americans with Disabilities Act ("ADA"). Properties in which the Trust acquires an interest must comply with Title III of the ADA to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements could require removal of structural barriers to handicapped access in certain public areas of properties where such removal is readily achievable. The ADA does not, however, consider residential properties, such as apartment communities, to be public accommodations, except to the extent portions of such facilities, such as a leasing office, are open to the public.



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


The Trust will use its best efforts to provide that properties in which it acquires an interest comply with all present requirements under the ADA and applicable state laws. Noncompliance could result in imposition of injunctive relief, fines or an award of damages. If required changes involve a greater expenditure than the Trust might anticipate, or if changes must be made on a more accelerated basis than it might anticipate, the ability of the Trust and the Operating Partnership to make expected distributions to Shareholders and Unitholders, respectively, could be adversely affected. The Trust believes that its competitors would face similar costs to comply with the requirements of the ADA.

     Environmental Regulations. The Trust is subject to Federal, state, and local environmental regulations that apply to the development of real property, including construction activities, the ownership of real property, and the operation of multifamily apartment communities.

     The Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), and applicable state Superfund laws subject the owner of real property to claims or liability for the costs of removal or remediation of hazardous substances that are disposed of on real property in amounts that require removal or remediation. Liability under CERCLA and applicable state Superfund laws can be imposed on the owner of real property or the operator of a facility without regard to fault or even knowledge of the disposal of hazardous substances on the property or at the facility. The presence of hazardous substances in amounts requiring response action or the failure to undertake remediation where it is necessary may adversely affect an owner's ability to sell real estate or borrow money using such real estate as collateral. In addition to claims for cleanup costs, the presence of hazardous substances on a property could result in a claim by a private party for personal injury or a claim by an adjacent property owner for property damage.

     The Trust, where required, intends to retain a qualified environmental consultant to conduct an environmental investigation of each property that it considers for investment. If there is any indication of contamination, sampling of the property will be performed by the environmental consultant. The environmental investigation report will be reviewed by the Trust and counsel prior to purchase of an interest in any property.

     Rent Control Legislation. Although none currently are applicable to any of the properties in which the Trust and the Operating Partnership are contemplating an investment, state and local rent control laws in certain jurisdictions limit a property owner's ability to increase rents and to cover increases in operating expenses and the costs of capital improvements. Enactment of such laws has been considered from time to time in other jurisdictions. The Trust does not presently intend to acquire interests in residential apartment properties in markets that are either subject to rent control or in which rent limiting legislation exists.

Employees

     The Trust and the Operating Partnership initially expect to employ a total of approximately 20 employees. The number of employees it will hire will depend upon the amount of net proceeds raised in the Cash Offering and the results of the Exchange Offering.


                       INVESTMENT OBJECTIVES AND POLICIES

General

     The Trust and the Operating Partnership have been organized to acquire equity interests in residential apartment properties located in the United
States and/or to provide or acquire mortgage loans secured by such types of property. Such investments are expected to consist primarily of: (i) the direct and indirect acquisition, ownership, operation, management, improvement and disposition of equity interests in such types of properties and/or (ii) Mortgage Loans which the Trust and the Operating Partnership provide or acquire which are secured by mortgages on such types of properties. The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) expects that the proposed investments will
(1) generate current cash flow for distribution to Shareholders and Unitholders from rental payments from the rental of residential apartment units which the Trust and the Operating Partnership may acquire and/or principal and interest payments in respect of Mortgage Loans which the Trust and the Operating Partnership may provide or acquire and (2), where applicable, provide the opportunity for capital appreciation of residential apartment properties. The Trust and the Operating Partnership intend to pay regular quarterly distributions to the Shareholders and the Unitholders. Properties in which the Trust and the Operating Partnership acquire an interest are expected to use the straight-line method of depreciation over 27-1/2 years.

     The management of the Trust and the Operating Partnership has been involved in the residential property business for over 10 years and has extensive experience and presence in the residential property business which have enabled it to form key alliances and working relationships with owners of residential apartment properties and financial institutions.

     The Trust and the Operating Partnership intend to acquire, own, operate, manage, and improve residential apartment property interests for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. The strategy of the Trust and the Operating Partnership is to pursue acquisitions of interests in properties that (i) are available at prices below estimated replacement cost; (ii) may provide attractive returns with significant potential growth in cash flow from property operations; (iii) are strategically located, of high quality and competitive in their respective markets; (iv) have been under-managed or are otherwise capable of improved performance through intensive management and leasing that will result in increased occupancy and rental revenues, and (v) provide anticipated total returns that will increase distributions by the Trust and the Operating Partnership and their overall market value. The Trust will make investments in properties indirectly through the Operating Partnership in which it will hold all of its real estate assets and conduct all real estate operations. Unless the context otherwise requires, the term "Trust" as used herein shall collectively refer to Baron Capital Trust and the Operating Partnership.

     The primary business objective of the Trust is to increase distributions to Shareholders and Unitholders and to increase the value of the Trust's portfolio of properties in which it acquires an interest. The Trust intends to achieve these objectives by:

     (i) Acquiring interests in properties that are available at prices below estimated replacement cost and capable of enhanced performance, both in terms of cash flow and investment value, through application of the Trust's management ability and strategic capital improvements;

     (ii) Increasing cash flow of the Trust's property interests through active leasing, rent increases, improvement in tenant retention, expense controls, effective property management, and regular maintenance and periodic renovations, including additions to amenities;

     (iii) Managing operating expenses through the use of affiliated leasing, marketing, financing, accounting, legal, and data processing functions; and

     (iv) Emphasizing capital improvements to enhance the Trust's competitive advantages in its markets.

     The Trust and the Operating Partnership intend to provide or acquire subordinated mortgage loans which provide for the payment of a fixed or adjustable rate of interest plus, in certain cases, participation interest that is payable out of available cash flow remaining after the payment of operating expenses and debt service requirements and/or out of net proceeds from the sale or refinancing of such property remaining after the payment of transaction expenses and indebtedness secured by such property. The repayment of such loans would be secured by a subordinated mortgage on the underlying property. The Trust will not provide or acquire mortgage loans in respect of any property where the amount invested by the Trust or the Operating Partnership plus the amount of any existing indebtedness in respect of such property exceeds 80% of the property's estimated replacement cost new unless substantial justification exists.

     The Exchange Partnerships which are the initial targets of the Exchange Offering collectively manage the properties in which they have an interest and share property management expenses. Other properties in which the Trust acquires an interest will be similarly managed.

     After the Trust has invested net proceeds of the Cash Offering and completed the Exchange Offering, it intends to utilize one or more sources of capital for future acquisitions and capital improvements, which may include undistributed cash flow, borrowings, issuance of debt or equity securities and other bank and/or institutional borrowings. The Trust intends to investigate making an additional public or private offering of Common Shares and/or Units within the 12-month period following the commencement of the Exchange Offering if the Board of the Trust determines that suitable property acquisition opportunities which meet its investment criteria are available to the Trust at attractive prices and such an offering would fulfill its cost of funds requirements. There can be no assurance, however, that the Trust will be able to obtain capital for any such acquisitions or improvements on terms favorable to the Trust.

     The Trust expects to qualify as a REIT for federal income tax purposes beginning with its taxable year ending December 31, 1998. See "TAX STATUS OF THE TRUST" and "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust."

Trust Policies with Respect to Certain Activities

     The following is a discussion of the Trust's policies with respect to investments, dispositions, financings, and conflicts of interest. These policies have been determined by the Trust's Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) and under the Declaration of Trust may be amended or revised from time to time at the discretion of the Board with approval of a majority in interest of the Shareholders entitled to vote on such matters. The Declaration of Trust contains certain additional limitations on the Trust's activities. See "SUMMARY OF THE DECLARATION OF TRUST - Control of Operations" and Section 1.9 of the Declaration.

     At all times, the Trust intends to make investments and conduct its operations in such a manner as to be consistent with the requirements of the Code for the Trust to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Managing Shareholder, with the consent of a majority of the Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, determines that it is no longer in the best interests of the Trust to qualify as a REIT. No assurance can be given that the Trust's objectives will be attained.

     Investment Policies

     The Trust's investment objective is to provide quarterly cash distributions and achieve long-term appreciation through increases in cash flows and the value of its property interests. The Trust intends to pursue these objectives by directly or indirectly acquiring equity interests in residential apartment properties located in the United States and/or providing or acquiring Mortgage Loans and other real estate interests related to such types of properties consistent with its qualification as a REIT. The Trust may invest in First Mortgage Loans or Junior Mortgage Loans and participating or convertible mortgages if it concludes that it may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation. The Trust may also retain a purchase money mortgage for a portion of the sale price in connection with the disposition of properties from time to time.

     Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, the Trust also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust." The Trust may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Trust's investment policies.

     The Trust will not make an equity investment in respect of any property where the amount invested by it plus the amount of any existing indebtedness or refinancing indebtedness in respect of such property exceeds the appraised value of the property. In addition, the Trust will not provide or acquire debt financing in respect of any property where the amount invested by the Trust plus the amount of any existing indebtedness in respect of such property exceeds 80% of the property's estimated replacement cost new as determined by the Managing Shareholder unless substantial justification exists. Repayment of any Mortgage Loans provided or acquired by the Trust would typically be secured by a Mortgage on the land, apartment units, and other improvements financed by the Trust and be non-recourse to the borrower beyond the underlying property and/or other assets of the borrower. It is expected that in most cases where it will provide or acquire a loan, the Trust will provide or acquire a Second Mortgage Loan that is subordinate to a large-scale First Mortgage Loan provided by a lending institution. In certain cases, Mortgage Loans provided or acquired by the Trust may be in the form of First Mortgage Loans.

     Junior Mortgages securing Junior Mortgage Loans to be provided or acquired by the Trust may or may not be recorded. If any Junior Mortgage in favor of the Trust is not recorded, the Trust's security interest in the Mortgage would be unperfected and, until the Junior Mortgage is recorded, the Trust would be pari passu (i.e., on an equal basis) with all other unsecured creditors of the borrower, provided, however, the security instruments that will be entered into in connection with Mortgage Loans to be provided or acquired by the Trust will typically restrict the borrower's ability to enter into a subsequent loan arrangement with third parties which would be senior to or pari passu with (i.e., equal to) the Mortgage held by the Trust. Non-payment of any Junior Mortgage Loan that may be provided or acquired by the Trust may constitute an event of default by the borrower under the underlying Senior Mortgage Loan, and such Senior Mortgage Loan may have to be repaid by the borrower before Shareholders in the Trust will receive any return on their investment.

     The Board of the Trust has adopted a policy, described below at " - Conflicts of Interest Policy," designed to eliminate or minimize potential conflicts of interest which may arise in respect of any residential apartment property investment opportunity which an Independent Trustee, any other member of the Board, an Original Investor or any of their respective affiliates may wish to pursue for his own account and which might be suitable for the Trust and the Operating Partnership. Such an opportunity may be pursued only if the Board is first given a right of first refusal to participate in the investment in place of the requesting party on the same terms and conditions as originally proposed and, in addition, either a majority of the disinterested members of the Board determine that the Trust and the Operating Partnership will not exercise the right or they fail to respond to the requesting party's proposal within a specified period.

     The Trust will obtain and maintain insurance coverage on property in which it acquires an equity interest (and, prior to providing or acquiring any Mortgage Loan in respect of a property, will be listed as an additional insured or loss payee in respect of such property), protecting against casualty loss up to replacement cost (with a $1,000 deductible per loss), and against public liability in an amount that is reasonable taking into account the market value of the property at the time insurance is obtained. There can be no assurance, however, that the Trust's property interest would not sustain losses in excess of its applicable insurance coverage, and it could sustain losses as a result of risks which are uninsurable. There are certain types of losses (generally of a catastrophic nature, such as earthquakes, floods and wars) which may be either uninsurable or not economically insurable. Should such a loss occur, the Trust could lose its invested capital in the property interest. In that case, the Shareholders and Unitholders could suffer a complete loss of their investment in the Trust.

     Pending the commitment of Trust and Operating Partnership funds for the purposes described in this Prospectus, for distributions to Shareholders and Unitholders or for application of reserve funds to their purposes, the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) has full authority and discretion to make short-term investments in: (i) obligations of banks or savings and loan associations that either have assets in excess of $5 billion or are insured in their entirety by the United States government or its agencies and (ii) obligations of or guaranteed by the United States government or its agencies. Such short-term investments would be expected to earn rates of return which are lower than those earned in respect of properties in which the Trust may invest.

     The Trust intends to make investments in such a manner that it will not be treated as an investment company under the Investment Company Act of 1940.

     Disposition Policies

The Managing Shareholder will periodically review the portfolio of assets which the Trust acquires. The Trust has no current intention to dispose of any property interests it may acquire, although it reserves the right to do so. Disposition decisions relating to a particular property will be made based on (but not limited to) the following factors: (i) potential to continue to increase cash flow and value; (ii) the sale price; (iii) strategic fit of the property with the rest of the Trust's portfolio; (iv) potential for, or the existence of, any environmental or regulatory problems; (v) alternative uses of capital; and (vi) maintaining qualification as a REIT. Any decision to dispose of a property will be made by the Managing Shareholder. The prohibitions in the Code and related regulations on a REIT holding property for sale may affect the Trust's ability to sell properties without adversely affecting distributions to Shareholders and Unitholders. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust."

     Financing Policies

     The Trust will have the right to borrow funds, and use the Trust's available assets as security for any such loan, if the Trust's cash requirements exceed its available cash. Under the Declaration of the Trust, the aggregate borrowings of the Trust in relation to its net assets may not exceed 300%, except where the Trust determines that a higher level of borrowing is appropriate. It is expected that each property in which the Trust invests will secure a First Mortgage Loan. The principal balance of any such First Mortgage Loan typically would represent a substantial percentage of the Trust's basis in any property in which the Trust owns an equity interest.

     To the extent that the Managing Shareholder desires that the Trust obtain additional capital, the Trust may raise such capital through additional public and private equity offerings, debt financing, retention of cash flow (subject to satisfying the Trust's distribution requirements under the REIT rules) or a combination of these methods. The Trust may determine to issue securities senior to the Common Shares, including Preferred Shares and debt securities (either of which may be convertible into Common Shares or be accompanied by warrants to purchase Common Shares). The Trust may also finance acquisitions of properties or interests in properties through the exchange of properties, the issuance of Shares, or the issuance of Units of limited partnership interest in the Operating Partnership and any other partnerships the Trust may form or acquire an equity interest in to conduct all or a portion of its real estate operations.

     The proceeds from any borrowings by the Trust may be used to pay distributions, to provide working capital, to purchase additional interests in the Operating Partnership, to refinance existing indebtedness or to finance acquisitions or capital improvements of new properties.

     Conflict of Interest Policies

     The Trust has adopted certain policies designed to eliminate or minimize potential conflicts of interest, as described below. However, there can be no assurance that these policies always will be successful in eliminating the influences of such conflicts, and if they are not successful, decisions could be made that might fail to reflect the interests of all Shareholders and Unitholders.

     The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) will have discretion in day to day management and control of the affairs of the Trust and the Operating Partnership, subject to (i) general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and (ii) prior approval authority of a majority of the Board and/or of a majority of the Independent Trustees in respect of certain actions of the Trust and the Operating Partnership. The Declaration of the Trust requires that a majority of the Board of the Trust be comprised of Independent Trustees not affiliated with the Managing Shareholder or its affiliates.

     Actions of the Trust and the Operating Partnership requiring approval of the Board and/or the Independent Trustees include, without limitation, the payment of compensation to the Managing Shareholder, a Trustee, any other member of the Board of the Trust or any of their respective affiliates in amounts in excess of certain specified limits for services performed for the Trust, and the acquisition of properties from, or the sale of properties to, any such parties. For example, the Trust may not purchase property from the Managing Shareholder, a Trustee, any other member of the Board or any of their respective affiliates unless a majority of the members of the Board and, in addition, a majority of the Independent Trustees who have no other interest in the particular proposed transaction (beyond their role on the Board or as Independent Trustees) review the proposed transaction and determine that it is fair and reasonable to the Trust and that the purchase price to the Trust for such property is no greater than the cost of the property to such proposed seller, or if the purchase price to the Trust is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable, provided, however, in no event may the purchase price for the property exceed its then current appraised value. As of the date of this Prospectus, other than as described herein, the Trust does not contemplate using any substantial portion of the net proceeds of the Cash Offering to acquire property interests from the Managing Shareholder, any Trustee or any other member of the Board of the Trust or any of their respective affiliates.

     The Board of the Trust has adopted a policy designed to eliminate or minimize potential conflicts of interests which may arise in respect of investment opportunities suitable for the Trust and the Operating Partnership which may be presented to the Managing Shareholder, an Independent Trustee, any other member of the Board, an Original Investor or any of their respective affiliates. Under the policy, such parties may pursue for their own account a residential apartment property investment opportunity which may be suitable for the Trust and the Operating Partnership (i.e., in accordance with the purposes for which they were organized) only upon fulfillment of the following conditions. First, the requesting party or parties must deliver to the Board of the Trust, at least 60 days prior to the consummation of any such transaction, a written investment proposal identifying the parties to be involved in such transaction, specifying in reasonable detail the proposed terms and conditions of the particular investment opportunity intended to be pursued and granting the Trust and the Operating Partnership a right of first refusal, exercisable within 30 days following the delivery of such proposal, to participate in the proposed transaction in the place of the requesting party or parties, on the terms and conditions specified in the written proposal.

     In addition, the requesting party or parties either (i) must receive written notice from a majority of the disinterested members of the Board (i.e., those persons who have no other interest in any such transaction beyond their role on the Board), or an authorized representative acting on their behalf, which specifies that the Trust and the Operating Partnership have determined not to participate in the proposed transaction or (y) must have not received from the disinterested members of the Board, or an authorized representative acting on their behalf, written notice, within 30 days following the receipt of such written proposal, which notifies the requesting party or parties that the Trust or the Operating Partnership elect to exercise their right of first refusal to participate in the proposed transaction on the terms and conditions specified in the written proposal. The Board of the Trust and the Independent Trustees are responsible for overseeing the conflicts policy under the circumstances described above to insure that it is applied fairly to the Trust. However, there can be no assurance that the policies of the Trust and the Operating Partnership will always be successful in eliminating or minimizing the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all Shareholders and Unitholders.

     For a more detailed description of Trust and Operating Partnership actions requiring approval of the Board and/or the Independent Trustees, see "SUMMARY OF DECLARATION OF TRUST - Control of Operations."


                         INITIAL REAL ESTATE INVESTMENTS

The Acquired Properties

     Set forth below is a description of the Operating Partnership's acquisition between June and November 1998 of beneficial ownership of 67-unit, 80-unit, 50-unit and 168-unit residential apartment properties located in Orlando, Lakeland and New Smyrna Beach, Florida, and Alexandria, Kentucky, respectively, and a limited



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partnership interest in 20 real estate partnerships managed by affiliates of the
Managing Shareholder, including certain of the Exchange Partnerships, which own direct or indirect equity or debt interests in residential apartment properties. The investments were made using net proceeds of the Trust's Cash Offering. Also described is a purchase agreement recently entered into by the Trust under which the Trust, subject to certain conditions, will acquire two residential apartment properties (totaling 652 units) under development in Burlington and Louisville, Kentucky upon completion of construction.

     Heatherwood Apartments

     In June  1998,  the  Operating  Partnership  acquired  the  entire  limited
partnership  interest  in  Heatherwood   Kissimmee,   Ltd.,  a  Florida  limited
partnership (the "Heatherwood Partnership") which owns fee simple title to a 67-unit residential apartment property referred to as the Heatherwood Apartments
- - Phase I (the "Heatherwood Property") located at 1005 Airport Road in Kissimmee, Florida 32741. Set forth below is certain information describing the property, first mortgage financing to which the property is subject and the acquisition by the Operating Partnership of beneficial ownership of the property.

     The Heatherwood Property, completed in 1981, consists of 17 studio/one bathroom units, 45 one bedroom/one bathroom units, and five two bedroom/one bathroom units. The property is situated on approximately 2.26 acres and has approximately 35,136 square feet of rentable area. The average unit size of the studio, one bedroom and two bedroom units is approximately 288, 576 and 864 square feet, respectively. The average monthly rental rate as of November 1, 1998 for each type of unit is approximately $379, $439 and $539, respectively, or $1.31, $.76 and $.62 per square foot, respectively. The units were approximately 91% occupied as of November 1, 1998. The average monthly occupancy rates for 1993, 1994, 1995, 1996 and 1997 were approximately 89%, 91%, 88%, 93%
and 97%, respectively.

     The Operating Partnership acquired the entire limited partnership interest in the Heatherwood Partnership from an unaffiliated third party, Rylex Capital, L.L.C., a Florida limited liability company, for a purchase price of $830,000. The purchase price was determined by the parties in an arm's-length negotiation. The Heatherwood Property is subject to first mortgage financing with a current principal balance of approximately $1,245,000. The mortgage is held by GMAC Commercial Mortgage Corp. The maturity date of the first mortgage loan is December 2004. Assuming no prepayments of principal, the balance that will be due at maturity is approximately $1,083,553. The monthly debt service payments are $8,847, or an annual amount of $106,164. The loan bears a fixed interest rate of 7.625% and amortizes on a 30-year basis. The loan is prepayable with a prepayment fee equal to 1% of the then outstanding principal balance.

     In March 1998, prior to completion of the acquisition, the property was appraised by Consortium Appraisal, Inc., an independent appraisal firm in Winter Park, Florida which estimated the market value of the property at $2,075,000. The methods employed in appraising the property are discussed at "THE EXCHANGE OFFERING - Exchange Property Appraisals." The Trust and the Operating Partnership were not responsible for the payment of any fees or expenses for the appraisal. The acquisition was unanimously approved in advance by the Board of the Trust.

     Crystal Court Apartments

     In July 1998, the Operating Partnership acquired the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership (the "Crystal Court Partnership") which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II (the "Crystal Court Property") located in Lakeland, Florida. Set forth below is certain information describing the property, first mortgage financing to which the property is subject and the acquisition by the Operating Partnership of beneficial ownership of the property.

     The Crystal Court Property, completed in 1986, consists of 20 studio/one bathroom units, 54 one bedroom/one bathroom units, and six two bedroom/one bathroom units. The property is situated on approximately 6.8 acres and has approximately 42,048 square feet of rentable area. The average unit size of the studio, one


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bedroom and two bedroom  units is  approximately  288,  576 and 864 square feet, respectively. The average monthly rental rate as of November 1, 1998 for each type of unit is approximately $319, $369 and $455, respectively, or $1.11, $.64 and $.53 per square foot, respectively. The units were approximately 98% occupied as of November 1, 1998. The average monthly occupancy rates for 1993, 1994, 1995, 1996 and 1997 were approximately 95%, 91%, 91%, 90% and 95%, respectively.

     The Operating Partnership acquired the entire limited partnership interest in the Crystal Court Partnership from an unaffiliated third party, Rylex Capital, L.L.C., a Florida limited liability company, for a purchase price of $756,293. The purchase price was determined by the parties in an arm's-length negotiation. The Crystal Court Property is subject to first mortgage financing with a current principal balance of approximately $1,488,000. The mortgage is held by GMAC Commercial Mortgage Corp. The maturity date of the first mortgage loan is October 2004. Assuming no prepayments of principal, the balance that will be due at maturity is approximately $1,366,490. The monthly debt service payments are $10,404, or an annual amount of $124,808. The loan bears a fixed interest rate of 7.5% and amortizes on a 30-year basis. The loan is prepayable with a prepayment fee equal to 1% of the then outstanding principal balance.

     In June 1998, prior to completion of the acquisition, the property was appraised by Consortium Appraisal, Inc., an independent appraisal firm which estimated the market value of the property at $2,170,000. The Trust and the Operating Partnership were not responsible for the payment of any fees and expenses for the appraisal. The acquisition was unanimously approved in advance by the Board of the Trust.

     Riverwalk Apartments

     In September 1998, the Operating Partnership acquired the entire limited partnership interest in Riverwalk Enterprises, Ltd., a Florida limited partnership ("Riverwalk"), which owns fee simple title to a 50-unit residential apartment property located at 47 Jacaranda Cay Court, New Smyrna Beach, Florida 32169 (the "Riverwalk Property"). Simultaneously, an affiliate of the Operating Partnership, Riverwalk, LC, a Florida limited liability company, acquired the general partnership interest in Riverwalk. Riverwalk, LC was organized for the express purpose of acquiring such general partnership interest. Gregory K. McGrath, the Chief Executive Officer of the Operating Partnership and the Trust, is the manager of Riverwalk, LC. The Operating Partnership owns 99% of the membership interests in Riverwalk, LC. The remaining 1% membership interest is nominally held by the Managing Shareholder of the Trust, as agent for the Operating Partnership.

     The Riverwalk Property, completed in 1986, consists of 50 two bedroom units. Forty-five units have two bathrooms and five have one bathroom. The property is located directly on the intracoastal waterway and was originally built for condominium sale. The Operating Partnership will operate the property as a rental community for the indefinite future. As of November 1, 1998, the property was 92% occupied. The average year to date occupancy has been _____%. The average monthly occupancy for 1997 was 95%. The property has 51,024 square feet of rentable space, or approximately 1,020 square feet per unit. The current rent per square foot is approximately $.55. The average monthly rental rate is approximately $565 per unit.

     The Operating Partnership acquired the Riverwalk limited partnership interests from 12 unaffiliated individuals. Riverwalk, LC acquired the Riverwalk general partnership interest from Riverwalk Enterprises, Inc., whose principal was Michael Green. Mr. Green is not affiliated with the Trust or the Operating Partnership. The sale was subject to a first mortgage of approximately $1,330,000, held by TMG Life Insurance Company. The mortgage matures in November 2004 and has a current interest rate of 8.75%. The holder of the first mortgage has a right to adjust the rate in October 1999 for the remaining five years of the loan, to a rate equal to 200 basis points above the then current rate for five-year treasury notes. Assuming no prepayments of principal, the balance that will be due at maturity is approximately $_____________. The monthly debt service payments are $________, or an annual amount of $____________. Prepayment is permitted at any time, subject however to a yield maintenance termination fee calculated in accordance with the terms of the loan.

     The  total  cost  of the  acquisition  to  the  Operating  Partnership  was approximately $655,000 above the then current principal balance of the underlying first mortgage loan, which includes costs of the transaction, including a



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


$200,000 commission paid to Prime One Realty Inc. An affiliate of Mr. McGrath received one-half of the commission from Prime One Realty Inc. The Operating Partnership borrowed $575,000 from I. Stanley Levine, Trustee, of Miami,
Florida, in order to complete the acquisition. The Levine loan matures in December 1998 (subject to the right of the Operating Partnership to extend the maturity date up to 60 days as long as the Operating Partnership is not in default), requires current interest payments only at the annual rate of 18%, and is secured by a pledge of the general and limited partnership interests acquired in the transaction. The Operating Partnership funded the acquisition and will satisfy the Levine loan from the net proceeds of the Trust's sale of Common Shares in the ongoing Cash Offering. The purchase price was determined by the parties in an arms-length negotiation. The Operating Partnership relied upon an appraisal of the Riverwalk Property updated as of July 17, 1998 prepared by Rex-McGill, Inc, an independent appraisal firm, which valued the property at $2,200,000. The transaction was unanimously approved by the Independent Trustees of the Trust prior to closing of the acquisition.

     Attached as Exhibit E hereto in respect of each of the Heatherwood Property, the Crystal Court Property, and the Riverwalk Property is an audited statement of revenues and certain expenses for the years ended December 31, 1996 and 1997 and an unaudited statement of revenues and certain expenses for the nine-month period ended September 30, 1998.

     Alexandria Property

     In October 1998, the Operating Partnership acquired an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. As of November 1, 1998, 25 (or approximately 66%) of the 38 units completed have been rented at an average monthly rental rate of $_________. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Acquisition of Limited Partnership Interests

In July 1998, the Operating Partnership also was admitted as a limited partner in 20 real estate limited partnerships managed by affiliates of the Managing Partnership, including certain of the Exchange Partnerships. The Operating Partnership acquired the interests in consideration of a capital contribution ranging from approximately $2,000 to $59,000 in each such partnership. The aggregate contribution made by the Operating Partnership was approximately $341,000. The percentage interest acquired by the Operating Partnership (less than 4% in each case) was calculated at fair market value. In each instance, the Operating Partnership agreed that its right to receive distributions from cash flow or from a capital event would be subordinate to the right of the existing limited partners to receive any preferred return described in the partnership agreement of the respective partnership. In addition, the Operating Partnership agreed with the Exchange Partnerships that the acquisition would not affect the valuation of the limited partnership interests for purposes of the Exchange
Offering. These various partnerships will be accounted for on the cost method since their respective ownership interests represent less than 20% of the equity ownership therein. In addition, the partnerships will periodically assess the realizable value of these investments in order to ascertain that there has been no impairment in their recorded value.

     Contract to Purchase Two Additional Properties

     In September 1998, the Trust entered in an agreement with three real estate development companies to acquire two luxury residential apartment properties in the development stage upon the completion of construction. The development companies (Brentwood at Southgate, Ltd., Burlington Residential, Ltd. and The Shoppes at



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


Burlington, Ltd.) are controlled by Gregory K. McGrath. The properties are scheduled to have a total of 652 units, comprised of studios and one, two and three bedroom/one or two bathroom apartments. Construction of one of the properties, located in Louisville, Kentucky, is expected to be completed prior to the end of 2000, and construction of the other property, located in Burlington, Kentucky (part of the Cincinnati metropolitan area), is expected to be completed by the end of 2001. The aggregate purchase price for the two properties is in the range of approximately $41,000,000 to $43,000,000. The closing of each acquisition, which is expected to occur shortly following the completion of construction, is conditioned on, among other things, the completion of the respective apartment property, the availability of first mortgage financing and the Trust's raising the balance of the funds necessary for the acquisition in its ongoing Cash Offering or otherwise having funds available to make the acquisition.

     In connection with the transaction and in exchange for certain benefits described below, the Trust agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions granted), up to $3,000,000 of the development portion of long-term construction loans with an aggregate principal amount of up to $36,000,000 to be provided by KeyBank, N.A. to the development companies. Subject to the fulfillment of certain closing and funding conditions, the construction loans will be made to the development companies in connection with the development and construction of the two apartment properties and of an 111,000 square foot shopping center being developed in Burlington, Kentucky. The interest rate on the construction loans is 7.52% and no interest payments are due until _______________ . The loan to value ratio of the development portion of the construction loans is approximately 48%. The principal portion of the construction loans may not exceed a loan to building cost ratio of 80% or a loan to value ratio of 70%. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out KeyBank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within ___ days.

     The Trust expects to receive significant benefits from the transaction in addition to the acquisition of two large luxury apartment properties located in attractive communities. First, in exchange for the guarantee of the development portion of the construction loans, the Trust will receive a discount of approximately $212,500 (representing a one-half of one percent reduction) on the purchase price of the properties. The Trust and the development companies are negotiating a further price reduction which would apply if the development portion of the loans is not repaid prior to the expiration of the guarantee period and the Trust is required to buy out or arrange for the buyout of the lender's position on the loans.

The Exchange Properties

     In the Exchange Offering, the Operating Partnership will offer to issue registered Units in exchange for limited partnership interests owned by individual limited partners in limited partnerships which directly or indirectly own equity and/or debt interests in residential apartment properties. As its initial investment targets in the Exchange Offering, the Operating Partnership is offering to acquire limited partnership interests from individual limited partners (collectively, the "Exchange Limited Partners" and individually an "Exchange Limited Partner") in 23 limited partnerships (collectively referred to herein as the "Exchange Partnerships" and individually as an "Exchange Partnership") which directly or indirectly own equity and/or subordinated mortgage interests in 26 residential apartment properties (collectively, the "Exchange Properties" and individually an "Exchange Property"). The Operating Partnership will acquire a beneficial ownership interest in all or a portion of the Exchange Properties by acquiring from Exchange Limited Partners of Participating Exchange Partnerships their limited partnership interests ("Exchange Partnership Units") in the respective partnership. The Exchange
Partnerships are managed by Corporate General Partners affiliated with the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath).

     Certain of the Exchange Partnerships own direct or indirect equity interests in 16 Exchange Properties which consist of an aggregate of 1,012 residential units (comprised of studio and one, two, three and four-bedroom units). Certain of the Exchange Partnerships own direct or indirect mortgage interests in 10 Exchange Properties, which consist of an aggregate of 813 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, three properties in Ohio and one property each in Georgia and Indiana.


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


     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns record title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and in one case, unsecured debt interests).

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     Certain information relating to the 26 Exchange Properties and mortgage indebtedness secured thereby is summarized in the four tables set forth below. Assuming the Exchange Offering is accepted by all Exchange Limited Partners in all Exchange Partnerships, the aggregate purchase price for the Exchange Partnership Units would be approximately $24,022,880, comprised of Operating Partnership Units to be issued with an initial value in that amount. The Trust and the Operating Partnership will investigate other investment opportunities for the Exchange Offering, including property interests held by unaffiliated owners and by certain other limited partnerships managed by affiliates of the Managing Shareholder. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER," "THE TRUST AND THE OPERATING PARTNERSHIP" and "INVESTMENT OBJECTIVES AND POLICIES."

     Upon the completion of the Exchange Offering in respect of each Participating Exchange Partnership, (i) Gregory K. McGrath, a founder of the
Trust and the Operating Partnership, the Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder, and the sole stockholder, director and executive officer of the Corporate General Partner of each of the Exchange Partnerships, will either grant the Board of the Trust a management proxy coupled with an interest to vote the shares of the Corporate General Partner of the Exchange Partnership or contract to assign all of the stock in the Corporate General Partner to the Trust for nominal consideration;
(ii) the Corporate General Partner will assign to the Operating Partnership all of its residual economic interest in the partnership; and (iii) Mr. McGrath will cause the Corporate General Partner to waive its right to receive from the partnership any ongoing fees, effective at the time of exchange.

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue Units to each individual Exchange Limited Partner in exchange for his respective limited partnership interest in an Exchange Partnership. Each Exchange Limited Partner will have the opportunity to elect on an individual basis either (i) to



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accept Units in exchange for his limited partnership  interest in his respective
Exchange Partnership or (ii) to retain his interest in the Exchange Partnership on substantially the same terms and conditions as his original investment. The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial value of at least $6,000,000. After the completion of the Exchange Offering, each Exchange Partnership will continue to own its interest in its respective Exchange Property, but all of the limited partnership interests in a given Participating Exchange Partnership would then be owned by the Operating Partnership, if all Exchange Limited Partners in the partnership elect to accept the Exchange Offering, or by the Operating
Partnership and any Exchange Limited Partners who elect not to accept the Exchange Offering.

     The number of Operating Partnership Units to be offered to each Exchange Limited Partner for his interest in a given Exchange Partnership have been assigned an initial value in the range of 101% to 123% of the amount of an Exchange Limited Partner's original investment in the partnership. For such purposes, each Operating Partnership Unit will be initially valued at $10, the offering price of each Trust Common Share offered in the Cash Offering. The value of the Units and the Common Shares are substantially identical since, as described above, recipients of Operating Partnership Units in the Exchange Offering may exchange their Units into an equivalent number of Common Shares at any time, subject to certain conditions. "See "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP" and "THE EXCHANGE OFFERING."

     The number of Units being offered in respect of each property in which an Exchange Equity Partnership or an Exchange Hybrid Partnership directly or indirectly owns an equity interest was determined by the Original Investors and differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property, the current principal balance of the first mortgage loan and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the underlying Exchange Partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the face amount of the respective debt interest held, the replacement cost new of property securing such indebtedness and the debtor's repayment history and current net equity interest in such property. Each Exchange Property in which the Operating Partnership intends to acquire an interest has been appraised by a qualified and licensed independent appraisal firm and each additional property in which it intends to acquire an interest will be appraised in advance. See " - Exchange Property Appraisals."

     All expenses incurred in connection with the Exchange Offering to produce, file, print and distribute the Prospectus will be paid by the Trust and the Operating Partnership. No special fees or commissions were or will be paid in connection with the Exchange Offer to the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), any Corporate General Partner of an Exchange Partnership, or any of their respective affiliates. Broker-dealers who assist the Operating Partnership in consummating the Exchange Offering with individual Offerees who accept the offering will be paid as a commission a number of unregistered Common Shares of the Trust equal to 5% of the Units issued to Offerees as a result of their efforts.

                              Property Information
                            Equity Property Interests

     The table set forth below summarizes certain information relating to each of the 16 properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships involved in the Exchange Offering directly or indirectly own an equity interest, including (i) the name of the respective partnership and its general partner, (ii) the name and location of each property, (iii) the year each property was completed, (iv) the number of units, acreage, rentable area, average unit size and average rental rate per unit and per square feet of rentable area as of November 1, 1998, and (v) physical occupancy of each property as of November 1, 1998. In the Exchange Offering, the Operating Partnership will offer to issue its Units to limited partners in those partnerships in exchange for their limited partnership interests in the partnerships and thereby indirectly acquire such property interests.


                                      Name of Residential
                                       Apartment Property
                                           (and type                                 Year                              Approx.
Partnership               GP              of interest)          Location          Completed       No. of Units          Acres
- -----------               --              ------------          --------          ---------       ------------          -----
Exchange Equity
Partnerships:

Baron Strategic           Baron Capital   Steeplechase          Anderson,            1977         Total         72       3.20
Investment Fund II, Ltd.  XXXI, Inc.      Apartments  (1)       Indiana                           1 BR          12
                                                                                                  2 BR          60

Central Florida Income    Baron Capital   Laurel Oaks           Deland, Florida      1986         Total         56       6.21
Appreciation Fund, Ltd.   of Ohio III,    Apartments  (1)                                         1 BR          11
                          Inc.                                                                    2 BR          45

Florida Capital Income    Baron Capital   Eagle Lake            Port Orange,         1987         Total         77       4.68
Fund, Ltd.                II, Inc.        Apartments  (1)       Florida                           1 BR          73
                                                                                                  2 BR           4

Florida Capital Income    Baron Capital   Forest Glen           Daytona Beach,       1985         Total         52       6.85
Fund II, Ltd.             IV, Inc.        Apartments            Florida                           2 BR          28
                                          (Phase I)  (2)                                          3 BR          24

Florida Capital Income    Baron Capital   Bridge Point          Jacksonville,        1986         Total         48       3.39
Fund III, Ltd.            VII, Inc.       Apartments            Florida                          Studio          6
                                          (Phase II)  (1)                                         1 BR          37
                                                                                                  2 BR           5

Florida Capital Income    Baron Capital   Glen Lake             St. Petersburg,      1986         Total        144       7.16
Fund IV, Ltd.             V, Inc.         Apartments  (1)       Florida                           1 BR         144

Florida Income            Baron Capital   Forest Glen           Daytona Beach,       1985         Total         26       6.85
Advantage Fund I, Ltd.    IV, Inc.        Apartments            Florida                           2 BR          19
                                          (Phase III)  (2)                                        3 BR           7

Florida Income            Baron Capital   Forest Glen           Daytona Beach,       1985         Total          8       6.85
Appreciation Fund I,      IV, Inc.        Apartments            Florida                           2 BR           6
Ltd.                                      (Phase IV)  (2)                                         3 BR           2


                              Approx.                                                               Physical
                             Rentable                                        11/1/98               Occupancy
                              Area           Avg. Unit Size         Average Rental Rates/Month       As Of
Partnership                  (Sq. Ft.)*         (Sq. Ft.)            (Per Unit) (Per Sq. Ft.)       11/1/98
- -----------                  ---------          ---------            ------------------------       -------
Exchange Equity
Partnerships:

Baron Strategic                47,280        Avg.            657       $437            $.67           76%
Investment Fund II, Ltd.                     1 BR            550
                                             2 BR            678

Central Florida Income         45,216        Avg.            807       $513            $.64           96%
Appreciation Fund, Ltd.                      1 BR            576
                                             2 BR            864

Florida Capital Income         45,504        Avg.            591       $454            $.77           94%
Fund, Ltd.                                   1 BR            576
                                             2 BR            864

Florida Capital Income         62,692        Avg.          1,205       $655            $.54           100%
Fund II, Ltd.                                2 BR          1,075
                                             3 BR          1,358

Florida Capital Income         27,360        Avg.            570       $455            $.80           96%
Fund III, Ltd.                              Studio           288
                                             1 BR            576
                                             2 BR            864

Florida Capital Income         79,200        Avg.            550       $674           $1.23           49%
Fund IV, Ltd.                                1 BR            550

Florida Income                 29,931        Avg.          1,151       $639            $.56           81%
Advantage Fund I, Ltd.                       2 BR          1,075
                                             3 BR          1,358

Florida Income                 9,166         Avg.          1,146       $638            $.56           100%
Appreciation Fund I,                         2 BR          1,075
Ltd.                                         3 BR          1,358

Exchange Equity
Partnerships, cont.:
Florida Income Growth     Baron Capital   Blossom Corners       Orlando,             1980         Total            70     3.67
Fund V, Ltd.              XI, Inc.        Apartments            Florida                          Studio            15
                                          (Phase I)  (1)                                          1 BR             49
                                                                                                  2 BR              6
Florida Opportunity       Baron Capital   Camellia Court        Daytona Beach,       1982         Total            60     5.15
Income Partners, Ltd.     III, Inc.       Apartments  (1)       Florida                           1 BR             59
                                                                                                  2 BR              1

GSU Stadium Student       Baron Capital   Stadium Club          Statesboro,          1987         Total            60     3.50
Apartments, Ltd.          X, Inc.         Apartments  (1)       Georgia                          Studio             2
                                                                                                  3 BR              3
                                                                                                  4 BR             55

Midwest Income Growth     [Baron          Brookwood Way         Mansfield, Ohio      1974         Total            66     3.92
Fund VI, Ltd.             Capital of      Apartments  (1)                                        Studio             3
                          Ohio III,                                                               1 BR             60
                          Inc.]                                                                   2 BR              3

Realty Opportunity        Baron Capital   Forest Glen           Daytona Beach,       1985         Total            30     6.85
Income Fund VIII, Ltd.    IV, Inc.        Apartments            Florida                           2 BR             23
                                          (Phase II)  (2)                                         3 BR              7

Exchange Hybrid
Partnerships:
Baron Strategic           Baron Capital   Pineview Apartments   Orlando,             1988         Total            91     4.38
Investment Fund VI, Ltd.  XXXI, Inc.      (3)                   Florida                          Studio            26
                                                                                                  1 BR             59
                                                                                                  2 BR              6

Baron Strategic           Baron Capital   Crystal Court         Lakeland,            1982         Total            72      4.5
Investment Fund IX, Ltd.  XLII, Inc.      Phase I (4)           Florida                           1 BR             64
                                                                                                  2 BR              8
Baron Strategic           Baron Capital   Crystal Court         Lakeland,            1982         Total            72      4.5
Investment Fund X, Ltd.   XLII, Inc.      Phase I (5)           Florida                           1 BR             64
                                                                                                  2 BR              8
                                          Pineview Apartments   Orlando,             1988         Total            91     4.38
                                          (6)                   Florida                          Studio            26
                                                                                                  1 BR             59
                                                                                                  2 BR              6
Lamplight Court of        Baron Capital   Lamplight             Bellefontaine,       1973         Total            80     6.00
Bellefontaine             IX, Inc.        Apartments (7)        Ohio                             Studio            12
Apartments, Ltd.                                                                                   1BR             53
                                                                                                  2 BR             15
                                                                                                            ========== ===========
                                          TOTAL  PROPERTIES:
                                                                                                              1,012**     83.16
                                                                                                            ========== ===========

Exchange Equity
Partnerships, cont.:
Florida Income Growth         39,300        Avg.            561       $473            $.84           97%
Fund V, Ltd.                               Studio           300
                                            1 BR            600
                                            2 BR            900
Florida Opportunity           34,848        Avg.            581       $432            $.74           98%
Income Partners, Ltd.                       1 BR            576
                                            2 BR            864

GSU Stadium Student           50,736        Avg.            860       $910           $1.06           86%
Apartments, Ltd.                           Studio           288
                                            3 BR            880
                                            4 BR            880

Midwest Income Growth         38,016        Avg.            576       $357            $.62           100%
Fund VI, Ltd.                              Studio           288
                                            1 BR            576
                                            2 BR            864

Realty Opportunity            34,231        Avg.          1,141       $636            $.56           90%
Income Fund VIII, Ltd.                      2 BR          1,075
                                            3 BR          1,358

Exchange Hybrid
Partnerships:
Baron Strategic               46,656        Avg.            513       $451            $.88           98%
Investment Fund VI, Ltd.                   Studio           288
                                            1 BR            576
                                            2 BR            864

Baron Strategic               43,776        Avg.            608       $390            $.64           94%
Investment Fund IX, Ltd.                    1 BR            576
                                            2 BR            864
Baron Strategic               43,776        Avg.            608       $390            $.64           94%
Investment Fund X, Ltd.                     1 BR            576
                                            2 BR            864
                              46,656        Avg.            513       $451            $.88           98%
                                            1 BR            288
                                            2 BR            576
                                                            864
Lamplight Court of            46,944        Avg.            587       $391            $.67           93%
Bellefontaine                              Studio           288
Apartments, Ltd.                            1 BR            576
                                            2 BR            864
                           =============              ========== =============== =============== =============

                             680,856                        673       $519            $.77           87%
                           =============              ========== =============== =============== =============

- ----------
*    Includes only residential apartment units and excludes common areas.
** Properties in which more than one partnership has an interest are counted only once.
(1) Partnership owns the entire limited partnership interest in a limited partnership which holds fee simple title to the property.
(2) Partnership owns beneficial interest in an unrecorded land trust which holds fee simple title to the property.
(3) Partnership owns (i) a 57% limited partnership interest in a limited partnership which holds fee simple title to the property and (ii) debt interests in other property described below in "Mortgage Information - Mortgage Properties" table.
(4) Partnership owns (i) a 41.1% limited partnership interest in a limited partnership which holds fee simple title to the property and (ii) debt interests in other property described below in "Mortgage Information - Mortgage Properties" table.
(5) Partnership owns (i) a 43.5% limited partnership interest in a limited partnership which holds fee simple title to the property and (ii) debt interests in other property described below in "Mortgage Information - Mortgage Properties" table.
(6) Partnership owns (i) a 43% limited partnership interest in a limited partnership which holds fee simple title to the property and (ii) debt interests in other property described below in "Mortgage Information - Mortgage Properties" table.
(7) Partnership owns (i) a 31.7% limited partnership interest in a limited partnership which holds fee simple title to the property and (ii) a debt interest in the property described below in "Mortgage Information - Mortgage Properties" table.

                              Property Information
                             Debt Property Interests


The table set forth below summarizes certain information relating to each of the 11 properties in which Exchange Mortgage Partnerships and Exchange Hybrid Partnerships involved in the Exchange Offering own a mortgage interest, including (i) the name of the respective partnership and its general partner,
(ii) the name and location of each property, (iii) the year each property was completed, (iv) the number of units, acreage, rentable area, average unit size and average rental rate per unit and per square feet of rentable area as of November 1, 1998, and (v) physical occupancy of each property as of November 1, 1998. In the Exchange Offering, the Operating Partnership will offer to issue its Units to limited partners in those partnerships in exchange for their limited partnership interests in the partnerships and thereby indirectly acquire such property interests.


                                          Name of Residential
                                           Apartment Property
                                               (and type                             Year                              Approx.
Partnership               GP                  of interest)      Location          Completed       No. of Units          Acres
- -----------               --                  ------------      --------          ---------       ------------          -----
Exchange Mortgage
Partnerships:

Baron Strategic           Baron Capital   Blossom Corners       Orlando,             1981         Total         68       3.51
Investment Fund, Ltd.     XXXII, Inc.     Apartments            Florida                          Studio         16
                                          (Phase II)  (1)                                         1 BR          45
                                                                                                  2 BR           7

                                          Villas at Lake        Cincinnati,        Est. 4th       Total        164       20.2
                                          Sycamore (1)          Ohio             quarter 2003     2 BR
                                                                                                  3 BR

Baron Strategic           Baron Capital   Country Square        Tampa, Florida       1981         Total         73       4.56
Investment Fund IV, Ltd.  XVII, Inc.      Apartments                                             Studio         14
                                          (Phase I) (1)                                           1 BR          52
                                                                                                  2 BR           7

Baron Strategic           Baron Capital   Candlewood            Tampa, Florida       1984         Total         33       2.75
Investment Fund V, Ltd.   XL, Inc.        Apartments                                             Studio          6
                                          (Phase II) (1)                                          1 BR          26
                                                                                                  2 BR           1

                                          Curiosity Creek       Tampa, Florida       1982         Total         81       4.51
                                          Apartments  (1)                                        Studio         16
                                                                                                  1 BR          59
                                                                                                  2 BR           6

                                          Sunrise Apartments    Titusville,          1981         Total         60       4.08
                                          (Phase I)  (1)        Florida                           1 BR          54
                                                                                                  2 BR           6


                              Approx.                                                              Physical
                              Rentable                                      11/1/98               Occupancy
                               Area            Avg. Unit Size      Average Rental Rates/Month       As Of
Partnership                  (Sq. Ft.)*           (Sq. Ft.)         (Per Unit) (Per Sq. Ft.)       11/1/98
- -----------                  ---------            ---------         ------------------------       -------
Exchange Mortgage
Partnerships:

Baron Strategic                38,100        Avg.            557     $485.87           $.87           97%
Investment Fund, Ltd.                       Studio           300
                                             1 BR            600
                                             2 BR            864

                              217,300        Avg.          1,325        -               -              -
                                             2 BR
                                             3 BR

Baron Strategic                40,032        Avg.            548     $429.41           $.78           95%
Investment Fund IV, Ltd.                    Studio           288
                                             1 BR            576
                                             2 BR            864

Baron Strategic                17,568        Avg.            532     $423.85           $.80           94%
Investment Fund V, Ltd.                     Studio           288
                                             1 BR            576
                                             2 BR            864

                               43,776        Avg.            540     $427.35           $.79           93%
                                            Studio           288
                                             1 BR            576
                                             2 BR            864

                               36,288        Avg.            605     $391.00           $.65           88%
                                             1 BR            576
                                             2 BR            864

                                          Name of Residential
                                           Apartment Property
                                               (and type                             Year                              Approx.
Partnership               GP                  of interest)      Location          Completed       No. of Units          Acres
- -----------               --                  ------------      --------          ---------       ------------          -----
Baron Strategic           Baron Capital   Heatherwood           Kissimmee,           1982         Total         41       2.26
Investment Fund VIII,     XLIV, Inc.      Apartments            Florida                          Studio         10
Ltd.                                      (Phase II)  (2)                                        1 BR/1B        26
                                                                                                 2 BR/1B         4
                                                                                                 2 BR/2B         1

                                          Longwood Apartments   Cocoa, Florida       1981         Total         59       4.00
                                          (Phase I)  (1)                                          1 BR          51
                                                                                                  2 BR           8

                                          Villas at Lake        Cincinnati,        Est. 4th       Total        164       20.2
                                          Sycamore (1)          Ohio             quarter 2003     2 BR
                                                                                                  3 BR

Baron Strategic Vulture   Baron Capital   Curiosity Creek       Tampa, Florida       1982         Total         81       4.51
Fund I, Ltd.              XXVI, Inc.      Apartments  (1)                                        Studio         16
                                                                                                  1 BR          59
                                                                                                  2 BR           6
Brevard Mortgage          Baron Capital   Meadowdale            Melbourne,           1984         Total         64       4.81
Program, Ltd.             XII, Inc.       Apartments  (1)       Florida                           1 BR          56
                                                                                                  2 BR           8

Exchange Hybrid
Partnerships
Baron Strategic           Baron Capital   Candlewood            Tampa, Florida       1988         Total         33       2.75
Investment Fund VI, Ltd.  XXXI, Inc.      Apartments                                             Studio          6
                                          (Phase II) (3)                                          1 BR          26
                                                                                                  2 BR           1
                                          Country Square                             1981         Total         73       4.56
                                          Apartments            Tampa, Florida                   Studio         14
                                          (Phase I)  (3)                                          1 BR          52
                                                                                                  2 BR           7

                                          Garden Terrace        Orlando,             1983         Total         91       6.00
                                          Apartments            Florida                          Studio          8
                                          (Phase III)  (3)                                        1 BR          67
                                                                                                  2 BR          16

                             Approx.                                                                Physical
                             Rentable                                        11/1/98               Occupancy
                              Area            Avg. Unit Size        Average Rental Rates/Month       As Of
Partnership                 (Sq. Ft.)*           (Sq. Ft.)           (Per Unit) (Per Sq. Ft.)       11/1/98
- -----------                 ---------            ---------           ------------------------       -------
Baron Strategic                22,176        Avg.            541     $498.51           $.92           98%
Investment Fund VIII,                       Studio           288
Ltd.                                        1 BR/1B          576
                                            2 BR/1B          864
                                            2 BR/2B          864

                               36,288        Avg.            615     $432.56           $.70           100%
                                             1 BR            576
                                             2 BR            864

                              217,300        Avg.          1,325        -               -              -
                                             2 BR
                                             3 BR

Baron Strategic Vulture        43,776        Avg.            540     $427.35           $.79           93%
Fund I, Ltd.                                Studio           288
                                             1 BR            576
                                             2 BR            864
Brevard Mortgage               39,168        Avg.            612     $411.50           $.67           70%
Program, Ltd.                                1 BR            576
                                             2 BR            864

Exchange Hybrid
Partnerships
Baron Strategic                17,568        Avg.            532     $423.85           $.80           94%
Investment Fund VI, Ltd.                    Studio           288
                                             1 BR            576
                                             2 BR            864
                               40,032        Avg.            548     $429.41           $.78           95%
                                            Studio           288
                                             1 BR            576
                                             2 BR            864

                               54,720        Avg.            601     $417.20           $.69           90%
                                            Studio           288
                                             1 BR            576
                                             2 BR            864

                                          Name of Residential
                                           Apartment Property
                                               (and type                             Year                              Approx.
Partnership               GP                  of interest)      Location          Completed       No. of Units          Acres
- -----------               --                  ------------      --------          ---------       ------------          -----
Baron Strategic           Baron Capital   Candlewood            Tampa, Florida       1984         Total         33       2.75
Investment Fund IX, Ltd.  XLII, Inc.      Apartments                                             Studio          6
                                          (Phase II) (3)                                          1 BR          26
                                                                                                  2 BR           1

                                          Garden Terrace        Tampa, Florida       1983         Total         91       6.00
                                          Apartments                                             Studio          8
                                          (Phase III)  (3)                                        1 BR          67
                                                                                                  2 BR          16

                                          Villas at Lake        Cincinnati,        est. 4th       Total        164       20.2
                                          Sycamore  (3)         Ohio             quarter 2003

Baron Strategic           Baron Capital   Garden Terrace        Tampa, Florida       1983         Total         91       6.00
Investment Fund X, Ltd.   XLIV, Inc.      Apartments                                             Studio          8
                                          (Phase III)  (3)                                        1 BR          67
                                                                                                  2 BR          16

                                          Heatherwood           Kissimmee,           1982         Total         41       2.26
                                          Apartments            Florida                          Studio         10
                                          (Phase II)  (2)                                         1 BR          26
                                                                                                 2 BR/1B         4
                                                                                                 2 BR/2B         1

Lamplight Court of        Baron Capital   Lamplight             Bellefontaine,       1973         Total         80       6.00
Bellefontaine             IX, Inc.        Apartments (4)        Ohio                             Studio         12
Apartments, Ltd.                                                                                  1 BR          53
                                                                                                  2 BR          15

                                                                                                            ======= ============
                                          TOTAL  PROPERTIES5:
                                                                                                               650      42.48
                                                                                                            ======= ============


                            Approx.                                                                Physical
                            Rentable                                        11/1/98               Occupancy
                             Area            Avg. Unit Size        Average Rental Rates/Month       As Of
Partnership                (Sq. Ft.)*           (Sq. Ft.)           (Per Unit) (Per Sq. Ft.)       11/1/98
- -----------                ---------            ---------           ------------------------       -------
Baron Strategic               17,568        Avg.            532     $423.85           $.80           94%
Investment Fund IX, Ltd.                   Studio           288
                                            1 BR            576
                                            2 BR            864

                              54,720        Avg.            601     $417.20           $.69           90%
                                           Studio           288
                                            1 BR            576
                                            2 BR            864

                             217,300        Avg.          1,325        -               -              -


Baron Strategic               54,720        Avg.            601     $417.20           $.69           90%
Investment Fund X, Ltd.                    Studio           288
                                            1 BR            576
                                            2 BR            864

                              22,176        Avg.            541     $498.51           $.92           98%
                                           Studio           288
                                            1 BR            576
                                           2 BR/1B          864
                                           2 BR/2B          864

Lamplight Court of            46,944        Avg.            587     $390.63           $.67           93%
Bellefontaine                              Studio           288
Apartments, Ltd.                            1 BR            576
                                            2 BR            864

                           =============              ========== =============== =============== =============

                             375,060                        569     $427.63           $.75           84%
                           =============              ========== =============== =============== =============

- ----------
*    Includes only residential apartment units and excludes common areas.
1. The Partnership's sole real estate assets consist of an undivided second mortgage interest in the property or properties described in this table. The second mortgage interests are described below at "Mortgage Information-Mortgage Properties" and in the table in Exhibit B pertaining to the Partnership.
2. The Partnership owns an undivided second mortgage interest in the property and unsecured indebtedness associated therewith. The indebtedness is described below at "Mortgage Information-Mortgage Properties" and in the table in Exhibit B pertaining to the Partnership.
3. The Partnership owns (i) an undivided second mortgage interest in the property or properties described in this table and (ii) a direct or indirect equity interest in one or more properties. The second mortgage interests are described below at "Mortgage Information-Mortgage Properties" and in the table in Exhibit B pertaining to the Partnership and the equity interest is described above at "Property Information-Equity Property Interests" and in such Exhibit B table.
4. The Partnership owns (i) an undivided second mortgage interest in the property described in this table and (ii) an undivided limited partnership interest in the limited partnership which owns fee simple title to the property. The second mortgage interest is described below at "Mortgage Information-Mortgage Properties" and in the table in Exhibit B pertaining to the Partnership, and the equity interest is described above at "Property Information-Equity Property Interests" and in such Exhibit B table.
5. Does not include information for Lake Sycamore, which is under development. baronex.propmortg012699

                              Mortgage Information
                            Equity Property Interests

The table below sets forth certain information relating to the first mortgage (and in one case, second mortgage) indebtedness secured by or associated with the 16 properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships involved in the Exchange Offering directly or indirectly own an equity interest, including (i) name of partnership and its general partner, (ii) name and location of the properties, (iii) principal balances as of November 1, 1998, (iv) interest rates, (v) annual debt service, (vi) amortization term,
(vii) maturity dates, (viii) balances due on maturity, (ix) monthly payments, and (x) name of lending institution. In the Exchange Offering, the Operating Partnership will offer to issue its Units to limited partners in those partnerships in exchange for their limited partnership interests in the partnerships and thereby indirectly acquire such property interests

                                                                               11/1/98                     Annual
                                                                              Principal        Interest      Debt         Monthly
Partnership           GP                 Property           Location           Balance           Rate      Payment        Payment
- -----------           --                 --------           --------           -------           ----      -------        -------
Exchange Equity
Partnerships

Baron Strategic       Baron Capital      Steeplechase       Anderson,           $1,260,000  Yrs.   1-2:       $91,344      $7,612
Investment Fund II,   XXXI, Inc.         Apartments         Indiana                              7.25%
Ltd.                                                                                        Yrs.   3-4:
                                                                                                 7.75%
                                                                                            Yrs. 5-10:
                                                                                                 8.25%

Central Florida       Baron Capital of   Laurel Oaks        Deland,              1,306,124       9.50%        156,024      13,002
Income Appreciation   Ohio III, Inc.     Apartments         Florida
Fund, Ltd.

Florida Capital       Baron Capital      Eagle Lake         Port Orange,         1,443,015       8.56%        144,636      12,053
Income Fund, Ltd.     II, Inc.           Apartments         Florida

Florida Capital       Baron Capital      Forest Glen        Daytona              1,783,075       7.01%        145,920      12,160
Income Fund II, Ltd.  IV, Inc.           Apartments         Beach, Florida
                                         (Phase I)

Florida Capital       Baron Capital      Bridge Point       Jacksonville,          716,243       9.52%         76,572      6,381
Income Fund III,      VII, Inc.          Apartments         Florida
Ltd.                                     (Phase II)

Florida Capital       Baron Capital V,   Glen Lake          St.                  2,709,330       9.55%        293,700      24,475
Income Fund IV, Ltd.  Inc.               Apartments         Petersburg,            356,993       8.00%         34,728      2,894
                                                            Florida                (second
                                                                                 mortgage)
Florida Income        Baron Capital      Forest Glen        Daytona                891,537       7.01%         67,908      5,659
Advantage Fund I,     IV, Inc.           Apartments         Beach, Florida
Ltd.                                     (Phase III)


                                                        Balance
                         Amortization     Maturity       Due On
Partnership                  Term           Date        Maturity     Lender
- -----------                  ----           ----        --------     ------
Exchange Equity
Partnerships

Baron Strategic            30 years        10/1/06       $1,099,557  Crown Bank
Investment Fund II,
Ltd.




Central Florida            25 years        10/1/05        1,314,872  Midland Loan Services
Income Appreciation
Fund, Ltd.

Florida Capital            25 years        11/1/05        1,244,562  Column Financial, Inc.
Income Fund, Ltd.

Florida Capital            30 years         3/05          1,681,926  Prudential Mortgage Capital
Income Fund II, Ltd.


Florida Capital            25 years        7/1/06           625,327  Huntington Mortgage Co.
Income Fund III,
Ltd.

Florida Capital            25 years        5/18/00        2,652,341  Republic Bank
Income Fund IV, Ltd.       25 years        5/1/05           343,772  Glen Lake Arms
                                                                     Joint Venture

Florida Income             30 years         3/05            782,744  Prudential Mortgage Capital
Advantage Fund I,
Ltd.

Florida Income        Baron Capital      Forest Glen        Daytona                274,625       7.01%         18,792      1,566
Appreciation Fund     IV, Inc.           Apartments         Beach, Florida
I, Ltd.                                  (Phase IV)

Florida Income        Baron Capital      Blossom Corners    Orlando,            $1,026,732       9.04%       $105,288      8,774
Growth Fund V, Ltd.   XI, Inc.           Apartments         Florida
                                         (Phase I)

Florida Opportunity   Baron Capital      Camellia Court     Daytona              1,075,624       9.04%        111,132      9,261
Income Partners,      III, Inc.          Apartments         Beach, Florida
Ltd.

GSU Stadium Student   Baron Capital X,   Stadium Club       Statesboro,          1,728,653       7.87%        151,272      12,606
Apartments, Ltd.      Inc.               Apartments         Georgia

Midwest Income        Baron Capital of   Brookwood Way      Mansfield,           1,053,408       9.04%        108,612      9,051
Growth Fund VI, Ltd.  Ohio III, Inc.     Apartments         Ohio

Realty Opportunity    Baron Capital      Forest Glen        Daytona              1,030,840       7.01%         85,188      7,099
Income Fund VIII,     IV, Inc.           Apartments         Beach, Florida
Ltd.                                     (Phase II)

Exchange Hybrid
Partnerships

Baron Strategic       Baron Capital      Pineview           Orlando,             1,605,781       7.75%        139,271      11,606
Investment Fund VI,   XXXI, Inc.         Apartments         Florida
Ltd.

Baron Strategic       Baron Capital      Crystal Court      Lakeland,            1,211,706       7.50%        102,533      8,544
Investment Fund IX,   XLII, Inc.         Apartments         Florida
Ltd.                                     (Phase I)

Baron Strategic       Baron Capital      Crystal Court      Lakeland,            1,211,706       7.50%        102,533      8,544
Investment Fund X,    XLIV, Inc.         Apartments         Florida
Ltd.                                     (Phase I)

                                         Pineview           Orlando,             1,605,781       7.75%        139,271      11,606
                                         Apartments         Florida

Lamplight Court of    Baron Capital      Lamplight Court    Bellefontaine        1,368,976       9.04%        141,445      11,787
Bellefontaine         IX, Inc.                              Ohio
Apts., Ltd.

                                                                            ===============              ============= ============
                                         TOTAL PROPERTIES:                     $20,842,662                 $1,974,365    $164,530
                                                                            ===============              ============= ============


Florida Income           30 years         3/05            216,712  Prudential Mortgage Capital
Appreciation Fund
I, Ltd.

Florida Income           25 years        11/1/06         $882,430  Column Financial, Inc.
Growth Fund V, Ltd.


Florida Opportunity      30 years        11/1/06          984,430  Column Financial, Inc.
Income Partners,
Ltd.

GSU Stadium Student      30 years        10/1/05        1,615,458  GMAC
Apartments, Ltd.

Midwest Income           25 years        12/1/06          890,263  Mellon Bank
Growth Fund VI, Ltd.

Realty Opportunity       30 years         3/05            981,813  Prudential Mortgage Capital
Income Fund VIII,
Ltd.

Exchange Hybrid
Partnerships

Baron Strategic          30 years         11/04         1,493,008  GMAC
Investment Fund VI,
Ltd.

Baron Strategic          30 years         11/04         1,126,207  GMAC
Investment Fund IX,
Ltd.

Baron Strategic          30 years         11/04         1,126,207  GMAC
Investment Fund X,
Ltd.

                         30 years         11/04         1,493,008  GMAC


Lamplight Court of       25 years        11/1/06        1,158,349  Column Financial
Bellefontaine
Apts., Ltd.

                                                   ===============
                                                      $19,093,771
                                                   ===============

                              Mortgage Information
                               Mortgage Properties


     The table below sets forth certain information relating to the second mortgage loans (and in one case other debt interests) owned by each of the six Exchange Mortgage Partnerships and the four Exchange Hybrid Partnerships whose limited partnership interests the Operating Partnership will offer to acquire in connection with the Exchange Offering, including (i) the name of the lending Exchange Partnership, (ii) the name, location and number of units of the underlying residential apartment property securing the first and second mortgages, (iii) the name of the debtor, (iv) the original principal amount of the second mortgage loan(s) held by the Exchange Partnership and the principal balance as of November 1, 1998 and due at maturity, (v) the undivided interests of other Exchange Partnerships in the second mortgage loans or the principal balance as of November 1, 1998 of other second mortgage loans secured by the property and owned by other Exchange Partnerships, (vi) the appraised replacement cost new and the appraised value of the property determined under the income method, (vii) the second mortgage loan interest rate, maturity date, annual and monthly interest payable and participation features, if any, and
(viii) the principal balance of the institutional first mortgage loan secured by the property as of November 1, 1998 and the terms thereof.

     Additional information relating to the underlying residential apartment property securing each second mortgage loan described and the first mortgage loan with a senior position ahead of the second mortgage loan is set forth above at "--Property Information Debt Property Interests." The debtors of substantially all of the second mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships are limited partnerships which own fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of the debtor partnerships and in such capacity own a minority economic interest (2%-20%) in such partnerships which is subordinate to the preferred returns of the limited partners in such partnerships. Each second mortgage note described is non-recourse beyond the property and/or other assets owned by the debtors.

                         EXCHANGE MORTGAGE PARTNERSHIPS

                      Baron Strategic Investment Fund, Ltd.
                         (GP: Baron Capital XXXII, Inc.)

This Exchange Partnership owns (i) three unrecorded second mortgage loans secured by the Blossom Corners Property-Phase II and (ii) an unrecorded second mortgage loan secured by the Lake Sycamore Property. The interest of the Exchange Partnership and other Exchange Partnerships in the second mortgages, terms of the first mortgage loans secured by the properties, and other information are described below.

1.  Blossom Corners Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                    Blossom Corners Apartments - Phase II (68 units) Orlando, Florida
Debtor:                                   Blossom Corners Apartments II, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:                      $977,645
12/31/98 principal balance
  (accrued unpaid interest):              $850,966  ($15,766)
Balance due at maturity:                  $850,966
Appraised replacement cost new
  of property:                            $3,390,187
Appraised value of property -
  income approach:                        $2,322,000
Mortgage interest and
  amortization provisions:                (i)  Fixed  interest  rate  of  6% as  to  $622,103  of  principal  (plus  non-cumulative participation  interest at the rate of 3% on the unpaid  principal  balance to the extent of any available  cash flow during the year and additional  non-cumulative  participation interest  equal to 30% of any  remaining  available  cash flow  during  the  year),  (ii)
                                          adjustable  interest rate of 1% over the prime rate (current adjustable rate of 8.75%) as to  $68,861  of  principal,  and  (iii)  fixed  interest  rate of 12% as to  $160,002  of principal.  The loans require payments of interest only until maturity.
Maturity date:                            4/02
Annual interest payable:                  $62,552 (plus any participation interest payable)
Monthly interest payable:                 $5,213
Prepayment provisions:                    Prepayable without penalty.
11/1/98 principal balance of first
  mortgage loan secured by
  property and other terms:               $1,106,894;  the loan matures in 3/02, has a balance due at maturity of $1,050,024,  bears interest at a fixed annual rate of 8.24%, has annual and monthly debt service requirements of $106,824 and $8,902,  respectively,  amortizes on a 25-year  basis,  and is  prepayable subject to a prepayment  penalty equal to 1% of amount prepaid prior to third  anniversary of loan.
Other matters:                            Prior to 12/15/98,  the second mortgage loans consisted of an unrecorded  second mortgage note with a principal balance of $622,103,  an unsecured promissory note with a principal balance of $68,861,  an  unsecured  demand note with a principal  balance of $130,270 and advances of $29,732.  On 12/15/98,  the debtor  restated and amended the $622,103  second mortgage note and the $68,861  unsecured  promissory  note and made a new promissory note in favor of the Exchange  Partnership  in the original  principal  amount of $160,002 (to consolidate  the  $130,270  demand  note and  advances  of  $29,732).  The debtor and the
                                          Exchange  Partnership also entered into a mortgage  modification  agreement.  Pursuant to the  arrangement,  the  Exchange  Partnership  agreed  to set  the  maturity  date on the unsecured  notes at the same maturity date as the second  mortgage  note, in exchange for the debtor's agreement to secure its repayment  obligations on the unsecured notes with a second mortgage on the property.

2.  Lake Sycamore Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):                    Villas at Lake Sycamore (164 townhomes under development) Cincinnati, Ohio
Debtor:                                   Sycamore Real Estate Development, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loan:                       $230,000
12/31/98 principal balance of
  Exchange Partnership's 100%
  interest in loan (accrued unpaid
  interest):                              $230,000  ($20,700)
Balance due at maturity:                  $230,000
12/31/98 aggregate principal
  balance of other second mortgage
  loans secured by property and
  owned by other Exchange
  Partnerships (accrued unpaid
  interest):                              $341,500  ($31,715)
Appraised replacement cost new
  of property (under development):        $9,376,039
Appraised value of property -
  "As is" value:                          $1,080,000
  Prospective market value:               $14,312,000  (assuming  completion of project as planned,  full rent up and  satisfactory environmental-quality test)
Mortgage interest and
  amortization provisions:                Fixed interest rate of 12%; requires quarterly payments of interest only until maturity.
Maturity date:                            12/03
Annual interest payable:                  $27,600
Monthly interest payable:                 $2,300
Prepayment provisions:                    Prepayable without penalty
11/1/98 principal balance of first
  mortgage loan secured by
  property and other terms:               $800,000;  approved maximum  $2,000,000;  the loan matures in 11/01,  bears interest at an annual adjustable rate equal to lender's prime rate plus 1% (currently 8.75%), has current annual and monthly debt service requirements of $70,000 and $5,833, respectively, requires payments of interest only until maturity and is prepayable without penalty.
Other matters:                            Two other Exchange  Partnerships,  Baron  Strategic  Investment Fund VIII, Ltd. and Baron
                                          Strategic  Investment  Fund IX, Ltd., own separate  second  mortgage notes secured by the property  with the same terms  except that they are in the  principal  amounts of $98,000 and  $243,500  (with  accrued  unpaid  interest  in the  amounts of $9,800 and  $21,915), respectively.  The  lending  parties  have  agreed to share the  benefits  of the  second mortgage on a pari passu basis.

                    Baron Strategic Investment Fund IV, Ltd.
                         (GP: Baron Capital XVII, Inc.)

         This Exchange Partnership owns two unrecorded second mortgage loans secured by the Country Square Property-Phase I described below. The Exchange Partnership's interest in the second mortgage loans, terms of the first mortgage loan secured by the property, and other information are described below.

Country Square Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                    Country Square Apartments - Phase I  (73 units) Tampa, Florida
Debtor:                                   Country Square Apartments, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:                      $1,372,237
12/31/98 principal balance
  (accrued unpaid interest):              $1,364,549  ($141,226)
Balance due at maturity:                  $1,364,549
Second mortgage loan interests of
  another Exchange Partnership:           In 3/97, the Exchange  Partnership  received a loan with a current  principal  balance of
                                          $254,267 (with accrued unpaid interest of $33,965) from Baron  Strategic  Investment Fund
                                          VI, Ltd.  ("Baron Fund VI"). The Exchange  Partnership,  in turn,  lent the loan proceeds to the debtor as part of the Country Square Second  Mortgage  Loans.  The loan from Baron
                                          Fund VI  bears  interest  at the rate of 15%,  payable  monthly,  matures  in 9/02 and is secured by the Exchange  Partnership's interest in two second mortgage notes and a second mortgage.
Appraised replacement cost new
  of property:                            $3,554,776
Appraised value of property -
  income approach:                        $2,281,000
Mortgage interest and
  amortization provisions:                Fixed interest rate of 12%; requires payments of interest only until maturity.
Maturity date:                            4/08
Annual interest payable:                  $163,746
Monthly interest payable:                 $13,645
Prepayment provisions:                    Prepayable without penalty.
11/1/98 principal balance of first
  mortgage loan secured by
  property and other terms:               $1,592,633;  the loan matures in 3/08, has a balance due at maturity of $1,385,953,  bears interest at a fixed annual rate of 7.41%, has annual and monthly debt service requirements of $133,068 and $11,089,  respectively,  amortizes  on a 30-year  basis and is  prepayable after the fourth  anniversary of the loan,  subject to yield  maintenance  until the sixth month prior to maturity, when it can be prepaid at par.
Other matters:                            Prior to 12/15/98,  the second  mortgage loans consisted of a second mortgage note with a principal  balance of $1,192,987 and an unsecured demand note with a principal balance of
                                          $179,250.  On 12/15/98,  the debtor restated and amended the notes and the debtor and the
                                          Exchange  Partnership  entered into a mortgage  modification  agreement.  Pursuant to the arrangement,  the Exchange Partnership agreed to set the maturity date on the demand note at the same  maturity  date as the second  mortgage  note,  in exchange  for the debtor's agreement to secure its repayment  obligation  on the demand note with a second  mortgage on the Country Square Property.

                     Baron Strategic Investment Fund V, Ltd.
                          (GP: Baron Capital XL, Inc.)

         The Exchange Partnership owns (I) an unrecorded second mortgage loan secured by the Candlewood Property-Phase II, (ii) an undivided interest in three unrecorded second mortgage loans and a 100% interest in an unrecorded second mortgage loan secured by the Curiosity Creek Property and (iii) five unrecorded second mortgage loans secured by the Sunrise Property-Phase I. The interest of the Exchange Partnership and other Exchange Partnerships in the second mortgage loans, terms of the first mortgage loans secured by the properties, and other information are described below.

1. Candlewood Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):                    Candlewood Apartments - Phase II (33 units) Tampa, Florida
Debtor:                                   Baron Strategic Investment Fund III, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loan:                       $21,000
12/31/98 principal balance
  (accrued unpaid interest):              $21,000  ($1,890)
Balance due at maturity:                  $21,000
12/31/98 aggregate principal
  balance of other second mortgage
  loans secured by property and
  owned by other Exchange
  Partnerships (accrued unpaid
  interest):                              $143,500  ($10,045)
Second mortgage interests of other
  Exchange Partnerships in
  property:                               Baron  Strategic  Investment  Fund  VI,  Ltd.  ("Baron  Fund  VI")  and  Baron  Strategic
                                          Investment Fund IX, Ltd.  ("Baron Fund IX") own separate second mortgage loans secured by the Candlewood  Property.  The original principal  balance,  aggregate 12/31/98 principal balance,  and  balance  due at maturity in respect of Baron Fund VI's and Baron Fund IX's second  mortgage  loans are  $68,000  (accrued  unpaid  interest  of $4,760)  and $75,500
                                          (accrued unpaid interest of $5,285),  respectively; the annual (and monthly) payments due them are $8,160  ($680) and $9,060  ($755),  respectively.  The other  terms  relating to
                                          Baron Fund VI's and Baron Fund IX's second  mortgage  loans are the same as stated herein in respect of the Exchange Partnership's loan.
Appraised  replacement  cost new
  of property (12.8% of amount,
  representing the percentage of the
  current principal balance of the
  Exchange Partnership's second
  mortgage loan in relation to the
  aggregate current principal
  balance of all second mortgage
  loans secured by the property):
                                          $1,590,447  ($203,577);
Appraised value of property -
  income approach (12.8% of
  amount):                                $922,000  ($118,016)
Mortgage interest and
  amortization provisions:                Fixed interest rate of 12%; requires payments of interest only until maturity.
Maturity date:                            3/03
Annual interest payable:                  $2,520
Monthly interest payable:                 $210
Prepayment provisions:                    Prepayable without penalty.

11/1/98 principal balance of first
  mortgage loan secured by
  property (12.8% of amount)
  and other terms:                        $596,528  ($76,356);  the loan matures in 2/03, has a balance due at maturity of $533,678, bears interest at a fixed annual rate of 7.79%, payable quarterly,  has annual and monthly debt  service  requirements  of $56,153 and $4,679,  respectively,  amortizes on a 25-year basis and is prepayable without penalty.
Other matters:                            Prior to 12/15/98,  the Candlewood  Second Mortgage Loan consisted of an unsecured demand note with a  principal  balance of  $21,000.  On  12/15/98,  the debtor and the  Exchange
                                          Partnership  entered into a second  mortgage  agreement  under which the debtor agreed to secure its  repayment  obligation  on the note with a second  mortgage on the  Candlewood
                                          Property.  At the same  time,  the  debtor  agreed to secure  the loans in favor of Baron
                                          Fund VI and Baron Fund IX with separate  second  mortgages on the  property.  The lending parties have agreed to share the benefits of the second mortgages on a pari passu basis.

2.  Curiosity Creek Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                    Curiosity Creek Apartments (81 units) Tampa, Florida
Debtor:                                   Curiosity Creek Apartments, Ltd.
Original principal amount of
  Exchange Partnership's undivided
  26.3% interest in three loans and
  a 100% interest in one loan:            $474,703
12/31/98 principal balance
  (accrued unpaid interest):              $474,703  ($ 22,998)
Balance due at maturity:                  $474,703
12/31/98 principal balance of other
  Exchange Partnership's undivided
  73.7% in three loans and a 100%
  interest in one loan (accrued
  unpaid interest):                       $1,243,847  ($ 103,664)
Interests of other Exchange
  Partnerships in second mortgage
  loans:                                  Baron Strategic Vulture Fund I, Ltd. ("Baron Vulture Fund") owns the remaining  undivided
                                          73.7% interest in three second  mortgage loans and a 100% interest in one second mortgage loan secured by the Curiosity Creek Property  ("Curiosity  Creek Second Mortgage Loans").
                                          The aggregate  original principal  balance,  aggregate  12/31/98  principal balance,  and aggregate  balance  due at maturity in respect of Baron  Vulture  Fund's  interest in the loans is  $1,243,847  (accrued  unpaid  interest of $103,664);  the aggregate  annual and monthly payments due it are $105,149 and $8,762,  respectively.  The other terms relating to Baron Vulture Fund's interest in the loans are the same as stated herein.
Appraised replacement cost new
  of property (26.3% of amount):          $3,941,164  ($1,036,526)
Appraised value of property -
  income approach (26.3% of
  amount):                                $2,552,000  ($ 671,176)
Mortgage interest and
  amortization provisions:                (i)  Fixed  interest  rate  of  6% as  to  $212,227  of  principal  (plus  non-cumulative participation  interest  at the  rate of 3% on the  unpaid  principal  to the  extent  of available cash flow, plus additional  non-cumulative  participation interest equal to 30%
                                          of any remaining  available cash flow),  (ii)  adjustable  interest rate of prime plus 1%
                                          (currently  8.75%) as to $108,899 of principal,  (iii) fixed interest rate of 12.5% as to
                                          $109,325 of principal  and (iv) fixed  interest  rate of 12% as to $44,253 of  principal.
                                          The loans require payments of interest only until maturity.
Maturity date:                            4/07
Annual interest payable:                  $41,238 (plus any participation interest payable)
Monthly interest payable:                 $3,437
Prepayment provisions:                    Prepayable without penalty.
11/1/98 principal balance of first
  mortgage loan secured by
  property (26.3% of amount)
  and other terms:                        $1,294,866  ($340,550);  the loan  matures  in 4/08,  has a  balance  due at  maturity  of
                                          $1,122,800,  bears interest at the fixed annual rate of 7.28%, has annual and monthly debt service requirements of $106,737 and $8,895,  respectively,  amortizes on a 30-year basis, and is prepayable after the fourth  anniversary of the loan,  subject to yield maintenance until the sixth month prior to maturity, when it may be prepaid at par.

Other matters:                            Prior to 12/15/98,  the  Curiosity  Creek  Second  Mortgage  Loans  consisted of a second mortgage note with a principal balance of $807,560,  two unsecured demand notes with a an aggregate  principal  balance of  $830,360  and  advances  in the amount of  $66,171.  On
                                          12/15/98,  the debtor,  the Exchange  Partnership  and Baron  Vulture Fund entered into a mortgage  modification  agreement  pursuant to which the Exchange  Partnership  and Baron
                                          Vulture Fund agreed to set the maturity  date on the demand notes and the advances at the same maturity date as the second  mortgage  note, in exchange for the debtor's  agreement to secure its repayment  obligations  on the  unsecured  notes and advances with a second mortgage on the Curiosity Creek Property.

3.  Sunrise Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                    Sunrise Apartments - Phase I  (60 units)  Titusville, Florida
Debtor:                                   Sunrise Apartments I, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:                      $1,036,450
12/31/98 principal balance
  (accrued unpaid interest):              $1,031,801  ($29,678)
Balance due at maturity:                  $1,031,801
Appraised replacement cost new
  of property:                            $2,700,611
Appraised value of property -
  income approach:                        $1,424,000
Mortgage interest and                     (i)  Fixed  interest  rate  of  6% as  to  $335,000  of  principal  (plus  non-cumulative
  amortization provisions:                participation  interest  at the  rate of 3% on the  unpaid  principal  to the  extent  of available cash flow plus additional non-cumulative participation interest equal to 20% of any  remaining  available  cash flow),  (ii) fixed  interest rate of 4% as to $621,515 of principal,  and (iii) fixed  interest rate of 12% as to $75,286 of  principal.  The loans require payments of interest only until maturity.
Maturity date:                            10/07
Annual interest payable:                  $53,995 (plus any participation interest payable)
Monthly interest payable:                 $4,500
Prepayment provisions:                    Prepayable without penalty.
11/1/98 principal balance of first
  mortgage loan secured by                $1,029,898;  the loan matures in 1/05,  has a balance due at maturity of  $932,217,  bears
  property and other terms:               interest at a fixed annual rate of 7.5%, has annual and monthly debt service  requirements of $174,020 and $14,502, respectively,  amortizes on a 30-year basis, and is payable after the fourth  anniversary of the loan,  subject to yield  maintenance  until the sixth month prior to maturity, when it can be prepaid at par.
Other matters:                            Prior to  12/15/98,  the second  mortgage  loans  secured by the  Sunrise  Property  (the
                                          "Sunrise  Second  Mortgage  Loans")  consisted of a second mortgage note with a principal balance of $335,000,  two unsecured demand notes with an aggregate  principal  balance of
                                          $622,982 and  advances in the amount of $73,819.  In  12/15/98,  the debtor  restated and amended  the  second  mortgage  note and one of the  demand  notes  and  created  two new promissory notes in favor of the Exchange  Partnership in the original  principal amounts of $48,468 and $25,350 (to cover prior  advances).  The debtor and the  Partnership  also entered  into  a  mortgage  modification  agreement.  Pursuant  to the  arrangement,  the
                                          Exchange  Partnership  agreed  to set the  maturity  date  on the  demand  notes  and the advances at the same  maturity  date as the second  mortgage  note,  in exchange  for the debtor's  agreement  to secure  its  repayment  obligations  on the  unsecured  notes and advances  with a second  mortgage on the Sunrise  Property.  The other demand note in the current principal amount of $1,467 remains unsecured.

                   Baron Strategic Investment Fund VIII, Ltd.
                           (Baron Capital XLIV, Inc.)

         The Exchange Partnership owns (i) an undivided interest in an unrecorded second mortgage loan secured by the Heatherwood Property-Phase II, (ii) three unrecorded second mortgage loans secured by the Longwood Property-Phase I and (iii) an unrecorded second mortgage loan secured by the Lake Sycamore Property (under development). The interest of the Exchange Partnership and other Exchange Partnerships in the second mortgage loans, terms of the first mortgage loans secured by each property, and other information are described below.

1.  Heatherwood Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                    Heatherwood Apartments - Phase II (41 units) Kissimmee, Florida
Debtor:                                   Heatherwood Apartments II, Ltd.
Original principal amount of
  Exchange Partnership's undivided
  58% interest in loans:                  $206,260
12/31/98 principal balance
  (accrued unpaid interest):              $206,260  ($0)
Balance due at maturity:                  $206,260
12/31/98 principal balance of other
  Exchange Partnership's undivided
  42% in loans (accrued unpaid
  interest):                              $149,361  ($17,338)
Interests of other Exchange
  Partnership in second mortgage          Baron Strategic  Investment Fund X, Ltd. ("Baron Fund X") owns the remaining undivided 42%
  loans:                                  interest in the second  mortgage  loans  secured by the  Heatherwood  Property  and in the unsecured loans associated with the property ("Heatherwood Loans"). The aggregate original principal balance,  aggregate  12/31/98  principal  balance,  and aggregate balance due at maturity  in respect of Baron  Fund X's  interest  in the  Heatherwood  Loans is  $149,361
                                          (accrued unpaid interest of $17,338);  the aggregate annual (and monthly)  payments due it are $9,710 ($809).  The other terms relating to Baron Fund X's interest in the Heatherwood
                                          Loans are the same as stated herein.
Appraised replacement cost new
  of property (58% of amount):            $1,862,475  ($1,080,236)
Appraised value of property -
  income approach (58% of
  amount):                                $1,259,000  ($730,220)
Mortgage interest and
  amortization provisions:                (i)  Fixed  interest  rate  of  6% as  to  $188,500  of  principal  (plus  non-cumulative participation  interest  at the  rate of 3% on the  unpaid  principal  to the  extent  of available cash flow plus additional  non-cumulative  participation  interest equal to 30%
                                          of any remaining  available cash flow),  (ii)  adjustable  interest rate of 1% over prime rate  (currently  8.75%) as to $1,010 of principal,  and (iii) fixed interest rate of 12%
                                          as to $16,749 of principal.  The loans require payments of interest only until maturity.
Maturity date:                            10/04
Annual interest payable:                  $13,408 (plus any participation interest payable)
Monthly interest payable:                 $1,117
Prepayment provisions:                    Prepayable without penalty.
11/1/98 principal balance of first
  mortgage loan secured by                $704,306 ($408,497); the loan matures in 11/04, has a balance due at maturity of $655,856,
  property (58% of amount)                bears  interest at a fixed  annual  rate of 7.75%,  has annual and  monthly  debt  service
  and other terms:                        requirements  of $61,038 and $5,087,  respectively,  amortizes on a 30-year basis,  and is prepayable after the fourth  anniversary of the loan,  subject to yield  maintenance until the sixth month prior to maturity, when it can be prepaid at par.
Other matters:                            The  Heatherwood  Loans  consist of a second  mortgage  note  secured  by the  Heatherwood
                                          Property with a principal balance $325,000 and unsecured loans in the aggregate  principal amount of $24,121.

2.  Longwood Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                    Longwood Apartments - Phase I (59 units) Cocoa, Florida
Debtor:                                   Longwood Apartments I, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:                      $969,268
12/31/98 principal balance
  (accrued unpaid interest ):             $969,268  ($47,892)
Balance due at maturity:                  $969,268
Appraised replacement cost new
  of property:                            $2,666,862
Appraised value of property -
  income approach:                        $1,788,000
Mortgage interest and
  amortization provisions:                (i)  Fixed  interest  rate  of  6% as  to  $368,558  of  principal  (plus  non-cumulative participation  interest  at the  rate of 3% on the  unpaid  principal  to the  extent  of available cash flow plus additional  non-cumulative  participation  interest equal to 30%
                                          of any remaining  available cash flow),  (ii)  adjustable  interest rate of 1% over prime rate (currently 8.75%) as to $526,465 of principal,  and (iii) fixed interest rate of 12%
                                          as to $74,245 of principal.  The loans require payments of interest only until maturity.
Maturity date:                            10/07
Annual interest payable:                  $77,088 (plus any participation interest payable)
Monthly interest payable:                 $6,424
Prepayment provisions:                    Prepayable without penalty.
11/1/98 principal balance of first
  mortgage loan secured by
  property and other terms:               $1,028,684; the loan matures in 11/04, has a balance due at maturity of $1,204,545,  bears interest at a fixed annual rate of 7.75%, has annual and monthly debt service requirements of $89,150 and $7,429, respectively, amortizes on a 30-year basis, and is prepayable after the fourth  anniversary of the loan,  subject to yield  maintenance  until the sixth month prior to maturity, when it can be prepaid at par.
Other matters:                            Prior to 12/15/98,  the Longwood  Second  Mortgage Loans  consisted of a second  mortgage note with a principal  balance of  $368,558,  an  unsecured  demand note with a principal balance of  $526,465,  and  advances of $74,245.  On  12/15/98,  the debtor  restated and amended the second  mortgage note and the demand note and created a new  promissory  note in the original  principal  amount of $74,245 (to cover prior  advances).  The debtor and the Exchange Partnership also entered into a mortgage  modification  agreement.  Pursuant to the  arrangement,  the Exchange  Partnership  agreed to set the  maturity  date on the demand note and the advances at the same  maturity date as the second  mortgage  note, in exchange for the debtor's  agreement to secure its  repayment  obligations  on the demand note and advances with a second mortgage on the Longwood Property.

3.  Lake Sycamore Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):                    Villas at Lake Sycamore (164 townhomes under development) Cincinnati, Ohio
Debtor:                                   Sycamore Real Estate Development, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loan:                       $98,000
12/31/98 principal balance
  (accrued unpaid interest):              $98,000  ($9,800)
Balance due at maturity:                  $98,000
12/31/98 aggregate principal
  balance of other second mortgage
  loans secured by property and
  owned by other Exchange
  Partnerships (accrued unpaid
  interest):                              $473,500  ($42,615)
Appraised replacement cost new
  of property (under development):        $9,376,039
Appraised value of property -
  "As is" value:                          $1,080,000
  Prospective market value:               $14,312,000  (assuming  completion of project as planned,  full rent up and  satisfactory environmental-quality test)
Mortgage interest and
  amortization provisions:                Fixed interest rate of 12%; requires quarterly payments of interest only until maturity.
Maturity date:                            12/03
Annual interest payable:                  $11,760
Monthly interest payable:                 $980
Prepayment provisions:                    Prepayable without penalty
11/1/98 principal balance of first
  mortgage loan secured by
  property and other terms:               $800,000;  approved maximum  $2,000,000;  the loan matures in 11/01,  bears interest at an annual adjustable rate equal to lender's prime rate plus 1% (currently 8.75%), has current annual and monthly debt service requirements of $70,000 and $5,833, respectively, requires payments of interest only until maturity and is prepayable without penalty.
Other matters:                            Two  other  Exchange  Partnerships,  Baron  Strategic  Investment  Fund,  Ltd.  and Baron
                                          Strategic  Investment  Fund IX, Ltd., own separate  second  mortgage notes secured by the property  with the same terms  except that they have  principal  amounts of $230,000  and
                                          $243,500  (and  accrued  unpaid  interest  of $20,700  and  $21,915),  respectively.  The lending  parties have agreed to share the benefits of the second mortgage on a pari passu basis.

                      Baron Strategic Vulture Fund I, Ltd.
                         (GP: Baron Capital XXVI, Inc.)

         The Exchange Partnership owns an undivided interest in three unrecorded second mortgage loans and a 100% interest in one loan secured by the Curiosity Creek Property described below. The interest of the Exchange Partnership and a separate Exchange Partnership in the second mortgage loans, terms of the first mortgage loan secured by the property, and other information are described below.

Curiosity Creek Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                    Curiosity Creek Apartments  (81 units) Tampa, Florida
Debtor:                                   Curiosity Creek Apartments, Ltd.
Original principal amount of
  Exchange Partnership's undivided
  73.7% interest in three loans and
  100% interest in one loan:              $1,243,847
12/31/98 principal balance
  (accrued unpaid interest):              $1,243,847  ($103,664)
Balance due at maturity:                  $1,243,847
12/31/98 principal balance of other
  Exchange Partnership's undivided
  26.3% in three loans and 100%
  interest in one loan (accrued
  unpaid interest):                       $474,703  ($22,998)
Interests of other Exchange
  Partnership in second mortgage          Baron  Strategic  Investment  Fund V, Ltd. ( "Baron Fund V") owns the remaining  undivided
  loans:                                  26.3% interest in three second  mortgage loans and a 100% interest in one second  mortgage loan secured by the Curiosity Creek Property  ("Curiosity  Creek Second Mortgage  Loans").
                                          The aggregate  original principal  balance,  aggregate  12/31/98  principal  balance,  and aggregate  balance due at maturity in respect of Baron Fund V's interest in the  Curiosity
                                          Creek  Second  Mortgage  Loans is  $474,703  (accrued  unpaid  interest of  $22,998);  the aggregate  annual and monthly  payments due it are $42,055 and $3,505,  respectively.  The other terms  relating to Baron Fund V's interest in the  Curiosity  Creek Second  Mortgage
                                          Loans are the same as stated herein.
Appraised replacement cost new
  of property (73.7% of amount):          $3,941,164  ($2,904,638)
Appraised value of property -
  income approach (73.7% of
  amount):                                $2,552,000  ($1,880,824)
Mortgage interest and
  amortization provisions:                (i)  Fixed  interest  rate  of  6% as  to  $595,333  of  principal  (plus  non-cumulative participation  interest  at the  rate of 3% on the  unpaid  principal  to the  extent  of available cash flow plus additional  non-cumulative  participation  interest equal to 30%
                                          of any remaining  available cash flow),  (ii)  adjustable  interest rate of prime plus 1%
                                          (currently  8.75%) as to $305,407 of principal,  (iv) fixed  interest rate of 12.5% as to
                                          $306,675 of principal,  and (iii) fixed  interest rate of 12% as to $36,431 of principal.
                                          The loans require payments of interest only until maturity.
Maturity date:                            4/07
Annual interest payable:                  $107,440 (plus any participation interest payable)
Monthly interest payable:                 $8,953
Prepayment provisions:                    Prepayable without penalty.
11/1/98 principal balance of first
  mortgage loan secured by                $1,294,866  ($954,316);  the loan  matures  in 4/08,  has a balance  due at  maturity  of
  property (73.7% of amount)              $1,122,800,  bears  interest at the fixed  annual  rate of 7.28%,  has annual and monthly
  and other terms:                        debt service  requirements of $106,737 and $8,895,  respectively,  amortizes on a 30-year basis,  and is  prepayable  after  the
                                          fourth   anniversary   of  the   loan,
                                          subject to yield maintenance until the
                                          sixth month prior to maturity, when it
                                          may be prepaid at par.

Other matters:                            Prior to 12/15/98,  the  Curiosity  Creek  Second  Mortgage  Loans  consisted of a second mortgage note with a principal  balance of $807,560,  two unsecured  demand notes with an aggregate  principal  balance of  $830,360  and  advances  in the amount of  $66,171.  On
                                          12/15/98,  the debtor, the Exchange  Partnership and Baron Fund V entered into a mortgage modification  agreement  pursuant  to which the  Exchange  Partnership  and Baron  Fund V agreed  to set the  maturity  date on the  demand  notes  and the  advances  at the  same maturity  date as the second  mortgage  note,  in exchange for the debtor's  agreement to secure its  repayment  obligations  on the  unsecured  notes and  advances  with a second mortgage on the Curiosity Creek Property.

                         Brevard Mortgage Program, Ltd.
                            (Baron Capital XII, Inc.)

         The Exchange Partnership owns three unrecorded second mortgage loans secured by the Meadowdale Property described below. The Exchange Partnership's interest in the Second Mortgage Loans, terms of the first mortgage loan secured by the property, and other information are described below.

Meadowdale Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                    Meadowdale Apartments (64 units) Melbourne, Florida
Debtor:                                   Florida Opportunity Income Fund III, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:                      $1,048,861
12/31/98 principal balance
  (accrued unpaid interest):              $1,048,861  ($116,742)
Balance due at maturity:                  $1,048,861
Appraised replacement cost new
  of property:                            $3,084,043
Appraised value of property -
  income approach:                        $1,629,000
Mortgage interest and
  amortization provisions:                (i)  Fixed  interest  rate  of  6% as  to  $752,747  of  principal  (plus  non-cumulative participation  interest  at the  rate of 3% on the  unpaid  principal  to the  extent  of available cash flow plus additional  non-cumulative  participation  interest equal to 20%
                                          of any remaining  available cash flow),  (ii)  adjustable  interest rate of 1% over prime rate  (currently  8.75%) as to  $271,923 of  principal  and (iii) fixed rate of 12% as to
                                          $24,191 of principal.
Maturity date:                            10/07
Annual interest payable:                  $71,861 (plus any participation interest payable)
Monthly interest payable:                 $ 5,988
Prepayment provisions:                    Prepayable without penalty.
11/1/98 principal balance of first
  mortgage loan secured by
  property and other terms:               $963,343;  the loan  matures in 7/01,  has a balance due at maturity  of  $905,918,  bears interest at a fixed annual rate of 8.75%, has annual and monthly debt service requirements of $93,935 and $7,828,  respectively,  amortizes  on a 22-year  basis,  and is  prepayable without penalty.
Other matters:                            Prior to 12/15/98,  the second  mortgage loans consisted of a second mortgage note with a principal  balance of  $752,747,  an  unsecured  demand note with a principal  balance of
                                          $271,923  and  advances of $24,191.  On  12/15/98,  the debtor  restated  and amended the second  mortgage note and the demand note and created a new  promissory  note in favor of the Exchange  Partnership in the original principal amount of $24,191 (to cover the prior advances).  The  debtor  and  the  Exchange  Partnership  also  entered  into a  mortgage modification agreement.  Pursuant to the arrangement,  the Exchange Partnership agreed to set the maturity  date on the demand note and the advances at the same  maturity  date as the second mortgage note, in exchange for the debtor's  agreement to secure its repayment obligations on the demand note and the advances with a second  mortgage on the Meadowdale
                                          Property.

                          EXCHANGE HYBRID PARTNERSHIPS

                    Baron Strategic Investment Fund VI, Ltd.
                         (GP: Baron Capital XXXI, Inc.)

         The Exchange Partnership owns (1) a 57% limited partnership interest in a limited partnership which holds fee simple title to the Pineview Property, (2) an unrecorded second mortgage loan secured by the Candlewood Property-Phase II, (3) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (4) a note receivable from another Exchange Partnership which is secured by two unrecorded second mortgage notes and a second mortgage on the Country Square Property-Phase I. Information concerning the Pineview Property and the first mortgage indebtedness secured by it is included above in the tables entitled "Property Information - Equity Property Interests" and "Mortgage Information - Equity Property Interests." The interest of the Exchange Partnership and other Exchange Partnerships in the second mortgage loans, the note payable to the Exchange Partnership from another Exchange Partnership, terms of the respective first mortgage loan and the Exchange Partnership's second mortgage loans secured by the three properties described below, and other information are described below.

1.  Candlewood Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):                    Candlewood Apartments - Phase II (33 units) Tampa, Florida
Debtor:                                   Baron Strategic Investment Fund III, Ltd.
Original principal amount of
  Exchange Partnership's interest
  in loan:                                $68,000
12/31/98 principal balance
  (accrued unpaid interest):              $68,000  ($4,760)
Balance due at maturity:                  $68,000
12/31/98 principal balance of other
  second mortgage loans secured by
  the property and owned by other
  Exchange Partnerships
  (accrued unpaid interest):              $96,500  ($7,175)
Second mortgage interests of other
  Exchange Partnerships in the
  property:                               Baron Strategic  Investment Fund V, Ltd. ("Baron Fund V") and Baron Strategic  Investment
                                          Fund IX,  Ltd.  ("Baron  Fund IX") own  separate  second  mortgage  loans  secured by the
                                          Candlewood  Property.  The  original  principal  balance,  aggregate  12/31/98  principal balance,  and  balance  due at  maturity in respect of Baron Fund V's and Baron Fund IX's loans are  $21,000  (accrued  unpaid  interest of $1,890)  and  $75,500  (accrued  unpaid interest of $5,285),  respectively; the annual (and monthly) payments due them are $2,520
                                          ($210) and $9,060  ($755),  respectively.  The other terms relating to Baron Fund V's and
                                          Baron  Fund  IX's  loans  are the  same as  stated  herein  in  respect  of the  Exchange
                                          Partnership's loan.
Appraised  replacement cost new
  of property (41.3% of amount,
  representing the percentage of the
  current principal balance of the
  Exchange Partnership's second
  mortgage loan in relation to the
  aggregate current principal
  balance of all second mortgage
  loans secured by the property):         $1,590,447  ($656,855)

Appraised value of property -
  income approach (41.3% of
  amount):                                $   922,000  ($380,786)
Mortgage interest and
  amortization provisions:                Fixed interest rate of 12%; requires payments of interest only until maturity.

Maturity date:                            3/03
Annual interest payable:                  $8,160
Monthly interest payable:                 $680
Prepayment provisions:                    Prepayable without penalty.
11/1/98 principal balance of first
  mortgage loan secured by
  property (41.3% of amount) and
  other terms:                            $596,528 ($246,366);  the loan matures in 2/03, has a balance due at maturity of $533,678, bears interest at a fixed annual rate of 7.79%, payable quarterly,  has annual and monthly debt  service  requirements  of $56,153 and $4,679,  respectively,  amortizes on a 25-year basis and is prepayable without penalty.
Other matters:                            Prior to 12/15/98,  the Candlewood  Second Mortgage Loan consisted of an unsecured demand note with a  principal  balance of  $68,000.  On  12/15/98,  the debtor and the  Exchange
                                          Partnership  entered into a second  mortgage  agreement  under which the debtor agreed to secure its  repayment  obligation  on the note with a second  mortgage on the  Candlewood
                                          Property.  At the same  time,  the  debtor  agreed to secure  the loans in favor of Baron
                                          Fund V and Baron Fund IX with  separate  mortgages on the property.  The lending  parties have agreed to share the benefits of the second mortgages on a pari passu basis.

2.  Garden Terrace Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                    Garden Terrace Apartments - Phase III (91 units) Orlando, Florida
Debtor:                                   Garden Terrace Apartments III, Ltd.
Original principal amount of
  Exchange Partnership's undivided
  20% interest in loan:                   $248,353
12/31/98 principal balance
  (accrued unpaid interest):              $248,353  ($12,418)
Balance due at maturity:                  $248,353
12/31/98 principal balance of other
  Exchange Partnerships' undivided
  80% in loan (accrued unpaid
  interest):                              $993,414  ($91,063)
Interests of other Exchange
  Partnerships in second mortgage
  loans:                                  Baron  Strategic  Investment  Fund  IX,  Ltd.  ("Baron  Fund  IX")  and  Baron  Strategic
                                          Investment Fund X, Ltd. ("Baron Fund X") own the remaining  undivided 80% interest in the second  mortgage loans secured by the Garden  Terrace  Property  ("Garden  Terrace Second
                                          Mortgage  Loans").  The original  principal  balance,  12/31/98  principal  balance,  and balance due at maturity in respect of Baron Fund IX's and Baron Fund X's  interest in the
                                          Garden Terrace Second  Mortgage Loans is $310,442  (accrued  unpaid  interest of $28,457)
                                          and  $682,972  (accrued  unpaid  interest  of  $62,606),  respectively;  the annual  (and monthly) payments due them are $27,940 ($2,328) and $61,467 ($5,122),  respectively.  The other  terms  relating  to Baron  Fund IX's and Baron  Fund X's  interest  in the  Garden
                                          Terrace Second Mortgage Loans are the same as stated herein.
Appraised replacement cost new
  of property (20% of amount):            $4,297,897  ($859,579)
Appraised value of property -
  income approach (20% of
  amount):                                $1,782,000  ($356,400)
Mortgage interest and
  amortization provisions:                (i) Fixed  interest rate of 2% as to $147,000 of principal if cash flow  available  (plus non-cumulative  participation  interest at the rate of 7% on the unpaid  principal to the extent of available cash flow,  plus  additional  participation  interest equal to 30% of any  remaining  cash flow (payable only to holders of note referred to in (ii) below) and
                                          (ii) fixed  interest  rate of 9% as to $101,353 of  principal,  payable  only from excess cash flow after payment of 2% minimum interest and 7%  participation  interest due on the note  referred  to in (i)  above.  The loans  require  payments  of  interest  only until maturity.
Maturity date:                            1/07
Annual interest payable:                  $22,352 (plus any additional participation interest)
Monthly interest payable:                 $1,863
Prepayment provisions:                    Prepayable without penalty.
11/1/98 principal balance of first
  mortgage loan secured by
  property (20% of amount) and
  other terms:                            $970,167 ($194,033);  the loan matures in 5/05, has a balance due at maturity of $822,063, bears  interest at the fixed  annual rate of 8.31%,  has annual and monthly  debt  service requirements of $96,047 and $8,004, respectively,  amortizes on a 25-year basis and may be prepaid  beginning  4/99 with a 5%  prepayment  fee,  which  decreases  1% per year  until maturity.

3.    Note Payable by Baron Strategic Investment
       Fund IV, Ltd. ("Baron Fund IV"):

12/31/98 principal balance owed to Exchange
  Partnership (collateralized by security interest
  in Baron Fund IV's second mortgage on
  Country Square Property - Phase I- see above
  under table for "Baron Strategic Investment
  Fund IV, Ltd.") (accrued unpaid interest
  payable to Exchange Partnership):                           $254,267  ($33,965))
12/31/98 principal balance of Baron Fund IV's
  second mortgage loans secured by property
  (accrued unpaid interest ):                                 $1,364,549  ($141,226)
Appraised replacement cost new of property:                   $3,554,776
Appraised value of property - income approach:                $2,281,000
11/1/98 principal balance of first mortgage loan
  secured by property:                                        $1,592,633;  the loan matures in 3/08,  has a
                                                              balance due at maturity of $1,385,953,  bears
                                                              interest  at a fixed  annual  rate of  7.41%,
                                                              has   annual   and   monthly   debt   service
                                                              requirements   of   $133,068   and   $11,089,
                                                              respectively,  amortizes on a 30-year  basis,
                                                              and   is   prepayable    after   the   fourth
                                                              anniversary  of the  loan,  subject  to yield
                                                              maintenance  until the sixth  month  prior to
                                                              maturity, when it can be prepaid at par.
Other matters:                                                In 3/97, the Exchange  Partnership provided a
                                                              loan  with a  current  principal  balance  of
                                                              $254,267  to  another  Exchange  Partnership,
                                                              Baron  Strategic  Investment  Fund  IV,  Ltd.
                                                              ("Baron  Fund  IV").  Baron Fund IV, in turn,
                                                              lent the loan  proceeds  to the  borrower  as
                                                              part of the Country  Square  Second  Mortgage
                                                              Loans.  The loan from  Baron Fund VI to Baron
                                                              Fund IV bears  interest at the annual rate of
                                                              15%, payable monthly,  matures in 9/02 and is
                                                              secured  by Baron Fund IV's  interest  in the
                                                              second mortgage note and second mortgage.

                    Baron Strategic Investment Fund IX, Ltd.
                           (Baron Capital LXII, Inc.)

         The Partnership owns (i) a 41.1% limited partnership interest in a limited partnership which holds fee simple title to the Crystal Court Property-Phase I, (ii) an undivided interest in an unrecorded second mortgage loan secured by the Candlewood Property, (iii) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (iv) an unrecorded second mortgage loan secured by the Lake Sycamore Property (under development). Information concerning the Crystal Court Property and the first mortgage indebtedness secured by it is included above in the tables entitled "Property Information - Equity Property Interests" and "Mortgage Information Equity Property Interests." The interest of the Exchange Partnership and other Exchange Partnerships in the respective second mortgage loans, terms of the respective first mortgage loan secured by the Candlewood Property, the Garden Terrace Property and the Lake Sycamore Property, and other information are described below.

1.  Candlewood Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):                    Candlewood Apartments - Phase II (33 units) Tampa, Florida
Debtor:                                   Baron Strategic Investment Fund III, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loan:                       $75,500
12/31/98 principal balance
  (accrued unpaid interest):              $75,500  ($5,285)
Balance due at maturity:                  $75,500
12/31/98 aggregate principal
  balance of other second mortgage
  loans secured by property and
  owned by other Exchange
  Partnerships (accrued unpaid
  interest):                              $89,000  ($6,650)
Second mortgage interests of other
  Exchange Partnerships in
  property:                               Baron Strategic  Investment Fund V, Ltd. ("Baron Fund V") and Baron Strategic Investment
                                          Fund VI, Ltd.  ("Baron  Fund VI") own  separate  second  mortgage  loans  secured by the
                                          Candlewood  Property.  The original  principal  balance,  aggregate  12/31/98  principal balance,  and  balance  due at maturity in respect of Baron Fund V's and Baron Fund VI's loans are $21,000  (accrued  unpaid  interest of $1,890)  and  $68,000  (accrued  unpaid interest  of  $4,760),  respectively;  the annual (and  monthly)  payments  due them are
                                          $2,520 ($210) and $8,160  ($680),  respectively.  The other terms relating to Baron Fund
                                          V's and Baron Fund VI's loans are the same as stated  herein in respect of the  Exchange
                                          Partnership's loan.
Appraised replacement cost new
  of property (45.9% of amount,
  representing the percentage of the
  current principal balance of the
  Exchange  Partnership's second
  mortgage loan in relation to the
  aggregate current principal
  balance of all second mortgage
  loans secured by the property):         $1,590,447  ($730,015)
Appraised value of property -
  income approach (45.9% of
  amount):                                $922,000  ($423,198)
Mortgage interest and
  amortization provisions:                Fixed interest rate of 12%; requires payments of interest only until maturity.
Maturity date:                            3/03
Annual interest payable:                  $9,060
Monthly interest payable:                 $755

Prepayment provisions:                    Prepayable without penalty.
11/1/98 principal balance of first
  mortgage loan secured by
  property (45.9% of amount)
  and other items:                        $596,528 ($273,806);  the loan matures in 2/03, has a balance due at maturity of $533,678, bears interest at a fixed annual rate of 7.79%, payable quarterly,  has annual and monthly debt  service  requirements  of $56,153 and $4,679,  respectively,  amortizes on a 25-year basis and is prepayable without penalty.
Other matters:                            Prior to 12/15/98,  the Candlewood Second Mortgage Loan consisted of an unsecured demand note with a  principal  balance of $75,500.  On  12/15/98,  the debtor and the  Exchange
                                          Partnership  entered into a second  mortgage  agreement under which the debtor agreed to secure its  repayment  obligation on the note with a second  mortgage on the  Candlewood
                                          Property.  At the same  time,  the  debtor  agreed to secure the loans in favor of Baron
                                          Fund V and Baron Fund VI with separate  second  mortgages on the  property.  The lending parties have agreed to share the benefits of the second mortgages on a pari passu basis.

2.  Garden Terrace Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                    Garden Terrace Apartments - Phase III (91 units) Orlando, Florida
Debtor:                                   Garden Terrace Apartments III, Ltd.
Original principal amount of
  Exchange Partnership's undivided
  25% interest in loans:                  $310,442
12/31/98 principal balance
  (accrued unpaid interest):              $310,442  ($28,457)
Balance due at maturity:                  $310,442
12/31/98 principal balance of other
  Exchange Partnerships' undivided
  75% interest in loans (accrued
  unpaid interest):                       $931,325  ($75,024)
Interests of other Exchange
  Partnerships in second mortgage
  loans:                                  Baron  Strategic  Investment  Fund  VI,  Ltd.  ("Baron  Fund  VI") and  Baron  Strategic
                                          Investment  Fund X, Ltd.  ("Baron Fund X") own the  remaining  undivided 75% interest in the second  mortgage  loans  secured by the Garden  Terrace  Property  ("Garden  Terrace
                                          Second Mortgage Loans").  The original  principal  balance,  12/31/98 principal balance, and balance  due at  maturity in respect of Baron Fund VI's and Baron Fund X's  interest in the Garden Terrace  Second  Mortgage Loans is $248,353  (accrued  unpaid  interest of
                                          $12,418) and $682,972,  (accrued unpaid interest of $82,606),  respectively,  the annual
                                          (and   monthly)   payments  due  them  are  $22,352   ($1,863)  and  $61,467   ($5,122),
                                          respectively.  The other terms  relating to Baron Fund VI's and Baron Fund X's  interest in the Garden Terrace Second Mortgage Loan are the same as stated herein.
Appraised replacement cost new
  of property (25% of amount):            $4,297,897  ($1,074,474)
Appraised value of property -
  income approach (25% of
  amount):                                $1,782,000  ($445,500)
Mortgage interest and
  amortization provisions:                (i) Fixed interest rate of 2% as to $183,750 of principal if cash flow  available  (plus non-cumulative  participation  interest at the rate of 7% on the unpaid principal to the extent of available  cash flow plus  additional  participation  interest equal to 30% of any remaining  cash flow (payable only to holders of note referred to in (ii) below) and
                                          (ii) fixed  interest  rate of 9% as to $126,692 of  principal,  payable only from excess cash flow after payment of 2% minimum interest and 7% participation  interest due on the note  referred  to in (i) above.  The loan  requires  payments  of  interest  only until maturity.
Maturity date:                            1/07
Annual interest payable:                  $27,940 (plus any additional participation interest)
Monthly interest payable:                 $2,328
Prepayment provisions:                    Prepayable without penalty.
11/1/98 principal balance of first
  mortgage loan secured by
  property (25% of amount) and
  other terms:                            $970,167 ($242,542);  the loan matures in 5/05, has a balance due at maturity of $822,063, bears  interest at the fixed  annual rate of 8.31%,  has annual and monthly  debt  service requirements of $96,047 and $8,004, respectively,  amortizes on a 25-year basis and may be prepaid  beginning  4/99 with a 5%  prepayment  fee,  which  decreases  1% per year  until maturity.

3.  Lake Sycamore Second Mortgage Loan:

Residential apartment property
  securing mortgages (number of
  units and location):                    Villas at Lake Sycamore (164 townhomes under development) Cincinnati, Ohio
Debtor:                                   Sycamore Real Estate Development, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loan:                       $243,500
12/31/98 principal balance
  (accrued unpaid interest):              $243,500  ($21,915)
Balance due at maturity:                  $243,500
11/1/98 aggregate principal balance
  of other second mortgage loans
  secured by property and owned
  by other Exchange Partnerships
  (accrued unpaid interest):              $328,000  ($30,500)
Appraised replacement cost new
  of property (under development):        $9,376,039
Appraised value of property -
  "As is" value:                          $1,080,000
  Prospective market value:               $14,312,000 (assuming completion of project as planned, full rent up and satisfactory environmental-quality test)
Mortgage interest and
  amortization provisions:                Fixed interest rate of 12%; requires quarterly payments of interest only until maturity.
Maturity date:                            12/03
Annual interest payable:                  $29,220
Monthly interest payable:                 $2,435
Prepayment provisions:                    Prepayable without penalty
11/1/98 principal balance of first
  mortgage loan secured by
  property and other items:               $800,000;  approved maximum  $2,000,000;  the loan matures in 11/01, bears interest at the annual adjustable rate equal to lender's prime rate plus 1% (currently 8.75%), has current annual and monthly debt service requirements of $70,000 and $5,833, respectively, requires payments of interest only until maturity and is prepayable without penalty.
Other matters:                            Two other Exchange Partnerships, Baron Strategic Investment Fund, Ltd. and Baron Strategic
                                          Investment  Fund VIII,  Ltd., own separate  second  mortgage notes secured by the property with the same terms  except  that they have  principal  amounts of  $230,000  and  $98,000
                                          (accrued  unpaid interest of $20,700 and $9,800),  respectively.  The lending parties have agreed to share the benefits of the second mortgage on a pari passu basis.

                     Baron Strategic Investment Fund X, Ltd.
                           (Baron Capital LXIV, Inc.)

         The Partnership owns (1) a 43.5% limited partnership interest in a limited partnership which holds fee simple title to the Crystal Court Property-Phase I, (2) a 43% limited partnership interest in a limited partnership which holds fee simple title to the Pineview Property, (3) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (4) an undivided interest in an unrecorded second mortgage loan secured by the Heatherwood Property-Phase II and in three unsecured loans associated with such property. Information concerning the Crystal Court Property and the Pineview Property and the first mortgage indebtedness secured respectively by them is included above in the tables entitled "Property Information - Equity Property Interests" and "Mortgage Information Equity Property Interests." The interest of the Exchange Partnership and other Exchange Partnerships in the respective second mortgage loans, terms of the respective first mortgage loans secured by the Garden Terrace Property and the Heatherwood Property, and other information are described below.

1.  Heatherwood Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                    Heatherwood Apartments - Phase II (41 units) Kissimmee, Florida
Debtor:                                   Heatherwood Apartments II, Ltd.
Original principal amount of
  Exchange Partnership's undivided
  42% interest in loans:                  $149,361
12/31/98 principal balance
  (accrued unpaid interest):              $149,361  ($17,338)
Balance due at maturity:                  $149,361
12/31/98 principal balance of other
  Exchange Partnership's undivided
  58% in loans (accrued unpaid
  interest):                              $206,260  ($0)
Interests of other Exchange
  Partnership in second mortgage
  loans:                                  Baron  Strategic  Investment  Fund VIII,  Ltd.  ("Baron  Fund VIII") owns the  remaining undivided 58% interest in the second mortgage loans secured by the Heatherwood  Property and in the unsecured  loans  associated  with the property  ("Heatherwood  Loans").  The
                                          aggregate  original  principal  balance,   aggregate  12/31/98  principal  balance,  and
                                          aggregate  balance  due at  maturity  in respect of Baron Fund  VIII's  interest  in the
                                          Heatherwood  Loans is $206,260 (no accrued unpaid  interest);  the aggregate annual (and monthly)  payments due it are $13,408  ($1,117).  The other terms relating to Baron Fund
                                          VIII's interest in the Heatherwood Loans are the same as stated herein.
Appraised replacement cost new
  of property (42% of amount):            $1,862,475  ($782,240)
Appraised value of property -
  income approach (42% of
  amount):                                $1,259,000  ($528,780)
Mortgage interest and
  amortization provisions:                (i)  Fixed  interest  rate  of 6% as  to  $136,500  of  principal  (plus  non-cumulative participation  interest  at the rate of 3% on the  unpaid  principal  to the  extent  of available cash flow plus additional  non-cumulative  participation interest equal to 30%
                                          of any remaining  available cash flow),  (ii) adjustable  interest rate of 1% over prime rate (currently 8.75%) as to $732 of principal,  and (iii) fixed interest rate of 12% as to $12,130 of principal.  The loans require payments of interest only until maturity.
Maturity date:                            10/04
Annual interest payable:                  $9,710 (plus any participation interest payable)
Monthly interest payable:                 $809
Prepayment provisions:                    Prepayable without penalty.

11/1/98 principal balance of first
  mortgage loan secured by
  property (42% of amount) and
  other terms:                            $704,306 ($295,809); the loan matures in 11/04, has a balance due at maturity of $655,856, bears  interest at a fixed  annual  rate of 7.75%,  has annual and  monthly  debt  service requirements  of $61,038 and $5,087,  respectively,  amortizes on a 30-year basis,  and is prepayable after the fourth  anniversary of the loan,  subject to yield  maintenance until the sixth month prior to maturity, when it can be prepaid at par.
Other matters:                            The  Heatherwood  Loans  consist of a second  mortgage  note  secured  by the  Heatherwood
                                          Property with a principal balance $325,000 and unsecured loans in the aggregate  principal amount of $24,121.

2.  Garden Terrace Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                    Garden Terrace Apartments - Phase III (91 units) Orlando, Florida
Debtor:                                   Garden Terrace Apartments III, Ltd.
Original principal amount of
  Exchange Partnership's undivided
  55% interest in loan:                   $682,972
12/31/98 principal balance
  (accrued unpaid interest):              $682,972  ($82,606)
Balance due at maturity:                  $682,972
12/31/98 principal balance of other
  Exchange Partnerships' undivided
  45% in loan (accrued unpaid
  interest):                              $558,795  ($40,875)
Interests of other Exchange
  Partnerships in second mortgage         Baron Strategic  Investment Fund VI, Ltd. ("Baron Fund VI") and Baron Strategic Investment
  loans:                                  Fund IX, Ltd.  ("Baron Fund IX") own the  remaining  undivided  45% interest in the second mortgage loans secured by the Garden Terrace  Property  ("Garden  Terrace Second  Mortgage
                                          Loans").  The original principal balance,  12/31/98 principal balance,  and balance due at maturity in respect of Baron Fund VI's and Baron Fund IX's interest in the Garden  Terrace
                                          Second  Mortgage  Loans is $248,353  (accrued  unpaid  interest of $12,418) and  $310,442,
                                          (accrued unpaid interest of $28,457),  respectively; the annual (and monthly) payments due them are $22,352 ($1,863) and $27,940 ($2,328),  respectively. The other terms relating to
                                          Baron Fund VI's and Baron Fund IX's interest in the Garden Terrace  Second  Mortgage Loans are the same as stated herein.
Appraised replacement cost new
  of property (55% of amount):            $4,297,897  ($2,363,843)
Appraised value of property -
  income approach (55% of
  amount):                                $1,782,000  ($980,100)
Mortgage interest and
  amortization provisions:                (i) Fixed interest rate of 2% as to $404,250 of principal if cash flow  available  (plus non-cumulative  participation  interest at the rate of 7% on the unpaid principal to the extent of available cash flow, (plus additional  participation  interest equal to 30% of any remaining  cash flow (payable only to holders of note referred to in (ii) below) and
                                          (ii) fixed  interest  rate of 9% as to $278,222 of  principal,  payable only from excess cash flow after payment of 2% minimum interest and 7% participation  interest due on the note  referred  to in (i) above.  The loans  require  payments  of  interest  only until maturity.
Maturity date:                            1/07
Annual interest payable:                  $61,467 (plus any additional participation interest)
Monthly interest payable:                 $5,122
Prepayment provisions:                    Prepayable without penalty.
11/1/98 principal balance of first
  mortgage loan secured by                $970,167 ($533,592);  the loan matures in 5/05, has a balance due at maturity of $822,063,
  property (55% of amount)                bears  interest at the fixed  annual rate of 8.31%,  has annual and monthly  debt  service
  and other items:                        requirements of $96,047 and $8,004, respectively,  amortizes on a 25-year basis and may be prepaid  beginning  4/99 with a 5%  prepayment  fee,  which  decreases  1% per year  until maturity.
Other matters:                            The Exchange  Partnership paid a note (the "Note") with a current  principal  balance of
                                          $400,000 to the seller in connection  with its  acquisition of an undivided 75% interest in the Garden Terrace Second Mortgage  Loans.  The partnership in turn sold an undivided
                                          20%  interest  (and  retained a 55%  interest)  in the  loans.  The Note bears an annual interest  rate of 10%,  has a maturity  date of 6/30/98  and is secured by a  collateral assignment  of the  partnership's  interest  in the loans and a second  mortgage  on the property.

                  Lamplight Court of Bellefontaine Apartments, Ltd.
                            (Baron Capital IX, Inc.)

         The Exchange Partnership owns (1) a 31.7% limited partnership interest in a limited partnership which holds fee simple title to the Lamplight Property and (2) two unrecorded second mortgage loans secured by the Lamplight Property. Additional information concerning the Lamplight Property and the first mortgage indebtedness secured by it is included above in the tables entitled "Property Information - Equity Property Interests" and "Mortgage Information - Equity Property Interests." The interest of the Exchange Partnership in the second mortgage loans and other information are described below.

Lamplight Court Second Mortgage Loans:

Residential apartment property
  securing mortgages (number of
  units and location):                    Lamplight Court Apartments (80 units) Bellefontaine, Ohio
Debtor:                                   Independence Village, Ltd.
Original principal amount of
  Exchange Partnership's 100%
  interest in loans:                      $678,302
12/31/98 principal balance
  (accrued unpaid interest):              $678,302  ($114,171)
Balance due at maturity:                  $678,302
Appraised replacement cost new
  of property:                            $3,727,599
Appraised value of property -
  income approach:                        $2,183,000
Mortgage interest and
  amortization provisions:                (i)  Adjustable  interest rate of 1% over prime rate  (currently  8.75%) as to $585,000 of principal,  and (ii) fixed  interest  rate of 12% as to $93,302  of  principal.  The loans require payments of interest only until maturity.
Maturity date:                            12/06
Annual interest payable:                  $60,634
Monthly interest payable:                 $5,053
Prepayment provisions:                    Prepayable without penalty.
11/1/98 principal balance of first
  mortgage loan secured by
  property and other terms:               $1,368,976;  the loan  matures in 11/06,  has a balance due at  maturity of  $1,158,349, bears  interest at a fixed  annual rate of 9.04%,  has annual and monthly  debt  service requirements of $141,445 and $11,787,  respectively,  amortizes on a 25-year basis,  and is prepayable  after the fifth  anniversary of the loan,  provided that in the sixth and seventh  years  prepayment  requires  a fee equal to the  greater  of 1% of the  prepaid amount or yield maintenance.
Other matters:                            Prior to 12/15/98,  the  Lamplight  Court Second  Mortgage  Loans  consisted of a second mortgage note with a principal  balance of $585,000 and an unsecured  demand note with a principal  balance of $93,302.  On  12/15/98,  the debtor and the  Exchange  Partnership entered into a mortgage  modification  agreement  under which the  Exchange  Partnership agreed to set the maturity  date on the demand note at 12/06,  the same maturity date as the second  mortgage  note,  in exchange  for the  agreement of the debtor to secure its repayment  obligations on the demand note with a second  mortgage on the Lamplight Court
                                          Property.

Property Description

     The Exchange Properties are primarily garden style, one and two-story residential apartment dwellings which range in size from eight units to 164 units. The Trust believes that the Exchange Properties generally occupy strategic locations in growing sub-markets. The average unit size for properties is ___ square feet, with ___% of the units having two or more bedrooms. A majority of the units have washer/dryer connections and walk-in closets. The Exchange Equity Partnerships and Exchange Hybrid Partnerships have improved the attractiveness of the Exchange Properties in which they own an equity interest by investing in extensive landscaping and rehabilitating certain units. Other features frequently included in certain Exchange Properties are swimming pools, playgrounds, volley ball courts, fitness centers and community rooms.

     The Operating Partnership does not intend to acquire an interest in any property which requires major maintenance unless (i) sufficient amounts have been reserved to complete such maintenance and, in connection with the acquisition, the Operating Partnership will receive the benefit of such reserves or (ii) the acquisition price for the property interest reflects the cost of required major maintenance items and the Operating Partnership has the ability to fund such maintenance from its resources. Following the Exchange Offering, the Operating Partnership intends to review each of the properties in which it acquires an interest to determine the costs and benefits of undertaking any capital improvements which may increase the property's profitability. The Operating Partnership does not intend to undertake any capital improvement in respect of a property unless the investment is projected to result in a rate of return of 20% or more on the investment.

Lease Agreements

     The Exchange Partnerships use a variety of lease forms to comply with applicable state and local laws and customs. At some properties, the Exchange Partnerships use leases provided or recommended by state or local apartment associations. At other properties, the Exchange Partnerships use a standard company lease modified if necessary to comply with local law or custom. The term of a lease varies with local market conditions; however, one-year leases are most common. Generally, the leases provide that unless the parties agree in writing to a renewal, the tenancy will convert at the end of a lease term to a month-to-month tenancy, subject to the terms and conditions of the lease, unless either party gives the other party at least 30 days' prior notice of termination. All leases are terminable by the Exchange Partnerships for nonpayment of rent, violation of property rules and regulations, or other specified defaults.

Competition

     In general, there are numerous other residential apartment properties located in close proximity to each of the Exchange Properties. The number of units available in any target metropolitan market could have a material effect on a property's capacity to rent space and on the rents charged. In addition, in many of the Trust's proposed sub-markets, institutional investors and owners and developers of residential apartment properties compete for the acquisition and leasing of properties. Many of these persons have substantial resources and experience. See "RISK FACTORS - Competition."

Insurance

     The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) believes that all of the Exchange Properties are adequately insured; however, an uninsured loss could result in loss of capital investment and anticipated profits. See "RISK FACTORS - Property Losses May Not be Insurable."

Property Management

     In June 1998, the Exchange Partnerships and other real estate partnerships managed by affiliates of the Managing Shareholder entered into an agreement to terminate property management agreements with the prior property manager. Since the transaction, the Exchange Partnerships and other partnerships have managed the properties in which they have an interest and shared property management expenses. The Exchange Properties and other properties in which the Trust and the Operating Partnership acquire an interest will be similarly managed. During 1997, the Exchange Partnerships paid an aggregate of approximately $435,689 in property management fees. Each of the partnerships is expected to benefit from an economy of scale, such that the cost of self management of the properties will be less than historical management costs.

                             SELECTED FINANCIAL DATA

     The following table sets forth selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. In the opinion of management, the operating data for the nine months ended September 30, 1998 include all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the information set forth therein.

     Industry analysts generally consider "funds from operations" to be an appropriate measure of the performance of REITs. "Funds from operations" is defined as net income (computed in accordance with generally accepted accounting principles ("GAAP")), excluding gains (losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures, and other affiliates. Adjustments for unconsolidated partnerships, joint ventures, and other affiliates are calculated to reflect funds from operations on the same basis. Funds from operations does not represent cash flows from operations as defined by GAAP, is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Operating Partnership's operations or the Operating Partnership's cash flows or liquidity as defined by GAAP.

     The pro forma operating data is presented as if the Operating Partnership had owned the Acquired Properties and all of the limited partnership interests in the Exchange Partnerships at January 1, 1998. The following selected financial information should be read in conjunction with the discussion set forth in "INITIAL REAL ESTATE INVESTMENTS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," and all of the financial statements included elsewhere in this Prospectus. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Operating Partnership would have been as of and for the period indicated, nor does it purport to represent the future financial position and results of operations for future periods.

                             Selected Financial Data
                         Baron Capital Properties, L.P.
                      Nine months ended September 30, 1998
                                   (Pro Forma)

                                                                                     Baron Capital
                                                   Baron Capital     Pro Forma       Properties,
                                                   Properties,       Acquired        L.P., as        Exchange
                                                   L.P.              Properties      Adjusted        Properties       Adjusted Total
                                                   -------------     ----------      -------------   ----------       --------------
OPERATING DATA:
  Revenue:
    Rental income:                                 $         --     $    673,660     $    673,660    $   3,079,381     $  3,753,041
    Interest income:                                        712               --              712          601,100          601,812
    Equity in net income of affiliate:                   21,644           26,437           48,081           90,233          138,314
    Other income:                                            --               --               --            3,762            3,762
                                                   ------------     ------------     ------------     ------------     ------------

      Total revenue:                                     22,356          700,097          722,453        3,774,476        4,496,929

  Expenses:
    Personnel:                                          237,815           83,057          320,872          465,659          786,531
    Real estate taxes and insurance:                         --           76,203           76,203          353,389          429,592
    Property management fees:                           259,042           29,335          288,377          163,712          452,089
    Interest:                                                --          260,227          260,227        1,023,204        1,283,431
    Depreciation and amortization:                           --          116,234          116,234          677,068          793,302
    Major maintenance:                                       --           46,740           46,740           33,458           80,198
    Other operating expenses:                           205,307          131,577          336,884        1,186,479        1,523,363
                                                   ------------     ------------     ------------     ------------     ------------

      Total expenses:                                   702,164          743,373        1,445,537        3,902,969        5,348,506
                                                   ------------     ------------     ------------     ------------     ------------

  Net income (loss):                               $   (679,808)    $    (43,276)    $   (723,084)    $   (128,493)    $   (851,577)

OTHER DATA:
  Funds from operations:                           $   (679,808)    $     72,958     $   (606,850)    $    548,575     $    (58,275)
  Total properties:                                          --                4                4               26               30
  Total apartment units (at end
    of period):                                              --              235              235            1,662            1,897
  Weighted average physical
    occupancy:                                                             [94%]            [94%]            [87%]            [87%]

BALANCE SHEET DATA:
  Residential real estate, before
    accumulated depreciation:                      $         --     $  4,868,717     $  4,868,717     $ 19,616,582     $ 24,485,299
  Investments in real estate
    partnerships:                                     2,260,150               --        2,260,150        2,100,994        4,361,144
  Investments in limited partnership
    interests:                                          341,280               --          341,280               --          341,280
  Total assets:                                       3,070,695        4,321,453        7,392,148       30,152,968       37,545,116
  Total debt:                                           677,263        4,775,038        5,452,301       22,039,309       27,491,610
  Partners' capital:                                  2,393,432         (453,585)       1,939,847        8,113,659       10,053,506

            Combined Statement of Estimated Taxable Operating Results
                of Acquired Properties and Exchange Partnerships
                       and Funds Available from Operations

     The following combined statement sets forth the estimated taxable operating results and funds available from operations (unaudited) for the Operating Partnership for the four Acquired Properties already beneficially owned by the Operating Partnership and for the 23 Exchange Partnerships involved in the Exchange Offering. The statement is based on the most recent 12-month period and has been prepared on a pro forma basis, assuming that the Operating Partnership has acquired all of the limited partnership interests in the Exchange Partnerships owning interests in the Exchange Properties in connection with the Exchange Offering. The statement also assumes the anticipated increase or reduction of revenue, operating expenses and debt service requirements in certain cases, where appropriate. The statement does not purport to forecast actual operating results for any period in the future.

                                          Acquired    Exchange   All Properties
                                         Properties  Properties     Combined
                                         ----------  ----------  --------------

Revenue:
  Rental Income:                         $1,112,380  $4,434,309   $5,546,689
  Interest Income:                               --     881,613      881,613

  Equity in Net Income of Affiliate:             --     132,342      132,342

  Other Income:                              42,970       5,518       48,488
                                         ----------  ----------   ----------

    Total Revenue:                        1,155,350   5,453,782    6,609,132

Costs and Expenses:
  Personnel:                                107,410     620,879      728,289
  Real Estate Taxes and Insurance:          108,832     471,185      580,017
  Interest Expense:                         413,812   1,421,117    1,834,929
  Depreciation and Amortization:            187,067     890,879    1,077,946
  Other Operating Expenses:                 228,933   1,540,882    1,769,815
  Major Maintenance:                         51,500      66,916      118,416
                                         ----------  ----------   ----------

    Total Costs and Expenses:             1,097,554   5,011,858    6,109,412

Estimated Taxable Income:                    57,796     441,924      499,720
                                         ==========  ==========   ==========


Estimate of Funds Available from
  Operations:                            $  244,863  $1,332,803   $1,577,666
                                         ==========  ==========   ==========

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

Plan of Operation

     The Trust and the Operating Partnership (which conducts all of the Trust's real estate operations and holds title to all of its real estate assets and of which the Trust is the sole general partner and a limited partner) commenced operations in February 1998. Since June 1998, the Operating Partnership has applied net proceeds of the Trust's Cash Offering to acquire property interests. In June 1998, the Operating Partnership acquired beneficial ownership of a 67-unit residential apartment property located in Kissimmee, Florida. In July 1998, the Operating Partnership acquired beneficial ownership of an 80-unit residential apartment property located in Lakeland, Florida.

     In July 1998, the Operating Partnership also acquired a limited partnership interest (less than 4% in each case) in 20 real estate limited partnerships, including certain of the Exchange Partnerships, managed by affiliates of Mr. McGrath (a founder and Chief Executive Officer of the Trust and the Operating Partnership) in consideration of a capital contribution ranging from $2,000 to $59,000 in each such partnership (aggregate amount approximately $341,000). These various partnerships will be accounted for on the cost method since their respective ownership interests represent less than 20% of the equity ownership therein. In addition, the partnerships will periodically assess the realizable value of these investments in order to ascertain that there has been no impairment in their recorded value.

     In September 1998, the Operating Partnership acquired beneficial ownership of a 50-unit residential apartment property located in New Smyrna Beach, Florida. In September 1998, the Trust entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. In connection therewith, the Trust agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky.

     In October 1998, the Operating Partnership acquired an approximately 12.3% limited partnership interest in a limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. An affiliate of Mr. McGrath sold the partnership interest to the Operating Partnership and also serves as the limited partnership's managing general partner. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage.

     The property interests acquired by Operating Partnership to date are described in further detail above at "INITIAL REAL ESTATE INVESTMENTS."

     The Trust and the Operating Partnership intend to continue to acquire similar property interests using proceeds from the Trust's Cash Offering, securities of the Trust and the Operating Partnership, including Units registered in connection with the Exchange Offering, and available operating cash flow and financing from other sources.

     The operating results of the Trust and the Operating Partnership will depend primarily upon income from the residential apartment properties in which they directly or indirectly acquire an equity or mortgage interest. Operating results in respect of equity interests will be substantially influenced by the demand for and supply of residential apartment units in their primary market and sub-markets, and operating expense levels. Operating results in respect of mortgage and other debt interests will depend upon interest income, including, in certain cases, participation interest, whose payment will depend upon the operating performance, sale or refinancing of the underlying properties. The operating results of the Trust and the Operating Partnership will also depend upon the pace and price at which they can acquire and improve additional property interests.

     The target metropolitan markets and sub-markets have benefited in recent periods from demographic trends (including population and job growth) which increase the demand for residential apartment units, while financing constraints (specifically, reduced availability of development capital) have limited new construction to levels significantly below construction activity in prior years. Consequently, rental rates for residential apartment units have increased at or above the inflation rate for the last two years and are expected to continue to experience such increases for the next 18 months based on market statistics made available to management of the Trust in terms of occupancy rates, supply, demographic factors, job growth rates and recent rental trends. Expense levels also influence operating results, and rental expenses (other than real estate taxes) for residential apartment properties have generally increased at approximately the rate of inflation for the past three years and are expected to increase at the rate of inflation for the next 18 months.

     The Trust believes that known trends, events or uncertainties which will or are reasonably likely to affect the short-term and long-term liquidity and current and future prospects of the Trust and the Operating Partnership include the performance of the economy and the building of new apartment communities. Although the Trust cannot reliably predict the effects of these trends, events and uncertainties on the property investments of the Trust and the Operating Partnership as a whole, some of the reasonably anticipated effects might include downward pressure on rental rates and occupancy levels.

     Generally, there are no seasonal aspects of the operations of the Trust or the Operating Partnership which might have a material effect on their financial condition or results of operation. However, for the last 36 months, one 60-unit student housing property owned by one of the Exchange Partnerships involved in the Exchange Offering has had an average occupancy rate of 93% for nine months of the year and 40% for the remaining three months of the year.

     The Trust and the Operating Partnership have the ability to satisfy their cash requirements for the foreseeable future. However, it will be necessary to raise additional capital during the next 12 months to make acquisitions and to meet management's revenue and cash flow goals. The Trust and the Operating Partnership intend to investigate making an additional public or private offering of Common Shares and/or Units within the 12-month period following the commencement of the Exchange Offering.

     The Trust and the Operating Partnership expect no material change in the number of employees over the next 12 months.

     See  also  "THE   EXCHANGE   OFFERING,"   "THE  TRUST  AND  THE   OPERATING
PARTNERSHIP," "INVESTMENT OBJECTIVES AND POLICIES" and "INITIAL REAL ESTATE INVESTMENTS."

Year 2000

     The computer systems of the Trust and the Operating Partnership have been tested for year 2000 problems and the Trust and the Operating Partnership believe that such systems are year 2000 compatible. It is possible, however, that certain computer systems or software products of their suppliers may experience year 2000 problems and that such problems could adversely affect them. The Trust and the Operating Partnership are in the process of inquiring as to the progress of its principal suppliers in identifying and addressing problems that their computer systems will face in correctly processing date information as the year 2000 approaches. However, there can be no assurance that the Trust and the Operating Partnership will identify the future date-handling problems of their suppliers in advance of the occurrence of such problems, or that such parties will be able to successfully remedy any problems that are discovered. With respect to their own computer systems, the Trust and the Operating Partnership intend to upgrade their principal operating computer software to the most recent available revision sold by their software supplier, which the supplier has represented to be year 2000 compliant. The Trust and the Operating Partnership believe that such upgrade will identify and solve those year 2000 problems that could affect their operating software and can be accomplished before the year 2000 at a reasonable cost. The failure to identify and solve all year 2000 problems affecting their business could have an adverse effect on the business, financial condition and results of operations of the Trust and the Operating Partnership. See "Risk Factors - Possible "Year 2000" Problems."

                        FEDERAL INCOME TAX CONSIDERATIONS

     This section is a summary of material tax considerations that may be relevant to prospective holders of Operating Partnership Units, based upon the Code, administrative regulations promulgated or proposed by the Treasury Department (the "Regulations"), judicial decisions and rulings of the Internal Revenue Service (the "IRS" or the "Service"), all of which are subject to change (collectively the "Tax Laws"). Subsequent changes in such authorities may cause the tax consequences to vary substantially from the consequences described below.

     Because many of the federal income tax consequences of an investment in the Partnership will vary from one Unitholder to another, this summary does not discuss all of the provisions of the Code that might be applicable to a particular Unitholder. The discussion below focuses on Unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, non-resident aliens or other Unitholders subject to specialized tax treatment (such as tax-exempt institutions, foreign persons, individual retirement accounts, REITs or mutual funds). Unitholders should also be aware that the IRS may not agree with all of the conclusions stated herein, and that no ruling will be requested from the IRS. Moreover, changes in the Tax Laws after the date of this prospectus may alter the tax consequences to a Unitholder of an investment in the Partnership. Finally, various provisions of the Code contain a number of ambiguities, which will be resolved only by future legislative, administrative or court action.

     This summary is not intended as a substitute for individual tax planning. Neither the Trust as General Partner of the Operating Partnership ("General Partner"), the Operating Partnership nor any of their counsel or consultants assumes any responsibility for the tax consequences of this transaction to any Unitholder. Each prospective Unitholder is urged to consult with his own tax advisor with respect to the federal, state, local and foreign tax consequences arising from his or her purchase of the Units.

     CLASSIFICATION AS A PARTNERSHIP

     No ruling has been or will be sought from the IRS as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has obtained and relied on the opinion of special Tax Counsel that, based upon the Code, the Regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes.

     In rendering its opinion, Tax Counsel has relied on the following factual representations made by the Partnership and the General Partner:

     o The Operating Partnership has not, and will not, elect to be treated as an association taxable as a corporation or corporation;

     o The Operating Partnership has been and will continue to be operated in accordance with (i) all applicable partnership statutes, (ii) the Agreement of Limited Partnership of the Operating Partnership, and
          (iii) the description in this Prospectus;

     o At least 22% in value of all of the assets of the Operating Partnership shall always consist of assets other than those described in Section 351(e)(1) of the Code; and

     o The Operating Partnership will be operated so as to avoid treatment as a publicly-traded partnership as set forth in Section 7704 of the Code and applicable Regulations thereunder.

     Under Section 7704 of the Code, certain "publicly-traded" partnerships are treated as corporations for federal tax purposes. A partnership is a publicly-traded partnership when interests in the partnership are traded on an established securities market or are readily tradeable on a secondary market or the substantial equivalent thereof. Under Code Section 7704(c), a publicly-traded partnership will nevertheless be treated as a partnership for tax




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purposes if 90% or more of its gross  income  consists of  passive-type  income, such as interest, dividends, real property rents and gain from the sale or other disposition of real property, and the partnership would not be treated as a regulated investment company were it a domestic corporation. A domestic corporation generally will be treated as a regulated investment company only if it is required to be registered under the 1940 Act.

     Under Regulation Section 1.7704-1, interests in a partnership are generally considered readily tradeable on a secondary market or the substantial equivalent thereof if (a) such interests are regularly quoted by any person, such as a broker or dealer, making a market in the interests, (b) any person makes available to the public bid or offer quotes with respect to such interests and stands ready to effect, buy or sell transactions at the quoted prices for itself or on behalf of others, (c) the holder of an interest has a readily available, regular and on-going opportunity to dispose of his interest through a public means of obtaining or providing information of offers to buy, sell or exchange such interests, or (d) prospective buyers and sellers have the opportunity to buy, sell or exchange interests in a time frame and with the regularity and continuity that the existence of a secondary market would provide.

     The Operating Partnership and the General Partner have represented to special Tax Counsel that the Units of the Operating Partnership will not be traded on an established securities market. Additionally, the Operating Partnership and the General Partner have further represented that, at all times throughout the existence of the Operating Partnership, at least 90% or more of the Operating Partnership's gross income will consist of passive-type income, and the Operating Partnership will not be required to register under the 1940 Act. Special Tax Counsel has relied on such representations in rendering its opinion that the Operating Partnership will be classified as a partnership for federal income tax purposes.

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

     THE DISCUSSION BELOW IS BASED ON THE ASSUMPTION THAT THE OPERATING PARTNERSHIP WILL BE CLASSIFIED AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES.

EXCHANGE OF EXCHANGE PARTNERSHIP UNITS FOR OPERATING PARTNERSHIP UNITS

     Based on certain factual representations made by the Operating Partnership and the General Partner to special Tax Counsel, a contribution by an owner ("Exchange Limited Partner") of a partnership interest ("Exchange Partnership Units") to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Exchange Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Exchange Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange and provided that none of the exceptions to nonrecognition of gain described in the immediately succeeding paragraph apply. Special Tax Counsel is unable to issue an opinion as to whether or not a particular Exchange Limited Partner will defer recognition of gain upon the Exchange due to the number of factors that must be considered with respect to each Exchange Limited Partner. Whether a particular Exchange Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Exchange Limited Partner's adjusted tax basis in his or her partnership interest at such time, the assets that the Exchange Limited Partner originally contributed to the partnership in exchange
for  such  Exchange  Partnership  Units,  the  indebtedness,   if  any,


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of the  partnership in which the Exchange  Limited Partner owns an interest (the
"Exchange Partnership") at the time of the Exchange, the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange, the Exchange Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange, and the extent to which the Exchange Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange.

     Section 721(a) of the Code provides the general rule that "no gain or loss shall be recognized to a partnership or to any of its partners in the case of a contribution of property to the partnership in exchange for an interest in the partnership." In addition, Section 731 of the Code provides that a distribution of property other than "money," by a partnership to a partner does not result in taxable gain to that partner. The nonrecognition rule of Section 721 ordinarily applies even when the transferred property is subject to liabilities (so long as the assumption of such liabilities does not result in a deemed distribution of "money" to the partner in excess of the partner's basis in the assets contributed to the partnership). Accordingly, Section 721 and Section 731 generally will apply to prevent the recognition of gain by either an Exchange Partnership or an Exchange Limited Partner in connection with the Exchange.
However, there are several exceptions to the availability of nonrecognition treatment under Section 721 and Section 731 of the Code, including the following:

     1. Any decrease in a partner's liabilities, if not offset by a corresponding increase in the partner's share of other partnership liabilities, could cause the partner to recognize taxable gain as a result of the partner being deemed to have received a cash distribution from the partnership. This recognition of gain could occur even if the decrease arose in connection with a contribution or distribution that would otherwise qualify for tax-free treatment under
          Section 721 or Section 731 of the Code. A decrease in a partner's share of partnership liabilities (and the resulting deemed cash distribution) also might occur upon a repayment of part or all of such liabilities following the exchange.

     2. A contribution of property that is treated in whole or in part as a "disguised sale" of the contributed property under the Code.

     3. A distribution of "marketable securities" under Section 731(c) of the Code.

     4.   Recapture under Section 465(e) of the Code.

     5. A contribution of an appreciated asset to a partnership which would be treated as an investment company (within the meaning of Section 351) if the partnership were incorporated.

     The foregoing exceptions are discussed in greater detail below.

RELIEF FROM LIABILITIES/DEEMED CASH DISTRIBUTION

     If an Exchange Limited Partner is deemed to receive a cash distribution as a result of such Exchange Limited Partner's relief from its allocable share of liabilities of an Exchange Partnership in connection with the Exchange, then such Exchange Limited Partner will recognize taxable gain, but only to the extent that the deemed cash distribution exceeds such Exchange Limited Partner's adjusted tax basis in his or her Exchange Partnership Units immediately prior to the Exchange. Whether the deemed cash distribution results in a taxable gain depends upon a number of circumstances that can be determined only with full knowledge of the specific details of each particular exchange.

     Under the applicable provisions of the Code, partners in a partnership include their share of the partnership's liabilities, determined in accordance with Regulations under Section 752 of the Code, in determining the basis of their partnership interests. Partners also include in the basis of their partnership interest the adjusted tax basis of any capital contributions that they have actually made to the partnership and their allocable share of all partnership income and gains, and they reduce their basis by the amount of all distributions that they received from



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the  partnership  and  their  allocable  share of all  partnership  losses.  For purposes of these rules, if a partner's share of the partnership's liabilities is reduced for any reason, the partner is deemed to have received a cash distribution equal to the amount of such reduction.

     In the case of the Exchange, these rules will be applied by reference to the Exchange Limited Partner's share of the liabilities of the Exchange Partnership immediately before the Exchange and that Exchange Limited Partner's share of liabilities as a Unitholder in the Operating Partnership immediately after the Exchange. Although the Code is not clear on whether netting of debt relief and debt assumption is possible in the case of a contribution of a partnership interest to a partnership, Section 1.752-1(f) of the Regulations implies that netting is permissible. Thus, an Exchange Limited Partner has a reasonable basis for offsetting his or her share of the liabilities of the Operating Partnership against the elimination of such Exchange Limited Partner's share of liabilities of the Exchange Partnership in determining the amount of the deemed cash distribution to such Exchange Limited Partner. If an Exchange Limited Partner, however, is deemed under these rules to receive a cash distribution in an amount in excess of the basis immediately prior to the Exchange of the Exchange Limited Partner's Exchange Partnership Units, the Exchange Limited Partner may recognize taxable gain.

     Under Section 752 of the Code and the Regulations thereunder, a partner's share of partnership liabilities includes the partner's share of recourse liabilities plus the partner's share of partnership nonrecourse liabilities. A partnership liability is a recourse liability to the extent that any partner (or a person related to any partner) bears the "economic risk of loss" for that liability within the meaning of the Regulations, and a partnership liability is nonrecourse to the extent that no partner (or related person) bears the "economic risk of loss." The Operating Partnership and the General Partner have represented to special Tax Counsel that no Unitholder will have any share of any recourse liabilities of the Operating Partnership. Therefore, Exchange Limited Partners who currently include in the basis for their Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" agreements that they have entered into with the Exchange Partnership, will realize a deemed cash distribution in connection with the Exchange because such indemnification and "deficit restoration" agreements will be eliminated in the Exchange.

     Pursuant to the Regulations, a partner's share of partnership nonrecourse liabilities equals the sum of (i) the partner's share of "partnership minimum gain," determined in accordance with the rules of Section 704(b) of the Code and the Regulations thereunder ("Section 704(b) Gain"); (ii) the amount of any taxable gain that would be allocated to the partner under Section 704(c) of the Code (or in the same manner as Section 704(c) of the Code in connection with a revaluation of partnership property) if the partnership disposed of (in a taxable transaction) all partnership property subject to one or more nonrecourse liabilities of the partnership in full satisfaction of the liabilities and for no other consideration ("Section 704(c) Gain"); and (iii) the partner's share of "excess nonrecourse liabilities" (i.e. those not allocated under (i) and (ii) above) which are to be allocated in accordance with the partners' respective "shares of partnership profits."

     To the extent an Exchange Limited Partner had a share of the "partnership minimum gain" from the Exchange Partnership immediately prior to the Exchange, on contribution of the Exchange Limited Partner's Exchange Partnership Units to the Operating Partnership such share of "partnership minimum gain" will be converted into an equivalent amount of Section 704(c) Gain. Thus, there will not be any Section 704(b) Gain for purposes of determining the Exchange Limited Partner's share of partnership nonrecourse liabilities upon the Exchange. The nonrecourse liabilities, if any, allocable for a particular former Exchange Limited Partner of an Exchange Partnership by reason of Section 704(c) Gain will depend on a number of factors, including, for example (i) the former Exchange Limited Partner's share of existing Section 704(c) Gain of the Exchange Partnership immediately prior to the Exchange (although the matter is not free from doubt, the amount of such share appears to depend on, among other things, the assets that such Exchange Limited Partner contributed (or was deemed to contribute) to the Exchange Partnership in exchange for Exchange Partnership Units of the Exchange Partnership, the tax basis of those assets at the time of contribution relative to the fair market value at such time, and the amount of nonrecourse liabilities of the Exchange Partnership currently secured by such assets, relative to the current tax basis and "tax book value" of those assets),
(ii) the extent, if any, to which the Section 704(c) Gain attributable to the assets of the Exchange Partnership increases by reason of the Exchange (because the nonrecourse liabilities currently secured by particular assets exceed the tax basis of such assets by more than the existing Section 704(c)



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Gain  attributable to such assets),  and (iii) the extent to which the Operating
Partnership causes nonrecourse liabilities as to which there exists Section 704(c) Gain immediately prior to the Exchange to be repaid or refinanced in connection with the Exchange in a manner that reduces or eliminates that Section 704(c) Gain.

     The   Operating   Partnership   will   allocate  any  "excess   nonrecourse
liabilities"   among  the  Unitholders  in  accordance  with  their   respective
Percentage Interests.

     The Agreement of Limited Partnership of the Operating Partnership provides that nonrecourse deductions for any taxable period are to be allocated to the Unitholders in accordance with the respective Partnership Interests. Additionally, the General Partner has been given the discretion to allocate the Operating Partnership's nonrecourse deductions in a different manner to satisfy the Safe Harbor requirements of the Regulations. There can be no assurance that each Unitholder will be allocated nonrecourse deductions in a manner prescribed by the Regulations.

     IT IS ESSENTIAL IN ASSESSING THE POTENTIAL IMPACT RESULTING FROM A DEEMED RELIEF FROM LIABILITIES THAT EACH EXCHANGE LIMITED PARTNER IN AN EXCHANGE PARTNERSHIP CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO HIS OR HER PARTICULAR CIRCUMSTANCES.

DISGUISED SALE REGULATIONS

     The Exchange will be taxable to an Exchange Limited Partner to the extent that it is treated as a "disguised sale" of all or a portion of the Exchange Limited Partner's Exchange Partnership Units under the Code or the Regulations.
Section 707 of the Code and the Regulations thereunder (the "Disguised Sale Regulations") generally provide that, unless one of certain prescribed exceptions is applicable, a partner's contribution of property to a partnership in a contemporaneous transfer of money or other consideration from the partnership (other than an interest in the partnership, such as the Operating Partnership) to the partner will be treated as a sale, in whole or in part, of such property by the partner to the partnership. The Disguised Sale Regulations further provide that transfers of monies or other consideration between a partnership and a partner that are made within two years of each other are presumed to be a sale unless the facts and circumstances clearly establish that either the transfers do not constitute a sale or an exception to disguised sale treatment applies.

     1. Effect of Assumption of Liabilities Under the Disguised Sale Regulations. For purposes of these rules, certain reductions in a partner's share of liabilities are treated as a transfer of money or other property from the partnership to the partner which may give rise to a disguised sale, even if that reduction would not otherwise result in a taxable deemed cash distribution in excess of the partner's basis. Furthermore, the method of computing the existence and amount of any reduction in a partner's share of liabilities under the Disguised Sale Regulations is different from, and generally more onerous than, the method applied under the rules discussed above under the heading "Relief From Liabilities/Deemed Cash Distribution." However, if a transfer of property by a partner to a partnership is not otherwise treated to any extent as part of a disguised sale, any reduction in the partner's share of "qualified liabilities" (discussed below) is not treated as part of a disguised sale. Moreover, even if the transfer otherwise constitutes a disguised sale to some extent, the amount of the reduction in the partner's share of liabilities treated as part of the sale proceeds may in some cases be computed under a more favorable method in the case of "qualified liabilities" than in the case of other liabilities.

     For purposes of the Disguised Sale Regulations, a "qualified liability" in connection with a transfer of property to a partnership includes (i) any liability incurred more than two years prior to the earlier of the date the partner agrees in writing to transfer the property or the date the partner transfers the property, so long as the liability has encumbered the transferred property throughout the two-year period; (ii) a liability that was not incurred in anticipation of the transfer of the property to a partnership, but that was incurred by the partner within the two-year period prior to the earlier of the date the partner agrees in writing to transfer the property or the date the partner transfers the property to a partnership and that has encumbered the transferred property since it was incurred; (iii) a liability that is traceable under the Treasury Regulations to capital expenditures with respect to property contributed to the partnership; and (iv) a liability that was incurred in the ordinary course of the trade or business in which property transferred to the partnership was used or held, but only if all the assets related to that trade or business are



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transferred  to the  partnership,  other than assets that are not  material to a continuation of the trade or business. However, a recourse liability is not a qualified liability unless the amount of the liability does not exceed the fair market value of the transferred property (less any other liabilities that are senior in priority and encumber such property or any allocable liabilities described in (iii) or (iv), above) at the time of transfer. A liability incurred within two years of the transfer is presumed to be incurred in anticipation of the transfer unless the facts and circumstances clearly establish that the liability was not incurred in anticipation of the transfer. However, when contributed property is borrowed against, pledged as collateral for a loan, or otherwise refinanced, and the proceeds of the loan are distributed to the contributing partner, there is no disguised sale to the extent that the proceeds are attributable to indebtedness properly allocable to the contributing partner under the rules of Section 752 of the Code and the partner retains substantive liability for the repayment of the loan. Finally, if a partner treats a liability described in (i) or (ii) above as a "qualified liability" because the facts clearly establish that it was not incurred in anticipation of the transfer, such treatment must be disclosed to the IRS in the manner set forth in the Disguised Sale Regulations.

     Special Tax Counsel does not have adequate information, and is therefore unable to determine, whether or not any liabilities of a particular Exchange Partnership assumed by the Operating Partnership in the Exchange fall into one of the four categories of "qualified liabilities" described above. Thus, special Tax Counsel is unable to render an opinion with regard to that matter. In any event, certain liabilities of each Exchange Partnership may be qualified liabilities solely by reason of exception (i) or (ii) in the preceding paragraph, and thus, the Exchange Partnership and former Exchange Limited Partner may be required to make disclosure with respect to those liabilities in their tax returns for the year in which the Exchange occurs.

     2. Effect of Cash Distributions Under the Disguised Sale Regulations. Cash distributions from a partnership to a partner may be treated as a transfer of property for purposes of the "disguised sale" rules. An exception applies, however, to distributions of "operating cash flow," as such term is defined in the Disguised Sale Regulations. Operating cash flow distributions are presumed not to be a part of a sale of property to a partnership unless the facts and circumstances clearly establish that the distribution of operating cash flow is part of a sale. The General Partner and the Operating Partnership have represented to special Tax Counsel that no distribution of cash will be made by the Operating Partnership to the Exchange Limited Partners of the Exchange Partnership Units upon exchange of such interests to the Operating Partnership. The Operating Partnership believes that its periodic distributions of cash to Exchange Limited Partners will qualify as distributions of "operating cash flow" under the Disguised Sale Regulations.

     3. Effect of Right to Convert to a Share of the Trust. The Regulations provide that the Section 731 nonrecognition provision regarding distribution of property by a partnership does not apply where property is contributed to a partnership and, within a short period, other property is distributed to the contributing partner. The existence of the right by each Unitholder to exchange his or her Units of the Operating Partnership for Shares of Beneficial Interest of the Trust (the "Conversion Right") may be considered to be "other property" received by the Exchange Limited Partners in connection with the Exchange that will cause some portion of the Exchange to be considered to be a disguised sale. The Service has previously ruled in Revenue Ruling 69-265, in a case involving a reorganization of a corporation under Section 368(a)(1)(C) of the Code, that a conversion right is considered "other property" under certain circumstances. Special Tax Counsel is not able to issue an opinion as to whether the conversion right received by the Exchange Limited Partners will be treated as "other property." Additionally, otherwise "qualified liabilities" could also be taxable if the Conversion Right is treated as other property (see "Effect of Disguised Sale Characterization" immediately below).

     4. Effect of Disguised Sale Characterization. In any case in which a transfer of Exchange Partnership Units to the Operating Partnership is found to be a "disguised sale," all or a substantial portion of the gain represented by the excess of the fair market value of the Units received by each Exchange Limited Partner over the tax basis of the Exchange Limited Partner's Exchange Partnership Units would be recognized by the Exchange Limited Partner. If a transfer of property to a partnership and one or more transfers of money or other consideration (including the assumption or taking subject to a liability) by the partnership to that partner are treated as a disguised sale, then the transfers will be treated as a sale of property, in whole or in part, to the partnership by the partner acting in a capacity other than as a member of a partnership, rather than as a contribution under Section



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721 of the Code and a partnership distribution.  A transfer that is treated as a sale is treated as a sale for all purposes of the Code and the sale is considered to take place on the date that, under general principles of federal tax law, the partnership is considered to become the owner of the property.

     If a transfer of property by a partner to a partnership is treated as part of a sale without regard to the partnership's assumption of or taking subject to a qualified liability in connection with the transfer of property, the partnership's assumption of or taking subject to that liability is treated as a transfer of consideration made pursuant to a sale of such property to the partnership only to the extent of the lesser of: (1) the amount of consideration that the partnership would be treated as transferring to the partner if the liability were not a qualified liability, or (2) the amount obtained by multiplying the amount of the qualified liability by the partner's net equity percentage with respect to that property. A partner's net equity percentage with respect to an item of property is generally the amount of consideration received by such partner (other than relief from "qualified liabilities") divided by the partner's net equity in the property sold, as calculated under the Disguised Sale Regulations.

SECTION 465(E) RECAPTURE

     In general, the "at-risk" rules of Section 465 of the Code limit the use of losses, (see "Tax Treatment of Partners Who Hold Operating Partnership Units After the Exchange below and Limitations on Deductibility of Losses; Treatment of Passive Activities and Portfolio Income," below). Under Section 465(e) of the Code, a taxpayer may be required to include in gross income (i.e., to "recapture") losses previously allowed to the taxpayer with respect to an "activity," if the amount for which the taxpayer is "at risk" in the activity is less than zero at the close of the taxable year.

     The identification of a taxpayer's activities for purposes of the at-risk rules and the determination of a taxpayer's amount at risk in an activity are complex and uncertain. However, as a general matter a taxpayer's amount at risk in an activity is increased by the taxpayer's income, and reduced by the taxpayer's losses, from the activity. Therefore, any income taken into account by an Exchange Limited Partner as a result of a deemed cash distribution or disguised sale treatment is likely to reduce the extent to which Section 465(e) of the Code would apply to that Exchange Limited Partner.

     Nevertheless, it is possible that the consummation of the Exchange or the repayment of certain "qualified nonrecourse financing" (as defined in Section 465(b)(6) of the Code) of the Operating Partnership or an Exchange Partnership at the time of or following the Exchange, singularly or in combination, could cause a former Exchange Limited Partner 's amount at risk in an activity to be reduced below zero and could, therefore, cause an income inclusion to the former Holder under Section 465(e) of the Code. In this regard, the definition of "qualified nonrecourse financing" is different from, and in certain material respects more restrictive than, the definition of "nonrecourse liabilities" that are taken into account under Section 752 of the Code. Hence, it is possible that a partner can incur a reduction in his or her share of "qualified nonrecourse financing" that causes the partner to recognize income under Section 465(e) of the Code even though the partner has a sufficient share of "nonrecourse liabilities" under Section 752 of the Code so that the partner would not be deemed to have received a deemed cash distribution in excess of his or her basis in his or her partnership interest (and thus recognized gain as a result thereof).

TRANSFER TO AN INVESTMENT COMPANY

     Tax Counsel has relied on factual representations made by the Operating Partnership and the General Partner that, throughout the term of the Operating Partnership, at least 22% of the total value of all assets of the Operating Partnership will consist of assets other than those described in Section 351(e)(1) of the Code and the Regulations thereunder ("Liquid Assets").

     Section 721(a) of the Code provides the general rule that "no gain or loss shall be recognized to a partnership or to any of its partners in the case of a contribution of property to the partnership in exchange for an interest in the partnership." Section 721(b) of the Code, however, provides that gain (but not loss) must be recognized in the case of a "transfer of property to a partnership which would be treated as an investment company



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


(within the meaning of Section 351) if the partnership were incorporated."

     Pursuant to Section 1.351-1(c)(1) of the Regulations, as extended to partnerships, a transfer of property to a partnership will be considered to be a transfer to an investment company if (a) the transfer results, directly or indirectly, in diversification of the transferors' interests, and (b) either (i) more than 80% of the value of the partnership's assets are held for investment and are readily marketable stocks or securities or interests in regulated investment companies or real estate investment trusts (the "not-more-than-80%-of-assets" test), or (ii) the partnership would be a regulated investment company or a real estate investment trust if it were incorporated.

     Section 351(e)(1) of the Code provides that the determination of whether a company is an investment company is made: (a) by taking into account all stocks and securities held by the company; and (b) by treating as stock and securities
- - (i) money, (ii) stocks and other equity interests in a corporation, evidences of indebtedness, options, forward or future contracts, notional principal contracts and derivatives, (iii) any foreign currency, (iv) any interest in a real estate investment trust, a common trust fund, a regulated investment company, a publicly-traded partnership (as defined in Section 7704(b) or any other equity interest (other than in a corporation) which pursuant to its terms or any other arrangement is readily convertible into, or exchangeable for, any asset described in clauses (i) through (iv) or clause (v) or clause (vii), (v) except to the extent provided in the Regulations, any interest in a precious metal, unless such metal is used or held in the active conduct of a trade or business after the contribution, (vi) except as otherwise provided in the Regulations, interests in any entity if substantially all of the assets of such entity consist (directly or indirectly) of any assets described in any of the preceding clauses or clause (viii), (vii) to the extent provided in the Regulations, any interest in any entity not described in clause (vi), but only to the extent of the value of such interest that is attributable to assets listed in clauses (i) through (v) or clause (viii), or (viii) any other assets specified in the Regulations. Assets not covered by Section 351(e)(1) are hereinafter referred to as "Liquid Assets."

     Although "money" is treated as a stock or security (see clause (i) above), Regulation Section 1.351-1(c)(2) provides that "[T]he determination of whether a corporation is an investment company shall ordinarily be made by reference to the circumstances in existence immediately after the transfer in question. However, where circumstances change thereafter pursuant to a plan in existence at the time of the transfer, this determination shall be made by reference to the later circumstances." The 1997 Act Senate Committee Report states that although cash is counted as a tainted asset for purposes of the not-more-than-80%-of-assets test, the preceding Regulation should be applied so that if, as a part of a plan, cash is used to purchase assets that are not treated as stock or securities, then the investment company determination is made after the asset purchase.

     Based on the preceding, cash owned by the Operating Partnership will be considered "stock and securities" (and therefore not an Liquid Asset) unless the Operating Partnership has a written plan in existence at the time that the cash is obtained to use the cash to purchase assets other than those listed in Code
Section 351(e)(1) and the Operating Partnership does in fact use the cash for such purpose.

     Additionally, the Exchange Partnership Units that are contributed to the Operating Partnership will be considered "stock and securities" since they are exchangeable for shares of the Trust, which is a real estate investment trust (see clause (iv) above).

     Although  the  Exchange  of  Exchange  Partnership  Units to the  Operating
Partnership will result in a diversification of an Exchange Limited Partner's interests, the Operating Partnership will not meet the other test that, if otherwise satisfied, would result in the Operating Partnership being classified as an "investment company." Based on representations made by the Operating Partnership and the General Partner, upon the transfer of a partnership interest to the Operating Partnership, at least 22% of the value of the Operating Partnership's assets will consist of Liquid Assets. Consequently, at the time of contribution of a partnership interest to the Operating Partnership, not more than 80% of the Operating Partnership's assets will consist of assets that are not Liquid Assets.

     If the Operating Partnership is considered an investment company, the Exchange of existing partnership interests in exchange for Units of the Operating Partnership will be currently taxable.


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


WITHHOLDING

     If any gain is recognized in connection with the Exchange by an Exchange Limited Partner who is not considered a U.S. resident for tax purposes, withholding (in an amount equal to 10% of the "amount realized" by such Exchange Limited Partner, which would include both the value of the Operating Partnership Units received and such Exchange Limited Partner's share of the liabilities of the Exchange Partnership, as determined for federal income tax purposes) may be required. Alternatively, if gain were recognized by the Exchange Partnership, the non-U.S. Unitholder could be subject to withholding at the current rate of 35% on his share of the gain. As a condition to the receipt of Operating Partnership Units in the Exchange, each Exchange Limited Partner who does not want to be subject to such withholding will have to provide to the Operating Partnership either a certification, made under penalties of perjury, that he or she is a United States citizen or resident (or if an entity, an entity organized under the laws of the United States) or, alternatively, a notice of nonrecognition treatment with respect to the Exchange in a form reasonably acceptable to the Operating Partnership.

TAX TREATMENT OF UNITHOLDERS WHO HOLD OPERATING PARTNERSHIP UNITS AFTER THE EXCHANGE

     INCOME AND DEDUCTIONS IN GENERAL. Each Unitholder will be required to report on his or her income tax return his or her allocable share of income, gains, losses, deductions and credits of the Operating Partnership. Such items must be included on the Unitholder's federal income tax return without regard to whether the Operating Partnership makes a distribution of cash to such Unitholder. No federal income tax will be payable by the Operating Partnership so long as it qualifies as a partnership for federal income tax purposes (see "Classification as a Partnership").

     TREATMENT OF PARTNERSHIP DISTRIBUTIONS. Distributions of money by the Operating Partnership to a Unitholder (including for these purposes decreases in a Unitholder's share of Partnership liabilities) generally will not be taxable to such Unitholder for federal income tax purposes to the extent of such Unitholder's aggregate basis in his or her Operating Partnership Units immediately prior to the distribution. Distributions of money in excess of such basis generally will be considered to be gain in the amount of such excess, a portion of which may be taxed as ordinary income. As discussed above, any reduction in a Unitholder's share of the Operating Partnership's non-recourse liabilities, whether through repayment, refinancing with recourse liabilities, refinancing with non-recourse liabilities secured by the other assets, or otherwise, may be treated as a distribution of money to such Unitholder. An issuance of additional Operating Partnership Units by the Operating Partnership without a corresponding increase in debt may decrease each existing Unitholder's share of non-recourse liabilities of the Operating Partnership and, thus, will result in a corresponding deemed distribution of money.

     INITIAL BASIS OF OPERATING PARTNERSHIP UNITS. In general, an Exchange Limited Partner who acquires Operating Partnership Units in the exchange will have an initial tax basis in such Operating Partnership Units ("Initial Basis") equal to the aggregate basis in his or her interest in his or her Exchange Partnership, adjusted to reflect the effects of the Exchange (that is, reduced to reflect any deemed distributions resulting from a reduction in the former holder's share of liabilities and increased to reflect any gain required to be recognized in connection with the Exchange).

     As a result of the decreases in each Unitholder's share of Partnership non-recourse liabilities that may result from the consummation of the Exchange (see "Tax Consequences of the Exchange - Relief from Liabilities/Deemed Cash Distribution"), each Exchange Limited Partner who receives Operating Partnership Units may have an Initial Basis in his or her Operating Partnership Units that is significantly lower than the basis in his or her interest in his or her Exchange Partnership immediately prior to the Exchange. Because of this reduction in basis, distributions of cash and deemed distributions resulting from a reduction of a Unitholder's share of Partnership non-recourse liabilities will be taxable to an Exchange Limited Partner sooner than it would have if such basis reduction had not occurred. Such basis reduction also would affect the Unitholder's ability to deduct its share of any Partnership tax losses. For the effects on an Exchange Limited Partner of a reduction in basis that may result from the Exchange, see "See Consequences of the Exchange - Relief from Liabilities/Deemed Cash Distribution" and "Treatment of Partnership Distributions," above and "Limitations on Deductibility of Losses; Treatment of Passive Activities and

Portfolio Income," below.

     Each former Exchange Limited Partner's Initial Basis in his or her Operating Partnership Units will generally be increased by (a) his or her share of Operating Partnership taxable income and Operating Partnership exempt income and, (b) his or her share of increases in non-recourse liabilities incurred by the Operating Partnership, if any. Generally, each former Exchange Limited Partner's Initial Basis in his or her Operating Partnership Units will be decreased (but not below zero) by (i) his or her share of Partnership distributions, (ii) his or her share of decreases in liabilities of the Operating Partnership, including any decrease in the Exchange Limited Partner's share of non-recourse liabilities of the Operating Partnership (see "Tax
Consequences of the Exchange - Relief from Liabilities/Deemed Cash Distribution"), (iii) his or her share of any losses of the Operating Partnership, and (iv) his or her share of non-deductible expenditures of the Operating Partnership that are not chargeable to capital account.

     ALLOCATIONS OF PARTNERSHIP INCOME, GAIN, LOSS AND DEDUCTIONS. The Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") provides that, if the Operating Partnership operates at a net loss, net losses shall be allocated to the Unitholders in proportion to their respective percentage ownership interests in the Operating Partnership, provided that net losses that would have the effect of creating a deficit balance in a limited partner's capital account (as specially adjusted for such purpose) ("Excess Loss") will be reallocated to the General Partner. The Partnership Agreement also provides that, if the Operating Partnership operates at a net profit, net income will first be allocated to the General Partner to the extent of Excess Losses with respect to which the General Partner has not previously been allocated net income, and any remaining net income shall be allocated to the Unitholders in proportion to their respective percentage ownership interests in the Operating Partnership. Notwithstanding the preceding, the Partnership Agreement permits the General Partner to issue additional Units to the General Partner and to third parties whereby such Units may have special rights, preferences and designations, including with regard to allocations of net income and net losses, that are senior to the rights of the other Unitholders ("Preferred Units"). Net income and net loss of the Operating Partnership for the taxable year of liquidation of the Operating Partnership is to be allocated first to eliminate negative balances in each Unitholder's capital account and then, to the extent possible, in a manner such that the capital accounts of the Unitholders immediately prior to final liquidating distributions are equal to the amount which would have been distributable to Unitholders as set forth in the Partnership Agreement.

     EFFECT OF THE EXCHANGE ON DEPRECIATION. The Exchange may adversely affect the computation of depreciation deductions with respect to assets of each Exchange Partnership. Pursuant to Code Section 708(b)(1)(B), a partnership will be considered to have been terminated if within a twelve month period, there is a sale or exchange of 50% or more of the interests in partnership capital and profits. As a result of the exchange of one or more interests of an Exchange Partnership, an Exchange Partnership may "terminate" under Section 708(b)(1)(B) of the Code. Section 168(i)(7) of the Code provides, in effect, that when a partnership terminates under Section 708(b)(1)(B) of the Code, the partnership must begin new depreciation periods for its property. As a result, if there is a tax termination of an Exchange Partnership, the remaining basis of the assets of the Exchange Partnership will be depreciated over the period that would apply if those assets were newly acquired by the such terminated Exchange Partnership in a purchase transaction.

     TAX  ALLOCATIONS  WITH  RESPECT  TO  BOOK-TAX   DIFFERENCE  ON  CONTRIBUTED
PROPERTIES. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (referred to as "Book-Tax Difference"). These rules will apply with respect to the contribution of Exchange Partnership Units to the Operating Partnership in the Exchange.

     The Partnership Agreement requires allocations of income, gain, losses and deductions attributable to the properties as to which there Book-Tax Difference be made in a manner that is consistent with Section 704(c) of the



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Code. The  Partnership  Agreement  authorizes  the General  Partner to elect any method prescribed by the Regulations to be used by the Operating Partnership for allocation of items affected by Section 704(c) of the Code. As a result of
Section 704(c), in general, a contributor of Exchange Partnership Units will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain until such time that the Book-Tax Difference is reduced to zero. In addition, depending on the method of allocation that is selected, the contributor could be allocated items of income for tax purposes to
offset   depreciation  which  is  allocated  to  other  partners  in  excess  of depreciation otherwise permitted to be allocated to other partners by the ceiling rule of the Regulations. This would tend to eliminate the Book-Tax Difference.

     DISSOLUTION OF PARTNERSHIP. In the event of the dissolution of the Operating Partnership, a distribution of Partnership property (other than money) will not result in taxable gain to a Unitholder (except to the extent provided in Sections 737, 704(c)(1)(B) and 731(c) of the Code). A Unitholder will hold such distributed property with a basis equal to the adjusted basis of such Operating Partnership Units, reduced by any money distributed in liquidation. Further, the liquidation of the Operating Partnership will be taxable to a holder of Operating Partnership Units to the extent that any money distributed in liquidation (including any money deemed distributed as a result of relief from liabilities) exceeds such holder's tax basis in his or her Operating Partnership Units.

     LIMITATIONS ON DEDUCTIBILITY OF LOSSES; TREATMENT OF PASSIVE ACTIVITIES AND PORTFOLIO INCOME. The passive loss limitations generally provide that individuals, estates, trusts and closely held corporations and personal service corporations can deduct losses from passive activities (generally, activities in which the taxpayer does not materially participate), only to the extent that such losses are not in excess of the taxpayer's income from passive activities or investments. If the partnership were to be classified as a publicly traded partnership under the Code (see "Classification of the Partnership" above), any losses or deductions allocable to a holder of Operating Partnership Units could be used only against gains or income of the Operating Partnership and could not be used to offset passive income from other passive activities. Similarly, any Partnership income or gain allocable to a holder of Operating Partnership Units could not be offset with losses from other passive activities of such holder.

     In addition to the foregoing limitations, a holder of Operating Partnership Units may not deduct from taxable income its share of Partnership losses, if any, to the extent that such losses exceed the lesser of (i) the adjusted tax basis of his or her Operating Partnership Units at the end of the Operating Partnership's taxable year in which the loss occurs, and (ii) the amount for which such holder is considered "at risk" at the end of that year. In general, a holder of Operating Partnership Units will initially be "at risk" to the extent of his or her basis in his or her Units (unless the Unitholder borrowed amounts on a non-recourse basis to acquire such interest), including for such purposes only such Unitholder's share of the Operating Partnership's liabilities, as determined under Section 752 of the Code, that are considered "qualified non-recourse financing" for purposes of the "at risk" rules. After consummation of the Exchange, in general, a Unitholder's at-risk amount will increase or decrease as the adjusted basis in his or her Operating Partnership Units increases or decreases. Losses disallowed to a Unitholder as a result of these rules can be carried forward and may be allowable to such holder to the extent that his or her adjusted basis or at-risk amount (whichever was the limiting factor) is increased in a subsequent year. The at-risk rules apply to an individual partner, an individual shareholder of a corporate partner that is an S corporation and a corporate partner if 50% or more of the value of stock of such corporate partner is owned directly or indirectly by five or fewer individuals at any time during the last half of the taxable year.

     SECTION 754 ELECTION. The General Partner has the authority, in its sole and absolute discretion, to determine whether to make any available election pursuant to the Code including, without limitation, an election under Section 754 of the Code. Once made, a Section 754 Election is irrevocable without the consent of the IRS. If made, the 754 Election would generally permit a purchaser of Operating Partnership Units to adjust his or her share of the basis in the Operating Partnership's properties ("Inside Basis") pursuant to Section 743(b) of the Code to fair market value (as reflected by the value of consideration paid for the Operating Partnership Units), as if such purchaser had acquired a direct interest in the Operating Partnership's Assets. The Section 743(b) adjustment is attributed solely to a purchaser of Operating Partnership Units and is not added to the basis of Partnership's assets associated with all of the Operating Partnership's Unitholders.


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


     A Section 754 Election is advantageous if the transferee's tax basis in his or her interests is higher than such interest's share of the aggregate tax basis to the partnership of the partnership's assets immediately prior to the transfer. In such a case, as a result of the election, the transferee would have a higher tax basis in his or her share of the partnership's assets for purposes of calculating, among other items, his or her depreciation and depletion deductions and his or her share of any gain or loss on a sale of the partnership's assets. Conversely, a Section 754 Election is disadvantageous if the transferee's tax basis in such interests is lower than such interest's share of the aggregate tax basis of the partnership's assets immediately prior to the transfer. Thus, the fair market value of the interests may be affected either favorably or adversely by the election.

     DISPOSITION OF OPERATING PARTNERSHIP UNITS BY UNITHOLDERS. If a Partnership Unit is sold or otherwise disposed of, the determination of gain or loss from the sale or other disposition will be based on the difference between the amount realized and the tax basis for such Partnership Unit. Upon the sale of a Partnership Unit, the "amount realized" will be measured by the sum of the cash and fair market value of other property received for the Operating Partnership Unit plus the portion of the Operating Partnership's liabilities considered allocable to the Operating Partnership Unit sold. Similarly, upon a gift of a Partnership Unit, a Unitholder will be deemed to have realized an amount with respect to the portion of the Operating Partnership's nonrecourse liabilities considered allocable to such Partnership Unit. To the extent that the sum of the amount of cash or property received and the allocable share of the Operating Partnership's liabilities exceeds the holder's basis for the Operating Partnership Unit disposed of, such Unitholder will recognize gain. The tax liability resulting from such gain could exceed the amount of cash received from such disposition.

     To the extent that the amount realized upon the sale of the Operating Partnership Unit attributable to a Unitholder's share of "unrealized receivables" of the Operating Partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously includable in Partnership Income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if the Operating Partnership had sold its assets at their fair market value at the time of the transfer of a Partnership Unit, such as "depreciation recapture" under Sections 1245 and 1250 of the Code.

     TAX TREATMENT OF CONVERSION RIGHT. If a Unitholder exercises his or her right to exchange his or her Operating Partnership Units for Common Shares of the Trust, or if upon a Unitholder's election to convert, the Trust satisfies the Unitholder's conversion right by paying cash for the Unitholder's Operating Partnership Units, such transaction will be a fully taxable sale to the Unitholder. As a result, the Unitholder will be treated as realizing an amount equal to the amount of the cash or the value of the Common Shares received upon the conversion plus the amount of liabilities of the Operating Partnership considered allocable to the redeemed Operating Partnership Units at the time of the redemption.

     CONSTRUCTIVE TERMINATION. A partnership, will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in partnership capital and profits within a twelve-month period. Under existing Regulations, a termination of a partnership will result in a deemed transfer by a partnership, of its assets to a new partnership in exchange for an interest in a new partnership followed by a deemed distribution of interests in the new partnership to the partners of the terminated partnership in liquidation of the partnership. Under the 1997 Act, if a partnership is permitted to elect and does elect to be treated as a large partnership it will not terminate by reason of the sale or exchange of interests in the partnership. A termination of the partnership will result in the closing of the partnership's taxable year for all partners. In the case of a partner reporting on a taxable year other than a fiscal year ending December 31, the closing of the partnership's taxable year may result in more than twelve months' taxable income or loss of the partnership being includable in the partners taxable income for year of termination. New tax elections required to be made by the partnership, including a new election under Section 754 of the Code, would be required to be made subsequent to a termination if such an election continues to be desired, and a termination could result in a deferral of partnership deductions for depreciation. A termination could also result in penalties if the partnership were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of or subject the partnership to, any tax legislation enacted prior to the termination.



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TAX-EXEMPT ORGANIZATIONS AND CERTAIN OTHER INVESTORS

     Ownership of Units by employee benefit plans, other tax exempt organizations, non-resident aliens, foreign corporations, other foreign persons and regulated investment companies raise issues unique to such persons and, as described below, may have substantially adverse tax consequences.

     Employee benefit plans and most other organizations exempt from federal income tax (including IRAs and other retirement plans) are subject to federal income tax on unrelated business taxable income. Much of the taxable income derived by such an organization from the ownership of a Unit will be unrelated business taxable income and thus will be taxable to such a Unitholder.

     Non-resident aliens and foreign corporations, trusts or estates which hold Units will be considered to be engaged in business in the United States on account of ownership of Units. As a consequence, they will be required to file federal tax returns in respect of their share of Partnership income, gain, loss or deduction and pay federal income tax at regular rates on any net income or gain. Generally, a partnership is required to pay a withholding tax on the portion of the partnership's income which is effectively connected with the conduct of a United States trade or business and which is allocable to the foreign partners, regardless of whether any actual distributions have been made to such partners. However, under rules applicable to publicly-traded partnerships, a partnership must withhold on actual cash distributions made quarterly to foreign Unitholders. Each foreign Unitholder must obtain a taxpayer identification number from the IRS and submit that number to the transfer agent of the Operating Partnership in order obtain credit for the taxes withheld. A change in applicable law may require the Operating Partnership to change these procedures.

     Because a foreign corporation which owns Units will be treated as engaged in a United States trade or business, such a corporation may be subject to United States branch profits tax at a rate of 30% in addition to regular federal income tax on its allocable share of the Operating Partnership's income and gain (as adjusted for changes in the foreign corporation's "United States net equity") which is effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which a foreign corporate Unitholder is a qualified resident. In addition, such a Unitholder is subject to special information reporting requirements under Section 6038C of the Code.

     Under a ruling of the IRS, a foreign Unitholder who sells or otherwise disposes of a Unit will be subject to federal income tax on gain realized on the disposition of the such Unit to the extent that such gain is effectively connected with the United States trade or business of the foreign Unitholder.

PARTNERSHIP INCOME TAX INFORMATION RETURNS AND PARTNERSHIP AUDIT PROCEDURES

     The  General  Partner  on  behalf  of the  Operating  Partnership  will use reasonable efforts to furnish the Unitholders with the tax information reasonably required by Unitholders for federal and state income tax reporting purposes within 90 days after the close of each Partnership taxable year.

     The federal income tax information returns filed by the Operating Partnership may be audited by the Service. The Code contains partnership audit procedures governing the manner in which the Service audit adjustments of partnership items are resolved. For taxable years beginning after December 31, 1997 (the first available year), the Operating Partnership may be able to elect the simplified pass-through system for audits that was enacted as part of the 1997 Act. Such election is available to partnerships that have 100 or more partners and meet certain other requirements set forth in the Act.

     Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of Partnership items of income, gain, loss, deduction and credit is determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with each partner. The Code provides for one partner to be designated as the



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"Tax Matters Partner" for these purposes. The Partnership Agreement appoints the
General Partner as the Tax Matters Partner for the Operating Partnership.

     The Tax Matters Partner is authorized, but not required, to take certain actions on behalf of the Operating Partnership and the Unitholders and can extend the statute of limitations for assessment of tax deficiencies against Unitholders with respect to Partnership items. The Tax Matters Partner will make a reasonable effort to keep each Unitholder informed of administrative and judicial tax proceedings with respect to Partnership's items to the extent required pursuant to Regulations issued under Section 6223 of the Code. The Tax Matters Partner is authorized to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Unitholder for income tax purposes, and in the settlement agreement the Tax Matters Partner may expressly state that such agreement shall bind all Unitholders, provided, however, that such settlement agreement shall not bind any Unitholder (a) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such Unitholder or
(b) who is a "notice partner" (as defined in Section 6231 of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code).

     The Unitholders will generally be required to treat Operating Partnership items on their federal income returns in a manner consistent with the treatment of the items on the Operating Partnership information return. In general, that consistency requirement is waived if the Unitholder files a statement with the IRS identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the treatment of the item by the Unitholder to the treatment on the Operating Partnership return. Even if the consistency requirement is waived, adjustments to the Unitholder's tax liability with respect to the Operating Partnership items may result from an audit of the Operating Partnership's or the Unitholder's tax return. Intentional or negligent disregard of the consistency requirement may subject a Unitholder to substantial penalties. In addition, an audit of the Operating Partnership return may also lead to an audit of an individual Unitholder's tax return and such audit could result in adjustment of non-partnership items.

     A partner in an electing large partnership must report all partnership items consistently with their treatment on the partnership return. An inconsistency cannot be excused by notifying the IRS of the differing treatment. Unitholders who fail to report partnership items consistently with their treatment on the partnership return are subject to accuracy-related and fraud penalties.

REGISTRATION AS A TAX SHELTER

     The Code requires that "tax shelters" be registered with the Secretary of the Treasury. The Temporary Regulations interpreting the tax shelter registration provisions of the Code are extremely broad. It is arguable that the Operating Partnership is not subject to the registration requirement on the basis that it will not constitute a tax shelter.

     Under Section 183 of the Code, certain expenses (other than for real estate taxes and interests) from activities not engaged in for profit are allowed as deductions only to the extent of income from the activity and then only to the extent such expenses, together with other itemized deductions exceed two percent (2%) of the taxpayer's adjusted gross income. Section 183 generally applies to activities that are not conducted as a business or in a business-like manner, activities that have significant recreational aspects with little or no profits, or activities where the primary source of investment return is through tax deductions and credits.

     The limitation of Section of 183 may not be applicable if, based on the facts and circumstances of the particular situation, it is determined that a member's investment in the Operating Partnership and the Operating Partnership's business constitutes transactions and activities "entered into for profit." The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear to be sufficient grounds for the denial of losses under
Section 183. The General Partner and the Operating Partnership have represented that the Operating Partnership's principal objective is to earn a profit. Based on such representation and on the nature and extent of the activities to be undertaken by the Operating Partnership, it is not likely that Section 183 could be successfully



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applied to limit  deductions  claimed  by the  Operating  Partnership.  However, because of the inherently factual nature of the inquiry, special Tax Counsel cannot give unqualified assurance that the IRS will not attempt to challenge a Unitholder's deductions under Section 183 or that any such challenge would not be successful.

     With respect to Partnership activities, the profit objective test is to be applied at the Operating Partnership level. However, the test may be applied at the partner level to determine whether the partner acquired his or her interest in an anticipation of profit. Accordingly, no assurance can be given that the profit objective principals may not be applied in the future to disallow deductions taken by one or more of the partners with respect to their interest in the Operating Partnership. No investor should become a partner unless his objective is to secure an economic profit from his investment in the Operating Partnership, determined without regard to tax benefits, which may be received.

ORGANIZATIONAL AND SYNDICATION FEES

     Section 709 of the Code provides that organizational fees are not deducted currently but may be amortized over a period of not less than 60 months after a partnership begins doing business. If a partnership is liquidated before the end of the 60-month period, the remaining organizational expenditures are deductible as losses at that time. Organizational fees and expenses are those expenditures that are (i) incidental to the creation of a partnership, (ii) chargeable to the capital account, (iii) of a character that, if expended incidentally to the creation of a partnership having an ascertainable life, would be amortized over such life.

     Section 709 also disallows a current deduction for syndication fees. Further, such fees are not eligible for the 60-month amortization period for organizational expenses noted above. Syndication fees are expenses connected with the promotion of the sale of units or interests in a partnership and may include such items as some professional fees, selling expenses, and printing costs.

     There can be no assurance that the IRS will not attempt to reclassify certain expenditures that are deducted or amortized by the Operating Partnership as syndication costs.

ANTI-ABUSE REGULATIONS

     Pursuant to Section 1.701-2 of the Regulations regarding certain "abusive" transactions involving partnerships, if a partnership is formed or availed of in connection with a transaction "with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent" of the partnership provisions of the Code, the Service has the authority to recast the transaction so as to achieve tax results consistent with the intent of the partnership provisions, taking into account all of the facts and circumstances. Special Tax Counsel is not able to render an opinion regarding whether or not the Service will apply the anti-abuse Regulations to recast the transactions of the Operating Partnership.

ALTERNATIVE MINIMUM TAX ON ITEMS OF TAX PREFERENCE.

     The Code contains different sets of minimum tax rules applicable to corporate and non-corporate taxpayers. The Operating Partnership will not be subject to the alternative minimum tax, but the Unitholders are required to take into account on their own tax returns their respective shares of the Operating Partnership's tax preference items and adjustments in order to compute alternative minimum taxable income. SINCE THE IMPACT OF THE ALTERNATIVE MINIMUM TAX DEPENDS ON EACH UNITHOLDER'S PARTICULAR SITUATION, THE FORMER HOLDERS OF EXCHANGE PARTNERSHIP UNITS, AND CURRENT UNITHOLDERS, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE APPLICABILITY OF THE ALTERNATIVE MINIMUM TAX

STATE AND LOCAL TAXES

     In addition to the federal income aspects described above, a Unitholder should consider the potential state and local tax consequences of owning Operating Partnership Units. Tax returns may be required and tax liability



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may be  imposed  both in the  state or local  jurisdictions  where a  Unitholder resides and in each state or local jurisdiction in which the Operating Partnership has assets or otherwise does business. Thus, persons holding Operating Partnership Units either directly or through one or more Partnerships or limited liability companies, may be subject to state and local taxation in a
number  of  jurisdictions  in  which  the  Operating   Partnership  directly  or
indirectly holds real property and would be required to file periodic tax returns in those jurisdictions. The Operating Partnership anticipates providing the Unitholders with information reasonably necessary to permit them to satisfy state and local return filing requirements. To the extent that a Unitholder pays income tax with respect to the Operating Partnership to a state where he or she is not a resident (or the Operating Partnership is required to pay such tax on behalf of the Unitholder), the Unitholder may be entitled, in whole or in part, to a deduction or credit against income tax that otherwise would be owed to his or her state of residence with respect to the same income. A Unitholder should consult with his or her personal tax advisor with respect to the state and local income tax implications for such Unitholder of owning Operating Partnership Units.

     EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO THE INVESTOR OF AN INVESTMENT IN THE OPERATING PARTNERSHIP, INCLUDING TAX CONSEQUENCES TO THE INVESTOR UPON THE EXCHANGE OF HIS OR HER EXCHANGE PARTNERSHIP UNITS FOR UNITS OF THE OPERATING PARTNERSHIP.

INCOME TAX CONSIDERATIONS WITH RESPECT TO THE TRUST

The General Partner (sometimes hereinafter referred to as the "Trust") intends to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements will be met. The following is a summary of the Federal income tax considerations for the Trust and its Shareholders with respect to the treatment of the Trust as a REIT. Since these provisions are highly technical and complex, each prospective purchaser of the Trust's Common Shares is urged to consult his own tax advisor with respect to the Federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the Common Shares. The Trust has not obtained, and does not intend to request, a ruling from the Internal Revenue Service ("IRS") that it will be treated as a REIT. Instead, the Trust has obtained and relied upon the opinion of its special Tax Counsel that, based on the organization and proposed operation of the Trust and based on certain other assumptions and factual representations, it will qualify as a REIT. The opinion is not binding on the IRS or any court.

     In brief, if certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as the Trust, that invest primarily in real estate and that otherwise would be treated for Federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to Shareholders. This treatment substantially eliminates the "double taxation" (i.e., at both the corporate and Shareholder levels) that generally results from the use of corporations.

     If the Trust fails to qualify as a REIT in any year, however, it will be subject to Federal income taxation as if it were a domestic corporation, and its Shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, the Trust could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its Shareholders would be reduced or eliminated.

     The Managing Shareholder of the Trust currently expects that the Trust will operate in a manner that permits it to elect, and that it will elect, REIT status for the taxable year ending December 31, 1998, and in each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on the Trust continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on the Trust's operating results.

     The following summary is based on existing law, is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of Federal income taxation that may be relevant to a prospective
Shareholder in light of his particular circumstances or to certain types of Shareholders (including insurance companies, tax-exempt entities, financial




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institutions,  broker-dealers,  foreign  corporations  and  persons  who are not citizens or residents of the United States) subject to special treatment under Federal income tax laws.

TAXATION OF THE TRUST

     General. In any year in which the Trust qualifies as a REIT, in general it will not be subject to Federal income tax on that portion of its REIT taxable income or capital gain which is distributed to Shareholders. The Trust may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

     Notwithstanding its qualifications as a REIT, the Trust may also be subject to taxation in certain other circumstances. If the Trust should fail to satisfy either the 75% of the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the REIT fails the 75% test or 95% test, multiplied by a fraction intended to reflect the Trust's profitability. The Trust will also be subject to a tax of 100% on net income from any "prohibited transaction" as described below, and if the Trust has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. For taxable years beginning after August 5, 1997, the Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that (i) the Trust is required to pay the tax on such gains within 30 days after the close of the Trust's taxable year, (ii)
Shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the Trust, and (iii) the tax basis of a Shareholder's beneficial interest in the Trust would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by the Trust) included in the Shareholder's long-term capital gain. To designate amounts as undistributed capital gains, the designation must be made in a written notice to Shareholders and mailed at any time prior to the expiration of 60 days after the close of the Trust's taxable year or mailed with its annual report to the taxable year. The Trust may also be subject to the corporate alternative minimum tax, as well as tax in certain situations, not presently contemplated. The Trust will use the calendar year both for Federal income tax purposes, as is required of a newly organized REIT, and for financial reporting purposes.

     In order to qualify as a REIT, the Trust must meet, among others, the following requirements:

     Stock Ownership Tests. The Trust's Shares must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the Shares of the Trust may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. For purposes of this test, in general, any Shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. These stock ownership requirements need not be met until the second taxable year of the Trust for which a REIT election is made.

     In order to ensure compliance with the foregoing stock ownership tests, the Trust has placed certain restrictions on the transfer of its Shares to prevent additional concentration of the share ownership. Moreover, to evidence compliance with these requirements, under Treasury regulations the Trust must maintain records which disclose the actual ownership of its outstanding Shares. In fulfilling its obligations to maintain records, the Trust must and will demand written statements each year from the record holders of designated percentages of its Shares disclosing the actual owners of such Shares (as prescribed by Treasury regulations). Under the 1997 Act, for taxable years beginning after August 5, 1997, if the Trust complies with the Treasury regulations for ascertaining its actual ownership and did not know, or exercise reasonable diligence would not have reason to know, that more than



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50% in value of its outstanding Shares were held, actually or constructively, by five or fewer individuals, then the Trust will be treated as meeting such requirements. A list of those persons failing or refusing to comply with such demand must be maintained as a part of the Trust's records. A Shareholder failing or refusing to comply with the Trust's written demand must submit with his tax return a similar statement disclosing the actual ownership of Shares and certain other information. In addition, the Declaration of Trust for the Trust provides restrictions regarding the transfer of its Shares that are intended to assist the Trust in continuing to satisfy the stock ownership requirements.

     Asset Tests. At the close of each quarter of the Trust's taxable year, the Trust must satisfy three tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of the Trust's total assets must be represented by real estate assets (which for this purpose includes (i) its allocable share of real estate assets held by partnerships in which the Trust owns an interest; (ii) stock or debt instruments purchased with the proceeds of a stock offering and held for not more than one year from the date the Trust received such proceeds), cash, cash items and government securities and (iii) stock in other real estate investment trusts. Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of the Trust's total assets or (ii) 10% of the outstanding voting securities of any one such issuer. The Trust's investment in any properties through its interest in one or more partnerships would be intended to constitute an investment in qualified assets for purposes of the 75% assets test.

     Gross Income Tests. There are currently three separate percentage tests relating to the sources of the Trust's gross income which must be satisfied for each taxable year. For purposes of these tests, if the Trust invests in one or more partnerships, the Trust will be treated as receiving its share of the income and loss of such partnerships, and the gross income of the partnerships will retain the same character in the hands of the Trust as it has in the hands of the respective partnerships. The three tests are as follows:

          1. The 75% Test. At least 75% of the Trust's gross income for the taxable year must be "qualifying income." Qualifying income generally includes (i) rents from real property (except as described below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of the Trust's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property"); (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and (viii) qualified temporary investment income.

          Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if the Trust, or an owner of 10% or more of the Trust, directly or constructively owns 10% or more of such tenant. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, the Trust generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom the Trust derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by the Trust are "usually or customarily rendered" in connection with the rental of space for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience." For taxable years beginning after August 5, 1997, a REIT is permitted to render a de minimis amount of impermissible services to tenants, or in


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     connection  with the  management  of  property,  and  still  treat  amounts received with respect to that property as rents from real estate.

          The amount received or accrued by the Trust during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the Trust directly or indirectly from the property. The amount received for any service (or management operation) for this purpose shall be deemed to be not less than 150% of the direct cost of the Trust in furnishing or rendering the service (or providing the management or operation).

          2. The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Trust's gross income for the taxable year must be derived from the above-described qualifying income, and from dividends, interests, or gains from the sale or other disposition of Shares or other securities that are not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test.

          For purposes of determining whether the Trust complies with the 75% and 95% gross income test, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, it does not include a sale of property if such property is held by the Trust for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. The Trust and the Managing Shareholder have represented to Special Tax Counsel that neither the Trust nor the Operating Partnership will enter into transactions for the sale of dealer property. Special Tax Counsel, is, however, unable to issue an opinion regarding whether or not the Trust will recognize income from one or more prohibited transactions.

          The Trust believes that, for purposes of both the 75% and 95% gross income test, its investment in properties directly or through one or more partnerships will in major part give rise to qualifying income in the form of rents, and that gains on sales of properties, or of the Trust's interest in a partnership, generally will also constitute qualifying income. The Trust intends to closely monitor its non-qualifying income and anticipates that any non-qualifying income on its investments and activities will not result in the Trust failing either the 75% or 95% gross income test.

          Even if the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Trust's failure to comply was due to reasonable cause and not to willful neglect;
     (ii) the Trust reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, the Trust will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Trust's profitability.

          3. The 30% Test. For taxable years beginning on or before August 5, 1997, a REIT was required to derive less than 30% of its gross income for each taxable year from the sale or other disposition of (i) real property held for less than four years (other than foreclosure property and involuntary conversions); (ii) stock or securities (including an interest rate swap or cap agreement) held for less than one year, and (iii) property in a prohibited transaction. The Trust does not anticipate that it will have difficulty in complying with this test. The 30% test has been repealed for taxable years beginning after August 5, 1997.

     Annual Distribution Requirements. In order to qualify as a REIT, the Trust is required to distribute dividends (other than capital gain dividends) to its Shareholders each year in an amount at least equal to (A) the sum of (i) 95% of the Trust's REIT taxable income (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure  property,  minus (B) the



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sum of certain  items of non-cash  income.  For taxable  years  beginning  after
August 5, 1997 the Act (i) expands the class of non-cash income that is excluded from the distribution requirement to include income from the cancellation of indebtedness, and (ii) extends the treatment of original issue discount ("OID") (over cash and the fair market value of property received on the instrument) as such non-cash income to OID instruments generally and for REITs that use an accrual method of accounting. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. For taxable years beginning after August 5, 1997, the Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that (i) the Trust is required to pay the tax on such gains within 30 days after the close of the Trust's taxable year, (ii) Shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the Trust, and
(iii) the tax basis of a Shareholder's beneficial interest in the Trust would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by the Trust) included in the Shareholder's long-term capital gains. To designate amounts as undistributed capital gains, the designation must be made in a written notice to Shareholders and mailed at any time prior to the expiration of 60 days after the close of the Trust's taxable year or mailed with its annual report for the taxable year.

     The Trust intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the preceding paragraph. In this regard, the Declaration authorizes the Managing Shareholder of the Trust to take such steps as may be necessary to cause any partnership in which the Trust may own an interest to distribute to its partners an amount sufficient to permit the Trust to meet these distribution requirements. It is possible that the Trust may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses, on the one hand, and the inclusion of such income and deduction of such expenses in computing the Trust's REIT taxable income, on the other hand; due to a partnership's inability to control cash distributions with respect to those properties as to which it does not have decision making control; or for other reasons. To avoid any problem with the 95% distribution requirement, the Trust will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds (or cause any applicable partnership or other affiliate to borrow funds) in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

     If the Trust fails to meet the 95% distribution requirement as a result of an adjustment to the Trust's tax return by the Internal Revenue Service (the "Service"), the Trust may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

     Failure to Qualify. If the Trust fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Shareholders in any year in which the Trust fails to qualify as a REIT will not be deductible by the Trust, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distribution to Shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

TAX ASPECTS OF THE TRUST'S INVESTMENT IN THE OPERATING PARTNERSHIP

     An increase in the Trust's REIT taxable income from its interest in a partnership (whether or not a corresponding cash distribution is also received from the partnership) will increase its distribution requirements, but will not be subject to Federal income tax in the hands of the Trust provided that an amount equal to such income is distributed by the Trust to its Shareholders. Moreover, for purposes of the REIT asset tests, the Trust will include its proportionate share of assets held by a partnership.



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


     Entity Classification. The Trust's investment in one or more partnerships raises special tax considerations, including the possibility of a challenge by the Service of the status of such entities as a partnership (as opposed to an association taxable as a corporation for Federal income tax purposes) (see "Classification as a Partnership" above). If a partnership were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of the Trust's assets and items of gross income would change, which would preclude the Trust from satisfying the REIT asset tests and the REIT gross income tests, which in turn would prevent the Trust from qualifying as a REIT.

     Tax Allocations with Respect to Trust Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. See "Tax Treatment of Unitholders Who Hold Operating Partnership Units After the Exchange -- Tax Allocations With Respect to Book-Tax Difference on Contributed Properties."

     Sale of Trust Properties. The Trust's share of any gain realized by a partnership on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Any partnership utilized by the Trust for its real estate operations would be expected to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owing, operating and developing the properties, and to make such occasional sales of the properties as are consistent with the Trust's investment objectives. Based upon the Trust's investment objectives, the Trust believes that overall, properties acquired by it or a partnership utilized by it should not be considered dealer property and that the amount of income from prohibited transactions, if any, would not be material.

TAXATION OF SHAREHOLDERS

     Taxation of Taxable Domestic Shareholders. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period from which the Shareholder has held its Common Shares. However, corporate Shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Trust makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the Shareholders, reducing the tax basis of a Shareholder's Common Shares by the amount of such excess distribution (but not below zero), with distributions in excess of the Shareholder's tax basis being taxed as capital gains (if the Common Shares is held as a capital asset). In addition, any dividend declared by the Trust in October, November or December of any year and payable to a Shareholder of record on a specific date in any such month shall be treated as both paid by the Trust and received by the Shareholder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Trust. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to Shareholders.

     In general, any loss upon a sale or exchange of Common Shares by a Shareholders who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains.

     The 1997 Act made certain changes to the Code with respect to taxation of long-term capital gains earned by taxpayers other than a corporation. In general, for sales made after May 6, 1997, the maximum tax rate for individual taxpayers on net long-term capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) is lowered to 20% for most assets. This 20% rate applies to sales on or after July 29, 1997 only if the




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asset was held more than 18 months at the time of disposition.  Capital gains on the disposition of assets on or after July 29, 1997 held for more than one year and up to 18 months at the time of disposition will be taxed as "mid-term gain" at a maximum rate of 28%. Also, so called, "unrecaptured Section 1250 gain" is subject to a maximum federal income tax rate of 25%. "Unrecaptured Section 1250 gain" generally includes the long-term capital gain realized on (i) the sale after May 6, 1997 of a real property asset described in Section 1250 of the Code, or (ii) the sale after July 28, 1997 of a real property asset described in
Section 1250 of the Code which the taxpayer has held for more than 18 months, but in each case not in excess of the amount of depreciation (less the gain, if any, treated as ordinary income under Code Section 1250) taken on such asset. The rate of 18% instead of 20% will apply after December 31, 2000 for assets held more than five years. However, the 18% rate applies only to assets acquired after December 31, 2000 unless the taxpayer elects to treat an asset held prior to such date as sold for fair market value on January 1, 2001. In the case of individuals whose ordinary income is taxed at a 15% rate, the 20% rate is reduced to 10%, and the 10% rate for assets held more than five years is reduced to 8%.

     On November 12, 1997, the IRS issued Notice 97-64 which describes temporary Treasury regulations that will be issued under Section 1(h) of the Code and provides guidance regarding the application of the 1997 Act's new capital gain rates to the sale of assets by REIT's and other pass-through entities.

     Shareholders  of the Trust should  consult their tax advisor with regard to
(i) the application of the changes made by the 1997 Act with respect to taxation of capital gains and capital gain dividends, and (ii) to state, local and foreign taxes on capital gains.

     Backup Withholding. The Trust will report to its domestic Shareholders and to the Service the amount of dividends paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a Shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such Shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Shareholder that does not provide the Trust with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding is available as a credit against the Shareholder's income tax liability. U.S. Shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. The Trust may be required to withhold a portion of capital gain distributions made to any Shareholders who fail to certify their non-foreign status on the Trust. See "Taxation of Foreign Shareholders" below.

     Taxation of Tax-Exempt Shareholders. The Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon such ruling and the statutory framework of the Code, distributions by the Trust to a Shareholder that is a tax-exempt entity should also not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its Common Shares with "acquisition indebtedness" within the meaning of the Code, and the Common Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that the Trust, consistent with its present intent, does not hold a residual interest in a "real estate mortgage investment conduit" ("REMIC").

     However,  if any pension or other  retirement  trust that  qualifies  under
Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT") at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT (i) such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of shares of the REIT and (ii) at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

     Taxation of Foreign Shareholders. The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign
partnerships   and   other   foreign   Shareholders



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(collectively,  "Non-U.S. Shareholders") are highly complex and the following is only a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of Federal, state, local and foreign income tax laws with regard to an investment in Common Shares, including any reporting requirements. The Trust will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its Shares is held by foreign persons (i.e., non-resident aliens, and foreign corporations, partnerships, trusts and
estates).   The  Trust  currently   anticipates   that  it  will  qualify  as  a
domestically-controlled REIT. Under these circumstances, gain from the sale of Common Shares by a foreign person should not be subject to United States taxation, unless such gain is effectively connected with such person's United States business or, in the case of an individual foreign person, such person is present within the United States for more than 182 days during the taxable year. However, notwithstanding the Trust's current anticipation that the Trust will qualify as a domestically controlled REIT, because the Common Shares will be freely tradable by Shareholders, no assurance can be given that the Trust will continue to so qualify.

     Distributions of cash generated by the Trust's real estate operations (but not by the sale or exchange of properties) that are paid to foreign persons generally will be subject to United States withholding tax at rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign Shareholder files with the Trust the required form evidencing such lower rate, or (ii) the foreign Shareholder files an IRS Form 4224 with the Trust claiming that the distribution is "effectively connected" income.

     Distributions of proceeds attributable to the sale or exchange of United States real property interests of the Trust are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may be subject to branch profits tax in the hands of a Shareholder which is a foreign corporation if it is not entitled to treaty relief for exemption. The Trust is required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person that could be designated by the Trust as a capital gain dividend; this amount is creditable against the foreign Shareholder's FIRPTA tax liability.

     The Federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors in the Trust should consult their own tax advisors regarding the income and withholding tax considerations with respect to their investments in the Trust.

OTHER TAX CONSIDERATIONS

     Possible Legislative or Other Actions Affecting Tax Consequences. Prospective Shareholders should recognize that the present Federal income tax treatment of investment in the Trust may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (including with respect to effective dates) of any tax legislation which may be enacted. Revisions in Federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in the Trust.

     State and Local Taxes. The Trust and its Shareholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Trust and its Shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective Shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Common Shares.

     EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF COMMON SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.


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                 SUMMARY OF THE OPERATING PARTNERSHIP AGREEMENT

     Unitholders of the Operating Partnership, including without limitation, Offerees who accept the Exchange Offering, will have the rights and obligations of Unitholders under the Operating Partnership Agreement. The material provisions of the Operating Partnership Agreement are described above at "THE TRUST AND THE OPERATING PARTNERSHIP - The Operating Partnership" and below at "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES." The Declaration of Trust also contains certain additional limitations on the Trust's activities which will affect the operation of the Operating Partnership. See "SUMMARY OF THE
DECLARATION OF TRUST - Control of Operations" below and Section 1.9 of the Declaration of Trust.


                         SUMMARY OF DECLARATION OF TRUST

     Shareholders of the Trust will have the rights and obligations under the Declaration of Trust for the Trust (the "Declaration of Trust" or the "Declaration"). The Declaration also contains certain additional limitations on the Trust's activities which will affect the operation of the Operating
Partnership. The following briefly summarizes material provisions of the Declaration not described elsewhere in this Prospectus and is qualified in its entirety by express reference to the provisions of the agreement. The Trust will deliver a copy of the Declaration to each requesting Offeree without charge.

Term

     The term of the Trust commenced on July 31, 1997 and will end on the earliest to occur of (a) December 31, 2098, (b) the determination of the holders of at least a majority of the Shares then outstanding to dissolve the Trust; (c) the sale of all or substantially all of the Trust's Property, (d) the withdrawal of the Offering by the Managing Shareholder prior to the Termination Date of the Offering, and (e) the occurrence of any other event which, by law, would require the Trust to terminate. Upon dissolution, the Managing Shareholder or a liquidity receiver or trustee selected by the Managing Shareholder or the Investors will liquidate the Trust's assets. (See Recitals and Article 9 of the Declaration.)

Control of Operations


     The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) will manage and control the day to day affairs of the Trust and the Operating Partnership, subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of the Board and/or the Independent Trustees in respect of certain actions. The Declaration requires that a majority of the Board of the Trust be comprised of Independent Trustees not affiliated with the Managing Shareholder or its affiliates. The Managing Shareholder will be obligated to devote to the Trust such time as may be reasonably necessary to conduct the Trust's business. The Investors will have no participation in or control over the management of the Trust or the Operating Partnership, except the right to propose and vote on certain matters under the Declaration of Trust. The Managing Shareholder and the other members of the Board, including the Independent Trustees, are obligated to manage the Trust in the best interest of its Partners. (See "FIDUCIARY RESPONSIBILITY" below and Article 7 of the Declaration.)

     The following discussion describes certain actions of the Trust and the Operating Partnership, as applicable, which require approval and/or supervision of the Board and/or the Independent Trustees and certain other provisions, restrictions and limitations affecting the operations of the Trust and the Operating Partnership. (See Section 1.9 of the Declaration.)

o At, or prior to, the initial meeting of the Board of the Trust, the Declaration and the Operating Partnership Agreement must be reviewed and ratified by a majority vote of the Board and of the Independent Trustees. (See Section 1.9(b) of the Declaration.)


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


o The Board must establish written policies on investments and any borrowing to be made by the Trust and Operating Partnership and monitor the administrative procedures, investment operations and performance of the Trust, the Operating Partnership and the Managing Shareholder to ensure that such policies are being carried out. (See Section 1.9(c) of the Declaration.)

o The Board must evaluate the performance of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) (and any successor advisor of the Trust) prior to entering into or renewing a management agreement relating to the administration and management of the Trust (other than the initial term of the Trust Management Agreement which is described in this Prospectus (see "MANAGEMENT - Trust Management Agreement"), which agreement is deemed to have been approved by Investors who acquire Common Shares in the Cash Offering, by a majority of the Board and a majority of the Independent Trustees). Any such management agreement may not have a term of more than one year and must be terminable by a majority of the Independent Trustees or the Managing Shareholder (or any successor advisor, as the case may be) on at least 60 days prior written notice without cause or penalty. The Board must determine that any successor to the Managing Shareholder (or any successor advisor) possesses sufficient qualifications to perform the advisory function for the Trust and justify the compensation provided for in the applicable management agreement. (See Section 1.9(d) of the Declaration.)

o The Independent Trustees must determine, at least annually, that the total fees and expenses of the Trust and the Operating Partnership are reasonable in light of their investment performance, their net assets, their net income, and the fees and expenses of other comparable unaffiliated REITs. (See Section 1.9(f) of the Declaration.)

o The Independent Trustees must determine that organizational and offering expenses payable by the Trust and the Operating Partnership in connection with the formation of the Trust and the Operating Partnership and any offerings of Shares or Units is reasonable and in no event exceeds an amount equal to 15% of the gross proceeds of the particular offering. (See
     Section 1.9(g) of the Declaration.)

o The Independent Trustees must determine that the total amount of any acquisition fee and expenses payable by the Trust or the Operating Partnership in connection with acquiring its investments is reasonable and in no event exceeds an amount equal to 6% of the purchase price of the subject property (including the amount actually paid for or allocated to the purchase, development, construction or improvement of a property, exclusive of Acquisition Fees and Acquisition Expenses), or in the case of a mortgage loan made or acquired by the Trust or the Operating Partnership, 6% of the funds advanced, unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees approve payment of an acquisition fee in excess of such amounts based upon their determination that such excess fee is commercially competitive, fair and reasonable to the Trust and the Operating Partnership. (See Section 1.9(h) of the Declaration.)

o The Independent Trustees have the fiduciary responsibility of limiting the total operating expenses (less certain items described below) of each of the Trust and the Operating Partnership in any fiscal year to the greater of (i) 2% of the aggregate book value of their respective investments, or
     (ii)  25%  of  their  respective  net  income  for  such  year  unless  the
     Independent Trustees make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of such operating expenses is justified for such year. Within 60 days after the end of each fiscal year in which the Trust or the Operating Partnership incurs operating expenses in excess of such amount, the Trust or the Operating Partnership, as the case may be, must send to the Shareholders and Unitholders written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in arriving at their finding that such higher operating expenses were justified. If the Independent Trustees do not determine such excess expenses are justified, the Managing Shareholder must reimburse the Trust or the Operating Partnership, as applicable, at the end of such fiscal year the amount by which the total operating expenses paid or incurred by the Trust or the Operating Partnership exceed the limitations herein provided. For purposes of determining "total operating expenses" the following items are excluded:
     (i) the expenses of raising capital, including without limitation organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such



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     expenses,  and tax incurred in connection with the issuance,  distribution, transfer, registration, and stock exchange listing, if any, of the Trust's Shares and the Operating Partnership's Units; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive compensation paid which is based on the gain from the sale of Trust or Operating Partnership assets; and (e) acquisition fees and expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property. (See Section 1.9(i) of the Declaration.)

o A majority of the Independent Trustees must determine that any real estate commission paid to the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), a Trustee, any other member of the Board or any of their respective affiliates in connection with the resale of any Trust or Operating Partnership asset is reasonable, customary and competitive in light of the size, type and location of such property and in no event exceeds 3% of the sale price, and that the amount of such commissions payable when added to the commissions payable to unaffiliated real estate brokers does not exceed the lesser of such competitive real estate commission or an amount equal to 6% of the sale price. (See Section 1.9(j) of the Declaration.)

o The Independent Trustees must determine, at least annually, that the compensation which the Trust contracts to pay to the Managing Shareholder (or any successor advisor) is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed in the fourth bullet point in this section. The Independent Trustees must also supervise the performance of the Managing Shareholder (and any successor advisor) and the compensation payable to it by the Trust to determine that the terms and conditions of the contract are being carried out. (See Section 1.9(k) of the Declaration.)

o Neither the Trust nor the Operating Partnership may purchase property or any equity interest in any entity owning one or more properties from the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), a Trustee, any other member of the Board, or any of their respective affiliates unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees review the proposed transaction and determine that it is fair and reasonable to the Trust and the Operating
     Partnership and that the purchase price to the Trust or the Operating Partnership, as applicable, for such property or equity interest is no greater than the cost of the property or equity interest to such proposed seller, or if the purchase price to the Trust or the Operating Partnership is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable, provided, however, in no event may the purchase price for the property exceed its current appraised value. (See Section 1.9(l) of the Declaration.)

o Neither the Managing Shareholder, any Trustee, any other member of the Board nor any of their respective affiliates may acquire or lease any assets from the Trust or the Operating Partnership unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that the proposed transaction is fair and reasonable to the Trust and the Operating Partnership. (See Section 1.9(m) of the Declaration.)

o No loans may be made by the Trust or the Operating Partnership to the Managing Shareholder, a Trustee, any other member of the Board or any of their respective affiliates except as provided below or to any wholly owned subsidiary of the Trust or the Operating Partnership. (See Section 1.9(n) of the Declaration.)

o Neither the Trust nor the Operating Partnership may borrow money from or invest in joint ventures with the Managing Shareholder, a Trustee, any other member of the Board or any of their respective affiliates unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that such proposed transaction is fair, competitive, and commercially reasonable and no less favorable to the Trust and the Operating Partnership than such transactions between unaffiliated parties under the same circumstances. (See Section 1.9(o) of the Declaration.)


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


o Neither the Trust nor the Operating Partnership may invest in equity securities unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that such proposed transaction is fair, competitive, and commercially reasonable. (See Section 1.9(q) of the Declaration.)

o The Independent Trustees must review the investment policies of the Trust at least annually to determine that the policies being followed by the Trust at any time are in the best interests of the Shareholders and the Unitholders. (See "INVESTMENT OBJECTIVES AND POLICIES" above and Section 1.9(r) of the Declaration.)

o In the event that the Trust or the Operating Partnership and one or more other investment programs sponsored by the Managing Shareholder or an Affiliate of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) seek to acquire similar types of properties, the Board (including the Independent Trustees) must review the method described in "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with Respect to Certain Activities
     - Investment Policies" for allocating the acquisition of properties among the Trust or the Operating Partnership, as applicable, and such other programs in order to determine that such method is applied fairly to the Trust and the Operating Partnership. (See Section 1.9(s) of the Declaration.)

o Any other transaction not described in this section between the Trust or the Operating Partnership and the Managing Shareholder, a Trustee, any other member of the Board or any of their respective affiliates requires the determination of a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees that the proposed transaction is fair and reasonable to the Trust and the Operating Partnership and on terms and conditions no less favorable to the Trust and the Operating Partnership than those available from unaffiliated parties. (See Section 1.9(t) of the Declaration.)

o The purchase price payable for property to be acquired by the Trust and the Operating Partnership must be based on the fair market value of the property as determined by a majority of the members of the Board, provided, however, in cases in which a majority of the Independent Trustees in their sole discretion determine, and in all cases in which the Trust or the Operating Partnership proposes to acquire property from the Managing Shareholder, a Trustee, any other member of the Board or any of their respective affiliates, such fair market value must be determined by a qualified independent appraiser selected by the Independent Trustees. (See
     Section 1.9(u) of the Declaration.)

o In connection with a proposed Roll-up (as defined below) involving the assets of the Trust or the Operating Partnership, an appraisal of all such assets must be obtained from a qualified independent appraiser and delivered to the Shareholders and Unitholders in connection with the proposed transaction. The sponsor of the transaction must offer to Shareholders and Unitholders who vote against the proposal the choice of:
     (i) accepting the securities of the Roll-up entity (i.e., the entity surviving the Roll-up) or (ii) either (x) remaining as Shareholders in the Trust or Unitholders in ---- the Operating Partnership, as applicable, and preserving their interests therein on the same terms and conditions as existed previously or (y) receiving cash in an amount equal to their respective pro rata share of the appraised value of the net assets of the Trust or the Operating Partnership, as applicable. The Trust is prohibited from participating in certain types of Roll-ups specified in the Declaration. Generally, a "Roll-up" is a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the Trust or the Operating Partnership and the issuance of securities of a Roll-up entity. (See Section 1.9(v) of the Declaration.)

o     The  aggregate   borrowings  of  each  of  the  Trust  and  the  Operating
      Partnership, secured and unsecured, must be reasonable in relation to their respective net assets and must be reviewed at least quarterly by the Board. The maximum amount of such borrowings in relation to such net assets may not exceed 300%, in the absence of a satisfactory showing that higher level of borrowing is appropriate. Any borrowing in excess of such amount requires the approval of a majority of the Independent Trustees and must be disclosed to Shareholders and the Unitholders in the next quarterly report of the Trust, along with an explanation of the justification of such excess. (See Section 1.9(w) of the Declaration.)


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o    Neither the Trust nor the Operating Partnership may invest more than 10% of its total assets in unimproved real property or mortgage loans on such type of property. (See Section 1.9(x) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest in commodities or commodity future contracts, excluding future contracts used solely for hedging purposes in connection with the Trust's or the Operating Partnership's ordinary business of investing in real estate assets and mortgages. (See Section 1.9(y) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest in or make mortgage loans (other than loans insured or guaranteed by a government or government agency) unless an appraisal of replacement cost new is obtained concerning the underlying property. In cases in which a majority of the Independent Trustees in their sole discretion determine, and in all cases in which the proposed transaction is with the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), a Trustee, any other member of the Board or any of their respective affiliates, the appraisal must be obtained from a qualified independent appraiser. The appraisal must be maintained in the Trust's records for at least five years, and must be available for inspection and duplication by any Shareholder or Unitholder at the Shareholder's or Unitholder's own expense. In addition to the appraisal, the Trust or the Operating Partnership, as applicable, must also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title. The Trust and the Operating Partnership are prohibited from (i) investing in real estate contracts of sale (i.e., land sale contracts), unless such contracts are in recordable form and ---- appropriately recorded in the chain of title; (ii) investing in or making any mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Trust or the Operating Partnership, as applicable, would exceed an amount equal to 80% of the replacement cost new of the property as determined by appraisal unless substantial justification exists; and (iii) making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of the Managing Shareholder, Trustees, any other members of the Board or any of their respective affiliates. (See Section 1.9(z) of the Declaration.)

o The Trust and the Operating Partnership may not issue options or warrants to purchase Shares or Units to the Managing Shareholder, the Trustees, any other member of the Board or any of their respective affiliates except on the same terms as such options or warrants are sold to the general public. The Trust and the Operating Partnership may issue options or warrants to persons not so connected with the Trust or the Operating Partnership but not at exercise prices less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of the Independent Trustees has a market value less than the value of such option on the date of grant. Options or warrants issuable to the Managing Shareholder, the Trustees, any other member of the Board or any of their respective affiliates must not exceed an amount equal to 10% of the outstanding Common Shares or other securities of the Trust or of the Units or other securities of the Operating Partnership on the date of grant of any options or warrants. (See Section 1.9(cc) of the Declaration.)

o The payment by the Trust and the Operating Partnership of an interest in the gain from the sale of their respective assets, for which full consideration is not paid in cash or property of equivalent value, is allowed provided the amount or percentage of such interest is reasonable. Such an interest is considered reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Shareholders or Unitholders (as applicable), in the aggregate, of an amount equal to 100% of the original issue price of their Shares or Units, plus an amount equal to 6% of the original issue price of their Shares or Units, per annum cumulative. For purposes of this calculation, the original issue price of Shares and Units may be reduced by prior cash distributions to Shareholders and Unitholders, as applicable. (See Section 1.9(ee) of the Declaration.)

Liability and Indemnification

     Neither the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath), the Trustees, any other members of the Board nor any of



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their  respective  affiliates are liable to the Trust or to any  Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and such course of conduct was within the scope of the Declaration and did not constitute negligence or misconduct in the case of a person who is not an Independent Trustee, or gross negligence or willful misconduct, in the case of any such person who is an Independent Trustee. (See Section 3.5 of the Declaration.)

     The Trust will indemnify the Managing Shareholder, the Independent Trustees, any other member of the Board and each of their respective affiliates, officers, directors, shareholders, partners, agents and employees (provided such persons act within the scope of the Declaration) against any loss, liability or damage (including costs of litigation and attorneys' fees) incurred by such person arising out of or incidental to the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. Notwithstanding the foregoing, the exculpatory provisions do not include indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), unless (i) there has been a successful adjudication on the merits of each claim involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made. In addition, the exculpatory provisions do not include indemnification for liabilities arising from or out of intentional or criminal wrongdoing. See Section 3.7(b) of the Declaration of Trust. It is the position of the Securities and Exchange Commission and certain state securities administrators that any attempt to limit the liability of a Managing Shareholder or persons controlling an issuer under the federal securities laws or state securities laws is contrary to public policy and, therefore, is unenforceable. (See Sections 3.7 and 3.8 of the Declaration.)

     Assuming compliance with the Declaration and applicable formative and qualifying requirements in Delaware and any other jurisdiction in which the Trust conducts its business, a Shareholder will not be personally liable under Delaware law for any obligations of the Trust, except for indemnification liabilities arising from any misrepresentation made by him in the Investor Subscription Documents submitted to the Trust in connection with the acquisition of Common Shares in the Cash Offering. The Trust will, to the extent practicable, endeavor to limit the liability of the Shareholders in each jurisdiction in which the Trust operates. (See Section 3.4 of the Declaration.)

     The law governing whether a jurisdiction other than Delaware will honor the limitation of liability extended under Delaware law to the Shareholders is uncertain. Many states have enacted legislation recognizing the limited liability provisions of the Delaware business trust. In other states, there has been no authoritative legislative or judicial determination as to whether the limitation of liability would be honored. The Trust will make all equity investments in properties through the Operating Partnership, a Delaware limited partnership, which provides the Trust limited liability. Therefore, regardless of the local treatment of business trusts, the Trust believes that the Shareholders will not be subject to personal liability for property liabilities and that with regard to the operation of the Trust itself the limitation of Shareholders' liability under Delaware law will govern.

     Under certain federal and state environmental laws of general application, entities that own or operate properties contaminated with hazardous substances may be liable for cleanup liabilities regardless of other limitations of liability. The Trust is not aware of any case where such environmental liabilities were imposed on non-management participants in a business trust. See "THE TRUST AND THE OPERATING PARTNERSHIP - Regulations."

     The Delaware Act does not contain any provision imposing liability on a Shareholder for participation in the control of the Trust, although no Shareholder has any rights to do so except through the rights to propose and vote on matters described below. The Delaware Act does not require a Shareholder who receives distributions that are made when the Trust is or would be rendered insolvent to return those distributions under equitable principles enforced by courts. Under Delaware decisions, a trust beneficiary who receives overpayments from a trust is obligated to return those payments, with interest, subject to equitable defenses. The application of these cases to



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beneficiaries of a business trust is uncertain.  The Declaration has been signed by the Corporate Trustee, and the Managing Shareholder was the formative beneficial interest holder of the Trust.

Distributions

     The Trust presently intends to make quarterly pro rata distributions of available funds, if any, to its Shareholders. In order to maintain its qualification as a REIT under the Code, the Trust must make annual distributions to Shareholders of at least 95% of its taxable income, determined without regard to the deduction for dividends paid and by excluding any net capital gains. For taxable years beginning after August 5, 1997, the 1997 Act (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting. Under certain circumstances, the Trust may be required to make distributions in excess of cash flow available for distribution to meet such distribution requirements. Shareholders will be entitled to receive any distributions declared on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to distributions. (See Section 6.7 of the Declaration.)

     The Board of the Trust is expected to adopt a distribution reinvestment program. Upon the adoption of the plan, the Trust will provide material information to Shareholders regarding the plan and the effect of reinvesting distributions from the Trust, including the tax consequences thereof. The Trust will provide Shareholders updated information at least annually. (See Section
2.8 of the Declaration.)

Quarterly and Annual Reports

     The Trust will provide each Shareholder with quarterly and annual reports as described below at "REPORTS TO UNITHOLDERS AND SHAREHOLDERS." (See also
Section 5.3 of the Declaration.)

Accounting

     The accounting period of the Trust will end on December 31 of each year. The Trust will utilize the accrual method of accounting for the Trust's operations on the basis used in preparing the Trust's federal income tax returns with such adjustments as may be in the Trust's best interest. (See Section 5.1 of the Declaration.)

Books and Records; Tax Information

     The Trust will keep appropriate records relating to its activities. All books, records and files of the Trust will be kept at its principal offices at Cincinnati, Ohio or Wilmington, Delaware. An independent certified public accounting firm will prepare the Trust's federal income tax returns as soon as practicable after the conclusion of each year. The Trust will use its reasonable best efforts to obtain the information for those returns as soon as possible and to cause the resulting accounting and tax information to be transmitted to the Shareholders as soon as possible after receipt from the accounting firm. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders. (See Sections 5.2, 5.3(c), and 6.4 of the Declaration.)

Governing Law

     All provisions of the Declaration will be construed according to the laws of the State of Delaware except as may otherwise be required by law in any other state. (See Section 9.2 of the Declaration.)

Amendments and Voting Rights

     The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) may amend the Declaration without notice to or approval of the Shareholders for the following purposes: to maintain the federal income tax status of the Trust as a REIT (unless the



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Managing  Shareholder  determines  that  it is in  the  best  interests  of  the
Shareholders to disqualify the Trust's REIT status and a majority of Common Shares entitled to vote approve such determination); or to comply with law. (See
Section 9.6(a) of the Declaration.)

     Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the Common Shares, either by calling a meeting of the Shareholders or by soliciting written consents. The procedure for such meetings or solicitations is found at Section 6.5 of the Declaration. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote given at a meeting of Shareholders or by written consents. (See Section 9.6(b) of the Declaration.) Other voting rights of Shareholders are described below at " - Meeting and Voting Rights."

Dissolution of Trust

     The term of the Trust will end on the earliest to occur of (a) December 31, 2098, (b) the vote of a majority in interest of the Shareholders, (c) the sale of all or substantially all of the Trust's Property, (d) the withdrawal of the Cash Offering by the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) prior to the Termination Date of the offering, (e) any other event requiring dissolution by law. The Trust will wind up its business after dissolution unless
(i) any remaining Managing Shareholder and a majority in interest of the Shareholders (calculated without regard to Common Shares held by the Managing Shareholder) or (ii) if there is no remaining Managing Shareholder or its affiliates, a majority in interest of the Shareholders, elects to continue the Trust. The Managing Shareholder (or in the absence thereof, a liquidating trustee chosen by the Shareholders) will liquidate the Trust's assets if it is not continued. (See Article 8 of the Declaration.)

Removal and Resignation of the Managing Shareholder

     The holders of at least 10% of the Common Shares may propose the removal of the Managing Shareholder, either by calling a meeting or soliciting consents in accordance with the terms of the Declaration. Removal of the Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) requires either the affirmative vote of a majority of the Common Shares (excluding Common Shares held by the Managing Shareholder which is the subject of the vote or by its affiliates) or the affirmative vote of a majority of the Independent Trustees. The Shareholders entitled to vote thereon may replace a removed Managing Shareholder or fill a vacancy by vote of a majority in interest of such Shareholders. (See Section 7.11 of the Declaration.)

     The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days prior written notice. Upon the termination of the Trust Management Agreement, the Managing Shareholder must cooperate with the Trust and take all reasonable steps requested to assist the Board in making an orderly transition of the management, administrative and advisory function. (See Section 7.3(d) of the Declaration and Article VI of the Trust Management Agreement.)

Transferability of Shareholders' Interests

     The Common Shares are freely transferable by the Shareholders, subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. (See Section 2.5 and Article 2A of the Declaration.) Such limitations are described at "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer."

Independent Activities

     Provided that they comply with any fiduciary obligation to the Trust and with the conflicts of interest policies of the Trust and the Operating Partnership (see "INVESTMENT OBJECTIVES AND POLICIES-Trust Policies with Respect to Certain Activities-Conflict of Interest Policies." above), the Managing Shareholder and



                                      196
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each Shareholder may engage in whatever  activities they choose,  whether or not such activities are competitive with the Trust, without any obligation to offer any interest in such activities to the Trust or to any other Shareholders. (See Sections 6.2 and 7.9 of the Declaration.)

Power of Attorney

     In the Declaration, the Shareholders acknowledge that the Managing Shareholder has been granted an irrevocable power of attorney to execute and file (i) all amendments, alterations or changes in the Declaration of the Trust which comply with the terms of the Declaration; (ii) all other instruments which the Managing Shareholder believes to be in the best interest of the Trust to file; (iii) all certificates or other instruments necessary to qualify or maintain the Trust as a REIT or as a business trust in which the Shareholders have limited liability in the jurisdictions where the Trust may conduct business; and (iv) all instruments necessary to effect a dissolution, termination, liquidation, cancellation or continuation of the Trust when such dissolution, termination, liquidation, cancellation or continuation is called for under the Declaration. (See Section 9.3 of the Declaration.)

Meetings and Voting Rights

     The Trust will conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Managing Shareholder and a Majority of the Shareholders entitled to vote on such matter approve staggered elections for such positions, in which case only the class up for election) will be elected or reelected and any other proper business may be conducted. Each Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. The Shareholders meeting will be held upon reasonable notice and within 30 days after the delivery of the Trust's annual report to Shareholders, but in any event no later than the end of the sixth month following the end of the prior full fiscal year. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders who hold 10% or more of the Common Shares then outstanding, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of the holders of at least a majority of the Shares entitled to vote:

     (1)  Sell,   exchange,   lease,   mortgage,   pledge  or  transfer  all  or
substantially all of the Trust's assets if not in the ordinary course of operation of Trust Property or in connection with liquidation and dissolution.

     (2) Merge or otherwise reorganize the Trust.

     (3) Dissolve or liquidate the Trust, other than before its initial investment in property.

     (4) Amend the Declaration; provided, however, the Declaration may be amended by the Managing Shareholder without notice or approval of the Shareholders for the following purposes: (i) to maintain the federal income tax status of the Trust (unless the Managing Shareholder determines (with the concurrence of a Majority of the Shareholders entitled to vote on such matter) that it is in the best interest of Shareholders to change the Trust's tax status); and (ii) to comply with law. (See Sections 1.9(ff), 6.5, 6.6 and 7.3(b) of the Declaration.)

     In addition to any other actions of the Trust requiring the approval of Shareholders under the Declaration, a Majority of the Shareholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration, terminate the Trust, and elect and/or remove one or more members of the Board. (See Section 6.6(b) of the Declaration.)

Additional Offerings of Shares

     There will be no mandatory assessments of Shareholders in respect of the Common Shares or any additional Shares the Trust may issue in the future. To the extent that the Board desires to obtain additional capital, the Trust may raise such capital through additional public and private equity offerings, debt financing, retention of cash flow (subject to satisfying the Trust's distribution requirements under the REIT rules) or a combination of these methods. The Trust may determine to issue securities senior to the Common Shares, including Preferred



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Shares,  debt  securities,  or  Units of  limited  partnership  interest  in the
Operating Partnership (either of which may be convertible into Common Shares or be accompanied by warrants to purchase Common Shares). The Trust may also finance acquisitions of properties or interests in properties through the exchange of properties or interests in properties or through the issuance of Shares or debt securities or the issuance of Units of limited partnership interest in the Operating Partnership in which it will conduct all of its real estate operations. (See Article 2 of the Declaration.)

     The proceeds from any borrowings by the Trust may be used to pay distributions, to provide working capital, to purchase additional interests in the Operating Partnership, to refinance existing indebtedness or to finance acquisitions or capital improvements of new properties or property interests. (See Section 1.8(a) of the Declaration.)

Temporary Investments

     Pending the commitment of Trust funds for the purposes described in this Prospectus, for distributions to Shareholders or for application of reserve funds to their purposes, the Managing Shareholder has full authority and discretion to make short-term investments in: (i) obligations of banks or savings and loan associations that either have assets in excess of $5 billion or are insured in their entirety by the United States government or its agencies and (ii) obligations of or guaranteed by the United States government or its agencies. Such short-term investments would be expected to earn rates of return which are lower than those earned in respect of properties in which the Trust may invest. (See Sections 1.2(a) and 5.5 of the Declaration.)


                     REPORTS TO UNITHOLDERS AND SHAREHOLDERS

Operating Partnership Unitholders

     Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each Limited Partner, an annual report containing financial statements of the Operating Partnership presented in accordance with generally accepted accounting principles ("GAAP") and audited by a nationally recognized firm of qualified independent public accountants. Within 60 days after the close of each quarter (except the last quarter), the Operating Partnership is required to mail to each Limited Partner a report containing unaudited financial statements of the Operating Partnership. The Operating Partnership is required to use all reasonable efforts to furnish to Limited Partners, within 90 days after the close of each taxable year, the tax information reasonably required by the Limited Partners for federal and state income tax reporting purposes.

     Each Limited Partner is entitled, upon written request and at his expense, to obtain a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Commission by the Trust under the Exchange Act (defined below), (ii) the Operating Partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each Limited Partner and the date each Limited Partner became a partner of the Operating Partnership.

Trust Shareholders

     The Trust will keep each Shareholder currently advised as to activities of the Trust by reports furnished at least quarterly. Each quarterly report will contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder in conformity with generally accepted accounting principles on a basis consistent with that of the annual financial statements and showing its derivation from net income. (See Section 5.3(a) of the Declaration.)



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


     Within 120 days after the end of each fiscal year following the completion of the Cash Offering, the Trust is required to prepare and mail to each Shareholder as of a record date determined by the Managing Shareholder, an annual report which includes the following:

     (1) Financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by the Trust's independent certified public accountants;

     (2) The ratio of the costs of raising capital during the period to the capital raised;

     (3) The aggregate amount of advisory fees and the aggregate amount of other fees paid to the Managing Shareholder and any of its affiliates during the period by the Trust and including fees or charges paid to them by third parties doing business with the Trust;

     (4) The total operating expenses (as defined in Section 1.9(i) of the Declaration), stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income;

     (5) A report from the Independent Trustees that the policies being followed by Trust are in the best interests of its Shareholders and the basis for such determination; and

     (6) Full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring in the year for which the annual report is made. (See Section 5.3(b) of the Declaration.)

     The Common Shares being sold in the Cash Offering have been registered under the Securities Act of 1933, as amended (the "Securities Act"). As of the date of this Prospectus, the Trust has not registered the Common Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed them on any securities exchange. The Trust will apply for listing on the American Stock Exchange ("AMEX") of the Common Shares being offered in the Cash Offering and Common Shares into which Units being offered in the Exchange Offering are exchangeable and expects to qualify for AMEX listing and register such Common Shares under the Exchange Act by the end of the third or fourth quarter of 1999. However, there can be no assurance whether the Trust will qualify for such listing on AMEX or any other stock exchange and, if so, of the timing of the effectiveness of any such listing.

     Although Common Shares acquired by Investors in the Cash Offering and Common Shares acquired by Unitholders in exchange for Units will be freely tradable securities, there can be no assurance that an active trading market will be established or maintained for the Common Shares. The Trust will be required to file periodic reports (Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports and Form 8-KSB or Form 8-K current reports) under the Exchange Act in 1999 and for any subsequent fiscal year in which it has more than 300 Shareholders or it is otherwise required by applicable law to do so. The Trust is expected to have at least 300 Shareholders after the completion of the Cash Offering and accordingly would be required to file such reports on a continuing basis.


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


         COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS,
               OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES

     The rights and obligations of the Corporate General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Exchange Limited Partners in respect of each Exchange Partnership are governed by the agreement of limited partnership of the partnership (collectively, the "Exchange Partnership Agreements" and individually, an "Exchange Partnership Agreement"). The rights and obligations under the various Exchange Partnership Agreements described below are identical except as stated. Exchange Limited Partners are urged to review the Exchange Partnership Agreement pertaining to their investment which was attached as Exhibit A to the Private Placement Memorandum they received in connection with their original purchase of Exchange Partnership Units in such partnership's private offering.

     Upon their acceptance of the Exchange Offering, Exchange Limited Partners of Participating Exchange Partnerships will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as described below. See also "THE TRUST AND THE OPERATING PARTNERSHIP-The Operating Partnership." Exchange Limited Partners of Participating Exchange Partnerships who accept the Exchange Offer and thereby receive Operating Partnership Units will entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to the Trust's right to cash out any holder of Units who requests an exchange (at a price equal to the average of the daily market price for the 10 consecutive trading days immediately preceding the date the Trust receives the exchange notice, or, in the absence of a public trading market, at a price determined in good faith by the Trust) and subject to certain other restrictions described above at "THE EXCHANGE OFFERING." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized above at "SUMMARY OF DECLARATION OF TRUST" and below. The Declaration of Trust also contains certain additional limitations on the Trust's activities which will affect the operation of the Trust and the Operating Partnership. See "SUMMARY OF THE DECLARATION OF TRUST - Control of Operations" and Section 1.9 of the Declaration of Trust.

     The rights of limited partners in the Participating Exchange Partnerships differ in many respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have if they exercise their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security but does not purport to be a complete statement of such provisions under Florida and Delaware limited partnership law, as applicable, Delaware business trust law, the Exchange Partnership Agreements, the Operating Partnership Agreement and the Declaration of Trust of the Trust or a comprehensive comparison of the rights of holders of Exchange Partnership Units, the holders of Operating Partnership Units and holders of Trust Common Shares under such agreements or laws. This summary is qualified in its entirety by reference to such agreements and laws.

     Following the Exchange Offering, each Non-participating Limited Partner will retain his existing interest in his Exchange Partnership. The Non-participating Limited Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in this Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS," the partnership agreement of each Participating Exchange Partnership which has one or more Non-participating Limited Partners following the Exchange Offering will be amended so that such partners will be entitled to vote as a class in respect of all matters as to which limited partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering, with certain exceptions. In addition, the Trust and the Operating Partnership have agreed that in respect of certain proposed actions, the Participating Exchange Partnership must obtain the prior approval of Non-participating Limited Partners holding a majority of the limited partnership interests held by all Non-participating Limited Partners in the partnership. For example, the partnership may not sell its existing property interest, acquire any additional property interests or cease to exist without such approval. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Limited Partners remain limited partners of the Exchange Partnership. See the Prospectus at "THE EXCHANGE OFFERING."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of each Participating Exchange Partnership which has one or more Non-participating Limited Partners immediately following the completion of the Exchange Offering as to such partnership.

Issuance of Additional Securities

Exchange Partnerships: Under the Exchange Partnership Agreements, the interests of the partners are comprised of general partner interests and limited partner interests only. Except as described in the next paragraph, all of the Exchange Partnerships may issue securities in addition to those issued in connection with their respective private offering of limited partnership interests, as described below in this paragraph. Additional partnership interests may be sold by each such Exchange Partnership in the future if the Corporate General Partner thereof (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) determines it to be in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness.

     The partnership agreement provisions of three of the Exchange Partnerships (Florida Income Advantage Fund I, Ltd., Florida Income Appreciation Fund I, Ltd., and Realty Opportunity Income Fund VIII, Ltd.) permit the issuance of additional securities only if such issuance is approved by the general partner of, and the limited partners holding at least a majority of the limited partnership interests in, the respective partnership.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement, including those described above, which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the Corporate General Partner of each Participating Exchange Partnership (other than the three partnerships excepted above) will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Under the Operating Partnership Agreement, the initial interests of the partners are comprised of the General Partner interest held by the Trust and Operating Partnership Units of limited partnership interest to be held by the Trust, the Original Investors and the recipients of Operating
Partnership Units in connection with the Exchange Offering. The Trust, as General Partner of the Operating Partnership, is authorized to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership for any purpose of the Operating Partnership at any time to the partners in the Operating Partnership or to other persons for such consideration and on such terms and conditions as may be established by the Trust in its sole and absolute discretion. The Trust may cause the Operating Partnership to issue additional interests in the Operating Partnership in one or more classes, or one or more series of any such classes, with such designations, preferences and relative rights, powers and duties senior to interests of Operating Partnership Limited Partners, subject to Delaware business trust law. Since Units are exchangeable by Unitholders into an equivalent number of Common Shares of the Trust, the maximum number of Units that may be issued by the Operating Partnership is limited to the number of authorized Shares of the Trust, which is 25,000,000.

The Trust: The Trust has authority to issue an aggregate of 25,000,000 Shares. The Managing Shareholder is authorized to issue from the authorized but unissued Shares of the Trust, additional Common Shares as well as Preferred Shares in one or more series and to establish from time to time the number of Preferred Shares to be included in each such series and to fix the designations and any
preferences,   conversion  and  other  rights,   voting
powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each series, provided, however, (i) the Managing Shareholder will be authorized to issue Preferred Shares only upon approval of either Shareholders of the Trust holding a majority of the then outstanding Shares entitled to vote upon such matter or a majority of the disinterested Independent Trustees. If the Trust issues additional securities in the future, (x) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and (y) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

     In addition, upon the exercise of an option granted by the Trust for Trust Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Operating Partnership Unit for each Trust Common Share acquired upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Operating Partnership Units to employees of the Operating Partnership or any subsidiary of the Operating Partnership upon the exercise by any such employees of an option to acquire Operating Partnership Units granted by the Operating Partnership pursuant to an employee stock option plan.

     The Trust will also issue Trust Common Shares on a one-for-one basis to holders of Operating Partnership Units who exercise their rights to exchange their Operating Partnership Units for an identical number of Trust Common Shares, subject to certain exceptions described at "THE EXCHANGE OFFERING."

Term of Existence

Exchange Partnerships: The term of each Exchange Partnership terminates on December 31 of the year of the twenty-ninth to thirty-second anniversary of its formation, as the case may be, unless terminated earlier by law or under the provisions of the respective Exchange Partnership Agreement, including (i) the determination of a majority in interest of limited partners to dissolve the partnership, (ii) actions affecting the activities of the Corporate General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the limited partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

     In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (each of the Exchange Partnerships currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The term of the Operating Partnership terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including (i) the withdrawal of the Trust as General Partner, unless a majority in interest vote to continue the Operating Partnership



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and appoint a successor general partner,  (ii) the General Partner's election to dissolve the Operating Partnership with the approval of Limited Partners holding a majority in interest of the Operating Partnership Units, (ii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy  or  insolvency  of the  Trust,  and  (vi)  the  commencement  of any
proceedings   against  the  Trust  seeking  its   reorganization,   liquidation,
dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

The Trust: The term of the Trust terminates on December 31, 2098 unless terminated earlier (i) by law, (ii) the determination of the holders of at least a majority of the Trust Shares then outstanding to dissolve the Trust, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to the termination date of the Cash Offering.

Management Control

Exchange Partnerships: Subject to the rights of limited partners in the Exchange Partnerships set forth in the Exchange Partnership Agreements which are described below at "Meetings and Voting Rights," the Corporate General Partner of each partnership has full exclusive and complete discretion in management and control of the partnership.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, any amendment of any agreement entered into between any Participating Exchange Partnership and any affiliates of the Corporate General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Subject to the rights of Operating Partnership Limited Partners set forth in the Operating Partnership Agreement which are set forth below at "Meetings and Voting Rights," the Trust, as General Partner of the Operating Partnership, has all management powers over the business and affairs of the Operating Partnership. As described immediately below, the Managing Shareholder of the Trust has day to day management control over the Operating Partnership and the Trust.

The Trust: Subject to the rights of Shareholders set forth in the Declaration of Trust, the Managing Shareholder of the Trust has full exclusive and complete discretion in the day to day management and control of the Trust and the Operating Partnership, subject to the general supervision and review by the Independent Trustees and the Managing Shareholder of the Trust acting together as the Board of the Trust and subject to the prior approval of the Board and the Independent Trustees in respect of certain activities of the Trust and the Operating Partnership. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations" and Section 1.9 of the Declaration of Trust.

Economic Interest

Exchange Partnerships: In private offerings commenced between 1994 and 1997, Exchange Limited Partners acquired Exchange Partnership Units in one or more Exchange Partnerships in return for capital contributions. Each Exchange Partnership maintains a capital account for each of its partners to which it allocates the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Internal Revenue Code of 1986, as amended, and regulations issued thereunder. Except as described in the next paragraph below, the partnership agreement provisions of all of the Exchange Partnerships relating to the allocation of taxable income and loss among the general partner and the limited partners are substantially the same. Such provisions are described below in this paragraph. Under the respective Exchange Partnership Agreement, after giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the Corporate General Partner



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


until the profit allocated plus the cumulative profit allocable to the Corporate General Partner for prior fiscal periods during which a profit was earned by the partnership equal the cumulative amounts distributable to the Corporate General Partner and the balance, if any, is allocated to the Exchange Limited Partners and (ii) taxable losses are allocable 99% to the Exchange Limited Partners and 1% to the Corporate General Partner, provided, however, that losses are not allocable to any Exchange Limited Partner to the extent that such allocation would cause such Exchange Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the Corporate General Partner). Each limited partnership in an Exchange Partnership owns an interest in the entire limited partnership interests in the partnership in proportion to his respective ownership of shares.

     Described below are the partnership agreement provisions of three of the Exchange Partnerships (Florida Income Advantage Fund I, Ltd., Florida Income Appreciation Fund I, Ltd., and Realty Opportunity Income Fund VIII, Ltd.) relating to the allocation of taxable income and loss. Assuming that all distributions (including distributions required under the special distribution provisions of the Code) required to be made have been made, taxable income attributable to operations is allocable first to those partners who have deficit balances in their capital accounts, in proportion to such deficit balances, until the capital accounts have been restored to zero; and then 90% to the limited partners and 10% to the general partner. Taxable losses attributable to operations are allocable 90% to the limited partners and 10% to the general partner. Taxable gain attributable to the sale of the partnership property is allocable first to those partners who have deficit balances in their capital accounts, in proportion to those deficit balances, until the capital accounts are restored to zero, and then in accordance with the partners' capital accounts. Taxable losses attributable to the sale of partnership property are allocable among the partners in proportion to the positive or negative balances of their respective capital accounts; provided, however that, in the event that some partners have positive capital account balances and other partners have negative capital account balances, then such losses will be allocated first to those partners who have positive capital account balances in proportion to such positive balances until the capital account balances of such partners have been reduced to zero, and then 90% to the limited partners and 10% to the general partner.

     Each Exchange Partnership is required to distribute at least quarterly distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, general partner fees and reasonable cash reserves). Each Exchange Limited Partner has a preferential interest over the Corporate General Partner in respect of his partnership's distributable cash flow and net proceeds from the sale or refinancing of property owned by the partnership. The interests of the Exchange Limited Partners and the Corporate General Partner in a particular Exchange Partnership in such distributable cash flow and net sale or refinancing proceeds are set forth in the Prospectus Supplement delivered to each Exchange Limited Partner in the partnership. Schedule B to this Prospectus contains a table for each Exchange Partnership which summarizes on a partnership by partnership basis such allocations.

     The Corporate General Partner of each Participating Exchange Partnership has agreed to waive all fees that may be earned by it, including without limitation administrative fees, investments fees and real estate commissions. The Corporate General Partner of each Participating Exchange Partnership has also agreed to assign to the Operating Partnership all of its back-end economic interests in each such partnership.

     Upon the liquidation and dissolution of an Exchange Partnership, and after payment of or the creation of reserves for the payment of partnership liabilities, the proceeds of the sale or other disposition of the partnership's remaining property will be distributed to the limited partners and the Corporate General Partner in proportion to their respective capital accounts in the partnership.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the



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


sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Each limited partner in a real estate limited partnership who agrees to sell his limited partnership interest to the Operating Partnership, including each Exchange Limited Partner in a Participating Exchange Partnership who accepts the Exchange Offering, will exchange such limited partnership interests for a number of Operating Partnership Units based upon, among other considerations, the seller's proportionate share of the valuation determined for the Participating Exchange Partnership.

     The Operating Partnership will maintain for each partner in the Operating Partnership a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Internal Revenue Code of 1986, as amended, and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner to the extent that, on a cumulative basis, net losses previously allocated to the General Partner exceed net income previously allocated to the General Partner, and the balance is allocable to Limited Partners and the General Partner in proportion to their respective ownership of Operating Partnership Units, and (ii) net losses are allocable to the Limited Partners and the General Partner in proportion to their respective ownership of Operating Partnership Units, provided, however, that net losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the General Partner).

     The Operating Partnership is required to distribute at least quarterly all available cash flow of the Operating Partnership (defined as (i) all cash revenues received by the Operating Partnership from any source, other than capital contributions to the Operating Partnership, and cash flow treated as net capital gains under the Code, plus (ii) the amount of any reduction in reserves of the Operating Partnership). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Operating Partnership Units (no such preferred class exists as of the date of this Prospectus or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Operating Partnership Units. Each holder of Operating Partnership Units, including the Trust and each recipient of Operating Partnership Units in the Exchange Offering, will receive a share of such distributions in proportion to his respective ownership of Operating Partnership Units.

     Upon liquidation of the Operating Partnership, the Limited Partners and the General Partner are entitled to receive a share of the net liquidation proceeds of the Operating Partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

The Trust: Holders of Trust Common Shares will acquire such shares (i) in connection with the Cash Offering or any subsequent public or private offering of Trust Common Shares that may be made by the Trust, (ii) upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares, or (iii) upon their exercise of options or their receipt of Trust Common Shares under any stock option plan or employee bonus plan that may be adopted by the Board of the Trust.

     As discussed above under "Issuance of Additional Securities," the Trust is authorized to issue Shares in addition to the Trust Common Shares offered in the Cash Offering and Trust Common Shares to be issued in connection with the exchange of Operating Partnership Units.

     The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, the Managing Shareholder is required to endeavor to declare and make distributions as required for the Trust to quality as a REIT under the Code so long as the Managing Shareholder believes it is in the best interest of the Trust to continue to so qualify. As of the date of this Prospectus, the Trust intends to make quarterly distributions of available funds, if any to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Prospectus or is currently anticipated by the management of the Trust to be issued.

     Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class

Property Investments and Anticipated Holding Period

Exchange Partnerships: Each of the Exchange Partnerships was formed to acquire and now owns an interest in one or more residential apartment properties described at "DESCRIPTION OF EXCHANGE PARTNERSHIPS" and "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER," in Exhibits A and B to this Prospectus and in the Prospectus Supplement accompanying this Prospectus prepared for each particular Exchange Partnership and delivered to each Exchange Limited Partner in such partnership. The anticipated holding periods of the respective properties in which the Exchange Partnerships own a direct or indirect interest were not stated in the original private placement offering materials, although the offering materials in respect of certain of the Exchange Partnerships indicated that the Corporate General Partner intended to list the property interests on the market for sale within two to five years following the private offering.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and the Trust: The Operating Partnership and the Trust have been formed to acquire a diversified portfolio of equity and debt interests in residential apartment properties, including without limitation property interests owned by the Exchange Partnerships and other real estate limited partnerships which are managed by affiliates of the Managing Shareholder of the Trust. The Operating Partnership will use net cash proceeds from the Trust's Cash Offering and from any future public or private offering of securities that may be made by the Trust or the Operating Partnership, together with unissued securities of the Trust or the Operating Partnership and available cash flow and other financing sources, to acquire property interests. The Operating
Partnership intends to issue up to $25,000,000 of registered Operating Partnership Units in connection with the Exchange Offering. The first candidates targeted for acquisition in the Exchange Offering are property interests in 26 Exchange Properties described in this Prospectus at "INITIAL REAL ESTATE INVESTMENTS" and at Exhibit B. The Trust and the Operating Partnership contemplate acquiring assets for long-term ownership, and in any given case, for a minimum of four years.

Restrictions on Transfers of Securities

Exchange Partnerships: Under each Exchange Partnership Agreement, no limited partner of the respective Exchange Partnership may sell or transfer his interest in the partnership unless the Corporate General Partner of the partnership consents to such sale or transfer and certain other conditions are fulfilled.

Operating Partnership: Each Operating Partnership Limited Partner may sell or transfer his Operating Partnership Units without the prior written consent of the Trust (acting as General Partner of the Operating Partnership) except where, in the opinion of legal counsel to the Operating Partnership, such transfer would require the filing of a registration statement under the Act or would otherwise violate applicable federal or state securities laws.

The Trust: The Trust Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. Such restrictions are described at "Capital Stock of the Trust - Restrictions on Ownership and Transfers." The



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


restrictions may have the effect of making an attempted takeover of the Trust more difficult for an acquiror. See "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnerships: The Exchange Partnerships were designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, the Exchange Partnerships are not be subject to federal income tax. Instead, each limited partner in an Exchange Partnership is required to report annually on his personal income tax return his allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made to by the partnership to limited partners during any given year. A distribution from an Exchange Partnership, including a distribution in final liquidation, results in the recognition of income by each limited partner to the extent that any cash distributed exceeds his adjusted tax basis in his Existing Partnership Units at that time.

     Each Offeree should review the "TAX ASPECTS" section of the original private placement memorandum pertaining to his investment in his Exchange Partnership. A limited partner who sells or transfers his Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of. See Exhibit B to this Prospectus.

Operating Partnership: The Operating Partnership has been designed to be classified and treated as a partnership for federal income tax purposes. The tax consequences of an investment in the Operating Partnership are identical to those described immediately above under " - Exchange Partnerships."

The Trust: In any year in which the Trust qualifies as a real estate investment trust ("REIT"), in general it will not be subject to federal income tax on that portion of its REIT taxable income or gain which is distributed to Shareholders. The Trust may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held his Trust Common Shares.

     In general, any loss upon a sale or exchange of Trust Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth above at "FEDERAL INCOME TAX CONSIDERATIONS." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each Offeree's tax advisor.

Pre-emptive Rights

Exchange Partnerships, Operating Partnership and the Trust: Holders of Exchange Partnership Units, holders of Operating Partnership Units and holders of Trust Common Shares have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the Corporate General Partner of an Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the Corporate General Partner intends whenever possible to give limited partners the first opportunity for a limited time to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time and from time to time, subject to certain conditions described at "THE EXCHANGE OFFERING."


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


Managing Entity Removal and Resignation Rights

Exchange Partnerships: Except as described in the next paragraph, the partnership agreement provisions of all of the Exchange Partnerships relating to the removal or resignation of the Corporate General Partner are substantially the same. These provisions are described below in this paragraph. Limited partners holding at least a majority of the outstanding Exchange Partnership Units of such Exchange Partnerships have the right to remove the Corporate General Partner of the partnership if they determine that it is not performing its powers, duties and obligations in the best interests of the partnership (unless any officer or affiliate of the general partner would continue to have personal liability for any debts of the partnership). The Corporate General Partner may resign by delivering written notice to the limited partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the limited partners only if the limited partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

     Described below are the partnership agreement provisions of three of the Exchange Partnerships (Florida Income Advantage Fund I, Ltd., Florida Income Appreciation Fund I, Ltd., and Realty Opportunity Income Fund VIII, Ltd.) relating to the removal of their respective general partner. The general partner of each of these partnerships may be removed on the condition that (i) the limited partners holding at least a majority of the limited partnership interests in the respective partnership vote to remove the general partner and provide notice thereof to the general partner and (ii) the removed general partner receives a written release from the partnership and all of the limited partners which releases the general partner from any claims by them in respect of the partnership. In addition, following removal, a removed general partner is entitled to retain its economic interest in the partnership unless the partnership acquires such interest at a price determined by applying an 8% capitalization rate to the projected net operating income of the partnership during the year of removal minus major maintenance expenditures.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, (except where any officer or affiliate of the general partner would continue to have personal liability for any debts of the partnership), the Corporate General Partner of the partnership may be removed only if a court of competent jurisdiction finds that the general partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the general partner is given the requisite notice. The effect of this amendment is that following the Exchange Offering, the Corporate General Partner of a Participating Exchange Partnership with one or more Non-participating Limited Partners may be removed only if the Non-participating Limited Partners initiate an action in court to have the general partner removed and the court makes the requisite finding.

     In addition, as a result of such amendments, if the last remaining general partner of the partnership (each of the Exchange Partnerships currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the Corporate General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."


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Operating  Partnership:  The Trust may not be removed as General  Partner of the
Operating Partnership by the Limited Partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as General Partner except in certain limited circumstances.

The Trust: The holders of at least 10% of the outstanding Trust Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust either by calling a meeting or soliciting consents in accordance with the terms of the Declaration. Removal of any of the foregoing requires either the affirmative vote of a majority of the outstanding Trust Common Shares (excluding Trust Common Shares held by the Managing Shareholder, Independent Trustee or other member of the Board which is the subject of the vote or by its affiliates) or the affirmative vote of a majority of the disinterested Independent Trustees.

     The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days prior written notice. The holders of at least a majority of the outstanding Trust Common Shares, at a meeting called for such purpose in accordance with the terms and conditions of the Declaration, may also terminate the Trust Management Agreement.

     Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnerships: Each limited partner of an Exchange Partnership is entitled to receive annual financial statements relating to the partnership, including a balance sheet and related statements of income and retained earnings and changes in financial position. On the written request of limited partners holding at least 20% of the outstanding limited partnership interests in an Exchange Partnership, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Exchange Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, each Exchange Partnership is required to provide each limited partner therein with data necessary to report his distributive share of partnership income, deductions and credits for federal income tax purposes.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, Non-participating Limited Partners of a Participating Exchange Partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each Limited Partner, an annual report containing financial statements of the Operating Partnership presented in accordance with GAAP and audited by a nationally recognized firm of qualified independent public accountants. Within 60 days after the close of each quarter (except the last quarter), the Operating Partnership is required to mail to each Limited Partner a report containing unaudited financial statements of the Operating Partnership. The Operating Partnership is required to use all reasonable efforts to furnish to Limited Partners, within 90 days after the close of each taxable year, the tax information reasonably required by the Limited Partners for federal and state income tax reporting purposes.


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


     Each Limited Partner is entitled, upon written request and at his expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Commission by the Trust under the 1934 Act, (ii) the Operating Partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each Limited Partner and the date each Limited Partner became a partner of the Operating Partnership.

The Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by reports furnished at least quarterly. Each quarterly report is required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

     In addition, the Trust is also required to deliver to its Shareholders periodic reports required to be delivered under the 1934 Act (i.e, Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Securities Act registration statement becomes effective and thereafter if either
(i) the Trust registers the Trust Common Shares under the 1934 Act and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

     The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders. See "SUMMARY OF DECLARATION OF TRUST - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnerships, Operating Partnership and the Trust: No future assessments may be required of holders of limited partnership interests in an Exchange Partnership, holders of Operating Partnership Units or holders of Trust Common Shares.

Amendments of Governing Agreements

Exchange Partnerships: The amendment of the partnership agreement pertaining to each Exchange Partnership requires the consent of the holders of at least a majority of the outstanding limited partnership interests in the partnership except that (i) the Corporate General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a limited partner's consent increase his liability or change the capital contribution required from him, his economic interest, rights on dissolution or any voting rights.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, except in certain


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


circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Amendments to the Operating Partnership Agreement may be proposed by the Trust (as General Partner) or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Operating
Partnership Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the Operating Partnership Agreement without the consent of any Limited Partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as General Partner of the Trust or to surrender for the benefit of Limited Partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the Limited Partners.

     The Operating Partnership Agreement may not be amended, without a Limited Partner's consent, to convert his partnership interest into a general partner's interest; modify his limited liability; alter his rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership prior to the time provided for in the Operating Partnership Agreement; amend the amendment provision of the Operating Partnership Agreement described in this paragraph; or amend Article VI of the Operating Partnership Agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

     The consent of all Limited Partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Operating Partnership Units is required to amend any of the following sections of the Operating Partnership
Agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any Limited Partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future);
(ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as General Partner of the Operating Partnership by the Limited Partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as General Partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Operating Partnership Units);
(viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of Limited Partners).

The Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless the Managing Shareholder determines that it is in the best interests of the Shareholders to discontinue the Trust's REIT status and holders of at least a majority of the Trust Common Shares approve such determination), and to comply with law.

     Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Trust Common Shares, either by calling a meeting of the Shareholders or by soliciting written consents. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote given at a meeting of Shareholders or by written consents.


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


Liability and Indemnification

Exchange Partnerships: Except as described in the paragraph following the next paragraph, the partnership agreement provisions of all of the Exchange Partnerships relating to liability and indemnification of the general partners and limited partners are substantially the same. These provisions are described below in this paragraph and the next paragraph. The Corporate General Partner of each Exchange Partnership is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each limited partner of an Exchange Partnership is generally not liable for the liabilities and obligations of the partnership.

     Each Exchange Partnership is required to indemnify its Corporate General Partner, each of the Corporate General Partner's affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the applicable partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liability to his Exchange Partnership or to any partner thereof for any loss suffered by the Exchange Partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the Exchange Partnership and within the scope of the applicable partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

     The liability and indemnification provisions relating to three of the Exchange Partnerships (Florida Income Advantage Fund I, Ltd., Florida Income Appreciation Fund I, Ltd., and Realty Opportunity Income Fund VIII, Ltd.) are substantially similar to the provisions described in the two immediately preceding paragraphs except that only the general partner (and not its affiliates) are covered by such provisions.

Operating   Partnership:   The  Trust,  as  General  Partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The Limited Partners (other than the Trust in its capacity as General Partner thereof) have no responsibility for the liabilities or obligations of the Operating Partnership.

     The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

     The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages, liabilities, expenses, judgments, fines, settlements, and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith, or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities and obligations of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the

Trust which arises out of any action or inaction of such person, if such person, in good faith, determined that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

     The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnerships: The allocation between the limited partners and Corporate General Partner of each Exchange Partnership of distributable cash flow and net proceeds from the sale or refinancing of property is described in Exhibit B to this Prospectus. The allocation of net liquidation proceeds among the partners is described above at " - Economic Interest." The Corporate General Partner or an affiliate of each of the Exchange Partnerships (except Baron Strategic Investment Fund II, Ltd.) is also entitled to earn a real estate commission for its efforts leading to a sale of any partnership property or any property securing a second mortgage loan provided or acquired by the partnership. The commission in respect of all such Exchange Partnerships (except Florida Income Advantage Fund I, Ltd., Florida Income Appreciation Fund I, Ltd., and Realty Opportunity Income Fund VIII, Ltd.) may be in an amount equal to 50% of any commissions paid to an outside broker on the, but in no event greater than 3% of the sales proceeds. The Corporate General Partners of such three Exchange Partnerships and their affiliates may earn a real estate commission of up to 6% of the sale price, if permitted under applicable law. The payment of any real estate commission earned as described above is subordinated to the preferred return of the limited partners of such partnerships.

     Each of the Exchange Partnerships pays their general partner a monthly administrative fee of $500, except Central Florida Income Appreciation Fund, Ltd. and Brevard Mortgage Program, Ltd., which pay a monthly administrative fee of $750, and Baron Strategic Investment Fund IV, Ltd., Baron Strategic Investment Fund V, Ltd., Baron Strategic Investment Fund VI, Ltd., Baron Strategic Investment Fund VIII, Ltd., Baron Strategic Investment Fund IX, Ltd., Baron Strategic Investment Fund X, Ltd., Florida Capital Income Fund IV, Ltd., and GSU Stadium Student Apartments, Ltd., which pay a monthly administrative fee of $1,000.

     The Corporate General Partner of each Participating Exchange Partnership has agreed to waive all fees payable to it by the partnership following the Exchange Offering, including without limitation annual administrative fees, acquisition fees and real estate commissions, and to assign to the Operating
Partnership all back-end economic interests attributable to the Corporate General Partnership's general partner interest in the partnership. Accordingly, the Exchange Partnership Agreement of each Participating Exchange Partnership will be amended following the Exchange Offering to delete the payment of the foregoing fees.

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as General Partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders of Operating Partnership Units on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at " - Economic Interest."

The Trust: The table included in this Prospectus at "COMPENSATION OF MANAGING PERSONS AND AFFILIATES - The Trust" describes all reimbursement payments that may be received by the Managing



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Shareholder  and its  affiliates  for expenses  incurred in connection  with the preparation of the prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property.

Meetings and Voting Rights

Exchange Partnerships: Meetings of the partners of each Exchange Partnership may be called at any time, either by the Corporate General Partner or by limited partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which limited partners may vote. The following actions require the affirmative vote of limited partners holding at least a majority of the outstanding Exchange Partnership Units in respect of an Exchange Partnership:
(a) reforming the partnership to replace the Corporate General Partner; (b) acceptance of the resignation of the Corporate General Partner; (c) revising any contract between the Exchange Partnership and any affiliate of the Corporate General Partner; (d) removal of the Corporate General Partner; (e) dissolution of the Exchange Partnership prior to the expiration of its term except as otherwise provided in the applicable partnership agreement or as required by law; (f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement as described above at " - Amendments of Governing Agreements."

     The consent of all limited partners is required for the following actions by each Exchange Partnership: (a) contravening the respective partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; and (d) allowing the Corporate General Partner to possess partnership assets for other than a partnership purpose.

     As a result of certain amendments to be made to the partnership agreement of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, the Corporate General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the Corporate General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the general partner in connection with the liquidation of the partnership. See below at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners of the Operating Partnership may be called by the Trust (as General Partner) and by Limited Partners holding at least 25% of the outstanding Operating Partnership Units. The consent of Limited Partners holding at least a majority of the outstanding Operating Partnership Units is required for action by the Limited Partners, except where otherwise provided in the Operating Partnership Agreement as described below. Voting by the Limited Partners may be conducted at a meeting of the partners or without a meeting by written consent. Limited Partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

     The following actions of the Operating Partnership require the consent of all Limited Partners of the Operating Partnership: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement;
(c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Act.

     In addition, the consent of the Limited Partners holding at least a majority of the outstanding Operating Partnership Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the




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


termination of its term as specified in the Operating Partnership Agreement. Limited Partners holding a majority of the outstanding Operating Partnership Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

The Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Managing Shareholder and Shareholders holding at least a majority of the outstanding Trust Shares entitled to vote on such matter approve staggered elections for such positions, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Trust Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and (c) the dissolution or liquidation of the Trust following its initial property investments.

     In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method and Period

Exchange Partnerships, Operating Partnership and the Trust: The accounting period of the Exchange Partnerships, the Operating Partnership and the Trust will end on December 31 of each year. Each of them utilize the accrual method of accounting for their operations.


                           CAPITAL STOCK OF THE TRUST

General

     The Declaration of Trust authorizes the Trust to issue up to 25,000,000 Shares of beneficial interest, no par value per Share, consisting of Common Shares and of Preferred Shares of such classes with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Managing Shareholder may create and authorize from time to time in accordance with Delaware law and the Declaration. Prior to the Cash Offering, there were no Shares outstanding. The Trust is offering for sale up to 2,500,000 Common Shares in the Cash Offering. If the Exchange Offering is completed as contemplated, Offerees would receive up to 2,500,000 Units in the Operating Partnership which would be exchangeable into 2,500,000 additional Common Shares.

     The following description summarizes all material terms and provisions of the Common Shares. The Common Shares when paid for and issued will be fully paid and non-assessable. Each Common Share is equal in all respects to every other Common Share and entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Holders of Common Shares do not have the right to cumulate their votes in the election of members of the Board, which means that the holders of a majority of the outstanding Common Shares can elect all of the nominees for Board positions then standing for election. Shareholders are entitled to such distributions as may be declared from time to time by the Managing Shareholder out of funds legally available therefor. Shareholders will be entitled to receive any distributions declared by the Managing Shareholder on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to distributions. Holders of Common Shares have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Trust in the future. In the event of a



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liquidation,  dissolution  or  winding  up of  the  affairs  of the  Trust,  the
Shareholders are entitled to share ratably in the assets of the Trust remaining after provision for payment of all liabilities to creditors and payment of liquidation preferences and accrued dividends, if any, on any series of Preferred Shares that may have been issued.

Transfer Agent

     American Stock Transfer & Trust Company ("ASTTC"), New York, New York, will serve as the escrow agent for the Cash Offering and the Exchange Offering, and the transfer agent and registrar for the Common Shares and the Units. In the Exchange Offering, ASTTC will act as the Exchange Agent, holding in escrow the Operating Partnership Units being offered and Exchange Partnership Units tendered by Offerees who elect to accept the offering. See "THE EXCHANGE OFFERING - The Exchange Agent." ASTTC will also hold in an escrow account the Units acquired by the Original Investors in connection with the formation of the Trust and the Operating Partnership as described at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions."

Restrictions on Ownership and Transfer

     The Trust's Declaration of Trust contains certain restrictions on the number of Shares of the Trust that individual Shareholders may own. For the Trust to qualify as a REIT under the Code, no more than 50% in value of its Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year) or during a proportionate part of a shorter taxable year. The Shares must also be beneficially owned (other than during the first taxable year) by 100 or more persons during at least 335 days of each taxable year or during a proportionate part of a shorter taxable year. Because the Trust expects to qualify as a REIT, the Declaration of Trust contains restrictions on the acquisition of Shares intended to ensure compliance with these requirements.

     Subject to certain exceptions specified in the Declaration of Trust, no Shareholder (other than the Original Investors) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5% (the "Ownership Limit") of the Trust's Shares. The Managing Shareholder (upon receipt of a ruling from the Internal Revenue Service (the "Service") or an opinion of counsel or other evidence satisfactory to the Managing Shareholder and upon such other conditions as the Managing Shareholder may require) may in its discretion waive the Ownership Limit depending on the then existing facts and circumstances surrounding the proposed transfer, including without limitation, the identity of the party requesting such waiver, the number and extent of Share ownership of other Shareholders, the aggregate number of outstanding Shares and the extent of any contractual restrictions (other than that contained in the Declaration of Trust) on any Shareholders relating to transfer of their Shares. See Section 2A.12 of the Declaration of Trust. As a condition of such exemption, the intended transferee must give written notice to the Trust of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit. The Managing Shareholder (wholly owned and controlled, along with the Corporate General Partner of each Exchange Partnership, by Mr. McGrath) may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT. Any transfer of the Shares that would (i) create a direct or indirect ownership of the Shares in excess of the Ownership Limit,
(ii) result in the Shares being owned by fewer than 100 persons or (iii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the Shares. The foregoing restrictions on transferability and ownership will not apply if the Managing Shareholder determines, which determination must be approved by the Shareholders, that it is no longer in the best interests of the Trust to attempt to qualify, or to continue to qualify, as a REIT.

     Any purported transfer of Shares that would result in a person owning Shares in excess of the Ownership Limit or cause the Trust to become "closely held" under Section 856(h) of the Code that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"), which will be transferred by operation of law to the Trust as trustee for the exclusive benefit of the person or persons to whom the Excess Shares are ultimately transferred, until such time as the intended transferee re-transfers the Excess Shares. While these Excess Shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions. Subject to the


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

Ownership Limit, the Excess Shares may be transferred by the intended transferee to any person (if the Excess Shares would not be Excess Shares in the hands of such person) at a price not to exceed the price paid by the intended transferee (or, if no consideration was paid, fair market value), at which point the Excess Shares will automatically be exchanged for the Shares to which the Excess Shares are attributable. In addition, such Excess Shares held in trust are subject to purchase by the Trust at a purchase price equal to the lesser of the price paid for the Shares by the intended transferee (or, if no consideration was paid, fair market value) as reflected in the last reported sales price reported on the New York Stock Exchange ("NYSE") on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price of such Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such Shares may be traded, or if not then traded over any exchange or quotation system, then the market price of such Shares on the relevant date as determined in good faith by the Managing Shareholder of the Trust.

     From and after the intended transfer to the intended transferee of the Excess Shares, the intended transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to such Shares except the right to payment of the purchase price of the Shares on the retransfer of Shares as provided above. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Trust that such Shares have been transferred in violation of the provisions of the Trust's Declaration shall be repaid to the Trust upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.

     All certificates representing Shares will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding Shares of the Trust must give a written notice to the Trust by January 31 of each year. In addition, each Shareholder shall upon demand be required to disclose to the Trust in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Managing Shareholder deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.


                                 CAPITALIZATION

     The following table sets forth the capitalization of the Operating Partnership on a pro forma basis, assuming the completion of the sale of the maximum number of 2,500,000 Common Shares being offered in the Cash Offering (______ shares have been sold as of the date of this Prospectus). As described above at "THE TRUST AND THE OPERATING PARTNERSHIP - The Operating Partnership," the Trust will contribute net proceeds from its Cash Offering in exchange for a number of Units equivalent to the number of Common Shares sold by the Trust in the Cash Offering. The subscription price for each Common Share being offered in the Cash Offering is $10.00, and is payable in full in cash upon subscription. For purposes of determining capitalization, such amount has been calculated after deducting commissions and reimbursable offering expenses, estimated to be approximately $1.00 per Common Share to be paid out of the proceeds of the Cash Offering. The capitalization of the Operating Partnership set forth below does not take into account any proposed acquisitions of property interests by the Operating Partnership in exchange for Units registered in connection with the Exchange Offering and the subsequent exchange by Unitholders of such Units for Common Shares. The Operating Partnership will not receive any cash proceeds from the Exchange Offering. The Original Investors provided initial capitalization of the Operating Partnership in the amount of $100,000. See "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions."



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


                                                    Maximum Common Shares
                                               Sold in Cash Offering (2,500,000)
                                               ---------------------------------

Capital Contribution by the Trust:                    $21,500,000
Capital Contribution by Original Investors:               100,000

Total Capitalization                                  $21,600,000



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


                           TERMS OF THE CASH OFFERING

     The Trust is offering in the Cash Offering a maximum of 2,500,000 Common Shares of beneficial interest in the Trust at $10.00 per Common Share
($25,000,000 in the aggregate). See "CAPITAL STOCK OF THE TRUST" and "CAPITALIZATION." As of the date of this Prospectus, the Trust has sold _______ Common Shares in the Cash Offering (gross proceeds of $_________). All offering proceeds received by the Trust have been released from the escrow account with American Stock Transfer & Trust Company since the Trust has fulfilled the $500,000 minimum gross proceeds escrow condition.

     All of the Common Shares to be issued or sold by the Trust in the Cash Offering will be tradable without restriction under the Securities Act, but will be subject to certain restrictions designed to permit the Trust to qualify and maintain its REIT status under the Code for federal income tax purposes. See above at "THE TRUST AND THE OPERATING PARTNERSHIP - Ownership of the Trust and the Operating Partnership" for a description of the ownership of the Common Shares being offered hereby and the Units of limited partnership interest in the Operating Partnership on a pro forma basis, assuming that all or a portion of the Common Shares being offered in the Cash Offering are sold and the Exchange Offering is completed in whole or in part.

     After payment of commissions and reimbursable expenses related to the Cash Offering, the Trust is required to contribute the remaining funds to the Operating Partnership to be used to fund investments or to pay expenses other than those associated with the Cash Offering, as determined by the Trust in its discretion. See "THE TRUST AND THE OPERATING PARTNERSHIP - The Operating Partnership."

     The Common Shares will be offered and sold in the Cash Offering on a non-exclusive best efforts basis through Sigma Financial Corporation (the "Dealer Manager"), a Michigan corporation which is a member of the National Association of Securities Dealers, Inc. ("NASD") and registered as a broker-dealer with the Securities and Exchange Commission and with the appropriate authority of each state where offers of the Common Shares will be made. Sigma Financial Corporation, which is not affiliated with the Managing Shareholder or any of its affiliates, has acted as dealer manager for certain private offerings of limited partner interests in real estate investment limited partnerships sponsored by affiliates of the Managing Shareholder and is expected to act as dealer manager in certain future programs sponsored by affiliates of the Managing Shareholder. The Dealer Manager may select other NASD member firms as co-manager or selected broker-dealers to participate in the Cash Offering. Asset Allocation Securities Corp., Calton & Associates, Inc., Oakbrook Investment Brokers Inc. and Strategic Assets, Inc., each a member of the NASD, have entered into selling agreements with the Dealer Manager and will participate in the sale of Common Shares in connection with the Cash Offering.

     The Dealer Manager and participating broker-dealers have entered into an Underwriting Agreement with the Trust pursuant to Appendix F of the Rules of Fair Practice of the NASD. The Dealer Manager and participating broker-dealers will receive selling commissions in an amount equal to 8% of the subscription price for all Common Shares sold by them. The Dealer Manager may reallocate a portion or all of its commission. The Trust reserves the right to waive the payment of all or a part of a commission by one or more investors in the Cash Offering, in which case the cost of the Common Shares acquired by such investors will be less than the cost of equivalent Common Shares to an investor paying a commission, provided, however, the Trust will exercise such waiver right on a case by case basis according to the facts and circumstances involved.

     In addition, the Dealer Manager and the participating broker-dealers will be entitled to receive a warrant ("Warrant") to acquire a number of Common Shares in an amount equal to 8.5% of the number of Common Shares sold in the Cash Offering by the Dealer Manager or participating broker-dealers selected by it, at a purchase price equal to $13.00 per Common Share. The Warrant will be exercisable for a period of four years following the first anniversary of the grant of the Warrant. For a period of six years following the grant of the Warrant, any registered holder of the Warrant or Common Shares issued upon exercise of the Warrant may request that the Trust include such securities as well as any Common Shares underlying any unexercised portion of the Warrant in any registration statement that the Trust determines to file under the Securities Act. Such registration would be at the Trust's



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


expense, excluding underwriter's compensation and expense allowance relating to the requesting holder's securities to be registered and fees and expenses of such holder's counsel.

     Pursuant to the Underwriting Agreement, the Dealer Manager and participating broker-dealers will not be obligated to purchase any Common Shares, but will only be required to use their best efforts to sell Common Shares to suitable offerees. The agreement may be terminated by either party in certain circumstances. The Trust and the Dealer Manager have agreed to indemnify each other against or to contribute to losses arising out of certain liabilities, including liabilities arising under the Security Act. The Trust has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Nevertheless, the parties may seek to enforce such indemnification and rights to contribution which are expressly provided under the agreement.

     The Trust will reimburse the Managing Shareholder for distribution, due diligence and organizational expenses incurred in connection with the formation of the Trust and the Operating Partnership and with the Cash Offering, in an amount not to exceed 1% of the aggregate subscription price paid for Common Shares in the Cash Offering. To the extent the distribution, due diligence and organizational expenses exceed 1% of gross proceeds of the Cash Offering, those expenses will not be reimbursed. The Trust will also reimburse the Managing Shareholder for legal, accounting and consulting fees and printing, filing, recording, postage and other miscellaneous expenses incurred in connection with the Cash Offering, in an amount not to exceed 1% of the aggregate subscription price paid for Common Shares in the Cash Offering. Any such expenses of the Managing Shareholder in excess of 1% of the aggregate subscription price paid for Common Shares in the Cash Offering will be paid by the Managing Shareholder. Such reimbursements will be payable out of the net proceeds of the Cash Offering.

     In addition, the Trust will reimburse the Managing Shareholder for expenses incurred prior to and during the Cash Offering for investigating and evaluating investment opportunities for the Trust and the Operating Partnership and assisting them in effecting their investments, in an amount not to exceed 4% of the aggregate subscription price paid for Common Shares in the Cash Offering. Such reimbursements will be payable from available net proceeds of the Cash Offering or as cash flow permits as determined by the Board of the Trust.

     The termination date of the Cash Offering (the "Termination Date") is scheduled to be April 30, 1999 or an earlier or later date (no later than November 30, 1999) determined by the Managing Shareholder as specified below. The Managing Shareholder may in its sole discretion terminate the Cash Offering at any time before the scheduled Termination Date or extend the scheduled Termination Date to any date or from date to date which is no later than the earlier to occur of the date by which all 2,500,000 Common Shares being offered have been sold and November 30, 1999.

     The Managing Shareholder will have the right to withdraw the Offering of Common Shares at any time prior to the Termination Date, in which case the Trust will be immediately dissolved at the expense of the Managing Shareholder and all subscription funds will be returned promptly to the subscribers. If the Managing Shareholder withdraws the Offering, any person that has received fees or other payments from the proceeds of the Cash Offering will be required to return such fees or payments to the Trust upon the demand of the Managing Shareholder.

     The Common Shares being sold in the Cash Offering have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust has not yet registered the Common Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or applied for their listing on any securities exchange. The Trust will apply for listing on the American Stock Exchange ("AMEX") of the Common Shares being offered in the Cash Offering and of the Common Shares into which Units to be offered in the Exchange Offering are exchangeable and expects to qualify for AMEX listing and register such Common Shares under the Securities Exchange Act of 1934, as amended, by the end of the third or fourth quarter of 1999. However, there can be no assurance whether the Trust will qualify for such listing on AMEX or any other stock exchange and, if so, of the timing of the effectiveness of any such listing.

     The eligibility for listing or quotation privileges in respect of a particular national securities exchange or over-the-counter market is based on several factors, including without limitation the number of shareholders and



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


market makers, the bid price of the issuer's security, the number and market value of outstanding securities owned by non-affiliates of the issuer, total assets of the issuer, and the amount of shareholders' equity in the issuer. Although the Common Shares acquired by purchasers in the Cash Offering will be freely tradable securities, there can be no assurance that an active trading market will be established or maintained for the Common Shares. The Trust will be required to file periodic reports (Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports and Form 8-KSB or Form 8-K current reports) under the Exchange Act during 1999 and in any subsequent fiscal year in which it has more than 300 Shareholders or it is otherwise required by applicable law to do so. The Trust is expected to have at least 300 Shareholders after the completion of the Cash Offering and accordingly would be required to file such reports on a continuing basis.


                      AMENDMENTS TO PARTNERSHIP AGREEMENTS
                     OF PARTICIPATING EXCHANGE PARTNERSHIPS
                     WITH NON-PARTICIPATING LIMITED PARTNERS

     Following the completion of the Exchange Offering, each limited partner in a Participating Exchange Partnership (as defined below) who elects not to accept the Exchange Offering (individually, a "Non-participating Limited Partner" and collectively, the "Non-participating Limited Partners") will retain his existing interest in the partnership. The Non-participating Limited Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in their respective partnership agreement. See "COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS AND TRUST COMMON SHARES." Although Non-participating Limited Partners in any particular Participating Exchange Partnership together will hold no more than 10% of the limited partnership interest in the partnership, they will have significant influence over certain activities of the partnership and the Operating Partnership by virtue of certain partnership agreement amendments in their favor which will be effected upon completion of the Exchange Offering. For purposes of this Prospectus, the term "Participating Exchange Partnership," which will apply only if the Exchange Offering is completed in part or in full, refers to each Exchange Partnership whose limited partners holding at least 90% of all limited partnership interests therein elect to accept the Exchange Offering, and the term "Participating Exchange Partnerships" refers to all such partnerships as a group.

     The purpose of the amendments is to permit Non-participating Limited Partners in Participating Exchange Partnerships the opportunity to vote as a class whether to approve certain actions which the Operating Partnership might otherwise unilaterally cause a Participating Exchange Partnership to take by exercising the Operating Partnership's voting rights in its capacity as a likely large minority holder or majority holder of limited partnership interests in the partnership following the Exchange Offering.

     The partnership agreement of each Participating Exchange Partnership which has one or more Non-participating Limited Partners following the Exchange Offering will be amended so that such partners will be entitled to vote as a class in respect of all matters as to which limited partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering, with certain exceptions. In addition, the Trust and the Operating Partnership have agreed that in respect of certain proposed actions, the Participating Exchange Partnership must obtain the prior approval of Non-participating Limited Partners holding a majority of the limited partnership interests held by all Non-participating Limited Partners in the partnership. For example, the partnership may not sell its existing property interest, acquire any additional property interests or cease to exist without such approval.

     As a condition of the admission of the Operating Partnership as a limited partner to each Participating Exchange Partnership (by virtue of the completion of exchanges in connection with the Exchange Offering), the Trust and the Operating Partnership have agreed to amend the agreement of limited partnership of each Participating Exchange Partnership (individually, the "Exchange Partnership Agreement," and collectively, the "Exchange Partnership Agreements") in the manner described below, and not to cause the further amendment of the Exchange Partnership Agreement, as long as any Non-Participating Limited Partner remains a limited partner in the partnership, without the prior approval of either (i) all Non-Participating Limited Partners, if unanimous approval is


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required  under  the  Exchange  Partnership  Agreement  prior  to  the  Exchange
Offering, or (ii) Non-participating Limited Partners holding at least a majority of the limited partnership interests held by all Non-participating Limited Partners in the partnership, if the approval of a majority interest is required under the Exchange Partnership Agreement prior to the Exchange Offering. The Exchange Partnership Agreements, as amended, will define these special rights as granted to all limited partners in the respective Participating Exchange Partnerships other than the Trust, the Operating Partnership and any of their respective affiliates.

     Set forth below are the specific Exchange Partnership Agreement amendments that will be effected in respect of each Participating Exchange Partnership which has one or more Non-participating Limited Partners immediately following the completion of the Exchange Offering as to such partnership. For illustration purposes, the section numbers set forth below refer to the Agreement of Limited Partnership of GSU Stadium Student Apartments, Ltd., one of the Exchange
Partnerships whose limited partners are being offered the opportunity to participate in the Exchange Offering. Section numbers may vary among the various Exchange Partnership Agreements, and corresponding amendments will be made to the corresponding sections of the partnership agreements of other applicable Participating Exchange Partnerships.

     1. The Exchange Partnership Agreement will be amended by adding the following provision as Section 16.08 thereof:

     "16.08 Certain Actions Requiring Approval of Unaffiliated Limited Partners

     Without the prior approval of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners:

          (i) The Partnership will not cease to exist; will continue to own the same property interest it owned prior to the completion of the offering of Baron Capital Properties, L.P. to Limited Partners to issue limited partnership interests therein in exchange for Units in the Partnership; and will not acquire any additional property interests or sell any property interests;

          (ii) The Partnership will not reinvest its Distributable Cash [defined in the respective Exchange Partnership Agreements to include all cash received by the Partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, general partner fees and reasonable cash reserves], but rather will continue to distribute such cash to the Limited Partners in the Partnership in accordance with Section 10.02 of this Agreement at least quarterly within 30 days following the end of each fiscal quarter.

          (iii)The Partnership will not reinvest net proceeds from the sale or refinancing of the Partnership's Property, but rather will distribute such proceeds to the Limited Partners in the Partnership in accordance with
     Section 10.03 of this Agreement following repayment of all indebtedness secured by such property."

     As a result of this amendment, following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the respective Participating Exchange Partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the right of limited partners to continue to receive 100% (or 99%, in one case) of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement.

     2. Section 12.03 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:


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     "Except for admission of Limited  Partners to the Partnership in the manner provided in this Article XII and Article XI, no one may subsequently be admitted to the Partnership as a Limited Partner except upon amendment of this Agreement executed and acknowledged by the General Partner and Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners."

     As a result of this amendment, following the Exchange Offering, without the majority approval of the Non-participating Limited Partners of the respective Participating Exchange Partnership voting as a class, the partnership may not admit any additional persons as limited partnerships other than pursuant to
Article XII (which sets forth procedures for admission) and Article XI (pertaining to transfers of limited partnership interests).

     3. Section 12.05(c) of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "(c) The General Partner may cause the Partnership to issue additional Units of the same class as the Units initially offered to Investors in any number to such persons and on such terms as the General Partner may determine, provided, however, the Partnership will either sell those additional Units (i) for a price at least equal to the net asset value per Unit of the Partnership or (ii) for a price not less than the approximate market value of the Units, provided that Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners have approved the sale in advance."

     As a result of this amendment, the Corporate General Partner of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, continues to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units.

     4. Section 15.02 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "If at any time the last remaining General Partner retires, resigns, is removed or fails or ceases for any other reason to act as the General Partner of the Partnership, the Limited Partners may, by a vote of Limited Partners holding at least a majority of the Units then outstanding under
     Section 22.03 within 90 days following such occurrence, elect to continue the Partnership and elect one or more successor General Partners willing to serve in such capacity to continue the business of the Partnership, provided, however, such continuation and election of a successor General Partner(s) may only be effected with the consent of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners. In case the Partnership is continued under the terms and conditions of this Section 15.02, the successor General Partner(s) will be permitted to purchase an interest in the Partnership only in an amount, of a type and at a purchase price consented to by Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners."

     As a result of this amendment, if the last remaining general partner of any Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering (each of the Exchange Partnerships currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the



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


partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. In addition, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class.

     5. Section 15.03 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "The General Partner may announce its intention to retire or resign its position by written notice mailed or delivered to each of the Limited Partners not less than 90 days prior to the effective date of such proposed retirement or resignation. Such retirement or resignation will become effective upon the date specified in such notification but only if Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners consent in writing to said retirement or resignation. In the event of the retirement or resignation of the General Partner, its interest in the Partnership, as General Partner, will be automatically converted into a Limited Partner interest except that it will be entitled to the same allocations of income, gain, expense, loss, deduction and credit and the same distributions to which it would otherwise have been entitled, provided, however, it will not then be entitled to any uncollected fees payable by the Partnership to the extent not accrued before the date of resignation or retirement. The reformation or reorganization of the General Partner, should the General Partner at any time be a corporation or partnership, will not in and of itself constitute the retirement or resignation of the General Partner for purposes of this Section 15.03."

     As a result of this amendment, the Corporate General Partner of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering may retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.

     6. Section 15.05(d) of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "Any contract referred to in subsection (c) above [i.e., agreements entered into between the Partnership and any affiliates of the General Partner (other than any agreements described in the offering documents relating to the original private offering of the Partnership)] will require the approval of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners, exercising their voting rights pursuant to Section 22.03 below, before it may be amended."

     As a result of this amendment, any amendment of any agreement entered into between any Participating Exchange Partnership and any affiliates of the Corporate General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.

     7. Section 15.06(a) of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "A General Partner may be removed only if (i) a court of law with competent jurisdiction over the matter determines that the General Partner is not performing its powers, duties and obligations in the best interests of the Partnership, (ii) Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners consent to such removal and (iii) the General



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


     Partner is given written notice of removal at least 30 days prior to the effective date of such removal. Notwithstanding anything to the contrary contained herein, a General Partner may not be removed by any action if any officer or Affiliate thereof has any personal liability whatsoever on any debt of the Partnership unless and until such liability has been extinguished."

     Prior to the Exchange Offering, the Corporate General Partner of an Exchange Partnership may be removed by limited partners of the partnership holding at least a majority of the outstanding limited partnership interests in the partnership if they determine that the general partner is not performing its duties in the best interests of the partnership, they give the general partner the requisite notice, and no officer or affiliate of the general partner has any personal liability on any debt of the partnership. As a result of the foregoing amendment, except as provided in the last sentence of Section 15.06(a), the Corporate General Partner of a Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering may be removed only if a court of competent jurisdiction finds that the general partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the general partner is given the requisite notice. The effect of this amendment is that following the Exchange Offering, the Corporate General Partner of a Participating Exchange Partnership with one or more Non-participating Limited Partners may be removed only if the Non-participating Limited Partners initiate an action in court to have the general partner removed and the court makes the requisite finding.

     8. Section 16.07 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "The General Partner will list the Partnership's Property for sale with a nationally recognized real estate broker no later than June 30, 2004 and at least every 18 months thereafter until the property is sold, at a price to be determined by the General Partner. The affirmative vote of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners shall be required to effect a sale of all or substantially all of the Partnership's Property."

     As a result of this amendment, following the Exchange Offering, a Participating Exchange Partnership with one or more Non-participating Limited Partners may sell all or substantially all of its property only with the prior approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.

     9. Section 19.02 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "Within 90 days after the end of each Fiscal Year of the Partnership, the General Partner will prepare and furnish to each of the Partners a statement showing net income or loss of the Partnership for Federal income tax purposes and the share thereof allocable to each Partner and any additional information required under Section 15.05(c). Each Limited Partner will be provided annually with financial statements, including a balance sheet and related statements of income and retained earnings and changes in financial position. On the written request of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners, the General Partner will, at the Partnership's request and expense, have such financial statements audited by an independent public accountant in accordance with generally acceptable auditing standards and will promptly send a copy of such audited statements and report of the accountant to each Limited Partner."

     As a result of this amendment, following the Exchange Offering, Non-participating Limited Partners of a Participating Exchange Partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited.



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


     10. The first sentence of Section 20.01 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "The occurrence of any one of the following events will cause the dissolution of the Partnership:

          (1)  The expiration of the term of this Agreement.

          (2) The vote of Limited Partners holding at least a majority of the Units then outstanding to dissolve the Partnership, and in addition the consent to such dissolution of Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners.

          (3) The death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetency of the last remaining General Partner then in office and the refusal of any successor General Partner to replace it, unless Limited Partners holding at least a majority of the Units then outstanding, as provided in Section
               15.02 of this Agreement, vote to continue the Partnership and elect one or more successor General Partners willing to serve in such capacity to continue the business of the Partnership and in addition Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners consent to such continuation, election of such General Partner(s) and the amount, type and purchase price of any interest in the Partnership such successor General Partner(s) may acquire in connection therewith.

          (4)  The  sale  of all  or  substantially  all  of  the  Partnership's
               Property.

          (5) The occurrence of any other event which, by law, would require the Partnership to be dissolved."

     As a result of this amendment, following the Exchange Offering, a Participating Exchange Partnership with one or more Non-participating Limited Partners may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. In addition, the partnership will be dissolved if the last remaining general partner of the partnership (each of the Exchange Partnerships currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.

     11. The third sentence of the second paragraph of Section 20.02 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "The Limited Partners may, by exercising their voting rights under Section 22.03, appoint such a liquidating receiver or trustee to replace the General Partner or the receiver or trustee appointed by the General Partner for the purpose of liquidating the assets of the Partnership, provided, however, such appointment must be consented to by Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners; any such appointment by the Limited Partners will supersede the designation herein of the General Partner or such receiver or trustee appointed by the General Partner."

     Prior to the Exchange Offering, limited partners of each Exchange Partnership, by a vote of at least a majority of the outstanding limited partnership interests in the partnership, had the right to appoint a liquidating receiver or trustee to replace the Corporate General Partner or the receiver or trustee appointed by the general partner in connection with the liquidation of the partnership. As a result of this amendment, in respect of each Participating Exchange Partnership with one or more Non-participating Limited Partners following the Exchange Offering, such replacement also requires the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.

     12. Section 21.01 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "No alterations, modifications, amendments or changes of this Agreement will be effective or binding upon the parties unless the same have been adopted by Limited Partners exercising their voting rights pursuant to
     Section 22.03 and the same has been consented to by Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners, except (i) with respect to one or more amendments admitting Limited Partners, which may be effected in the manner provided in Article XII of this Agreement, (ii) that no Partner's duties or liabilities may be increased and no Partner's interest in the capital, profits, Distributable Cash or Net Proceeds of the Partnership or voting rights may be reduced, without his written consent; and (iii) that this Agreement may be amended by the General Partner without notice to or the approval of the Limited Partners, from time to time for the following purposes: (1) to cure any ambiguity, formal defect or omission or to correct or supplement any provision herein that may be inconsistent with any other provision contained herein or in the Memorandum or to effect any amendment without notice to or approval by Limited Partners, as specified in other provisions of this Agreement; (2) to make such other changes or provisions in regard to matters or questions arising under this Agreement that will not materially and adversely affect the interest of any Limited Partner; (3) to otherwise equitably resolve issues arising under the Memorandum or this Agreement so long as similarly situated Limited Partners are not treated differently; (4) to maintain the federal tax status of the Partnership and any of its Limited Partners (so long as no Limited Partner's liability is materially increased without his consent) or as provided in Section 10.4(c); and (5) to comply with law."

     As a result of this amendment, following the Exchange Offering and except in certain circumstances specified in Section 21.01, the partnership agreement of a Participating Exchange Partnership with one or more Non-participating Limited Partners may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners.

     13. The first sentence of Section 22.02 of the Exchange Partnership Agreement will be deleted and the following substituted therefor:

     "The General Partner, or Limited Partners (other than Baron Capital Trust, Baron Capital Properties, L.P. or any of their respective affiliates) holding at least a majority of the Units then outstanding which are held by all such Limited Partners, may convene a meeting of the Partnership for any matter on which the Partners may vote as provided in this Agreement."

     As a result of this amendment, following the Exchange Offering in respect of each Participating Exchange Partnership with one or more Non-participating Limited Partners, the Corporate General Partner or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited



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Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act.

     14. The Corporate General Partner of each Exchange Partnership is a single-purpose corporation whose stock is owned entirely by Gregory K. McGrath, a founder of the Trust and the Operating Partnership. In connection with the formation of the Trust and the Operating Partnership, Mr. McGrath agreed to waive fees payable under the Exchange Partnership Agreement to the Corporate General Partner of each Participating Exchange Partnership following the Exchange Offering. The fees to be waived include, without limitation, annual administrative fees, any real estate commission that might be earned in connection with the sale of a partnership's property and any fees to cover distribution, due diligence and organizational expenses and legal, accounting, filing, recording and other miscellaneous expenses in connection with additional sales of units of limited partnership interest pursuant to Section 12.05 of the Exchange Partnership Agreement. Moreover, since all the Exchange Partnerships assumed the property management function in respect of their properties in June 1998, no affiliate of any Corporate General Partner will earn a fee for performing property management services. Accordingly, the Exchange Partnership Agreements will be amended to delete the payment of the foregoing fees. For example, Sections 15.04(a)(i) (offering costs relating to future offerings of limited partnership interests), 15.04(a)(ii) (property management fee), 15.04(a)(iii) (real estate commissions), 15.04(b) (acquisition fee), and 15.04(c) (administrative fee) will be deleted.

     As a result of the partnership agreement amendments described above, Non-participating Limited Partners in each Participating Exchange Partnership will have the ability to veto certain actions of the partnership which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership. See "RISK FACTORS - Non-participating Exchange Limited Partners in Participating Exchange Partnerships Will Have Significant Influence over Certain Actions of the Partnerships."

     As described above at "THE EXCHANGE OFFERING," in respect of each Participating Exchange Partnership, Mr. McGrath (the sole stockholder, director and executive officer of the Corporate General Partner of each such partnership) will provide a management proxy to the Board of the Trust or the Operating Partnership will acquire from Mr. McGrath for a nominal amount the outstanding common stock of the Corporate General Partner.


                                OTHER INFORMATION

General

     The Operating Partnership and the Trust undertake to make available to each Offeree or his representative, or both, during the course of the Exchange Offering and prior to the Offeree's acceptance of the Exchange Offering, the opportunity to ask questions of and receive answers from the Operating Partnership, the Trust or any person acting on their respective behalf relating to the terms and conditions of the Exchange Offering and the Cash Offering and to obtain any additional information necessary to verify the accuracy of information made available to such Offeree.

     Prior to making an investment decision respecting the Exchange Offering, each Offeree should carefully review and consider this entire Prospectus and all Exhibits hereto. Offerees are urged to make arrangements with the Trust to inspect any books, records, contracts, or instruments referred to in this Prospectus and other data relating thereto. The Trust is available to discuss with Offerees any matter set forth in this Prospectus or any other matter relating to the Units and the Common Shares into which they are exchangeable, subject to certain conditions, so that Offerees and their advisors, if any, may have available to them all information, financial and otherwise, necessary to formulate a well-informed investment decision.

Authorized Sales Material

     Sales material may be used in connection with the Exchange Offering only when accompanied or preceded by the delivery of this Prospectus. Only sales material that indicates that it is distributed by the Trust, the Operating Partnership or the Managing Shareholder may be distributed to Offerees. Currently, the Operating Partnership intends to distribute to Offerees (i) a letter transmitting this Prospectus and any amendments or supplements thereto which summarizes the Exchange Offering and instructs the Offeree how to proceed if he wishes to accept the offering and (ii) possibly a sales brochure or other written or graphic communications depicting certain information regarding the Operating Partnership, the Trust, the Managing Shareholder and the residential real estate industry. All such additional sales material will be signed by or otherwise identified as authorized by the Trust, the Operating Partnership or the Managing Shareholder. Any other sales material or information has not been authorized for use by the Trust, the Operating Partnership or the Managing Shareholder and must be disregarded by Offerees.

     In certain jurisdictions, some or all of this sales material may not be distributed pursuant to securities law requirements, and in all jurisdictions, the Exchange Offering is made only by this Prospectus and accompanying materials.

     All authorized sales material will be consistent with this Prospectus, as supplemented. Nevertheless, sales material by its nature does not purport to be a complete description of the Exchange Offering and Offerees must review this Prospectus and supplements carefully for a complete description of the Exchange Offering. Authorized sales material should not be considered to be the basis for the Exchange Offering of Units or an Offeree's decision to accept the Exchange Offering. Sales material is not a part of this Prospectus and is not incorporated by reference into this Prospectus unless expressly stated in this Prospectus or supplements hereto.

Financial Statements

     Set forth in Exhibit C are (i) the audited balance sheets of the Trust and the Operating Partnership as of February 3, 1998, the date they commenced operations, and the audited balance sheet of the Managing Shareholder as of February 28, 1998, (ii) the unaudited balance sheets of the Trust and the Operating Partnership as of September 30, 1998 and their respective statement of operations, statement of shareholders' equity (in the case of the Trust only), statement of partners' capital (in the case of the Operating Partnership only) and statements of cash flows for the period beginning with the commencement of operations and ending on September 30, 1998 and (iii) the unaudited balance sheet of the Managing Shareholder as of September 30, 1998..

     As described below, Exhibits D and E to this Prospectus set forth financial statements relating to the 23 Exchange Partnerships (and their interests in 26 Exchange Properties) involved in the Exchange Offering and the three Acquired Properties acquired to date by the Operating Partnership which have historical operating results. The financial statements are presented as of and for the 12-month periods ended December 31, 1996 (where applicable) and December 31, 1997, and for the nine-month period ended September 30, 1998.

     Set forth in Exhibit D to this Prospectus are statements of revenues and certain expenses for each of the 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest, for the 12-month periods ended December 31, 1996 and December 31, 1997 (audited) and for the nine-month period ended September 30, 1998 (unaudited). The statements of revenues and certain expenses exclude material expenses described in the notes thereto (including partnership administrative expenses, major maintenance, depreciation, amortization and professional fees) that would not be comparable to those resulting from the proposed future operations of the Exchange Properties and the Acquired Properties.

     Also set forth in Exhibit D for each of the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships are their respective balance sheet, statement of operations, statement of partners' capital and statement of cash flow.

     Set forth in Exhibit E are statements of revenues and certain expenses for each of the three Acquired Properties acquired to date by the Operating Partnership which have historical operating results, and the combined statement of revenues and certain expenses for such properties for the years ended December 31, 1996 and December 31, 1997 (audited) and for the nine-month period ended September 30, 1998 (unaudited).

     Set forth at the end of Exhibit D are the pro forma balance sheet as of September 30, 1998 and statement of operations for the nine-month period ended September 30, 1998, for each of the Trust and the Operating Partnership, giving effect to the acquisition by the Operating Partnership of 100% of the Exchange Partnership Units of the Exchange Partnerships in connection with the Exchange Offering and the already completed acquisition of three Acquired Properties which have historical operating results. Pro forma financial statements for the two entities have also been included in Exhibit D which were prepared assuming only the minimum participation of Offerees (i.e., acceptance by Offerees of Units with an assigned value of $6,000,000).

     The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering. See above at "INITIAL REAL ESTATE INVESTMENTS - The Exchange Properties" and " - Acquired Properties" and "SELECTED FINANCIAL DATA."


                                   LITIGATION

     There are no pending legal proceedings to which the Trust, the Operating Partnership or the Managing Shareholder is a party which are material to the operations of the Trust and the Operating Partnership, and the Trust and the Managing Shareholder have no knowledge that any such legal proceedings are contemplated or threatened by any third party.

                                     EXPERTS

     The audited balance sheets of the Trust and the Operating Partnership as of February 3, 1998 and the audited balance sheet of the Managing Shareholder as of February 28, 1998 have been included herein and in the Registration Statement in reliance upon the reports of Rachlin Cohen & Holtz, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in auditing and accounting.

     The statements of revenues and certain expenses for each of the 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest for the 12-month periods ended December 31, 1996 and December 31, 1997 (set forth in Exhibit D hereto) and the statements of revenues and certain expenses for the three Acquired Properties acquired to date by the Operating Partnership which have historical operating results for the same periods (set forth in Exhibit E hereto) have been included herein and in the Registration Statement in reliance upon the reports of Elroy D. Miedema, an independent certified public accountant, appearing herein, and upon the authority of said independent certified public accountant as an expert in accounting and auditing.

     The balance sheets, statements of operations, statements of partners' capital and statements of cash flow for each of the six Exchange Mortgage
Partnerships and four Exchange Hybrid Partnerships for the 12-month periods ended December 31, 1996 (where applicable) and December 31, 1997 (set forth in Exhibit D hereto) have been included herein and in the Registration Statement in reliance upon the reports of Rachlin, Cohen & Holtz, independent certified public accountants, appearing herein, and upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

     The authority of the Operating Partnership to issue Units offered hereby is being passed upon for the Trust by Schoeman, Marsh & Updike, LLP, New York, New York, counsel to the Trust. Copies of the draft opinion letter of counsel as to the Operating Partnership's authority to issue the Units may be obtained by writing to the Trust. The firm will be partially compensated with Units with an initial assigned value of up to approximately $150,000 for legal services performed for the Trust and the Operating Partnership in connection with the Cash Offering and the Exchange Offering. Such Units will be paid out of Units issued to one of the founders of the Trust and the Operating Partnership in connection with their formation. The actual number thereof will depend upon the number of Common Shares to be sold in the Cash Offering and the number of Units to be issued in the Exchange Offering.

     Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, has passed on certain tax matters as described under "FEDERAL INCOME TAX CONSIDERATIONS." The tax opinion is not included as an appendix to this Prospectus, but has been filed with the Commission as an exhibit to the Operating Partnership's registration statement. Upon receipt of a written request made to Sharon Studt at Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, by an Offeree or his representative who has been so designated in writing, the Operating Partnership will transmit promptly a copy of the tax opinion, without charge. Counsel to the Trust and the Managing Shareholder will not represent or advise any Offeree in connection with the Exchange Offering. THEREFORE, EACH OFFEREE SHOULD CONSULT THE INVESTOR'S OWN LEGAL, TAX AND INVESTMENT COUNSEL.

     The representation of counsel to the Trust has been limited to matters specifically addressed to it. No Offeree should assume that counsel to the Trust has in any manner investigated the merits of an investment in the Units or the Common Shares into which the Units are exchangeable, subject to certain conditions, or undertaken any role other than assisting in, and reviewing items specifically referred to it with regard to, the preparation of this Prospectus and the issuance of the opinions referred to above. In assisting in the preparation of this Prospectus, counsel to the Trust has relied upon the representations and statements of (i) the Trust and the Managing Shareholder as to facts regarding the Operating Partnership, the Trust and the Managing Shareholder and their respective affiliates and their proposed activities and
(ii) the Corporate General Partners as to facts regarding the Exchange Partnerships and their respective affiliates. Counsel to the Trust has not independently verified such representations and statements.


                        EXPENSES OF THE EXCHANGE OFFERING


     All legal, accounting, due diligence and other expenses incurred by each of the Exchange Partnerships and the Operating Partnership incident to the Exchange Offering will be paid by the party incurring such expense, except that all of the expenses incurred in connection with the preparation, filing, printing and distributing of the Registration Statement and the Prospectus, and completion of the transactions described therein (estimated to be approximately $440,000) will be paid by the Operating Partnership out of the net proceeds of the Trust's Cash Offering and net available cash flow. No special fees or commissions have been or will be paid to the Managing Shareholder, any Corporate General Partner of an Exchange Partnership, or any of their respective affiliates, in connection with the Exchange Offer. As of the date of this Prospectus, in connection with the Exchange Offering, each Exchange Partnership has paid out of available cash flow an estimated amount in the range of $26,000 to $38,000 of expenses. The Exchange Partnerships are not expected to incur any significant additional expenses related to the offering.


     Set forth below is an itemized list of all expenses incurred or estimated to be incurred in connection with the Exchange Offering and the persons responsible for paying such expenses:



                                                                    Actual Amount
Type of Expense                                                     to Date or Estimate             Party Responsible for Paying
- ---------------                                                     --------------------            ----------------------------

Commission Registration Filing Fees                                   $  7,576                      Operating Partnership
State Registration Filing Fees                                        $ 50,000      (est.)          Operating Partnership
Legal Fees, including preparation of offering documents,
opinions and state registration filings                               $355,000      (est.)          Operating Partnership
Printing, Mailing and Solicitation Expenses                           $ 25,000      (est.)          Operating Partnership
                                                                      --------------------
                     Total                                            $437,576      (est.)

     The Operating Partnership may elect to reimburse brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this Prospectus and other materials to, and obtaining instructions relating to such materials from, Offerees. Any broker-dealer who assists the Operating Partnership in consummating the Exchange Offering with individual Offerees who accept the offering will be paid a commission equal to a number of unregistered Common Shares of the Trust having a value equal to 5% of the initial value assigned to the Operating Partnership Units exchanged in the particular transactions.


                             ADDITIONAL INFORMATION

     Prior to the commencement of the Cash Offering and the Exchange Offering, neither the Trust nor the Operating Partnership was a reporting company under the Securities Exchange Act of 1934, as amended. The Operating Partnership has filed with the Commission a Registration Statement (of which this Prospectus is a part) on Form S-4 under the Securities Act with respect to the Operating Partnership Units being offered in this Exchange Offering. The Trust has filed with the Securities and Exchange Commission (the "Commission") a Registration
Statement (of which a separate Prospectus is a part) on Form SB-2 under the Securities Act with respect to the Common Shares offered in the Cash Offering. The prospectuses do not contain all the information set forth in the respective Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in the prospectuses as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the respective Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto and to the prospectus being used in the Cash Offering. For further information regarding the Operating Partnership and the Units being offered hereby and the Trust and the Common Shares being offered in the Cash Offering, reference is hereby made to the respective Registration Statement and such exhibits and schedules.

     The Registration Statements and exhibits and schedules forming a part thereof filed by the Operating Partnership and the Trust with the Commission can be inspected and copies obtained from the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     At the Commission's Public Reference Room, the public may also read and copy any materials filed with the Commission by the Trust and the Operating Partnership. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site (address: hhtp://www.sec.gov.) that contains reports, proxy and information statements, and other information regarding issuers, such as the Trust and the Operating Partnership, which file electronically with the Commission.

     The Trust and the Operating Partnership will furnish their Shareholders and Unitholders with annual reports containing financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                                    GLOSSARY

     Whenever used in this Prospectus, the following terms shall have the meanings set forth below, unless the context indicates otherwise. The singular shall include the plural and the masculine gender shall include the feminine, and vice versa, as the context requires. In addition, the term "person" and its pronouns "he," "she," "him," and "her" as used in this Prospectus shall include natural persons of the masculine and feminine gender and entities, including, without limitation, corporations, partnerships, limited liability companies and trusts, unless the context indicates otherwise.

     "Acquired Properties" refers to four residential apartment properties referred to as Alexandria Apartments, Crystal Court Apartments - Phase II, Heatherwood Apartments - Phase I and Riverwalk Apartments which are located in Cincinnati, Ohio and Lakeland, Kissimmee and New Smyrna, Florida, respectively. Between June and November 1998, the Operating Partnership acquired beneficial ownership of the properties. See "INITIAL REAL ESTATE INVESTMENTS - The Acquired Properties."

     "Affiliate" An "affiliate" of, or person "affiliated" with, a specified person includes any of the following:

     (a)  Any  person  that  directly,   or  indirectly   through  one  or  more
intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     (b) Any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person.

     (c) Any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person.

     (d) Any executive officer, director, trustee or general partner of such other person.

     (e) Any legal entity for which such person acts as an executive officer, director, trustee or general partner.

     "AMEX" refers to the American Stock Exchange or any successor exchange.

     "Baron Advisors" means Baron Advisors, Inc., a Delaware corporation which is the initial Managing Shareholder of the Trust.

     "Baron Properties" means Baron Capital Properties, Inc., a Delaware corporation which is the initial Corporate Trustee of the Trust, with its principal place of business located at 1105 North Market Street, Wilmington, Delaware 19899.

     "Board" refers to the Managing Shareholder and the Independent Trustees, acting together as the initial Board of the Trust in accordance with the terms of the Declaration, and their successors in such capacity.

     "Business Day" means a day other than a Saturday, Sunday or other day in which commercial banks in New York City are authorized or required by law to close.

     "Cash Offering" refers to the offering by the Trust to the public of 2,500,000 Common Shares in the Trust for a purchase price of $10 per share pursuant to the Trust's Prospectus dated May 15, 1998, as amended August 11, 1998, and as it may be further amended or supplemented from time to time.

     "Certificate"   means  the  Certificate  of  Limited   Partnership  of  the
Partnership, as amended from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any rules and regulations promulgated thereunder.

     "Commission" means the Securities and Exchange Commission.

     "Common Share" means a beneficial interest in the Trust designated as a Common Share by the Trust in accordance with Sections 1.6 and 2.1 of the Declaration of Trust.

     "Corporate General Partner" means the respective corporation which is the sole general partner of one of the 23 Exchange Partnerships whose limited partners will be offered the opportunity to participate in the Exchange Offering. All such corporate general partners, which are controlled by Gregory
K. McGrath, one of the founders of the Trust and the Operating Partnership, are referred to herein collectively as the "Corporate General Partners."

     "Corporate Trustee" means Baron Capital Properties, Inc., a Delaware corporation which is the trustee of the Trust under the Declaration, and its successors. The Corporate Trustee acts as legal holder of the Trust Property, subject to the terms of the Declaration. Its address is 1105 North Market Street, Wilmington, Delaware 19899.

     "Dealer  Manager"  refers  to  Sigma  Financial  Corporation,   a  Michigan
corporation which is the broker-dealer selected by the Managing Shareholder to be the dealer manager of the Cash Offering.

     "Declaration" or "Declaration of Trust" means the Amended and Restated Declaration of Trust for the Trust made as of August 11, 1998, which establishes the Trust and the rights and obligations of the Managing Shareholder, the Trustees, other members of the Board of the Trust and the Shareholders.

     "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, as amended.

     "Election Form" represents the election form accompanying this Prospectus which Offerees are required to complete, sign and date and then return to the Exchange Agent to indicate whether they elect to accept or decline the Exchange Offering.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" refers to the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder.

     "Exchange Agent" refers to American Stock Transfer & Trust Company, New York, New York, which will act as agent for the Operating Partnership for the purpose of receiving tenders of certificates representing Exchange Partnership Units, Election Forms and related documents, and as agent for tendering Exchange Limited Partners for the purpose of receiving certificates representing Exchange Partnership Units, Election Forms and related documents and transmitting Operating Partnership Units to validly tendered Exchange Limited Partners.

     "Exchange Equity Partnership" refers to each of the 13 Exchange Partnerships involved in the Exchange Offering whose sole real estate asset is record title to a residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns record title to a property. Such partnerships are collectively referred to as the "Exchange Equity Partnerships." See "THE EXCHANGE OFFERING."

     "Exchange Hybrid Partnership" refers to each of the four Exchange Partnerships involved in the Exchange Offering which own a combination of (i) all or a portion of the direct or indirect equity interest in one or more residential apartment properties and (ii) an undivided subordinated mortgage interest in one or more properties (and in one case, unsecured debt interests). Such partnerships are collectively referred to as the "Exchange Hybrid Partnerships." See "THE EXCHANGE OFFERING."

     "Exchange Limited Partners" refers to the individual limited partners to which the Operating Partnership will make the Exchange Offering in connection with the initial transactions thereunder, including the limited partners in 23 Exchange Partnerships described herein. See "THE EXCHANGE OFFERING."

     "Exchange Mortgage Partnerships" refers to each of the six Exchange Partnerships involved in the Exchange Offering whose only real estate assets are the entire or an undivided subordinated mortgage interest in one or more residential apartment properties (and in one case, unsecured debt interests). Such partnerships are collectively referred to as the "Exchange Mortgage Partnerships." See "THE EXCHANGE OFFERING."

     "Exchange Offering" refers to the exchange offering, being made pursuant to this Prospectus, under which the Operating Partnership will offer to issue registered Units in exchange for limited partnership interests in real estate limited partnerships which directly or indirectly own equity and/or debt interests in residential apartment properties. See "SUMMARY OF THE TRUST AND THE OPERATING PARTNERSHIP" and "THE EXCHANGE OFFERING."

     "Exchange Partnerships" refers to the 23 real estate limited partnerships (referred to herein as either an Exchange Equity Partnership, Exchange Hybrid Partnership or Exchange Mortgage Partnership - see definitions of such terms) whose limited partners will be offered the opportunity by the Operating Partnership to exchange their limited partnership interests in such partnerships for Operating Partnership Units. Each Exchange Partnership directly or indirectly owns an equity and/or debt interest in one or more residential apartment properties and is managed by a Corporate General Partner which is an Affiliate of the Managing Shareholder. In the Exchange Offering, the Operating Partnership will acquire beneficial ownership of all or a substantial majority of the underlying property interests of each Participating Exchange Partnership. See "INITIAL REAL ESTATE INVESTMENTS."

     "Exchange Properties" refers to the 26 residential apartment properties in which Exchange Partnerships directly or indirectly own an equity and/or debt interest. In the Exchange Offering, the Operating Partnership will offer to acquire a direct or indirect equity or debt interest in the Exchange Properties by acquiring limited partnership interests in each Participating Exchange Partnership which currently owns such interests. See "THE EXCHANGE OFFERING" and "INITIAL REAL ESTATE INVESTMENTS."

     "Expiration Date" means 5:00 p.m., New York City time, on the date specified in the Election Form by which Offerees are required to tender their Exchange Partnership Units if they elect to accept the Exchange Offering, unless the Exchange Offering is extended by the Operating Partnership (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offering is extended).

     "First Mortgage" refers to a Mortgage which takes priority or precedence over liens of Junior Mortgages on a particular property.

     "First Mortgage Loan" means a Mortgage Loan secured or collateralized by a First Mortgage.

     "Fiscal Period" means a quarter ending on March 31, June 30, September 30 or December 31 of each Fiscal Year.

     "Fiscal Year" means a year ending on December 31. The first Fiscal Year of the Trust and the Operating Partnership may begin after January 1 and consequently have a duration of less than 12 months. The last Fiscal Year of the Trust and the Operating Partnership may end before December 31 and consequently have a duration of less than 12 months.

     "General Partner" refers to the Trust and any successor in its capacity as general partner of the Operating Partnership.

     "Independent Trustee" means a Trustee of the Trust who meets certain qualifications described herein at "MANAGEMENT - The Board of the Trust and Trustees - Independent Trustees" and who becomes an Independent

Trustee of the Trust under the terms of the Declaration and serves on the Board of the Trust. See Section 7.5 of Declaration of Trust. All Independent Trustees are referred to herein collectively as the "Independent Trustees."

     "IRAs" means individual retirement accounts.

     "IRS" or "Service" means the Internal Revenue Service.

     "Junior Mortgage" refers to a Mortgage which (i) has the same priority or precedence over charges or encumbrances upon real property as that required for a First Mortgage except that it is subject to the priority of one or more Mortgages and (ii) must be satisfied before such other charges or liens (other than prior Mortgages) are entitled to participate in the proceeds of any sale.

     "Junior Mortgage Loan" refers to a Mortgage Loan secured or collateralized by a Junior Mortgage.

     "Limited Partner" or "Unitholder" means an owner of Units in the Operating Partnership (which will initially include the Trust and Offerees who accept the Exchange Offering). All Limited Partners and Unitholders are referred to herein collectively as the "Limited Partners" or "Unitholders."

     "Managing Shareholder" refers to Baron Advisors, Inc. or such substitute or different Managing Shareholder as may subsequently be admitted to the Trust pursuant to the terms of the Declaration of Trust, which will have all of the powers and obligations of the Managing Shareholder to operate the Trust as described in this Prospectus.

     "Managing Person" means any of the following: (a) Trust or Operating Partnership officers, agents, or affiliates; the Managing Shareholder; a Trustee; any other member of the Board; affiliates of the Managing Shareholder, a Trustee and any other member of the Board and (b) any directors, officers or agents of any organizations named in (a) above when acting for the Managing Shareholder, a Trustee, any other member of the Board or any of their respective affiliates on behalf of the Trust or the Operating Partnership.

     "Mortgage" refers to a mortgage, deed of trust or other security interest in real property or in rights or interests in real property.

     "Mortgage Loan" refers to a note, bond or other evidence of indebtedness or obligation which is secured or collateralized by a Mortgage.

     "NASD" refers to the National Association of Securities Dealers, Inc.

     "1997 Act" refers to the Taxpayer Relief Bill of 1997.

     "Non-participating Limited Partners", which term applies only if the Exchange Offering is completed (see "THE EXCHANGE OFFERING"), refers to limited partners in each Participating Exchange Partnership who elect not to accept the Exchange Offering and instead retain their interest in the partnership on substantially the same terms and conditions as their original investment in the partnership.

     "Offerees" refers to limited partners of Exchange Partnerships who are being offered the opportunity to exchange their Exchange Limited Units for Operating Partnership Units in the Exchange Offering. See "THE EXCHANGE OFFERING."

     "Operating Partnership" means Baron Capital Properties, L.P., a Delaware limited partnership which is the issuer of Units being offered in connection with the Exchange Offering and of which the Trust is the General Partner and a limited partner. The Trust's interests in residential apartment properties to be acquired will be held and real estate operations will be conducted by the Operating Partnership.

     "Operating   Partnership   Agreement"   means  the   Agreement  of  Limited
Partnership of Baron Capital Properties, L.P. dated as of May 15, 1998, as amended August 11, 1998.

     "Operating Partnership Property" means all property owned or acquired by the Operating Partnership.

     "Operating Partnership Units" or "Units" refer to units of limited partnership interest in the Operating Partnership, including those which it is offering to issue in the Exchange Offering.

     "Original Investors" refers to Gregory K. McGrath and Robert S. Geiger, the founders of the Trust and the Operating Partnership. See "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions."

     "Participating Exchange Partnership", which term applies only if the Exchange Offering is completed (see "THE EXCHANGE OFFERING"), refers to each Exchange Partnership whose Exchange Limited Partners holding at least 90% of the limited partnership interests therein elect to accept the Exchange Offering. The Operating Partnership will not complete the Exchange Offering in respect of any particular Exchange Partnership if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. The offering will not be completed as to any Exchange Partnership whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial value of at least $6,000,000. All Participating Exchange Partnerships are referred to herein collectively as "Participating Exchange Partnerships."

     "Partners" refers collectively to the General Partner and Limited Partners of the Operating Partnership.

     "Person"   refers  to  any  natural   person,   partnership,   corporation,
association, trust, limited liability company or other legal entity.

     "Plans" means employee benefit plans and IRAs.

     "Preferred Share" refers to a share of beneficial interest with such preferences and rights (in relation to other Shares authorized and issued by the Trust) as the Managing Shareholder may designate under Section 2.1(c) of the Declaration of Trust for sale or issuance subsequent to completion of the Cash Offering.

     "Property" means all real or personal property owned or acquired by the Trust and the Operataing Partnership, which is expected to include but not be limited to (i) the land, buildings and improvements comprising one or more residential apartment properties in which the Trust and the Operating Partnership may make an equity investment, and (ii) their respective rights in connection with Mortgage Loans they may provide or acquire which are secured by Mortgages on the land, buildings and improvements comprising residential apartment properties. See "INVESTMENT OBJECTIVES AND POLICIES."

     "Prospectus" means this Prospectus of the Operating Partnership dated ____________, 1999, as the same may be amended or supplemented from time to time.

     "Regulations" means the applicable Treasury Regulations promulgated or proposed under the Code.

     "REIT" means a real estate investment trust as defined in Section 856 of the Code which meets the requirements for qualification as a REIT described in Sections 856 through 860 of the Code.

     "Second Mortgage" means a Mortgage which (i) has the same priority or precedence over charges or encumbrances upon real property as that required for a First Mortgage except that it is subject to the priority of a First Mortgage and (ii) must be satisfied before such other charges or encumbrances (other than the First Mortgage) are entitled to participate in the proceeds of any sale.

     "Second Mortgage Loan" means a Mortgage Loan secured or collateralized by a Second Mortgage.

     "Securities Act" means the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

     "Senior Mortgage" refers to a Mortgage which takes priority or precedence over liens of Junior Mortgages on a particular property.

     "Senior Mortgage Loan" means a Mortgage Loan secured or collateralized by a Senior Mortgage.

     "Service" or "IRS" means the Internal Revenue Service.

     "Share" means a beneficial interest in the Trust which is either a Common Share or a Preferred Share authorized for issuance and designated as such by the Managing Shareholder in accordance with the Declaration of Trust.

     "Shareholder" means an owner of Shares in the Trust.

     "Subordinated Mortgage" refers to a Mortgage which (i) has the same priority or precedence over charges or encumbrances upon real property as that required for a First Mortgage except that it is subject to the priority of one or more Mortgages and (ii) must be satisfied before such other charges or liens (other than prior Mortgages) are entitled to participate in the proceeds of any sale.

     "Subordinated   Mortgage  Loan"  refers  to  a  Mortgage  Loan  secured  or collateralized by a Subordinated Mortgage.

     "Trust" means Baron Capital Trust, a Delaware business trust created by the Corporate Trustee and having a principal office at 7826 Cooper Road, Cincinnati, Ohio 45242. The Trust is the General Partner and a limited partner of the Operating Partnership and the issuer of the Common Shares being offered in the Cash Offering.

     "Transmittal Letter" refers to the transmittal letter accompanying this Prospectus containing certain information relating to the Exchange Offering which the Corporate General Partner of each Exchange Partnership delivered to its Exchange Limited Partners.

     "Trustee" means a person serving as a Corporate Trustee or an Independent Trustee of the Trust. All Trustees are referred to herein collectively as the "Trustees."

     "Trust Management Agreement" means the Trust Management Agreement dated as of May 15, 1998, as amended August 11, 1998, between the Trust and the Managing Shareholder, under which the Managing Shareholder will perform certain management, administrative services and investment advisory services for the Trust.

     "Trust Property" means all property owned or acquired by the Trust or on its behalf as part of the trust estate established under the Declaration of Trust.

     "Unitholder" or "Limited Partner" means an owner of Units in the Operating Partnership (which will initially include the Trust and Offerees of Participating Exchange Partnerships who accept the Exchange Offering). All Unitholders and Limited Partners are referred to herein collectively as the "Unitholders" or "Limited Partners."

     "Units" or "Operating Partnership Units" refer to units of limited partnership interest in the Operating Partnership which it is offering to issue in the Exchange Offering.

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                         IN RAISING AND INVESTING FUNDS

The following table summarizes the experience of Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc., in organizing 41 investment programs whose offerings closed in the most recent three years. The 41 programs have investment objectives similar to those of the Trust and the Operating Partnership in that the programs provided financing in respect of residential properties (and in one case, a retail shopping center) for current income and capital appreciation (except in the case of mortgage funds).

                                                                                                    Florida Income
                                       Florida Income Advantage     Realty Opportunity Income       Appreciation Fund I, Ltd.
                                       Fund I, Ltd.  (Baron         Fund VIII, Ltd. (Baron          (Baron Capital IV, Inc.,
                                       Capital IV, Inc., general    Capital IV, Inc., general       general partner)
                                       partner)                     partner)
                                       --------------------------------------------------------------------------------------
Dollar amount offered:                       $   940,000                 $ 1,020,000                    $   840,000
Dollar amount raised:                            940,000                   1,020,000                        205,000
(percent relative to                                (100%)                      (100%)                          (24%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                      94,000                      94,400                         20,500
                                                     (10%)                        (9%)                          (10%)

Cash reserve accounts:                                 0                           0                              0
Amount raised available for
investment (percentage):                         846,000                     925,600                        184,500
                                                     (90%)                       (91%)                          (90%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                      846,000(1)                  925,600(1)                     184,500(1)
                                                     (90%)                       (91%)                          (90%)

  Investment fee:                                      0                           0                              0

Percent leverage (mortgage
financing divided by total
 acquisition cost):                                   42%                         46%                            48%

Date offering began:                                2/94                        3/94                           4/94
Length of offering (in months):                        3                           3                              2

Months required to invest 90% of the
amount available for investment
(measured from beginning of
offering):                                             3                           3                              2
- -----------------------------------------------------------------------------------------------------------------------------

(1) Net proceeds from the original private offering of the partnership were invested to acquire a beneficial interest in an unrecorded land trust which owns fee simple title to a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

IT SHOULD  NOT BE  ASSUMED  THAT  INVESTORS  IN THIS  OFFERING  WILL  EXPERIENCE
RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE TABLES ABOVE AND BELOW. INVESTORS SHOULD NOTE THAT THE INVESTMENT OBJECTIVES OF ALL OF THE PARTNERSHIPS DESCRIBED IN THE FOLLOWING TABLES DIFFERED AT LEAST IN PART FROM THE INVESTMENT OBJECTIVES OF THE TRUST AND THE OPERATING PARTNERSHIP AND THAT INVESTORS WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS AS A RESULT OF THE ACQUISITION OF OPERATING PARTNERSHIP UNITS OR TRUST COMMON SHARES, EXCEPT AS OTHERWISE INDICATED IN THE PROSPECTUS. [010499]

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                       Baron First Time Home        Baron First Time Home Buyer     Clearwater First Time
                                       Buyer Fund V, Ltd. (Baron    Mortgage Fund IV, Ltd. (Baron   Homebuyer Program, Ltd.
                                       Capital XXIX, Inc.,          Capital XXVIII, Inc., general   (Baron Capital XVI, Inc.,
                                       general partner)             partner)                        general partner)
                                       --------------------------------------------------------------------------------------
Dollar amount offered:                       $ 500,000                       $ 500,000                    $ 750,000
Dollar amount raised:                          500,000                         500,000                      750,000
(percent relative to                              (100%)                          (100%)                       (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                    50,000                          45,000                       77,500
                                                   (10%)                            (9%)                        (10%)

Cash reserve accounts:                          25,000                               0                            0
                                                                                                                 (5%)
Amount raised available for
investment (percentage):                       425,000                         455,000                      672,500
                                                   (85%)                           (91%)                        (90%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                    425,000(2)                      430,000(3)                   672,500(2)
                                                   (85%)                           (86%)                        (90%)

  Investment fee:                                    0                          25,000                            0
                                                                                    (5%)
Percent leverage (mortgage
financing divided by total                         N/A                             N/A                          N/A
 acquisition cost):

Date offering began:                              5/96                            6/96                         2/96
Length of offering (in months):                      4                               5                            7

Months required to invest 90% of the
amount available for investment
(measured from beginning of
offering):                                           3                               4                            6
- -----------------------------------------------------------------------------------------------------------------------------

(2) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a condominium developer.

(3) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a single-family housing developer.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                         Florida Income Growth Fund        Lamplight Court of              Baron Strategic Vulture
                                         V, Ltd.  (Baron Capital           Bellefontaine Apartments,       Fund I, Inc. (Baron
                                         XI, Inc., general partner)        Ltd. (Baron Capital IX, Inc.,   Capital XXVI, Inc.,
                                                                           general partner)                general partner)
                                         -----------------------------------------------------------------------------------------
Dollar amount offered:                         $ 1,150,000                    $   700,000                    $   900,000
Dollar amount raised:                            1,150,000                        700,000                        900,000
(percent relative to                                  (100%)                         (100%)                         (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                       125,000                         80,000                        119,000
                                                       (11%)                          (11%)                          (13%)

Cash reserve accounts:                             142,000                              0                         90,000
                                                       (12%)
Amount raised available for
investment (percentage):                           883,000                        620,000                        691,000
                                                       (77%)                          (89%)                          (77%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                        825,500(4)                     580,000(5)                     601,000(6)
                                                       (72%)                          (83%)                          (67%)

  Investment fee:                                   57,500                         40,000                         90,000
                                                        (5%)                           (6%)                          (10%)
Percent leverage (mortgage
financing divided by total
 acquisition cost):                                     56%                            71%                            67%

Date offering began:                                 10/95                           4/96                           5/96
Length of offering (in months):                         16                              6                              5

Months required to invest 90% of the
amount available for investment
(measured from beginning of
offering):                                                6                              4                              4
- ----------------------------------------------------------------------------------------------------------------------------------

(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(5) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by a residential apartment property and a limited partnership interest in the limited partnership which owns record title to the property.

(6) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                       Baron Strategic Investment   Baron Strategic Investment      Baron Strategic Investment
                                       Fund, Ltd. (Baron Capital    Fund II, Ltd. (Baron Capital    Fund VI, Inc. (Baron
                                       XXXII, Inc., general         XXXI, Inc., general partner)    Capital XXXI, Inc.,
                                       partner)                                                     general partner)
                                       ---------------------------------------------------------------------------------------
Dollar amount offered:                         $ 1,200,000                 $   800,000                  $ 1,200,000
Dollar amount raised:                            1,200,000                     800,000                    1,200,000
(percent relative to                                  (100%)                      (100%)                       (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                       140,000                     100,000                      130,000
                                                       (12%)                       (12%)                        (11%)

Cash reserve accounts:                             120,000                      80,000                      120,000
                                                       (10%)                       (10%)                        (10%)
Amount raised available for
investment (percentage):                           940,000                     620,000                      950,000
                                                       (78%)                       (78%)                        (79%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                        796,000(6)                  524,000(4)                   806,000(13)
                                                       (66%)                       (66%)                        (67%)

  Investment fee:                                  144,000                      96,000                      144,000
                                                       (12%)                       (12%)                        (12%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                      56%                         71%                          67%

Date offering began:                                  6/96                        7/96                        11/96
Length of offering (in months):                          6                           3                            5

Months required to invest 90% of the
amount available for investment
(measured from beginning of
offering):                                               5                           2                            4
- ------------------------------------------------------------------------------------------------------------------------------

(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(6) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by two residential apartment property.

(13) Net proceeds from the private offering of the partnership were invested to acquire a limited partnership interest in a limited partnership which owns a residential apartment property and to provide or acquire subordinated mortgage loans secured by three residential apartment properties.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                       Florida Capital Income       Tampa Capital Income Fund,      Florida Capital Income
                                       Fund, Ltd.  (Baron Capital   Ltd. (Baron Capital I, Inc.,    Fund II, Ltd. (Baron
                                       II, Inc., general partner)   general partner)                Capital IV, Inc., general
                                                                                                    partner)
                                       --------------------------------------------------------------------------------------
Dollar amount offered:                      $   807,000                   $ 1,050,000                    $   920,000
Dollar amount raised:                           807,000                     1,050,000                        920,000
(percent relative to                               (100%)                        (100%)                         (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                     90,700                       115,000                        102,000
                                                    (11%)                         (11%)                          (11%)

Cash reserve accounts:                                0                       165,500                        199,000
                                                                                  (16%)                          (22%)
Amount raised available for
investment (percentage):                        716,300                       769,500                        619,000
                                                    (89%)                         (73%)                          (67%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                     656,300(4)                    589,500(7)                     548,000(1)
                                                    (81%)                         (56%)                          (60%)

  Investment fee:                                60,000                       180,000                         71,000
                                                     (7%)                         (17%)                           (8%)
Percent leverage (mortgage
 financing divided by total
 acquisition cost):                                  69%                           72%                            71%

Date offering began:                              11/94                         12/94                           2/95
Length of offering (in months):                       6                             8                              6

Months required to invest 90% of the
amount available for investment
(measured from beginning of
offering):                                            3                             7                              4
- -----------------------------------------------------------------------------------------------------------------------------

(1) Net proceeds from the private offering of the partnership were invested to acquire a beneficial interest in an unrecorded land trust which owns fee simple title to a residential apartment property.

(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                       Florida Opportunity Income   Florida Capital Income Fund     Florida Tax Credit Fund,
                                       Partners, Ltd. (Baron        III, Ltd. (Baron Capital VII,   Ltd. (Baron Capital VI,
                                       Capital III, Inc., general   Inc., general partner)          Inc., general partner)
                                       partner)
                                       -------------------------------------------------------------------------------------
Dollar amount offered:                          $ 800,000                 $ 800,000                       $ 626,000
Dollar amount raised:                             800,000                   800,000                         626,000
(percent relative to                                 (100%)                    (100%)                          (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                       90,000                    90,000                          80,000
                                                      (11%)                     (11%)                           (13%)
Cash reserve accounts:                            143,000                   121,000                               0
                                                      (18%)                     (15%)
Amount raised available for
investment (percentage):                          567,000                   589,000                         546,000
                                                      (71%)                     (74%)                           (87%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                       543,000(7)                549,000(7)                      546,000(4)
                                                      (68%)                     (69%)                           (87%)

  Investment fee:                                  24,000                    40,000                               0
                                                       (3%)                      (5%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                     62%                       56%                             51%

Date offering began:                                 8/95                      6/95                            5/95
Length of offering (in months):                         3                         5                              11

Months required to invest 90% of the
amount available for investment
(measured from beginning of
offering):                                              3                         4                               9

- ----------------------------------------------------------------------------------------------------------------------------

(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                       GSU Stadium Student          Florida Capital Income Fund     Brevard Mortgage Program,
                                       Apartments, Ltd. (Baron      IV, Ltd. (Baron Capital V,      Ltd. (Baron Capital XII,
                                       Capital X, Inc., general     Inc., general partner)          Inc., general partner)
                                       partner)
                                       --------------------------------------------------------------------------------------
Dollar amount offered:                         $ 1,000,000                $ 1,820,000                    $   575,000
Dollar amount raised:                            1,000,000                  1,820,000                        575,000
(percent relative to                                  (100%)                     (100%)                         (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                       110,000                    202,000                         67,500
                                                       (11%)                      (11%)                          (12%)

Cash reserve accounts:                             100,000                    305,200                         57,500
                                                       (10%)                      (17%)                          (10%)
Amount raised available for
investment (percentage):                           790,000                  1,312,800                        450,000
                                                       (79%)                      (72%)                          (78%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                        690,000(4)               1,212,800(7)                     450,000(8)
                                                       (69%)                      (67%)                          (78%)

  Investment fee:                                  100,000                    100,000                              0
                                                       (10%)                       (5%)
Percent leverage (mortgage
financing divided by total
 acquisition cost):                                     67%                        70%                           N/A

Date offering began:                                 11/95                       1/95                           1/96
Length of offering (in months):                          4                         16                              4

Months required to invest 90% of the
amount available for investment
(measured from beginning of
offering):                                               3                         10                              3
- ----------------------------------------------------------------------------------------------------------------------------

(4) Net proceeds from the private offering of the partnership were invested to acquire all of the limited partnership interest in a limited partnership which owns record title to residential apartment property.

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a subordinated mortgage loan secured by a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                       Baron First Time Home        Baron First Time Home Buyer     Baron First Time Home
                                       Buyer Mortgage Fund II,      Mortgage Fund III, Ltd.         Buyer Mortgage Fund, Ltd.
                                       Ltd. (Baron Capital XV,      (Baron Capital XXVII, Inc.,     (Baron Capital VIII, Inc.,
                                       Inc., general partner)       general partner)                general partner)
                                       ---------------------------------------------------------------------------------------
Dollar amount offered:                       $ 500,000                    $ 500,000                       $ 500,000
Dollar amount raised:                          500,000                      500,000                         500,000
(percent relative to                              (100%)                       (100%)                          (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                    45,000                       50,000                          50,000
                                                    (9%)                        (10%)                           (10%)

Cash reserve accounts:                               0                            0                               0

Amount raised available for
investment (percentage):                       455,000                      450,000                         450,000
                                                   (91%)                        (90%)                           (90%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                    455,000(3)                   450,000(2)                      450,000(3)
                                                   (91%)                        (90%)                           (90%)

  Investment fee:                                    0                            0                               0

Percent leverage (mortgage
financing divided by total
acquisition cost):                                 N/A                          N/A                             N/A

Date offering began:                              1/96                         4/96                           12/95
Length of offering (in months):                      6                            4                               4

Months required to invest 90% of the
amount available for investment
(measured from beginning of
offering):                                           4                            3                               3
- ------------------------------------------------------------------------------------------------------------------------------

(2) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a condominium developer.

(3) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a single-family housing developer.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                       Baron Development Fund IX,   Baron Income Property           Baron Mortgage Development
                                       Ltd. (Baron Capital XLII,    Mortgage Fund VI, Ltd. (Baron   Fund VII Ltd. (Baron
                                       Inc., general partner)       Capital XXIX, Inc., general     Capital XXXVII, Inc.,
                                                                    partner)                        general partner)
                                       ---------------------------------------------------------------------------------------
Dollar amount offered:                          $ 800,000                  $ 750,000                       $ 700,000
Dollar amount raised:                             800,000                    750,000                         700,000
(percent relative to                                 (100%)                     (100%)                          (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                      122,000                    105,000                         115,000
                                                      (15%)                      (14%)                           (16%)

Cash reserve accounts:                                  0                          0                               0

Amount raised available for
investment (percentage):                          678,000                    645,000                         585,000
                                                      (85%)                      (86%)                           (84%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                       678,000(3)                 645,000(8)                      585,000(8)
                                                      (85%)                      (86%)                           (84%)

  Investment fee:                                       0                          0                               0

Percent leverage (mortgage
 financing divided by total
acquisition cost):                                    N/A                        N/A                             N/A

Date offering began:                                 1/97                       8/96                           11/96
Length of offering (in months):                         8                         16                               8

Months required to invest 90% of the
amount available for investment
(measured from beginning of
offering):                                              4                          9                               6
- ------------------------------------------------------------------------------------------------------------------------------

(3) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a single-family housing developer.

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a second mortgage loan secured by a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                       Baron Mortgage Development   Baron Mortgage Development      Baron Mortgage Development
                                       Fund X, Ltd. (Baron          Fund XI, Ltd. (Baron Capital    Fund XVIII LP (Baron
                                       Capital XLIII, Inc.,         XXXIII, Inc., general partner)  Capital LXV, Inc., general
                                       general partner)                                             partner)
                                       ---------------------------------------------------------------------------------------
Dollar amount offered:                         $ 800,000                     $ 800,000                      $ 800,000
Dollar amount raised:                            800,000                       800,000                        800,000
(percent relative to                                (100%)                        (100%)                         (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                     122,000                       122,000                        132,000
                                                     (15%)                         (15%)                          (16%)

Cash reserve accounts:                                 0                             0                              0

Amount raised available for
investment (percentage):                         678,000                       678,000                        668,000
                                                     (85%)                         (85%)                          (84%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                      678,000(2)                    678,000(2)                     668,000(8)
                                                     (85%)                         (85%)                          (84%)

  Investment fee:                                      0                             0                              0

Percent leverage (mortgage
 financing divided by total
 acquisition cost):                                  N/A                           N/A                            N/A

Date offering began:                               11/96                          3/97                           7/97
Length of offering (in months):                       16                             5                              4

Months required to invest 90% of the
amount available for investment
(measured from beginning of
offering):                                             8                             2                              2
- ------------------------------------------------------------------------------------------------------------------------------

(2) Net proceeds from the private offering of the partnership were invested to make a subordinated mortgage loan to a condominium developer.

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a second mortgage loan secured by a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                       Baron Strategic Investment   Baron Strategic Investment      Baron Mortgage Development
                                       Fund V, Ltd. (Baron          Fund VII, Ltd. (Baron Capital   Fund XV,  Ltd. (Baron
                                       Capital XL, Inc., general    XLI, Inc., general partner)     Capital XLVIII, Inc.,
                                       partner)                                                     general partner)
                                       ---------------------------------------------------------------------------------------
Dollar amount offered:                         $ 1,200,000                   $ 1,900,000                    $   700,000
Dollar amount raised:                            1,200,000                     1,900,000                        700,000
(percent relative to                                  (100%)                        (100%)                         (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                       142,000                       229,000                        125,000
                                                       (12%)                         (12%)                          (18%)

Cash reserve accounts:                             120,000                       190,000                              0
                                                       (10%)                         (10%)
Amount raised available for
investment (percentage):                           938,000                     1,481,000                        575,000
                                                       (78%)                         (78%)                          (82%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                        818,000(10)                 1,253,000(10)                    575,000(8)
                                                       (68%)                         (66%)                          (82%)

  Investment fee:                                  120,000                       228,000                              0
                                                       (10%)                         (12%)
Percent leverage (mortgage
 financing divided by total
acquisition cost):                                      69%                           60%                           N/A

Date offering began:                                 11/96                          1/97                           6/97
Length of offering (in months):                          7                            11                              8

Months required to invest 90% of the
amount available for investment
(measured from beginning of
offering):                                               6                             6                              7
- ------------------------------------------------------------------------------------------------------------------------------

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a subordinated mortgage loan secured by a residential apartment property.

(10) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by three residential apartment properties.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                       Baron Strategic Investment   Baron Strategic Investment      Baron Mortgage Development
                                       Fund X, Ltd. (Baron          Fund VIII, Ltd. (Baron          Fund XIV,  Ltd. (Baron
                                       Capital LXIV, Inc.,          Capital XLIV, Inc., general     Capital XLVII, Inc.,
                                       general partner)             partner)                        general partner)
                                       ---------------------------------------------------------------------------------------
Dollar amount offered:                        $ 1,200,000                    $ 1,200,000                    $ 1,000,000
Dollar amount raised:                           1,200,000                      1,200,000                      1,000,000
(percent relative to                                 (100%)                         (100%)                         (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                      140,000                        152,000                        160,000
                                                      (12%)                          (13%)                          (16%)

Cash reserve accounts:                                  0                        120,000                              0
                                                                                     (10%)
Amount raised available for
investment (percentage):                        1,060,000                        928,000                        840,000
                                                      (88%)                          (77%)                          (84%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                       916,000(11)                    784,000(10)                    840,000(8)
                                                      (76%)                          (65%)                          (84%)

  Investment fee:                                 144,000                        144,000                              0
                                                      (12%)                          (12%)
Percent leverage (mortgage
financing divided by total
acquisition cost):                                    N/A                             79%                           N/A

Date offering began:                                 7/97                           5/97                           5/97
Length of offering (in months):                         8                              9                             10

Months required to invest 90% of the
amount available for investment
(measured from beginning of
offering):                                              5                              3                              4
- ------------------------------------------------------------------------------------------------------------------------------

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire a second mortgage loan secured by a residential apartment property.

(10) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by three residential apartment properties.

(11) Net proceeds from the private offering of the partnership were invested to acquire limited partnership interests in two limited partnerships which own record title to separate residential apartment properties and to provide or acquire subordinated mortgage financing secured by two residential apartment properties.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                       Florida Tax Credit Fund      Baron Strategic Investment      Baron Strategic Investment
                                       II, Ltd. (Baron Capital      Fund IV, Ltd. (Baron Capital    Fund IX, Ltd. (Baron
                                       XXXIV, Inc., general         XVII, Inc., general partner)    Capital LXII, Inc.,
                                       partner)                                                     general partner)
                                       ---------------------------- ------------------------------- --------------------------
Dollar amount offered:                        $   310,000                    $ 1,000,000                    $ 1,200,000
Dollar amount raised:                             310,000                      1,000,000                      1,200,000
(percent relative to                                 (100%)                         (100%)                         (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                       41,000                        210,000                        152,000
                                                      (13%)                          (21%)                          (13%)

Cash reserve accounts:                                  0                        100,000                        120,000
                                                                                     (10%)                          (10%)
Amount raised available for
investment (percentage):                          259,000                        690,000                        808,000
                                                      (84%)                          (69%)                          (67%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                       259,000(7)                     690,000(8)                     674,000(12)
                                                      (84%)                          (69%)                          (56%)

  Investment fee:                                  10,000                              0                         20,000
                                                       (3%)                                                          (2%)
Percent leverage (mortgage
financing divided by total
 acquisition cost):

Date offering began:                                                                  70%                           N/A
Length of offering (in months):
                                                     9/96                          11/96                           6/97
Months required to invest 90% of the                   20                             16                             11
amount available for investment
(measured from beginning of
offering):                                              9                             14                             10
- ------------------------------------------------------------------------------------------------------------------------------

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property.

(8) Net proceeds from the private offering of the partnership were invested to provide or acquire subordinated mortgage loans secured by a residential apartment property.

(12) Net proceeds from the private offering of the partnership were invested to acquire limited partnership interests in a limited partnership which owns record title to a residential apartment property and to provide or acquire subordinated mortgage loans secured by three residential apartment properties.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE I:

                   BARON ADVISORS' AND AFFILIATES' EXPERIENCE
                     IN RAISING AND INVESTING FUNDS (cont'd)

                                       Central Florida Income       Midwest Income Growth Fund
                                       Appreciation Fund, Ltd.      VI, Ltd. (Baron Capital of
                                       (Baron Capital of Florida,   Ohio III, Inc., general
                                       Inc., general partner)       partner)
                                       ---------------------------- ---------------------------
Dollar amount offered:                        $ 1,050,000                    $   300,000
Dollar amount raised:                           1,050,000                        300,000
(percent relative to                                 (100%)                         (100%)
amount offered):

Less offering expenses (percent):
  Selling commissions and
  due diligence expenses
  paid to sponsor/affiliate:                      133,000                         33,000
                                                      (13%)                          (11%)

Cash reserve accounts:                            159,000                         33,000
                                                      (15%)                          (11%)
Amount raised available for
investment (percentage):                          725,000                        219,000
                                                      (69%)                          (73%)

Acquisition costs (percent):
  Cash payments to acquire interest
  in investment property or to
  redeem limited partnership
  interests of existing limited
  partners:                                       725,000(7)                     219,000(7)
                                                      (69%)                          (73%)

  Investment fee:                                  28,000                         15,000
                                                       (3%)                           (5%)
Percent leverage (mortgage
 financing divided by total
acquisition cost):                                     62%                            64%

Date offering began:                                 8/94                           4/96
Length of offering (in months):                        14                              6

Months required to invest 90% of the
amount available for investment
(measured from beginning of
offering):                                             10                              4
- --------------------------------------------------------------------------------------------------------------------------------

(7) Net proceeds from the private offering of the partnership were invested to acquire record title to a residential apartment property.

See Prospectus at "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER."

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                                FROM PRIOR FUNDS

The following table summarizes the payments made to Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc., by 41 real estate investment programs sponsored by Affiliates of the Managing Shareholder from their inception through September 30, 1998. The prior programs have investment objectives similar to those of the Trust and the Operating Partnership in that the programs provided financing in respect of residential properties (and in one case, a retail shopping center) for current income and capital appreciation (except in the case of mortgage funds).

                                       Florida Income Advantage     Realty Opportunity Income       Florida Income
                                       Fund I, Ltd.                 Fund VIII, Ltd                  Appreciation Fund I, Ltd.
                                       --------------------------------------------------------------------------------------
Date offering began:                                   2/94                        3/94                        4/94

Dollar amount raised:                              $940,000                    $944,000                    $205,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
    Selling commissions and
    due diligence and legal
    expenses:                                      $ 94,000                    $ 94,400                    $ 20,500

Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through September 30, 1998
  before deducting payments to
  Baron Advisors Affiliates:                       $140,612                    $111,670                    $ 37,222

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

    Property Management
    and Administrative Fees:                       $ 28,085                    $ 34,209                    $ 15,223

    Reimbursements:                                       0                           0                           0

- -----------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancing by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                       Florida Capital Income       Tampa Capital Income Fund,      Florida Capital Income
                                       Fund, Ltd.                   Ltd.                            Fund II, Ltd.
                                       -----------------------------------------------------------------------------------
Date offering began:                                  11/94                        9/94                        1/95

Dollar amount raised:                            $  807,000                  $1,050,000                  $  920,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
    Selling commissions and
    due diligence and legal
    expenses:                                    $   90,700                  $  115,000                  $  102,000

  Acquisition fees:                              $   60,000                  $  136,500                  $   71,000
Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through September 30, 1998
  before deducting payments to
  Baron Advisors Affiliates:                     $   56,288                  $  147,696                  $   99,972

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

    Property Management
    and Administrative Fees:                     $   44,773                  $   47,729                  $   36,059

    Reimbursements:                                       0                           0                           0

- --------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                       Florida Opportunity Income   Florida Capital Income Fund     Florida Tax Credit Fund,
                                       Partners, Ltd.               III, Ltd.                       Ltd.
                                       -------------------------------------------------------------------------------------
Date offering began:                                   8/95                        6/95                        6/95

Dollar amount raised:                              $800,000                    $800,000                    $626,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
    Selling commissions and
    due diligence and legal
    expenses:                                      $ 90,000                    $ 90,000                    $ 80,000

  Acquisition fees:                                $ 24,000                           0                           0
Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through September 30, 1998
  before deducting payments to
  Baron Advisors Affiliates:                       $100,987                    $141,015                    $  7,510

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:

    Property Management
    And Administrative Fees:                       $ 36,510                    $ 19,276                    $ 30,107

    Reimbursements:                                       0                           0                           0

- ----------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                       Baron First Time Homebuyer   Florida Capital Income Fund     GSU Student Stadium
                                       Mortgage Fund, Ltd.          IV, Ltd.                        Apartments, Ltd.
                                       -----------------------------------------------------------------------------------
Date offering began:                                   1/96                        1/95                       11/95

Dollar amount raised:                           $   500,000                 $ 1,820,000                 $ 1,000,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
    Selling commissions and
    due diligence and legal
    expenses:                                   $    50,000                 $   202,000                 $   110,000

  Acquisition fees:                                       0                           0                 $   100,000
Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through September 30, 1998
  before deducting payments to
  Baron Advisors Affiliates:                    $   160,757                 $  (327,695)                $    60,851

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

    Property Management
    and Administrative Fees:                              0                 $    63,115                 $    41,980

    Reimbursements:                                       0                           0                           0

- --------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                       Brevard Mortgage Program,    Baron First Time Homebuyer      Clearwater First Time Home
                                       Ltd.                         Mortgage Fund II, Ltd.          Buyer Program, Ltd.
                                       ---------------------------- ------------------------------- ----------------------------
Date offering began:                                   1/96                        2/96                        3/96

Dollar amount raised:                              $575,000                    $500,000                    $750,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
    Selling commissions and
    due diligence and legal
    expenses:                                      $ 67,500                    $ 45,000                    $ 77,500

  Acquisition fees:                                       0                           0                           0
Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through September 30, 1998
  before deducting payments to
  Baron Advisors Affiliates:                       $179,646                    $153,563                    $202,480

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

    Property Management
    and Administrative Fees:                              0                           0                           0

    Reimbursements:                                       0                           0                           0

- --------------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                       Baron First Time Homebuyer   Baron First Time Homebuyer      Baron First Time Homebuyer
                                       Mortgage Fund III, Ltd.      Mortgage Fund V, Ltd.           Mortgage Fund IV, Ltd.
                                       ------------------------------------------------------------------------------------------
Date offering began:                                   5/96                        1/96                        6/96

Dollar amount raised:                              $500,000                    $500,000                    $500,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
    Selling commissions and
    due diligence and legal
    expenses:                                      $ 50,500                    $ 50,000                    $ 45,000

  Acquisition fees:                                       0                           0                           0
Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through September 30, 1998
  before deducting payments to
  Baron Advisors Affiliates:                       $143,427                    $145,568                    $132,914

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

    Property Management
    and Administrative Fees:                              0                           0                           0

    Reimbursements:                                       0                           0                           0

- ---------------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                       Florida Income Growth Fund   Lamplight Court of              Baron Strategic Vulture
                                       V, Ltd.                      Bellefontaine Apartments, Ltd.  Fund I, Ltd.
                                       ------------------------------------------------------------------------------------
Date offering began:                                  10/95                        4/96                        5/96

Dollar amount raised:                            $1,150,000                    $700,000                    $900,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
    Selling commissions and
    due diligence and legal
    expenses:                                      $125,500                    $ 80,000                    $119,000

  Acquisition fees:                                $ 57,500                    $ 40,000                    $ 90,000
Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through September 30, 1998
  before deducting payments to
  Baron Advisors Affiliates:                       $ 49,509                    $ 47,986                    $108,290

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:

    Property Management
    and Administrative Fees:                       $ 24,687                    $ 15,172                           0

    Reimbursements:                                       0                           0                           0

- ---------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                       Baron Strategic Investment   Baron Strategic Investment      Baron Strategic Investment
                                       Fund, Ltd.                   Fund II, Ltd.                   Fund VI, Ltd.
                                       -----------------------------------------------------------------------------------------
Date offering began:                                   6/96                        7/96                       11/96

Dollar amount raised:                            $1,200,000                    $800,000                  $1,200,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
    Selling commissions and
    due diligence and legal
    expenses:                                      $140,000                    $100,000                    $130,000

  Acquisition fees:                                $144,000                    $ 96,000                    $144,000
Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through September 30, 1998
  before deducting payments to
  Baron Advisors Affiliates:                       $ 83,220                    $(40,383)                   $112,331

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                             0                           0                           0

    Property Management
    and Administrative Fees:                              0                           0                           0

    Reimbursements:                                       0                           0                           0

- --------------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)





                                       Baron Development Fund IX,   Baron Income Property           Baron Mortgage Development
                                       Ltd.                         Mortgage Fund VI, Ltd.          Fund VII, Ltd.
                                       ---------------------------------------------------------------------------------------
Date offering began:                                   1/97                        8/96                       11/96

Dollar amount raised:                              $800,000                    $750,000                    $700,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
    Selling commissions and
    due diligence and legal
    expenses:                                      $ 80,000                    $ 75,000                    $ 70,000

  Acquisition fees:                                       0                           0                           0
Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through September 30, 1998
  before deducting payments to
  Baron Advisors Affiliates:                       $130,439                    $145,683                    $128,432

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                             0                           0                           0

    Property Management
    and Administrative Fees:                              0                           0                           0

    Reimbursements:                                       0                           0                           0

- ------------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                       Baron Mortgage Development   Baron Mortgage Development      Baron Mortgage Development
                                       Fund X, Ltd.                 Fund XI, Ltd.                   Fund XVIII, LP
                                       ---------------------------------------------------------------------------------------
Date offering began:                                  11/96                        3/97                        7/97

Dollar amount raised:                              $800,000                    $800,000                    $800,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
    Selling commissions and
    due diligence and legal
    expenses:                                      $ 80,000                    $ 80,000                    $ 80,000

  Acquisition fees:                                       0                           0                           0
Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through September 30, 1998
  before deducting payments to
  Baron Advisors Affiliates:                       $139,235                    $132,932                    $ 83,497

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                             0                           0                           0

    Property Management
    and Administrative Fees:                              0                           0                           0

    Reimbursements:                                       0                           0                           0

- ------------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                       Baron Strategic Investment   Baron Strategic Investment      Baron Mortgage Development
                                       Fund V, Ltd.                 Fund VII, Ltd.                  Fund XV, Ltd.
                                       ---------------------------------------------------------------------------------------
Date offering began:                                  11/96                        1/97                        6/97

Dollar amount raised:                            $1,200,000                  $1,900,000                    $700,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
    Selling commissions and
    due diligence and legal
    expenses:                                      $120,000                    $190,000                    $ 70,000

  Acquisition fees:                                       0                           0                           0
Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through September 30, 1998
  before deducting payments to
  Baron Advisors Affiliates:                       $101,274                    $ 63,389                    $ 70,973

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                             0                           0                           0

    Property Management
    and Administrative Fees:                              0                           0                           0

    Reimbursements:                                       0                           0                           0

- ------------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)




                                       Baron Strategic Investment   Baron Strategic Investment      Baron Mortgage Development
                                       Fund X, Ltd.                 Fund VIII, Ltd.                 Fund XIV, Ltd.
                                       ---------------------------------------------------------------------------------------
Date offering began:                                   7/97                        5/97                        5/97

Dollar amount raised:                            $1,200,000                  $1,200,000                  $1,000,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
    Selling commissions and
    due diligence and legal
    expenses:                                      $120,000                    $108,000                    $ 90,000

  Acquisition fees:                                       0                           0                           0
Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through September 30, 1998
  before deducting payments to
  Baron Advisors Affiliates:                       $ 65,134                    $ 65,794                    $117,571

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                             0                           0                           0

    Property Management
    and Administrative Fees:                              0                           0                           0

    Reimbursements:                                       0                           0                           0

- ------------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                       Baron Strategic Investment   Baron Strategic Investment      Florida Tax Credit Fund
                                       Fund IV, Ltd.                Fund IX, Ltd.                   II, Ltd.
                                       ---------------------------------------------------------------------------------------
Date offering began:                                  11/96                        7/97                        9/96

Dollar amount raised:                            $1,000,000                  $1,200,000                    $310,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
    Selling commissions and
    due diligence and legal
    expenses:                                      $ 90,000                    $120,000                    $ 31,000

  Acquisition fees:                                       0                           0                           0
Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through September 30, 1998
  before deducting payments to
  Baron Advisors Affiliates:                       $ 81,620                    $ 22,380                    $ 41,639

Dollar amount paid Baron
  Advisors Affiliates from
  Operations:                                             0                           0                           0

    Property Management
    and Administrative Fees:                              0                           0                           0

    Reimbursements:                                       0                           0                           0

- ------------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                    TABLE II:

                    COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                       Central Florida Income       Midwest Income Growth Fund
                                       Appreciation Fund, Ltd.      VI, Ltd.
                                       ---------------------------------------------------------------------------------------
Date offering began:                                   8/94                        4/96

Dollar amount raised:                            $1,050,000                   $ 300,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  Offering:
    Selling commissions and
    due diligence and legal
    expenses:                                     $ 133,000                   $  33,000

  Acquisition fees:                               $  28,000                   $  15,000
Dollar amount of cash generated
  (deficiency) by program from
  operations from its inception
  through September 30, 1998
  before deducting payments to
  Baron Advisors Affiliates:                      $(121,793)                 $  110,483

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                             0                           0

    Property Management
    and Administrative Fees:                      $  40,616                   $  26,799

    Reimbursements:                                       0                           0

- ------------------------------------------------------------------------------------------------------------------------------

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs.

                                   TABLE III:

                       OPERATING RESULTS OF PRIOR PROGRAMS

The following table includes operating results for the periods indicated of 41 programs sponsored by Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc., which closed in the most recent five years. The prior programs have investment objectives similar to those of the Trust and the Operating Partnership in that the programs provided financing in respect of residential properties (and in one case, a retail shopping center) for current income and capital appreciation (except in the case of mortgage funds).

                        Florida Capital Income Fund, Ltd.

                                                                     1/1/98-
                                                                     9/30/98            1997              1996             1995
                                                                --------------------------------------------------------------------
Gross Revenues:                                                     $302,920          $346,154          $348,348          $377,296
Other:                                                                 3,585            21,065            32,140             3,670

Less:
Operating Expenses:                                                 (150,917)         (182,429)         (169,938)         (201,404)
Interest Expenses:                                                  (106,580)         (158,727)         (159,163)         (128,897)
Depreciation and Amortization:                                       (48,301)          (64,402)          (63,327)          (69,441)
Other:  Major Maintenance:                                                 0           (19,712)                0           (40,663)

Net Income (Loss) - Tax Basis:                                           707           (58,051)          (11,940)          (59,439)

Cash generated from operations:                                       45,423           (14,714)           19,247             6,332

Less:  Cash distributions:                                            15,000            80,700            80,700            56,059

Cash generated after cash distributions:                              30,423           (95,414)          (61,453)          (49,727)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                                        1               (72)              (15)              (73)
     Cash distributions to investors:                                     19               100               100                69
Annualized cash on cash
yield to investors:                                                        3%               10%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                                 100%              100%              100%              100%

- ------------------------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $16,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                      Florida Income Advantage Fund I, Ltd.


                                                                     1/1/98-
                                                                     9/30/98            1997              1996             1995
                                                                --------------------------------------------------------------------
Gross Revenues:                                                     $142,199          $170,175          $180,549          $165,493
Other:                                                                     0             7,031             5,721            47,756

Less:
Operating Expenses:                                                  (59,035)          (79,292)          (73,049)          (89,479)
Interest Expenses:                                                   (42,192)          (49,070)          (49,964)          (29,185)
Depreciation and Amortization:                                       (42,135)          (70,922)          (50,446)          (49,641)
Other:  Major Maintenance:                                                 0           (18,353)                0           (28,185)

Net Income (Loss) - Tax Basis:                                        (1,163)          (40,431)           12,811            16,759

Cash generated from operations:                                       40,972            23,460            57,536            18,644

Less:  Cash distributions:                                            28,959                 0            82,500            94,000

Cash generated after cash distributions:                              12,013            23,460           (24,964)          (73,356)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                                       44               (43)               14                18
     Cash distributions to investors:                                     31                 0                88               100
Annualized cash on cash
yield to investors:                                                        5%                0%                9%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                                 100%              100%              100%              100%

- ----------------------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $40,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                    Realty Opportunity Income Fund VIII, Ltd.


                                                                     1/1/98-
                                                                     9/30/98            1997              1996             1995
                                                                --------------------------------------------------------------------
Gross Revenues:                                                     $157,829          $159,093          $181,587          $216,535
Other:                                                                     0             6,252             3,616            37,068

Less:
Operating Expenses:                                                  (70,356)          (93,216)          (89,343)          (98,705)
Interest Expenses:                                                   (47,988)          (60,222)          (59,048)          (38,897)
Depreciation and Amortization:                                       (42,135)          (56,180)          (55,941)          (55,265)
Other:  Major Maintenance:                                                 0           (21,967)                0           (23,632)

Net Income (Loss) - Tax Basis:                                        (2,650)          (66,240)          (19,129)           37,104

Cash generated from operations:                                       39,485           (16,312)           33,196            55,301

Less:  Cash distributions:                                            17,000                 0            80,800            94,400

Cash generated after cash distributions:                              22,485           (16,312)          (47,604)          (39,099)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                                       42               (65)              (19)               37
     Cash distributions to investors:                                     18                 0                86               100
Annualized cash on cash
yield to investors:                                                        1%                0%                8%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                                 100%              100%              100%              100%

- ------------------------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $24,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                    Florida Income Appreciation Fund I, Ltd.


                                                                     1/1/98-
                                                                     9/30/98            1997              1996             1995
                                                                --------------------------------------------------------------------
Gross Revenues:                                                      $38,648           $56,139           $57,348           $69,986
Other:                                                                     0             2,437             2,565             8,944

Less:
Operating Expenses:                                                  (19,381)          (26,488)          (26,417)          (36,080)
Interest Expenses:                                                   (13,029)          (17,843)          (15,898)          (13,692)
Depreciation and Amortization:                                       (12,198)          (16,264)          (16,172)          (10,878)
Other:  Major Maintenance:                                                 0            (6,317)                0            (9,754)

Net Income (Loss) - Tax Basis:                                        (5,960)           (8,336)            1,426             8,526

Cash generated from operations:                                        6,238             5,491            15,033            10,460

Less:  Cash distributions:                                             3,600                 0            19,375            20,500

Cash generated after cash distributions:                               2,638             5,491            (4,342)          (10,040)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                                       29               (41)                7                41
     Cash distributions to investors:                                     18                 0                95               100
Annualized cash on cash
yield to investors:                                                        1%                0                 9%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                                 100%              100%              100%              100%

- ----------------------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $4,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                         Tampa Capital Income Fund, Ltd.


                                                         1996          1995
                                                      --------------------------

Gross Revenues:                                       $409,146        $404,384
Other:                                                       0               0

Less:
Operating Expenses:                                   (207,313)       (213,327)
Interest Expenses:                                    (131,405)        (88,632)
Depreciation and Amortization:                         (77,185)        (69,040)
Other:  Major Maintenance:                                   0         (25,157)

Net Income (Loss) - Tax Basis:                          (6,757)          8,228

Cash generated from operations:                         70,428          77,268

Less:  Cash distributions:                             105,000          58,328

Cash generated after cash distributions:               (34,572)         18,940

Tax and distribution data per $1,000
invested:
     Federal taxable income (loss):                         (6)              8
     Cash distributions to investors:                      100              56
Annualized cash on cash
yield to investors:                                         10%             10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%            100%

- --------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $60,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

In January 1997, the partnership sold the asset acquired with the net proceeds of its offering. See Tables IV and V below.

                                   TABLE III:

                      Florida Capital Income Fund II, Ltd.


                                                                     1/1/98-
                                                                     9/30/98            1997              1996             1995
                                                                --------------------------------------------------------------------
Gross Revenues:                                                     $277,130          $379,763          $319,640          $355,612
Other:                                                                     0             7,968            16,405             3,084

Less:
Operating Expenses:                                                 (138,935)         (158,953)         (154,720)         (195,088)
Interest Expenses:                                                  (107,071)         (149,908)         (130,820)          (66,611)
Depreciation and Amortization:                                       (59,308)          (79,077)          (78,505)          (76,341)
Other:  Major Maintenance:                                                 0           (86,899)                0           (43,168)

Net Income (Loss) - Tax Basis:                                       (28,184)          (87,106)          (28,000)          (22,512)

Cash generated from operations:                                       31,124           (15,997)           34,100            50,745

Less:  Cash distributions:                                            20,900                 0            92,000            52,468

Cash generated after cash distributions:                              10,224           (15,997)          (57,900)           (1,723)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                                      (31)              (95)              (30)              (24)
     Cash distributions to investors:                                     23                 0               100                57
Annualized cash on cash
yield to investors:                                                        4%                0                10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                                 100%              100%              100%              100%

- ------------------------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $6,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                      Florida Opportunity Income Fund, Ltd.


                                                                     1/1/98-
                                                                     9/30/98            1997              1996             1995
                                                                --------------------------------------------------------------------
Gross Revenues:                                                     $213,762          $218,018          $311,719          $207,207
Other:                                                                     0                 0                 0             9,634

Less:
Operating Expenses:                                                 (108,697)         (153,765)         (149,572)         (100,163)
Interest Expenses:                                                   (81,678)          (98,851)          (78,273)          (47,679)
Depreciation and Amortization:                                       (33,051)          (44,069)          (47,371)          (24,532)
Other:  Major Maintenance:                                                 0           (22,392)                0            (8,649)

Net Income (Loss) - Tax Basis:                                        (9,664)         (101,059)           36,503            35,818

Cash generated from operations:                                       23,387           (56,990)           83,874            50,716

Less:  Cash distributions:                                            60,000            80,000            77,441             3,390

Cash generated after cash distributions:                             (36,613)         (136,990)            6,433            47,326

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                                       12              (126)               46                45
     Cash distributions to investors:                                     75               100                97                 4
Annualized cash on cash
yield to investors:                                                       10%               10%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                                 100%              100%              100%              100%

- ------------------------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $13,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                      Florida Capital Income Fund III, Ltd.


                                                                     1/1/98-
                                                                     9/30/98            1997              1996             1995
                                                                --------------------------------------------------------------------
Gross Revenues:                                                     $185,158          $212,608          $228,451          $106,625
Other:                                                                     0             6,605             7,884                 0

Less:
Operating Expenses:                                                  (93,898)         (116,044)         (112,640)          (54,323)
Interest Expenses:                                                   (47,103)          (69,345)          (68,759)          (12,597)
Depreciation and Amortization:                                       (27,668)          (36,890)          (37,979)          (18,548)
Other:  Major Maintenance:                                                 0           (13,630)                0            (3,488)

Net Income (Loss) - Tax Basis:                                        16,489           (16,696)           16,957            17,669

Cash generated from operations:                                       44,157            13,589            47,052            36,217

Less:  Cash distributions:                                            17,000            80,000            79,867            22,482

Cash generated after cash distributions:                              27,157           (66,411)          (32,815)           13,735

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                                       21               (21)               10                22
     Cash distributions to investors:                                     21               100               100                28
Annualized cash on cash
yield to investors:                                                        4%               10%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                                 100%              100%              100%              100%

- ------------------------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $10,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                          Florida Tax Credit Fund, Ltd.


                                                                     1/1/98-
                                                                     9/30/98            1997              1996             1995
                                                                --------------------------------------------------------------------
Gross Revenues:                                                     $222,017          $282,587          $266,240          $274,862
Other:                                                                     0                 0                 0                 0

Less:
Operating Expenses:                                                 (130,467)         (191,445)         (172,489)         (194,953)
Interest Expenses:                                                   (51,041)          (67,422)          (69,122)          (99,684)
Depreciation and Amortization:                                       (38,556)          (51,408)          (47,236)          (25,740)
Other:  Major Maintenance:                                                 0           (28,357)          (20,067)          (13,149)

Net Income (Loss) - Tax Basis:                                         1,953           (56,045)          (42,674)          (58,664)

Cash generated from operations:                                       40,509            (4,637)            4,562           (32,924)

Less:  Cash distributions:                                             6,260                 0            25,194                 0

Cash generated after cash distributions:                              34,249            (4,637)          (20,632)          (32,924)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                                        3               (90)              (68)              (94)
     Cash distributions to investors:                                     10                 0                40                 0
Annualized cash on cash
yield to investors:                                                        2%                1%                4%                2%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                                 100%              100%              100%              100%

- ------------------------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $ (4,000).

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                 Baron First Time Homebuyer Mortgage Fund, Ltd.


                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                   $45,050      $70,341      $46,970
Other:                                                  0            0            0

Less:
Operating Expenses:                                  (156)        (774)        (674)
Interest Expenses:                                      0            0            0
Depreciation and Amortization:                          0            0            0
Other:  Major Maintenance:                              0            0            0

Net Income (Loss) - Tax Basis:                     44,894       69,567       46,296

Cash generated from operations:                    44,894       69,567       46,296

Less:  Cash distributions:                         45,000       60,000       45,536

Cash generated after cash distributions:             (106)       9,567          760

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                    90          139           93
     Cash distributions to investors:                  90          120           91
Annualized cash on cash
yield to investors:                                    12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%
- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                      Florida Capital Income Fund IV, Ltd.


                                                                     1/1/98-
                                                                     9/30/98            1997              1996             1995
                                                                --------------------------------------------------------------------
Gross Revenues:                                                     $571,980          $745,649          $695,308          $422,209
Other:                                                                     0            22,536            60,265             9,640

Less:
Operating Expenses:                                                 (518,063)         (469,088)         (435,005)         (301,870)
Interest Expenses:                                                  (192,536)         (310,603)         (312,704)         (173,711)
Depreciation and Amortization:                                       (99,045)         (132,061)         (137,316)         (120,000)
Other:  Major Maintenance:                                                 0           (36,903)                0            (1,750)

Net Income (Loss) - Tax Basis:                                      (237,664)         (180,470)         (129,452)         (165,482)

Cash generated from operations:                                     (138,619)          (70,945)          (52,401)          (55,122)

Less:  Cash distributions:                                           137,000           180,233           149,240               676

Cash generated after cash distributions:                            (275,619)         (251,178)         (201,641)          (55,798)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                                     (131)              (99)              (71)              (91)
     Cash distributions to investors:                                     75                99                82                 0
Annualized cash on cash
yield to investors:                                                       10%               10%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                                 100%              100%              100%              100%

- ------------------------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $17,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                      GSU Stadium Student Apartments, Ltd.


                                                                     1/1/98-
                                                                     9/30/98            1997              1996             1995
                                                                --------------------------------------------------------------------
Gross Revenues:                                                     $311,584          $458,687          $427,919          $200,668
Other:                                                                     0            27,710            21,809                 0

Less:
Operating Expenses:                                                 (219,334)         (242,603)         (212,984)         (106,361)
Interest Expenses:                                                  (102,025)         (146,120)         (122,433)          (50,645)
Depreciation and Amortization:                                       (48,852)          (65,135)          (66,830)          (66,999)
Other:  Major Maintenance:                                                 0           (35,113)          (54,112)          (46,277)

Net Income (Loss) - Tax Basis:                                       (58,627)           (2,574)           (6,631)          (69,614)

Cash generated from operations:                                       (9,775)           34,851            38,390            (2,615)

Less:  Cash distributions:                                            71,904          203,1051            84,961            25,000

Cash generated after cash distributions:                             (81,679)         (168,254)          (46,571)          (27,615)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                                      (58)               (3)               (7)              (70)
     Cash distributions to investors:                                     72               203                85                25
     Annualized cash on cash
     yield to investors:                                                  10%               10%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                                 100%              100%              100%              100%

- ------------------------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $20,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

1 $100,000 of such amount represents a return of capital attributable to net proceeds in connection with a first mortgage refinancing with an initial principal balance higher than the principal balance at the time of refinancing.

                                   TABLE III:

                         Brevard Mortgage Program, Ltd.


                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                   $48,285      $64,380      $73,267
Other:                                                 35            0            0

Less:
Operating Expenses:                                 3,293       (2,119)        (874)
Interest Expenses:                                      0            0            0
Depreciation and Amortization:                          0            0            0
Other:  Major Maintenance:                              0            0            0

Net Income (Loss) - Tax Basis:                     45,027       62,261       72,393

Cash generated from operations:                    44,992       62,261       72,393

Less:  Cash distributions:                         43,125       57,500       34,572

Cash generated after cash distributions:            1,867        4,761       37,821

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                    78          108          126
     Cash distributions to investors:                  75          100           60
     Annualized cash on cash
     yield to investors:                               10%          10%          10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                Baron First Time Homebuyer Mortgage Fund II, Ltd.


                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                   $44,628      $69,051      $41,748
Other:                                                  0           45            0

Less:
Operating Expenses:                                   315         (938)        (611)
Interest Expenses:                                      0            0            0
Depreciation and Amortization:                          0            0            0
Other:  Major Maintenance:                              0            0            0

Net Income (Loss) - Tax Basis:                     44,313       68,158       41,137

Cash generated from operations:                    44,313       68,113       41,137

Less:  Cash distributions:                         45,000       60,300       42,619

Cash generated after cash distributions:             (687)       7,813       (1,482)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                    89          136           82
     Cash distributions to investors:                  90          121           85
     Annualized cash on cash
     yield to investors:                               12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                  Clearwater First Time Homebuyer Program, Ltd.


                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                   $67,650      $88,149      $46,999
     Other:                                             0            0            0

Less:
Operating Expenses:                                   (93)        (132)         (93)
Interest Expenses:                                      0            0            0
Depreciation and Amortization:                          0            0            0
Other:  Major Maintenance:                              0            0            0

Net Income (Loss) - Tax Basis:                     67,557       88,017       46,906

Cash generated from operations:                    67,557       88,017       46,906

Less:  Cash distributions:                         75,000       90,000       43,377

Cash generated after cash distributions:           (7,443)      (1,983)       3,529

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                    90           40           62
     Cash distributions to investors:                 100          120           58
     Annualized cash on cash
     yield to investors:                               12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

               Baron First Time Homebuyer Mortgage Fund III, Ltd.


                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                   $45,014      $70,425      $29,006
Other:                                                  0            0            0

Less:
Operating Expenses:                                   295         (315)        (408)
Interest Expenses:                                      0            0            0
Depreciation and Amortization:                          0            0            0
Other:  Major Maintenance:                              0            0            0

Net Income (Loss) - Tax Basis:                     44,719       70,110       28,598

Cash generated from operations:                    44,719       70,110       28,598

Less:  Cash distributions:                         45,000       60,000       27,846

Cash generated after cash distributions:             (281)      10,110          752

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                    89          140           57
     Cash distributions to investors:                  90          120           56
     Annualized cash on cash
     yield to investors:                               12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                Baron First Time Homebuyer Mortgage Fund V, Ltd.


                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                   $45,000      $75,400      $26,198
Other:                                                  0            0            0

Less:
Operating Expenses:                                   (72)        (713)        (245)
Interest Expenses:                                      0            0            0
Depreciation and Amortization:                          0            0            0
Other:  Major Maintenance:                              0            0            0

Net Income (Loss) - Tax Basis:                     44,928       74,687       25,953

Cash generated from operations:                    44,928       74,687       25,953

Less:  Cash distributions:                         45,000       60,000       25,140

Cash generated after cash distributions:              (72)      14,687          813

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                    90          149           52
     Cash distributions to investors:                  90          120           50
     Annualized cash on cash
     yield to investors:                               12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                Baron First Time Homebuyer Mortgage Fund IV, Ltd.


                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                   $45,055      $74,020      $14,529
Other:                                                  0            0            0

Less:
Operating Expenses:                                  (149)        (164)        (377)
Interest Expenses:                                      0            0            0
Depreciation and Amortization:                          0            0            0
Other:  Major Maintenance:                              0            0            0

Net Income (Loss) - Tax Basis:                     44,906       73,856       14,152

Cash generated from operations:                    44,906       73,856       14,152

Less:  Cash distributions:                         45,000       60,000       13,900

Cash generated after cash distributions:              (94)      13,856          252

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                    90          147           28
     Cash distributions to investors:                  90          120           28
     Annualized cash on cash
     yield to investors:                               12%          12%          10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                       Florida Income Growth Fund V, Ltd.


                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                  $268,778     $273,596     $278,590
Other:                                                  0       20,987       26,698

Less:
Operating Expenses:                               120,092     (163,172)    (172,943)
Interest Expenses:                                 77,965      (94,358)     (98,805)
Depreciation and Amortization:                     39,378      (52,504)     (56,381)
Other:  Major Maintenance:                              0      (16,416)     (27,704)

Net Income (Loss) - Tax Basis:                     31,343      (31,867)     (45,963)

Cash generated from operations:                    70,721         (350)     (20,862)

Less:  Cash distributions:                         39,000      114,988       77,039

Cash generated after cash distributions:           31,721     (115,338)     (97,901)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                    27          (28)         (40)
     Cash distributions to investors:                  34          100           67
     Annualized cash on cash
     yield to investors:                                7%          10%          10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $19,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                Lamplight Court of Bellefontaine Apartments, Ltd.


                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                   $50,085     $(12,535)    $(37,785)
Other:                                                157        9,973          733

Less:
Operating Expenses:                                11,312       (1,262)        (231)
Interest Expenses:                                      0            0            0
Depreciation and Amortization:                          0            0            0
Other:  Major Maintenance:                              0            0            0

Net Income (Loss) - Tax Basis:                     38,930       (3,824)     (37,283)

Cash generated from operations:                    38,773        8,711          502

Less:  Cash distributions:                         42,600       69,525       16,593

Cash generated after cash distributions:           (3,827)     (60,814)     (16,091)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                    56           (5)         (53)
     Cash distributions to investors:                  61          100           24
     Annualized cash on cash
     yield to investors:                               10%          10%          10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                      Baron Strategic Vulture Fund I, Ltd.


                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                   $59,602      $78,996       $3,731
Other:                                                  0            0            0

Less:
Operating Expenses:                               (16,870)     (16,705)        (464)
Interest Expenses:                                      0            0            0
Depreciation and Amortization:                          0            0            0
Other:  Major Maintenance:                              0            0            0

Net Income (Loss) - Tax Basis:                     42,732       62,291        3,267

Cash generated from operations:                    42,732       62,291        3,267

Less:  Cash distributions:                         67,500       89,894       14,044

Cash generated after cash distributions:          (24,768)     (27,603)     (10,777)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                    47           69            4
     Cash distributions to investors:                  75          100           16
     Annualized cash on cash
     yield to investors:                               10%          10%          10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                      Baron Strategic Investment Fund, Ltd.


                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                   $63,687      $61,000       $2,479
Other:                                                315        1,906            0

Less:
Operating Expenses:                               (17,858)     (25,685)        (403)
Interest Expenses:                                      0            0            0
Depreciation and Amortization:                          0            0            0
Other:  Major Maintenance:                              0            0            0

Net Income (Loss) - Tax Basis:                     46,144       37,221        2,076

Cash generated from operations:                    45,829       35,315        2,076

Less:  Cash distributions:                         57,000      112,664        8,884

Cash generated after cash distributions:          (11,171)     (77,349)      (6,808)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                    38           31            2
     Cash distributions to investors:                  48           94            7
     Annualized cash on cash
     yield to investors:                               10%          10%          10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                    Baron Strategic Investment Fund II, Ltd.


                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                  $232,453     $261,513      $79,630
Other:                                                          53,534        1,666

Less:
Operating Expenses:                              (173,075)    (205,243)     (60,041)
Interest Expenses:                                (68,203)     (92,514)           0
Depreciation and Amortization:                    (28,848)     (38,465)      (7,552)
Other:  Major Maintenance:                              0      (70,103)           0

Net Income (Loss) - Tax Basis:                    (37,673)     (91,278)      13,703

Cash generated from operations:                    (8,825)     (52,813)      21,255

Less:  Cash distributions:                         19,600       79,601        2,942

Cash generated after cash distributions:          (28,425)    (132,414)      18,313

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                   (47)        (114)          17
     Cash distributions to investors:                  25          100            4
     Annualized cash on cash
     yield to investors:                               10%          10%          10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                    Baron Strategic Investment Fund VI, Ltd.


                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                   $70,941      $67,699         $400
Other:                                                636        4,500            0

Less:
Operating Expenses:                                (8,517)     (17,974)        (218)
Interest Expenses:                                      0            0            0
Depreciation and Amortization:                          0            0            0
Other:  Major Maintenance:                              0            0            0

Net Income (Loss) - Tax Basis:                     63,060       49,725          182

Cash generated from operations:                    62,424       49,725          182

Less:  Cash distributions:                         90,000       85,003            0

Cash generated after cash distributions:          (27,576)     (39,778)         182

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                    53           41            0
     Cash distributions to investors:                  75           71            0
     Annualized cash on cash
     yield to investors:                               10%          10%          10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                         Baron Development Fund IX, Ltd.


                                                       1/1/98-
                                                       9/30/98           1997
                                                      --------------------------
Gross Revenues:                                        $72,030         $69,804
Other:                                                       0             749

Less:
Operating Expenses:                                       (161)        (11,234)
Interest Expenses:                                           0               0
Depreciation and Amortization:                               0               0
Other:  Major Maintenance:                                   0               0

Net Income (Loss) - Tax Basis:                          71,869          59,319

Cash generated from operations:                         71,869          58,570

Less:  Cash distributions:                              72,129          58,397

Cash generated after cash distributions:                  (260)            173

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         90              56
     Cash distributions to investors:                       90              73
     Annualized cash on cash
     yield to investors:                                    12%             12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%            100%

- --------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                  Baron Income Property Mortgage Fund VI, Ltd.

                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                   $75,031      $66,807       $5,740
Other:                                                  0          389           85

Less:
Operating Expenses:                                  (156)      (1,479)        (260)
Interest Expenses:                                      0            0            0
Depreciation and Amortization:                          0            0            0
Other:  Major Maintenance:                              0            0            0

Net Income (Loss) - Tax Basis:                     74,875       65,717        5,565

Cash generated from operations:                    74,875       65,328        5,480

Less:  Cash distributions:                         68,210       65,250        6,334

Cash generated after cash distributions:            6,665           78         (854)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                   100           80            7
     Cash distributions to investors:                  91           87            8
     Annualized cash on cash
     yield to investors:                               12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                    Baron Mortgage Development Fund VII, Ltd.


                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                   $63,200      $66,692      $10,012
Other:                                                  0          542            2

Less:
Operating Expenses:                                  (232)      (1,703)     (10,079)
Interest Expenses:                                      0            0            0
Depreciation and Amortization:                          0            0            0
Other:  Major Maintenance:                              0            0            0

Net Income (Loss) - Tax Basis:                     62,968       65,531          (65)

Cash generated from operations:                    62,968       65,531          (67)

Less:  Cash distributions:                         63,000       65,075           27

Cash generated after cash distributions:              (32)         456          (94)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                    90           93           (2)
     Cash distributions to investors:                  90           93            0
     Annualized cash on cash
     yield to investors:                               12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                     Baron Mortgage Development Fund X, Ltd.


                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                   $62,500      $77,526       $9,998
Other:                                                  0        1,789           23

Less:
Operating Expenses:                                  (172)        (584)     (10,033)
Interest Expenses:                                      0            0            0
Depreciation and Amortization:                          0            0            0
Other:  Major Maintenance:                              0            0            0

Net Income (Loss) - Tax Basis:                     62,328       78,731          (12)

Cash generated from operations:                    62,328       76,942          (35)

Less:  Cash distributions:                         71,826       76,878          200

Cash generated after cash distributions:           (9,498)          64         (235)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                    78           79          (13)
     Cash distributions to investors:                  90           96            0
     Annualized cash on cash
     yield to investors:                               12%          12%          12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                    Baron Mortgage Development Fund XI, Ltd.


                                                      1/1/98-
                                                      9/30/98            1997
                                                      --------------------------

Gross Revenues:                                        $71,874         $61,200
Other:                                                       0               0

Less:
Operating Expenses:                                       (142)              0
Interest Expenses:                                           0               0
Depreciation and Amortization:                               0               0
Other:  Major Maintenance:                                   0               0

Net Income (Loss) - Tax Basis:                          71,732          61,200

Cash generated from operations:                         71,732          61,200

Less:  Cash distributions:                              72,000          61,109

Cash generated after cash distributions:                  (268)             91

Tax and distribution data per $1,000                        90
invested:                                                   90
     Federal taxable income (loss):                                          0
     Cash distributions to investors:                       12%             76
     Annualized cash on cash
     yield to investors:                                    12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%            100%

- --------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                   Baron Mortgage Development Fund XVIII, L.P.


                                                       1/1/98-
                                                       9/30/98           1997
                                                       -------------------------

Gross Revenues:                                        $57,489         $46,473
Other:                                                       0             759

Less:
Operating Expenses:                                       (186)        (20,279)
Interest Expenses:                                           0               0
Depreciation and Amortization:                               0               0
Other:  Major Maintenance:                                   0               0

Net Income (Loss) - Tax Basis:                          57,303          26,953

Cash generated from operations:                         57,303          26,194

Less:  Cash distributions:                              72,000          26,135

Cash generated after cash distributions:               (14,697)             59

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         72              17
     Cash distributions to investors:                       90              33
     Annualized cash on cash
     yield to investors:                                    12%             12%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%            100%

- --------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                     Baron Strategic Investment Fund V, Ltd.


                                                  1/1/98-
                                                  9/30/98       1997         1996
                                                  ---------------------------------
Gross Revenues:                                   $48,906      $69,423      $10,145
Other:                                                474            0          109

Less:
Operating Expenses:                               (11,958)      (5,117)     (10,125)
Interest Expenses:                                      0            0            0
Depreciation and Amortization:                          0            0            0
Other:  Major Maintenance:                              0            0            0

Net Income (Loss) - Tax Basis:                     37,422       64,306          129

Cash generated from operations:                    36,948       64,306           20

Less:  Cash distributions:                         90,000       62,868            0

Cash generated after cash distributions:          (53,052)       1,438           20

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                    31            1            8
     Cash distributions to investors:                  75           52            0
     Annualized cash on cash
     yield to investors:                               10%          10%          10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                    Baron Strategic Investment Fund VII, Ltd.


                                                      1/1/98-
                                                      930/98             1997
                                                      --------------------------

Gross Revenues:                                       $106,254          $3,050
Other:                                                       0               0

Less:
Operating Expenses:                                    (32,309)        (13,606)
Interest Expenses:                                           0               0
Depreciation and Amortization:                               0               0
Other:  Major Maintenance:                                   0               0

Net Income (Loss) - Tax Basis:                          73,945         (10,556)

Cash generated from operations:                         73,945         (10,556)

Less:  Cash distributions:                              64,576          77,208

Cash generated after cash distributions:                 9,369         (87,764)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         39              (6)
     Cash distributions to investors:                       34              41
     Annualized cash on cash
     yield to investors:                                    10%             10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%            100%

- --------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                    Baron Strategic Investment Fund IV, Ltd.


                                                      1/1/98-
                                                      9/30/98            1997
                                                      --------------------------

         Gross Revenues:                              $124,110         $22,431
         Other:                                            340

         Less:
         Operating Expenses:                           (47,740)        (17,181)
         Interest Expenses:                                  0               0
         Depreciation and Amortization:                      0               0
         Other:  Major Maintenance:                          0               0

         Net Income (Loss) - Tax Basis:                 76,710           5,250

         Cash generated from operations:                76,370           5,250

         Less:  Cash distributions:                     67,013          27,130

         Cash generated after cash distributions:        9,357         (21,880)

         Tax and distribution data per $1,000 invested:
              Federal taxable income (loss):                77               5
              Cash distributions to investors:              67              27
              Annualized cash on cash
              yield to investors:                           10%             10%

         Amount (in percentage terms) remaining
              invested in program property at the
              end of last year reported in table:          100%            100%

- --------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                    Baron Mortgage Development Fund XIV, Ltd.


                                                       1/1/98-
                                                       9/30/98            1997
                                                       -------------------------

Gross Revenues:                                        $73,583         $44,419
Other:                                                       0             631

Less:
Operating Expenses:                                       (157)           (274)
Interest Expenses:                                           0               0
Depreciation and Amortization:                               0               0
Other:  Major Maintenance:                                   0               0

Net Income (Loss) - Tax Basis:                          73,426          44,776

Cash generated from operations:                         73,426          44,145

Less:  Cash distributions:                              89,281          44,070

Cash generated after cash distributions:               (15,855)             75

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         73              21
     Cash distributions to investors:                       89              44
     Annualized cash on cash
     yield to investors:                                    10%             10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%            100%

- --------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                     Baron Strategic Investment Fund X, Ltd.


                                                       1/1/98-
                                                       9/30/98           1997
                                                       -------------------------

Gross Revenues:                                        $96,391          $7,264
Other:                                                       0

Less:
Operating Expenses:                                    (28,284)        (10,237)
Interest Expenses:                                           0               0
Depreciation and Amortization:                               0               0
Other:  Major Maintenance:                                   0               0

Net Income (Loss) - Tax Basis:                          68,107          (2,973)

Cash generated from operations:                         68,107          (2,973)

Less:  Cash distributions:                              82,615          13,428

Cash generated after cash distributions:               (14,508)        (16,401)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         57              (2)
     Cash distributions to investors:                       69              11
     Annualized cash on cash
     yield to investors:                                    10%             10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%            100%

- --------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                    Baron Mortgage Development Fund XV, Ltd.


                                                       1/1/98-
                                                       9/30/98           1997
                                                       -------------------------

Gross Revenues:                                        $58,878         $12,669
Other:                                                       0             190

Less:
Operating Expenses:                                        274            (300)
Interest Expenses:                                           0               0
Depreciation and Amortization:                               0               0
Other:  Major Maintenance:                                   0               0

Net Income (Loss) - Tax Basis:                          58,604          12,559

Cash generated from operations:                         58,604          12,369

Less:  Cash distributions:                              60,643          12,362

Cash generated after cash distributions:                (2,039)              7

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         84              13
     Cash distributions to investors:                       87              18
     Annualized cash on cash
     yield to investors:                                    10%             10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%            100%

- --------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                   Baron Strategic Investment Fund VIII, Ltd.


                                                       1/1/98-
                                                       9/30/98           1997
                                                       -------------------------

Gross Revenues:                                        $63,425         $38,892
Other:                                                       0           1,708

Less:
Operating Expenses:                                    (22,069)        (14,453)
Interest Expenses:                                           0               0
Depreciation and Amortization:                               0               0
Other:  Major Maintenance:                                   0

Net Income (Loss) - Tax Basis:                          41,355          26,147

Cash generated from operations:                         41,355          24,439

Less:  Cash distributions:                             101,424          30,450

Cash generated after cash distributions:               (60,069)         (6,011)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         34              22
     Cash distributions to investors:                       85              25
     Annualized cash on cash
     yield to investors:                                    10%             10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%            100%

- --------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                        Florida Tax Credit Fund II, Ltd.


                                                                     1/1/98-
                                                                     9/30/98            1997              1996             1995
                                                                --------------------------------------------------------------------
Gross Revenues:                                                     $133,634          $151,372          $193,970          $116,455
Other:                                                                     0                 0                 0                 0

Less:
Operating Expenses:                                                  (94,136)         (114,363)         (121,850)          (65,664)
Interest Expenses:                                                   (31,464)          (41,317)          (38,995)          (21,949)
Depreciation and Amortization:                                       (19,335)          (25,780)          (25,565)          (21,669)
Other:  Major Maintenance:                                                 0            (6,265)           (8,135)           (9,654)

Net Income (Loss) - Tax Basis:                                       (11,301)          (36,353)             (575)           (2,481)

Cash generated from operations:                                        8,034           (10,573)           24,990            19,188

Less:  Cash distributions:                                             2,940             2,780                34                 0

Cash generated after cash distributions:                               5,094           (13,353)           24,956            19,188

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                                      (36)             (117)               (2)                8
     Cash distributions to investors:                                      9                 9                 0                 0
     Annualized cash on cash
     yield to investors:                                                   9%                9%                0                 0

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                                 100%              100%              100%              100%

- ------------------------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $54,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                    Baron Strategic Investment Fund IX, Ltd.


                                                       1/1/98-
                                                       9/30/98            1997
                                                       -------------------------

Gross Revenues:                                        $40,600         $    676
Other:                                                       0               0

Less:
Operating Expenses:                                    (14,453)         (4,443)
Interest Expenses:                                           0               0
Depreciation and Amortization:                               0               0
Other:  Major Maintenance:                                   0               0

Net Income (Loss) - Tax Basis:                          26,147          (3,767)

Cash generated from operations:                         26,147          (3,767)

Less:  Cash distributions:                              57,309           3,589

Cash generated after cash distributions:               (31,162)         (7,356)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                         22              (3)
     Cash distributions to investors:                       48               3
     Annualized cash on cash
     yield to investors:                                    10%             10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                   100%            100%

- --------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. Third, for tax purposes, the depreciable basis in a residential apartment property is stepped up to reflect the purchase price at the time of acquisition of fee simple title to the property or of the equity interest in the partnership which owns such title. Under GAAP accounting, stepped up basis is not recognized. In respect of the partnership, there is no difference between net income (loss) determined on a tax basis as reflected in the table above and net income (loss) determined on a GAAP basis since the partnership does not own a direct or indirect interest in a residential apartment property.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                 Central Florida Income Appreciation Fund, Ltd.

                                                                     1/1/98-
                                                                     9/30/98            1997              1996             1995
                                                                --------------------------------------------------------------------
Gross Revenues:                                                     $217,728          $228,623          $244,496          $275,805
Other:                                                                     0                 0                 0                 0

Less:
Operating Expenses:                                                  (99,671)         (112,911)         (127,984)         (236,408)
Interest Expenses:                                                   (90,261)         (134,746)         (124,291)         (128,965)
Depreciation and Amortization:                                       (56,207)          (76,023)          (74,942)          (75,915)
Other:  Major Maintenance:                                                 0           (19,500)           (1,346)          (12,362)

Net Income (Loss) - Tax Basis:                                       (28,411)         (114,557)          (84,067)         (177,845)

Cash generated from operations:                                       27,796           (38,534)           (9,125)         (101,930)

Less:  Cash distributions:                                             2,300                 0           105,000            78,750

Cash generated after cash distributions:                              25,496           (38,534)         (114,125)         (180,680)

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                                       27              (109)              (80)             (169)
     Cash distributions to investors:                                      2                 0               100                75
     Annualized cash on cash
     yield to investors:                                                   0%                0%               10%               10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:                                 100%              100%              100%              100%

- ------------------------------------------------------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $3,000.

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                   TABLE III:

                       Midwest Income Growth Fund VI, Ltd.


                                                 1/1/98-
                                                 9/30/98        1997         1996
                                                 ----------------------------------
Gross Revenues:                                  $206,024     $257,567      $98,226
Other:                                                  0            0            0

Less:
Operating Expenses:                               (83,907)     (84,233)     (28,556)
Interest Expenses:                                (57,338)    (106,684)     (28,631)
Depreciation and Amortization:                    (41,118)     (54,823)     (17,563)
Other:  Major Maintenance:                              0      (61,985)           0

Net Income (Loss) - Tax Basis:                     23,661      (50,158)      23,476

Cash generated from operations:                    64,779        4,665       41,039

Less:  Cash distributions:                         15,000       29,799        5,547

Cash generated after cash distributions:           49,779      (25,134)      35,492

Tax and distribution data per $1,000 invested:
     Federal taxable income (loss):                    79         (167)          78
     Cash distributions to investors:                  50           99           18
     Annualized cash on cash
     yield to investors:                               10%          10%          10%

Amount (in percentage terms) remaining
     invested in program property at the
     end of last year reported in table:              100%         100%         100%

- ------------------------------------------------------------------------------------

Net income (loss) - tax basis reflected in the table above differs from the amount reported as taxable income (loss) due primarily to (a) in certain cases, the inclusion of certain advances as taxable income and (b) major maintenance expenses being reported as capital expenditures, rather than deductible expenses for purposes of taxable income (loss).

The significant differences between tax basis net income (loss) determined on a tax basis and net income (loss) determined on the basis of generally accepted accounting principles ("GAAP") are as follows. First, for tax purposes, residential apartment properties have a depreciable life of 27.5 years, compared to 30 years under GAAP. Second, rental income is accounted for on a tax basis on receipt, but accrued under GAAP accounting. According to management of the Operating Partnership, the difference in accounting results attributable to the different depreciable lives and timing of rental income under the two methods is not material. Third, for tax purposes, the partnership's depreciable basis in its residential apartment property was stepped up at the time of the investors' acquisition of a limited partnership interest in the partnership to reflect their purchase price. Under GAAP accounting, stepped up basis is not recognized. For 1997, the difference between net income (loss) determined on a tax basis and net income (loss) determined on a GAAP basis was approximately $(22,000).

In certain cases, "cash distributions" may include net operating cash flow, a portion of cash reserves funded out of net proceeds of the program's offering, refinancing proceeds or advances from affiliates. "Other" includes ancillary income such as forfeited security deposits, laundry and vending income, pet fees, distribution supplements and interest income.

                                    TABLE IV:

                          RESULTS OF COMPLETED PROGRAMS

The following table includes information relating to the financial results of one program sponsored by an affiliate of the Managing Shareholder of the Trust, Baron Advisors, Inc., which completed operations within the last five years. The prior program had investment objectives similar to those of the Trust and the Operating Partnership in that the program provided financing in respect of a residential property for current income and capital appreciation.

                         Tampa Capital Income Fund, Ltd.

Dollar Amount Raised:                                           $ 1,050,000

Number of Properties Purchased:                                         one

Date of Closing of Offering:                                           7/95

Date of Acquisition of Property:                                      12/94

Date of Sale of Property:                                              2/97

Tax and Distribution Data per $1,000
Investment through 1996:

          Federal Income Tax Results:

          Ordinary Income (loss):

                    from operations:                               171 est.

                    from recapture:                          Not applicable

          Capital Gain (loss):                                          138

          Deferred Gain(1):

                    Capital:                                            138

                    Ordinary:                                Not applicable

Cash Distribution to Investors:                                          10%

          Source (on GAAP basis):

                    Investment Income:                          $   180,000

                    Return of capital:                          $   900,000

          Source (on cash basis):

                    Sales:                                      $   900,000

                    Refinancing:                             Not applicable

                    Operations:                                 $   180,000

                    Other:                                   Not applicable

Receivable on Net Purchase Money Financing:                     $   295,000(2)
- --------------------------------------------------------------------------------

(1) "Deferred Gain" represents the amount of capital gain or ordinary gain that is realized upon receipt of installment payments under the promissory note received in exchange for the property sold.

(2) Portion of purchase price paid with promissory note payable in 36 equal monthly payments including 9% annual interest rate.

                                    TABLE V:

                          RESULTS OF COMPLETED PROGRAMS

The following table includes certain financial information concerning the sale of a property within the most recent three years by an investment program sponsored by an Affiliate of the Managing Shareholder.

                         Tampa Capital Income Fund, Ltd.

Property:                                                       Lakewood Apartments
Date Acquired:                                                             12/94

Date of Sale:                                                               2/97

Selling Price, Net of Closing Costs and GAAP Adjustments:            $ 2,795,000

     Cash Received net of closing costs:                             $   900,000

     Mortgage Balance at time of sale:                               $ 1,500,000

     Purchase money mortgage taken back by program:                  $   295,000(1)

     Adjustments resulting from application of GAAP:              Not applicable

     Total:                                                          $ 2,695,000(2)

Cost of Properties Including Closing and Soft Costs:

     Original Mortgage Financing:                                    $ 1,500,000

     Total acquisition cost, capital improvements,
     Closing and soft costs:                                         $ 1,050,000(3)

     Total:                                                          $ 2,550,000

Excess of Property Operating Cash Receipts
Over Cash Expenditures:                                              $   180,000(4)
- -----------------------------------------------------------------------------------

(1) Portion of purchase price paid with promissory note payable in 36 equal monthly payments including 9% annual interest rate.

(2) The entire gain ($145,000) will be treated as a capital gain for tax purposes.

(3)  Does not include offering costs.

(4)  Estimated.

                           OTHER PROGRAMS SPONSORED BY
                       AFFILIATES OF MANAGING SHAREHOLDER


                  MAXIMUM
DATE              CAPITAL
FORMED            RAISE         PARTNERSHIP NAME                                        GENERAL PARTNER
- ------            -----         ----------------                                        ---------------
10/2/96           650,000       Baron Mortgage Development Fund VIII, Ltd.              Baron Capital  XXXVIII, Inc.
04/02/97        1,000,000       Baron Mortgage Development Fund  XII, Ltd.              Baron Capital XLVI, Inc.
05/20/97        1,000,000       Baron First Mortgage Development Fund XVI, Ltd.         Baron Capital LX, Inc.
05/22/97        1,000,000       Baron First Mortgage Development Fund XVII, Ltd.        Baron Capital LXI, Inc.
09/15/97        1,000,000       Baron Mortgage Development Fund XIX, L.P.               Baron Capital LXVI, Inc.
09/10/97        1,000,000       Baron Mortgage Development Fund XX, L.P.                Baron Capital LXVII, Inc.
11/24/97        1,000,000       Baron Mortgage Development Fund XXI, L.P.               Baron Capital LXVIII, Inc.

                                    EXHIBIT B


In the Exchange Offering, the Operating Partnership will offer to issue its Units to limited partners in the Exchange Partnerships in exchange for their limited partnership interests therein. The tables comprising Exhibit B set forth information relating to each Exchange Partnership.

Exchange Equity Partnerships

The table relating to each of the 13 Exchange Equity Partnerships sets forth the following information: (i) the name of the partnership and its general partner,
(ii) the name and location of the residential apartment property in which it directly or indirectly owns equity, (iii) the year the property was completed,
(iv) the number of units, acreage, rentable area, average unit size and average rental rate per unit and per square feet of rentable area as of November 1, 1998, (v) physical occupancy of each property as of November 1, 1998 and for each of the five prior years, (vi) the property's estimated appraised value, and
(vii) certain property tax information.

The table also sets forth for each partnership certain information relating to the first mortgage (and in one case, second mortgage) indebtedness secured by or associated with the property, including: (i) initial principal balance and balance as of November 1, 1998 and due at maturity, (ii) interest rate, (iii) annual and monthly debt service requirements, (iv) amortization term, (v) maturity date, and (vi) name of lending institution.

In addition, the table for each Exchange Equity Partnership sets forth (i) certain information relating to the partnership's original private offering, including, the offering commencement and termination dates, number of investors, paid in capital, number of units sold, price per unit and the allocations between the limited partners and the general partner of distributable cash and net proceeds from a sale or refinancing of property, (ii) the number of Operating Partnership Units (and their initial assigned value) being offered to each limited partner in the particular partnership per $1,000 of original investment, and (iii) the estimated deferred taxable gain from the Exchange Offering for limited partners electing to accept the offering, per $1,000 of original investment.

Exchange Mortgage Partnerships

The table relating to each of the six Exchange Mortgage Partnerships sets forth the same information as described above relating to the underlying property which secures second mortgage loans held by the partnership, the first mortgage loan which is senior to the partnership's loan interests, the partnership's original offering and the estimated deferred taxable gain resulting from participation in the offering. The table also sets forth the replacement cost new of property securing second mortgage interests of the partnership and information relating to the second mortgage loan and other debt interests held by the partnership, including: (i) initial principal balances and balances as of December 31, 1998 and due at maturity, (ii) interest rates, (iii) annual and monthly debt service requirements, (iv) amortization term, (v) maturity dates,
(vi) annual monthly debt service requirements, and (vii) similar information regarding other Exchange Partnerships which hold second mortgage interests secured by the same property in which the partnership holds a second mortgage interest.

Exchange Hybrid Partnerships

The table relating to each of the four Exchange Hybrid Partnerships sets forth the same information as described above relating to: (i) properties in which the partnership directly or indirectly owns an equity interest and properties which secure second mortgage loans held by the partnership, first mortgage loans which are senior to the partnership's equity interests and second mortgage interests, the partnership's original private offering and the estimated deferred taxable gain resulting from participation in the Exchange Offering and (ii) the second mortgage loan and other debt interests held by the partnership.

                          EXCHANGE EQUITY PARTNERSHIPS

                                                 FLORIDA INCOME GROWTH FUND V, LTD.
                                                    (GP: Baron Capital XI, Inc.)

====================================================================================================================================

                                                    PARTNERSHIP PROPERTY INTEREST

                             The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.


PROPERTY NAME AND ADDRESS:                                                 YEAR COMPLETED:    1980
BLOSSOM CORNERS APARTMENTS-PHASE I                                         APPROX. ACREAGE:   3.67
2143 Raper Dairy Road
Orlando, Florida  32822

                                                     UNIT MIX AND RENTAL RATES:
            -------------------------------------------------------------------------------------------------------------------
                                                                                                          APPROXIMATE
                                                                 APPROXIMATE RENTABLE                   AVERAGE MONTHLY
            UNIT TYPE                 NUMBER                   AREA PER UNIT (Sq. Ft.)                    RENTAL RATE
            -------------------------------------------------------------------------------------------------------------------
                 Studio                 15                               300                                 $399
            -------------------------------------------------------------------------------------------------------------------
                 1 BR                   49                               600                                 $480
            -------------------------------------------------------------------------------------------------------------------
                 2 BR                    6                               900                                 $600
            -------------------------------------------------------------------------------------------------------------------
                   Total                70                            39,300
            --------------------------------------------------------------------

11/1/98 OCCUPANCY %:               97%                                  ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,195,000
1997 AVG. MONTHLY OCCUPANCY %:     91%                                  APPRAISAL DATE:  1/98
1996 AVG. MONTHLY OCCUPANCY %:     89%                                  11/1/98 FEDERAL INCOME TAX BASIS:  $1,629,182
1995 AVG. MONTHLY OCCUPANCY %:     90%                                  DEPRECIATION LIFE CLAIMED:  24.5 yrs.
1994 AVG. MONTHLY OCCUPANCY %:     91%                                  REALTY TAX RATE (MILLAGE):  21.6657
1993 AVG. MONTHLY OCCUPANCY %:     84%                                  1997 PROPERTY TAX VALUE:  $1,194,445

====================================================================================================================================

                                                     FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                                            MATURITY DATE:           11/1/06
Column Financial, Inc.
3414 Peachtree Road N.E., Suite 1140
Atlanta, Georgia  30326-1113

INITIAL PRINCIPAL BALANCE:            $1,050,000                              ANNUAL DEBT SERVICE:    $105,288
11/1/98 BALANCE:                      $1,026,732                              MONTHLY PAYMENT:        $  8,774
BALANCE DUE AT MATURITY:              $  882,430

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS:  The loan bears a fixed interest rate of 9.04% and amortizes on a 25-year basis.
PREPAYMENT  PROVISIONS:  Prepayment  penalty equal to 1% of  prepayment  amount if prepaid  prior to fifth  anniversary  of loan; no prepayment penalty thereafter.
====================================================================================================================================

                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                  10/95                                   NUMBER OF UNITS SOLD:      2,300

NUMBER OF INVESTORS:                  49                                      PRICE PER UNIT:             $500

PAID IN CAPITAL:                      $1,150,000                              DATE OFFERING TERMINATED:   2/97

ALLOCATIONOF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a
   10%  non-cumulative  return on their capital  contributions;  the GP is then entitled to receive a similar  return on its capital contribution.  Thereafter,  the investors are entitled to receive any remaining  distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%.

- ------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                              ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING
OFFERED IN EXCHANGE OFFERING                                       (per $1,000 of Investors' original investment):
(per $1,000 of Investors' original investment):  105 Units         Short Term Capital Gain (assuming 39% rate):         $143
 valued at $10 per Unit (or $1,050)                                Long Term Capital Gain (assuming 20% rate):          $ 73
- ------------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes to Exchange Equity Partnerships)

                                                FLORIDA CAPITAL INCOME FUND III, LTD.
                                                    (GP: Baron Capital VII, Inc.)

====================================================================================================================================

                                                    PARTNERSHIP PROPERTY INTEREST

                             The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                                                  YEAR COMPLETED: 1986
Bridge point Apartments - Phase II                                         APPROX. ACREAGE: 3.39
1500 Monument Road
Jacksonville, Florida  32225


                                                     UNIT MIX AND RENTAL RATES:

            ---------------------------------------------------------------------------------------------------------------
                                                                                                          APPROXIMATE
                                                                 APPROXIMATE RENTABLE                   AVERAGE MONTHLY
            UNIT TYPE                 NUMBER                   AREA PER UNIT (Sq. Ft.)                    RENTAL RATE
            ---------------------------------------------------------------------------------------------------------------
                 Studio                  6                               288                               $369-389
            ---------------------------------------------------------------------------------------------------------------
                 1 BR                   37                               576                                   $449
            ---------------------------------------------------------------------------------------------------------------
                 2 BR                    5                               864                               $589-599
            ---------------------------------------------------------------------------------------------------------------
                   Total                48                            27,360
            --------------------------------------------------------------------

11/1/98 OCCUPANCY %:                  96%                               ESTIMATED APPRAISED PARTNERSHIP VALUE:  $1,610,000
1997 AVG. MONTHLY OCCUPANCY %:        93%                               APPRAISAL DATE:   2/98
1996 AVG. MONTHLY OCCUPANCY %:        95%                               11/1/98 FEDERAL INCOME TAX BASIS:  $1,152,374
1995 AVG. MONTHLY OCCUPANCY %:        94%                               DEPRECIATION LIFE CLAIMED: 25.5 yrs.
1994 AVG. MONTHLY OCCUPANCY %:        92%                               REALTY TAX RATE (MILLAGE):  21.4228
1993 AVG. MONTHLY OCCUPANCY %:        93%                               1997 PROPERTY TAX VALUE:  $904,775
====================================================================================================================================

                                                     FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                                            MATURITY DATE:            7/1/06
Huntington Mortgage Co.
41 South High Street, Suite 900
Columbus, Ohio  43215

INITIAL PRINCIPAL BALANCE:            $735,000                                ANNUAL DEBT SERVICE:     $76,572
11/1/98 BALANCE:                      $716,243                                MONTHLY PAYMENT:         $ 6,381
BALANCE DUE AT MATURITY:              $625,327

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.52% and amortizes on a 25-year basis.
PREPAYMENT PROVISIONS:  Prepayment permitted only after 7/1/05.
====================================================================================================================================

                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                  6/95                              NUMBER OF UNITS SOLD:            1,600

NUMBER OF INVESTORS:                  32                                PRICE PER UNIT:                   $500

PAID IN CAPITAL:                      $800,000                          DATE OFFERING TERMINATED:        11/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative  return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution.  Thereafter,  the investors are entitled to receive any remaining  distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%.

- ------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                     ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING
OFFERED IN EXCHANGE OFFERING                                              (per $1,000 of Investors' original investment):
(per $1,000 of Investors' original investment):  105 Units                Short Term Capital Gain (assuming 39% rate):         $ 85
 valued at $10 per Unit (or $1,050)                                       Long Term Capital Gain (assuming 20% rate):          $ 44
- ------------------------------------------------------------------------------------------------------------------------------------


                 (See Endnotes to Exchange Equity Partnerships)

                                                 MIDWEST INCOME GROWTH FUND VI, LTD.
                                                (GP: Baron Capital of Ohio III, Inc.,

                                          formerly named Sigma Financial Capital VI, Inc.)


====================================================================================================================================
                                                    PARTNERSHIP PROPERTY INTEREST

                             The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                                                 YEAR COMPLETED:    1974
BROOKWOOD WAY APARTMENTS                                                   APPROX. ACREAGE:   3.92
327 N. Brookwood Way
Mansfield, Ohio  44906

                                                     UNIT MIX AND RENTAL RATES:

            ---------------------------------------------------------------------------------------------------------------------
                                                                                                           APPROXIMATE
                                                                 APPROXIMATE RENTABLE                    AVERAGE MONTHLY
            UNIT TYPE                 NUMBER                   AREA PER UNIT (Sq. Ft.)                     RENTAL RATE
            ---------------------------------------------------------------------------------------------------------------------
                 Studio                     3                            288                                  $269
            ---------------------------------------------------------------------------------------------------------------------
                 1 BR                      60                            576                                  $359
            ---------------------------------------------------------------------------------------------------------------------
                 2 BR                       3                            864                                  $399
            ---------------------------------------------------------------------------------------------------------------------
                   Total                   66                         38,016
            ------------------------------------------------------------------

11/1/98 OCCUPANCY %:                   100%                             ESTIMATED APPRAISED PARTNERSHIP VALUE:  $1,780,000
1997 AVG. MONTHLY OCCUPANCY %:          94%                             APPRAISAL DATE:  9/98
1996 AVG. MONTHLY OCCUPANCY %:          97%                             11/1/98 FEDERAL INCOME TAX BASIS:  $1,737,619
1995 AVG. MONTHLY OCCUPANCY %:          95%                             DEPRECIATION LIFE CLAIMED:  25 yrs.
1994 AVG. MONTHLY OCCUPANCY %:          96%                             REALTY TAX RATE (MILLAGE):  78.13
1993 AVG. MONTHLY OCCUPANCY %:          94%                             1997 PROPERTY TAX VALUE:  $349,520

====================================================================================================================================
                                                     FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                                        MATURITY DATE:               12/1/06
Mellon Bank
1422 Euclid #900
Cleveland, Ohio  44115

INITIAL PRINCIPAL BALANCE:            $1,075,000                          ANNUAL DEBT SERVICE:        $108,612
11/1/98 BALANCE:                      $1,053,408                          MONTHLY PAYMENT:            $  9,051
BALANCE DUE AT MATURITY:              $  890,263

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.04% and amortizes on a 25-year basis.
PREPAYMENT PROVISIONS: Loan may be prepaid in whole at any time after December 1, 2001 provided written notice of such prepayment is received by lender not more than 60 days and not less than 30 days prior to the date of such payment.
====================================================================================================================================

                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                  4/96                              NUMBER OF UNITS SOLD:              600

NUMBER OF INVESTORS:                  7                                 PRICE PER UNIT:                   $500

PAID IN CAPITAL:                      $300,000                          DATE OFFERING TERMINATED:        10/96

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10%  non-cumulative  return on their capital  contributions;  any remaining  distributable cash during the fiscal year is to be deposited in a cash reserve acount.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%.

- ------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                     ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING
OFFERED IN EXCHANGE OFFERING                                              (per $1,000 of Investors' original investment):
(per $1,000 of Investors' original investment):  102 Units                Short Term Capital Gain (assuming 39% rate):         $130
 valued at $10 per Unit (or $1,020)                                       Long Term Capital Gain (assuming 20% rate):         $  67
- ------------------------------------------------------------------------------------------------------------------------------------


                 (See Endnotes to Exchange Equity Partnerships)

                                              FLORIDA OPPORTUNITY INCOME PARTNERS, LTD.
                                                    (GP: Baron Capital III, Inc.)

====================================================================================================================================

                                                    PARTNERSHIP PROPERTY INTEREST

                             The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                                                 YEAR COMPLETED:   1982
CAMELLIA COURT APARTMENTS                                                  APPROX. ACREAGE:  5.15
1401 S. Clyde Morris Boulevard
Daytona Beach, Florida  32114

                                                     UNIT MIX AND RENTAL RATES:

            -------------------------------------------------------------------------------------------------------------------
                                                                                                            APPROXIMATE
                                                                   APPROXIMATE RENTABLE                   AVERAGE MONTHLY
            UNIT TYPE                    NUMBER                   AREA PER UNIT (Sq. Ft.)                    RENTAL RATE
            -------------------------------------------------------------------------------------------------------------------
                 1 BR                      59                            576                                  $429
            -------------------------------------------------------------------------------------------------------------------
                 2 BR                       1                            864                                  $599
            -------------------------------------------------------------------------------------------------------------------
                   Total                   60                         34,848
            -------------------------------------------------------------------

11/1/98 OCCUPANCY %:                  98%                               ESTIMATED APPRAISED PARTNERSHIP VALUE:  $1,833,000
1997 AVG. MONTHLY OCCUPANCY %:        75%                               APPRAISAL DATE:   8/98:
1996 AVG. MONTHLY OCCUPANCY %:        91%                               11/1/98 FEDERAL INCOME TAX BASIS:  $1,384,565
1995 AVG. MONTHLY OCCUPANCY %:        91%                               DEPRECIATION LIFE CLAIMED:  24.5 yrs.
1994 AVG. MONTHLY OCCUPANCY %:        78%                               REALTY TAX RATE (MILLAGE):  26.77249
1993 AVG. MONTHLY OCCUPANCY %:        72%                               1997 PROPERTY TAX VALUE:  $1,100,618

====================================================================================================================================

                                                     FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                                         MATURITY DATE:            11/1/06
Column Financial
6400 Congress Avenue #200
Boca Raton, Florida  33487

INITIAL PRINCIPAL BALANCE:            $1,100,000                           ANNUAL DEBT SERVICE:      $111,132
11/1/98 BALANCE:                      $1,075,624                           MONTHLY PAYMENT:          $  9,261
BALANCE DUE AT MATURITY:              $  984,430

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.04% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first five years of the loan; thereafter,  entire principal balance may be prepaid, provided during the sixth and seventh years of the loan lender is paid a prepayment fee equal to the greater of one percent of the outstanding loan balance or yield maintenance.
====================================================================================================================================

                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                  8/95                              NUMBER OF UNITS SOLD:              800

NUMBER OF INVESTORS:                  29                                PRICE PER UNIT:                 $1,000

PAID IN CAPITAL:                      $800,000                          DATE OFFERING TERMINATED:        11/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative  return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution.  Thereafter,  the investors are entitled to receive any remaining  distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%.

- ------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                     ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING
OFFERED IN EXCHANGE OFFERING                                              (per $1,000 of Investors' original investment):
(per $1,000 of Investors' original investment):  105 Units                Short Term Capital Gain (assuming 39% rate):         $138
 valued at $10 per Unit (or $1,050)                                       Long Term Capital Gain (assuming 20% rate):          $ 71
- ------------------------------------------------------------------------------------------------------------------------------------


                 (See Endnotes to Exchange Equity Partnerships)

                                                  FLORIDA CAPITAL INCOME FUND, LTD.
                                                    (GP: Baron Capital II, Inc.)


====================================================================================================================================

                                                    PARTNERSHIP PROPERTY INTEREST

                             The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                                                 YEAR COMPLETED:         1987
Eagle Lake Apartments                                                      APPROXIMATE ACREAGE:    4.68
1025 Eagle Lake Trail
Port Orange, Florida  32119

                                                     UNIT MIX AND RENTAL RATES:

            ---------------------------------------------------------------------------------------------------------------------
                                                                                                           APPROXIMATE
                                                                   APPROXIMATE RENTABLE                  AVERAGE MONTHLY
            UNIT TYPE                    NUMBER                   AREA PER UNIT (Sq. Ft.)                  RENTAL RATE
            ---------------------------------------------------------------------------------------------------------------------
                 1 BR                      73                            576                                  $449
            ---------------------------------------------------------------------------------------------------------------------
                 2 BR                       4                            864                                $550-555
            ---------------------------------------------------------------------------------------------------------------------
                   Total                   77                         45,504
            ------------------------------------------------------------------

11/1/98 OCCUPANCY %:                  95%                               ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,530,000
1997 AVG. MONTHLY OCCUPANCY %:        94%                               APPRAISAL DATE:  1/98
1996 AVG. MONTHLY OCCUPANCY %:        96%                               11/1/98 FEDERAL INCOME TAX BASIS:  $2,066,071
1995 AVG. MONTHLY OCCUPANCY %:        92%                               DEPRECIATION LIFE CLAIMED:  24 yrs.
1994 AVG. MONTHLY OCCUPANCY %:        95%                               REALTY TAX RATE (MILLAGE):  24.44549
1993 AVG. MONTHLY OCCUPANCY %:        95%                               1997 PROPERTY TAX VALUE:  $1,755,464


====================================================================================================================================
                                                     FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                                         MATURITY DATE:           11/1/05
Column Financial, Inc.
3414 Peachtree Road N.E., Suite 1140
Atlanta, Georgia  30325-1113

INITIAL PRINCIPAL BALANCE:            $1,500,000                           ANNUAL DEBT SERVICE:    $144,636
11/1/98 BALANCE:                      $1,443,015                           MONTHLY PAYMENT:        $ 12,053
BALANCE DUE AT MATURITY:              $1,244,562

MORTGAGE  INTEREST AND  AMORTIZATION  PROVISIONS:  The loan bears a fixed interest rate of 8.56% through maturity and amortizes on a
25-year basis.
PREPAYMENT PROVISIONS: May be prepaid after 10/25/00 with prepayment penalty equal to 1% of prepayment amount.
====================================================================================================================================

                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                  11/94                             NUMBER OF UNITS SOLD:            1,614

NUMBER OF INVESTORS:                  31                                PRICE PER UNIT:                  $500

PAID IN CAPITAL:                      $807,000                          DATE OFFERING TERMINATED:        4/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10%  non-cumulative  return on their  capital  contributions.  Thereafter,  the investors are entitled to receive all remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions plus a 10% yearly cash-on-cash return (and, in the case of a property sale, after the holders of second  mortgage  financing  have received 10% of the net sale proceeds  remaining  after the investors have received an aggregate  amount equal to their  capital  contributions),  the GP is entitled to receive any  remaining net proceeds until it has received a similar  return on its capital  contribution;  thereafter,  investors  and the GP share any remaining net proceeds 70%/30%.

- ------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                     ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING
OFFERED IN EXCHANGE OFFERING                                              (per $1,000 of Investors' original investment):
(per $1,000 of Investors' original investment):  102 Units                Short Term Capital Gain (assuming 39% rate):         $204
 valued at $10 per Unit (or $1,020)                                       Long Term Capital Gain (assuming 20% rate):          $105
- ------------------------------------------------------------------------------------------------------------------------------------


                 (See Endnotes to Exchange Equity Partnerships)

                                                FLORIDA CAPITAL INCOME FUND II, LTD.
                                                    (GP: Baron Capital IV, Inc.)

====================================================================================================================================


                                                    PARTNERSHIP PROPERTY INTEREST

                             The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                                                 YEAR COMPLETED:         1985
Forest Glen Apartments - Phase I                                           APPROXIMATE ACREAGE:    6.85 (all 4 phases)
300 Forest Glen Boulevard
Daytona Beach, Florida  32114

                                                     UNIT MIX AND RENTAL RATES:

            ---------------------------------------------------------------------------------------------------------------------
                                                                                                           APPROXIMATE
                                                                 APPROXIMATE RENTABLE                    AVERAGE MONTHLY
            UNIT TYPE                 NUMBER                   AREA PER UNIT (Sq. Ft.)                     RENTAL RATE
            ---------------------------------------------------------------------------------------------------------------------
                 2 BR                  28                               1,075                               $599-635
            ---------------------------------------------------------------------------------------------------------------------
                 3 BR                  24                               1,358                                   $699
            ---------------------------------------------------------------------------------------------------------------------
                   Total               52                              62,692
            -------------------------------------------------------------------
11/1/98 OCCUPANCY %:                  100%                             ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,990,820
1997 AVG. MONTHLY OCCUPANCY %:         82%                             APPRAISAL DATE:  10/97
1996 AVG. MONTHLY OCCUPANCY %:         85%                             11/1/98 FEDERAL INCOME TAX BASIS:  $1,512,371
1995 AVG. MONTHLY OCCUPANCY %:         93%                             DEPRECIATION LIFE CLAIMED:  23 yrs.
1994 AVG. MONTHLY OCCUPANCY %:         95%                             REALTY TAX RATE (MILLAGE):  26.41256
1993 AVG. MONTHLY OCCUPANCY %:         93%                             1997 PROPERTY TAX VALUE:  $1,594,041


====================================================================================================================================
                                                     FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                                         MATURITY DATE:            3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:            $1,836,576                           ANNUAL DEBT SERVICE:    $145,920
11/1/98 BALANCE:                      $1,783,075                           MONTHLY PAYMENT:        $ 12,160
BALANCE DUE AT MATURITY:              $1,681,926

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.
PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
====================================================================================================================================


                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                  2/95                              NUMBER OF UNITS SOLD:            2,000*

NUMBER OF INVESTORS:                  38                                PRICE PER UNIT:                   $500

PAID IN CAPITAL:                      $1,000,000*                       DATE OFFERING TERMINATED:         7/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative  return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution.  Thereafter,  the investors are entitled to receive all remaining  distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%.

- ------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                     ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING
OFFERED IN EXCHANGE OFFERING                                              (per $1,000 of Investors' original investment):
(per $1,000 of Investors' original investment):  102 Units                Short Term Capital Gain (assuming 39% rate):         $173
 valued at $10 per Unit (or $1,020)                                       Long Term Capital Gain (assuming 20% rate):          $ 89
- ------------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes to Exchange Equity Partnerships)

- ----------------
* Includes 1,840 units sold in the program's offering plus 160 units issued to four investors in exchange for property interests acquired by them in an earlier unrelated program which was terminated.

                                              REALTY OPPORTUNITY INCOME FUND VIII, LTD.
                                                    (GP: Baron Capital IV, Inc.)

====================================================================================================================================


                                                    PARTNERSHIP PROPERTY INTEREST

                             The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                                                 YEAR COMPLETED:               1985
Forest Glen Apartments - Phase II                                          APPROXIMATE ACREAGE:          6.85 (all 4 phases)
300 Forest Glen Boulevard
Daytona Beach, Florida  32114

                                                     UNIT MIX AND RENTAL RATES:

            -------------------------------------------------------------------------------------------------------------------
                                                                                                          APPROXIMATE
                                                                 APPROXIMATE RENTABLE                   AVERAGE MONTHLY
            UNIT TYPE                    NUMBER                 AREA PER UNIT (Sq. Ft.)                    RENTAL RATE
            -------------------------------------------------------------------------------------------------------------------
                 2 BR                      23                           1,075                              $599-635
            -------------------------------------------------------------------------------------------------------------------
                 3 BR                       7                           1,358                                  $699
            -------------------------------------------------------------------------------------------------------------------
                   Total                   30                          34,231
            ------------------------------------------------------------------

11/1/98 OCCUPANCY %:                  90%                               ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,173,162
1997 AVG. MONTHLY OCCUPANCY %:        73%                               APPRAISAL DATE:  10/97
1996 AVG. MONTHLY OCCUPANCY %:        82%                               11/1/98 FEDERAL INCOME TAX BASIS:  $1,460,396
1995 AVG. MONTHLY OCCUPANCY %:        91%                               DEPRECIATION LIFE CLAIMED:  23 yrs.
1994 AVG. MONTHLY OCCUPANCY %:        92%                               REALTY TAX RATE (MILLAGE):  26.41256
1993 AVG. MONTHLY OCCUPANCY %:        92%                               1997 PROPERTY TAX VALUE:  $930,725


====================================================================================================================================
                                                     FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                                         MATURITY DATE:               3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:            $ 1,072,132                          ANNUAL DEBT SERVICE:        $85,188
11/1/98 BALANCE:                      $ 1,030,840                          MONTHLY PAYMENT:            $ 7,099
BALANCE DUE AT MATURITY:              $   981,813

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
====================================================================================================================================

                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                  3/94                              NUMBER OF UNITS SOLD:              944

NUMBER OF INVESTORS:                  45                                PRICE PER UNIT:                 $1,000

PAID IN CAPITAL:                      $944,000                          DATE OFFERING TERMINATED:         6/94

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative  return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution.  Thereafter,  the investors are entitled to receive all remaining  distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF INTEREST IN NET PROCEEDS  FROM  PROPERTY  SALE OR  REFINANCING:  After  investors  have  received an aggregate  amount
   (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds until it has received a similar return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%.

- ------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                     ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING
OFFERED IN EXCHANGE OFFERING                                              (per $1,000 of Investors' original investment):
(per $1,000 of Investors' original investment):  102 Units                Short Term Capital Gain (assuming 39% rate):         $304
 valued at $10 per Unit (or $1,020)                                       Long Term Capital Gain (assuming 20% rate):          $156
- ------------------------------------------------------------------------------------------------------------------------------------


                 (See Endnotes to Exchange Equity Partnerships)

- ----------------
* The GP became a manager of this program in July 1995, replacing Realty Capital I, Inc., the initial sponsor.

                                                FLORIDA INCOME ADVANTAGE FUND I, LTD.
                                                    (GP: Baron Capital IV, Inc.)

====================================================================================================================================


                                                    PARTNERSHIP PROPERTY INTEREST

                             The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                                                 YEAR COMPLETED:         1985
Forest Glen Apartments - Phase III                                         APPROXIMATE ACREAGE:    6.85 (all 4 phases)
300 Forest Glen Boulevard
Daytona Beach, Florida  32114

                                                     UNIT MIX AND RENTAL RATES:

            -----------------------------------------------------------------------------------------------------------------
                                                                                                          APPROXIMATE
                                                                 APPROXIMATE RENTABLE                   AVERAGE MONTHLY
            UNIT TYPE                 NUMBER                   AREA PER UNIT (Sq. Ft.)                    RENTAL RATE
            -----------------------------------------------------------------------------------------------------------------
                 2 BR                   19                              1,075                              $599-635
            -----------------------------------------------------------------------------------------------------------------
                 3 BR                    7                              1,358                                  $699
            -----------------------------------------------------------------------------------------------------------------
                   Total                26                             29,931
            ------------------------------------------------------------------

11/1/98 OCCUPANCY %:                  81%                               ESTIMATED APPRAISED PARTNERSHIP VALUE:  $1,940,339
1997 AVG. MONTHLY OCCUPANCY %:        88%                               APPRAISAL DATE:  10/97
1996 AVG. MONTHLY OCCUPANCY %:        94%                               11/1/98 FEDERAL INCOME TAX BASIS:  $1,282,871
1995 AVG. MONTHLY OCCUPANCY %:        98%                               DEPRECIATION LIFE CLAIMED:  23 yrs.
1994 AVG. MONTHLY OCCUPANCY %:        92%                               REALTY TAX RATE (MILLAGE):  26.41256
1993 AVG. MONTHLY OCCUPANCY %:        93%                               1997 PROPERTY TAX VALUE:  $743,191


====================================================================================================================================
                                                     FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                                         MATURITY DATE:               3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:            $  854,708                           ANNUAL DEBT SERVICE:        $67,908
11/1/98 BALANCE:                      $  891,537                           MONTHLY PAYMENT:            $ 5,659
BALANCE DUE AT MATURITY:              $  782,744

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.
PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
====================================================================================================================================


                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                  2/94                              NUMBER OF UNITS SOLD:              940

NUMBER OF INVESTORS:                  46                                PRICE PER UNIT:                 $1,000

PAID IN CAPITAL:                      $940,000                          DATE OFFERING TERMINATED:         6/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative  return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution.  Thereafter,  the investors are entitled to receive all remaining  distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%.

- ------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                     ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING
OFFERED IN EXCHANGE OFFERING                                              (per $1,000 of Investors' original investment):
(per $1,000 of Investors' original investment):  101 Units                Short Term Capital Gain (assuming 39% rate):        $73
 valued at $10 per Unit (or $1,010)                                       Long Term Capital Gain (assuming 20% rate):         $37
- ------------------------------------------------------------------------------------------------------------------------------------


                 (See Endnotes to Exchange Equity Partnerships)

- ----------------
The GP became a manager of this program in July 1995, replacing Realty Capital IV, Inc., the initial sponsor.

                                              FLORIDA INCOME APPRECIATION FUND I, LTD.
                                                    (GP: Baron Capital IV, Inc.)

====================================================================================================================================


                                                    PARTNERSHIP PROPERTY INTEREST

                             The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                                                 YEAR COMPLETED:         1985
Forest Glen Apartments - Phase IV                                          APPROXIMATE ACREAGE:    6.85 (all 4 phases)
300 Forest Glen Boulevard
Daytona Beach, Florida  32114

                                                     UNIT MIX AND RENTAL RATES:

            ------------------------------------------------------------------------------------------------------------------
                                                                                                          APPROXIMATE
                                                                 APPROXIMATE RENTABLE                   AVERAGE MONTHLY
               UNIT TYPE                 NUMBER                 AREA PER UNIT (Sq. Ft.)                    RENTAL RATE
            ------------------------------------------------------------------------------------------------------------------
                 2 BR                     6                             1,075                              $599-635
            ------------------------------------------------------------------------------------------------------------------
                 3 BR                     2                             1,358                                  $699
            ------------------------------------------------------------------------------------------------------------------
                   Total                  8                             9,166
            -----------------------------------------------------------------

11/1/98 OCCUPANCY %:                  100%                              ESTIMATED APPRAISED PARTNERSHIP VALUE:  $471,679
1997 AVG. MONTHLY OCCUPANCY %:         91%                              APPRAISAL DATE:  10/97
1996 AVG. MONTHLY OCCUPANCY %:         91%                              11/1/98 FEDERAL INCOME TAX BASIS:  $216,381
1995 AVG. MONTHLY OCCUPANCY %:         88%                              DEPRECIATION LIFE CLAIMED:  23 yrs.
1994 AVG. MONTHLY OCCUPANCY %:         91%                              REALTY TAX RATE (MILLAGE):  26.41256
1993 AVG. MONTHLY OCCUPANCY %:         91%                              1997 PROPERTY TAX VALUE:  $204,899


====================================================================================================================================
                                                     FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                                         MATURITY DATE:           3/2005
Prudential Mortgage Capital
One Ravinia Drive, Suite 1400
Atlanta, Georgia  30346

INITIAL PRINCIPAL BALANCE:            $   236,584                          ANNUAL DEBT SERVICE:    $18,792
11/1/98 BALANCE:                      $   274,625                          MONTHLY PAYMENT:        $ 1,566
BALANCE DUE AT MATURITY:              $   216,712

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.01% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: Prepayable after 4/2001 with yield maintenance until 10/2004; thereafter prepayable without penalty.
====================================================================================================================================

                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                  4/94                              NUMBER OF UNITS SOLD:      205

NUMBER OF INVESTORS:                  13                                PRICE PER UNIT:            $1,000

PAID IN CAPITAL:                      $205,000                          DATE OFFERING TERMINATED:  9/94

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative  return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution.  Thereafter,  the investors are entitled to receive any remaining  distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%.

- ------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                     ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING
OFFERED IN EXCHANGE OFFERING                                              (per $1,000 of Investors' original investment):
(per $1,000 of Investors' original investment):  101 Units                Short Term Capital Gain (assuming 39% rate):         $ 95
 valued at $10 per Unit (or $1,010)                                       Long Term Capital Gain (assuming 20% rate):          $ 49
- ------------------------------------------------------------------------------------------------------------------------------------


                 (See Endnotes to Exchange Equity Partnerships)


- ----------------
The GP became a manager of this program in July 1995, replacing Realty Capital II, Inc., the initial sponsor.

                                                FLORIDA CAPITAL INCOME FUND IV, LTD.
                                                     (GP: Baron Capital V, Inc.)

====================================================================================================================================


                                                    PARTNERSHIP PROPERTY INTEREST

                             The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                                                 YEAR COMPLETED:         1986
GLEN LAKE ARMS APARTMENTS                                                  APPROXIMATE ACREAGE:    7.16
2000 Gandy Boulevard North
St. Petersburg, Florida   33702

                                                     UNIT MIX AND RENTAL RATES:

            -----------------------------------------------------------------------------------------------------------------
                                                                                                          APPROXIMATE
                                                                 APPROXIMATE RENTABLE                   AVERAGE MONTHLY
               UNIT TYPE                NUMBER                   AREA PER UNIT (Sq. Ft.)                    RENTAL RATE
            -----------------------------------------------------------------------------------------------------------------
                 1 BR                     144                            550                                  $674
            -----------------------------------------------------------------------------------------------------------------
                   Total                  144                         79,200
            -------------------------------------------------------------------

11/1/98 OCCUPANCY %:                  62%                               ESTIMATED APPRAISED PARTNERSHIP VALUE:  $6,483,079
1997 AVG. MONTHLY OCCUPANCY %:        78%                               APPRAISAL DATE:  3/98
1996 AVG. MONTHLY OCCUPANCY %:        81%                               11/1/98 FEDERAL INCOME TAX BASIS:  $4,110,622
1995 AVG. MONTHLY OCCUPANCY %:        72%                               DEPRECIATION LIFE CLAIMED:  25 yrs.
1994 AVG. MONTHLY OCCUPANCY %:        79%                               REALTY TAX RATE (MILLAGE):  25.4849
1993 AVG. MONTHLY OCCUPANCY %:        84%                               1997 PROPERTY TAX VALUE:  $3,789,000


====================================================================================================================================
                                                        MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                         SECOND MORTGAGE HOLDER AND ADDRESS:
Republic Bank                                                              Glen Lake Arms Joint Venture
1301 Sixth Avenue West                                                     10490 Gandy Boulevard North, Suite 2E
Bradenton, Florida  34205                                                  St. Petersburg, Florida  33702

INITIAL PRINCIPAL BALANCE:            $2,812,500                           INITIAL PRINCIPAL BALANCE:                    $375,000
11/1/98 BALANCE:                      $2,709,330                           11/1/98 BALANCE:                              $356,993
BALANCE DUE AT MATURITY:              $2,652,341                           BALANCE DUE AT MATURITY:                      $343,772

MATURITY DATE:                        5/18/00                              MATURITY DATE:                                 5/01/05

ANNUAL DEBT SERVICE:                  $   293,700                          ANNUAL DEBT SERVICE:                          $ 34,728
MONTHLY PAYMENT:                      $    24,475                          MONTHLY PAYMENT:                              $  2,894

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed      MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan
interest rate of 9.55% and amortizes on a 25-year                          bears a fixed interest rate of 8.0% and amortizes on a
basis.                                                                     25-year basis.
PREPAYMENT PROVISIONS: Prepayable without penalty                          PREPAYMENT PROVISIONS: Prepayable without penalty
====================================================================================================================================

                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                  1/95                              NUMBER OF UNITS SOLD:            3,640

NUMBER OF INVESTORS:                  60                                PRICE PER UNIT:                   $500

PAID IN CAPITAL:                      $1,820,000                        DATE OFFERING TERMINATED:         6/96

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative  return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution.  Thereafter,  the investors are entitled to receive all remaining  distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions plus a 10% yearly cash-on-cash return (and, in the case of a property sale, after the holder of collateral  mortgage  financing  has received 10% of the net sale proceeds  remaining  after  investors  have received an aggregate  amount equal to their  capital  contributions),  the GP is entitled to receive any  remaining net proceeds until it has received a similar return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%.

- ------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                     ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING
OFFERED IN EXCHANGE OFFERING                                              (per $1,000 of Investors' original investment):
(per $1,000 of Investors' original investment):  123 Units                Short Term Capital Gain (assuming 39% rate):         $189
 valued at $10 per Unit (or $1,230)                                       Long Term Capital Gain (assuming 20% rate):          $ 97
- ------------------------------------------------------------------------------------------------------------------------------------

                 (See Endnotes to Exchange Equity Partnerships)

                                           CENTRAL FLORIDA INCOME APPRECIATION FUND, LTD.
                                                (GP: Baron Capital of Ohio III, Inc.,

                                          formerly named Sigma Financial Capital VI, Inc.)


====================================================================================================================================

                                                    PARTNERSHIP PROPERTY INTEREST

                             The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                                                 YEAR COMPLETED:         1986
LAUREL OAKS APARTMENTS                                                     APPROXIMATE ACREAGE:    6.21
(FORMERLY GROVE HAMLET APARTMENTS
915B Grove Hamlet Way
Deland, Florida  32720

                                                     UNIT MIX AND RENTAL RATES:

            -------------------------------------------------------------------------------------------------------------------
                                                                                                          APPROXIMATE
                                                                 APPROXIMATE RENTABLE                   AVERAGE MONTHLY
               UNIT TYPE                  NUMBER                AREA PER UNIT (Sq. Ft.)                    RENTAL RATE
            -------------------------------------------------------------------------------------------------------------------
                 1 BR                       11                           576                                   $425
            -------------------------------------------------------------------------------------------------------------------
                 2 BR                       45                           864                               $519-549
            -------------------------------------------------------------------------------------------------------------------
                   Total                    56                        45,216
            -------------------------------------------------------------------

11/1/98 OCCUPANCY %:                  96%                               ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,881,000
1997 AVG. MONTHLY OCCUPANCY %:        71%                               APPRAISAL DATE:   9/98
1996 AVG. MONTHLY OCCUPANCY %:        75%                               11/1/98 FEDERAL INCOME TAX BASIS:  $1,908,139
1995 AVG. MONTHLY OCCUPANCY %:        92%                               DEPRECIATION LIFE CLAIMED:  23 yrs.
1994 AVG. MONTHLY OCCUPANCY %:        95%                               REALTY TAX RATE (MILLAGE):  25.17206
1993 AVG. MONTHLY OCCUPANCY %:        96%                               1997 PROPERTY TAX VALUE:  $1,240,948


====================================================================================================================================
                                                     FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                         MATURITY DATE:              10/1/05
Midland Loan Services
210 West 10th Street
Kansas City, Missouri  64105

INITIAL PRINCIPAL BALANCE:            $1,400,000                           ANNUAL DEBT SERVICE:      $ 156,024
11/1/98 BALANCE:                      $1,306,124                           MONTHLY PAYMENT:          $  13,002
BALANCE DUE AT MATURITY:              $1,314,872

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 9.50% and amortizes on a 25-year basis.
PREPAYMENT PROVISIONS: Prepayable without penalty.
====================================================================================================================================


                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                  8/94                              NUMBER OF UNITS SOLD:            2,100

NUMBER OF INVESTORS:                  51                                PRICE PER UNIT:                   $500

PAID IN CAPITAL:                      $1,050,000                        DATE OFFERING TERMINATED:        10/95

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative  return on their capital  contributions;  the GP is then entitled to receive a similar return on its capital contribution.  Thereafter,  the investors are entitled to receive any remaining  distributable cash during the fiscal year less a reasonable cash reserve determined by the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%.

- ------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                     ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING
OFFERED IN EXCHANGE OFFERING                                              (per $1,000 of Investors' original investment):
(per $1,000 of Investors' original investment):  101 Units                Short Term Capital Gain (assuming 39% rate):        $223
 valued at $10 per Unit (or $1,010)                                       Long Term Capital Gain (assuming 20% rate):         $114
- ------------------------------------------------------------------------------------------------------------------------------------


                 (See Endnotes to Exchange Equity Partnerships)

                                                GSU STADIUM STUDENT APARTMENTS, LTD.
                                                     (GP: Baron Capital X, Inc.)

====================================================================================================================================

                                                    PARTNERSHIP PROPERTY INTEREST

                             The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                                                 YEAR COMPLETED:         1987
STADIUM CLUB APARTMENTS                                                    APPROXIMATE ACREAGE:    3.50
210 Lanier Drive
Statesboro, Georgia  30458

                                                     UNIT MIX AND RENTAL RATES:

            -------------------------------------------------------------------------------------------------------------------
                                                                                                          APPROXIMATE
                                                                APPROXIMATE RENTABLE                    AVERAGE MONTHLY
                UNIT TYPE            NUMBER                    AREA PER UNIT (Sq. Ft.)                    RENTAL RATE
            -------------------------------------------------------------------------------------------------------------------
                 Studio                 2                                288                                 $385
            -------------------------------------------------------------------------------------------------------------------
                 3 BR                   3                                880                                 $705
            -------------------------------------------------------------------------------------------------------------------
                 4 BR                  55                                880                                 $940
            -------------------------------------------------------------------------------------------------------------------
                   Total               60                             51,616
            -------------------------------------------------------------------

11/1/98 OCCUPANCY %:                  64%                               ESTIMATED APPRAISED PARTNERSHIP VALUE:  $2,800,000
1997 AVG. MONTHLY OCCUPANCY %:        86%                               APPRAISAL DATE:  12/97
1996 AVG. MONTHLY OCCUPANCY %:        90%                               11/1/98 FEDERAL INCOME TAX BASIS:  $2,014,060
1995 AVG. MONTHLY OCCUPANCY %:        74%                               DEPRECIATION LIFE CLAIMED:  25 yrs.
1994 AVG. MONTHLY OCCUPANCY %:        86%                               REALTY TAX RATE (MILLAGE):  28.93
1993 AVG. MONTHLY OCCUPANCY %:        82%                               1997 PROPERTY TAX VALUE:  $1,802,200


====================================================================================================================================
                                                     FIRST MORTGAGE INFORMATION


FIRST MORTGAGE HOLDER AND ADDRESS:                                         MATURITY DATE:              10/1/05
GMAC
650 Dresher Road
Horsham, Pennsylvania  19044

INITIAL PRINCIPAL BALANCE:            $1,750,000                           ANNUAL DEBT SERVICE:       $151,272
11/1/98 BALANCE:                      $1,728,653                           MONTHLY PAYMENT:           $ 12,606
BALANCE DUE AT MATURITY:              $1,615,458

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.87% and amortizes on a 30-year basis.
PREPAYMENT PROVISIONS: Prepayable with prepayment fee in an amount equal to 1% of the then outstanding principal balance.
====================================================================================================================================

                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                  11/95                             NUMBER OF UNITS SOLD:            2,000

NUMBER OF INVESTORS:                  38                                PRICE PER UNIT:                   $500

PAID IN CAPITAL:                      $1,000,000                        DATE OFFERING TERMINATED:         2/96

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions;  thereafter,  the GP receives all remaining distributable cash during the fiscal year.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions  plus a 10% yearly  cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 70%/30%.

- ------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                     ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING
OFFERED IN EXCHANGE OFFERING                                              (per $1,000 of Investors' original investment):
(per $1,000 of Investors' original investment):  117 Units                Short Term Capital Gain (assuming 39% rate):         $152
 valued at $10 per Unit (or $1,170)                                       Long Term Capital Gain (assuming 20% rate):          $ 78
- ------------------------------------------------------------------------------------------------------------------------------------


                 (See Endnotes to Exchange Equity Partnerships)

                                              BARON STRATEGIC INVESTMENT FUND II, LTD.
                                                   (GP: Baron Capital XXXI, Inc.)

====================================================================================================================================


                                                    PARTNERSHIP PROPERTY INTEREST

                             The Partnership owns 100% of the limited partnership interest in a limited partnership which holds fee simple title to the property described below.

PROPERTY NAME AND ADDRESS:                                                 YEAR COMPLETED:         1977
STEEPLECHASE APARTMENTS                                                    APPROXIMATE ACREAGE:    3.2
841 W. 53rd Street
Anderson, Indiana  46013

                                                     UNIT MIX AND RENTAL RATES:

            ---------------------------------------------------------------------------------------------------------------------
                                                                                                           APPROXIMATE
                                                                  APPROXIMATE RENTABLE                    AVERAGE MONTHLY
               UNIT TYPE                 NUMBER                  AREA PER UNIT (Sq. Ft.)                     RENTAL RATE
            ---------------------------------------------------------------------------------------------------------------------
                 1 BR                      12                            550                                  $399
            ---------------------------------------------------------------------------------------------------------------------
                 2 BR                      60                            678                                  $445
            ---------------------------------------------------------------------------------------------------------------------
                   Total                   72                         47,280
            -------------------------------------------------------------------

11/1/98 OCCUPANCY %:                  76%                               ESTIMATED APPRAISED PARTNERSHIP VALUE:  $1,690,000
1997 AVG. MONTHLY OCCUPANCY %:        73%                               APPRAISAL DATE:  8/98
1996 AVG. MONTHLY OCCUPANCY %:        70%                               11/1/98 FEDERAL INCOME TAX BASIS:  $1,273,899
1995 AVG. MONTHLY OCCUPANCY %:        82%                               DEPRECIATION LIFE CLAIMED:  25 yrs.
1994 AVG. MONTHLY OCCUPANCY %:        78%                               REALTY TAX RATE (MILLAGE): 12.3716
1993 AVG. MONTHLY OCCUPANCY %:        81%                               1997 PROPERTY TAX VALUE:  $285,170
====================================================================================================================================

                                                     FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:                                         MATURITY DATE:              10/1/06
Crown Bank
105 Live Oaks Garden #129
Castleberry, Florida    32707

INITIAL PRINCIPAL BALANCE:            $1,260,000                           ANNUAL DEBT SERVICE:      $  91,344
11/1/98 BALANCE:                      $1,260,000                           MONTHLY PAYMENT:          $   7,612
BALANCE DUE AT MATURITY:              $1,099,557

MORTGAGE  INTEREST AND AMORTIZATION  PROVISIONS:  During loan years 1 and 2, interest rate is 7.25%;  during years 3 and 4, interest rate is 7.75%; thereafter, 8.25%. The loan amortizes on a 30-year basis.
PREPAYMENT PROVISIONS: Prepayable without penalty.
====================================================================================================================================


                                                   INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:                  7/96                              NUMBER OF UNITS SOLD:            1,600

NUMBER OF INVESTORS:                  16                                PRICE PER UNIT:                   $500

PAID IN CAPITAL:                      $800,000                          DATE OFFERING TERMINATED:        10/96

ALLOCATION OF DISTRIBUTABLE  CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 12.5% non-cumulative return on their capital contributions;  the GP is then entitled to receive a similar return on its capital contribution.  Thereafter,  the investors are entitled to receive 50% of any remaining  distributable cash during the fiscal year less a reasonable cash reserve determined by the GP, and the GP the remaining 50%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING:  After investors have received an aggregate  amount  (including  prior distributions)  equal to their capital  contributions plus a 12.5% yearly cash-on-cash  return, the GP is entitled to receive any remaining net proceeds  until it has received a similar return on its capital  contribution;  thereafter the investors and the GP share any remaining net proceeds 50%/50%.

- ------------------------------------------------------------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS                                     ESTIMATED DEFERRED TAXABLE GAIN FROM EXCHANGE OFFERING
OFFERED IN EXCHANGE OFFERING                                              (per $1,000 of Investors' original investment):
(per $1,000 of Investors' original investment):  102 Units                Short Term Capital Gain (assuming 39% rate):        $  46
 valued at $10 per Unit (or $1,020)                                       Long Term Capital Gain (assuming 20% rate):         $  23
- ------------------------------------------------------------------------------------------------------------------------------------


                 (See Endnotes to Exchange Equity Partnerships)

Endnotes to Exchange Equity Partnerships:


1.   The  First   Mortgage   Loan  is  not  insured  by  the   Federal   Housing
     Administration or guaranteed by the Veterans Administration or otherwise insured or guaranteed.

2. The Property is in good overall condition and is suitable and adequate for the purpose for which it was built.

3. The Property is subject to significant competition from other residential apartment properties in the general vicinity of the Property.

4. In the opinion of the Managing Shareholder, the Property is covered by insurance of the types and amounts which are comparable for similar properties located in the general vicinity of the Property.

5. Each Property is a residential apartment property (other than Glen Lake Arms Apartments, which are short-term corporate residential units) which generally leases units to tenants under lease agreements with terms of one year or less which are common in the industry.

6. For purposes of determining the appraised value of the Partnership, the estimated appraised value of the property interest owned by the Partnership was determined by a qualified and licensed independent appraisal firm. See the Prospectus at "THE EXCHANGE OFFERING - Exchange Property Appraisals."

7. The overall depreciable life of the Property is 27.5 years; depreciation is determined using the straight-line method.

8. Based on certain factual representations made by the Operating Partnership and on certain conditions specified at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," special tax counsel to the Operating Partnership has opined that Offerees who accept the Exchange Offering will not incur any immediate tax liability for any taxable gain in connection with such transaction. Any such tax liability will be deferred until a later date. The schedule at "Estimated Deferred Taxable Gain from Exchange Offering (per $1,000 of Investors' original investment)" indicates the amount of taxable gain each Offeree who accepts the Exchange Offering will defer in connection with such transaction per each $1,000 of his original investment.

                         EXCHANGE MORTGAGE PARTNERSHIPS

                      BARON STRATEGIC INVESTMENT FUND, LTD.
                         (GP: Baron Capital XXXII, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

           This Exchange Partnership owns (i) three unrecorded second mortgage loans secured by the Blossom Corners Property-Phase II and (ii) an unrecorded second mortgage loan secured by the Lake Sycamore Property under development. The properties, interest of the partnership and other Exchange Partnerships in the second mortgages, terms of the first mortgage loans secured by the properties, and other information are described below.

1.  BLOSSOM CORNERS SECOND MORTGAGE LOANS:

NAME AND ADDRESS OF PROPERTY SECURING MORTGAGE LOANS:

BLOSSOM CORNERS APARTMENTS - PHASE II                   YEAR COMPLETED:   1981
("Blossom Corners Property")                            APPROX. ACREAGE:  3.51
2143 Raper Dairy Road
Orlando, Florida  32822

                                             UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
   UNIT TYPE                  NUMBER               AREA PER UNIT (Sq. Ft.)                    RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     Studio                     16                          300                                 $399
- -------------------------------------------------------------------------------------------------------------------
     1 BR                       45                          600                                 $499
- -------------------------------------------------------------------------------------------------------------------
     2 BR                        7                          864                                 $600
- -------------------------------------------------------------------------------------------------------------------
       Total                    68                       38,100
- -------------------------------------------------------------------

11/1/98 OCCUPANCY %:             97%         APPRAISED VALUE:       $2,250,000
1997 AVG. MONTHLY OCCUPANCY %:   91%           Cost Approach:       $2,239,000
1996 AVG. MONTHLY OCCUPANCY %:   81%           Income Approach:     $2,322,000
1995 AVG. MONTHLY OCCUPANCY %:   88%           Market Approach:     $2,160,000
1994 AVG. MONTHLY OCCUPANCY %:   91%         REPLACEMENT COST NEW:  $3,390,187
1993 AVG. MONTHLY OCCUPANCY %:   90%         APPRAISAL DATE:        1/98

PARTNERSHIP'S BLOSSOM CORNERS SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Blossom Corners Apartments II, Ltd.                   PARTNERSHIP'S UNDIVIDED INTEREST IN
(affiliate of Managing Shareholder)                            SECOND MORTGAGE NOTES:                   100%
AGGREG. ORIGINAL PRINCIPAL  BALANCE:           $977,645        AGGREG. ANNUAL DEBT SERVICE:             $62,552
AGGREG. 12/31/98 BALANCE:                      $850,966            (plus participation interest)
AGGREG. BALANCE DUE AT MATURITY:               $850,966        AGGREG. MONTHLY PAYMENT:                 $ 5,213
AGGREG. ACCRUED UNPAID INTEREST:               $ 15,766        MATURITY DATE:                           4/02

MORTGAGE INTEREST/AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $622,103 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal balance to the extent of any available cash flow during the year and additional non-cumulative participation interest equal to 30% of any remaining available cash flow during the year), (ii) adjustable interest rate of 1% over the prime rate (current adjustable rate of 8.75%) as to $68,861 of principal, and (iii) fixed interest rate of 12% as to $160,002 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY:  None

OTHER MATTERS: Prior to 12/15/98, the second mortgage loans consisted of an unrecorded second mortgage note with a principal balance of $622,103, an unsecured promissory note with a principal balance of $68,861, an unsecured demand note with a principal balance of $130,270 and advances of $29,732. On 12/15/98, the debtor restated and amended the $622,103 second mortgage note and the $68,861 unsecured promissory note and made a new promissory note in favor of the Exchange Partnership in the original principal amount of $160,002 (to consolidate the $130,270 demand note and advances of $29,732). The debtor and the Exchange Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the unsecured notes at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes with a second mortgage on the property.

BLOSSOM CORNERS FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                            REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809                First Mortgage on Blossom
Horsham, Pennsylvania  19044-0809                Corners Property

ORIGINAL PRINCIPAL BALANCE:   $1,130,000        ANNUAL DEBT SERVICE:  $106,824
11/1/98 BALANCE:              $1,106,894        MONTHLY PAYMENT:      $  8,902
BALANCE DUE AT MATURITY:      $1,050,024        MATURITY DATE:        3/02

MORTGAGE INTEREST/AMORTIZATION PROVISIONS: Fixed interest rate of 8.24% and amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: Prepayment penalty equal to 1% of prepayment amount if prepaid prior to third anniversary of loan; no prepayment penalty thereafter.


2.  LAKE SYCAMORE SECOND MORTGAGE LOAN

NAME AND ADDRESS OF  PROPERTY
SECURING MORTGAGE LOAN:

VILLAS AT LAKE SYCAMORE
("Lake Sycamore Property")
1911 Chaucer Drive
Cincinnati, Ohio 45237

PARTNERSHIP'S SECOND MORTGAGE INTEREST:

The Partnership owns an unrecorded second mortgage note with a current principal balance of $230,000. Accrued unpaid interest on the note as of 12/31/98 is $20,700. The debtor is Sycamore Real Estate Development, L.P., an affiliate of the Managing Shareholder. The note bears interest at the fixed rate of 12% and matures on 12/03. The note is secured by a second mortgage on the Villas at Lake Sycamore, a 164 townhome property under construction on 22.44 acres in Cincinnati, Ohio. Each townhome has a rentable area per unit of approximately 1,325 square feet (or a total area of 217,300 square feet). Construction commenced in December 1997 and is expected to be completed in the last quarter of 2003. Each unit is expected to have an initial monthly rental rate in the range of $889 to $990. In July 1998, an independent Cincinnati appraisal firm estimated the "as is" value of the property at $1,080,000 and the value of the completed property to be $14,312,000 (assuming completion of the project as designed, full rent up and satisfactory environment-quality test).

Two other Exchange Partnerships, Baron Strategic Investment Fund VIII, Ltd. and Baron Strategic Investment Fund IX, Ltd., own separate second mortgage notes secured by the property with the same terms except that they are in the principal amounts of $98,000 and $243,500 (with accrued unpaid interest in the amounts of $9,800 and $21,915), respectively. The lending parties have agreed to share the benefits of the second mortgage on a pari passu basis.

LAKE SYCAMORE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Metropolitan Savings                        REPAYMENT SECURED BY:
8050 Hosbrook Road, Suite 408               First Mortgage on Lake
Cincinnati, Ohio  45236                       Sycamore Property

ORIGINAL PRINCIPAL
BALANCE:               $2,000,000           ANNUAL DEBT SERVICE:  Interest only
                       maximum approved     MONTHLY PAYMENT:      Interest only
11/1/98 BALANCE:       $  800,000           MATURITY DATE:        11/01
EXPECTED BALANCE
DUE AT MATURITY:       $2,000,000

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Adjustable interest rate equal to lender's prime rate plus 1% (currently 8.75%); requires payments of interest only until maturity.
PREPAYMENT PROVISIONS:  Prepayable without penalty.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:  6/96                NUMBER OF UNITS SOLD:      2,400

NUMBER OF INVESTORS:  42                  PRICE PER UNIT:            $500

PAID IN CAPITAL:      $1,200,000          DATE OFFERING TERMINATED:  12/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to investors until they have received a 12.5% non-cumulative return on their capital contributions; thereafter, investors and the GP share any remaining distributable cash during the fiscal year 50%/50%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 12.5% yearly cash-on-cash return, the GP is entitled to receive a similar return on its capital contribution; thereafter, investors and the GP share any remaining net proceeds 50%/50%.


- --------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS
OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  104 Units
 valued at $10 per Unit (or $1,040)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
ESTIMATED DEFERRED TAXABLE GAIN FROM
EXCHANGE OFFERING (per $1,000 of Investors' original
investment):
Short Term Capital Gain (assuming 39% rate):  $82
Long Term Capital Gain (assuming 20% rate):   $42
- --------------------------------------------------------------------------------


                (See Endnotes to Exchange Mortgage Partnerships)

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.
                         (GP: Baron Capital XVII, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

               This Exchange Partnership owns two unrecorded second mortgage loans secured by the Country Square Property-Phase I described below. The Exchange Partnership's interest in the second mortgage loans, terms of the first mortgage loan secured by the property, and other information are described below.

COUNTRY SQUARE SECOND MORTGAGE LOANS

NAME AND ADDRESS OF PROPERTY
SECURING MORTGAGE LOANS:

COUNTRY SQUARE APARTMENTS - PHASE I              YEAR COMPLETED:   1981
("Country Square Property")                      APPROX. ACREAGE:  4.56
8401 Aiken Court
Tampa, Florida  33615

                                               UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
   UNIT TYPE                 NUMBER               AREA PER UNIT (Sq. Ft.)                    RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     Studio                    14                           288                                 $339
- -------------------------------------------------------------------------------------------------------------------
     1 BR                      52                           576                                 $439
- -------------------------------------------------------------------------------------------------------------------
     2 BR                       7                           864                                 $539
- -------------------------------------------------------------------------------------------------------------------
       Total                   73                        40,032
- -------------------------------------------------------------------


11/1/98 OCCUPANCY %:            95%      APPRAISED VALUE:       $2,185,000
1997 AVG. MONTHLY OCCUPANCY %:  83%       Cost Approach:        $2,185,000
1996 AVG. MONTHLY OCCUPANCY %:  84%       Income Approach:      $2,281,000
1995 AVG. MONTHLY OCCUPANCY %:  86%       Market Approach:      $2,090,000
1994 AVG. MONTHLY OCCUPANCY %:  84%      REPLACEMENT COST NEW:  $3,554,776
1993 AVG. MONTHLY OCCUPANCY %:  79%      APPRAISAL DATE:        1/98


PARTNERSHIP'S COUNTRY SQUARE SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:                                               PARTNERSHIP'S UNDIVIDED %
Country Square Apartments, Ltd.                       INTEREST IN SECOND
(affiliate of Managing Shareholder)                   MORTGAGE NOTES:               100%

AGGREG. ORIGINAL PRINCIPAL  BALANCE:   $1,372,237     AGGREG. ANNUAL DEBT SERVICE:  $163,746
AGGREG. 12/31/98 BALANCE:              $1,364,549     AGGREG. MONTHLY PAYMENT:      $ 13,645
AGGREG. BALANCE DUE AT MATURITY:       $1,364,549     MATURITY DATE:                4/08
AGGREG. ACCRUED UNPAID INTEREST:       $141,226

MORTGAGE INTEREST/AMORTIZATION PROVISIONS: Fixed rate of 12%; requires payments of interest only until maturity.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY:  None.

OTHER MATTERS: In 3/97, the Exchange Partnership received a loan with a current principal balance of $254,267 (with accrued unpaid interest of $33,965) from Baron Strategic Investment Fund VI, Ltd. ("Baron Fund VI"). The Exchange
Partnership, in turn, lent the loan proceeds to the debtor as part of the Country Square Second Mortgage Loans. The loan from Baron Fund VI bears interest at the rate of 15%, payable monthly, matures in 9/02 and is secured by the Exchange Partnership's interest in two second mortgage notes and a second mortgage.

Prior to 12/15/98, the second mortgage loans consisted of a second mortgage note with a principal balance of $1,192,987 and an unsecured demand note with a principal balance of $179,250. On 12/15/98, the debtor restated and amended the notes and the debtor and the Exchange Partnership entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand note at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligation on the demand note with a second mortgage on the Country Square Property.

COUNTRY SQUARE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Prudential Mortgage Capital Company, LLC          REPAYMENT SECURED BY:
100 Mulberry Street - 9th Floor                   First Mortgage on Country
Newark, NJ  07102-4069______________              Square Property

ORIGINAL PRINCIPAL BALANCE:    $1,600,000         ANNUAL DEBT SERVICE:  $133,068
11/1/98 BALANCE:               $1,592,633         MONTHLY PAYMENT:      $ 11,089
BALANCE DUE AT MATURITY:       $1,385,953         MATURITY DATE:         3/08

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: The loan bears a fixed interest rate of 7.41% and amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.



                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    11/96               NUMBER OF UNITS SOLD:       2,000

NUMBER OF INVESTORS:    43                  PRICE PER UNIT:             $500

PAID IN CAPITAL:        $1,000,000          DATE OFFERING TERMINATED:   4/97

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to the investors until they have received a 12% non-cumulative return on their capital contributions; thereafter, any remaining distributable cash during the fiscal year is to be distributed to the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 18% yearly cash-on-cash return, the GP is entitled to receive any remaining net proceeds.


- --------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS
OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  103 Units
 valued at $10 per Unit (or $1,030)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
ESTIMATED DEFERRED TAXABLE GAIN FROM
EXCHANGE OFFERING (per $1,000 of Investors' original
investment):
Short Term Capital Gain (assuming 39% rate):             $81
Long Term Capital Gain (assuming 20% rate):              $42
- --------------------------------------------------------------------------------


                (See Endnotes of Exchange Mortgage Partnerships)

                     BARON STRATEGIC INVESTMENT FUND V, LTD.
                          (GP: Baron Capital XL, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

      The Exchange Partnership owns (i) an unrecorded second mortgage loan secured by the Candlewood Property-Phase II, (ii) an undivided interest in three unrecorded second mortgage loans and a 100% interest in an unrecorded second mortgage loan secured by the Curiosity Creek Property and (iii) five unrecorded second mortgage loans secured by the Sunrise Property-Phase I. The interest of the Exchange Partnership and other Exchange Partnerships in the second mortgage loans, terms of the first mortgage loans secured by the properties, and other information are described below.

1.  CANDLEWOOD SECOND MORTGAGE LOAN

NAME AND ADDRESS OF PROPERTY
SECURING MORTGAGE LOAN:

CANDLEWOOD APARTMENTS - PHASE II            YEAR COMPLETED:   1984
("Candlewood Property")                     APPROX. ACREAGE:  2.75
5901 Bryce Lane
Tampa, Florida  33615

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
   UNIT TYPE                  NUMBER              AREA PER UNIT (Sq. Ft.)                    RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     Studio                      6                          288                                 $339
- -------------------------------------------------------------------------------------------------------------------
     1 BR                       26                          576                                 $439
- -------------------------------------------------------------------------------------------------------------------
     2 BR                        1                          864                                 $539
- -------------------------------------------------------------------------------------------------------------------
       Total                    33                       17,568
- -------------------------------------------------------------------


11/1/98 OCCUPANCY %:            94%            APPRAISED VALUE:       $925,000
1997 AVG. MONTHLY OCCUPANCY %:  94%              Cost Approach:       $926,000
1996 AVG. MONTHLY OCCUPANCY %:  95%              Income Approach:     $922,000
1995 AVG. MONTHLY OCCUPANCY %:  93%              Market Approach:     $932,000
1994 AVG. MONTHLY OCCUPANCY %:  94%            REPLACEMENT COST NEW:  $1,590,447
1993 AVG. MONTHLY OCCUPANCY %:  92%            APPRAISAL DATE:        1/98

PARTNERSHIP'S CANDLEWOOD SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Baron Strategic Investment Fund III, Ltd.                        PARTNERSHIP'S UNDIVIDED INTEREST
(affiliate of Managing Shareholder)                                       IN SECOND MORTGAGE NOTE:              100%

ORIGINAL PRINCIPAL  BALANCE:                           $21,000            ANNUAL DEBT SERVICE:                  $2,520
11/1/98 BALANCE:                                       $21,000            MONTHLY PAYMENT:                      $  210
BALANCE DUE AT MATURITY:                               $21,000            MATURITY DATE:                        3/03
ACCRUED UNPAID INTEREST:                               $ 1,890

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed rate of 12%; requires payments of interest only until maturity.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund VI, Ltd. ("Baron Fund VI") and Baron Strategic Investment Fund IX, Ltd. ("Baron Fund IX") own separate second mortgage loans secured by the Candlewood Property. The original principal balance, aggregate 12/31/98 principal balance, and balance due at maturity in respect of Baron Fund VI's and Baron Fund IX's second mortgage loans are $68,000 (accrued unpaid interest of $4,760) and $75,500
(accrued unpaid interest of $5,285), respectively; the annual (and monthly) payments due them are $8,160 ($680) and $9,060 ($755), respectively. The other terms relating to Baron Fund VI's and Baron Fund IX's second mortgage loans are the same as stated herein in respect of the Exchange Partnership's loan.

OTHER MATTERS: Prior to 12/15/98, the Candlewood Second Mortgage Loan consisted of an unsecured demand note with a principal balance of $21,000. On 12/15/98, the debtor and the Exchange Partnership entered into a second mortgage agreement under which the debtor agreed to secure its repayment obligation on the note with a second mortgage on the Candlewood Property. At the same time, the debtor agreed to secure the loans in favor of Baron Fund VI and Baron Fund IX with separate second mortgages on the property. The lending parties have agreed to share the benefits of the second mortgages on a pari passu basis.

CANDLEWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Republic Bank                                   REPAYMENT SECURED BY:
P.O. Box 33009                                  First Mortgage on Candlewood
St. Petersburg, Florida  33733-8009              Property

ORIGINAL PRINCIPAL BALANCE:     $605,000        ANNUAL DEBT SERVICE:    $56,153
11/1/98 BALANCE:                $596,528        MONTHLY PAYMENT:        $ 4,679
BALANCE DUE AT MATURITY:        $533,678        MATURITY DATE:          2/03

MORTGAGE   INTEREST/   AMORTIZATION   PROVISIONS:   Fixed   interest   rate   of
7.79%;amortizes on a 25-year basis.

PREPAYMENT PROVISIONS:  Prepayable without penalty.


2.  CURIOSITY CREEK  SECOND MORTGAGE LOANS

NAME AND ADDRESS OF  PROPERTY
SECURING MORTGAGE LOANS:

CURIOSITY CREEK APARTMENTS                           YEAR COMPLETED:   1982
("Curiosity Creek Property")                         APPROX. ACREAGE:  4.51
102 Curiosity Creek Lane
Tampa, Florida  33612

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
      UNIT TYPE                NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     Studio                      16                          288                                $355
- -------------------------------------------------------------------------------------------------------------------
     1 BR/ 1 Bath                59                          576                                $435
- -------------------------------------------------------------------------------------------------------------------
     2 BR/ 1 Bath                 6                          864                                $545
- -------------------------------------------------------------------------------------------------------------------
       Total                     81                       43,776
- -------------------------------------------------------------------


11/1/98 OCCUPANCY %:              93%         APPRAISED VALUE:       $2,425,000
1997 AVG. MONTHLY OCCUPANCY %:    88%           Cost Approach:       $2,426,000
1996 AVG. MONTHLY OCCUPANCY %:    86%           Income Approach:     $2,552,000
1995 AVG. MONTHLY OCCUPANCY %:    92%           Market Approach:     $2,297,000
1994 AVG. MONTHLY OCCUPANCY %:    89%         REPLACEMENT COST NEW:  $3,941,164
1993 AVG. MONTHLY OCCUPANCY %:    91%         APPRAISAL DATE:        3/98

PARTNERSHIP'S CURIOSITY CREEK SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Curiosity Creek Apartments, Ltd.                     PARTNERSHIP'S UNDIVIDED                   26.3% on three
(affiliate of Managing Shareholder)                           % INTEREST IN SECOND                      loans and 100% on
                                                              MORTGAGE NOTES:                           one

AGGREG. ORIGINAL PRINCIPAL BALANCE:           $474,703        AGGREG. ANNUAL DEBT SERVICE:              $41,238
AGGREG. 11/1/98 BALANCE:                      $474,703          (plus any participation interest)
AGGREG. BALANCE DUE AT MATURITY:              $474,703        AGGREG. MONTHLY PAYMENT:                  $ 3,437
AGGREG. ACCRUED UNPAID INTEREST:              $ 22,998        MATURITY DATE:                            4/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $212,227 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow, plus additional non-cumulative participation interest equal to 30% of any remaining available cash flow), (ii) adjustable interest rate of prime plus 1% (currently 8.75%) as to $108,899 of principal, (iii) fixed interest rate of 12.5% as to $109,325 of principal and (iv) fixed interest rate of 12% as to $44,253 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Vulture Fund I, Ltd. ("Baron Vulture Fund") owns the remaining undivided 73.7% interest in three second mortgage loans and a 100% interest in one second mortgage loan secured by the Curiosity Creek Property ("Curiosity Creek Second Mortgage Loans"). The aggregate original principal balance, aggregate 12/31/98 principal balance, and aggregate balance due at maturity in respect of Baron Vulture Fund's interest in the loans is $1,243,847 (accrued unpaid interest of $103,664); the aggregate annual and monthly payments due it are $105,149 and $8,762, respectively. The other terms relating to Baron Vulture Fund's interest in the loans are the same as stated herein.

OTHER MATTERS: Prior to 12/15/98, the Curiosity Creek Second Mortgage Loans consisted of a second mortgage note with a principal balance of $807,560, two unsecured demand notes with a an aggregate principal balance of $830,360 and advances in the amount of $66,171. On 12/15/98, the debtor, the Exchange Partnership and Baron Vulture Fund entered into a mortgage modification agreement pursuant to which the Exchange Partnership and Baron Vulture Fund agreed to set the maturity date on the demand notes and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes and advances with a second mortgage on the Curiosity Creek Property.

CURIOSITY CREEK FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Prudential Mortgage Capital Company, LLC          REPAYMENT SECURED BY:
100 Mulberry Street - 9th Floor                   First Mortgage on Curiosity
Newark, NJ  07102-4069                             Creek Property

ORIGINAL PRINCIPAL BALANCE:       $1,300,000      ANNUAL DEBT SERVICE:  $106,737
11/1/98 BALANCE:                  $1,294,866      MONTHLY PAYMENT:      $  8,895
BALANCE DUE AT MATURITY:          $1,122,800      MATURITY DATE:        4/08

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.28%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.


3.  SUNRISE SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

SUNRISE APARTMENTS - PHASE I                   YEAR COMPLETED:   1981
("Sunrise Property")                           APPROX. ACREAGE:  4.08
3805 Hopkins Avenue
Titusville, Florida  32780

                                                 UNIT MIX AND RENTAL RATES:
 -------------------------------------------------------------------------------------------------------------------
                                                       APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
        UNIT TYPE               NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
 -------------------------------------------------------------------------------------------------------------------
      1 BR/ 1 Bath                54                          576                                $380
 -------------------------------------------------------------------------------------------------------------------
      2 BR/ 1Bath                  6                          864                                $490
 -------------------------------------------------------------------------------------------------------------------
        Total                     60                       36,288
- -------------------------------------------------------------------


11/1/98 OCCUPANCY %:             88%         APPRAISED VALUE:        $1,510,000
1997 AVG. MONTHLY OCCUPANCY %:   90%           Cost Approach:        $1,361,500
1996 AVG. MONTHLY OCCUPANCY %:   85%           Income Method:        $1,424,000
1995 AVG. MONTHLY OCCUPANCY %:   83%           Market Approach:      $1,591,000
1994 AVG. MONTHLY OCCUPANCY %:   89%         REPLACEMENT COST NEW:   $2,700,611
1993 AVG. MONTHLY OCCUPANCY %:   83%         APPRAISAL DATE:         4/98

PARTNERSHIP'S SUNRISE SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Sunrise Apartments I, Ltd.                        PARTNERSHIP'S UNDIVIDED INTEREST
 (affiliate of Managing Shareholder)                       IN SECOND MORTGAGE NOTES:               100%

AGGREG. ORIGINAL PRINCIPAL BALANCE:     $1,036,450         AGGREG. ANNUAL DEBT SERVICE:            $53,995
                                                             (plus any participation interest)
AGGREG. 12/31/98 BALANCE:               $1,031,801         AGGREG. MONTHLY PAYMENT:                $ 4,500
AGGREG. BALANCE DUE AT MATURITY:        $1,031,801         MATURITY DATE:                          10/07
AGGREG. ACCRUED UNPAID INTEREST:        $  29,678

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $335,000 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 20% of any remaining available cash flow), (ii) fixed interest rate of 4% as to $621,515 of principal, and
(iii) fixed interest rate of 12% as to $75,286 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY:  None

OTHER MATTERS: Prior to 12/15/98, the second mortgage loans secured by the Sunrise Property (the "Sunrise Second Mortgage Loans") consisted of a second mortgage note with a principal balance of $335,000, two unsecured demand notes with an aggregate principal balance of $622,982 and advances in the amount of $73,819. In 12/15/98, the debtor restated and amended the second mortgage note and one of the demand notes and created two new promissory notes in favor of the Exchange Partnership in the original principal amounts of $48,468 and $25,350 (to cover prior advances). The debtor and the Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand notes and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes and advances with a second mortgage on the Sunrise Property. The other demand note in the current principal amount of $1,467 remains unsecured.

SUNRISE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC Commercial Mortgage Company                         REPAYMENT SECURED BY:
650 Dresher Road, P.O. Box 809                           First Mortgage on Sunrise Property
Horsham, Pennsylvania  19044-0809

ORIGINAL PRINCIPAL BALANCE:            $1,307,000        ANNUAL DEBT SERVICE:                     $174,020
11/1/98 BALANCE:                       $1,029,898        MONTHLY PAYMENT:                         $ 14,502
BALANCE DUE AT MATURITY:               $  932,217        MATURITY DATE:                           1/05

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: Fixed interest rate of 7.5%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:   11/96               NUMBER OF UNITS SOLD:       2,400

NUMBER OF INVESTORS:   56                  PRICE PER UNIT:             $500

PAID IN CAPITAL:       $1,200,000          DATE OFFERING TERMINATED:   6/97

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to the investors until they have received a 15% non-cumulative return on their capital contributions; thereafter, any remaining distributable cash during the fiscal year is to be distributed to the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 15% yearly cash-on-cash return, the investors and the GP will share any remaining net proceeds 50%/50%.

- --------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS
OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  104 Units
 valued at $10 per Unit (or $1,040)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
ESTIMATED DEFERRED TAXABLE GAIN FROM
EXCHANGE OFFERING (per $1,000 of Investors' original
investment):
Short Term Capital Gain (assuming 39% rate):  $36
Long Term Capital Gain (assuming 20% rate):   $19
- --------------------------------------------------------------------------------

                (See Endnotes of Exchange Mortgage Partnerships)

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.
                         (GP: Baron Capital XLIV, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

        The Exchange Partnership owns (i) an undivided interest in an unrecorded second mortgage loan secured by the Heatherwood Property-Phase II, (ii) three unrecorded second mortgage loans secured by the Longwood Property-Phase I and (iii) an unrecorded second mortgage loan secured by the Lake Sycamore Property (under development). The interest of the Exchange Partnership and other Exchange Partnerships in the second mortgage loans, terms of the first mortgage loans secured by each property, and other information are described below.

1.  HEATHERWOOD SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

HEATHERWOOD APARTMENTS - PHASE II                  YEAR COMPLETED:   1982
("Heatherwood Property")                           APPROX. ACREAGE:  2.26
1105 North Hoagland Blvd.
Kissimmee, Florida  34741

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
      UNIT TYPE                NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     Studio                      10                          288                                $519
- -------------------------------------------------------------------------------------------------------------------
     1 BR/1 Bath                 26                          576                                $599
- -------------------------------------------------------------------------------------------------------------------
     2 BR/1 Bath                  4                          864                                $599
- -------------------------------------------------------------------------------------------------------------------
     2BR/2 Bath                   1                          864                                $599
- -------------------------------------------------------------------------------------------------------------------
             Total               41                       22,176
- -------------------------------------------------------------------


11/1/98 OCCUPANCY %:              98%        APPRAISED VALUE:       $1,285,000
1997 AVG. MONTHLY OCCUPANCY %:    97%          Cost Approach:       $1,188,000
1996 AVG. MONTHLY OCCUPANCY %:    93%          Income Approach:     $1,259,000
1995 AVG. MONTHLY OCCUPANCY %:    88%          Market Approach:     $1,312,000
1994 AVG. MONTHLY OCCUPANCY %:    91%        REPLACEMENT COST NEW:  $1,862,475
1993 AVG. MONTHLY OCCUPANCY %:    89%        APPRAISAL DATE:        3/98

PARTNERSHIP'S HEATHERWOOD SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Heatherwood Apartments II, Ltd.                       PARTNERSHIP'S UNDIVIDED
(an affiliate of Managing Shareholder)                         % INTEREST IN LOANS:                      58%

AGGREG. ORIGINAL PRINCIPAL BALANCE:          $206,260          AGGREG. ANNUAL DEBT SERVICE:              $13,408
AGGREG. 12/31/98 BALANCE:                    $206,260            (plus any participation interest)
AGGREG. BALANCE DUE AT MATURITY:             $206,260          AGGREG. MONTHLY PAYMENT:                  $ 1,117
AGGREG. ACCRUED UNPAID INTEREST:                   $0          AGGREG. MATURITY DATE:                    10/04

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $188,500 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 30% of any remaining available cash flow), (ii) adjustable interest rate of 1% over prime rate (currently 8.75%) as to $1,010 of principal, and (iii) fixed interest rate of 12% as to $16,749 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund X, Ltd. ("Baron Fund X") owns the remaining undivided 42% interest in the second mortgage loans secured by the Heatherwood Property and in the unsecured loans associated with the property ("Heatherwood Loans"). The aggregate original principal balance, aggregate 12/31/98 principal balance, and aggregate balance due at maturity in respect of Baron Fund X's interest in the Heatherwood Loans is $149,361 (accrued unpaid interest of $17,338); the aggregate annual (and monthly) payments due it are $9,710 ($809). The other terms relating to Baron Fund X's interest in the Heatherwood Loans are the same as stated herein.

OTHER MATTERS: The Heatherwood Loans consist of a second mortgage note secured by the Heatherwood Property with a principal balance $325,000 and unsecured loans in the aggregate principal amount of $24,121.

HEATHERWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                            REPAYMENT SECURED BY:
650 Dresher Road, P.O. Box 809                  First Mortgage on Heatherwood
Horsham, Pennsylvania  19044-0809                Property

ORIGINAL PRINCIPAL BALANCE:     $710,000        ANNUAL DEBT SERVICE:  $61,038
11/1/98 BALANCE:                $704,306        MONTHLY PAYMENT:      $ 5,087
BALANCE DUE AT MATURITY:        $655,856        MATURITY DATE:        11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.75%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.


3.  LONGWOOD SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

LONGWOOD APARTMENTS - PHASE I                        YEAR COMPLETED:   1981
("Longwood Property")                                APPROX. ACREAGE:  4.00
1524 Clearlake Road
Cocoa, Florida  32922

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
      UNIT TYPE                NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     1 BR/1 Bath                 51                           576                                $419
- -------------------------------------------------------------------------------------------------------------------
     2 BR/1 Bath                  8                           864                                $519
- -------------------------------------------------------------------------------------------------------------------
            Total                59                        36,288
- -------------------------------------------------------------------


11/1/98 OCCUPANCY %:             100%       APPRAISED VALUE:       $1,820,000
1997 AVG. MONTHLY OCCUPANCY %:    86%        Cost Approach:        $1,664,000
1996 AVG. MONTHLY OCCUPANCY %:    93%        Income Approach:      $1,788,000
1995 AVG. MONTHLY OCCUPANCY %:    93%        Market Approach:      $1,844,000
1994 AVG. MONTHLY OCCUPANCY %:    95%       REPLACEMENT COST NEW:  $  266,862
1993 AVG. MONTHLY OCCUPANCY %:    98%       APPRAISAL DATE:        3/98

PARTNERSHIP'S LONGWOOD SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Longwood Apartments I, Ltd.                      PARTNERSHIP'S UNDIVIDED %
(an affiliate of Managing Shareholder)                    INTEREST IN SECOND
                                                          MORTGAGE NOTES:                           100%

AGGREG. ORIGINAL PRINCIPAL  BALANCE:        $969,268      AGGREG. ANNUAL DEBT SERVICE:              $77,088
AGGREG. 11/1/98 BALANCE:                    $969,268         (plus any participation interest)
AGGREG. BALANCE DUE AT MATURITY:            $969,268      AGGREG. MONTHLY PAYMENT:                  $6,424
AGGREG. ACCRUED UNPAID INTEREST:            $ 47,892      MATURITY DATE:                            10/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $368,558 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 30% of any remaining available cash flow), (ii) adjustable interest rate of 1% over prime rate (currently 8.75%) as to $526,465 of principal, and (iii) fixed interest rate of 12% as to $74,245 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY:  None

OTHER MATTERS: Prior to 12/15/98, the Longwood Second Mortgage Loans consisted of a second mortgage note with a principal balance of $368,558, an unsecured demand note with a principal balance of $526,465, and advances of $74,245. On 12/15/98, the debtor restated and amended the second mortgage note and the demand note and created a new promissory note in the original principal amount of $74,245 (to cover prior advances). The debtor and the Exchange Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand note and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the demand note and advances with a second mortgage on the Longwood Property.

LONGWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                             REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809                 First Mortgage on Longwood
Horsham, Pennsylvania  19044-0809                 Property

ORIGINAL PRINCIPAL BALANCE:     $1,307,000       ANNUAL DEBT SERVICE:   $89,150
11/1/98 BALANCE:                $1,028,684       MONTHLY PAYMENT:       $ 7,429
BALANCE DUE AT MATURITY:        $1,204,545       MATURITY DATE:         11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.75%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.


3. LAKE SYCAMORE SECOND MORTGAGE LOAN:

NAME AND ADDRESS
OF PROPERTY SECURING MORTGAGE:

VILLAS AT LAKE SYCAMORE
("Lake Sycamore Property")
1911 Chaucer Drive
Cincinnati, Ohio 45237

PARTNERSHIP'S SECOND MORTGAGE INTEREST:

The Partnership owns an unrecorded second mortgage note with a current principal balance of $98,000. Accrued unpaid interest on the note as of 12/31/98 is $9,800. The debtor is Sycamore Real Estate Development, L.P., an affiliate of the Managing Shareholder. The note bears interest at the fixed rate of 12% and matures on 12/03. The note is secured by a second mortgage on the Villas at Lake Sycamore, a 164 townhome property under construction on 22.44 acres in Cincinnati, Ohio. Each townhome has a rentable area per unit of approximately 1,325 square feet (or a total area of 217,300 square feet). Construction commenced in December 1997 and is expected to be completed in the last quarter of 2003. Each unit is expected to have an initial monthly rental rate in the range of $889 to $990. In July 1998, an independent Cincinnati appraisal firm estimated the "as is" value of the property at $1,080,000 and the value of the completed property to be $14,312,000 (assuming completion of the project as designed, full rent up and satisfactory environment-quality test).

Two other Exchange Partnerships, Baron Strategic Investment Fund, Ltd. and Baron Strategic Investment Fund IX, Ltd., own separate second mortgage notes secured by the property with the same terms except that they are in the principal amounts of $230,000 and $243,500 (with accrued unpaid interest in the amounts of $20,700 and $21,915), respectively. The lending parties have agreed to share the benefits of the second mortgage on a pari passu basis.

LAKE SYCAMORE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Metropolitan Savings                             REPAYMENT SECURED BY:
8050 Hosbrook Road, Suite 408                    First Mortgage on Lake Sycamore
Cincinnati, Ohio  45236                           Property

ORIGINAL PRINCIPAL BALANCE: $2,000,000        ANNUAL DEBT SERVICE: Interest only
                            maximum approved  MONTHLY PAYMENT:     Interest only
11/1/98 BALANCE:            $  800,000        MATURITY DATE:       11/01
EXPECTED BALANCE
DUE AT MATURITY:            $2,000,000

MORTGAGE INTEREST/AMORTIZATION PROVISIONS: Adjustable interest rate equal to lender's prime rate plus 1% (currently 8.75%); requires payments of interest only until maturity.
PREPAYMENT PROVISIONS:  Prepayable without penalty.


                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    5/97                NUMBER OF UNITS SOLD:      2,400

NUMBER OF INVESTORS:    43                  PRICE PER UNIT:            $500

PAID IN CAPITAL:        $1,200,000          DATE OFFERING TERMINATED:  2/98

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to the investors until they have received a 12.5% non-cumulative return on their capital contributions; thereafter, investors and the GP share any remaining distributable cash during the fiscal year 50%/50%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 12.5% yearly cash-on-cash return, investors and the GP share any remaining net proceeds 50%/50%.


- --------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS
OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  104 Units
 valued at $10 per Unit (or $1,040)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
ESTIMATED DEFERRED TAXABLE GAIN FROM
EXCHANGE OFFERING (per $1,000 of Investors' original
investment):
Short Term Capital Gain (assuming 39% rate):            $43
Long Term Capital Gain (assuming 20% rate):             $22
- --------------------------------------------------------------------------------

                (See Endnotes to Exchange Mortgage Partnerships)

                      BARON STRATEGIC VULTURE FUND I, LTD.
                         (GP: Baron Capital XXVI, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

    The Exchange Partnership owns an undivided interest in three unrecorded second mortgage loans and a 100% interest in one loan secured by the Curiosity Creek Property described below. The interest of the Exchange
    Partnership and a separate Exchange Partnership in the second mortgage loans, terms of the first mortgage loan secured by the property, and other information are described below..

CURIOSITY CREEK  SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

CURIOSITY CREEK APARTMENTS
("Curiosity Creek Property")                       YEAR COMPLETED:   1982
102 Curiosity Creek Lane                           APPROX. ACREAGE:  4.51
Tampa, Florida  33612

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
      UNIT TYPE                NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     Studio                      16                          288                                $355
- -------------------------------------------------------------------------------------------------------------------
     1 BR/ 1 Bath                59                          576                                $435
- -------------------------------------------------------------------------------------------------------------------
     2 BR/ 1 Bath                 6                          864                                $545
- -------------------------------------------------------------------------------------------------------------------
       Total                     81                       43,776
- -------------------------------------------------------------------

11/1/98 OCCUPANCY %:             93%        APPRAISED VALUE:        $2,425,000
1997 AVG. MONTHLY OCCUPANCY %:   88%          Cost Approach:        $2,426,000
1996 AVG. MONTHLY OCCUPANCY %:   86%          Income Approach:      $2,552,000
1995 AVG. MONTHLY OCCUPANCY %:   92%          Market Approach:      $2,297,000
1994 AVG. MONTHLY OCCUPANCY %:   89%        REPLACEMENT COST NEW:   $3,941,164
1993 AVG. MONTHLY OCCUPANCY %:   91%        APPRAISAL DATE:         3/98

PARTNERSHIP'S CURIOSITY CREEK SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Curiosity Creek Apartments, Ltd.                      PARTNERSHIP'S UNDIVIDED             73.7% on three
(an affiliate of Managing Shareholder)                         % INTEREST IN SECOND                loans and 100%
                                                               MORTGAGE NOTES:                     of one
AGGREG. ORIGINAL PRINCIPAL  BALANCE:          $1,243,847       AGGREG. ANNUAL DEBT SERVICE:        $107,440
AGGREG. 11/1/98 BALANCE:                      $1,243,847         (plus participation interest)
AGGREG. BALANCE DUE AT MATURITY:              $1,243,847       AGGREG. MONTHLY PAYMENT:            $  8,953
AGGREG. ACCRUED UNPAID INTEREST:              $  103,664       MATURITY DATE:                      4/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $595,333 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 30% of any remaining available cash flow), (ii) adjustable interest rate of prime plus 1% (currently 8.75%) as to $305,407 of principal, (iv) fixed interest rate of 12.5% as to $306,675 of principal, and (iii) fixed interest rate of 12% as to $36,431 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund V, Ltd. ( "Baron Fund V") owns the remaining undivided 26.3% interest in three second mortgage loans and a 100% interest in one second mortgage loan secured by the Curiosity Creek Property ("Curiosity Creek Second Mortgage Loans"). The aggregate original principal balance, aggregate 12/31/98 principal balance, and aggregate balance due at maturity in respect of Baron Fund V's interest in the Curiosity Creek Second Mortgage Loans is $474,703 (accrued unpaid interest of $22,998); the aggregate annual and monthly payments due it are $42,055 and $3,505, respectively. The other terms relating to Baron Fund V's interest in the Curiosity Creek Second Mortgage Loans are the same as stated herein.

OTHER MATTERS: Prior to 12/15/98, the Curiosity Creek Second Mortgage Loans consisted of a second mortgage note with a principal balance of $807,560, two unsecured demand notes with an aggregate principal balance of $830,360 and advances in the amount of $66,171. On 12/15/98, the debtor, the Exchange Partnership and Baron Fund V entered into a mortgage modification agreement pursuant to which the Exchange Partnership and Baron Fund V agreed to set the maturity date on the demand notes and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the unsecured notes and advances with a second mortgage on the Curiosity Creek Property.

CURIOSITY CREEK FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Prudential Mortgage Capital Company, LLC          REPAYMENT SECURED BY:
100 Mulberry Street - 9th Floor                   First Mortgage on Curiosity
Newark, NJ  07102-4069                             Creek Property

ORIGINAL PRINCIPAL BALANCE:   $1,300,000          ANNUAL DEBT SERVICE:  $106,737
11/1/98 BALANCE:              $1,294,866          MONTHLY PAYMENT:      $  8,895
BALANCE DUE AT MATURITY:      $1,122,800          MATURITY DATE:        4/08

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.28%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.


                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:      5/96                NUMBER OF UNITS SOLD:      1,800

NUMBER OF INVESTORS:      42                  PRICE PER UNIT:            $500

PAID IN CAPITAL:          $900,000            DATE OFFERING TERMINATED:  10/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to the investors until they have received a 15% non-cumulative return on their capital contributions; thereafter, any remaining distributable cash during the fiscal year is to be distributed to the GP.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have first received an aggregate amount (including prior distributions) equal to the amount of their capital contributions plus a 10% yearly cash-on-cash return and the GP has then received a similar return on the amount of its capital contribution, investors and the GP share any remaining net proceeds 50%/50%.


- --------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS
OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  105 Units
 valued at $10 per Unit (or $1,050)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
ESTIMATED DEFERRED TAXABLE GAIN FROM
EXCHANGE OFFERING (per $1,000 of Investors' original
investment):
Short Term Capital Gain (assuming 39% rate):           $134
Long Term Capital Gain (assuming 20% rate):            $ 69
- --------------------------------------------------------------------------------

                (See Endnotes to Exchange Mortgage Partnerships)

                         BREVARD MORTGAGE PROGRAM, LTD.
                          (GP: Baron Capital XII, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

           The Exchange Partnership owns three unrecorded second mortgage loans secured by the Meadowdale Property described below. The Exchange
           Partnership's interest in the Second Mortgage Loans, terms of the first mortgage loan secured by the property, and other information are described below.

MEADOWDALE SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

MEADOWDALE APARTMENTS
("Meadowdale Property")                        YEAR COMPLETED:   1984
248 E. University Boulevard                    APPROX. ACREAGE:  4.81
Melbourne, Florida  32901

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
   UNIT TYPE                   NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     1 BR                        56                           576                               $399
- -------------------------------------------------------------------------------------------------------------------
     2 BR                         8                           864                               $499
- -------------------------------------------------------------------------------------------------------------------
       Total                     64                        39,168
- -------------------------------------------------------------------


11/1/98 OCCUPANCY %:              70%       APPRAISED VALUE:       $1,717,000
1997 AVG. MONTHLY OCCUPANCY %:    89%         Cost Approach:       $1,636,000
1996 AVG. MONTHLY OCCUPANCY %:    90%         Income Approach:     $1,629,000
1995 AVG. MONTHLY OCCUPANCY %:    92%         Market Approach:     $1,643,000
1994 AVG. MONTHLY OCCUPANCY %:    91%       REPLACEMENT COST NEW:  $3,084,043
1993 AVG. MONTHLY OCCUPANCY %:    91%       APPRAISAL DATE:        8/98


PARTNERSHIP'S MEADOWDALE SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:   Florida Opportunity Income Fund III, Ltd.                   PARTNERSHIP'S UNDIVIDED %
(affiliate of Managing Shareholder)                                   INTEREST IN SECOND MORTGAGE
                                                                      NOTES:                                  100%

AGGREG. ORIGINAL PRINCIPAL BALANCE:                    $1,048,861     AGGREG. ANNUAL DEBT SERVICE:            $72,861
AGGREG. 12/31/98 BALANCE:                              $1,048,861       (plus any participation interest)
AGGREG. BALANCE DUE AT MATURITY:                       $1,048,861     AGGREG. MONTHLY PAYMENT:                $ 5,988
AGGREG. ACCRUED UNPAID INTEREST:                       $  116,742     MATURITY DATE:                          10/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $752,747 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 20% of any remaining available cash flow), (ii) adjustable interest rate of 1% over prime rate (currently 8.75%) as to $271,923 of principal and (iii) fixed rate of 12% as to $24,191 of principal.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY:  None

OTHER MATTERS: Prior to 12/15/98, the second mortgage loans consisted of a second mortgage note with a principal balance of $752,747, an unsecured demand note with a principal balance of $271,923 and advances of $24,191. On 12/15/98, the debtor restated and amended the second mortgage note and the demand note and created a new promissory note in favor of the Exchange Partnership in the original principal amount of $24,191 (to cover the prior advances). The debtor and the Exchange Partnership also entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand note and the advances at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligations on the demand note and the advances with a second mortgage on the Meadowdale Property.

MEADOWDALE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Republic Bank                                    REPAYMENT SECURED BY:
P.O. Box 33009                                   First Mortgage on Meadowdale
St. Petersburg, Florida  33733-8009               Property

ORIGINAL PRINCIPAL BALANCE:   $1,000,000         ANNUAL DEBT SERVICE:  $93,935
11/1/98 BALANCE:              $  963,343         MONTHLY PAYMENT:      $ 7,828
BALANCE DUE AT MATURITY:      $  905,918         MATURITY DATE:        7/01

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: Fixed interest rate of 8.75%; amortizes on a 22-year basis.

PREPAYMENT PROVISIONS:  Prepayable without penalty.


                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    1/96                NUMBER OF UNITS SOLD:      575

NUMBER OF INVESTORS:    23                  PRICE PER UNIT:            $1,000

PAID IN CAPITAL:        $575,000            DATE OFFERING TERMINATED:  4/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, investors and the GP share distributable cash 99%/1%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: Investors are entitled to 100% of net proceeds until the entire amount of the Partnership's Second Mortgage Loans have been repaid and the GP is entitled to receive any remaining net proceeds.


- --------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS
OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  104 Units
 valued at $10 per Unit (or $1,040)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
ESTIMATED DEFERRED TAXABLE GAIN FROM
EXCHANGE OFFERING (per $1,000 of Investors' original
investment):
Short Term Capital Gain (assuming 39% rate):            $43
Long Term Capital Gain (assuming 20% rate):             $22
- --------------------------------------------------------------------------------

                (See Endnotes on Exchange Mortgage Partnerships)

Endnotes to Exchange Mortgage Partnerships:

1. For purposes of the Exchange Offering, the value of each Exchange Mortgage Partnership has been based upon the current principal balance of mortgage interests in properties held by the partnership, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building) and the debtor's repayment history and current net equity interest in such property.

2. The second mortgage interests held by the Exchange Partnership and the first mortgage loans identified are not insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise insured or guaranteed. Repayment of each of the loans indicated is non-recourse beyond the underlying property and /or other assets of the particular debtor.

3. In the opinion of the Managing Shareholder, each residential apartment property identified is in good overall condition and is suitable and adequate for the purpose for which it was built.

4. Each property is subject to significant competition from other residential apartment properties in its general vicinity.

5. In the opinion of the Managing Shareholder, each property is covered by insurance of the types and amounts which are comparable for similar properties located in its general vicinity.

6. Each property is a residential apartment property (other than Glen Lake Arms Apartments, which are short-term corporate residential units) which generally leases units to tenants under lease agreements with terms of one year or less which are common in the industry.

7. For purposes of determining the appraised value of the Exchange Partnership, the estimated appraised value of the property interest owned by the Partnership and replacement cost new of each property was determined by a qualified and licensed independent appraisal firm. See the Prospectus at "THE EXCHANGE OFFERING - Exchange Property Appraisals."

8. The overall depreciable life of each property is 27.5 years; depreciation is determined using the straight-line method.

9. Based on certain factual representations made by the Operating Partnership and on certain conditions specified at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," special tax counsel to the Operating Partnership has opined that Offerees who accept the Exchange Offering will not incur any immediate tax liability for any taxable gain in connection with such transaction. Any such tax liability will be deferred until a later date. The schedule at "Estimated Deferred Taxable Gain from Exchange Offering (per $1,000 of Investors' original investment)" indicates the amount of taxable gain each Offeree who accepts the Exchange Offering will defer in connection with such transaction per each $1,000 of his original investment.

                          EXCHANGE HYBRID PARTNERSHIPS

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.
                         (GP: Baron Capital XXXI, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

        The Exchange Partnership owns (1) a 57% limited partnership interest in a limited partnership which holds fee simple title to the Pineview
        Property, (2) an unrecorded second mortgage loan secured by the Candlewood Property-Phase II, (3) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (4) a note receivable from another Exchange Partnership which is secured by two unrecorded second mortgage notes and a second mortgage on the Country Square Property-Phase I. The interest of the Exchange Partnership and other Exchange Partnerships in the Pineview Property and the second mortgage loans, the note payable to the Exchange Partnership from another Exchange Partnership, terms of the respective first mortgage loan and the Exchange Partnership's second mortgage loans secured by the three properties described below, and other information are described below.

1.  EQUITY INTEREST IN PINEVIEW PROPERTY

NAME AND ADDRESS OF PROPERTY:

PINEVIEW APARTMENTS
("Pineview Property")                          YEAR COMPLETED:   1988
4731 Pine Hills Road                           APPROX. ACREAGE:  4.38
Orlando, Florida  32808

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
   UNIT TYPE                   NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     Studio                      26                          288                                 $399
- -------------------------------------------------------------------------------------------------------------------
     1 BR                        59                          576                                 $459
- -------------------------------------------------------------------------------------------------------------------
     2 BR                         6                          864                             $589-600
- -------------------------------------------------------------------------------------------------------------------
       Total                     91                       46,656
- -------------------------------------------------------------------

11/1/98 OCCUPANCY %:               95%      ESTIMATED APPRAISED VALUE:         $2,848,000
1997 AVG. MONTHLY OCCUPANCY %:     92%      APPRAISAL DATE:                    3/98
1996 AVG. MONTHLY OCCUPANCY %:     93%      11/1/98 FEDERAL INCOME TAX BASIS:  $1,747,499
1995 AVG. MONTHLY OCCUPANCY %:     90%      DEPRECIATION LIFE CLAIMED:         30 years
1994 AVG. MONTHLY OCCUPANCY %:     92%      REALTY TAX RATE (MILLAGE):         21.4657
1993 AVG. MONTHLY OCCUPANCY %:     91%      1997 PROPERTY TAX VALUE:           $1,384,273

PINEVIEW FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                             REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809                 First Mortgage on Pineview
Horsham, Pennsylvania  19044-0809                 Property

ORIGINAL PRINCIPAL BALANCE:   $1,620,000         ANNUAL DEBT SERVICE:   $139,271
11/1/98 BALANCE:              $1,605,781         MONTHLY PAYMENT:       $ 11,606
BALANCE DUE AT MATURITY:      $1,493,008         MATURITY DATE:         11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.75%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted prior to May 1, 2004; thereafter, may be prepaid subject to a yield maintenance fee payable until 6 months prior to maturity.

SECOND MORTGAGE ON PROPERTY: The Partnership also owns an interest in a second mortgage loan on the Pineview Property which is described below.

2.  CANDLEWOOD SECOND MORTGAGE LOAN

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

CANDLEWOOD APARTMENTS - PHASE II                  YEAR COMPLETED:   1984
("Candlewood Property")                           APPROX. ACREAGE:  2.75
5901 Bryce Lane
Tampa, Florida  33615

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
   UNIT TYPE                   NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     Studio                      6                          288                                 $339
- -------------------------------------------------------------------------------------------------------------------
     1 BR                       26                          576                                 $439
- -------------------------------------------------------------------------------------------------------------------
     2 BR                        1                          864                                 $539
- -------------------------------------------------------------------------------------------------------------------
       Total                    33                       17,568
- -------------------------------------------------------------------


11/1/98 OCCUPANCY %:             94%       APPRAISED VALUE:          $  925,000
1997 AVG. MONTHLY OCCUPANCY %:   94%         Cost Approach:          $  926,000
1996 AVG. MONTHLY OCCUPANCY %:   95%         Income Approach:        $  922,000
1995 AVG. MONTHLY OCCUPANCY %:   93%         Market Approach:        $  932,000
1994 AVG. MONTHLY OCCUPANCY %:   94%       REPLACEMENT COST NEW:     $1,590,447
1993 AVG. MONTHLY OCCUPANCY %:   92%       APPRAISAL DATE:           1/98

PARTNERSHIP'S CANDLEWOOD SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Baron Strategic Investment             PARTNERSHIP'S UNDIVIDED
Fund III, Ltd.                                  % INTEREST IN SECOND
(affiliate of Managing Shareholder)             MORTGAGE NOTE:           100%

ORIGINAL PRINCIPAL  BALANCE:     $68,000        ANNUAL DEBT SERVICE:     $8,160
12/31/98 BALANCE:                $68,000        MONTHLY PAYMENT:         $  680
BALANCE DUE AT MATURITY:         $68,000        MATURITY DATE:           3/03
ACCRUED UNPAID INTEREST:         $ 4,760

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed rate of 12%; requires payments of interest only until maturity.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund V, Ltd. ("Baron Fund V") and Baron Strategic Investment Fund IX, Ltd. ("Baron Fund IX") own separate second mortgage loans secured by the Candlewood Property. The original principal balance, aggregate 12/31/98 principal balance, and balance due at maturity in respect of Baron Fund V's and Baron Fund IX's loans are $21,000 (accrued unpaid interest of $1,890) and $75,500 (accrued unpaid interest of $5,285), respectively; the annual (and monthly) payments due them are $2,520 ($210) and $9,060 ($755), respectively. The other terms relating to Baron Fund V's and Baron Fund IX's loans are the same as stated herein in respect of the Exchange Partnership's loan.

OTHER MATTERS: Prior to 12/15/98, the Candlewood Second Mortgage Loan consisted of an unsecured demand note with a principal balance of $68,000. On 12/15/98, the debtor and the Exchange Partnership entered into a second mortgage agreement under which the debtor agreed to secure its repayment obligation on the note with a second mortgage on the Candlewood Property. At the same time, the debtor agreed to secure the loans in favor of Baron Fund V and Baron Fund IX with separate mortgages on the property. The lending parties have agreed to share the benefits of the second mortgages on a pari passu basis.

CANDLEWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Republic Bank                                   REPAYMENT SECURED BY:
P.O. Box 33009                                  First Mortgage on Candlewood
St. Petersburg, Florida  33733-8009               Property

ORIGINAL PRINCIPAL BALANCE:   $605,000          ANNUAL DEBT SERVICE:   $56,153
11/1/98 BALANCE:              $596,528          MONTHLY PAYMENT:       $ 4,679
BALANCE DUE AT MATURITY:      $533,678          MATURITY DATE:         2/03

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.79%; amortizes on a 25-year basis.

PREPAYMENT PROVISIONS:  Prepayable without penalty.


3.  GARDEN TERRACE SECOND MORTGAGE LOAN

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:

GARDEN TERRACE APARTMENTS - PHASE III
("Garden Terrace Property")                              YEAR COMPLETED:   1983
8725 Del Ray Court                                       APPROX. ACREAGE:  5.16
Tampa, Florida  33617
Orlando, Florida  32822

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
   UNIT TYPE                   NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     Studio                       8                          288                                 $344
- -------------------------------------------------------------------------------------------------------------------
     1 BR                        67                          576                                 $399
- -------------------------------------------------------------------------------------------------------------------
     2 BR                        16                          864                                 $530
- -------------------------------------------------------------------------------------------------------------------
       Total                     91                       54,720
- -------------------------------------------------------------------

11/1/98 OCCUPANCY %:               90%       APPRAISED VALUE:         $1,850,000
1997 AVG. MONTHLY OCCUPANCY %:     78%        Cost Approach:          $1,835,000
1996 AVG. MONTHLY OCCUPANCY %:     81%        Income Approach:        $1,782,000
1995 AVG. MONTHLY OCCUPANCY %:     86%        Market Approach:        $1,901,000
1994 AVG. MONTHLY OCCUPANCY %:     90%       REPLACEMENT COST NEW:    $4,297,897
1993 AVG. MONTHLY OCCUPANCY %:     89%       APPRAISAL DATE:          6/98

PARTNERSHIP'S GARDEN TERRACE SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Garden Terrace Apartments III, Ltd.                    PARTNERSHIP'S UNDIVIDED INTEREST
                                                                IN SECOND MORTGAGE LOANS:            20%
ORIGINAL PRINCIPAL  BALANCE:                    $248,353        ANNUAL DEBT SERVICE:                 $22,353
12/31/98 BALANCE:                               $248,353        MONTHLY PAYMENT:                     $ 1,863
BALANCE DUE AT MATURITY:                        $248,353        MATURITY DATE:                       1/07
ACCRUED UNPAID INTEREST:                        $ 12,418

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 2% as to $147,000 of principal if cash flow available (plus non-cumulative participation interest at the rate of 7% on the unpaid principal to the extent of available cash flow, plus additional participation interest equal to 30% of any remaining cash flow (payable only to holders of note referred to in (ii) below) and (ii) fixed interest rate of 9% as to $101,353 of principal, payable only from excess cash flow after payment of 2% minimum interest and 7% participation interest due on the note referred to in (i) above. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund IX, Ltd. ("Baron Fund IX") and Baron Strategic Investment Fund X, Ltd. ("Baron Fund X") own the remaining undivided 80% interest in the second mortgage loans secured by the Garden Terrace Property ("Garden Terrace Second Mortgage Loans"). The original principal balance, 12/31/98 principal balance, and balance due at maturity in respect of Baron Fund IX's and Baron Fund X's interest in the Garden Terrace Second Mortgage Loans is $310,442 (accrued unpaid interest of $28,457) and $682,972 (accrued unpaid interest of $62,606), respectively; the annual (and monthly) payments due them are $27,940 ($2,328) and $61,467 ($5,122), respectively. The other terms relating to Baron Fund IX's and Baron Fund X's interest in the Garden Terrace Second Mortgage Loans are the same as stated herein.

GARDEN TERRACE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Mellon Mortgage Company                          REPAYMENT SECURED BY:
1422 Euclid Ave., Suite 900                      First Mortgage Garden Terrace
Cleveland, Ohio  44115-2092                       Property

ORIGINAL PRINCIPAL BALANCE:    $1,010,000        ANNUAL DEBT SERVICE:  $96,047
11/1/98 BALANCE:               $  970,167        MONTHLY PAYMENT:      $ 8,004
BALANCE DUE AT MATURITY:       $  822,063        MATURITY DATE:        __5/05

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 8.31%; amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: May be prepaid beginning 4/99 with a 5% prepayment fee; the fee decreases 1% per year until maturity.


4.  NOTE PAYABLE BY BARON STRATEGIC INVESTMENT FUND IV, LTD.:

In 3/97, the Exchange Partnership provided a loan with a current principal balance of $254,267 to another Exchange Partnership, Baron Strategic Investment Fund IV, Ltd. ("Baron Fund IV"). Baron Fund IV, in turn, lent the loan proceeds to the borrower as part of the Country Square Second Mortgage Loans. (See the table for Baron Fund IV above.) The loan from Baron Fund VI to Baron Fund IV bears interest at the annual rate of 15%, payable monthly, matures in 9/02 and is secured by Baron Fund IV's interest in the second mortgage note and second mortgage. Set forth below is information relating to the Country Square Property and the Country Second Mortgage Loans.

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:
COUNTRY SQUARE APARTMENTS - PHASE I
("Country Square Property")                            YEAR COMPLETED:   1981
8401 Aiken Court                                       APPROX. ACREAGE:  4.56
Tampa, Florida  33615

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
   UNIT TYPE                   NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     Studio                      14                          288                                 $339
- -------------------------------------------------------------------------------------------------------------------
     1 BR                        52                          576                                 $439
- -------------------------------------------------------------------------------------------------------------------
     2 BR                         7                          864                                 $539
- -------------------------------------------------------------------------------------------------------------------
       Total                     73                       40,032
- -------------------------------------------------------------------

11/1/98 OCCUPANCY %:             95%       APPRAISED VALUE:        $2,185,000
1997 AVG. MONTHLY OCCUPANCY %:   83%        Cost Approach:         $2,185,000
1996 AVG. MONTHLY OCCUPANCY %:   84%        Income Approach:       $2,281,000
1995 AVG. MONTHLY OCCUPANCY %:   86%        Market Approach:       $2,090,000
1994 AVG. MONTHLY OCCUPANCY %:   84%       REPLACEMENT COST NEW:   $3,554,776
1993 AVG. MONTHLY OCCUPANCY %:   79%       APPRAISAL DATE:         1/98

BARON FUND IV'S SECOND MORTGAGE LOAN INTEREST IN COUNTRY SQUARE PROPERTY:

DEBTOR:  Country Square Apartments, Ltd.                     BARON FUND IV'S UNDIVIDED %
(affiliate of Managing Shareholder)                          INTEREST IN SECOND MORTGAGE LOANS:  100%

ORIGINAL PRINCIPAL  BALANCE:                $1,372,237       ANNUAL DEBT SERVICE:                $163,746
12/31/98 BALANCE:                           $1,364,549       MONTHLY PAYMENT:                    $ 13,645
BALANCE DUE AT MATURITY:                    $1,364,549       MATURITY DATE:                      4/08
ACCRUED UNPAID INTEREST:                    $  141,226

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed rate of 12%; requires payments of interest only until maturity.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER MATTERS: Prior to 12/15/98, the second mortgage loans consisted of a second mortgage note with a principal balance of $1,192,987 and an unsecured demand note with a principal balance of $179,250. On 12/15/98, the debtor restated and amended the notes and the debtor and the Exchange Partnership entered into a mortgage modification agreement. Pursuant to the arrangement, the Exchange Partnership agreed to set the maturity date on the demand note at the same maturity date as the second mortgage note, in exchange for the debtor's agreement to secure its repayment obligation on the demand note with a second mortgage on the Country Square Property.

COUNTRY SQUARE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:

Prudential Mortgage Capital Company, LLC         REPAYMENT SECURED BY:
100 Mulberry Street - 9th Floor                  First Mortgage on Country
Newark, NJ  07102-4069______________              Square Property

ORIGINAL PRINCIPAL BALANCE:    $1,600,000        ANNUAL DEBT SERVICE:   $133,068
11/1/98 BALANCE:               $1,592,633        MONTHLY PAYMENT:       $ 11,089
BALANCE DUE AT MATURITY:       $1,385,953        MATURITY DATE:         3/08

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.41%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.


                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    11/96               NUMBER OF UNITS SOLD:        2,400

NUMBER OF INVESTORS:    43                  PRICE PER UNIT:              $500

PAID IN CAPITAL:        $1,200,000          DATE OFFERING TERMINATED:    4/97

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to the investors until they have received a 12.5% non-cumulative return on their capital contributions; thereafter, investors and the GP share any remaining distributable cash during the fiscal year 50%/50%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 12.5% yearly cash-on-cash return, investors and the GP share any remaining net proceeds 50%/50%.


- --------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS
OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  103 Units
 valued at $10 per Unit (or $1,030)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
ESTIMATED DEFERRED TAXABLE GAIN FROM
EXCHANGE OFFERING (per $1,000 of Investors' original
investment):
Short Term Capital Gain (assuming 39% rate):            $36
Long Term Capital Gain (assuming 20% rate):             $19
- --------------------------------------------------------------------------------

                 (See Endnotes on Exchange Hybrid Partnerships)

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.
                         (GP: Baron Capital LXII, Inc.)


                        I. PARTNERSHIP PROPERTY INTERESTS

        The Partnership owns (i) a 41.1% limited partnership interest in a limited partnership which holds fee simple title to the Crystal Court Property-Phase I, (ii) an undivided interest in an unrecorded second mortgage loan secured by the Candlewood Property Phase II, (iii) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (iv) an unrecorded second mortgage loan secured by the Lake Sycamore Property (under development). The interest of the Exchange Partnership and other Exchange Partnerships in the Crystal Court Property and the respective second mortgage loans, terms of the respective first mortgage loan secured by the Candlewood Property, the Garden Terrace Property and the Lake Sycamore Property, and other information are described below.

1.  EQUITY INTEREST IN CRYSTAL COURT PROPERTY

NAME AND ADDRESS OF PROPERTY:

CRYSTAL COURT APARTMENTS - PHASE I                  YEAR COMPLETED:   1982
("Crystal Court Property")                          APPROX. ACREAGE:  4.5
1969 Crystal Court Drive
Lakeland, Florida  33801

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
   UNIT TYPE                   NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     1 BR                        64                          576                                 $379
- -------------------------------------------------------------------------------------------------------------------
     2 BR                         8                          864                                 $479
- -------------------------------------------------------------------------------------------------------------------
       Total                     72                       43,776
- -------------------------------------------------------------------

11/1/98 OCCUPANCY %:             94%      APPRAISED VALUE:                     $2,040,000
1997 AVG. MONTHLY OCCUPANCY %:   95%      APPRAISAL DATE:                      6/98
1996 AVG. MONTHLY OCCUPANCY %:   90%      11/1/98 FEDERAL INCOME TAX BASIS:    $1,673,788
1995 AVG. MONTHLY OCCUPANCY %:   91%      DEPRECIATION LIFE CLAIMED:           ___ yrs.
1994 AVG. MONTHLY OCCUPANCY %:   91%      REALTY TAX RATE (MILLAGE             21.508
1993 AVG. MONTHLY OCCUPANCY %:   95%      1997 PROPERTY TAX VALUE:             $1,240,680

================================================================================

CRYSTAL COURT FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                           REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809               First Mortgage on Crystal Court
Horsham, Pennsylvania  19044-0809               Property

ORIGINAL PRINCIPAL BALANCE:     $1,222,000     ANNUAL DEBT SERVICE:   $102,533
11/1/98 BALANCE:                $1,211,706     MONTHLY PAYMENT:       $  8,544
BALANCE DUE AT MATURITY:        $1,126,207     MATURITY DATE:         11/04

MORTGAGE  INTEREST/AMORTIZATION   PROVISIONS:  Fixed  interest  rate  of  7.50%;
amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted prior to 5/04; thereafter, may be prepaid subject to a yield maintenance fee payable until 6 months prior to maturity.

2.  CANDLEWOOD SECOND MORTGAGE LOAN

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:
CANDLEWOOD APARTMENTS - PHASE II                      YEAR COMPLETED:   1984
("Candlewood Property")                               APPROX. ACREAGE:  2.75
5901 Bryce Lane
Tampa, Florida  33615

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
   UNIT TYPE                   NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     Studio                       6                          288                                 $339
- -------------------------------------------------------------------------------------------------------------------
     1 BR                        26                          576                                 $439
- -------------------------------------------------------------------------------------------------------------------
     2 BR                         1                          864                                 $539
- -------------------------------------------------------------------------------------------------------------------
       Total                     33                       17,568
- -------------------------------------------------------------------

11/1/98 OCCUPANCY %:               94%      APPRAISED VALUE:       $  925,000
1997 AVG. MONTHLY OCCUPANCY %:     94%        Cost Approach:       $  926,000
1996 AVG. MONTHLY OCCUPANCY %:     95%        Income Approach:     $  922,000
1995 AVG. MONTHLY OCCUPANCY %:     93%        Market Approach:     $  932,000
1994 AVG. MONTHLY OCCUPANCY %:     94%      REPLACEMENT COST NEW:  $1,590,447
1993 AVG. MONTHLY OCCUPANCY %:     92%      APPRAISAL DATE:        1/98

PARTNERSHIP'S CANDLEWOOD SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Baron Strategic Investment Fund III, Ltd.                  PARTNERSHIP'S UNDIVIDED
(affiliate of Managing Shareholder)                                 % INTEREST IN SECOND MORTGAGE
                                                                    NOTE:                               100%

ORIGINAL PRINCIPAL  BALANCE:                          $75,500       ANNUAL DEBT SERVICE:                $9,060
12/31/98 BALANCE:                                     $75,500       MONTHLY PAYMENT:                    $  755
BALANCE DUE AT MATURITY:                              $75,500       MATURITY DATE:                      3/03
ACCRUED UNPAID INTEREST:                              $ 5,285

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed rate of 12%; requires payments of interest only until maturity.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund V, Ltd. ("Baron Fund V") and Baron Strategic Investment Fund VI, Ltd. ("Baron Fund VI") own separate second mortgage loans secured by the Candlewood Property. The original principal balance, aggregate 12/31/98 principal balance, and balance due at maturity in respect of Baron Fund V's and Baron Fund VI's loans are $21,000 (accrued unpaid interest of $1,890) and $68,000 (accrued unpaid interest of $4,760), respectively; the annual (and monthly) payments due them are $2,520 ($210) and $8,160 ($680), respectively. The other terms relating to Baron Fund V's and Baron Fund VI's loans are the same as stated herein in respect of the Exchange Partnership's loan.

OTHER MATTERS: Prior to 12/15/98, the Candlewood Second Mortgage Loan consisted of an unsecured demand note with a principal balance of $75,500. On 12/15/98, the debtor and the Exchange Partnership entered into a second mortgage agreement under which the debtor agreed to secure its repayment obligation on the note with a second mortgage on the Candlewood Property. At the same time, the debtor agreed to secure the loans in favor of Baron Fund V and Baron Fund VI with separate mortgages on the property. The lending parties have agreed to share the benefits of the second mortgages on a pari passu basis.

CANDLEWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Republic Bank                             REPAYMENT SECURED BY:
P.O. Box 33009                            First Mortgage on Candlewood  Property
St. Petersburg, Florida  33733-8009

ORIGINAL PRINCIPAL BALANCE:  $605,000     ANNUAL DEBT SERVICE:   $56,153
11/1/98 BALANCE:             $596,528     MONTHLY PAYMENT:       $ 4,679
BALANCE DUE AT MATURITY:     $533,678     MATURITY DATE:         2/03

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: Fixed interest rate of 7.79%; amortizes on a 25-year basis.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

3.  GARDEN TERRACE SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:
GARDEN TERRACE APARTMENTS - PHASE III
("Garden Terrace Property")                            YEAR COMPLETED:   1983
8725 Del Ray Court                                     APPROX. ACREAGE:  5.16
Tampa, Florida  33617
Orlando, Florida  32822

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
   UNIT TYPE                   NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     Studio                       8                          288                                 $344
- -------------------------------------------------------------------------------------------------------------------
     1 BR                        67                          576                                 $399
- -------------------------------------------------------------------------------------------------------------------
     2 BR                        16                          864                                 $530
- -------------------------------------------------------------------------------------------------------------------
       Total                     91                       54,720
- -------------------------------------------------------------------


11/1/98 OCCUPANCY %:             90%       APPRAISED VALUE:        $1,850,000
1997 AVG. MONTHLY OCCUPANCY %:   78%        Cost Approach:         $1,835,000
1996 AVG. MONTHLY OCCUPANCY %:   81%        Income Approach:       $1,782,000
1995 AVG. MONTHLY OCCUPANCY %:   86%        Market Approach:       $1,901,000
1994 AVG. MONTHLY OCCUPANCY %:   90%       REPLACEMENT COST NEW:   $4,297,897
1993 AVG. MONTHLY OCCUPANCY %:   89%       APPRAISAL DATE:         6/98

PARTNERSHIP'S GARDEN TERRACE SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Garden Terrace Apartments III, Ltd.                    PARTNERSHIP'S UNDIVIDED %
                                                                INTEREST IN SECOND MORTGAGE
                                                                LOANS:                                  25%
ORIGINAL PRINCIPAL  BALANCE:                     $310,442       ANNUAL DEBT SERVICE:                    $27,940
12/31/98 BALANCE:                                $310,442         (plus any participation interest)
BALANCE DUE AT MATURITY:                         $310,442       MONTHLY PAYMENT:                        $ 2,328
ACCRUED UNPAID INTEREST:                         $ 28,457       MATURITY DATE:                          1/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 2% as to $183,500 of principal if cash flow available (plus non-cumulative participation interest at the rate of 7% on the unpaid principal to the extent of available cash flow, plus additional participation interest equal to 30% of any remaining cash flow (payable only to holders of note referred to in (ii) below) and (ii) fixed interest rate of 9% as to $126,692 of principal, payable only from excess cash flow after payment of 2% minimum interest and 7% participation interest due on the note referred to in (i) above. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund VI, Ltd. ("Baron Fund VI") and Baron Strategic Investment Fund X, Ltd. ("Baron Fund X") own the remaining undivided 75% interest in the second mortgage loans secured by the Garden Terrace Property ("Garden Terrace Second Mortgage Loans"). The original principal balance, 12/31/98 principal balance, and balance due at maturity in respect of Baron Fund VI's and Baron Fund X's interest in the Garden Terrace Second Mortgage Loans is $248,353 (accrued unpaid interest of $12,418) and $682,972 (accrued unpaid interest of $62,606), respectively; the annual (and monthly) payments due them are $22,352 ($1,863) and $61,467 ($5,122), respectively. The other terms relating to Baron Fund VI's and Baron Fund X's interest in the Garden Terrace Second Mortgage Loans are the same as stated herein.

GARDEN TERRACE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Mellon Mortgage Company                        REPAYMENT SECURED BY:
1422 Euclid Ave., Suite 900                    First Mortgage Garden Terrace
Cleveland, Ohio  44115-2092                     Property

ORIGINAL PRINCIPAL BALANCE:   $1,010,000       ANNUAL DEBT SERVICE:     $96,047
11/1/98 BALANCE:              $  970,167       MONTHLY PAYMENT:         $ 8,004
BALANCE DUE AT MATURITY:      $  822,063       MATURITY DATE:           __5/05

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 8.31%; amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: May be prepaid beginning 4/99 with a 5% prepayment fee; the fee decreases 1% per year until maturity.

4.  LAKE SYCAMORE SECOND MORTGAGE LOAN

NAME AND ADDRESS OF  PROPERTY
SECURING MORTGAGE LOAN:

VILLAS AT LAKE SYCAMORE
("Lake Sycamore Property")
1911  Chaucer  Drive
Cincinnati, Ohio 45237

PARTNERSHIP'S SECOND MORTGAGE INTEREST:

The Partnership owns an unrecorded second mortgage note with a current principal balance of $243,500. Accrued unpaid interest on the note as of 12/31/98 is $21,915. The debtor is Sycamore Real Estate Development, L.P., an affiliate of the Managing Shareholder. The note bears interest at the fixed rate of 12% and matures on 12/03. The note is secured by a second mortgage on the Villas at Lake Sycamore, a 164 townhome property under construction on 22.44 acres in Cincinnati, Ohio. Each townhome has a rentable area per unit of approximately 1,325 square feet (or a total area of 217,300 square feet). Construction commenced in December 1997 and is expected to be completed in the last quarter of 2003. Each unit is expected to have an initial monthly rental rate in the range of $889 to $990. In July 1998, an independent Cincinnati appraisal firm estimated the "as is" value of the property at $1,080,000 and the value of the completed property to be $14,312,000 (assuming completion of the project as designed, full rent up and satisfactory environment-quality test).

Two other Exchange Partnerships, Baron Strategic Investment Fund, Ltd. and Baron Strategic Investment Fund VIII, Ltd., own separate second mortgage notes secured by the property with the same terms except that they are in the principal amounts of $230,000 and $98,000 (with accrued unpaid interest in the amounts of $20,700 and $9,800), respectively. The lending parties have agreed to share the benefits of the second mortgage on a pari passu basis.

LAKE SYCAMORE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Metropolitan Savings                          REPAYMENT SECURED BY:
8050 Hosbrook Road, Suite 408                 First Mortgage on Lake
Cincinnati, Ohio  45236                        Sycamore Property

ORIGINAL PRINCIPAL BALANCE: $2,000,000        ANNUAL DEBT SERVICE: Interest only
                            maximum approved  MONTHLY PAYMENT:     Interest only
11/1/98 BALANCE:            $   800,000       MATURITY DATE:       11/01
EXPECTED BALANCE
DUE AT MATURITY:            $2,000,000

MORTGAGE INTEREST/AMORTIZATION PROVISIONS: Adjustable interest rate equal to lender's prime rate plus 1% (currently 8.75%); requires payments of interest only until maturity.
PREPAYMENT PROVISIONS:  Prepayable without penalty.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:     6/97            NUMBER OF UNITS SOLD:       2,400

NUMBER OF INVESTORS:     51              PRICE PER UNIT:             $500

PAID IN CAPITAL:         $1,200,000      DATE OFFERING TERMINATED:   5/98

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to investors until they have received a 15% non-cumulative return on their capital contributions; the GP is then entitled to receive any remaining distributable cash during the fiscal year.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 15% yearly cash-on-cash return, investors and the GP share any remaining net proceeds 50%/50%.


- --------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS
OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  103 Units
 valued at $10 per Unit (or $1,030)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
ESTIMATED DEFERRED TAXABLE GAIN FROM
EXCHANGE OFFERING (per $1,000 of Investors' original
investment):
Short Term Capital Gain (assuming 39% rate):         $35
Long Term Capital Gain (assuming 20% rate):          $18
- --------------------------------------------------------------------------------

               (See Endnotes on the Exchange Hybrid Partnerships)

                     BARON STRATEGIC INVESTMENT FUND X, LTD.
                         (GP: Baron Capital LXIV, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

        The Partnership owns (1) a 43.5% limited partnership interest in a limited partnership which holds fee simple title to the Crystal Court Property-Phase I, (2) a 43% limited partnership interest in a limited partnership which holds fee simple title to the Pineview Property, (3) an undivided interest in two recorded second mortgage loans secured by the Garden Terrace Property-Phase III, and (4) an undivided interest in an unrecorded second mortgage loan secured by the Heatherwood Property-Phase II and in three unsecured loans associated with such property. The interest of the Exchange Partnership and other Exchange Partnerships in the the Crystal Court Property and the Pineview Property and the respective second mortgage loans, terms of the respective first mortgage loans secured by the Garden Terrace Property and the Heatherwood Property, and other information are described below.

1.  EQUITY INTEREST IN CRYSTAL COURT PROPERTY

NAME AND ADDRESS OF PROPERTY:

CRYSTAL COURT APARTMENTS - PHASE I                   YEAR COMPLETED:   1982
("Crystal Court Property")                           APPROX. ACREAGE:  4.5
1969 Crystal Court Drive
Lakeland, Florida  33801

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
   UNIT TYPE                   NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     1 BR                        64                          576                                 $379
- -------------------------------------------------------------------------------------------------------------------
     2 BR                         8                          864                                 $479
- -------------------------------------------------------------------------------------------------------------------
       Total                     72                       43,776
- -------------------------------------------------------------------

11/1/98 OCCUPANCY %:            94%    ESTIMATED APPRAISED VALUE:         $2,040,000
1997 AVG. MONTHLY OCCUPANCY %:  95%    APPRAISAL DATE:                    6/98
1996 AVG. MONTHLY OCCUPANCY %:  90%    11/1/98 FEDERAL INCOME TAX BASIS:  $1,673,788
1995 AVG. MONTHLY OCCUPANCY %:  91%    DEPRECIATION LIFE CLAIMED:         ___ yrs.
1994 AVG. MONTHLY OCCUPANCY %:  91%    REALTY TAX RATE (MILLAGE):         21.508
1993 AVG. MONTHLY OCCUPANCY %:  95%    1997 PROPERTY TAX VALUE:           $1,240,680

CRYSTAL COURT FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                           REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809               First Mortgage on Crystal Court
Horsham, Pennsylvania  19044-0809               Property

ORIGINAL PRINCIPAL BALANCE:   $1,222,000       ANNUAL DEBT SERVICE:   $102,533
11/1/98 BALANCE:              $1,211,706       MONTHLY PAYMENT:       $  8,544
BALANCE DUE AT MATURITY:      $1,126,207       MATURITY DATE:         11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.50%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted prior to 5/04; thereafter, may be prepaid subject to a yield maintenance fee payable until 6 months prior to maturity.

2.  EQUITY INTEREST IN PINEVIEW PROPERTY

NAME AND ADDRESS OF PROPERTY:
PINEVIEW APARTMENTS
("Pineview Property")                                  YEAR COMPLETED:   1988
4731 Pine Hills Road                                   APPROX. ACREAGE:  4.38
Orlando, Florida  32808

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
   UNIT TYPE                   NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     Studio                      26                          288                                 $399
- -------------------------------------------------------------------------------------------------------------------
     1 BR                        59                          576                                 $459
- -------------------------------------------------------------------------------------------------------------------
     2 BR                         6                          864                             $589-600
- -------------------------------------------------------------------------------------------------------------------
       Total                     91                       46,656
- -------------------------------------------------------------------

11/1/98 OCCUPANCY %:              95%      ESTIMATED APPRAISED VALUE:         $2,848,000
1997 AVG. MONTHLY OCCUPANCY %:    92%      APPRAISAL DATE:                    3/98
1996 AVG. MONTHLY OCCUPANCY %:    93%      11/1/98 FEDERAL INCOME TAX BASIS:  $1,747,499
1995 AVG. MONTHLY OCCUPANCY %:    90%      DEPRECIATION LIFE CLAIMED:         30 years
1994 AVG. MONTHLY OCCUPANCY %:    92%      REALTY TAX RATE (MILLAGE):         21.4657
1993 AVG. MONTHLY OCCUPANCY %:    91%      1997 PROPERTY TAX VALUE:           $1,384,273

PINEVIEW FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                         REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809             First Mortgage on Pineview Property
Horsham, Pennsylvania  19044-0809

ORIGINAL PRINCIPAL BALANCE:  $1,620,000      ANNUAL DEBT SERVICE:  $139,271
11/1/98 BALANCE:             $1,605,781      MONTHLY PAYMENT:      $ 11,606
BALANCE DUE AT MATURITY:     $1,493,008      MATURITY DATE:        11/04

MORTGAGE  INTEREST/AMORTIZATION   PROVISIONS:  Fixed  interest  rate  of  7.75%;
amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted prior to May 1, 2004; thereafter, may be prepaid subject to a yield maintenance fee payable until 6 months prior to maturity.


3.  HEATHERWOOD SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:
HEATHERWOOD APARTMENTS - PHASE II
("Heatherwood Property")                               YEAR COMPLETED:   1982
1105 North Hoagland Blvd.                              APPROX. ACREAGE:  2.26
Kissimmee, Florida  34741

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
     UNIT TYPE                 NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     Studio                      10                          288                                $519
- -------------------------------------------------------------------------------------------------------------------
     1 BR/1 Bath                 26                          576                                $599
- -------------------------------------------------------------------------------------------------------------------
     2 BR/1 Bath                  4                          864                                $599
- -------------------------------------------------------------------------------------------------------------------
     2BR/2 Bath                   1                          864                                $599
- -------------------------------------------------------------------------------------------------------------------
          Total                  41                       22,176
- -------------------------------------------------------------------

11/1/98 OCCUPANCY %:              98%       APPRAISED VALUE:        $1,285,000
1997 AVG. MONTHLY OCCUPANCY %:    97%         Cost Approach:        $1,188,000
1996 AVG. MONTHLY OCCUPANCY %:    93%         Income Approach:      $1,259,000
1995 AVG. MONTHLY OCCUPANCY %:    88%         Market Approach:      $1,312,000
1994 AVG. MONTHLY OCCUPANCY %:    91%       REPLACEMENT COST NEW:   $1,862,475
1993 AVG. MONTHLY OCCUPANCY %:    89%       APPRAISAL DATE:         3/98

PARTNERSHIP'S HEATHERWOOD SECOND MORTGAGE LOAN INTERESTS:

DEBTOR:  Heatherwood Apartments II, Ltd.                   PARTNERSHIP'S UNDIVIDED
(an affiliate of Managing Shareholder)                     % INTEREST IN LOANS:                      42%

AGGREG. ORIGINAL PRINCIPAL BALANCE:         $149,361       AGGREG. ANNUAL DEBT SERVICE:              $9,710
AGGREG. 11/1/98 BALANCE:                    $149,361         (plus any participation interest)
AGGREG. BALANCE DUE AT MATURITY:            $149,361       AGGREG. MONTHLY PAYMENT:                  $  809
AGGREG. ACCRUED UNPAID INTEREST:            $ 17,338       AGGREG. MATURITY DATE:                    10/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 6% as to $136,500 of principal (plus non-cumulative participation interest at the rate of 3% on the unpaid principal to the extent of available cash flow plus additional non-cumulative participation interest equal to 30% of any remaining available cash flow), (ii) adjustable interest rate of 1% over prime rate (currently 8.75%) as to $732 of principal, and (iii) fixed interest rate of 12% as to $12,310 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund VIII, Ltd. ("Baron Fund VIII") owns the remaining undivided 58% interest in the second mortgage loans secured by the Heatherwood Property and in the unsecured loans associated with the property ("Heatherwood Loans"). The aggregate original principal balance, aggregate 12/31/98 principal balance, and aggregate balance due at maturity in respect of Baron Fund VIII's interest in the Heatherwood Loans is $206,260 (no accrued unpaid interest); the aggregate annual (and monthly) payments due it are $13,408 ($1,117). The other terms relating to Baron Fund VIII's interest in the Heatherwood Loans are the same as stated herein.

OTHER MATTERS: The Heatherwood Loans consist of a second mortgage note secured by the Heatherwood Property with a principal balance $325,000 and unsecured loans in the aggregate principal amount of $24,121.

HEATHERWOOD FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
GMAC                                         REPAYMENT SECURED BY:
650 Dresher Road,  P.O. Box  809             First Mortgage on Heatherwood
Horsham, Pennsylvania  19044-0809             Property

ORIGINAL PRINCIPAL BALANCE:  $710,000        ANNUAL DEBT SERVICE:  $61,038
11/1/98 BALANCE:             $704,306        MONTHLY PAYMENT:      $ 5,087
BALANCE DUE AT MATURITY:     $655,856        MATURITY DATE:        11/04

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 7.75%; amortizes on a 30-year basis.

PREPAYMENT PROVISIONS: No prepayment permitted during the first four years of the loan term; thereafter, loan may be prepaid in whole subject to a prepayment premium in accordance with the following schedule: yield maintenance for the term of the loan, subject to a minimum of 1%, except that for the last six months of the loan term, it may be prepaid at par.

4.  GARDEN TERRACE SECOND MORTGAGE LOANS

NAME AND ADDRESS OF
PROPERTY SECURING MORTGAGES:
GARDEN TERRACE APARTMENTS - PHASE III
("Garden Terrace Property")                             YEAR COMPLETED:   1983
8725 Del Ray Court                                      APPROX. ACREAGE:  5.16
Tampa, Florida  33617
Orlando, Florida  32822

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
   UNIT TYPE                   NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     Studio                       8                          288                                 $344
- -------------------------------------------------------------------------------------------------------------------
     1 BR                        67                          576                                 $399
- -------------------------------------------------------------------------------------------------------------------
     2 BR                        16                          864                                 $530
- -------------------------------------------------------------------------------------------------------------------
       Total                     91                       54,720
- -------------------------------------------------------------------

11/1/98 OCCUPANCY %:              90%      APPRAISED VALUE:       $1,850,000
1997 AVG. MONTHLY OCCUPANCY %:    78%       Cost Approach:        $1,835,000
1996 AVG. MONTHLY OCCUPANCY %:    81%       Income Approach:      $1,782,000
1995 AVG. MONTHLY OCCUPANCY %:    86%       Market Approach:      $1,901,000
1994 AVG. MONTHLY OCCUPANCY %:    90%      REPLACEMENT COST NEW:  $4,297,897
1993 AVG. MONTHLY OCCUPANCY %:    89%      APPRAISAL DATE:        6/98

PARTNERSHIP'S GARDEN TERRACE SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Garden Terrace Apartments III, Ltd.                   PARTNERSHIP'S UNDIVIDED %
                                                               INTEREST IN SECOND MORTGAGE
                                                               LOANS:                                 55%
ORIGINAL PRINCIPAL  BALANCE:                     $682,972      ANNUAL DEBT SERVICE:
12/31/98 BALANCE:                                $682,972        (plus any participation interest)    $61,467
BALANCE DUE AT MATURITY:                         $682,972      MONTHLY PAYMENT:                       $ 5,122
ACCRUED UNPAID INTEREST:                         $ 82,606      MATURITY DATE:                         1/07

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: (i) Fixed interest rate of 2% as to $404,250 of principal if cash flow available (plus non-cumulative participation interest at the rate of 7% on the unpaid principal to the extent of available cash flow, plus additional participation interest equal to 30% of any remaining cash flow (payable only to holders of note referred to in (ii) below) and (ii) fixed interest rate of 9% as to $278,222 of principal, payable only from excess cash flow after payment of 2% minimum interest and 7% participation interest due on the note referred to in (i) above. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER SECOND MORTGAGES SECURED BY PROPERTY: Baron Strategic Investment Fund VI, Ltd. ("Baron Fund VI") and Baron Strategic Investment Fund IX, Ltd. ("Baron Fund IX") own the remaining undivided 45% interest in the second mortgage loans secured by the Garden Terrace Property ("Garden Terrace Second Mortgage Loans"). The original principal balance, 12/31/98 principal balance, and balance due at maturity in respect of Baron Fund VI's and Baron Fund IX's interest in the Garden Terrace Second Mortgage Loans is $248,353 (accrued unpaid interest of $12,418) and $310,442 (accrued unpaid interest of $28,457), respectively; the annual (and monthly) payments due them are $22,352 ($1,863) and $27,940 ($2,328), respectively. The other terms relating to Baron Fund VI's and Baron Fund IX's interest in the Garden Terrace Second Mortgage Loans are the same as stated herein.

GARDEN TERRACE FIRST MORTGAGE INFORMATION:

FIRST MORTGAGE HOLDER AND ADDRESS:
Mellon Mortgage Company                        REPAYMENT SECURED BY:
1422 Euclid Ave., Suite 900                    First Mortgage Garden Terrace
Cleveland, Ohio  44115-2092                     Property

ORIGINAL PRINCIPAL BALANCE:    $1,010,000      ANNUAL DEBT SERVICE:   $96,047
11/1/98 BALANCE:               $  970,167      MONTHLY PAYMENT:       $ 8,004
BALANCE DUE AT MATURITY:       $  822,063      MATURITY DATE:         __5/05

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 8.31%; amortizes on a 25-year basis.

PREPAYMENT PROVISIONS: May be prepaid beginning 4/99 with a 5% prepayment fee; the fee decreases 1% per year until maturity.

                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:    7/97                NUMBER OF UNITS SOLD:       2,400

NUMBER OF INVESTORS:    57                  PRICE PER UNIT:             $500

PAID IN CAPITAL:        $1,200,000          DATE OFFERING TERMINATED:   3/98

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is to be distributed to investors until they have received a 12.5% non-cumulative return on their capital contributions; thereafter investors and the GP will share any remaining distributable cash during the fiscal year 50%/50%.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: After investors have received an aggregate amount (including prior distributions) equal to their capital contributions plus an 12.5% yearly cash-on-cash return, investors and the GP share any remaining net proceeds 50%/50%.


- --------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS
OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  103 Units
 valued at $10 per Unit (or $1,030)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
ESTIMATED DEFERRED TAXABLE GAIN FROM
EXCHANGE OFFERING (per $1,000 of Investors' original
investment):
Short Term Capital Gain (assuming 39% rate):        $39
Long Term Capital Gain (assuming 20% rate):         $20
- --------------------------------------------------------------------------------

                 (See Endnotes on Exchange Hybrid Partnerships)

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.

                          (GP: Baron Capital IX, Inc.)

                        I. PARTNERSHIP PROPERTY INTERESTS

         The Exchange Partnership owns (1) a 31.7% limited partnership interest in a limited partnership which holds fee simple title to the Lamplight Property and (2) two unrecorded second mortgage loans secured by the Lamplight Property. The Lamplight Property, the partnership's equity and second mortgage interest in the property and other information are described below.


1.  EQUITY INTEREST IN LAMPLIGHT COURT PROPERTY

NAME AND ADDRESS OF PROPERTY:

LAMPLIGHT COURT APARTMENTS                         YEAR COMPLETED:         1973
("Lamplight Property")                             APPROXIMATE ACREAGE:    6.00
1600 S. Detroit
Bellefontaine, OH   43311

                                                UNIT MIX AND RENTAL RATES:
- -------------------------------------------------------------------------------------------------------------------
                                                      APPROX. RENTABLE                 APPROX. AVERAGE MONTHLY
      UNIT TYPE                NUMBER              AREA PER UNIT (Sq. Ft.)                   RENTAL RATE
- -------------------------------------------------------------------------------------------------------------------
     Studio                      12                          288                        5 unfurnished $339
                                                                                        7 furnished $359
- -------------------------------------------------------------------------------------------------------------------
     1 BR/1 Bath                 53                          576                               $369
- -------------------------------------------------------------------------------------------------------------------
     2 BR/1 Bath                 15                          864                               $499
- -------------------------------------------------------------------------------------------------------------------
       Total                     80                       46,944
- -------------------------------------------------------------------

11/1/98 OCCUPANCY %:              91%     ESTIMATED APPRAISED VALUE:          $2,183,000
1997 AVG. MONTHLY OCCUPANCY %:    87%       Cost Approach:                    $2,295,000
1996 AVG. MONTHLY OCCUPANCY %:    93%       Income Approach:                  $2,214,000
1995 AVG. MONTHLY OCCUPANCY %:    88%       Market Approach:                  $2,111,000
1994 AVG. MONTHLY OCCUPANCY %:    90%     APPRAISAL DATE:                     9/98
1993 AVG. MONTHLY OCCUPANCY %:    89%     11/1/98 FEDERAL INCOME TAX BASIS:   $1,704,052
REALTY TAX RATE (MILLAGE):      46.67     DEPRECIATION LIFE CLAIMED:          15.25 yrs.
                                          1997 PROPERTY TAX VALUE:            $518,000

LAMPLIGHT COURT FIRST MORTGAGE INFORMATION

FIRST MORTGAGE HOLDER AND ADDRESS:
Column Financial
3414 Peachtree Road N.E.
Suite 1140
Atlanta, Georgia  30326

ORIGINAL PRINCIPAL BALANCE:   $1,400,000       ANNUAL DEBT SERVICE:  $141,445
11/1/98 BALANCE:              $1,368,976       MONTHLY PAYMENT:      $ 11,787
BALANCE DUE AT MATURITY:      $1,158,349       MATURITY DATE:        11/06

MORTGAGE INTEREST/ AMORTIZATION PROVISIONS: Fixed interest rate of 9.04%; amortizes on a 25-year basis.
PREPAYMENT PROVISIONS: No prepayment permitted during the first five years of the loan; thereafter, may be prepaid in whole; provided that during the sixth and seventh years of the loan, lender is paid a prepayment fee equal to the greater of one percent of the outstanding loan balance or yield maintenance.

2.  PARTNERSHIP'S LAMPLIGHT COURT SECOND MORTGAGE LOAN INTEREST:

DEBTOR:  Independence Village, Ltd.                     PARTNERSHIP'S UNDIVIDED %
(affiliate of Managing Shareholder)                     INTEREST IN SECOND MORTGAGE
                                                        NOTES:                          100%

AGGREG. ORIGINAL PRINCIPAL  BALANCE:     $678,302       AGGREG. ANNUAL DEBT SERVICE:    $60,634
AGGREG. 12/31/98 BALANCE:                $678,302       AGGREG. MONTHLY PAYMENT:        $ 5,053
AGGREG. BALANCE DUE AT MATURITY:         $678,302       MATURITY DATE:                  12/06
AGGREG. ACCRUED UNPAID INTEREST          $114,171

MORTGAGE INTEREST AND AMORTIZATION PROVISIONS: (i) Adjustable interest rate of 1% over prime rate (currently 8.75%) as to $585,000 of principal, and (ii) fixed interest rate of 12% as to $93,302 of principal. The loans require payments of interest only until maturity.

PREPAYMENT PROVISIONS:  Prepayable without penalty.

OTHER MATTERS: Prior to 12/15/98, the Lamplight Court Second Mortgage Loans consisted of a second mortgage note with a principal balance of $585,000 and an unsecured demand note with a principal balance of $93,302. On 12/15/98, the debtor and the Exchange Partnership entered into a mortgage modification agreement under which the Exchange Partnership agreed to set the maturity date on the demand note at 12/06, the same maturity date as the second mortgage note, in exchange for the agreement of the debtor to secure its repayment obligations on the demand note with a second mortgage on the Lamplight Court Property.


                 II. PARTNERSHIP INVESTMENT PROGRAM INFORMATION

DATE OFFERING BEGAN:     4/96           NUMBER OF UNITS SOLD:        700

NUMBER OF INVESTORS:     27             PRICE PER UNIT:              $1,000

PAID IN CAPITAL:         $700,000       DATE OFFERING TERMINATED:    11/96

ALLOCATION OF DISTRIBUTABLE CASH: Each fiscal year, all distributable cash is distributed to the investors until they have received a 10% non-cumulative return on their capital contributions; thereafter, the GP is entitled to receive any remaining distributable cash during the fiscal year.

ALLOCATION OF NET PROCEEDS FROM PROPERTY SALE OR REFINANCING: All net proceeds are allocated to investors until the entire principal amount of the Lamplight Court Second Mortgage Loans has been repaid; then 31.7% of up to $350,000 of any remaining net proceeds to the investors; and any balance to the GP.


- --------------------------------------------------------------------------------
NUMBER OF OPERATING PARTNERSHIP UNITS
OFFERED IN EXCHANGE OFFERING
(per $1,000 of Investors' original investment):  112 Units
 valued at $10 per Unit (or $1,120)
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
ESTIMATED DEFERRED TAXABLE GAIN FROM
EXCHANGE OFFERING (per $1,000 of Investors' original
investment):
Short Term Capital Gain (assuming 39% rate):         $124
Long Term Capital Gain (assuming 20% rate):          $ 64
- --------------------------------------------------------------------------------

                 (See Endnotes on Exchange Hybrid Partnerships)

Endnotes to Exchange Hybrid Partnerships:

1. For purposes of the Exchange Offering, the value of each Exchange Hybrid Partnership (to the extent of its mortgage interest in properties and other debt interests) has been based upon the current principal balance of such debt interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building) and the debtor's repayment history and current net equity interest in such property. The value of each Exchange Hybrid Partnership (to the extent of its direct or indirect equity interest in properties) is based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

2. The second mortgage interests held by the Exchange Partnership and the first mortgage loans identified are not insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise insured or guaranteed. Repayment of each of the loans indicated is non-recourse beyond the underlying property and/or other assets of the particular debtor.

3. In the opinion of the Managing Shareholder, each residential apartment property identified is in good overall condition and is suitable and adequate for the purpose for which it was built.

4. Each property is subject to significant competition from other residential apartment properties in its general vicinity.

5. In the opinion of the Managing Shareholder, each property is covered by insurance of the types and amounts which are comparable for similar properties located in its general vicinity.

6. Each property is a residential apartment property (other than Glen Lake Arms Apartments, which are short-term corporate residential units) which generally leases units to tenants under lease agreements with terms of one year or less which are common in the industry.

7. For purposes of determining the appraised value of the Exchange Partnership, the estimated appraised value of the property interest owned by the Partnership and replacement cost new of each property was determined by a qualified and licensed independent appraisal firm. See the Prospectus at "THE EXCHANGE OFFERING - Exchange Property Appraisals."

8. The overall depreciable life of each property is 27.5 years; depreciation is determined using the straight-line method.

9. Based on certain factual representations made by the Operating Partnership and on certain conditions specified at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," special tax counsel to the Operating Partnership has opined that Offerees who accept the Exchange Offering will not incur any immediate tax liability for any taxable gain in connection with such transaction. Any such tax liability will be deferred until a later date. The schedule at "Estimated Deferred Taxable Gain from Exchange Offering (per $1,000 of Investors' original investment)" indicates the amount of taxable gain each Offeree who accepts the Exchange Offering will defer in connection with such transaction per each $1,000 of his original investment.

                                    EXHIBIT C

                       FINANCIAL STATEMENTS OF THE TRUST,
                          THE OPERATING PARTNERSHIP AND
                            THE MANAGING SHAREHOLDER

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
BARON CAPITAL TRUST

    REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS .................... C-2

    FINANCIAL STATEMENTS

        February 3, 1998 Balance Sheet (audited) .......................... C-3
        Notes ............................................................. C-4
        September 30, 1998 and from Commencement of Operations
            (February 3, 1998) through September 30, 1998 (unaudited)
            Condensed Balance Sheet ....................................... C-5
            Condensed  Statement of Operations ............................ C-6
            Condensed Statement of Shareholders' Equity ................... C-7
            Condensed Statement of Cash Flows ............................. C-8
            Notes ......................................................... C-9
            Pro forma Balance Sheet (minimum/maximum Exchange Offering) ... C-13 Pro forma Statement of Operations (maximum Exchange Offering) . C-14

BARON CAPITAL PROPERTIES, L.P.

    REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS .................... C-15

    FINANCIAL STATEMENTS

        February 3, 1998 Balance Sheet (audited) .......................... C-16
        Notes ............................................................. C-17
        September 30, 1998 and from Commencement of Operations
            (February 3, 1998) through September 30, 1998 (unaudited)
            Condensed Balance Sheet ....................................... C-18
            Condensed Statement of Operations ............................. C-19
            Condensed Statement of Partners' Capital ...................... C-20
            Condensed Statement of Cash Flows ............................. C-21
            Notes ......................................................... C-21
            Pro forma Balance Sheet (maximum Exchange Offering) ........... C-22
            Pro forma Balance Sheet (minimum Exchange Offering) ........... C-24
            Pro forma Statement of Operations (maximum Exchange Offering) . C-23 Pro forma Statement of Operations (minimum Exchange Offering) . C-25

BARON ADVISORS, INC

    REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS .................... C-26

    FINANCIAL STATEMENTS

        February 28, 1998 Balance Sheet (audited) ......................... C-27
        Notes ............................................................. C-28
        September 30, 1998 Balance Sheet (unaudited) ...................... C-29
        Notes ............................................................. C-30

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Trustees and Shareholders
Baron Capital Trust
Cincinnati, Ohio


We have audited the accompanying balance sheet of Baron Capital Trust (the "Trust") as of February 3, 1998. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Baron Capital Trust as of February 3, 1998 in conformity with generally accepted accounting principles.


                              RACHLIN COHEN & HOLTZ

Miami, Florida
March 20, 1998

                               BARON CAPITAL TRUST

                                  BALANCE SHEET

                                FEBRUARY 3, 1998


                                     ASSETS

Current Assets:
   Cash                                                                     $100
                                                                            ====

                              SHAREHOLDERS' EQUITY

Shareholders' Equity:
   Common shares, no par value; 25,000,000 shares
      authorized; none issued and outstanding                               $ --
   Additional paid-in-capital                                                100
                                                                            ----
                                                                            $100
                                                                            ====

                       See notes to financial statements.

                               BARON CAPITAL TRUST

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 3, 1998




NOTE 1. ORGANIZATION

     Baron Capital Trust (the "Trust") was organized as a business trust in Delaware on July 31, 1997. The Trust and its affiliate, Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware limited partnership, constitute an integrated real estate company which has been organized to indirectly acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets.

     The Managing Shareholder of the Trust is Baron Advisors, Inc., a Delaware corporation which will manage the operations of the Trust and the Operating Partnership subject to the supervisory authority of the Board of the Trust over the activities of the Trust and the Operating Partnership and the Board's prior approval authority in respect of certain actions of the Trust and the Operating Partnership specified in the Declaration of Trust of the Trust.

     The Trust's Declaration authorizes it to issue up to 25,000,000 shares of beneficial interest, no par value per share, consisting of common shares and of preferred shares of such classes with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Managing Shareholder may create and authorize from time to time in accordance with Delaware law and the Declaration. Prior to the proposed offering referred to below, there were no shares outstanding.

     The Trust commenced operations on February 3, 1998, at which time it received its initial capital contribution.

NOTE 3. PROPOSED PUBLIC OFFERING

     The Trust is proposing to offer, in an initial public offering, a maximum of 2,500,000 common shares of beneficial interest in the Trust at $10 per common share, which is payable in full upon subscription, for proposed total gross proceeds of $25,000,000. Funds received will be held in escrow until the minimum of 50,000 common shares is sold. All of the common shares to be issued or sold by the Trust in the offering will be tradable without restriction under the Securities Act, but will be subject to certain restrictions designed to permit the Trust to qualify and maintain its status as a Real Estate Investment Trust under the Internal Revenue Code.

                              BARON CAPITAL TRUST
                             CONDENSED BALANCE SHEET
                               September 30, 1998
                                   (UNAUDITED)


                                     ASSETS

Investment in Baron Capital Properties, L.P.                        $ 2,293,432
Cash                                                                    291,387
Cash held in escrow                                                      16,300
Other Receivables                                                           400
                                                                    -----------

          Total assets                                              $ 2,601,519
                                                                    ===========



                      LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
          Accounts payable and accrued liabilities:
                 Managing shareholder                                      --
                 Commissions                                               --
                                                                    -----------
                                                                           --
                                                                    -----------

Shareholders' Equity:
          Common shares, no par value; 25,000,000 shares              3,476,228
          authorized; 379,496 shares issued and outstanding,
          a change of 186,373 shares
          Deficit                                                      (874,709)
                                                                    -----------
                                                                      2,601,519
                                                                    -----------

          Total liabilities and shareholders' equity                $ 2,601,519
                                                                    ===========



                        See notes to financial statements

                               BARON CAPITAL TRUST
                        CONDENSED STATEMENT OF OPERATIONS
                         FROM COMMENCEMENT OF OPERATIONS
                    (FEBRUARY 3, 1998) TO SEPTEMBER 30, 1998
                                   (UNAUDITED)


                                                                        From Commencement
                                                                          of Operations
                                                                      (February 3, 1998) To
                                                                       September 30, 1998
                                                                       ------------------
Revenue:
        Interest Income                                                     $   1,064


Costs and Expenses:
        Advisory and investment fees - managing shareholder                   182,110
        General and administrative expenses                                    13,855
                                                                            ---------
               Total costs and expenses                                       195,965
                                                                            ---------


Net Loss from Investment in Baron Capital Properties, LP                     (679,808)
                                                                            ---------

Net Loss                                                                    $(874,709)
                                                                            =========

Net Loss per Common Share                                                   $   (2.25)
                                                                            =========



                        See notes to financial statements

                               BARON CAPITAL TRUST
                   CONDENSED STATEMENT OF SHAREHOLDERS' EQUITY
    FROM COMMENCEMENT OF OPERATIONS (FEBRUARY 3, 1998) TO SEPTEMBER 30, 1998
                                   (UNAUDITED)


                                      Common Stock
                               -------------------------
                                  Shares        Amount        Deficit         Total
                               -----------   -----------    -----------    -----------
Initial Capital Contribution          --     $       100    $      --      $       100

Issuance of Common Shares          379,496     3,491,362           --        3,491,362

Return of Capital                     --         (15,234)          --          (15,234)

Net Loss                              --            --         (874,709)   $  (874,709)
                               -----------   -----------    -----------    -----------

Balance, September 30, 1998        379,496   $ 3,476,228    $  (874,709)   $ 2,601,519
                               ===========   ===========    ===========    ===========



                        See notes to financial statements

                               BARON CAPITAL TRUST
                        CONDENSED STATEMENT OF CASH FLOWS
    FROM COMMENCEMENT OF OPERATIONS (FEBRUARY 3, 1998) TO SEPTEMBER 30, 1998
                                   (UNAUDITED)


Cash Flows from Operating Activities:
    Net loss                                                        $  (874,709)
    Adjustments to reconcile net loss to net cash
       provided by operating activities:
            Increase in accounts payable and accrued liabilities,          --
                managing shareholder
    Increase in accounts receivable                                        (400)
                                                                    -----------
                   Net cash used in operating activities               (875,109)
                                                                    -----------

Cash Flows from Investing Activities:
    Investment in Baron Capital Properties, L.P.                     (2,293,432)
                                                                    -----------

Cash Flows from Financing Activities:
    Proceeds from issuance of common shares                           3,476,228
    Accrued comm in connection with issuance of common shares              --
    Cash held in escrow                                                 (16,300)
                                                                    -----------
                   Net cash provided by financing activities          3,459,928
                                                                    -----------

Net Increase in Cash                                                    291,387

Cash, Beginning                                                            --
                                                                    -----------

Cash, Ending                                                        $   291,387
                                                                    ===========





                        See notes to financial statements

                               BARON CAPITAL TRUST

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                                   (UNAUDITED)

NOTE 1. ORGANIZATION

     Baron Capital Trust (the "Trust") was organized as a business trust in Delaware on July 31, 1997. The Trust and its affiliate, Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware limited partnership, constitute an integrated real estate company which has been organized to indirectly acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets.

     The Managing Shareholder of the Trust is Baron Advisors, Inc., a Delaware corporation which will manage the operations of the Trust and the Operating Partnership subject to the supervisory authority of the Board of the Trust over the activities of the Trust and the Operating Partnership and the Board's prior approval authority in respect of certain actions of the Trust and the Operating Partnership specified in the Declaration of Trust of the Trust.

     The Trust's Declaration authorizes it to issue up to 25,000,000 shares of beneficial interest, no par value per share, consisting of common shares and of preferred shares of such classes with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Managing Shareholder may create and authorize from time to time in accordance with Delaware law and the Declaration. Prior to the proposed offering referred to below, there were no shares outstanding.

     The Trust commenced operations on February 3, 1998, at which time it received its initial capital contribution. As a result, the statements of operations and cash flows have been presented for the period from commencement of operations (February 3, 1998) to September 30, 1998.

NOTE 2. BASIS OF PRESENTATION

     The accompanying unaudited financial statements as of September 30, 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the rules and regulations of the Securities and Exchange Commission. In the opinion of management, these condensed financial statements reflect all adjustments, which, in the opinion of management, are necessary for a fair presentation of financial position as of September 30, 1998 and results of operations and cash flows for the period from commencement of operations (February 3, 1998) to September 30, 1998. All such adjustments are of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year.

                               BARON CAPITAL TRUST

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

                                   (UNAUDITED)


NOTE 3. PUBLIC OFFERING

     In May 1998, the Trust commenced an initial public offering of a maximum of 2,500,000 common shares of beneficial interest in the Trust at $10 per common share, which is payable in full upon subscription, for total maximum gross proceeds of $25,000,000. Funds were held in escrow until the minimum of 50,000 common shares were sold. All of the common shares issued or sold by the Trust in the offering are tradable without restriction under the Securities Act, but are subject to certain restrictions designed to permit the Trust to qualify and maintain its status as a Real Estate Investment Trust under the Internal Revenue Code.

     In connection with this public offering, the Trust issued and had outstanding 379,496 shares through September 30, 1998 for proceeds of
     $3,476,228, net of related costs (primarily commissions). Of the net proceeds received, the Trust invested $2,973,240 in Baron Capital Properties, L.P. of which the Trust is the sole general partner and a limited partner (the "Operating Partnership").


NOTE 4. RELATED PARTY TRANSACTIONS

     Trust Management Agreement

     The Trust has entered into a Trust Management Agreement with Baron Advisors, Inc., the Managing Shareholder of the Trust (the "Managing Shareholder") under which the Managing Shareholder is obligated to provide management, administrative and investment advisory services to the Trust from the commencement of the Cash Offering (see Note 3). The Trust Management Agreement is subject to approval by the Board of the Trust. The services to be rendered include, among other things, communicating with and reporting to Investors, administering accounts, providing to the Trust of office space, equipment and facilities and other services necessary for the Trust's operation, and representing the Trust in its relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required. The Managing Shareholder is also responsible for determining which real estate investments and non-real estate investments (including the temporary investment of the Trust's available funds prior to their commitment to particular real estate investments) the Trust will make and for making divestment decisions, subject to the provisions of the Declaration of Trust.

     The Trust will reimburse the Managing Shareholder on a monthly basis during the term of the Trust Management Agreement for its operating expenses relating to the business of the Trust and the Operating Partnership, in an aggregate amount up to 1% of the gross proceeds of the Cash Offering plus 1% of the initial value of Units issued in connection with the Operating Partnership's proposed Exchange Offering (annual maximum $500,000). The Managing Shareholder in its sole discretion may elect to receive payment for its services in the form of common shares with an equivalent value.

                               BARON CAPITAL TRUST

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

                                   (UNAUDITED)


NOTE 4. RELATED PARTY TRANSACTIONS (Continued)

     Trust Management Agreement (Continued)

     The Trust Management Agreement has an initial term of one year and may be extended on a year-to-year basis on approval of (i) the Board or a Majority of the Shareholders entitled to vote on such matter or (ii) a majority of the Independent Trustees. The Independent Trustees have responsibility for determining that compensation payable to the Managing Shareholder under the Trust Management Agreement is reasonable. The agreement may be terminated without cause or penalty at any time on 60 days' prior notice by a majority of the Independent Trustees, by a Majority of the Shareholders entitled to vote on such matter or by the Managing Shareholder.

     Fees incurred under the Trust Management Agreement amounted to approximately $37,950 from commencement of operations (February 3, 1998) to September 30, 1998, of which approximately $1,528 were unpaid and accrued at September 30, 1998.

NOTE 5. MATERIAL SUBSEQUENT EVENTS AND CONTINGENCIES

     In October 1998, the Operating Partnership acquired an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath, the founder and Chief Executive Officer of the Trust and the Operating Partnership, sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as the managing general partner of the Alexandria Partnership. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     In September 1998, the Trust entered in an agreement with three real estate development companies to acquire two luxury residential apartment properties in the development stage upon the completion of construction. The development companies are controlled by Mr. McGrath. The properties will have a total of 652 units, comprised of one, two and three bedroom/one or two bathroom apartments. Construction on one of the properties, located in Louisville, Kentucky, is expected to be completed prior to the end of 2000, and construction of the other property, located in Burlington, Kentucky (part of the Cincinnati metropolitan

                               BARON CAPITAL TRUST

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Continued)

                                   (UNAUDITED)

     area), is expected to be completed by the end of 2001. The aggregate purchase price for the two properties is in the range of approximately $41,000,000 to $43,000,000.

     In connection with the transaction, the Trust agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term bank construction loans with an aggregate principal amount of up to $36,000,000 to be made to the development companies in connection with the development and construction of the two apartment properties and an 111,000 square foot shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days.

                               BARON CAPITAL TRUST
                             PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)

                                                                                                 Pro forma             Pro forma
                                                                                                  Maximum               Minimum
                                                                                             Exchange Offering     Exchange Offering
                                                                                            ----------------------------------------
                                          ASSETS
Investment in Baron Capital Properties,                                                        $ 2,875,309              $ 2,764,436
  L.P
Cash                                                                                               291,384                  291,384
Cash held in escrow                                                                                 16,300                   16,300
Other receivables                                                                                      400                      400
                                                                                               ------------------------------------
Total assets                                                                                   $ 3,183,393              $ 3,072,520
                                                                                               ====================================

                                    LIABILITIES AND
                                 SHAREHOLDERS' EQUITY
Liabilities:
   Accounts payable and accrued liabilities:                                                   $        --              $        --
      Managing shareholder                                                                              --                       --
      Commissions                                                                                       --                       --
                                                                                               ------------------------------------
Total liabilities                                                                                       --                       --
                                                                                               ------------------------------------

Shareholders' Equity
   Common shares, no par value; 25,000,000
    shares authorized, 379,496 shares issued
    and outstanding, a change of 186,373 shares                                                  3,476,228                3,476,228
   Deficit                                                                                        (292,835)                (403,708)
                                                                                               ------------------------------------
                                                                                               $ 3,183,393              $ 3,072,520
                                                                                               ------------------------------------
Total liabilities and shareholders' equity                                                     $ 3,183,393              $ 3,072,520
                                                                                               ====================================

- ----------

The table above sets forth a pro forma balance sheet (based on a maximum and minimum Exchange Offering) for the Trust as of September 30, 1998 based on the Trust's assumed percentage ownership interest in the Operating Partnership. The pro forma data is presented as if at September 30,1998: (i) the Operating Partnership had owned the Acquired Properties and had issued all 2,500,000 Units being offered, in the case of the maximum Exchange Offering, and had issued only 600,000 Units, in the case of the minimum Exchange Offering, and (ii) the Trust had owned approximately 11.5% of the assumed outstanding Units, in the case of the maximum Exchange Offering, and approximately 31.9%, in the case of the minimum Exchange Offering (calculated taking into account the number of Units (379,496) the Trust had acquired from the Operating Partnership with the net proceeds of the Trust's Cash Offering as of September 30, 1998 in relation to the number of assumed outstanding Units that would have been held by recipients of Units in the Exchange Offering and the Original Investors.

The financial information shown should be read in conjunction with the discussion set forth in "INITIAL REAL ESTATE INVESTMENTS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," and all of the financial statements included elsewhere in this Prospectus. The pro forma financial information is not necessarily indicative of what the actual financial position of the Trust would have been as of the date indicated, nor does it purport to represent the future financial position for future periods.

                               BARON CAPITAL TRUST
                        PRO FORMA STATEMENT OF OPERATIONS
                         FROM COMMENCEMENT OF OPERATIONS
                    (FEBRUARY 3, 1998) TO SEPTEMBER 30, 1998
                                   (UNAUDITED)

                                                                                                Pro forma              Pro forma
                                                                                                 Maximum                Minimum
                                                                                            Exchange Offering      Exchange Offering
                                                                                            ----------------------------------------
Revenue
   Interest income                                                                             $   1,064              $   1,064

Costs and Expenses
   Advisory and investment fees - managing shareholder                                           182,110                182,110
   General and administrative expenses                                                            13,855                 13,855
                                                                                               --------------------------------
      Total costs and expenses                                                                   195,965                195,965
                                                                                               --------------------------------

Net loss from investment in Baron Capital Properties, L.P.                                       (97,934)              (208,807)
                                                                                               --------------------------------

Net Loss                                                                                       $(292,835)             $(403,708)
                                                                                               ================================

- ----------

The table above sets forth a pro forma statement of operations (based on a maximum and minimum Exchange Offering) for the Trust from February 3. 1998 (the commencement of operations) through September 30, 1998 based on the Trust's assumed percentage ownership interest in the Operating Partnership. The pro forma data is presented as if at the beginning of the indicated period: (i) the Operating Partnership had owned the Acquired Properties and had issued all 2,500,000 Units being offered, in the case of the maximum Exchange Offering, and had issued only 600,000 Units, in the case of the minimum Exchange Offering, and
(ii) the Trust had owned approximately 11.5% of the assumed outstanding Units, in the case of the maximum Exchange Offering, and approximately 31.9%, in the case of the minimum Exchange Offering (calculated taking into account the number of Units (379,496) the Trust had acquired from the Operating Partnership with the net proceeds of the Trust's Cash Offering as of September 30, 1998 in relation to the number of assumed outstanding Units that would have been held by recipients of Units in the Exchange Offering and the Original Investors.

The financial information shown should be read in conjunction with the discussion set forth in "INITIAL REAL ESTATE INVESTMENTS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," and all of the financial statements included elsewhere in this Prospectus. The pro forma financial information is not necessarily indicative of what the results of operations of the Trust would have been for the period indicated, nor does it purport to represent the results of operations for future periods.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Partners
Baron Capital Properties. L.P.
Cincinnati, Ohio


We have audited the accompanying balance sheet of Baron Capital Properties, L.P. (the "Partnership") as of February 3, 1998. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Baron Capital Properties, L.P. as of February 3, 1998 in conformity with generally accepted accounting principles.


                                               RACHLIN COHEN & HOLTZ

Miami, Florida
March 20, 1998

                         BARON CAPITAL PROPERTIES, L.P.

                                  BALANCE SHEET

                                FEBRUARY 3, 1998


                                     ASSETS

Current Assets:
   Cash                                                                  $50,000
                                                                         =======



                                PARTNERS' CAPITAL

Partners' Capital:
   General partner                                                       $    --
   Limited partners                                                       50,000
                                                                         -------
                                                                         $50,000
                                                                         =======

                       See notes to financial statements.

                         BARON CAPITAL PROPERTIES, L.P.

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 3, 1998

NOTE 1. ORGANIZATION

     Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware limited partnership, is the operating partner of Baron Capital Trust (the "Trust"). Together, both the Trust and Operating Partnership constitute an integrated real estate company which has been organized to indirectly acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. As of the date of this report, only two units of limited partnership interest in the Operating Partnership had been issued. One unit was issued to each of Gregory K. McGrath and Robert S. Geiger, its formative limited partners and founders of the Trust and the Operating Partnership.

     The operations of the Trust will be carried on through the Operating Partnership. Substantially all of the Trust's assets (including the property interests acquired) will be held by, and its operations conducted through, the Operating Partnership. As its sole general partner, the Trust will control the Operating Partnership as well as hold units representing an economic interest in the Operating Partnership. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of properties in which it acquires an interest.

     In its proposed exchange offering, the Operating Partnership intends to issue up to 2,500,000 units of limited partnership interest ("Units") in exchange for limited partnership interests owned by limited partners in real estate limited partnerships which own direct or indirect equity or debt interests in residential apartment properties. Holders of Units ("Unitholders") will have the right, exercisable at any time, to exchange all or a portion of their Units into an equivalent number of Common Shares of beneficial interest in the Trust. Generally, this exchange right may be exercised by a Unitholder by delivering notice to the Trust at least 10 days prior to such exchange. Upon the exchange, the Operating Partnership will immediately cancel the Units and issue to the Trust an equivalent number of new Units. The Trust, at its option, may satisfy a Unitholder's exchange right by acquiring on the specified exchange date the Units at a price equal to the average of the daily market price for the 10 consecutive trading days immediately preceding the date the Trust receives the exchange notice.

     The Trust, as general Partner of the Operating partnership, is authorized to cause the Operating Partnership to issue additional limited partnership interests in the Operating Partnership for any purpose of the Operating Partnership at any time to such persons and on such terms and conditions as may be determined by the Trust in its sole and absolute discretion. Since Units are exchangeable by Unitholders into an equivalent number of Common Shares of the Trust, the maximum number of Units that may be issued by the Operating Partnership is limited to the number of authorized Shares of the Trust, which is 25,000,000.

     In  exchange  for  a  cash  capital  contribution  paid  to  the  Operating
     Partnership, in May 1988, each of its founders, Gregory K. McGrath and Robert S. Geiger, was issued an amount of Units which are exchangeable (subject to certain escrow restrictions) into 9.5% of the Common Shares of the Trust (up to 1,202,160 Common Shares) outstanding as of the earlier to occur of the completion of the exchange offering and the cash public offering to be made by the Trust or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares.

     Mr. McGrath and Mr. Geiger have deposited their Units into an escrow account with American Stock Transfer & Trust Company. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Trust's public offering of Common Shares (the "Cash Offering"), provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The Trust and the Operating Partnership will consider these escrowed shares as being outstanding for purposes of calculating basic earnings per share in the financial statements. To the extent that these shares are considered compensatory, the implicit compensation will be recognized over the six-year period represented by the minimum release provisions of the escrow agreement. Because the release of the shares from escrow is not dependent upon the achievement of any specified level of profits, no accounting measurement is anticipated to be given the release of the shares from escrow. As indicated above, the compensation will be amortized over the shortest period of the release.

                         BARON CAPITAL PROPERTIES, L.P.
                             CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)



                                     ASSETS

Investment in real estate limited partnerships                        $2,260,150
Investment in limited partnership interests                              341,280
Cash                                                                     183,459
Prepaid expenses and other assets                                         52,500
Other receivables                                                        126,948
Property and equipment                                                   106,358
                                                                      ----------
          Total assets                                                $3,070,695
                                                                      ==========



                      LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
          Note payable                                                   575,000
          Other accrued liabilities                                      102,263
                                                                      ----------
                                                                         677,263
                                                                      ----------

Partners' Capital
          General partner                                             $     --
          Limited partners, 25,000,000 units authorized:
                 472,309 units issued and outstanding                  2,393,432
                                                                      ----------
                                                                       2,393,432
                                                                      ----------

          Total liabilities and shareholders' equity                  $3,070,695
                                                                      ==========




                        See notes to financial statements

                         BARON CAPITAL PROPERTIES, L.P.
                        CONDENSED STATEMENT OF OPERATIONS
    FROM COMMENCEMENT OF OPERATIONS (FEBRUARY 3, 1998) TO SEPTEMBER 30, 1998
                                   (UNAUDITED)

                                                             From Commencement
                                                               of Operations
                                                           (February 3, 1998) To
                                                             September 30, 1998
                                                             ------------------
Revenue:
          Interest Income                                          $     712
          Income from real estate                                     21,644
                                                                   ---------
                                                                      22,356
                                                                   ---------


Costs and Expenses:
          Personnel                                                $ 237,815
          Professional services                                      119,900
          Managed properties expenses                                259,042
          Other general and administrative expenses                   85,407
                                                                   ---------
                   Total costs and expenses                          702,164
                                                                   ---------

Net Loss                                                           $(679,808)
                                                                   =========






                        See notes to financial statements

                         BARON CAPITAL PROPERTIES, L.P.
                    CONDENSED STATEMENT OF PARTNERS' CAPITAL
    FROM COMMENCEMENT OF OPERATIONS (FEBRUARY 3, 1998) TO SEPTEMBER 30, 1998
                                   (UNAUDITED)


                                                              General        Limited
                                                              Partner       Partners        Total
                                                            -----------   -----------    -----------
Initial Capital Contribution  (89,018 units)                $      --     $   100,000    $   100,000

Issuance of limited partnership interests (379,496 units)          --       2,973,240      2,973,240

Net Loss                                                           --        (679,808)      (679,808)
                                                            -----------   -----------    -----------
Balance, September 30, 1998                                 $      --     $ 2,393,432    $ 2,393,432
                                                            ===========   ===========    ===========






                        See notes to financial statements

                         BARON CAPITAL PROPERTIES, L.P.
                        CONDENSED STATEMENT OF CASH FLOWS
    FROM COMMENCEMENT OF OPERATIONS (FEBRUARY 3, 1998) TO SEPTEMBER 30, 1998
                                   (UNAUDITED)


Cash Flows from Operating Activities:
        Net loss                                                    $  (679,808)
        Adjustments to reconcile net loss to net cash
           used in operating activities:
               Changes in operating assets and liabilities:
                Increase in prepaid expenses and other assets           (52,500)
                Increase in other receivables                          (126,948)
                Increase in accrued liabilities                         102,263
                                                                    -----------
                        Net cash used in operating activities          (756,993)
                                                                    -----------

Cash Flows from Investing Activities:
        Investment in real estate limited partnerships               (2,260,150)
        Investment in limited partnership interests                    (341,280)
        Purchase of property and equipment                             (106,358)
        Due on purchase of limited partnership interests                   --
                                                                    -----------
                        Net cash used in investing activities        (2,707,788)
                                                                    -----------

Cash Flows from Financing Activities:
        Issuance of limited partnership interests                     2,973,240
        Initial capital contribution                                    100,000
        Increase in notes payable                                       575,000
        Loan from related party                                            --
                                                                    -----------
                        Net cash provided by financing activities     3,648,240
                                                                    -----------

Net Increase in Cash                                                    183,459

Cash, Beginning                                                            --
                                                                    -----------

Cash, Ending                                                        $   183,459
                                                                    ===========




                        See notes to financial statements

                         BARON CAPITAL PROPERTIES, L.P.
                             PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1998
                                    UNAUDITED

                                                                         Pro forma    Baron Capital
                                                       Baron Capital     Acquired    Properties, L.P.    Exchange        Adjusted
                                                      Properties, L.P.  Properties     As Adjusted      Properties        Total
                                                      -----------------------------------------------------------------------------
ASSETS:

Real estate                                             $         --   $  4,868,717    $  4,868,717    $ 19,616,582    $ 24,485,299
   Less accumulated depreciation                                  --       (973,369)       (973,369)     (2,285,807)     (3,259,176)

Investments in real estate limited partnership             2,260,150             --       2,260,150       2,100,994       4,361,144
Investments in limited partnership interests                 341,280             --         341,280              --         341,280
Cash and cash equivalents                                    183,459        242,553         426,012         499,277         925,289
Accounts receivable                                               --          2,777           2,777          18,571          21,348
Deferred expenses, net                                            --         22,267          22,267         622,337         644,604
Notes receivable from affiliates                                  --             --              --       4,903,879       4,903,879
Accrued interest receivable from affiliates                       --             --              --         538,174         538,174
Other assets                                                 285,806        158,508         444,314       4,138,961       4,583,275
                                                        ---------------------------------------------------------------------------

                                                        $  3,070,695   $  4,321,453    $  7,392,148    $ 30,152,968    $ 37,545,116
                                                        ===========================================================================


LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:

   Mortgages payable                                    $         --   $  4,549,346    $  4,549,346    $ 17,744,845    $ 22,294,191
   Notes payable to affiliates                               575,000             --         575,000         675,687       1,250,687
   Loans payable                                                  --         14,087          14,087       2,479,270       2,493,357
   Accrued interest and payable                                   --             --              --          39,419          39,419
   Accrued real estate taxes payable                              --         61,615          61,615          58,180         119,795
   Security deposits and prepaid rent                             --         37,263          37,263         167,433         204,696
   Other liabilities                                         102,263        112,727         214,990         874,475       1,089,465
                                                        ---------------------------------------------------------------------------
Total liabilities                                            677,263      4,775,038       5,452,301      22,039,309      27,491,610

PARTNERS' CAPITAL:                                         2,393,432       (453,585)      1,939,847       8,113,659      10,053,506
                                                        ---------------------------------------------------------------------------

                                                        $  3,070,695   $  4,321,453    $  7,392,148    $ 30,152,968    $ 37,545,116
                                                        ===========================================================================

- ----------

     The table above sets forth a pro forma balance sheet for the Operating Partnership as of September 30, 1998. The data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering.

     The pro forma data is presented as if the Operating Partnership had owned the Acquired Properties and all of the limited partnership interests in the Exchange Partnerships at September 30,1998. The financial information shown should be read in conjunction with the discussion set forth in "INITIAL REAL ESTATE INVESTMENTS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," and all of the financial statements included elsewhere in this Prospectus. The pro forma financial information is not necessarily indicative of what the actual financial position of the Operating Partnership would have been as of the date indicated, nor does it purport to represent the future financial position for future periods.

                         BARON CAPITAL PROPERTIES, L.P.
                       PRO FORMA STATEMENTS OF OPERATIONS
                         FROM COMMENCEMENT OF OPERATIONS
                    (FEBRUARY 3, 1998) TO SEPTEMBER 30, 1998
                                    UNAUDITED

                                                                      Pro forma    Baron Capital
                                                    Baron Capital     Acquired    Properties, L.P.      Exchange        Adjusted
                                                   Properties, L.P.  Properties     As Adjusted        Properties        Total
                                                   ---------------  ------------    ------------      ------------    ------------
REVENUE:
   Rental income                                    $        --      $   673,660      $   673,660      $ 3,079,381      $ 3,753,041
   Interest income                                          712               --              712          601,100          601,812
   Equity in net income of affiliate                     21,644           26,437           48,081           90,233          138,314
   Other income                                              --               --               --            3,762            3,762
                                                    -------------------------------------------------------------------------------

      Total Revenue                                      22,356          700,097          722,453        3,774,476        4,496,929

COSTS AND EXPENSES:
   Personnel                                            237,815           83,057          320,872          465,659          786,531
   Real estate taxes and insurance                           --           76,203           76,203          353,389          429,592
   Property management fees                             259,042           29,335          288,377          163,712          452,089
   Interest                                                  --          260,227          260,227        1,023,204        1,283,431
   Depreciation and amortization                             --          116,234          116,234          677,068          793,302
   Major maintenance                                         --           46,740           46,740           33,458           80,198
   Other operating expenses                             205,307          131,577          336,884        1,186,479        1,523,363
                                                    -------------------------------------------------------------------------------
      Total costs and expenses                          702,164          743,373        1,445,537        3,902,969        5,348,506
                                                    -------------------------------------------------------------------------------

NET INCOME (LOSS)                                   $  (679,808)     $   (43,276)     $  (723,084)     $  (128,493)     $  (851,577)
                                                    ===============================================================================

- ----------

     The table above sets forth the pro forma statement of operations for the Operating Partnership from February 3. 1998 (the commencement of operations) through September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. In the opinion of management, the operating data for the indicated period include all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the information set forth therein.

     The pro forma operating data is presented as if the Operating Partnership had owned the Acquired Properties and all of the limited partnership interests in the Exchange Partnerships at the beginning of the indicated period. The financial information shown should be read in conjunction with the discussion set forth in "INITIAL REAL ESTATE INVESTMENTS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION," and all of the financial statements included elsewhere in this Prospectus. The pro forma financial information is not necessarily indicative of what the results of operations of the Operating Partnership would have been for the period indicated, nor does it purport to represent the results of operations for future periods.

                         BARON CAPITAL PROPERTIES, L.P.
                             PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1998
                      BASED ON MINIMUM EXCHANGE PROPERTIES
                                    UNAUDITED

                                                                      Pro forma    Baron Capital
                                                    Baron Capital     Acquired    Properties, L.P.      Exchange        Adjusted
                                                   Properties, L.P.  Properties     As Adjusted        Properties        Total
                                                   --------------------------------------------------------------------------------
ASSETS:

Real estate                                         $         --     $  4,868,717     $  4,868,717     $  4,638,021    $  9,506,738
   Less accumulated depreciation                              --         (973,369)        (973,369)        (628,732)     (1,602,101)

Investments in real estate limited partnership         2,260,150               --        2,260,150        1,518,508       3,778,658
Investments in limited partnership interests             341,280               --          341,280               --         341,280
Cash and cash equivalents                                183,459          242,553          426,012          145,052         571,064
Accounts receivable                                           --            2,777            2,777               --           2,777
Deferred expenses, net                                        --           22,267           22,267          115,901         138,168
Notes receivable from affiliates                              --               --               --          719,508         719,508
Accrued interest receivable from affiliates                   --               --               --          162,152         162,152
Other assets                                             285,806          158,508          444,314        1,381,189       1,825,503
                                                    -------------------------------------------------------------------------------

                                                    $  3,070,695     $  4,321,453     $  7,392,148     $  8,051,599    $ 15,443,747
                                                    ===============================================================================

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:

   Mortgages payable                                $         --     $  4,549,346     $  4,549,346     $  4,538,843    $  9,088,189
   Loans payable                                              --           14,087           14,087          730,083         744,170
   Notes payable affiliates                              575,000               --          575,000          400,000         975,000
   Accrued interest and payable                               --               --               --               --              --
   Accrued real estate taxes payable                          --           61,615           61,615               --          61,615
   Security deposits and prepaid rent                         --           37,263           37,263           38,066          75,329
   Other liabilities                                     102,263          112,727          214,990          184,266         399,256
                                                    -------------------------------------------------------------------------------
Total liabilities                                        677,263        4,775,038        5,452,301        5,891,258      11,343,559

PARTNERS' CAPITAL:                                     2,393,432         (453,585)       1,939,847        2,160,341       4,100,188
                                                    -------------------------------------------------------------------------------

                                                    $  3,070,695     $  4,321,453     $  7,392,148     $  8,051,599    $ 15,443,747
                                                    ===============================================================================

- ----------

     The table above sets forth a pro forma balance sheet (based on a minimum Exchange Offering) for the Operating Partnership as of September 30, 1998. The pro forma data is presented as if the Operating Partnership had owned at September 30,1998 the Acquired Properties and only the minimum number of limited partnership interests in Exchange Partnerships to satisfy the closing conditions of the Exchange Offering. The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

                         BARON CAPITAL PROPERTIES, L.P.
                       PRO FORMA STATEMENTS OF OPERATIONS
                         FROM COMMENCEMENT OF OPERATIONS
                    (FEBRUARY 3, 1998) TO SEPTEMBER 30, 1998
                      BASED ON MINIMUM EXCHANGE PROPERTIES
                                    UNAUDITED


                                                                                        Pro forma      Baron Capital
                                                    Baron Capital      Acquired      Properties, L.P.     Exchange        Adjusted
                                                   Properties, L.P.   Properties       As Adjusted      Properties         Total
                                                   --------------------------------------------------------------------------------
REVENUE:
   Rental income                                     $        --      $   673,660      $   673,660      $   854,679     $ 1,528,339
   Interest income                                           712               --              712          166,117         166,829
   Equity in net income of affiliate                      21,644           26,437           48,081           41,647          89,728
   Other income                                               --               --               --              950             950
                                                     ------------------------------------------------------------------------------

      Total Revenue                                       22,356          700,097          722,453        1,063,393       1,785,846

COSTS AND EXPENSES:
   Personnel                                             237,815           83,057          320,872          110,756         431,628
   Real estate taxes and insurance                            --           76,203           76,203           96,267         172,470
   Property management fees                              259,042           29,335          288,377           52,345         340,722
   Interest                                                   --          260,227          260,227          256,557         516,784
   Depreciation and amortization                              --          116,234          116,234          219,303         335,537
   Major maintenance                                          --           46,740           46,740           15,133          61,873
   Other operating expenses                              205,307          131,577          336,884          244,515         581,399
                                                     ------------------------------------------------------------------------------
      Total costs and expenses                           702,164          743,373        1,445,537          994,876       2,440,413
                                                     ------------------------------------------------------------------------------

NET INCOME (LOSS)                                    $  (679,808)     $   (43,276)     $  (723,084)     $    68,517     $  (654,567)
                                                     ==============================================================================

- ----------

     The table above sets forth the pro forma statement of operations (based on a minimum Exchange Offering) for the Operating Partnership from February 3. 1998 (the commencement of operations) through September 30, 1998. The pro forma operating data is presented as if the Operating Partnership had owned at the beginning of the indicated period the Acquired Properties and only the minimum number of limited partnership interests in Exchange Partnerships to satisfy the closing conditions of the Exchange Offering. The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Shareholder
Baron Advisors, Inc.
Cincinnati, Ohio

We have audited the accompanying balance sheet of Baron Advisors, Inc. (the "Managing Shareholder") as of February 28, 1998. This financial statement is the responsibility of the Managing Shareholder's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Baron Advisors, Inc. as of February 28, 1998 in conformity with generally accepted accounting principles.


                                               RACHLIN COHEN & HOLTZ

Miami, Florida
March 26, 1998

                              BARON ADVISORS, INC.

                                  BALANCE SHEET

                                FEBRUARY 28, 1998


                                     ASSETS

Current Assets:
   Cash                                                                     $100
                                                                            ====



                              SHAREHOLDER'S EQUITY

Shareholder's Equity:
   Common shares, no par value; 1,000 shares
      authorized; none issued and outstanding                               $ --
   Additional paid-in-capital                                                100
                                                                            ----
                                                                            $100
                                                                            ====

                              BARON ADVISORS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                FEBRUARY 3, 1998


NOTE 1. ORGANIZATION

     Baron Advisors, Inc., the Managing Shareholder of the Baron Capital Trust ("the Trust") was incorporated in July 1997 as a Delaware corporation.

     As Managing Shareholder of the Trust, Baron Advisors, Inc. will have direct and exclusive discretion in management and control of the affairs of the Trust and Baron Capital Properties, L.P. (the "Operating Partnership"), subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of a majority of the Board and a majority of the Independent Trustees in respect of certain specified actions. The Corporate Trustee, Baron Capital Properties, Inc. (an affiliate of the Managing Shareholder), will act on the instructions of the Managing Shareholder, and will not take independent discretionary action on behalf of the Trust.

NOTE 2. TRUST MANAGEMENT AGREEMENT

     The Trust will enter into a Trust Management Agreement with the Managing Shareholder under which the Managing Shareholder will be obligated to provide management, administrative and investment advisor services to the Trust from the commencement of the Offering. The services to be rendered will include, among other things, communicating with and reporting to investors, administering accounts, providing to the Trust office space, equipment and facilities and other services necessary for the Trust's operation, and representing the Trust in its relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required. The Managing Shareholder will also be responsible for determining which real estate investments and non-real estate investments (including the temporary investment of the Trust's available funds prior to their commitment to particular real estate investments) the Trust will make and for making divestment decisions, subject to the provisions of the Declaration. The Trust Management Agreement has an initial term of one year and may be extended on a year-to-year basis on approval of (i) the Board or a majority of the shareholders entitled to vote on such matter or (ii) a majority of the Independent Trustees.

     The Trust will reimburse the Managing Shareholder for all Trust expenses paid by it. As compensation for the Managing Shareholder's performance under the Trust Management Agreement, beginning June 1, 1998, the Trust will pay to the Managing Shareholder, on a monthly basis during the term of the agreement, an annual management fee in an amount equal to 1% of the aggregate subscription price paid for common shares in the proposed public offering of the Trust's common shares and of the initial value of units issued in connection with the proposed exchange offering. The Managing Shareholder in its sole discretion may elect to receive payment for its service in the form of common shares with an equivalent value.

                              BARON ADVISORS, INC.

                                  BALANCE SHEET

                               SEPTEMBER 30, 1998



ASSETS

   Current Assets
     Checking/ Savings Key Bank                           $   16,318.19
                                                          -------------
     Total Checking/ Savings                                  16,318.19
                                                          -------------
   Total Current Assets                                       16,318.19
                                                          -------------
Total Assets                                              $   16,318.19
                                                          =============



LIABILITIES AND EQUITY

   Equity
     Common Stock                                                100.00
     Net Income                                               16,218.19
                                                          -------------
   Total Equity                                           $   16,318.19
                                                          -------------
TOTAL LIABILITIES AND EQUITY                              $   16,318.19
                                                          =============

                              BARON ADVISORS, INC.

                             NOTES TO BALANCE SHEET
                                   (unaudited)

NOTE 1. RELATED PARTY TRANSACTIONS

     Trust Management Agreement

     Baron Advisors, Inc., the Managing Shareholder of Baron Capital Trust (the "Trust"), and the Trust have entered into a Trust Management Agreement with under which the Managing Shareholder is obligated to provide management, administrative and investment advisory services to the Trust from the commencement of the Trust's initial public offering (the "Cash Offering") of up to 2,500,000 common shares of beneficial interest in the Trust at $10 per common share, for total maximum gross proceeds of $25,000,000. The Trust Management Agreement is subject to approval by the Board of the Trust. The services to be rendered include, among other things, communicating with and reporting to Investors, administering accounts, providing to the Trust of office space, equipment and facilities and other services necessary for the Trust's operation, and representing the Trust in its relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required. The Managing Shareholder is also responsible for determining which real estate investments and non-real estate investments (including the temporary investment of the Trust's available funds prior to their commitment to particular real estate investments) the Trust will make and for making divestment decisions, subject to the provisions of the Declaration of Trust.

     The Trust will reimburse the Managing Shareholder on a monthly basis during the term of the Trust Management Agreement for its operating expenses relating to the business of the Trust and the Operating Partnership, in an aggregate amount up to 1% of the gross proceeds of the Cash Offering plus 1% of the initial value of Units issued in connection with the Operating Partnership's proposed Exchange Offering (annual maximum $500,000). The Managing Shareholder in its sole discretion may elect to receive payment for its services in the form of common shares with an equivalent value.

     The Trust Management Agreement has an initial term of one year and may be extended on a year-to-year basis on approval of (i) the Board or a Majority of the Shareholders entitled to vote on such matter or (ii) a majority of the Independent Trustees. The Independent Trustees have responsibility for determining that compensation payable to the Managing Shareholder under the Trust Management Agreement is reasonable. The agreement may be terminated without cause or penalty at any time on 60 days' prior notice by a majority of the Independent Trustees, by a Majority of the Shareholders entitled to vote on such matter or by the Managing Shareholder.

     Fees earned under the Trust Management Agreement amounted to approximately $37,950 from commencement of operations (February 3, 1998) to September 30, 1998, of which approximately $1,528 were unpaid and accrued at September 30, 1998.

                                    EXHIBIT D

                 FINANCIAL STATEMENTS OF THE EXCHANGE PROPERTIES

                                    EXHIBIT D

                         BARON CAPITAL PROPERTIES, L.P.

                          INDEX TO FINANCIAL STATEMENTS
              OF EXCHANGE PROPERTIES PURSUANT TO REGULATION SB 310


                                                                          Page
                                                                          ----
EQUITY PROPERTIES
EXCHANGE EQUITY PARTNERSHIPS ............................................ D-7

BLOSSOM CORNERS APARTMENTS PHASE I:
     Independent Auditors Report ........................................ D-8
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997 .......................... D-9
     Notes to Statement of Revenues and Certain Expenses ................ D-10
     Statement of Revenues and Certain Expenses for the Nine-Month Period Ended September 30, 1998 (unaudited) .. D-11

BRIDGEPOINT APARTMENTS PHASE II:
     Independent Auditors Report ........................................ D-13
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997 .......................... D-14
     Notes to Statement of Revenues and Certain Expenses ................ D-15
     Statement of Revenues and Certain Expenses for the Nine-Month Period Ended September 30, 1998 (unaudited) .. D-16

BROOKWOOD WAY APARTMENTS:
     Independent Auditors Report ........................................ D-18
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997 .......................... D-19
     Notes to Statement of Revenues and Certain Expenses ................ D-20
     Statement of Revenues and Certain Expenses for the Nine-Month Period Ended September 30, 1998 (unaudited) .. D-21

CAMELLIA COURT APARTMENTS:
     Independent Auditors Report ........................................ D-23
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997 .......................... D-24
     Notes to Statement of Revenues and Certain Expenses ................ D-25
     Statement of Revenues and Certain Expenses for the Nine-Month Period Ended September 30, 1998 (unaudited) .. D-26

EAGLE LAKE APARTMENTS:
     Independent Auditors Report ........................................ D-28
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997 .......................... D-29
     Notes to Statement of Revenues and Certain Expenses ................ D-30
     Statement of Revenues and Certain Expenses for the Nine-Month Period Ended September 30, 1998 (unaudited) .. D-31

FOREST GLEN APARTMENTS PHASE I:
     Independent Auditors Report ........................................ D-33
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997 .......................... D-34
     Notes to Statement of Revenues and Certain Expenses ................ D-35
     Statement of Revenues and Certain Expenses for the Nine-Month Period Ended September 30, 1998 (unaudited) .. D-36

FOREST GLEN APARTMENTS PHASE II:
     Independent Auditors Report ........................................ D-38
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997 .......................... D-39
     Notes to Statement of Revenues and Certain Expenses ................ D-40
     Statement of Revenues and Certain Expenses for the Nine-Month Period Ended September 30, 1998 (unaudited) .. D-41

FOREST GLEN APARTMENTS PHASE III:
     Independent Auditors Report ........................................ D-43
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997 .......................... D-44
     Notes to Statement of Revenues and Certain Expenses ................ D-45
     Statement of Revenues and Certain Expenses for the Nine-Month Period Ended September 30, 1998 (unaudited) .. D-46

                                                                          Page
                                                                          ----

FOREST GLEN APARTMENTS PHASE IV:
     Independent Auditors Report ........................................ D-48
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997 .......................... D-49
     Notes to Statement of Revenues and Certain Expenses ................ D-50
     Statement of Revenues and Certain Expenses for the Nine-Month Period Ended September 30, 1998 (unaudited) .. D-51

GLEN LAKE ARMS APARTMENTS:
     Independent Auditors Report ........................................ D-53
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997 .......................... D-54
     Notes to Statement of Revenues and Certain Expenses ................ D-55
     Statement of Revenues and Certain Expenses for the Nine-Month Period Ended September 30, 1998 (unaudited) .. D-56

LAUREL OAKS (FORMERLY GROVE HAMLET) APARTMENTS:
     Independent Auditors Report ........................................ D-58
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997 .......................... D-59
     Notes to Statement of Revenues and Certain Expenses ................ D-60
     Statement of Revenues and Certain Expenses for the Nine-Month Period Ended September 30, 1998 (unaudited) .. D-61

STADIUM CLUB APARTMENTS:
     Independent Auditors Report ........................................ D-63
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997 .......................... D-64
     Notes to Statement of Revenues and Certain Expenses ................ D-65
     Statement of Revenues and Certain Expenses for the Nine-Month Period Ended September 30, 1998 (unaudited) .. D-66

STEEPLECHASE APARTMENTS:
     Independent Auditors Report ........................................ D-68
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997 .......................... D-69
     Notes to Statement of Revenues and Certain Expenses ................ D-70
     Statement of Revenues and Certain Expenses for the Nine-Month Period Ended September 30, 1998 (unaudited) .. D-71


EXCHANGE HYBRID PARTNERSHIPS

CRYSTAL COURT APARTMENTS PHASE I:
     Independent Auditors Report ........................................ D-74
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997 .......................... D-75
     Notes to Statement of Revenues and Certain Expenses ................ D-76
     Statement of Revenues and Certain Expenses for the Nine-Month Period Ended September 30, 1998 (unaudited) .. D-77

LAMPLIGHT COURT APARTMENTS:
     Independent Auditors Report ........................................ D-79
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997 .......................... D-80
     Notes to Statement of Revenues and Certain Expenses ................ D-81
     Statement of Revenues and Certain Expenses for the Nine-Month Period Ended September 30, 1998 (unaudited) .. D-82

PINEVIEW APARTMENTS:
     Independent Auditors Report ........................................ D-84
     Statement of Revenues and Certain Expenses for the
        Years Ended December 31, 1996 and 1997 .......................... D-85
     Notes to Statement of Revenues and Certain Expenses ................ D-86
     Statement of Revenues and Certain Expenses for the Nine-Month Period Ended September 30, 1998 (unaudited) .. D-87

                                DEBT PROPERTIES

                                                                          Page
                                                                          ----

BARON STRATEGIC INVESTMENT FUND, LTD. ................................... D-89

     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ................. D-91
     FINANCIAL STATEMENTS
        As of December 31, 1997 and for the year then ended (audited)
            Balance Sheet ............................................... D-92
            Statement of Operations ..................................... D-93
            Statement of Partners' Capital .............................. D-94
            Statement of Cash Flows ..................................... D-95
            Notes ....................................................... D-96

        As of September 30, 1998 and for the nine-month period then ended
            (unaudited)
            Balance Sheet ............................................... D-222
            Statement of Operations ..................................... D-223
            Statement of Partners' Capital .............................. D-224
            Statement of Cash Flows ..................................... D-225
            Notes ....................................................... D-226

BARON STRATEGIC INVESTMENT FUND IV, LTD. ................................ D-102

     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ................. D-104
     FINANCIAL STATEMENTS
        As of December 31, 1997 and for the year then ended (audited)
            Balance Sheet ............................................... D-105
            Statement of Operations ..................................... D-106
            Statement of Partners' Capital .............................. D-107
            Statement of Cash Flows ..................................... D-108
            Notes ....................................................... D-109

        As of September 30, 1998 and for the  nine-month period then ended
            (unaudited)
            Balance Sheet ............................................... D-233
            Statement of Operations ..................................... D-234
            Statement of Partners' Capital .............................. D-235
            Statement of Cash Flows ..................................... D-236
            Notes ....................................................... D-237

BARON STRATEGIC INVESTMENT FUND V, LTD. ................................. D-115

     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ................. D-117
     FINANCIAL STATEMENTS
        As of December 31, 1997 and for the year then ended (audited)
            Balance Sheet ............................................... D-118
            Statement of Operations ..................................... D-119
            Statement of Partners' Capital .............................. D-120
            Statement of Cash Flows ..................................... D-121
            Notes ....................................................... D-122

        As of September 30, 1998 and for the nine-month period then ended
            (unaudited)
            Balance Sheet ............................................... D-243
            Statement of Operations ..................................... D-244
            Statement of Partners' Capital .............................. D-245
            Statement of Cash Flows ..................................... D-246
            Notes ....................................................... D-247

                                                                          Page
                                                                          ----

BARON STRATEGIC INVESTMENT FUND VI, LTD. ................................ D-130

     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ................. D-132
     FINANCIAL STATEMENTS
        As of December 31, 1997 and for the year then ended (audited)
            Balance Sheet ............................................... D-133
            Statement of Operations ..................................... D-134
            Statement of Partners' Capital .............................. D-135
            Statement of Cash Flows ..................................... D-136
            Notes ....................................................... D-137

        As of September 30, 1998 and for the nine-month period then ended
            (unaudited)
            Balance Sheet ............................................... D-254
            Statement of Operations ..................................... D-255
            Statement of Partners' Capital .............................. D-256
            Statement of Cash Flows ..................................... D-257
            Notes ....................................................... D-258

BARON STRATEGIC INVESTMENT FUND VIII, LTD. .............................. D-143


     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ................. D-145
     FINANCIAL STATEMENTS
        As of December 31, 1997 and for the year then ended (audited)
            Balance Sheet ............................................... D-146
            Statement of Operations ..................................... D-147
            Statement of Partners' Capital .............................. D-148
            Statement of Cash Flows ..................................... D-149
            Notes ....................................................... D-150

        As of September 30, 1998 and for the nine-month period then ended
            (unaudited)
            Balance Sheet ............................................... D-265
            Statement of Operations ..................................... D-266
            Statement of Partners' Capital .............................. D-267
            Statement of Cash Flows ..................................... D-268
            Notes ....................................................... D-269

BARON STRATEGIC INVESTMENT FUND IX, LTD. ................................ D-157

     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ................. D-159
     FINANCIAL STATEMENTS
        As of December 31, 1997 and for the year then ended (audited)
            Balance Sheet ............................................... D-160
            Statement of Operations ..................................... D-161
            Statement of Partners' Capital .............................. D-162
            Statement of Cash Flows ..................................... D-163
            Notes ....................................................... D-164

        As of September 30, 1998 and for the  nine-month period then ended
            (unaudited)
            Balance Sheet ............................................... D-276
            Statement of Operations ..................................... D-277
            Statement of Partners' Capital .............................. D-278
            Statement of Cash Flows ..................................... D-279
            Notes ....................................................... D-280

BARON STRATEGIC INVESTMENT FUND X, LTD. ................................. D-170

    REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS .................. D-172
    FINANCIAL STATEMENTS
        As of December 31, 1997 and for the year then ended (audited)
            Balance Sheet ............................................... D-173
            Statement of Operations ..................................... D-174
            Statement of Partners' Capital .............................. D-175
            Statement of Cash Flows ..................................... D-176
            Notes ....................................................... D-177

        As of September 30, 1998 and for the  nine-month period then ended
            (unaudited)
            Balance Sheet ............................................... D-287
            Statement of Operations ..................................... D-288
            Statement of Partners' Capital .............................. D-289
            Statement of Cash Flows ..................................... D-290
            Notes ....................................................... D-291

                                                                          Page
                                                                          ----

BARON STRATEGIC VULTURE FUND I, LTD. .................................... D-184

     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ................. D-186
     FINANCIAL STATEMENTS
        As of December 31, 1997 and for the year then ended  (audited)
            Balance Sheet ............................................... D-187
            Statement of Operations ..................................... D-188
            Statement of Partners' Capital .............................. D-189
            Statement of Cash Flows ..................................... D-190
            Notes ....................................................... D-191

        As of September 30, 1998 and for the  nine-month period then ended
            (unaudited)
            Balance Sheet ............................................... D-299
            Statement of Operations ..................................... D-300
            Statement of Partners' Capital .............................. D-301
            Statement of Cash Flows ..................................... D-302
            Notes ....................................................... D-303

BREVARD MORTGAGE PROGRAM, LTD. .......................................... D-196

    REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS .................. D-198
    FINANCIAL STATEMENTS
        As of December 31, 1997 and for the year then ended (audited)
            Balance Sheet ............................................... D-199
            Statement of Operations ..................................... D-200
            Statement of Partners' Capital .............................. D-201
            Statement of Cash Flows ..................................... D-202
            Notes ....................................................... D-203

        As of September 30, 1998 and for the nine-month period then ended
            (unaudited)
            Balance Sheet ............................................... D-309
            Statement of Operations ..................................... D-310
            Statement of Partners' Capital .............................. D-311
            Statement of Cash Flows ..................................... D-312
            Notes ....................................................... D-313

LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD. ....................... D-209

     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ................. D-211
     FINANCIAL STATEMENTS
        As of December 31, 1997 and for the year then ended (audited)
            Balance Sheet ............................................... D-212
            Statement of Operations ..................................... D-213
            Statement of Partners' Capital .............................. D-214
            Statement of Cash Flows ..................................... D-215
            Notes ....................................................... D-216

        As of September 30, 1998 and for the nine-month period then ended
            (unaudited)
            Balance Sheet ............................................... D-319
            Statement of Operations ..................................... D-320
            Statement of Partners' Capital .............................. D-321
            Statement of Cash Flows ..................................... D-322
            Notes ....................................................... D-323

                          EXCHANGE EQUITY PARTNERSHIPS

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Blossom Corners Apartments, Phase I, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Blossom Corners Apartments, Phase I, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
March 9, 1998

                       BLOSSOM CORNERS APARTMENTS, PHASE I

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                     December 31,   December 31,
                                                         1997           1996
                                                     -----------    ------------

REVENUES
  Rental income                                        $273,596        $278,590
  Other income                                           20,987          26,698
                                                       --------        --------
    Total revenues                                      294,583         305,288
                                                       --------        --------
CERTAIN EXPENSES
  Personnel                                              38,493          40,705
  Advertising and promotion                               9,946           8,660
  Utilities                                              23,989          19,108
  Repairs and maintenance                                30,808          40,641
  Real estate taxes and insurance                        33,224          36,627
  Mortgage interest expense                              94,358          98,805
  Management fees                                        20,039          21,186
  Other operating expenses                                6,673           6,016
                                                       --------        --------
    Total certain expenses                              257,530         271,748
                                                       --------        --------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                   $ 37,053        $ 33,540
                                                       ========        ========


See Note to Statement of Revenues and Certain Expenses

                       BLOSSOM CORNERS APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Blossom Corners Apartments, Phase I, consist of 70 units located in Orlando, Florida. The property was acquired by purchase July 7, 1995 by Florida Income Growth Fund V, Ltd. The following percentage of units were occupied at the various period ending dates:

          December 31, 1996                           83%
          December 31, 1997                           93%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Blossom Corners Apartments, Phase I.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                          Blossom Corners I Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
                                                                  --------------
Revenue

Rent Base                                                            268,778
Other Income                                                         _______

Total Revenue                                                        268,778

Certain Expenses

Personnel                                                             34,486
Advertising and Promotion                                              4,124
Utilities Expense                                                     14,014
Repairs and Maintenance                                               23,376
Real Estate Taxes and Insurance                                       15,570
Mortgage Interest Expense                                             77,965
Management Fees                                                       17,513
Other Operating Expense                                               11,009
                                                                     -------

Total Operating Expense                                              198,057

Revenues in Excess of Certain Expenses                                70,721
                                                                     =======

                       BLOSSOM CORNERS APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Blossom Corners Apartments, Phase I, consist of 70 units located in Orlando, Florida. The property was acquired by purchase July 7, 1995 by Florida Income Growth Fund V, Ltd. The following percentage of units were occupied at the period ending date:

            September 30, 1998                              89%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Blossom Corners I Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of Bridgepoint Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of Bridgepoint Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                             BRIDGEPOINT APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                       1997             1996
                                                   ------------     ------------

REVENUES
  Rental income                                      $212,608        $228,451
  Other income                                          6,605           7,884
                                                     --------        --------

    Total revenues                                    219,213         236,335
                                                     --------        --------

CERTAIN EXPENSES
  Personnel                                            14,531          11,767
  Advertising and promotion                             5,783           5,075
  Utilities                                            36,174          28,846
  Repairs and maintenance                              17,054          21,224
  Real estate taxes and insurance                      24,715          26,194
  Mortgage interest expense                            69,345          68,759
  Management fees                                      14,751          17,019
  Other operating expenses                              3,036           2,515
                                                     --------        --------

    Total certain expenses                            185,389         181,399
                                                     --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                 $ 33,824        $ 54,936
                                                     ========        ========


See Note to Statement of Revenues and Certain Expenses

                             BRIDGEPOINT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Bridgepoint Apartments consist of 48 units located in Jacksonville, Florida. The property was acquired by purchase July 17, 1995 by Florida Capital Income Fund III, Ltd. The following percentage of units that were occupied at the various period ending dates:

         December 31, 1996                            92%
         December 31, 1997                            85%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Bridgepoint Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                             Bridgepoint Apartments

                             Bridgepoint Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
                                                                  --------------
Revenue

Rent Base                                                            185,158
Other Income                                                          ______

Total Revenue                                                        185,158

Certain Expenses

Personnel                                                             13,260
Advertising and Promotion                                              6,958
Utilities Expense                                                     26,227
Repairs and Maintenance                                               18,394
Real Estate Taxes and Insurance                                       10,225
Mortgage Interest Expense                                             47,103
Management Fees                                                       12,283
Other Operating Expense                                                6,551
                                                                     -------

Total Operating Expense                                              141,001

Revenues in Excess of Certain Expenses                                44,157
                                                                     =======

                             BRIDGEPOINT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Bridgepoint Apartments consist of 48 units located in Jacksonville, Florida. The property was acquired by purchase July 17, 1995 by Florida Capital Income Fund III, Ltd. The following percentage of units were occupied at the period ending date:

            September 30, 1998                              90%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Bridgepoint Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Brookwood Way Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Brookwood Way Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                                    Elroy D. Miedema
                                                    Certified Public Accountant


Ft. Lauderdale, Florida
March 28, 1998

                            BROOKWOOD WAY APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                     December 31,   December 31,
                                                        1997            1996
                                                     -----------    -----------

REVENUES
  Rental income                                       $248,950        $236,466
  Other income                                           7,988           6,293
                                                      --------        --------

    Total revenues                                     256,938         242,759
                                                      --------        --------

CERTAIN EXPENSES
  Personnel                                             22,296          27,583
  Advertising and promotion                              6,998           4,626
  Utilities                                             20,793          20,213
  Repairs and maintenance                               15,092          14,234
  Real estate taxes and insurance                       17,645          12,941
  Mortgage interest expense                             96,565          96,745
  Management fees                                       15,720          16,637
  Other operating expenses                               2,972           2,727
                                                      --------        --------

    Total certain expenses                             198,081         195,706
                                                      --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                  $ 58,857        $ 47,053
                                                      ========        ========



See Note to Statement of Revenues and Certain Expenses

                            BROOKWOOD WAY APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Brookwood Way Apartments consist of 66 units located in Mansfield, Ohio. The property was acquired by purchase in November 1996 by Midwest Income Growth Fund VI, Ltd. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            94%
         December 31, 1997                            88%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Brookwood Way Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                            Brookwood Way Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
                                                                  --------------
Revenue

Rent Base                                                            206,024
Other Income                                                         _______

Total Revenue                                                        206,024

Certain Expenses

Personnel                                                             15,688
Advertising and Promotion                                              6,842
Utilities Expense                                                     16,060
Repairs and Maintenance                                               15,139
Real Estate Taxes and Insurance                                       12,587
Mortgage Interest Expense                                             57,338
Management Fees                                                       13,396
Other Operating Expense                                                4,195
                                                                     -------

Total Operating Expense                                              141,245

Revenues in Excess of Certain Expenses                                64,779
                                                                     =======

                            BROOKWOOD WAY APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Brookwood Way Apartments consist of 66 units located in Mansfield, Ohio. The property was acquired by purchase in November, 1996 by Midwest Income Growth Fund VI, Ltd. The following percentage of units were occupied at the period ending date:

            September 30, 1998                              97%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Brookwood Way Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Camellia Court Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Camellia Court Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                                     Elroy D. Miedema
                                                     Certified Public Accountant


Ft. Lauderdale, Florida
June 13, 1998

                            CAMELLIA COURT APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                     1997             1996
                                                   ---------        ---------

REVENUES
  Rental income                                    $ 213,718        $ 255,025
  Other income                                        16,516           19,693
                                                   ---------        ---------

    Total revenues                                   230,234          274,718
                                                   ---------        ---------

CERTAIN EXPENSES
  Personnel                                           35,481           20,430
  Advertising and promotion                            9,056            6,756
  Utilities                                           25,805           30,769
  Repairs and maintenance                             24,685           21,320
  Real estate taxes and insurance                     35,934           37,559
  Mortgage interest expense                           98,851           78,273
  Management fees                                     13,884           14,525
  Other operating expenses                             5,359            3,300
                                                   ---------        ---------

    Total certain expenses                           249,055          212,932
                                                   ---------        ---------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                               $ (18,821)       $  61,786
                                                   =========        =========


See Note to Statement of Revenues and Certain Expenses

                            CAMELLIA COURT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Camellia Court Apartments consist of 60 units located in Daytona Beach, Florida. The property was acquired by purchase March 6, 1995 by Florida Opportunity Income Partners, Ltd. The following percentage of units were occupied at the various period ending dates:

         December 31, 1996                            88%
         December 31, 1997                            78%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Camellia Court Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                            Camellia Court Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
                                                                  --------------
Revenue

Rent Base                                                            213,762
Other Income                                                         _______

Total Revenue                                                        213,762

Certain Expenses

Personnel                                                             26,292
Advertising and Promotion                                              5,137
Utilities Expense                                                     15,076
Repairs and Maintenance                                               22,774
Real Estate Taxes and Insurance                                       15,749
Mortgage Interest Expense                                             81,678
Management Fees                                                       13,603
Other Operating Expense                                               10,066
                                                                     -------

Total Operating Expense                                              190,375

Revenues in Excess of Certain Expenses                                23,387
                                                                     =======

                            CAMELLIA COURT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Camellia Court Apartments consist of 60 units located in Daytona Beach, Florida. The property was acquired by purchase March 6, 1995 by Florida Opportunity Income Partners, Ltd. The following percentage of units were occupied at the period ending date:

            September 30, 1998                              96%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Camellia Court Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT


The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Eagle Lake Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Eagle Lake Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                              EAGLE LAKE APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                    December 31,    December 31,
                                                        1997            1996
                                                    ------------    ------------

REVENUES
  Rental income                                       $346,154        $348,348
  Other income                                          21,065          32,140
                                                      --------        --------
    Total revenues                                     367,219         380,488
                                                      --------        --------
CERTAIN EXPENSES
  Personnel                                             34,983          29,559
  Advertising and promotion                              9,811           5,020
  Utilities                                             26,117          30,819
  Repairs and maintenance                               30,289          25,777
  Real estate taxes and insurance                       49,694          49,359
  Mortgage interest expense                            158,727         159,163
  Management fees                                       26,702          24,129
  Other operating expenses                               4,833           5,275
                                                      --------        --------
    Total certain expenses                             341,156         329,101
                                                      --------        --------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                  $ 26,063        $ 51,387
                                                      ========        ========


See Note to Statement of Revenues and Certain Expenses

                              EAGLE LAKE APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Eagle Lake Apartments consist of 77 units located in Port Orange, Florida. The property was acquired by purchase July 12, 1994 by Florida Capital Income Fund, Ltd. The following percentage of units were occupied at the various period ending dates:

         December 31, 1996                            96%
         December 31, 1997                            94%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Eagle Lake Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                              Eagle Lake Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
                                                                  --------------
Revenue

Rent Base                                                            302,920
Other Income                                                           3,585
                                                                     -------

Total Revenue                                                        306,505

Certain Expenses

Personnel                                                             36,669
Advertising and Promotion                                             10,497
Utilities Expense                                                     27,224
Repairs and Maintenance                                               26,731
Real Estate Taxes and Insurance                                       22,628
Mortgage Interest Expense                                            106,580
Management Fees                                                       18,564
Other Operating Expense                                                8,604
                                                                     -------

Total Operating Expense                                              257,497

Revenues in Excess of Certain Expenses                                49,008
                                                                     =======

                              EAGLE LAKE APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Eagle Lake Apartments consist of 77 units located in Port Orange, Florida. The property was acquired by purchase July 12, 1994 by Florida Capital Income Fund, Ltd. The following percentage of units were occupied at the period ending date.

            September 30, 1998                              91%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Eagle Lake Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase I, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase I, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                      /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                         FOREST GLEN APARTMENTS, PHASE I

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                       1997            1996
                                                   ------------     ------------
REVENUES
  Rental income                                      $319,763        $319,640
  Other income                                          7,968          16,405
                                                     --------        --------
    Total revenues                                    327,731         336,045
                                                     --------        --------
CERTAIN EXPENSES
  Personnel                                            35,958          30,797
  Advertising and promotion                             7,548           5,897
  Utilities                                             8,955           8,939
  Repairs and maintenance                              38,692          35,151
  Real estate taxes and insurance                      45,223          49,696
  Mortgage interest expense                           149,908         130,820
  Management fees                                      17,219          20,223
  Other operating expenses                              5,358           4,017
                                                     --------        --------
    Total certain expenses                            308,861         285,540
                                                     --------        --------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                 $ 18,870        $ 50,505
                                                     ========        ========


See Note to Statement of Revenues and Certain Expenses

                         FOREST GLEN APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.  Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen Apartments, Phase I, consist of 52 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Florida Capital Income Fund II, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Capital Income Fund II, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase I of the Forest Glen Property.

     The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            98%
         December 31, 1997                            87%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase I.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                            Forest Glen I Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
                                                                  --------------
Revenue

Rent Base                                                            277,130
Other Income                                                         _______

Total Revenue                                                        277,130

Certain Expenses

Personnel                                                             39,702
Advertising and Promotion                                              4,902
Utilities Expense                                                      9,609
Repair and Maintenance                                                31,160
Real Estate Taxes and Insurance                                       23,373
Mortgage Interest Expense                                            107,071
Management Fees                                                       15,232
Other Operating Expense                                               14,957
                                                                     -------

Total Operating Expense                                              246,006

Revenues in Excess of Certain Expenses                                31,124
                                                                     =======

                         FOREST GLEN APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen I Apartments consist of 52 units located in Daytona Beach, Florida. All four phases of the Forest Glen property are owned by a trustee on behalf of four beneficiaries (including Florida Capital Income Fund II, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Capital Income Fund II, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase I of the Forest Glen property.

     The following percentage of units were occupied at the period ending date:

            September 30, 1998                              91%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen I Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase II, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase II, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                      /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                        FOREST GLEN APARTMENTS, PHASE II

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                       1997             1996
                                                   ------------     ------------
REVENUES
  Rental income                                       $159,093        $181,587
  Other income                                           6,252           3,616
                                                      --------        --------
    Total revenues                                     165,345         185,203
                                                      --------        --------
CERTAIN EXPENSES
  Personnel                                             20,767          17,966
  Advertising and promotion                              4,802           3,462
  Utilities                                              5,827           4,397
  Repairs and maintenance                               23,120          20,667
  Real estate taxes and insurance                       25,939          26,594
  Mortgage interest expense                             60,222          59,048
  Management fees                                        9,454          12,281
  Other operating expenses                               3,307           2,047
                                                      --------        --------
    Total certain expenses                             153,438         146,462
                                                      --------        --------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                  $ 11,907        $ 38,741
                                                      ========        ========


See Note to Statement of Revenues and Certain Expenses

                        FOREST GLEN APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen Apartments, Phase II, consist of 30 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Realty Opportunity Income Fund VIII, Ltd. and three other limited partnerships). Under a land trust agreement, Realty Opportunity Income Fund VIII, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase II of the Forest Glen Property.

     The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            77%
         December 31, 1997                            70%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase II.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                            Forest Glen II Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
                                                                  --------------
Revenue

Rent Base                                                            157,829
Other Income                                                         _______

Total Revenue                                                        157,829

Certain Expenses

Personnel                                                              3,824
Advertising and Promotion                                              2,890
Utilities Expense                                                      5,885
Repairs and Maintenance                                               16,752
Real Estate Taxes and Insurance                                       13,502
Mortgage Interest Expense                                             47,988
Management Fees                                                        9,466
Other Operating Expense                                                8,037
                                                                     -------

Total Operating Expense                                              118,344

Revenues in Excess of Certain Expenses                                39,485
                                                                     =======

                        FOREST GLEN APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen II Apartments consist of 30 units located in Daytona Beach, Florida. All four phases of the Forest Glen property are owned by a trustee on behalf of four beneficiaries (including Realty Opportunity Income Fund VIII, Ltd. and three other limited partnerships). Under a land trust agreement, Realty Opportunity Income Fund VIII, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase II of the Forest Glen property.

     The following percentage of units were occupied at the period ending date:

            September 30, 1998                              91%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen II Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT


The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase III, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase III, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                      /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                        FOREST GLEN APARTMENTS, PHASE III

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                    December 31,    December 31,
                                                        1997           1996
                                                    ------------    ------------


REVENUES
  Rental income                                       $170,175        $180,549
  Other income                                           7,031           5,721
                                                      --------        --------
    Total revenues                                     177,206         186,270
                                                      --------        --------
CERTAIN EXPENSES
  Personnel                                             17,461          15,378
  Advertising and promotion                              4,557           3,033
  Utilities                                              4,271           4,050
  Repairs and maintenance                               19,603          15,315
  Real estate taxes and insurance                       21,947          22,105
  Mortgage interest expense                             49,070          49,964
  Management fees                                        8,646          11,062
  Other operating expenses                               2,807           2,106
                                                      --------        --------
    Total certain expenses                             128,362         123,013
                                                      --------        --------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                  $ 48,844        $ 63,257
                                                      ========        ========


See Note to Statement of Revenues and Certain Expenses

                        FOREST GLEN APARTMENTS, PHASE III

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen Apartments, Phase III, consist of 26 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Florida Income Advantage Fund I, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Income Advantage Fund I, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase III of the Forest Glen Property.

     The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            96%
         December 31, 1997                            96%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase III.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                           Forest Glen III Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
                                                                  --------------
Revenue

Rent Base                                                            142,199
Other Income                                                         _______

Total Revenue                                                        142,199

Certain Expenses

Personnel                                                             12,041
Advertising and Promotion                                              2,413
Utilities Expense                                                      4,078
Repairs and Maintenance                                               14,639
Real Estate Taxes and Insurance                                       13,547
Mortgage Interest Expense                                             42,192
Management Fees                                                        8,292
Other Operating Expense                                                4,025
                                                                     -------

Total Operating Expense                                              101,227

Revenues in Excess of Certain Expenses                                40,972
                                                                     =======

                        FOREST GLEN APARTMENTS, PHASE III

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen III Apartments consist of 26 units located in Daytona Beach, Florida. All four phases of the Forest Glen property are owned by a trustee on behalf of four beneficiaries (including Florida Income Advantage Fund I, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Income Advantage Fund I, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase III of the Forest Glen property.

     The following percentage of units were occupied at the period ending date:

            September 30, 1998                              85%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen III Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Forest Glen Apartments, Phase IV, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Forest Glen Apartments, Phase IV, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                        FOREST GLEN APARTMENTS, PHASE IV

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                     December 31,   December 31,
                                                         1997           1996
                                                     ------------   ------------
REVENUES
  Rental income                                        $56,139         $57,348
  Other income                                           2,437           2,565
                                                       -------         -------
    Total revenues                                      58,576          59,913
                                                       -------         -------
CERTAIN EXPENSES
  Personnel                                              5,132           4,454
  Advertising and promotion                              1,385           1,009
  Utilities                                              1,494           1,340
  Repairs and maintenance                                6,346           4,773
  Real estate taxes and insurance                        6,985           7,247
  Mortgage interest expense                             17,843          15,897
  Management fees                                        3,987           5,056
  Other operating expenses                               1,159           1,070
                                                       -------         -------
    Total certain expenses                              44,331          40,846
                                                       -------         -------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                   $14,245         $19,067
                                                       =======         =======


See Note to Statement of Revenues and Certain Expenses

                        FOREST GLEN APARTMENTS, PHASE IV

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.  Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen Apartments, Phase IV, consist of 8 units located in Daytona Beach, Florida. All four phases of the Forest Glen Property are owned by a trustee on behalf of four beneficiaries (including Florida Income Appreciation Fund I, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Income Appreciation Fund I, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase IV of the Forest Glen Property.

     The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                           100%
         December 31, 1997                           100%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen Apartments, Phase IV.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                            Forest Glen IV Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
                                                                  --------------
Revenue

Rent Base                                                            38,648
Other Income                                                         _______

Total  Revenue                                                       38,648

Certain Expenses

Personnel                                                             4,306
Advertising and Promotion                                               762
Utilities Expense                                                     1,257
Repairs and Maintenance                                               4,368
Real Estate Taxes and Insurance                                       3,591
Mortgage Interest Expense                                            13,029
Management Fees                                                       2,610
Other Operating Expense                                               2,487
                                                                     ------

Total Operating Expense                                              32,410

Revenues in Excess of Certain Expenses                                6,238
                                                                     ======

                        FOREST GLEN APARTMENTS, PHASE IV

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Forest Glen IV Apartments consist of 8 units located in Daytona Beach, Florida. All four phases of the Forest Glen property are owned by a trustee on behalf of four beneficiaries (including Florida Income Appreciation Fund I, Ltd. and three other limited partnerships). Under a land trust agreement, Florida Income Appreciation Fund I, Ltd. owns beneficial interest in, and is obligated to pay operating expenses in respect of, the residential units comprising Phase IV of the Forest Glen property.

     The following percentage of units were occupied at the period ending date:

            September 30, 1998                              100%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Forest Glen IV Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT


The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Glen Lake Arms Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Glen Lake Arms Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                      /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
March 3, 1998

                            GLEN LAKE ARMS APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                       1997             1996
                                                   ------------     ------------
REVENUES
  Rental income                                     $ 745,649        $ 695,308
  Other income                                         22,536           60,265
                                                    ---------        ---------
    Total revenues                                    768,185          755,573
                                                    ---------        ---------
CERTAIN EXPENSES
  Personnel                                            85,191           81,963
  Advertising and promotion                            20,726           25,227
  Utilities                                           120,687          122,890
  Repairs and maintenance                              67,235           36,584
  Real estate taxes and insurance                     118,041          118,627
  Mortgage interest expense                           310,603          312,704
  Management fees                                      42,276           43,434
  Other operating expenses                             14,932            6,280
                                                    ---------        ---------
    Total certain expenses                            779,691          747,709
                                                    ---------        ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                $ (11,506)       $   7,864
                                                    =========        =========


See Note to Statement of Revenues and Certain Expenses

                            GLEN LAKE ARMS APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Glen Lakes Arms Apartments consist of 144 units located in St. Petersburg, Florida. The property was acquired by purchase May 18, 1995 by Glen Lake Investors, Ltd. in which Florida Capital Income Fund IV, Ltd. owns a 99% limited partnership interest. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            79%
         December 31, 1997                            81%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Glen Lake Arms Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                            Glen Lake Arms Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
                                                                  --------------
Revenue

Rent Base                                                             571,980
Other Income                                                           ______

Total  Revenue                                                        571,980

Certain Expenses

Personnel                                                             104,297
Advertising and Promotion                                              24,572
Utilities Expense                                                      89,904
Repairs and Maintenance                                               118,256
Real Estate Taxes and Insurance                                        88,015
Mortgage Interest Expense                                             192,536
Management Fees                                                             0
Other Operating Expense                                                93,019
                                                                     --------

Total Operating Expense                                               710,599

Revenues in Excess of Certain Expenses                               (138,619)
                                                                     ========

                            GLEN LAKE ARMS APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Glen Lake Arms consists of 144 units located in St. Petersburg, Florida. The property was acquired by purchase May 18, 1995 by Glen Lake Investors, Ltd. in which Florida Capital Income Fund IV, Ltd. owns a 99% limited partnership interest. The following percentage of units were occupied at the period ending date:

            September 30, 1998                              48%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of Glen Lake Arms.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Grove Hamlet Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Grove Hamlet Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
February 27, 1998

                             GROVE HAMLET APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                      1997              1996
                                                   ------------     ------------
REVENUES
  Rental income                                     $ 221,070        $ 228,459
  Other income                                          7,510           10,945
                                                    ---------        ---------
    Total revenues                                    228,580          239,404
                                                    ---------        ---------
CERTAIN EXPENSES
  Personnel                                            31,912           42,952
  Advertising and promotion                             1,530            1,388
  Utilities                                            13,915           18,450
  Repairs and maintenance                               8,245           27,052
  Real estate taxes and insurance                      35,289           32,966
  Mortgage interest expense                           125,177          126,382
  Management fees                                      14,028           15,889
  Other operating expenses                              3,912            4,748
                                                    ---------        ---------
    Total certain expenses                            234,008          269,827
                                                    ---------        ---------
REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                $  (5,428)       $ (30,423)
                                                    =========        =========


See Note to Statement of Revenues and Certain Expenses

                             GROVE HAMLET APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Grove Hamlet Apartments consist of 57 units located in Deland, Florida. The property was acquired by purchase December 29, 1993 by Central Florida Income Appreciation Fund, Ltd. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            86%
         December 31, 1997                            82%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Grove Hamlet Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                             Laurel Oaks Apartments
                       (formerly Grove Hamlet Apartments)
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
                                                                  --------------
Revenue

Rent Base                                                            217,728
Other Income                                                         _______

Total  Revenue                                                       217,728

Certain Expenses

Personnel                                                             30,427
Advertising and Promotion                                              1,227
Utilities Expense                                                     10,157
Repairs and Maintenance                                               21,020
Real Estate Taxes and Insurance                                       16,655
Mortgage Interest Expense                                             90,261
Management Fees                                                       13,574
Other Operating Expense                                                6,611
                                                                     -------

Total Operating Expense                                              189,932

Revenues in Excess of Certain Expenses                                27,796
                                                                     =======

                             GROVE HAMLET APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Grove Hamlet Apartments consist of 57 units located in Deland, Florida. The property was acquired by purchase December 29, 1993 by Central Florida Income Appreciation Fund, Ltd. The following percentage of units were occupied at the period ending date:

            September 30, 1998                              95%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Grove Hamlet Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Stadium Club Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Stadium Club Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     /s/ ELROY D. MIEDEMA

                                                     Elroy D. Miedema
                                                     Certified Public Accountant

Ft. Lauderdale, Florida
March 3, 1998

                             STADIUM CLUB APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                   December 31,     December 31,
                                                       1997             1996
                                                   ------------     ------------
REVENUES
  Rental income                                      $458,687        $427,919
  Other income                                         27,710          21,809
                                                     --------        --------

    Total revenues                                    486,397         449,728
                                                     --------        --------

CERTAIN EXPENSES
  Personnel                                            72,107          67,232
  Advertising and promotion                            11,885          10,074
  Utilities                                            49,370          39,341
  Repairs and maintenance                              31,966          26,020
  Real estate taxes and insurance                      36,528          30,980
  Mortgage interest expense                           146,120         122,433
  Management fees                                      25,469          28,041
  Other operating expenses                             15,278          11,296
                                                     --------        --------

    Total certain expenses                            388,723         335,417
                                                     --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                 $ 97,674        $114,311
                                                     ========        ========


See Note to Statement of Revenues and Certain Expenses

                             STADIUM CLUB APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Stadium Club Apartments consist of 229 units located in Statesboro, Georgia. The property was acquired by purchase June 30, 1995 by GSU Stadium Student Apartments, Ltd. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            90%
         December 31, 1997                            86%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Stadium Club Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units, which are student housing, are rented under lease agreements that correspond to the school semesters.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                             Stadium Club Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
                                                                  --------------
Revenue

Rent Base                                                             311,584
Other Income                                                          _______

Total  Revenue                                                        311,584

Certain Expenses

Personnel                                                              55,544
Advertising and Promotion                                              10,867
Utilities Expense                                                      49,905
Repairs and Maintenance                                                29,733
Real Estate Taxes and Insurance                                        10,277
Mortgage Interest Expense                                             102,025
Management Fees                                                        32,982
Other Operating Expense                                                30,026
                                                                     --------

Total Operating Expense                                               321,359

Revenues in Excess of Certain Expenses                                 (9,775)
                                                                     ========

                             STADIUM CLUB APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Stadium Club Apartments consist of 229 units located in Statesboro, Georgia. The property was acquired by purchase June 30, 1995 by GSU Stadium Student Apartments, Ltd. The following percentage of units were occupied at the period ending date:

            September 30, 1998                              64%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of Stadium Club Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Steeplechase Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Steeplechase Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.


                                                     Elroy D. Miedema
                                                     Certified Public Accountant


Ft. Lauderdale, Florida
June 13, 1998

                             STEEPLECHASE APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996




                                                 December 31,     December 31,
                                                    1997              1996
                                                  --------         ---------


REVENUES
  Rental income                                   $ 234,305        $ 231,630
  Other income                                       10,733           13,663
                                                  ---------        ---------

    Total revenues                                  245,038          245,293
                                                  ---------        ---------

CERTAIN EXPENSES
  Personnel                                          50,624           57,299
  Advertising and promotion                          11,417            6,207
  Utilities                                          49,085           56,241
  Repairs and maintenance                            31,930           21,149
  Real estate taxes and insurance                    33,112           37,786
  Mortgage interest expense                          93,448           95,540
  Management fees                                    15,227           11,792
  Other operating expenses                            7,495            7,612
                                                  ---------        ---------

    Total certain expenses                          292,338          293,626
                                                  ---------        ---------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                              $ (47,300)       $ (48,333)
                                                  =========        =========

See Note to Statement of Revenues and Certain Expenses

                             STEEPLECHASE APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Steeplechase Apartments consist of 72 units located in Anderson, Indiana. The property was acquired on October 1, 1996 by Income Partners III, Ltd. in which Baron Strategic Investment Fund II, Ltd. owns a 99% limited partnership interest. The following percentage of units were occupied at the various period ending dates:

         December 31, 1996                            65%
         December 31, 1997                            65%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Steeplechase Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                             Steeplechase Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
                                                                  --------------
Revenue

Rent Base                                                             232,453
Other Income                                                          _______

Total  Revenue                                                        232,453

Certain Expenses

Personnel                                                              46,225
Advertising and Promotion                                               2,422
Utilities Expense                                                      41,559
Repairs and Maintenance                                                35,791
Real Estate Taxes and Insurance                                        18,362
Mortgage Interest Expense                                              68,203
Management Fees                                                        14,696
Other Operating Expense                                                14,020
                                                                     --------

Total Operating Expense                                               241,278

Revenues in Excess of Certain Expenses                                 (8,825)
                                                                     ========

                             STEEPLECHASE APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Steeplechase Apartments consist of 72 units located in Anderson, Indiana. The property was acquired on October 1, 1996 by Income Partners III, Ltd. in which Baron Strategic Investment Fund II, Ltd. owns a 99% limited partnership interest The following percentage of units were occupied at the period ending date:

            September 30, 1998                              75%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Steeplechase Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          EXCHANGE HYBRID PARTNERSHIPS

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Crystal Court Apartments, Phase I, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Crystal Court Apartments, Phase I, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.






                                                Elroy D. Miedema
                                                Certified Public Accountant


Ft. Lauderdale, Florida
March 28, 1998

                        CRYSTAL COURT APARTMENTS, PHASE I

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                  December 31,    December 31,
                                                     1997            1996
                                                   ---------       ---------


REVENUES
  Rental income                                    $ 282,679       $ 270,046
  Other income                                        14,701           9,356
                                                   ---------       ---------

    Total revenues                                   297,380         279,402
                                                   ---------       ---------

CERTAIN EXPENSES
  Personnel                                           30,622          31,136
  Advertising and promotion                            2,628           2,768
  Utilities                                           20,609          25,684
  Repairs and maintenance                             26,081          37,278
  Real estate taxes and insurance                     34,604          33,957
  Mortgage interest expense                          139,652         147,658
  Management fees                                     20,019          19,102
  Other operating expenses                             5,015           3,893
                                                   ---------       ---------

    Total certain expenses                           279,230         301,476
                                                   ---------       ---------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                               $  18,150       $ (22,074)
                                                   =========       =========




See Note to Statement of Revenues and Certain Expenses

                        CRYSTAL COURT APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Crystal Court Apartments, Phase I, consist of 72 units located in Lakeland, Florida. The property was acquired by purchase in 1997 by Cystal Court Properties, Ltd. The following percentage of units were occupied at the various period ending dates:


           December 31, 1996                                   92%
           December 31, 1997                                   89%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Crystal Court Apartments, Phase I.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                           Crystal Court I Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
                                                                  --------------
Revenue

Rent Base                                                            199,919
Other Income                                                           4,391
                                                                     -------

Total Revenue                                                        204,310

Certain Expenses

Personnel                                                             18,169
Advertising and Promotion                                              1,986
Utilities Expense                                                     12,796
Repairs and Maintenance                                               16,133
Real Estate Taxes and Insurance                                       11,393
Mortgage Interest Expense                                             62,950
Management Fees                                                        8,143
Other Operating Expense                                                5,133
                                                                     -------

Total Operating Expense                                              136,708

Revenues in Excess of Certain Expenses                                67,602
                                                                     =======

                        CRYSTAL COURT APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1998



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Crystal Court Apartments, Phase I, consist of 72 units located in Lakeland, Florida. The property was acquired by purchase in 1997 by Cystal Court Properties, Ltd. The following percentage of units were occupied at the various period ending dates:

           September 30, 1998                                  93%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Crystal Court Apartments, Phase I.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Lamplight Court Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Lamplight Court Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                                     Elroy D. Miedema
                                                     Certified Public Accountant


Ft. Lauderdale, Florida
March 28, 1998

                           LAMPLIGHT COURT APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                   December 31,     December 31,
                                                      1997            1996
                                                    --------        --------

REVENUES
  Rental income                                     $303,933        $325,019
  Other income                                        14,083          14,901
                                                    --------        --------

    Total revenues                                   318,016         339,920
                                                    --------        --------

CERTAIN EXPENSES
  Personnel                                           39,363          49,403
  Advertising and promotion                            6,648           6,747
  Utilities                                           48,903          45,192
  Repairs and maintenance                             19,279          19,456
  Real estate taxes and insurance                     38,313          41,360
  Mortgage interest expense                          126,175         134,591
  Management fees                                     18,581          21,187
  Other operating expenses                             4,690           7,093
                                                    --------        --------

    Total certain expenses                           301,952         325,029
                                                    --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                $ 16,064        $ 14,891
                                                    ========        ========


See Note to Statement of Revenues and Certain Expenses

                           LAMPLIGHT COURT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Lamplight Court Apartments consist of 80 units located in Bellefontaine, Ohio. The property was acquired by purchase in 1985 by Independence Village, Ltd. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            86%
         December 31, 1997                            90%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Lamplight Court Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed during 1996 and 1997, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325.

                           Lamplight Court Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98

                                      Undivided 31.7% Interest
                                     held by Lamplight Court of          Undivided 68.3% Interest
                                    Bellefontaine Apartments, Ltd.         held by Non-affiliate          Total
                                    ------------------------------         ---------------------          -----
Revenue
Rent Base                                         86,411                           186,179               272,590
Other Income                                         766                             1,649                 2,415
                                                 -------                           -------               -------

Total Revenue                                     87,177                           187,828               275,005

Certain Expenses

Personnel                                          8,018                            17,276                25,294
Advertising and Promotion                            602                             1,296                 1,898
Utilities Expense                                  8,688                            18,720                27,408
Repairs and Maintenance                            2,021                             4,353                 6,374
Real Estate Taxes and Insurance                    7,691                            16,572                24,263
Mortgage Interest Expense                         29,804                            64,214                94,018
Management Fees                                    3,525                             7,596                11,121
Other Operating Expenses                           5,504                            11,859                17,363
                                                 -------                           -------               -------

Total Operating Expenses                          65,853                           141,886               207,739
                                                 -------                           -------               -------

Revenues in Excess
  of Certain Expenses                             21,323                            45,943                67,266
                                                 =======                           =======               =======

                           LAMPLIGHT COURT APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Lamplight Court Apartments consist of 80 units located in Bellefontaine, Ohio. The property was acquired by purchase in 1985 by Independence Village, Ltd. The following percentage of units were occupied at the period ending date:

            September 30, 1998                              91%

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Lamplight Court Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Pine View Apartments for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Pine View Apartments for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.






                                                   Elroy D. Miedema
                                                   Certified Public Accountant


Ft. Lauderdale, Florida
March 28, 1998

                              PINE VIEW APARTMENTS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996





                                                    December 31,    December 31,
                                                       1997            1996
                                                     --------        --------


REVENUES
  Rental income                                      $358,074        $382,792
  Other income                                         32,557          19,469
                                                     --------        --------

    Total revenues                                    390,631         402,261
                                                     --------        --------

CERTAIN EXPENSES
  Personnel                                            33,083          40,056
  Advertising and promotion                            16,713          19,452
  Utilities                                            49,502          46,699
  Repairs and maintenance                              52,329          64,718
  Real estate taxes and insurance                      43,589          45,005
  Mortgage interest expense                           131,707         138,693
  Management fees                                      25,709          28,159
  Other operating expenses                             13,185           8,201
                                                     --------        --------

    Total certain expenses                            365,817         390,983
                                                     --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                 $ 24,814        $ 11,278
                                                     ========        ========





See Note to Statement of Revenues and Certain Expenses

                              PINE VIEW APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Pine View Apartments consist of 92 units located in Orlando, Florida. The property was acquired by purchase in 1986 by Pineview Apartments, Ltd. The following percentage of units were occupied at the various period ending dates:


           December 31, 1996                                   93%
           December 31, 1997                                   91%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Pine View Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

                               Pineview Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
Revenue

Rent Base                                                            288,547
Other Income                                                          18,664
                                                                     -------

Total Revenue                                                        307,211

Certain Expenses

Personnel                                                             30,650
Advertising and Promotion                                              4,685
Utilities Expense                                                     32,319
Repairs and Maintenance                                               28,670
Real Estate Taxes and Insurance                                       14,457
Mortgage Interest Expense                                             73,004
Management Fees                                                       10,541
Other Operating Expense                                               12,062
                                                                     -------

Total Operating Expense                                              206,388

Revenues in Excess of Certain Expenses                               100,823
                                                                     =======

                              PINE VIEW APARTMENTS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1998



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Pine View Apartments consist of 92 units located in Orlando, Florida. The property was acquired by purchase in 1986 by Pineview Apartments, Ltd. The following percentage of units were occupied at the various period ending dates:

           September 30, 1998                                 92%

     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Pine View Apartments.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

     Property Management

     In exchange for services performed in January through May 1998, a property manager was paid a property management fee equal to 5% of collected rental income from the property, a performance fee of $2.00 per residential apartment unit for each month the property manager collected more than 96% of gross potential rents and a monthly bookkeeping fee of in the range of $275 to $325. In June 1998, the property management agreement was terminated, and since that time the property has been self-managed.

     Other Matters

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. (the "Operating Partnership"), will offer to exchange Operating Partnership Units to the limited partners of partnerships which directly or indirectly own the equity interest in residential apartment properties, including the subject property. These Units are exchangeable for an equivalent number of Common Shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                                DEBT PROPERTIES

================================================================================




                      BARON STRATEGIC INVESTMENT FUND, LTD.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1997




================================================================================

                      BARON STRATEGIC INVESTMENT FUND, LTD.


                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         1


FINANCIAL STATEMENTS

   Balance Sheet                                                           2

   Statement of Operations                                                 3

   Statement of Partners' Capital                                          4

   Statement of Cash Flows                                                 5

   Notes to Financial Statements                                          6-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
Baron Strategic Investment Fund, Ltd.
Cincinnati, Ohio


We have audited the accompanying balance sheet of Baron Strategic Investment Fund, Ltd. (the "Partnership") as of December 31, 1997, and the related statements of operations, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund, Ltd. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the sole stockholder and president of the Partnership's general partner. As discussed in Note 3, the Partnership and its affiliates have engaged in significant transactions with each other.


                              RACHLIN COHEN & HOLTZ


Miami, Florida
August 14, 1998 except for the third paragraph 7 of
  Note 6, as to which the date is December 15, 1998

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                                  BALANCE SHEET

                                DECEMBER 31, 1997


                                ASSETS

Cash                                                                    $ 39,440
Notes receivable from affiliates                                         559,000
Advances receivable from affiliate                                       249,739
Accrued interest receivable from affiliate                                21,459
                                                                        --------

                                                                        $869,638
                                                                        ========


                   LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner                       $  9,500
                                                                        --------

Commitments, Subsequent Events and Other Matter                             --

Partners' Capital:
   General partner                                                            90
   Limited partners                                                      860,048
                                                                        --------
                                                                         860,138
                                                                        --------
                                                                        $869,638
                                                                        ========


                       See notes to financial statements.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                             STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997





Revenues:
   Interest income from affiliate                                        $76,981
   Other                                                                   1,906
                                                                         -------
                                                                          78,887
                                                                         -------

Expenses:
   General and administrative                                             10,745
   Administrative fees to general partner                                  6,000
                                                                         -------
                                                                          16,745
                                                                         -------
Net Income                                                               $62,142
                                                                         =======


                       See notes to financial statements.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                         STATEMENT OF PARTNERS' CAPITAL

                          YEAR ENDED DECEMBER 31, 1997





                                         General       Limited
                                         Partner       Partners         Total
                                         -------       --------         -----

Partners' Capital, Beginning             $      90     $ 910,570      $ 910,660

Distributions                                 --        (112,664)      (112,664)

Net Income                                    --          62,142         62,142
                                         ---------     ---------      ---------

Partners' Capital, Ending                $      90     $ 860,048      $ 860,138
                                         =========     =========      =========

                       See notes to financial statements.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997



Cash Flows from Operating Activities:
   Net income                                                            $  62,142
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliate         (15,981)
            Increase in administrative fees payable to general partner       6,000
                                                                         ---------
               Net cash provided by operating activities                    52,161
                                                                         ---------

Cash Flows from Investing Activities:
   Investment in notes receivables from affiliates                        (339,000)
   Advances to affiliate                                                    (7,239)
                                                                         ---------
               Net cash used in investing activities                      (346,239)
                                                                         ---------

Cash Flows from Financing Activities:
   Distributions to limited partners                                      (112,664)
   Syndication costs                                                        (6,800)
                                                                         ---------
               Net cash used in financing activities                      (119,464)
                                                                         ---------

Net Decrease in Cash                                                      (413,542)

Cash, Beginning                                                            452,982
                                                                         ---------
Cash, Ending                                                             $  39,440
                                                                         =========

                       See notes to financial statements.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Capitalization

Baron  Strategic   Investment  Fund,  Ltd.  ("the  Partnership")  was  initially organized on April 24, 1996 under the laws of the State of Florida.

The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

Business

The  Partnership  provides  debt and equity  financing  to  existing  affiliated
limited  partnerships  owning  residential   apartment  communities  located  in
Florida.

Revenue Recognition

Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

Concentration of Credit Risk

At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

Notes Receivable from Affiliates

Notes receivable from affiliates are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Income Taxes

The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of May 20, 1996:

Capital Contributions of Partners

The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

Term

The  Partnership  will  continue  through  December  31,  2026,   unless  sooner
terminated by law or under certain provisions of the Agreement.

Distributions

     Cash Distributions

          The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12.5% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated 50% to the limited partners and 50% to the general partner.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Distributions of Net Proceeds

          Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 12.5% cash-on-cash return; and (b) next to the general partner, until the total amount so distributed to it when added to all prior distributions of distributable cash and net proceeds made to it, is equal to the sum of its capital contribution plus an annual 12.5% cash-on-cash return and; (c) the balance, if any is distributed 50% to the limited partners and 50% to the general partner.

Allocation of Income and Loss

Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

          The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

          After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

Dissolution

The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

Winding Up

Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

Fees to the General Partner

Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $500 per month through December 1, 2003.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES

The following are the balances of the notes receivable from affiliates at December 31, 1997:

                                                                  Notes
                                                                Receivable
                                                                ----------
Blossom Corners Apartments II, Ltd. ("Blossom II")               $457,000 (a)
Falls Properties III, Ltd. ("Falls III")                          102,000 (b)
                                                                 --------
                                                                 $559,000
                                                                 ========

(a)  In November 1996, the  Partnership  acquired  certain  receivables  from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Blossom II, were converted into promissory notes as more fully described in the table below:

       Blossom II Second Mortgage Note; matures on April 1, 2002; accrues interest at an minimum annual rate of 6% and provides for participation interest at the rate of 3% per annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flow, as defined in the note; provides for additional participation interest in an annual equal to 20% of remaining available cash flow, as defined,  which will continue to be made until such time as the collateral has been sold, and which obligation will continue notwithstanding total repayment of the principal amount of the note; secured by a lien upon certain real and personal property of Blossom II; subordinated to the first mortgage which had a balance of  approximately  $1,130,000  as of  December  31,
       1997.                                                           $622,103

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)


        Unsecured promissory note, representing advances made by the former  general  partner to Blossom  II. The note is payable upon demand and bears  interest at 1% over prime (9.5% as of
        December 31,1997).                                               68,861

        Other receivables,  related to advances for refinancing fees
        and professional services.                                       29,732
                                                                       --------
                                                                        720,696
        Less discount                                                   263,696
                                                                       --------
        Notes receivable, net of discount                              $457,000
                                                                       ========

     See Note 6 regarding a subsequent amendment to the second mortgage.

(b) In April 1997, the Partnership acquired, at a discount, certain receivables owed Falls III from an unrelated entity. In connection with Falls III filing for reorganization under Chapter 11 of the Bankruptcy Code in August 1994, the notes, which had included a Second Mortgage Note Receivable, were converted into two unsecured promissory notes of $198,750 and $44,398 (total of $234,148). The notes provide for the partial repayment of the principal balance in April 1999 using 20% of the excess cash flow of Falls
     III. The remaining principal is to be repaid after all secured notes and other claims designated by the court have been paid in full.

        Notes receivable                                              $ 243,148
        Less discount                                                  (141,148)
                                                                      ---------
                 Notes receivable, net of discount                    $ 102,000
                                                                      =========

NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATE

During 1996 and 1997, the Partnership provided funding to Blossom II by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and accrue interest at 12% per annum. The balance of $249,739 remained outstanding as of December 31, 1997. Interest income of $36,427 was recognized during the year, of which $21,459 was accrued as of December 31, 1997. Subsequent to December 31, 1997, the Partnership received $134,992 from Blossom II as payment towards the principal and interest.

NOTE 5. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

In 1996, in accordance with the terms of a Private Placement Memorandum dated May 20, 1996, the Partnership issued the 2,400 units of limited partner interest being offered at $500 per unit for total gross proceeds of $1,200,000. Costs of $284,000 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $284,000 in syndication costs, the Partnership paid $164,000 to its general partner for administrative, legal and investment fees.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6. SUBSEQUENT EVENTS

Loan to Affiliate

In March 1998, the Partnership made a loan of $128,000 to Sycamore Real Estate Development, an affiliate. The loan is due on demand and has an annual interest rate of 12%.

Distributions to Limited Partners

In 1998, the Partnership made distributions of approximately $76,000 to the limited partners.

Amendment to Second Mortgage

On December 15, 1998, the Partnership entered into a Second Amendment to Open-End Second Mortgage and Security Agreement by which all of the notes will be secured by the Second Mortgage, and the maturities extended to April 1, 2002. The amendment also provides for additional advances to be secured under a future advance clause up to $1,250,000 maximum.

NOTE 7. OTHER MATTER

In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron
Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership.

================================================================================




                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1997




================================================================================

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.


                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         1


FINANCIAL STATEMENTS

   Balance Sheet                                                           2

   Statement of Operations                                                 3

   Statement of Partners' Capital                                          4

   Statement of Cash Flows                                                 5

   Notes to Financial Statements                                          6-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners
Baron Strategic Investment Fund IV, Ltd.
Cincinnati, Ohio


We have audited the accompanying balance sheet of Baron Strategic Investment Fund IV, Ltd. (the "Partnership") as of December 31, 1997, and the related statements of operations, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund IV, Ltd. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the sole stockholder and president of the Partnership's general partner. As discussed in Notes 3 and 4, the Partnership and its affiliates have engaged in significant transactions with each other.


                              RACHLIN COHEN & HOLTZ


Miami, Florida
August 14, 1998 except for the second paragraph of
 Note 6, as to which the date is December 15, 1998

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                                  BALANCE SHEET

                                DECEMBER 31, 1997


                    ASSETS

Cash                                                                  $   98,947
Notes receivable from affiliates                                         968,751
Advances receivable from affiliates                                       19,500
Accrued interest receivable from affiliate                                20,858
                                                                      ----------
                                                                      $1,108,056
                                                                      ==========


      LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Note payable to affiliate                                          $  379,267
   Accrued syndication costs                                              20,100
   Administrative fees payable to general partner                         14,000
   Accrued interest payable to affiliate                                   2,182
                                                                      ----------
                                                                         415,549
                                                                      ----------
Commitments and Other Matter                                                --

Partners' Capital:
   General partner                                                           511
   Limited partners                                                      692,507
                                                                      ----------
                                                                         692,507
                                                                      ----------
                                                                      $1,108,056
                                                                      ==========


                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                             STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997





Revenues:
   Interest income from affiliate                                       $128,047
   Other                                                                   1,573
                                                                        --------
                                                                         129,620
                                                                        --------
Costs and Expenses:
   Interest expense to affiliate                                          67,699
   Administrative fees to general partner                                 12,000
   General and administrative                                              5,181
                                                                        --------
                                                                          84,880
                                                                        --------
Net Income                                                              $ 44,740
                                                                        ========


                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                         STATEMENT OF PARTNERS' CAPITAL

                          YEAR ENDED DECEMBER 31, 1997


                                                   General     Limited
                                                   Partner     Partners      Total
                                                   -------     --------      -----
Partners' Capital, Beginning                      $      64   $  70,023    $  70,087

Capital Contributions, Net of Syndication Costs        --       604,810      604,810

Distributions                                          --       (27,130)     (27,130)

Net Income                                              447      44,293       44,740
                                                  ---------   ---------    ---------

Partners' Capital, Ending                         $     511   $ 691,996    $ 692,507
                                                  =========   =========    =========


                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997



Cash Flows from Operating Activities:
   Net loss                                                              $  44,740
   Adjustments to reconcile net loss to net cash
      provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliate         (20,858)
            Increase in administrative fees payable to general partner      12,000
            Increase in accrued interest payable to affiliate                2,182
                                                                         ---------
               Net cash provided by operating activities                    38,064
                                                                         ---------

Cash Flows from Investing Activities:
   Investment in notes receivable from affiliate                          (981,237)
   Payment received on notes receivable from affiliate                      12,486
   Advances to affiliates                                                  (19,500)
                                                                         ---------
               Net cash used in investing activities                      (988,251)
                                                                         ---------

Cash Flows from Financing Activities:
   Proceeds from notes payable to affiliate                                690,000
   Payments on note payable to affiliate                                  (310,733)
   Partners' capital contributions                                         769,263
   Syndication costs                                                      (144,353)
   Distributions to limited partners                                       (27,130)
                                                                         ---------
               Net cash provided by financing activities                   977,047
                                                                         ---------

Net Increase in Cash                                                        26,860

Cash, Beginning                                                             72,087
                                                                         ---------
Cash, Ending                                                             $  98,947
                                                                         =========


                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Capitalization

Baron Strategic Investment Fund IV, Ltd. ("the Partnership") was initially organized on October 1, 1996 under the laws of the State of Florida.

The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,000,000, to be divided into 2,000 equal units of limited partnership interest.

See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

Business

The  Partnership   provides  debt  financing  to  existing   affiliated  limited
partnerships owning residential apartment communities located in Florida.

Revenue Recognition

Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

Concentration of Credit Risk

At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

Notes Receivable from Affiliates

Notes receivable from affiliates are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Income Taxes

The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of October 22, 1996:

Capital Contributions of Partners

The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,000,000, to be divided into 2,000 units of limited partnership units. A capital account is maintained for each partner.

Term

The  Partnership  will  continue  through  December  31,  2026,   unless  sooner
terminated by law or under certain provisions of the Agreement.

Distributions

     Cash Distributions

          The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated to the general partner.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Distributions of Net Proceeds

          Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 18% cash-on-cash return; and (b) the balance, if any, is distributed to the general partner.

Allocation of Income and Loss

Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

          The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

          After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

Dissolution

The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

Winding Up

Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

Fees to the General Partner

Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2003.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATE

The following are the balances of the notes receivable and accrued interest receivable from affiliates at December 31, 1997: Notes Accrued Receivable Interest


Country Square Apartments, Ltd. ("Country Square")        $797,189   $  --   (a)
                                                                     -------
Country Square                                             171,562    20,858 (b)
                                                          --------   -------
                                                          $968,751   $20,858
                                                          ========   =======

(a)  In  March  1997,  the  Partnership  acquired  certain  receivables  from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Country Square, were converted into promissory notes as more fully described in the table below:

        Country Square Second Mortgage Note; matures on April 30, 2008; accrues interest at an minimum annual rate of 12%; secured by a lien upon certain real and personal property of Country Square; subordinated to the first mortgage which had a balance of
        approximately $1,240,000 as of December 31, 1997.            $1,192,987

        Less discount                                                   395,798
                                                                     ----------
        Note receivable, net of discount                             $  797,189
                                                                     ==========

(b) In July 1997, the Partnership made a loan to Country Square of $171,562 pursuant to the terms of a promissory note. The note is due on demand and accrues interest quarterly at 12% per annum.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3. NOTES RECEIVABLE FROM AFFILIATE (Continued)

See Note 6 regarding a subsequent amendment to the second mortgage.

NOTE 4. Note Payable to Affiliate

In March 1997, the Partnership borrowed funds from Baron Strategic Investment Fund VI, Ltd. ("Fund VI") pursuant to the terms of a promissory note. The note matures in September 2002 with interest payable monthly at 15% per annum. As collateral for the note payable, the Partnership has granted Fund VI a security interest in the second mortgage notes and mortgages (see Note 3). The note had an unpaid principal balance of $379,267 as of December 31, 1997. Interest expense to the affiliate amounted to $67,699 for 1997 of which $2,182 was unpaid and accrued at December 31, 1997.

NOTE 5. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

In 1996, in accordance with the terms of a Private Placement Memorandum dated October 22, 1996, the Partnership issued 180 units of limited partnership interest of the 2,000 units being offered at $500 per unit for total gross proceeds of $90,000. Costs of $17,400 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $14,000 was paid to the General Partner for administrative, legal and investment fees.

During 1997, the Partnership issued 1,538.5 units of limited partnership interest at $500 per unit for total gross proceeds of $769,263. This issuance increased the total units sold to 1,718.5 units of the 2,000 units being offered. Costs of $164,453 incurred in connection with syndicating these partnership units have been recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $80,570 was incurred with regard to the General Partner for administrative, legal and investment fees. Syndicated costs of $20,100 were unpaid and accrued at December 31, 1997.

Subsequent to December 31, 1997, the Partnership issued 280.5 units of the remaining 281.5 units at $500 per unit for a total of $140,237. This issuance increased the total units sold to 1,999 units of the 2,000 units being offered. Costs of $26,647 incurred in connection with syndicating these partnership units were recorded as a reduction of limited partner's capital contributions in 1998. Of the syndication costs, $22,524 was paid to the General Partner for administrative, legal and investment fees.

NOTE 6. SUBSEQUENT EVENTS

Distributions to Limited Partners

In 1998, the Partnership made distributions of approximately $15,000 to the limited partners.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6. SUBSEQUENT EVENTS (Continued)

Amendment to Second Mortgage

On December 15, 1998, the Partnership entered into a Second Amendment to Open-End Second Mortgage and Security Agreement by which all of the notes will be secured by the Second Mortgage, and the maturities extended to April 30, 2008. The amendment also provides for additional advances to be secured under a future advance clause up to $1,750,000 maximum.

NOTE 7. OTHER MATTER

In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron
Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================




                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1997





================================================================================

                    BARON STRATEGIC INVESTMENT FUND V, LTD.


                               TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                        1


FINANCIAL STATEMENTS

   Balance Sheet                                                          2

   Statement of Operations                                                3

   Statement of Partners' Capital                                         4

   Statement of Cash Flows                                                5

   Notes to Financial Statements                                         6-12

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners
Baron Strategic Investment Fund V, Ltd.
Cincinnati, Ohio


We have audited the accompanying balance sheet of Baron Strategic Investment Fund V, Ltd. (the "Partnership") as of December 31, 1997, and the related statements of operations and partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund V, Ltd. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the stockholder and president of the Partnership's general partner. As discussed in Notes 3 and 4, the Partnership and its affiliates have engaged in significant transactions with each other.


                              RACHLIN COHEN & HOLTZ


Miami, Florida
August 14, 1998 except for the third paragraph of Note 6, as to which the date is December 15, 1998.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                                  BALANCE SHEET

                                DECEMBER 31, 1997


                    ASSETS

Cash                                                                    $112,521
Notes receivable from affiliates                                         706,100
Advances receivable from affiliates                                       54,800
Accrued interest receivable from affiliates                               55,694
                                                                        --------

                                                                        $929,115


        LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner                       $ 14,000
                                                                        --------

Commitments, Subsequent Events and Other Matter                             --

Partners' Capital:
   General partner                                                            69
   Limited partners                                                      915,046
                                                                        --------
                                                                         915,115
                                                                        --------
                                                                        $929,115
                                                                        ========


                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                             STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997


Revenues:
   Interest income from affiliates                                       $55,694
   Other                                                                   3,423
                                                                         -------
                                                                          59,117
                                                                         -------
Costs and Expenses:
   Administrative fees to general partner                                 12,000
   General and administrative                                              5,117
                                                                         -------
                                                                          17,117
                                                                         -------
Net income                                                               $42,000
                                                                         =======


                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                         STATEMENT OF PARTNERS' CAPITAL

                          YEAR ENDED DECEMBER 31, 1997


                                                   General     Limited
                                                   Partner     Partners      Total
                                                   -------     --------      -----
Partners' Capital, Beginning                      $      69   $  85,614    $  85,683

Capital Contributions, Net of Syndication Costs        --       850,300      850,300

Distributions                                          --       (62,868)     (62,868)

Net Income                                             --        42,000       42,000
                                                  ---------   ---------    ---------

Partners' Capital, Ending                         $      69   $ 915,046    $ 915,115
                                                  =========   =========    =========


                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997


Cash Flows from Operating Activities:
   Net income                                                            $    42,000
   Adjustments to reconcile net loss to net cash
      used in operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliate           (55,694)
            Increase in administrative fees payable to general partner        12,000
                                                                         -----------
               Net cash used in operating activities                          (1,694)
                                                                         -----------

Cash Flows from Investing Activities:
   Investment in notes receivable from affiliates                           (706,100)
   Investment in advances receivable from affiliates                         (54,800)
                                                                         -----------
               Net cash used in investing activities                        (760,900)
                                                                         -----------

Cash Flows from Financing Activities:
   Partners' capital contributions                                         1,090,000
   Syndication costs paid                                                   (239,700)
   Distributions to limited partners                                         (62,868)
                                                                         -----------
               Net cash provided by financing activities                     787,432
                                                                         -----------

Net Increase in Cash                                                          24,838

Cash, Beginning                                                               87,683
                                                                         -----------
Cash, Ending                                                             $   112,521
                                                                         ===========


                       See notes to financial statements.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Capitalization

Baron Strategic Investment Fund V, Ltd. ("the Partnership") was initially organized on October 1, 1996 under the laws of the State of Florida.

The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

Business

The  Partnership  provides  debt and equity  financing  to  existing  affiliated
limited  partnerships  owning  residential   apartment  communities  located  in
Florida.

Revenue Recognition

Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

Concentration of Credit Risk

At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

Notes Receivable from Affiliates

Notes receivable from affiliates are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the allowance for impairment and the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Income Taxes

The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of October 23, 1996:

Capital Contributions of Partners

The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

Term

The  Partnership  will  continue  through  December  31,  2026,   unless  sooner
terminated by law or under certain provisions of the Agreement.

Distributions

     Cash Distributions

          The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 15% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated to the general partner.

                    BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

Distributions (Continued)

     Distributions of Net Proceeds

          Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 15% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

Allocation of Income and Loss

Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

          The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

          After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

Dissolution

The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

Winding Up

Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

Fees to the General Partner

Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2003.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES

The following are the balances of the notes receivable, net of allowance for impairment, and accrued interest due from affiliates at December 31, 1997:

                                                           Notes      Accrued
                                                         Receivable   Interest
                                                         ----------   --------
Sunrise Apartments, Ltd.("Sunrise")                       $488,000   $ 26,309(a)
Curiosity Creek Apartments, Ltd. ("Curiosity Creek")       218,100     29,385(b)
                                                          --------   --------
                                                          $706,100   $ 55,694
                                                          ========   ========

(a) In June 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Sunrise, were converted into promissory notes as more fully described in the table below.

        Sunrise Second  Mortgage  Note;  matures on October 1, 2007;
        accrues  interest  at an  minimum  annual  rate  of  6%  and provides  for  participation  interest at the rate of 3% per annum based upon the amount of the unpaid  principal,  which shall  be due and  payable  to the  extent  that it does not exceed  the  available  cash  flow,  as defined in the note;
        provides for additional  participation interest in an annual equal to 20% of remaining  available  cash flow, as defined, which  will  continue  to be  made  until  such  time as the collateral has been sold, and which obligation will continue notwithstanding total repayment of the principal amount of the note;  secured by a lien upon  certain real and personal property  of  Sunrise;  subordinated  to the first  mortgage which  had  a  balance  of  approximately  $1,037,000  as of
        December 31, 1997.                                           $  335,000

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

        Unsecured promissory note, representing advances made by the former general partner to Sunrise.  The note is payable upon
        demand and bears interest at an annual rate of 4%.              621,515

        Unsecured promissory note, representing advances made by the former general partner to Sunrise.  The note is payable upon demand  and  bears  interest  at 1% over  prime  (9.5% as of
        December 31, 1997).                                               1,467

        Other receivables,  related to advances for refinancing fees
        and professional services                                        48,468
                                                                     ----------
                                                                      1,006,450
        Less discount                                                   518,450
                                                                     ----------
        Notes receivable, net of discount                            $  488,000
                                                                     ==========

(b)  In  March  1997,  the  Partnership  acquired  certain  receivables  from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Curiosity Creek, were converted into promissory notes as more fully described in the table below.

         Curiosity  Creek Second  Mortgage Note;  matures on April 1,
         2007; accrues interest at an minimum annual rate of 6% and participation interest at the rate of 3% per annum based upon the amount of the unpaid principal,  which shall be due and  payable  to the  extent  that it does  not  exceed  the available cash flow, as defined in the note; provides for additional participation interest in an annual equal to 20%
         of remaining  available  cash flow,  as defined,  which will continue  to be made until such time as the  collateral  has
         been   sold,    and   which    obligation    will   continue
         notwithstanding  total repayment of the principal  amount of the note;  secured by a lien upon  certain real and personal property  of  Curiosity  Creek;  subordinated  to the  first mortgage which had a balance of approximately  $1,180,000 as
         of December 31, 1997.                                      $   807,560

         Unsecured promissory note, representing advances made by the former  general  partner  to  Curiosity  Creek.  The note is payable  upon  demand and bears an annual  interest  rate of
         12.5%.                                                         416,000

         Unsecured promissory note, representing advances made by the former  general  partner  to  Curiosity  Creek.  The note is payable on demand and bears  interest at 1% over prime (9.5%
         as of December 31, 1997).                                      414,380

         Other receivables,  related to advances for refinancing fees
         and professional fees                                           29,732
                                                                    -----------
                                                                      1,667,672
         Percentage purchased                                             26.27%
                                                                    -----------
                                                                        438,097
         Less discount                                                  219,997
                                                                    -----------
         Notes receivable, net of discount                          $   218,100
                                                                    ===========

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATES

During 1997, the Partnership provided funding to affiliates by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and provide for interest at 12% per annum. Interest income related to the advances was not material for 1997. The balances as of December 31, 1997 are as follows:

Sunrise                                                                  $51,200
Curiosity Creek                                                            3,600
                                                                         -------
   Total                                                                 $54,800
                                                                         =======

See Note 6 for subsequent transactions relating to these advances.

NOTE 5. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

In 1996, in accordance with the terms of a Private Placement Memorandum dated October 23, 1996, the Partnership issued 220 units of limited partnership interest units at $500 per unit for gross proceeds of $110,000. Costs of $22,300 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $22,300 in syndication costs incurred in 1996, the Partnership paid $17,500 to its general partner for administrative, legal and investment fees.

During 1997, the Partnership issued the 2,180 units of the limited partner interest units at $500 per unit for gross proceeds of $1,090,000. Costs of $239,700 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $239,700 in syndication costs incurred in 1997, the Partnership paid $124,500 to its general partner for administrative, legal and investment fees.

NOTE 6. SUBSEQUENT EVENTS

Distributions

In 1998, the Partnership made distributions of approximately $90,000 to the limited partners.

Advances Receivable from Affiliates

In 1998, the Partnership continued to provide funding to affiliates by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and provide for interest at 12% per annum. The following is a summary of the transactions subsequent to December 31, 1997 relating to these advances:

Additional Advances:
Candelwood Apartments II, Ltd.                                         $ 21,000
Baron Strategic Vulture Fund I, Ltd.                                     44,500
                                                                       --------
                                                                       $ 65,500
                                                                       ========
Repayments:
Sunrise                                                                $(43,700)
                                                                       ========

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6. SUBSEQUENT EVENTS (Continued)

Amendment to Sunrise and Curiosity Creek Second Mortgages

On December 15, 1998, the Partnership entered into a Second Amendment to Open-End Second Mortgage and Security Agreement by which all of the notes will be secured by the Second Mortgage, and the maturities extended to November 1, 2007 and April 1, 2007, respectively. The amendment also provides for additional advances to be secured under a future advance clause up to a maximum of $______ and $2,000,000, respectively.

NOTE 7. OTHER MATTER

In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron
Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================




                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1997




================================================================================

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.


                                TABLE OF CONTENTS


                                                                         PAGE
                                                                         ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                        1


FINANCIAL STATEMENTS

   Balance Sheet                                                          2

   Statement of Operations                                                3

   Statement of Partners' Capital                                         4

   Statement of Cash Flows                                                5

   Notes to Financial Statements                                         6-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners
Baron Strategic Investment Fund VI, Ltd.
Cincinnati, Ohio


We have audited the accompanying balance sheet of Baron Strategic Investment Fund VI, Ltd. (the "Partnership") as of December 31, 1997, and the related statements of operations, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund VI, Ltd. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the sole stockholder and president of the Partnership's general partner. As discussed in Notes 3 and 4, the Partnership and its affiliates have engaged in significant transactions with each other.


                              RACHLIN COHEN & HOLTZ


Miami, Florida
August 14, 1998

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                                  BALANCE SHEET

                                DECEMBER 31, 1997


                    ASSETS

Cash                                                                    $184,572
Note receivable from affiliate                                           379,267
Investment in affiliate                                                  320,819
Advance receivable from affiliate                                          2,570
Accrued interest receivable from affiliate                                 2,182
                                                                        --------
                                                                        $889,410
                                                                        ========


      LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Advance payable to affiliate                                         $  8,050
   Administrative fees payable to general partner                         13,000
                                                                        --------
                                                                          21,050
                                                                        --------
Commitments, Subsequent Events and Other Matter                             --

Partners' Capital:
   General partner                                                            81
   Limited partners                                                      868,279
                                                                        --------
                                                                         868,360
                                                                        --------
                                                                        $889,410
                                                                        ========


                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                             STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997


Revenues:
   Interest income from affiliates                                       $67,699
   Other                                                                   4,638
                                                                         -------
                                                                          72,337
                                                                         -------
Costs and Expenses:
   Equity in net loss of affiliate                                        26,181
   Administrative fees to general partner                                 12,000
   General and administrative                                              5,974
                                                                         -------
                                                                          44,155
                                                                         -------
Net Income                                                               $28,182
                                                                         =======


                      See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                         STATEMENT OF PARTNERS' CAPITAL

                          YEAR ENDED DECEMBER 31, 1997


                                                   General    Limited
                                                   Partner    Partners       Total
                                                   -------    --------       -----
Partners' Capital, Beginning                      $      81   $ 449,650    $ 449,731

Capital Contributions, Net of Syndication Costs        --       475,450      475,450

Distributions                                          --       (85,003)     (85,003)

Net Income                                             --        28,182       28,182
                                                  ---------   ---------    ---------

Partners' Capital, Ending                         $      81   $ 868,279    $ 868,360
                                                  =========   =========    =========


                      See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997


Cash Flows from Operating Activities:
   Net income                                                         $  28,182
   Adjustments to reconcile net income to net
      cash provided by operating activities:
      Equity in net loss of affiliate                                    26,181
      Changes in  operating  assets and liabilities:
         Increase in administrative fees payable to general partner      12,000
         Increase in accrued interest receivable from affiliate          (2,182)
                                                                      ---------
            Net cash provided by operating activities                    64,181
                                                                      ---------

Cash Flows from Investing Activities:
   Investment in affiliate                                             (347,000)
   Investment in note receivable from affiliate                        (690,000)
   Repayments of note receivable from affiliate                         310,733
   Advances to affiliates                                                (2,570)
           Net cash used in investing activities                       (728,837)
                                                                      ---------

Cash Flows from Financing Activities:
   Partners' capital contributions                                      668,000
   Syndication costs                                                   (192,550)
   Distributions to limited partners                                    (85,003)
   Advances from affiliates                                               8,050
                                                                      ---------
           Net cash provided by financing activities                    398,497
                                                                      ---------

Net Decrease in Cash                                                   (266,159)

Cash, Beginning                                                         450,731
                                                                      ---------
Cash, Ending                                                          $ 184,572
                                                                      =========


                      See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Capitalization

Baron Strategic Investment Fund VII, Ltd. ("the Partnership") was initially organized on October 30, 1996 under the laws of the State of Florida.

The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

Business

The  Partnership  provides  debt and equity  financing  to  existing  affiliated
limited  partnerships  owning  residential   apartment  communities  located  in
Florida.

Revenue Recognition

Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

Concentration of Credit Risk

At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

Notes Receivable from Affiliates

Notes receivable from affiliates are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment in Affiliate

The Partnership holds a 56.43% limited partner interest in Pineview Apartments, Ltd. ("Pineview"), a limited partnership which owns a residential apartment property in Orlando, Florida. The investment in Pineview is accounted for using the equity method of accounting as a result of the Partnership and Pineview having the same general partner president and the general partner's ability to exercise significant influence on Pineview. As such, the investment in Pineview is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting.

Use of Estimates

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Income Taxes

The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of November 12, 1996:

Capital Contributions of Partners

The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

Term

The  Partnership  will  continue  through  December  31,  2026,   unless  sooner
terminated by law or under certain provisions of the Agreement.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

Distributions

     Cash Distributions

          The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12.5% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated 50% to the limited partners and 50% to the general partner.

     Distributions of Net Proceeds

          Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 12.5% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

Allocation of Income and Loss

Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

          The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

          After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

Dissolution

The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

Winding Up

Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

Fees to the General Partner

Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2003.

NOTE 3. NOTE RECEIVABLE FROM AFFILIATE

In March 1997, the Partnership advanced funds to, and received a $690,000 note from, Baron Strategic Investment Fund IV, Ltd. ("BSIF IV"), an affiliate, with an annual interest rate of 15%. The note, which is secured by real property of County Square Apartments, Ltd., an affiliate, provides for monthly payments of interest only on the unpaid principal balance, with principal plus any accrued interest due in September 2002. Interest income recognized on the note during 1997 was $67,699. As of December 31, 1997, the note had an outstanding balance of $379,267 and accrued interest of $2,182.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 4. INVESTMENT IN AFFILIATE

The following is a summary of the financial position and results of operations of Pineview as of and for the year ended December 31, 1997.

Financial position:
   Rental apartments                                                $ 1,849,363
   Other assets                                                         119,836
                                                                    -----------
      Total assets                                                  $ 1,969,199
                                                                    ===========

   Mortgage payable                                                 $ 1,622,364
   Other liabilities                                                    493,337
                                                                    -----------
      Total liabilities                                               2,115,701
   Partners' deficiency                                                (146,502)
                                                                    -----------
                                                                    $ 1,969,199
                                                                    ===========
Results of operations:
   Revenues (including rental income of $416,192)                   $   419,085
   Costs and expenses                                                   465,471
                                                                    -----------
   Net loss                                                         $   (46,386)
                                                                    ===========


NOTE 5. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

In 1996, in accordance with the terms of a Private Placement Memorandum dated November 12, 1996, the Partnership issued 1,064 units of limited partnership interest at $500 per unit for gross proceeds of $532,000. Costs of $81,450 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $81,450 in syndication costs incurred in 1996, the Partnership paid $38,890 to its general partner for administrative, legal and investment fees.

During 1997, the Partnership issued 1,336 units of limited partner interest at $500 per unit for gross proceeds of $668,000. Costs of $192,550 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $192,550 in syndication costs incurred in 1997, the Partnership paid $115,110 to its general partner for administrative, legal and investment fees.

NOTE 6. SUBSEQUENT EVENTS

Notes Receivable from Affiliates

In February 1998, the Partnership received a payment of $125,000 on the note receivable from BSIF IV (see Note 3), which was applied to the outstanding balance of principal and interest.

In February 1998, the Partnership purchased from Baron Strategic Investment Fund X, an affiliate, an undivided 20% interest in the second mortgage note and accrued interest of Garden Terrace Apartments III, Ltd. for $160,000.

                   BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6. SUBSEQUENT EVENTS (Continued)

Advances Receivable from Affiliates

In 1998, the Partnership continued to provide funding to affiliates by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and provide for interest at 12% per annum. The following is a summary of the transactions subsequent to December 31, 1997 relating to these advances:

Additional Advances:
Candlewood Apartments II, Ltd.                                           $68,000
Pineview                                                                  24,500
                                                                         -------
                                                                         $92,500
                                                                         =======

Distributions

In 1998, the Partnership made distributions of approximately $90,000 to the limited partners.

NOTE 7. OTHER MATTER

In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron
Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================




                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1997




================================================================================

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.


                                TABLE OF CONTENTS


                                                                       PAGE
                                                                       ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                      1


FINANCIAL STATEMENTS

   Balance Sheet                                                        2

   Statement of Operations                                              3

   Statement of Partners' Capital                                       4

   Statement of Cash Flows                                              5

   Notes to Financial Statements                                       6-12

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners
Baron Strategic Investment Fund VIII, Ltd.
Cincinnati, Ohio


We have audited the accompanying balance sheet of Baron Strategic Investment Fund VIII, Ltd. (the "Partnership") as of December 31, 1997, and the related statements of operations, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund VIII, Ltd. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the sole stockholder and president of the Partnership's general partner. As discussed in Note 3, the Partnership and its affiliates have engaged in significant transactions with each other.


                              RACHLIN COHEN & HOLTZ


Miami, Florida
August 14, 1998 except for the third paragraph of
 Note 6, as to which the date is December 15, 1998

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                                  BALANCE SHEET

                                DECEMBER 31, 1997


                      ASSETS

Cash                                                                    $ 84,615
Notes receivable from affiliates                                         685,650
Advances receivable from affiliates                                       65,095
Accrued interest receivable from affiliates                               38,892
                                                                        --------
                                                                        $874,252
                                                                        ========


          LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner                       $ 10,000
   Accrued syndication costs                                               2,854
                                                                        --------
                                                                          12,854
                                                                        --------
Commitments, Subsequent Events and Other Matter                             --

Partners' Capital:
   General partner                                                            90
   Limited partners                                                      861,308
                                                                        --------
                                                                         861,398
                                                                        --------
                                                                        $874,252
                                                                        ========


                       See notes to financial statements.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                             STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997


Revenues:
   Interest income from affiliates                                       $38,892
   Other                                                                   1,708
                                                                         -------
                                                                          40,600
                                                                         -------
Costs and Expenses:
   Administrative fees to general partner                                 10,000
   General and administrative                                              4,453
                                                                         -------
                                                                          14,453
                                                                         -------
Net Income                                                               $26,147
                                                                         =======


                       See notes to financial statements.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                         STATEMENT OF PARTNERS' CAPITAL

                          YEAR ENDED DECEMBER 31, 1997


                                                   General    Limited
                                                   Partner    Partners       Total
                                                   -------    --------       -----
Partners' Capital, Beginning                      $    --     $    --      $    --

Capital Contributions, Net of Syndication Costs          90     865,611      865,701

Distributions                                          --       (30,450)     (30,450)

Net Income                                             --        26,147       26,147
                                                  ---------   ---------    ---------

Partners' Capital, Ending                         $      90   $ 861,308    $ 861,398
                                                  =========   =========    =========


                       See notes to financial statements.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997


Cash Flows from Operating Activities:
   Net income                                                            $    26,147
   Adjustments to reconcile net income to
      net cash used in operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliates          (38,892)
            Increase in administrative fees payable to general partner        10,000
                                                                         -----------
               Net cash used in operating activities                          (2,745)
                                                                         -----------

Cash Flows from Investing Activities:
   Investment in notes receivable from affiliates                           (685,650)
   Advances to affiliates                                                    (65,095)
                                                                         -----------
               Net cash used in investing activities                        (750,745)
                                                                         -----------

Cash Flows from Financing Activities:
   Partners' capital contributions                                         1,149,131
   Syndication costs paid                                                   (280,576)
   Distributions to limited partners                                         (30,450)
                                                                         -----------
               Net cash provided by financing activities                     838,105
                                                                         -----------

Net Increase in Cash                                                          84,615

Cash, Beginning                                                                 --
                                                                         -----------
Cash, Ending                                                             $    84,615
                                                                         ===========


                       See notes to financial statements.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Capitalization

Baron Strategic Investment Fund VIII, Ltd. ("the Partnership") was initially organized on February 25, 1997 under the laws of the State of Florida.

The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

Business

The  Partnership   provides  debt  financing  to  existing   affiliated  limited
partnerships owning residential apartment communities located in Florida.

Revenue Recognition

Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

Concentration of Credit Risk

At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

Notes Receivable from Affiliates

Notes receivable from affiliates are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Income Taxes

The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of February 26, 1997.

Capital Contributions of Partners

The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

Term

The  Partnership  will  continue  through  December  31,  2025,   unless  sooner
terminated by law or under certain provisions of the Agreement.

Distributions

     Cash Distributions

          The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12.5% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated 50% to the limited partners and 50% to the general partner.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Distributions of Net Proceeds

          Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 12.5% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

Allocation of Income and Loss

Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

          The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

          After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

Dissolution

The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

Winding Up

Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

Fees to the General Partner

Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2004.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATES

The following are the principal balances of the notes receivable, net of unamortized discount and accrued interest due from affiliates at December 31, 1997:

                                                           Notes      Accrued
                                                         Receivable  Interest
                                                         ----------  --------

Longwood Apartments I, Ltd.("Longwood I")                 $525,150   $ 34,221(a)
Heatherwood Apartments II, Ltd. ("Heatherwood II")         160,500      3,416(b)
                                                          --------   --------
                                                          $685,650   $ 37,637
                                                          ========   ========

(a) In July 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Longwood I, were converted into promissory notes as more fully described in the table below:

      Longwood I Second Mortgage Note; matures on October 1, 2007;
      accrues  interest  at an  minimum  annual  rate  of  6%  and provides  for  participation  interest at the rate of 3% per annum based upon the amount of the unpaid  principal,  which shall  be due and  payable  to the  extent  that it does not exceed  the  available  cash  flow,  as defined in the note;
      provides for additional  participation interest in an annual equal to 20% of remaining  available  cash flow, as defined, which  will  continue  to be  made  until  such  time as the collateral has been sold, and which obligation will continue notwithstanding total repayment of the principal amount of the note;  secured by a lien upon  certain real and personal property of Longwood I;  subordinated  to the first mortgage which  had  a  balance  of  approximately  $1,036,000  as of
      December 31, 1997.                                               $368,558

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

      Unsecured promissory note, representing advances made by the former  general  partner to  Longwood I. The note is payable upon demand and bears  interest at 1% over prime (9.5% as of
      December 31, 1997).                                               526,465

      Other receivables,  related to advances for refinancing fees
      and professional services.                                         21,966
                                                                       --------
                                                                        916,989
      Less discount                                                     391,839
                                                                       --------
      Notes receivable, net of discount                                $525,150
                                                                       ========

     See Note 6 regarding a subsequent amendment to the second mortgage.

(b)  In August  1997,  the  Partnership  acquired  certain  receivables  from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Heatherwood II, were converted into promissory notes as more fully described in the table below:

      Heatherwood II Second  Mortgage Note;  matures on October 1,
      2004; accrues interest at an minimum annual rate of 6% and participation interest at the rate of 3% per annum based upon the amount of the unpaid principal,  which shall be due and  payable  to the  extent  that it does  not  exceed  the available  cash flow,  as defined in the note;  provides for additional  participation interest in an annual equal to 20%
      of remaining  available  cash flow,  as defined,  which will continue  to be made until such time as the  collateral  has
      been   sold,    and   which    obligation    will   continue
      notwithstanding  total repayment of the principal  amount of the note;  secured by a lien upon  certain real and personal property  of  Heatherwood  II;  subordinated  to  the  first mortgage which had a balance of approximately $710,000 as of
      December 31, 1997.                                               $325,000

      Unsecured promissory note, representing advances made by the former  general  partner  to  Heatherwood  II.  The  note is payable on demand and bears  interest at 1% over prime (9.5%
      as of December 31, 1997).                                           1,742

      Other  receivables  related  to  advances  and  professional
      services                                                           13,404
                                                                       --------
                                                                        340,146
      Percentage purchased                                                   58%
                                                                       --------
                                                                        197,285
      Less discount                                                      36,785
                                                                       --------
      Notes receivable, net of discount                                $160,500
                                                                       ========

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATES

During 1997, the Partnership provided funding to affiliates by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and accrue interest at 12% per annum. The balance of $65,095 remained outstanding as of December 31, 1997. Interest income of $1,255 was recognized during the year and accrued at December 31, 1997.

NOTE 5. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

During 1997, in accordance with the terms of a Private Placement Memorandum dated February 26, 1997, the Partnership issued 2,298 units of limited partner interest of the 2,400 units being offered at $500 per unit for gross proceeds of $1,149,041. Costs of $283,430 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $168,525 was paid to the General Partner for administrative, legal and investment fees.

Subsequent to December 31, 1997, the Partnership issued the remaining 102 units at $500 per unit for gross proceeds of $50,959. Costs of $13,163 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions in 1998. Of the syndication costs, $8,067 was paid to the General Partner for administrative, legal and investment fees.

NOTE 6. SUBSEQUENT EVENTS

Distributions to Limited Partners

In 1998, the Partnership made distributions of approximately $30,000 to the limited partners.

Notes Receivable from Affiliate

In February 1998, the Partnership made a loan of $98,000 to Burlington Development Holdings, Ltd. ("Burlington"), an affiliate, pursuant to the terms of a promissory note. The note provides for interest at 12% per annum and principal is due on demand. In April 1998, the partnership received $21,000 from Burlington as a partial payment on the note.

Amendment to Second Mortgage

On December 15, 1998, the Partnership entered into a Second Amendment to Open-End Second Mortgage and Security Agreement by which all of the notes will be secured by the Second Mortgage, and the maturities extended to October 1, 2007. The amendment also provides for additional advances to be secured under a future advance clause up to $1,300,000 maximum.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 7. OTHER MATTER

In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for and equivalent number of common shares of beneficial interest in Baron
Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================




                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1997




================================================================================

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.


                                TABLE OF CONTENTS




                                                                        PAGE
                                                                        ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                       1


FINANCIAL STATEMENTS

   Balance Sheet                                                         2

   Statement of Operations                                               3

   Statement of Partners' Capital                                        4

   Statement of Cash Flows                                               5

   Notes to Financial Statements                                        6-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners
Baron Strategic Investment Fund IX, Ltd.
Cincinnati, Ohio


We have audited the accompanying balance sheet of Baron Strategic Investment Fund IX, Ltd. (the "Partnership") as of December 31, 1997, and the related statements of operations, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund IX, Ltd. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the sole stockholder and president of the Partnership's general partner. As discussed in Notes 3 and 4, the Partnership and its affiliates have engaged in significant transactions with each other.


                              RACHLIN COHEN & HOLTZ


Miami, Florida
August 14, 1998

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                                  BALANCE SHEET

                                DECEMBER 31, 1997


                    ASSETS

Cash                                                                    $195,984
Investment in affiliate                                                  293,207
Advances receivable from affiliate                                        21,495
Accrued interest receivable from affiliate                                   392
                                                                        --------
                                                                        $511,078
                                                                        ========


       LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Accrued syndication costs, including $23,165
      to general partner                                                $ 42,435
   Administrative fees payable to general partner                          7,000
                                                                        --------
                                                                          49,435
                                                                        --------
Commitments, Subsequent Event and Other Matter                              --

Partners' Capital:
   General partner                                                            27
   Limited partners                                                      461,616
                                                                        --------
                                                                         461,643
                                                                        --------
                                                                        $511,078
                                                                        ========


                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                             STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997


Revenues:
   Equity in net income of affiliate                                   $  4,207
   Interest income from affiliate                                           392
   Other                                                                    676
                                                                       --------
                                                                          5,275
                                                                       --------
Costs and Expenses:
   Administrative fees to general partner                                 7,000
   General and administrative                                             4,533
                                                                       --------
                                                                         11,533
                                                                       --------
Net Loss                                                               $ (6,258)
                                                                       ========


                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                         STATEMENT OF PARTNERS' CAPITAL

                          YEAR ENDED DECEMBER 31, 1997


                                                   General     Limited
                                                   Partner     Partners       Total
                                                   -------     --------       -----
Partners' Capital, Beginning                      $    --      $    --      $    --

Capital Contributions, Net of Syndication Costs          90      471,400      471,490

Distributions                                          --         (3,589)      (3,589)

Net Loss                                                (63)      (6,195)      (6,258)
                                                  ---------    ---------    ---------

Partners' Capital, Ending                         $      27    $ 461,616    $ 461,643
                                                  =========    =========    =========


                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997


Cash Flows from Operating Activities:
   Net loss                                                              $  (6,258)
   Adjustments to reconcile net loss to
      net cash used in operating activities:
         Equity in net income of affiliate                                  (4,207)
         Changes in operating  assets and liabilities:
            Increase in accrued interest receivable from affiliate            (392)
            Increase in administrative fees payable to general partner       7,000
                                                                         ---------
               Net cash used in operating activities                        (3,857)
                                                                         ---------

Cash Flows from Investing Activities:
   Investment in affiliate                                                (289,000)
   Investment in advances receivable from affiliate                        (21,495)
                                                                         ---------
               Net cash used in investing activities                      (310,495)
                                                                         ---------

Cash Flows from Financing Activities:
   Partners' capital contributions                                         623,090
   Syndication costs paid                                                 (109,165)
   Distributions to limited partners                                        (3,589)
                                                                         ---------
               Net cash provided by financing activities                   510,336
                                                                         ---------

Net Increase in Cash                                                       195,984

Cash, Beginning                                                               --
                                                                         ---------
Cash, Ending                                                             $ 195,984
                                                                         =========


                       See notes to financial statements.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Capitalization

Baron Strategic Investment Fund IX, Ltd. ("the Partnership") was initially organized on June 2, 1997 under the laws of the State of Florida.

The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

Business

The  Partnership  provides  debt and equity  financing  to  existing  affiliated
limited  partnerships  owning  residential   apartment  communities  located  in
Florida.

Revenue Recognition

Revenue consisting of equivalent income of affiliate is recognized on the equity method, as more fully described below.

Revenue consisting of interest on notes receivable is recognized as it becomes due.

Concentration of Credit Risk

At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

Investment in Affiliate

The Partnership holds a 41.1% limited partner interest in Crystal Court Properties, Ltd. ("Crystal Court"), a limited partnership which owns a residential apartment property in Jacksonville, Florida. The investment in Crystal Court is accounted for using the equity method of accounting as a result of the Partnership and Crystal Court having the same general partner president and the general partner's ability to exercise significant influence on Crystal Court. As such, the investment in Crystal Court is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Income Taxes

The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of June 2, 1997:

Capital Contributions of Partners

The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

Term

The  Partnership  will  continue  through  December  31,  2026,   unless  sooner
terminated by law or under certain provisions of the Agreement.

Distributions

     Cash Distributions

          The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 15% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated to the general partner.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

Distributions (Continued)

     Distributions of Net Proceeds

          Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 15% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

Allocation of Income and Loss

Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

          The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

          After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

Dissolution

The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

Winding Up

Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

Fees to the General Partner

Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2004.

NOTE 3. ADVANCES TO AFFILIATE

During 1997, the Partnership provided funding to Crystal Court by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and accrue interest at 12% per annum. The principal balance of $21,549 remained outstanding as of December 31, 1997. Interest income of $392 was recognized during 1997 and accrued at December 31, 1997.


NOTE 4. INVESTMENT IN AFFILIATE

The following is a summary of the financial position and results of operations of Crystal Court as of and for the year ended December 31, 1997.

     Financial position:
        Rental apartments                                        $1,101,444
        Other assets                                                194,027
                                                                 ----------
           Total assets                                          $1,295,471
                                                                 ==========

        Mortgage payable                                         $1,260,447
        Other liabilities                                            24,861
           Total liabilities                                      1,285,308
        Partners' capital                                            10,163
                                                                 ----------
                                                                 $1,295,471
                                                                 ==========

     Results of operations:
        Revenues (including rental income of $63,628)            $   63,825
        Costs and expenses                                           53,242
                                                                 ----------
        Net income                                               $   10,163
                                                                 ==========

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 5. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

During 1997, in accordance with the terms of a Private Placement Memorandum dated June 3, 1997, the Partnership issued 1,246 units of limited partner interest being offered at $500 per unit for total gross proceeds of $623,000. Costs of $151,600 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $88,530 was paid or accrued to the General Partner for administrative, legal and investment fees. Of the total syndication costs incurred, $42,435 remained unpaid and accrued at December 31, 1997, including $23,165 to the General Partner.


NOTE 6. SUBSEQUENT EVENTS

Distributions

In 1998, the Partnership made distributions of approximately $33,000 to the limited partners.

Note Receivable from Affiliate

In January 1998, the Partnership purchased from an unrelated party an undivided 25% interest of Garden Terrace Apartments III, Ltd. second mortgage note and accrued interest for $200,000.

Advances Receivable from Affiliates

The Partnership continued to provide funding to affiliates in the form of advances. The advances are due on demand and accrue interest at 12% per annum. The following are affiliates which received funding:

     Apartment Development Holdings, Ltd.                          $128,000
     Burlington Development Holdings, Ltd.                           95,500
     Candlewood Apartments II, Ltd.                                  75,500
                                                                   --------
         Total                                                     $299,000
                                                                   ========

Limited Partners' Capital Contributions

In 1998, the Partnership issued 1,104 units of limited partner interest, which increased the total units issued to 2,350 of the 2,400 available units, at $500 per unit for total gross proceeds of $552,000. Costs of $175,105 incurred with syndicating the partnership have been recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $98,905 was paid or accrued to the General Partner for administrative, legal and investment fees.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 7. OTHER MATTER

In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron
Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================




                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1997




================================================================================

                     BARON STRATEGIC INVESTMENT FUND X, LTD.



                                TABLE OF CONTENTS




                                                                       PAGE
                                                                       ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                      1


FINANCIAL STATEMENTS

   Balance Sheet                                                        2

   Statement of Operations                                              3

   Statement of Partners' Capital                                       4

   Statement of Cash Flows                                              5

   Notes to Financial Statements                                       6-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners
Baron Strategic Investment Fund X, Ltd.
Cincinnati, Ohio


We have audited the accompanying balance sheet of Baron Strategic Investment Fund X, Ltd. (the "Partnership") as of December 31, 1997, and the related statements of operations, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Investment Fund X, Ltd. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the sole stockholder and president of the Partnership's general partner. As discussed in Notes 3 and 4, the Partnership and its affiliates have engaged in significant transactions with each other.


                              RACHLIN COHEN & HOLTZ


Miami, Florida
August 14, 1998

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                                  BALANCE SHEET

                                DECEMBER 31, 1997





                    ASSETS


Cash                                                                  $ 171,989
Investments in affiliates                                               562,670
Notes receivable from affiliate                                         117,500
Advances receivable from affiliate                                       56,500
Accrued interest receivable from affiliates                               7,622
                                                                      ---------
                                                                      $ 916,281
                                                                      =========


      LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Accrued syndication costs, including
      $70,258 to general partner                                      $  79,708
   Administrative fees payable to general partner                         6,000
                                                                      ---------
                                                                         85,708
                                                                      ---------

Commitments, Subsequent Events and Other Matter                            --

Partners' Capital:
   General partner                                                          (68)
   Limited partners                                                     830,641
                                                                      ---------
                                                                        830,573
                                                                      ---------
                                                                      $ 916,281
                                                                      =========

                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                             STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997





Revenues:
   Interest income from affiliates                                     $  7,622
   Other                                                                  2,116
                                                                       --------
                                                                          9,738
                                                                       --------

Costs and Expenses:
   Equity in net losses of affiliates                                    15,330
   Administrative fees to general partner                                 6,000
   General and administrative                                             4,237
                                                                       --------
                                                                         25,567
                                                                       --------

Net Loss                                                               $(15,829)
                                                                       ========
                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                         STATEMENT OF PARTNERS' CAPITAL

                          YEAR ENDED DECEMBER 31, 1997




                                         General       Limited
                                         Partner       Partners         Total
                                        ---------      ---------      ---------

Partners' Capital, Beginning            $    --        $    --        $    --

Capital Contributions                          90        859,740        859,830

Distributions                                --          (13,428)       (13,428)

Net Loss                                     (158)       (15,671)       (15,829)
                                        ---------      ---------      ---------

Partners' Capital, Ending               $     (68)     $ 830,641      $ 830,573
                                        =========      =========      =========


                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997


Cash Flows from Operating Activities:
   Net loss                                                                        $   (15,829)
   Adjustments to reconcile net loss to net
      cash provided by operating activities:
      Equity in net losses of affiliates                                                15,330
      Changes in operating assets and liabilities:
         Increase in administrative fees payable to general partner                      6,000
         Increase in accrued interest receivable from affiliates                        (7,622)
                                                                                   -----------
            Net cash used in operating activities                                       (2,121)
                                                                                   -----------

Cash Flows from Investing Activities:
   Investments in affiliates                                                          (578,000)
   Investment in notes receivable from affiliate                                      (117,500)
   Investment in advances receivable from affiliate                                    (56,500)
                                                                                   -----------
           Net cash used in investing activities                                      (752,000)
                                                                                   -----------

Cash Flows from Financing Activities:
   Partner capital contributions                                                     1,128,090
   Syndication costs paid                                                             (188,552)
   Distributions to limited partners                                                   (13,428)
                                                                                   -----------
           Net cash provided by financing activities                                   926,110
                                                                                   -----------

Net Increase in Cash                                                                   171,989

Cash, Beginning                                                                           --
                                                                                   -----------
Cash, Ending                                                                       $   171,989
                                                                                   ===========

                       See notes to financial statements.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Capitalization

Baron Strategic Investment Fund X, Ltd. ("the Partnership") was initially organized on June 26, 1997 under the laws of the State of Florida.

The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest. b See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

Business

The  Partnership  provides  debt and equity  financing  to  existing  affiliated
limited  partnerships  owning  residential   apartment  communities  located  in
Florida.

Revenue Recognition

Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

Concentration of Credit Risk

At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

Notes Receivable from Affiliate

Notes receivable from affiliate are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments in Affiliates

The Partnership holds a 43.5% limited partner interest in Crystal Court Properties, Ltd. ("Crystal Court"), a limited partnership which owns a residential apartment property in Lakeland, Florida. The investment in Crystal Court is accounted for using the equity method of accounting as a result of the Partnership and Crystal Court having the same general partner president and the general partner's ability to exercise significant influence on Crystal Court. As such, the investment in Crystal Court is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting.

The Partnership holds a 42.57% limited partner interest in Pineview Apartments, Ltd. ("Pineview"), a limited partnership which owns a residential apartment property in Orlando, Florida. The investment in Pineview is accounted for using the equity method of accounting as a result of the Partnership and Pineview having the same general partner president and the general partner's ability to exercise significant influence on Pineview. As such, the investment in Pineview is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting.

Use of Estimates

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Income Taxes

The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of June 26, 1997:

Capital Contributions of Partners

The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

Term

The  Partnership  will  continue  through  December  31,  2026,   unless  sooner
terminated by law or under certain provisions of the Agreement.

Distributions

     Cash Distributions

          The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12.5% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated 50% to the limited partners and 50% to the general partner.

     Distributions of Net Proceeds

          Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 12.5% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

Allocation of Income and Loss

Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Income

          The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

          After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

Dissolution

The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

Winding Up

Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

Fees to the General Partner

Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2003.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3. NOTES RECEIVABLE FROM AFFILIATE

In August 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Heatherwood Apartments II, Ltd. ("Heatherwood II") were converted into promissory notes as more fully described in the table below.

     Heatherwood II Second Mortgage Note; matures on October
     1, 2004;  accrues interest at an minimum annual rate of
     6% and provides for participation  interest at the rate
     of 3% per annum  based  upon the  amount of the  unpaid
     principal, which shall be due and payable to the extent
     that it does not exceed  the  available  cash flow,  as
     defined   in  the   note;   provides   for   additional
     participation  interest  in an  annual  equal to 20% of
     remaining  available cash flow, as defined,  which will
     continue  to be made until such time as the  collateral
     has been  sold,  and  which  obligation  will  continue
     notwithstanding total repayment of the principal amount
     of the note;  secured by a lien upon  certain  real and
     personal  property of Heatherwood  II;  subordinated to
     the first mortgage which had a balance of approximately
     $710,000 as of December 31, 1997.                                  $325,000

     Unsecured promissory note,  representing  advances made
     by the former general  partner to  Heatherwood  II. The
     note is payable  upon  demand and bears  interest at 1%
     over prime (9.5% as of December 31, 1997).                            1,742

     Other receivables,  related to advances for refinancing
     fees and professional services                                       13,404
                                                                        --------
                                                                         340,146
     Percentage purchased                                                    42%
                                                                        --------
                                                                         142,861
     Less discount                                                        25,361
                                                                        --------
     Notes receivable, net of discount                                  $117,500
                                                                        ========

NOTE 4. INVESTMENTS IN AFFILIATES

The following is a summary of the financial position and results of operations of Crystal Court as of and for the year ended December 31, 1997.

     Financial position:
        Rental apartments                                             $1,101,444
        Other assets                                                     194,027
                                                                      ----------
           Total assets                                               $1,295,471
                                                                      ==========

        Mortgage payable                                              $1,260,447
        Other liabilities                                                 24,861
                                                                      ----------
           Total liabilities                                           1,285,308
        Partners' capital                                                 10,163
                                                                      ----------
                                                                      $1,295,471
                                                                      ==========

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 4. INVESTMENTS IN AFFILIATES (Continued)

     Results of operations:
        Revenues (including rental income of $63,628)                    $63,825
        Costs and expenses                                                53,242
                                                                         -------
        Net income                                                       $10,163
                                                                         =======

The following is a summary of the financial position and results of operations of Pineview as of and for the year ended December 31, 1997.

     Financial position:
        Rental apartments                                           $ 1,849,363
        Other assets                                                    119,836
                                                                    -----------
           Total assets                                             $ 1,969,199
                                                                    ===========

        Mortgage payable                                            $ 1,622,364
        Other liabilities                                               493,337
                                                                    -----------
           Total liabilities                                          2,115,701
        Partners' deficiency                                           (146,502)
                                                                    -----------
                                                                    $ 1,969,199
                                                                    ===========

     Results of operations:
        Revenues (including rental income of $416,192)              $   419,085
        Costs and expenses                                              465,471
                                                                    -----------
        Net loss                                                    $   (46,386)
                                                                    ===========


NOTE 5. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

During 1997, in accordance with the terms of a Private Placement Memorandum dated June 26, 1997, the Partnership issued 2,256 units of limited partner interest at $500 per unit for gross proceeds of $1,128,000. Costs of $268,260 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $268,260 in syndication costs incurred in 1997, the Partnership incurred a total of $164,000 to its general partner for administrative, legal and investment fees. Of the syndication costs incurred, costs of $79,708 remained unpaid and were accrued as of December 31,1997, including $70,258 to the general partner.

Subsequent to December 31, 1997, the Partnership issued 144 units at $500 per unit for gross proceeds of $72,000. Costs of $15,800 incurred in connection with syndicating the limited partners units were recorded as a reduction of limited partners' capital contributions in 1998.


NOTE 6. SUBSEQUENT EVENTS

Distributions

In 1998, the Partnership made distributions of approximately $82,615 to the limited partners.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6. SUBSEQUENT EVENTS (Continued)

Notes Receivable from Affiliates

In January 1998, the Partnership purchased from an unrelated entity an undivided 75% interest of Garden Terrace Apartments III, Ltd. ("Garden Terrace"), an affiliate, second mortgage note and accrued interest for $40,000 in cash and a promissory note of $560,000. The note has an original maturity date of June 30, 1998, which was extended to March 31, 1999, and bears interest of 10% per annum.

In February 1998, the Partnership sold to Baron Strategic Investment Fund VI, an affiliate, an undivided 20% interest of Garden Terrace second mortgage note and accrued interest for $160,000.

NOTE 7. OTHER MATTER

In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron
Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================




                      BARON STRATEGIC VULTURE FUND I, LTD.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1997




================================================================================

                      BARON STRATEGIC VULTURE FUND I, LTD.



                                TABLE OF CONTENTS




                                                                    PAGE
                                                                    ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                   1


FINANCIAL STATEMENTS

   Balance Sheet                                                     2

   Statement of Operations                                           3

   Statement of Partners' Capital                                    4

   Statement of Cash Flows                                           5

   Notes to Financial Statements                                    6-10

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners
Baron Strategic Vulture Fund I, Ltd.
Cincinnati, Ohio


We have audited the accompanying balance sheet of Baron Strategic Vulture Fund I, Ltd. (the "Partnership") as of December 31, 1997, and the related statements of operations, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baron Strategic Vulture Fund I, Ltd. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the sole stockholder and president of the Partnership's general partner. As discussed in Note 3, the Partnership and its affiliates have engaged in significant transactions with each other.


                              RACHLIN COHEN & HOLTZ


Miami, Florida
August 14, 1998 except for the third paragraph of
  Note 5, as to which the date is December 15, 1998

                      BARON STRATEGIC VULTURE FUND I, LTD.

                                  BALANCE SHEET

                                DECEMBER 31, 1997


                      ASSETS

Cash                                                                    $  1,204
Notes receivable from affiliate                                          612,000
Advances receivable from affiliates                                       14,513
Accrued interest receivable from affiliate                                55,471
                                                                        --------

                                                                        $683,188
                                                                        ========


         LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Advance payable to affiliate                                         $ 17,000
   Administrative fees payable to general partner                         10,000
                                                                        --------
                                                                          27,000
                                                                        --------

Commitments, Subsequent Events and Other Matters                            --

Partners' Capital:
   General partner                                                            81
   Limited partners                                                      656,107
                                                                        --------
                                                                         656,188
                                                                        --------

                                                                        $683,188
                                                                        ========

                       See notes to financial statements.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                             STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997





Revenues:
   Interest income from affiliate                                        $82,471
   Other                                                                   1,581
                                                                         -------
                                                                          84,052
                                                                         =======

Costs and Expenses:
   General and administrative                                              8,246
   Administrative fees to general partner                                  6,000
                                                                          14,246
                                                                         -------
Net Income                                                               $69,806
                                                                         =======


                       See notes to financial statements.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                         STATEMENT OF PARTNERS' CAPITAL

                          YEAR ENDED DECEMBER 31, 1997





                                          General       Limited
                                          Partner       Partners        Total
                                         ---------     ---------      ---------

Partners' Capital, Beginning             $      81     $ 676,196      $ 676,277

Distributions                                 --         (89,895)       (89,895)

Net Income                                    --          69,806         69,806
                                         ---------     ---------      ---------

Partners' Capital, Ending                $      81     $ 656,107      $ 656,188
                                         =========     =========      =========


                       See notes to financial statements.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997


Cash Flows from Operating Activities:
   Net income                                                            $  69,806
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliate         (55,471)
            Increase in administrative fees payable to general partner       6,000
                                                                         ---------
               Net cash provided by operating activities                    20,335
                                                                         ---------

Cash Flows from Investing Activities:
   Investment in notes receivable from affiliate                          (128,000)
   Advances to affiliates                                                   (8,513)
                                                                         ---------
               Net cash used in investing activities                      (136,513)
                                                                         ---------

Cash Flows from Financing Activities:
   Distributions to limited partners                                       (89,895)
   Advance from affiliate                                                   17,000
                                                                         ---------
               Net cash used in financing activities                       (72,895)
                                                                         ---------

Net Decrease in Cash                                                      (189,073)

Cash, Beginning                                                            190,277
                                                                         ---------
Cash, Ending                                                             $   1,204
                                                                         =========

                       See notes to financial statements.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Capitalization

Baron Strategic Vulture Fund I, Ltd. ("the Partnership") was initially organized on April 9, 1996 under the laws of the State of Florida.

The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $900,000, to be divided into 1,800 equal units of limited partnership interest.

See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

Business

The  Partnership  provides  debt and equity  financing  to  existing  affiliated
limited  partnerships  owning  residential   apartment  communities  located  in
Florida.

Revenue Recognition

Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

Concentration of Credit Risk

At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

Notes Receivable from Affiliates

Notes receivable from affiliates are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the allowance for impairment and the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Income Taxes

The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of April 24, 1996:

Capital Contributions of Partners

The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $900,000, to be divided into 1,800 units of limited partnership units. A capital account is maintained for each partner.

Term

The  Partnership  will  continue  through  December  31,  2026,   unless  sooner
terminated by law or under certain provisions of the Agreement.

Distributions

     Cash Distributions

          The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 15% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the excess, if any, will be allocated to the general partner.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

Distributions (Continued)

     Distributions of Net Proceeds

          Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 10% cash-on-cash return; (b) the general partner until the total amount distributed to them when added to all prior distributions of distributable cash and net proceeds made to it, is equal to the sum of its capital contribution plus an annual 10% cash-on-cash return and; (c) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

Allocation of Income and Loss

Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

          The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

          After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

Dissolution

The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

Winding Up

Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

Fees to the General Partner

Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $500 per month through December 31, 2003.

NOTE 3. NOTES RECEIVABLE FROM AFFILIATE

In January 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Curiosity Creek Apartments, Ltd. ("Curiosity Creek"), were converted into promissory notes as more fully described in the table below:

     Curiosity Creek Second Mortgage Note;  matures on April
     1, 2007;  accrues interest at an minimum annual rate of
     6% and provides for participation  interest at the rate
     of 3% per annum  based  upon the  amount of the  unpaid
     principal, which shall be due and payable to the extent
     that it does not exceed  the  available  cash flow,  as
     defined   in  the   note;   provides   for   additional
     participation  interest  in an  annual  equal to 20% of
     remaining  available cash flow, as defined,  which will
     continue  to be made until such time as the  collateral
     has been  sold,  and  which  obligation  will  continue
     notwithstanding total repayment of the principal amount
     of the note;  secured by a lien upon  certain  real and
     personal  property of Curiosity Creek;  subordinated to
     the first mortgage which had a balance of approximately
     $1,188,000 as of December 31, 1997.                             $  807,560

     Unsecured promissory note,  representing  advances made
     by the former general partner to Curiosity  Creek.  The
     note is payable  upon  demand and bears  interest at 1%
     over prime (9.5% as of December 31, 1997).                         414,280

     Unsecured promissory note,  representing  advances made
     by the former general partner to Curiosity  Creek.  The
     note is  payable  upon  demand  and bears  interest  at
     12.5%.                                                             416,000

     Other receivables,  related to advances for refinancing
     fees and professional services.                                     29,732
                                                                      1,667,672
     Percentage purchased                                                 73.73%
                                                                      1,229,575
     Less discount                                                      617,575
                                                                     ----------
     Notes receivable, net of discount                               $  612,000
                                                                     ==========

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3. NOTES RECEIVABLE FROM AFFILIATE (Continued)

See Note 5 regarding a subsequent amendment to the second mortgage.

In June 1998, the Partnership collected the $55,471 accrued interest receivable due from Curiosity Creek related to the notes receivable.

NOTE 4. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

In 1996, in accordance with the terms of a Private Placement Memorandum dated April 24, 1996, the Partnership issued the 1,800 units of limited partner interest being offered at $500 per unit for total gross proceeds of $900,000. Costs of $209,000 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $209,000 in syndication costs, the Partnership paid $119,000 to its general partner for administrative, legal and investment fees.

NOTE 5. SUBSEQUENT EVENTS

Distributions to Limited Partners

In 1998, the Partnership made distributions of approximately $67,500 to the limited partners.

Advances Payable to Affiliates

In January and April 1998, the Partnership received a loan of $22,500 and $22,000, respectively, from Baron Strategic Investment Fund V, Ltd., an affiliate. The loans bear interest at 12% and are due on demand.

Amendment to Second Mortgage

On December 15, 1998, the Partnership entered into a Second Amendment to Open-End Second Mortgage and Security Agreement by which all of the notes will be secured by the Second Mortgage, and the maturities extended to April 1, 2007. The amendment also provides for additional advances to be secured under a future advance clause up to $2,000,000 maximum.

NOTE 6. OTHER MATTER

In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron
Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================




                         BREVARD MORTGAGE PROGRAM, LTD.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1997




================================================================================

                         BREVARD MORTGAGE PROGRAM, LTD.


                                TABLE OF CONTENTS




                                                                    PAGE
                                                                    ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                   1


FINANCIAL STATEMENTS

   Balance Sheet                                                     2

   Statement of Operations                                           3

   Statement of Partners' Capital                                    4

   Statement of Cash Flows                                           5

   Notes to Financial Statements                                    6-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners
Brevard Mortgage Program, Ltd.
Cincinnati, Ohio


We have audited the accompanying balance sheet of Brevard Mortgage Program, Ltd. (the "Partnership") as of December 31, 1997, and the related statements of operations, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brevard Mortgage Program, Ltd. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the sole stockholder and president of the Partnership's general partner. As discussed in Note 3, the Partnership and its affiliates have engaged in significant transactions with each other.


                              RACHLIN COHEN & HOLTZ


Miami, Florida
August 14, 1998 except for the second paragraph of
   Note 5, as to which the date is December 15, 1998

                         BREVARD MORTGAGE PROGRAM, LTD.

                                  BALANCE SHEET

                                DECEMBER 31, 1997





                    ASSETS


Cash                                                                    $ 25,387
Notes receivable from affiliate                                          474,191
Accrued interest receivable from affiliate                                65,094
                                                                        --------

                                                                        $564,672
                                                                        ========


      LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner                       $ 18,000
                                                                        --------

Commitments, Subsequent Events and Other Matter                             --

Partners' Capital:
   General partner                                                           832
   Limited partners                                                      545,840
                                                                        --------
                                                                         546,672
                                                                        --------

                                                                        $564,672
                                                                        ========

                       See notes to financial statements.

                         BREVARD MORTGAGE PROGRAM, LTD.

                             STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997





Revenues:
   Interest income from affiliate                                        $72,300
   Other                                                                     909
                                                                         -------
                                                                          73,209
                                                                         -------

Costs and Expenses:
   Administrative fees to general partner                                  9,000
   General and administrative                                              2,119
                                                                         -------
                                                                          11,119
                                                                         -------

Net Income                                                               $62,090
                                                                         =======


                       See notes to financial statements.

                         BREVARD MORTGAGE PROGRAM, LTD.

                         STATEMENT OF PARTNERS' CAPITAL

                          YEAR ENDED DECEMBER 31, 1997



                                          General      Limited
                                          Partner      Partners         Total
                                         ---------     ---------      ---------

Partners' Capital, Beginning             $     683     $ 541,399      $ 542,082

Distributions                                 --         (57,500)       (57,500)

Net Income                                     149        61,941         62,090
                                         ---------     ---------      ---------

Partners' Capital, Ending                $     832     $ 545,840      $ 546,672
                                         =========     =========      =========


                       See notes to financial statements.

                         BREVARD MORTGAGE PROGRAM, LTD.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997


Cash Flows from Operating Activities:
   Net income                                                            $ 62,090
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliate        (56,200)
            Increase in administrative fees payable to general partner      9,000
                                                                         --------
                  Net cash provided by operating activities                14,890
                                                                         --------

Cash Flows from Investing Activities:
   Advances to affiliate                                                  (25,000)
                                                                         --------
                  Net cash used in investing activities                   (25,000)
                                                                         --------

Cash Flows from Financing Activities:
   Distributions to limited partners                                      (57,500)
                                                                         --------
                  Net cash used in financing activities                   (57,500)
                                                                         --------

Net Decrease in Cash                                                      (67,610)

Cash, Beginning                                                            92,997
                                                                         --------

Cash, Ending                                                             $ 25,387
                                                                         ========

                       See notes to financial statements.

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Capitalization

Brevard Mortgage Program, Ltd. ("the Partnership") was initially organized on November 14, 1995 under the laws of the State of Florida.

The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $575,000, to be divided into 575 equal units of limited partnership interest.

See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

Business

The  Partnership   provides  debt  financing  to  existing   affiliated  limited
partnerships owning residential apartment communities located in Florida.

Revenue Recognition

Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

Concentration of Credit Risk

At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

Notes Receivable from Affiliates

Notes receivable from affiliates are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Income Taxes

The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of December 8, 1995.

Capital Contributions of Partners

The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $575,000 to be divided into 575 units of limited partnership units. A capital account is maintained for each partner.

Term

The  Partnership  will  continue  through  December  31,  2025,   unless  sooner
terminated by law or under certain provisions of the Agreement.

Distributions

     Cash Distributions

          The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 99% of the distributable cash; and (b) to the general partner who will receive 1% of the distributable cash.

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

Distributions (Continued)

     Distributions of Net Proceeds

          Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the entire principal amount of the purchased second mortgage loan has been repaid; and (b) the balance, if any, is distributed to the general partner.

Allocation of Income and Loss

Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

          The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

     After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

Dissolution

The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

Winding Up

Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

Fees to the General Partner

Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $750 per month through December 31, 2002.


NOTE 3. NOTES RECEIVABLE FROM AFFILIATE

The Partnership had the following receivables from Florida Opportunity Income Partners II, Ltd. ("FOIP II") at December 31, 1997:

                                                    Notes        Accrued
                                                  Receivable    Interest
                                                  ----------    --------

     Notes receivable, net of discount             $450,000     $ 63,792(a)
     Advances                                        24,191        1,302(b)
                                                   --------     --------
                                                   $474,191     $ 65,094
                                                   ========     ========

(a) In December 1995, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. These receivables, which include notes receivable and accrued interest due from FOIP II, were converted into promissory notes as more fully described in the table below:

     FOIP II Second Mortgage Note; matures on July 31, 2001;
     accrues  interest  at a minimum  annual  rate of 6% and
     provides for  participation  interest at the rate of 3%
     per  annum   based   upon  the  amount  of  the  unpaid
     principal, which shall be due and payable to the extent
     that it does not exceed the  available  cash flows,  as
     defined   in  the   note;   provides   for   additional
     participation  interest  in an  amount  equal to 20% of
     remaining  available cash flow, as defined,  which will
     continue  to be made until such time as the  collateral
     has been  sold,  and  which  obligation  will  continue
     notwithstanding total repayment of the principal amount
     of the note;  secured by a lien upon  certain  real and
     personal  property  of FOIP II and;  subordinated  to a
     first  mortgage,  which had a balance of  approximately
     $974,000 as of December 31, 1997.                                $  752,747

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3. NOTES RECEIVABLE FROM AFFILIATE (Continued)

     Unsecured promissory note representing advances made by
     the  former  general  partner  to FOIF II.  The note is
     payable upon demand and bears an annual  interest  rate
     of 1% over prime (9.5% as of December 31, 1997)                     271,923
                                                                      ----------
                                                                       1,024,670
    Less discount                                                        574,670
                                                                      ----------
    Notes receivable, net of discount                                 $  450,000
                                                                      ==========

(b) During 1997, the Partnership provided funds to FOIF II by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and accrue interest at a rate of 12% per annum.

See Note 5 regarding a subsequent amendment to the second mortgage.

NOTE 4. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

During 1996, in accordance with the terms of a Private Placement Memorandum dated December 8, 1995, the Partnership issued the 575 units of limited partner interest being offered at $1,000 per unit for total gross proceeds of $575,000. Costs of $67,500 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $10,000 was paid to the General Partner for administrative, legal and investment fees.

NOTE 5. SUBSEQUENT EVENTS

Distributions to Limited Partners

In 1998, the Partnership made distributions of approximately $14, 375 to the limited partners.

Amendment to Second Mortgage

On December 15, 1998, the Partnership entered into a Second Amendment to Open-End Second Mortgage and Security Agreement by which all of the notes will be secured by the Second Mortgage, and the maturities extended to August 1, 2001. The amendment also provides for additional advances to be secured under a future advance clause up to $500,000 maximum.

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6. OTHER MATTER

In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron
Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

================================================================================




                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1997




================================================================================

                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.



                                TABLE OF CONTENTS




                                                                      PAGE
                                                                      ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                     1


FINANCIAL STATEMENTS

   Balance Sheet                                                       2

   Statement of Operations                                             3

   Statement of Partners' Capital                                      4

   Statement of Cash Flows                                             5

   Notes to Financial Statements                                      6-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Partners
Lamplight Court of Bellefontaine, Ltd.
Cincinnati, Ohio


We have audited the accompanying balance sheet of Lamplight Court of Bellefontaine, Ltd. (the "Partnership") as of December 31, 1997, and the related statements of operations, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lamplight Court of Bellefontaine, Ltd. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The Partnership is affiliated with certain other limited partnerships (the "affiliates") in similar lines of business, all of whom are controlled by a common person who is the stockholder and president of the Partnership's general partner. As discussed in Note 3, the Partnership and its affiliates have engaged in significant transactions with each other.


                              RACHLIN COHEN & HOLTZ


Miami, Florida
August 14, 1998

                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                                  BALANCE SHEET

                                DECEMBER 31, 1997





                    ASSETS

Cash                                                                    $ 50,793
Note receivable from affiliate                                           365,000
Advances receivable from affiliate                                        93,302
Accrued interest receivable from affiliate                                77,800
                                                                        --------

                                                                        $586,895
                                                                        ========


      LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner                       $ 10,500
                                                                        --------

Commitments, Subsequent Events and Other Matter                             --

Partners' Capital:
   General partner                                                            90
   Limited partners                                                      576,305
                                                                        --------
                                                                         576,395
                                                                        --------

                                                                        $586,895
                                                                        ========

                       See notes to financial statements.

                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                             STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997



Revenues:
   Interest income from affiliate                                        $63,188
   Other                                                                   1,973
                                                                         -------
                                                                          65,161
                                                                         -------

Costs and Expenses:
   Administrative fees to general partner                                  6,000
   General and administrative                                              1,262
                                                                         -------
                                                                           7,262
                                                                         -------

Net Income                                                               $57,899
                                                                         =======




                       See notes to financial statements.

                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                         STATEMENT OF PARTNERS' CAPITAL

                          YEAR ENDED DECEMBER 31, 1997



                                          General       Limited
                                          Partner       Partners        Total
                                         ---------     ---------      ---------

Partners' Capital, Beginning             $      90     $ 587,931      $ 588,021

Distributions                                 --         (69,525)       (69,525)

Net Income                                    --          57,899         57,899
                                         ---------     ---------      ---------

Partners' Capital, Ending                $      90     $ 576,305      $ 576,395
                                         =========     =========      =========



                       See notes to financial statements.

                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                             STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 31, 1997


Cash Flows from Operating Activities:
   Net income                                                                   $  57,899
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Changes in operating assets and liabilities:
               Increase in interest receivable from affiliate                     (55,188)
               Increase in administrative fees payable to the general partner       6,000
                                                                                ---------
                  Net cash provided by operating activities                         8,711
                                                                                ---------

Cash Flows from Investing Activities:
   Advances to affiliate                                                          (17,366)
                                                                                ---------
                  Net cash used in investing activities                           (17,366)
                                                                                ---------

Cash Flows from Financing Activities:
   Distributions to limited partners                                              (69,526)
                                                                                ---------
                  Net cash used in financing activities                           (69,526)
                                                                                ---------

Net Decrease in Cash                                                              (78,181)

Cash, Beginning                                                                   128,974
                                                                                ---------

Cash, Ending                                                                    $  50,793
                                                                                =========



                       See notes to financial statements.

                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1997


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Capitalization

Lamplight Court of Bellefontaine, Ltd. ("the Partnership") was initially organized on February 16, 1996 under the laws of the State of Florida.

The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $700,000, to be divided into 700 equal units of limited partnership interest.

See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

Business

The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Ohio.

Revenue Recognition

Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

Concentration of Credit Risk

At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

Notes Receivable from Affiliates

Notes receivable from affiliates are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment in Affiliate

In 1996, the Partnership acquired certain receivables and a limited partner interest in Independence Village, Ltd. ("Independence Village") from an unrelated entity at a discount from the face amount thereof (see Note 3). As a result, the Partnership holds a 31.7% limited partner interest in Independence Village, a limited partnership which owns a residential apartment property in Bellefontaine, Ohio. The investment in Independence Village is accounted for using the equity method of accounting as a result of the Partnership and Independence Village having the same general partner president and the general partner's ability to exercise significant influence on Independence Village. As such, the investment in Independence Village is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting. At the date of purchase, management estimated the value of the limited partner interest to be insignificant and did not allocate any of the purchase price to the investment.

Use of Estimates

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the value of the limited partner interest and the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Income Taxes

The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of March 7, 1996:

Capital Contributions of Partners

The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $700,000, to be divided into 700 units of limited partnership units. A capital account is maintained for each partner.

                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

Term

The  Partnership  will  continue  through  December  31,  2026,   unless  sooner
terminated by law or under certain provisions of the Agreement.

Distributions

     Cash Distributions

          The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 10% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and (b) the general partner will receive 100% of the remaining distributable cash.

     Distributions of Net Proceeds

          Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 10% cash-on-cash return; and (b) then 31.7% of up to $350,000 of any remaining net proceeds to the limited partners; and (c) the balance, if any, to the general partner.

Allocation of Income and Loss

Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

          The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

          After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

Dissolution

The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; and (e) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

Winding Up

Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

Fees to the General Partner

Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $500 per month through December 31, 2002.

NOTE 3. NOTE RECEIVABLE FROM AFFILIATE

In 1996, the Partnership acquired certain receivables and a 31.7% interest in Independence Village from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Independence Village, were converted into promissory notes as more fully described in the table below.

     Independence  Village Second Mortgage Note;  matures in
     December  1998;  accrues  interest at an annual rate of
     9.5%;  secured by a lien upon certain real and personal
     property of Independence  Village;  subordinated to the
     first  mortgage  which had a balance  of  approximately
     $1,383,000 as of December 31, 1997.                                $585,000

     Less discount                                                       220,000
                                                                        --------
     Note receivable, net of discount                                   $365,000
                                                                        ========

                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3. NOTE RECEIVABLE FROM AFFILIATE (Continued)

The second mortgage matures on December 1, 1998, and may be extended at the option of Independence Village by payment of a fee equal to 1% of the loan's initial principal amount of $585,000.

NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATE

In 1996 and during 1997, the Partnership provided funding to Independence Village by means of advances in an arrangement equivalent to an open ended line of credit advances. The outstanding advances are due on demand and accrue interest at 12% per annum. The balance of $93,302 remained outstanding as of December 31, 1997. Interest income of $7,613 was recognized during the year and $11,343 remained outstanding as accrued interest at December 31, 1997.

NOTE 5. INVESTMENT IN AFFILIATE

The following is a summary of the financial position and results of operations of Independence Village as of and for the year ended December 31, 1997.

     Financial position:
        Rental apartments                                      $   928,650
        Other assets                                                96,590
                                                               -----------
           Total assets                                        $ 1,025,240
                                                               ===========

        Mortgage payable                                       $ 1,383,125
        Other liabilities                                          711,602
                                                               -----------
           Total liabilities                                     2,094,727

        Partners' deficiency                                    (1,069,487)
                                                               -----------
                                                               $ 1,025,240
                                                               ===========

     Results of operations:
        Revenues (including rental income of $316,241)         $   354,764
        Costs and expenses                                         393,935
                                                               -----------
        Net loss                                               $   (39,171)
                                                               ===========

As discussed in Note 1, upon acquisition of certain receivables and the limited partnership interest in Independence Village, the Partnership did not allocate any of the purchase price to the investment in affiliate. The Partnership has deferred recognition of its proportionate share of net losses because there is no personal obligation to fund the resulting negative limited partner's capital account balance. Future net income, if any, will not be recognized until such time as the limited partner's capital account becomes a positive balance.

                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

During 1996, in accordance with the terms of a Private Placement Memorandum dated March 7, 1996, the Partnership issued 700 units of limited partnership interest units at $1,000 per unit for total gross proceeds of $700,000. Costs of $120,000 incurred in connection with syndicating the partnership were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $57,000 was paid to the General Partner for administrative, legal and investment fees.

NOTE 7. SUBSEQUENT EVENTS

Subsequent  to  December  31,  1997,  the  Partnership  made   distributions  of
approximately $35,000 to the limited partners.

NOTE 8. OTHER MATTER

In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron
Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                      BARON STRATEGIC INVESTMENT FUND, LTD.
                                  BALANCE SHEET
                      NINE MONTHS ENDING SEPTEMBER 30, 1998
                                   (UNAUDITED)


                                     ASSETS

Cash                                                                    $ 21,679
Notes receivable from affiliates                                         552,008
Accrued interest receivable from affiliates                               28,146
Advances to affiliates                                                   256,949
                                                                        --------
                                                                        $858,782
                                                                        ========

                        LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
  Administrative fees payable to general partner                        $  9,500
                                                                        --------
                                                                           9,500
                                                                        --------
Commitments and Other Matter

Partners' Capital:
  General partner                                                             90
  Limited partners                                                       849,192
                                                                        --------
                                                                         849,282
                                                                        --------
                                                                        $858,782
                                                                        ========

                      BARON STRATEGIC INVESTMENT FUND, LTD.
                             STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


Revenues:
  Interest income from affiliates                                        $63,687
  Other                                                                      315
                                                                         -------
                                                                          64,002
                                                                         -------

Costs and Expenses:
  Administrative fees to general partner                                   6,000
  General and administrative                                              11,858
                                                                         -------
                                                                          17,858
                                                                         -------
Net Income                                                               $46,144
                                                                         =======

                      BARON STRATEGIC INVESTMENT FUND, LTD.
                         STATEMENT OF PARTNERS' CAPITAL
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)



                                          General      Limited
                                          Partner      Partners         Total
                                         ---------     ---------      ---------
Partners' Capital, Beginning             $      90     $ 860,048      $ 860,138

Distributions                                   --       (57,000)       (57,000)

Net Income                                      --        46,144         46,144
                                         ---------     ---------      ---------
Partners' Capital, Ending                $      90     $ 849,192      $ 849,282
                                         =========     =========      =========

                      BARON STRATEGIC INVESTMENT FUND, LTD.
                             STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


Cash Flows from Operating Activities:
  Net income                                                           $ 46,144
  Adjustments to reconcile net income to
    net cash used in operating activities:
      Changes in operating assets and liabilities:
        Increase in accrued interest receivable from affiliates          (6,687)
                                                                       --------
          Net cash used in operating activities                          39,457
                                                                       --------

Cash Flows from Investing Activities:
  Purchase of receivables due from affiliates                             6,992
  Net proceeds provided to affiliate under line of credit                (7,210)
                                                                       --------
          Net cash used in investing activities                            (218)
                                                                       --------

Cash Flows from Financing Activities:
  Limited partner distributions                                         (57,000)
                                                                       --------
          Net cash provided by financing activities                     (57,000)
                                                                       --------

Net Increase in Cash                                                    (17,761)

Cash, Beginning                                                          39,440
                                                                       --------

Cash, Ending                                                           $ 21,679
                                                                       ========

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Capitalization

     Baron Strategic Investment Fund, Ltd. ("the Partnership") was initially organized on April 24, 1996 under the laws of the State of Florida.

     The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

     See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

     Business

     The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

     Revenue Recognition

     Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

     Concentration of Credit Risk

     At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

     Notes Receivable from Affiliates

     Notes receivable from affiliates are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Use of Estimates

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

     Income Taxes

     The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

     The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of May 20, 1996:

     Capital Contributions of Partners

     The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

     Term

     The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

     Distributions

     Cash Distributions

     The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12.5% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and
     (b) the excess, if any, will be allocated 50% to the limited partners and 50% to the general partner.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2.    AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Distributions of Net Proceeds

     Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 12.5% cash-on-cash return; and
     (b) next to the general partner, until the total amount so distributed to it when added to all prior distributions of distributable cash and net proceeds made to it, is equal to the sum of its capital contribution plus an annual 12.5% cash-on-cash return and; (c) the balance, if any is distributed 50% to the limited partners and 50% to the general partner.

     Allocation of Income and Loss

     Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

     The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

     After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

     Dissolution

     The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Winding Up

     Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

     Fees to the General Partner

     Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $500 per month through December 1, 2003.


NOTE 3. NOTES RECEIVABLE FROM AFFILIATES

     The following are the balances of the notes receivable and accrued interest from affiliates at September 30, 1998:


                                                                       Notes
                                                                     Receivable
                                                                     ----------
     Blossom Corners Apartments II, Ltd. ("Blossom II")              $322,008(a)
     Falls Properties III, Ltd. ("Falls III")                         102,000(b)
     Sycamore Real Estate Development, LP ("Sycamore")                128,000(c)
                                                                     --------
                                                                     $552,008
                                                                     ========

     (a) In November 1996, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Blossom II, were converted into promissory notes as more fully described in the table below:

          Blossom II Second Mortgage Note; matures on April 1, 2002; accrues interest at an minimum annual rate of 6% and provides for participation interest at the rate of 3% per annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flow, as defined in the note; secured by a lien upon certain real and personal property of Blossom II; provides for additional participation interest in an amount equal to 30% of remaining available cash flow, as defined, which will continue to be made until such time as the collateral has been sold, and which obligation will continue notwithstanding total repayment of the principal amount of the note; subordinated to the first mortgage which had a balance of approximately $1,130,000 as of September 30, 1998.
                                                                     $622,103

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)


     Unsecured promissory note, representing advances made by the former general partner to Blossom II. The note is payable upon demand and bears interest
     at 1% over prime (9.5% as of September 30, 1998).                    68,861

     Other   receivables,   related  to  advances  for   refinancing   fees  and
     professional services.

                                                                         29,732
                                                                       --------
                                                                        720,696
     Less discount                                                      263,696
     Less principal payment                                             134,992
     Notes receivable, net of payment and discount                     $322,008
                                                                       ========

     See Note 6 regarding a subsequent amendment to the second mortgage.

     (b) In April 1997, the Partnership acquired, at a discount, certain receivables owed Falls III from an unrelated entity. In connection with Falls III filing for reorganization under Chapter 11 of the Bankruptcy Code in August 1994, the notes, which had included a Second Mortgage Note Receivable, were converted into two unsecured promissory notes of $198,750 and $44,398 (total of $234,148). The notes provide for the partial repayment of the principal balance in April 1999 using 20% of the excess cash flow of Falls III. The remaining principal is to be repaid after all secured notes and other claims designated by the court have been paid in full.

          Notes receivable                                             $243,148
          Less discount                                                (141,148)
                                                                       --------
          Notes receivable, net of discount                            $102,000
                                                                       ========

     c) In March 1998, the Partnership made a loan of $128,000 to Sycamore Real Estate Development, Ltd. The note matures on December 14, 2003, accrues interest at an annual rate of 12%; is secured by a lien upon certain real and personal property of Villas at Lake Sycamore; and is subordinated to the first mortgage which had a balance of approximately $800,000 as of September 30, 1998.

          Note receivable                                              $128,000
                                                                       ========


NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATE

     During 1996 through 1998, the Partnership provided funding to Blossom II by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and accrue interest at 12% per annum. The balance of $256,949 remained outstanding as of September 30, 1998. Interest income of $49,887 was recognized during the period.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 5. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

     In 1996, in accordance with the terms of a Private Placement Memorandum dated May 20, 1996, the Partnership issued the 2,400 units of limited partner interest being offered at $500 per unit for total gross proceeds of $1,200,000. Costs of $284,000 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $284,000 in syndication costs, the Partnership paid $164,000 to its general partner for administrative, legal and investment fees.


NOTE 6. SUBSEQUENT EVENTS

     Loan to Affiliate

     In December 1998, the Partnership endorsed to Sycamore the note from Falls III in the principal amount of $102,000 and the $128,000 note payable by Sycamore; in exchange Sycamore delivered to the Partnership a new promissory note in the original principal amount of $230,000. The new note matures on December 14, 2003; accrues interest at an annual rate of 12%; is secured by a lien upon certain real and personal property of Villas at Lake Sycamore; and is subordinated to the first mortgage which had a balance of approximately $800,000 as of September 30, 1998. Two other affiliated partnerships also hold second mortgage notes in the aggregate principal amount of $341,500 secured by the property. The lending parties have agreed to share the benefits of the second mortgage on a pari-passu basis.

     Amendment to Blossom II Second Mortgage

     On December 15, 1998, Blossom II amended and restated the $622,103 second mortgage note and the $68,861 promissory note and made a new promissory note in favor of the Partnership in the original principal amount of $160,002 to consolidate prior advances in that amount as of such date. The Partnership and Blossom II also entered into a Second Amendment to Open-End Second Mortgage and Security Agreement by which all of the Blossom II notes will be secured by the Second Mortgage, and the maturities extended to April 1, 2002. The amendment also provides for additional advances up to a $1,250,000 maximum to be secured under a future advance clause.

     Distributions to Limited Partners

     Subsequent to September 30, 1998, the Partnership made distributions of approximately $14,375 to the limited partners.

                      BARON STRATEGIC INVESTMENT FUND, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 7. OTHER MATTER

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.
                                  BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)



                                ASSETS


Cash                                                                  $      875
Notes receivable from affiliates                                         976,439
Accrued interest receivable from affiliates                              125,668
Advances receivable from affiliates                                       19,500
                                                                      ----------

                                                                      $1,122,482
                                                                      ==========


                   LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Note payable to afilliate                                          $  254,267
   Administrative fees payable to general partner                         14,000
   Accrued syndication costs                                              20,100
   Accrued interest payable to afilliate                                  39,419
                                                                      ----------
                                                                         327,786
                                                                      ----------

Commitments and Other Matter

Partners' Capital:
   General partner                                                           511
   Limited partners                                                      794,185
                                                                      ----------
                                                                         794,696
                                                                      ----------

                                                                      $1,122,482
                                                                      ==========

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.
                             STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


Revenues:
   Interest income from affiliates                                      $124,110
   Other                                                                     342
                                                                        --------
                                                                         124,452
                                                                        --------

Costs and Expenses:
   Interest expense to affiliate                                          37,237
   General and administrative                                             10,503
                                                                        --------
                                                                          47,740
                                                                        --------

Net Income                                                              $ 76,712
                                                                        ========

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.
                         STATEMENT OF PARTNERS' CAPITAL
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


                                                 General    Limited
                                                 Partner    Partners     Total
                                                 -------    --------     -----

Partners' Capital, Beginning                    $    511    $691,996    $692,507

Contributions, Net of Syndication Costs               --      92,490      92,490

Distributions                                         --      67,013      67,013

Net Income                                            --      76,712      76,712
                                                --------    --------    --------

Partners' Capital, Ending                       $    511    $794,185    $794,696
                                                ========    ========    ========

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.
                             STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


Cash Flows from Operating Activities:
   Net income                                                         $  76,712
   Adjustments to reconcile net income to
      net cash used in operating activities:
         Changes in operating assets and liabilities:
          Increase in accrued interest receivable from affiliates      (104,810)
          Decrease in accrued interest payable to affiliate              37,237
                                                                      ---------
          Net cash provided by operating activities                       9,137
                                                                      ---------

Cash Flows from Investing Activities:
   Advances to Affiliates                                                (7,688)
                                                                       ---------
          Net cash used in investing activities                          (7,688)

Cash Flows from Financing Activities:
   Payments on note payable to affiliate                               (125,000)
   Partners' capital contributions                                      140,237
   Syndication costs                                                    (47,747)
   Distributions to limited partners                                    (67,013)
                                                                      ---------
          Net cash provided by financing activities                     (99,523)
                                                                      ---------

Net increase in Cash                                                    (98,072)

Cash, Beginning                                                          98,947
                                                                      ---------
Cash, Ending                                                          $     875
                                                                      =========

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Capitalization

     Baron Strategic Investment Fund IV, Ltd. ("the Partnership") was initially organized on October 1, 1996 under the laws of the State of Florida.

     The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,000,000, to be divided into 2,000 equal units of limited partnership interest.

     See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

     Business

     The Partnership provides debt financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

     Revenue Recognition

     Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

     Concentration of Credit Risk

     At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

     Notes Receivable from Affiliates

     Notes receivable from affiliates are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Use of Estimates

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

     Income Taxes

     The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

     The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of October 22, 1996:

     Capital Contributions of Partners

     The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,000,000, to be divided into 2,000 units of limited partnership units. A capital account is maintained for each partner.

     Term

     The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

     Distributions

     Cash Distributions

     The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and
     (b) the excess, if any, will be allocated to the general partner.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Distributions of Net Proceeds

     Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 18% cash-on-cash return; and (b) the balance, if any, is distributed to the general partner.

     Allocation of Income and Loss

     Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

     The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

     After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

     Dissolution

     The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Winding Up

     Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

     Fees to the General Partner

     Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2003.


NOTE 3. NOTES RECEIVABLE FROM AFFILIATE

     The following are the balances of the notes receivable and accrued interest receivable from affiliates at September 30, 1998:

                                                           Notes       Accrued
                                                         Receivable   Interest
                                                         ----------   --------

     Country Square Apartments, Ltd. ("Country Square")   $797,189   $110,224(a)
     Country Square                                        179,250     20,858(b)
                                                          --------   --------
                                                          $976,439   $ 20,858
                                                          ========   ========


     (a) In March 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Country Square, were converted into promissory notes as more fully described in the table below:

          Country  Square  Second  Mortgage  Note;  matures  on April 30,  2008;
          accrues interest at an minimum annual rate of 12%; is secured by a lien upon certain real and personal property of Country Square; and is subordinated to the first mortgage which had a balance of
          approximately $1,240,000 as of September 30, 1998.       $1,192,987
          Less discount                                               502,987
                                                                   ----------
          Note receivable, net of discount                           $797,189
                                                                   ==========

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3.    NOTES RECEIVABLE FROM AFFILIATE (Continued)

     In July 1997, the Partnership made a loan to Country Square of $171,562 pursuant to the terms of a promissory note. The note is due on demand and accrues interest quarterly at 12% per annum.

     Note receivable                                                    $179,250
                                                                        ========

     See Note 6 regarding subsequent amendments to the second mortgage.


NOTE 4. Note Payable to Affiliate

     In March 1997, the Partnership borrowed funds from Baron Strategic Investment Fund VI, Ltd. ("Fund VI") pursuant to the terms of a promissory note. The note matures in September 2002 with interest payable monthly at 15% per annum. As collateral for the note payable, the Partnership has granted Fund VI a security interest in the second mortgage notes and mortgages (see Note 3). The note had an unpaid principal balance of $254,363 as of September 30, 1998. Interest expense to the affiliate amounted to $67,699 for the period of which $29,895 was unpaid and accrued at September 30, 1998.


NOTE 5. LIMITED PARTNER'S CAPITAL CONTRIBUTIONS

     In 1996, in accordance with the terms of a Private Placement Memorandum dated October 22, 1996, the Partnership issued 180 units of limited partnership interest of the 2,000 units being offered at $500 per unit for a total of $90,000. Costs of $17,400 incurred in connection with syndicating the partnership were recorded as a reduction of limited partner contributions. Of the syndication costs, $14,000 was paid to the General Partner for administrative, legal and investment fees.

     In 1997, the Partnership issued 1,538.5 units of limited partnership interest at $500 per unit for $769,263. This issuance increased the total units sold to 1,718.5 units of the 2,000 units being offered. Costs of $164,453 incurred in connection with syndicating these partnership units have been recorded as a reduction of limited partner's capital contributions. Of the syndication costs, $80,570 was incurred with regard to the General Partner for administrative, legal and investment fees. Syndicated costs of $20,100 were unpaid and accrued at December 31, 1997.

     During 1998, the Partnership issued 280.5 units of the remaining 281.5 units at $500 per unit for a total of $140,237. This issuance increased the total units sold to 1,999 units of the 2,000 units being offered. Costs of $26,647 incurred in connection with syndicating these partnership units were recorded as a reduction of limited partner's capital contributions in 1998. Of the syndication costs, $22,524 was paid to the General Partner for administrative, legal and investment fees.

                    BARON STRATEGIC INVESTMENT FUND IV, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 6.    SUBSEQUENT EVENTS

     Amendment to Second Mortgage

     On December 15, 1998, Country Square restated and amended the $1,192,987 second mortgage note and the $179,250 promissory note in favor of the Partnership to extend the maturities to April 30, 2008. The Partnership and Country Square also entered into a Second Amendment to Consolidated Renewal Replacement Second Mortgage and Security Agreement under which Country Square agreed to secure repayment of both notes and any future advances up to a $1,750,000 maximum under the second mortgage.

     Distributions to Limited Partners

     In 1998, the Partnership made distributions of approximately $15,000 to the limited partners.


NOTE 7. OTHER MATTER

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for common stock of Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.
                                  BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)


                                ASSETS


Cash                                                                    $ 20,987
Notes receivable from affiliates                                         731,802
Advances to affiliates                                                    96,939
Accrued interest                                                          26,309
                                                                        --------
                                                                        $876,037
                                                                        ========


                   LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner                       $ 13,500
                                                                        --------
                                                                          13,500
                                                                        --------

Commitments and Other Matter

Partners' Capital:
   General partner                                                         1,551
   Limited partners                                                      864,088
                                                                         862,537
                                                                        --------
                                                                        $876,037
                                                                        ========

                     BARON STRATEGIC INVESTMENT FUND V, LTD.
                             STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


Revenues:
   Interest income from affiliates                                       $75,215
   Other                                                                     474
                                                                         -------
                                                                          75,689
                                                                         -------
Costs and Expenses:
   Administrative fees to general partner                                  4,500
   General and administrative                                              7,458
                                                                         -------
                                                                          11,957
                                                                         -------

Net Income                                                               $63,731
                                                                         =======

                     BARON STRATEGIC INVESTMENT FUND V, LTD.
                         STATEMENT OF PARTNERS' CAPITAL
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)



                                              General     Limited
                                              Partner     Partners      Total
                                              -------     --------      -----

Partners' Capital, Beginning                $  (2,188)   $ 652,994    $ 650,806

Contributions, Net of Syndication Costs                    238,000      238,000

Distributions                                      --      (90,000)     (90,000)

Net Income                                        637       63,094       63,737
                                            ---------    ---------    ---------

Partners' Capital, Ending                   $  (1,551)   $ 864,088    $ 862,537
                                            =========    =========    =========

                     BARON STRATEGIC INVESTMENT FUND V, LTD.
                             STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)



Cash Flows from Operating Activities:
   Net income                                                            $  63,731
   Adjustments to reconcile net income to
      net cash used in operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliates          3,076
            Increase in administrative fees payable to general partner        (500)
               Net cash used in operating activities                        66,307
                                                                         ---------


Cash Flows from Financing Activities:
   Advances to affiliates                                                  (93,339)
    Investment in notes receivable from affiliates                        (212,502)
               Net cash used in investing activities                      (305,841)
                                                                         ---------

Cash Flows from Financing Activities:
    Partners' capital contibutions                                         238,000
    Limited partners' distributions                                        (90,000)
               Net cash provided by financing activities                   148,000
                                                                         ---------

Net Increase in Cash                                                       (91,534)

Cash, Beginning                                                            112,521
                                                                         ---------
Cash, Ending                                                             $  20,987
                                                                         =========

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Capitalization

     Baron Strategic Investment Fund V, Ltd. ("the Partnership") was initially organized on October 1, 1996 under the laws of the State of Florida.

     The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

     See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

     Business

     The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

     Revenue Recognition

     Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

     Concentration of Credit Risk

     At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

     Notes Receivable from Affiliates

     Notes receivable from affiliates are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Use of Estimates

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the allowance for impairment and the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

     Income Taxes

     The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

     The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of October 23, 1996:

     Capital Contributions of Partners

     The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

     Term

     The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

     Distributions

     Cash Distributions

     The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 15% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and
     (b) the excess, if any, will be allocated to the general partner.

                    BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Distributions (Continued)

     Distributions of Net Proceeds

     Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 15% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

     Allocation of Income and Loss

     Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

     The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

     After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

     Dissolution

     The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Winding Up

     Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

     Fees to the General Partner

     Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2003.


NOTE 3. NOTES RECEIVABLE FROM AFFILIATES

     The following are the balances of the notes receivable, net of allowance for impairment, and accrued interest due from affiliates at September 30, 1998:

                                                                    Notes      Accrued
                                                                  Receivable   Interest
                                                                  ----------   --------
     Sunrise Apartments, Ltd.("Sunrise")                           $488,000    $27,927(a)
     Curiosity Creek Apartments, Ltd. ("Curiosity Creek")           213,451     20,979(b)
     Baron Strategic Investment Fund III, Ltd. ("Strategic III")     21,000      1,890(c)
                                                                   --------     -------
                                                                   $722,451    $50,796


     (a) In June 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Sunrise, were converted into promissory notes as more fully described in the table below.

          Sunrise  Second  Mortgage  Note;  matures on October 1, 2007;  accrues
          interest  at  an  minimum   annual  rate  of  6%  and   provides   for
          participation  interest  at the rate of 3% per  annum  based  upon the amount of the unpaid principal,  which shall be due and payable to the extent that it does not exceed the available  cash flow, as defined in the note; provides for additional  participation interest in an amount equal to 20% of remaining available cash flow, as defined,  which will continue to be made until such time as the  collateral  has been sold, and which obligation will continue  notwithstanding total repayment of the principal amount of the note;  secured by a lien upon certain real and personal  property of Sunrise;  subordinated to the first mortgage which had a balance of  approximately  $1,037,000  as of September 30,
          1998.
                                                                             $ 335,000

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

          Unsecured promissory note, representing advances made by the former general partner to Sunrise. The note is payable upon demand and bears
          interest at an annual rate of 4%.                              621,515

          Unsecured promissory note, representing advances made by the former general partner to Sunrise. The note is payable upon demand and bears
          interest at 1% over prime (9.5% as of September 30, 1998).       1,467

          Other receivables, related to advances for refinancing fees and professional services

                                                                          48,468
                                                                      ----------
                                                                       1,006,450
          Less unamortized discount                                      518,450
                                                                      ----------
          Notes receivable, net of unamortized discount               $  488,000
                                                                      ==========

     (b) In March 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Curiosity Creek, were converted into promissory notes as more fully described in the table below.

          Curiosity Creek Second Mortgage Note; matures on April 1, 2007; accrues interest at an minimum annual rate of 6% and participation interest at the rate of 3% per annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flow, as defined in the note; provides for additional participation interest in an amount equal to 30% of remaining available cash flow, as defined, which will continue to be made until such time as the collateral has been sold, and which obligation will continue notwithstanding total repayment of the principal amount of the note; secured by a lien upon certain real and personal property of Curiosity Creek; subordinated to the first mortgage which had a balance of approximately $1,180,000 as of September 30, 1998.
                                                                       $ 807,560

          Unsecured promissory note, representing advances made by the former general partner to Curiosity Creek. The note is payable upon demand
          and bears an annual interest rate of 12.5%.                    416,000

          Unsecured promissory note, representing advances made by the former general partner to Curiosity Creek. The note is payable on demand and bears interest at 1% over prime (9.5% as of September 30, 1998).

                                                                         414,380

          Other receivables related to advances for refinancing fees and professional fees

                                                                          29,732
                                                                       1,667,672
          Percentage purchased                                            26.27%
                                                                      ----------
                                                                         438,097
          Less unamortized discount                                      219,997
                                                                      ----------
          Less reclassification of one payment                             4,649
          Notes receivable, net of unamortized discount                 $213,451
                                                                      ==========

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3. NOTES RECEIVABLE FROM AFFILIATES (Continued)

     In April, 1998 Strategic III made a promissory note in favor of the Partnership in the original principal amount of $21,000 to cover certain advances made to Strategic III. The note matures on March 1, 2003, and accrues interest at an annual rate of 12%. The note is secured by a Second Mortgage on the Candlewood II apartment property. Two other loans by affiliated partnerships in the aggregate principal amount of $143,500 are also secured by separate second mortgages on the property. Each of the lending parties has agreed to share the benefits of the second mortgages on a pari-passu basis.

     Notes receivable                                                   $ 21,000
                                                                        ========

NOTE 4. ADVANCES TO AFFILIATES

     In 1998, the Partnership provided funding to affiliates by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and provide for interest at 12% per annum. The balances as of September 30, 1998 are as follows:

     Sunrise                                                            $ 51,659
     Curiosity Creek                                                      36,439
     Baron Strategic Vulture Fund I                                       44,500
                                                                        --------

        Total                                                           $153,598
                                                                        ========


NOTE 5. LIMITED PARTNERS CAPITAL CONTRIBUTIONS

     In 1996, in accordance with a Private Placement Memorandum, dated October 23, 1996, the Partnership issued 220 units of limited partnership interest units at $500 per unit for gross proceeds of $110,000. Costs of $22,300 incurred in connection with syndicating the limited partnership were recorded as a reduction of limited partner contributions. Of the $22,300 in syndication costs incurred in 1996, the Partnership paid $17,500 to its general partner for administrative, legal and investment fees.

     During 1997, the Partnership issued the 2,180 units of the limited partner interest units at $500 per unit for gross proceeds of $1,090,000. Costs of $239,700 incurred in connection with syndicating the limited partnership were recorded as a reduction of limited partner contributions. Of the $239,700 in syndication costs incurred in 1997, the Partnership paid $124,500 to its general partner for administrative, legal and investment fees.

                     BARON STRATEGIC INVESTMENT FUND V, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6. SUBSEQUENT EVENTS

     Amendment to Sunrise Second Mortgage

     In December 1998, Sunrise restated and amended the $335,000 second mortgage note and the $621,515 promissory note and made a new promissory note in the original principal amount of $48,468 and a new promissory note in the original principal amount of $25,351 in favor of the Partnership. In addition, the parties entered into a mortgage modification agreement under which Sunrise agreed to secure its repayment obligations under the notes with a second mortgage on the Sunrise property.

     Amendment to Curiosity Creek Mortgage

     In December 1998,  Curiosity  Creek,  the  Partnership  and Baron Strategic
     Vulture Fund I, Ltd. ("Baron Vulture I"), entered into a mortgage modification agreement pursuant to which the Partnership and Baron Vulture I agreed to set the maturity date of the unsecured notes and advances at April 1, 2007 (the maturity date of the second mortgage note) and Curiosity Creek agreed to secure the unsecured notes and advances under the second mortgage secured by the Curiosity Creek property.

     Distributions

     Subsequent to September 30, 1998, the Partnership made distributions of approximately $30,000 to the limited partners.

NOTE 7. OTHER MATTER

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.
                                  BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)


                                ASSETS


Cash                                                                    $  5,366
Notes receivable from affiliates                                         349,337
Investment in affiliate                                                  480,433
Advances to affiliates                                                    31,834
                                                                        --------

                                                                        $866,970
                                                                        ========


                   LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Advance payable to affiliate                                         $  8,050
   Administrative fees payable to general partner                         17,500
                                                                        --------
                                                                          25,550
                                                                        --------

Commitments, Subsequent Events and Other Matter

Partners' Capital:
   General partner                                                            81
   Limited partners                                                      841,339
                                                                        --------
                                                                         841,420
                                                                        --------

                                                                        $866,970
                                                                        ========

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.
                             STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


Revenues:
   Interest income from affiliates                                       $29,652
   Other                                                                     636
   Equity in net income of affiliate                                      41,289
                                                                         -------
                                                                          71,577
                                                                         -------
Costs and Expenses:
   Administrative fees to general partner                                  4,500
   General and administrative                                              4,017
                                                                         -------
                                                                           8,517
                                                                         -------

Net Income                                                               $63,060
                                                                         =======

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.
                         STATEMENT OF PARTNERS' CAPITAL
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)



                                          General       Limited
                                          Partner       Partners        Total
                                          -------       --------        -----
Partners' Capital, Beginning               $   81     $ 868,279      $ 868,360

Distributions                                  --       (90,000)       (90,000)

Net Income                                     --        63,060         63,060
                                           ------     ---------      ---------

Partners' Capital, Ending                  $   81     $ 841,339      $ 841,420
                                           ======     =========      =========

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.
                             STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


Cash Flows from Operating Activities:
   Net income                                                            $  63,060
   Adjustments to reconcile net income to
      net cash used in operating activities:
         Equity in net income of affiliate                                 (41,289)
      Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliates          4,500
            Increase in administrative fees payable to general partner     (29,652)
                                                                         ---------
               Net cash used in operating activities                        (3,381)
                                                                         ---------


Cash Flows from Investing Activities:
  Investment in affiliate                                                 (118,325)
  Repayments of notes receivable from affiliate                             29,930
  Advances to affiliates                                                     2,570
                                                                         ---------
               Net cash used in investing activities                       (85,825)
                                                                         ---------

Cash Flows from Financing Activities:
   Distributions to limited partners                                       (90,000)
                                                                         ---------
               Net cash provided by financing activities                   (90,000)
                                                                         ---------

Net Decrease in Cash                                                      (179,206)

Cash, Beginning                                                            184,572
                                                                         ---------

Cash, Ending                                                             $   5,366
                                                                         =========

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998


NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Capitalization

     Baron Strategic Investment Fund VI, Ltd. (the "Partnership") was initially organized on October 30, 1996 under the laws of the State of Florida.

     The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

     See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

     Business

     The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

     Revenue Recognition

     Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

     Concentration of Credit Risk

     At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

     Notes Receivable from Affiliates

     Notes receivable from affiliates are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Investment in Affiliate

     The Partnership holds a 57% limited partner interest in Pineview Apartments, Ltd. ("Pineview"), a limited partnership which owns a residential apartment property in Orlando, Florida. The investment in Pineview is accounted for using the equity method of accounting as a result of the Partnership and Pineview having the same general partner president and the general partner's ability to exercise significant influence on Pineview. As such, the investment in Pineview is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting.

     Use of Estimates

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

     Income Taxes

     The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

     The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of November 12, 1996:

     Capital Contributions of Partners

     The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

     Term

     The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2.    AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Distributions

     Cash Distributions

     The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12.5% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and
     (b) the excess, if any, will be allocated 50% to the limited partners and 50% to the general partner.

     Distributions of Net Proceeds

     Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 12.5% cash-on-cash return; and
     (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

     Allocation of Income and Loss

     Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

     The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

     After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2.    AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Dissolution

     The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

     Winding Up

     Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

     Fees to the General Partner

     Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2003.


NOTE 3. NOTES RECEIVABLE FROM AFFILIATE

     The following are the balances of the notes receivable and accrued interest due from affiliates at September 30, 1998:

     Baron Strategic Investment Fund IV, Ltd. ("BSIF IV")          $349,337 (a)
     Baron Strategic Investment Fund III, Ltd. ("Strategic III")   $ 68,000 (b)
                                                                    -------
                                                                   $417,337

     a) In March 1997, the Partnership advanced $690,000 and received a note with an annual interest rate of 15% payable by BSIF IV, an affiliate. The note, which is secured by real property of Country Square Apartments, Ltd., an affiliate, provides for monthly payments of interest only on the unpaid principal balance with principal plus any accrued interest due in September 2002.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3. NOTES RECEIVABLE FROM AFFILIATE (Continued)

     Interest income recognized on the note during 1998 was $13,213. As of September 30, 1998, the note had an outstanding balance of $349,337 and accrued interest of $31,834. In February 1998, the Partnership received a payment of $125,000 on the note receivable from BSIF IV which was applied to the outstanding accrued interest and the outstanding principal balance.

     Note receivable                                                   $349,337
                                                                       ========

b) In April 1998, Strategic III made a promissory note in favor of the Partnership in the original principal amount of $68,000 to cover certain advances made to Strategic III. The note matures on March 1, 2003 and accrues interest at an annual rate of 12%. The note is secured by a Second Mortgage on the Candlewood II apartment property. Two other loans by affiliated partnerships in the aggregate principal amount of $96,500 are also secured by separate Second Mortgages on the property. Each of the lending parties has agreed to share the benefits of the Second Mortgages on a pari-passu basis.

          Note receivable                                               $68,000
                                                                        =======


NOTE 4. INVESTMENT IN NON-AFFILIATE

     In February 1998, the Partnership purchased from Baron Strategic Investment Fund X, Ltd. ("Strategic X"), an affiliate, for $160,000, an undivided 20% interest in a second mortgage note in the original principal amount of $735,000 (with accrued unpaid interest thereon of $506,767) payable by Garden Terrace Apartments III ("Garden Terrace"), a non-affiliate. The second mortgage note matures on January 1, 2007 and bears interest at a minimum annual rate of 2% plus participation interest of up to 7% based on the amount of the unpaid principal, payable out of excess cash flow.

     Second Mortgage Note                                            $  735,000
     Accrued Interest                                                $  506,767
                                                                     ----------
     Total                                                           $1,241,767
     Percentage Purchased                                                    20%
                                                                     $  248,353
     Less unamortized discount                                       $   88,353
                                                                     ----------
                                                                     $  160,000
                                                                     ==========

     Advances to Affiliates

     In 1998, the Partnership continued to provide funding to affiliates by means of advances in an arrangement equivalent to an open ended lines of credit. The advances are due on demand and provide for interest at 12% per annum. The following is a summary of the transactions, at September 30, 1998, relating to advances:

     Pineview                                                            26,935
                                                                       --------
                                                                       $ 26,935
                                                                       ========

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 5. INVESTMENT IN AFFILIATE

     The following is a summary of the financial position and results of operations of Pineview as of the nine months ended September 30, 1998.

     Financial position:
        Rental apartments                                        $1,815,945
        Other assets                                                214,580
                                                                 ----------
           Total assets                                          $2,030,525
                                                                 ==========

     Mortgage payable                                            $1,593,060
     Other liabilities                                              511,529
                                                                 ----------
        Total liabilities                                         2,104,589

     Partners' capital                                              -74,064

     Results of operations:
        Revenues (including rental income of $269,986)           $  307,211
        Costs and expenses                                          234,773
                                                                 ----------
        Net loss                                                 $   72,438


NOTE 6. LIMITED PARTNERS CAPITAL

     Contributions

     In 1996, in accordance with a Private Placement Memorandum, dated November 12, 1996, the Partnership issued 1,064 units of limited partnership interest units at $500 per unit for gross proceeds of $532,000. Costs of $81,450 incurred in connection with syndicating the limited partnership were recorded as a reduction of limited partner contributions. Of the $81,450 in syndication costs incurred in 1996, the Partnership paid $38,890 to its general partner for administrative, legal and investment fees.

     During 1997, the Partnership issued 1,336 units of the limited partner interest units at $500 per unit for gross proceeds of $668,000. Costs of $192,550 incurred in connection with syndicating the limited partnership were recorded as a reduction of limited partner contributions. Of the $192,550 in syndication costs incurred in 1997, the Partnership paid $115,110 to its general partner for administrative, legal and investment fees.

                    BARON STRATEGIC INVESTMENT FUND VI, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 7.    SUBSEQUENT EVENTS

     Investment in Non-Affiliate- Garden Terrace

     In October 1998, Garden Terrace III restated and amended the $735,000 second mortgage note and created a new second mortgage note in the original principal amount of $506,767 to cover accrued interest. Both notes mature on January 1, 2007 and are secured by a second mortgage on the Garden Terrace III property. The terms of the amended $735,000 second mortgage note remained the same as the prior note except that it provides for additional participation interest (after payment of minimum interest and participation interest) to be payable to the holder of the $506,767 note in an amount equal to 30% of any remaining cash flow from the property. The $506,767 second mortgage note bears interest at an annual rate of 9% payable from excess cash flows after minimum interest of 2% and participation interest of 7% are paid on the $735,000 second mortgage note. Baron Strategic Investment Fund IX, Ltd. ("Strategic IX") and Strategic X, affiliates of the Partnership, own the remaining undivided 80% interest in the notes.

     Distributions

     Subsequent to September 30, 1998, the Partnership made distributions of approximately $30,000 to the limited partners.


NOTE 8. OTHER MATTER

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.
                                  BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)


                                ASSETS


Cash                                                                    $  7,074
Notes receivable from affiliates                                         675,602
Accrued interest receivable from affiliates                                6,195
Advances receivable from affiliates                                      182,313
                                                                        --------

                                                                        $871,184
                                                                        ========


                   LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Loan payable - Affiliate                                             $ 21,420
                                                                        --------
                                                                          21,420
                                                                        --------

Commitments and Other Matter

Partners' Capital:
   General partner                                                            90
   Limited partners                                                      849,674
                                                                        --------
                                                                         849,764
                                                                        --------

                                                                        $871,184
                                                                        ========

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.
                             STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


Revenues:
   Interest income from affiliates                                       $63,098
   Other                                                                     326
                                                                         -------
                                                                          63,424
                                                                         -------

Costs and Expenses:
   General and administrative                                             22,069
                                                                         -------
                                                                          22,069
                                                                         -------

Net Income                                                               $41,355
                                                                         =======

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.
                         STATEMENT OF PARTNERS' CAPITAL
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


                                              General     Limited
                                              Partner     Partners      Total
                                              -------     --------      -----

Partners' Capital, Beginning                 $      90   $ 861,308    $ 861,398

Contributions, Net of Syndication Costs             --      35,535       35,535

Distributions                                       --     (88,524)     (88,524)

Net Income                                          --      41,355       41,355
                                             ---------   ---------    ---------

Partners' Capital, Ending                    $      90   $ 849,674    $ 849,764
                                             =========   =========    =========

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.
                             STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


Cash Flows from Operating Activities:
   Net income                                                            $  41,355
   Adjustments to reconcile net income to
      net cash used in operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliates         32,697
            Increase in administrative fees payable to general partner     (12,854)
                                                                         ---------
               Net cash used in operating activities                        61,198
                                                                         ---------


Cash Flows from Investing Activities:
   Advances to affiliates                                                 (163,338)
    Investment in notes receivable from affiliates                          56,168
    Loan payable affiliate                                                  21,420
                                                                         ---------
               Net cash used in investing activities                       (85,750)
                                                                         ---------

Cash Flows from Financing Activities:
    Partners' capital contributions                                         35,535
    Limited partners' distribution                                         (88,524)
                                                                         ---------
               Net cash provided by financing activities                   (52,989)
                                                                         ---------

Net Increase in Cash                                                       (77,541)

Cash, Beginning                                                             84,615
                                                                         ---------

Cash, Ending                                                             $   7,074
                                                                         =========

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Capitalization

     Baron  Strategic   Investment  Fund  VIII,  Ltd.  ("the  Partnership")  was
     initially organized on February 25, 1997 under the laws of the State of Florida.

     The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

     See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

     Business

     The Partnership provides debt financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

     Revenue Recognition

     Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

     Concentration of Credit Risk

     At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

     Notes Receivable from Affiliates

     Notes receivable from affiliates are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Use of Estimates

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

     Income Taxes

     The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

     The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of February 26, 1997.

     Capital Contributions of Partners

     The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

     Term

     The Partnership will continue through December 31, 2025, unless sooner terminated by law or under certain provisions of the Agreement.

     Distributions

     Cash Distributions

     The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12.5% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and
     (b) the excess, if any, will be allocated 50% to the limited partners and 50% to the general partner.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Distributions of Net Proceeds

     Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 12.5% cash-on-cash return; and
     (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

     Allocation of Income and Loss

     Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

     The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

     After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

     Dissolution

     The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Winding Up

     Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

     Fees to the General Partner

     Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2004.


NOTE 3. NOTES RECEIVABLE FROM AFFILIATES

     The following are the principal balances of the notes receivable, net of unamortized discount and accrued interest due from affiliates at September 30, 1998:

                                                          09/30/98   09/30/98
                                                           Notes     Accrued
                                                         Receivable  Interest
                                                         ----------  --------
     Longwood Apartments I, Ltd. ("Longwood I")           $515,102   $ 42,273(a)
     Heatherwood Apartments II, Ltd. ("Heatherwood II")   $160,500   $ 15,435(b)
     Burlington Development, L.P. ("Burlington")          $ 98,000   $  5,390(c)
                                                          --------   --------
                                                          $773,602   $ 63,098
                                                          ========   ========

     (a) In July 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Longwood I, were converted into promissory notes as more fully described in the table below:

          Longwood I Second Mortgage Note; matures on October 1, 2007; accrues interest at an minimum annual rate of 6% and provides for participation interest at the rate of 3% per annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flow, as defined in the note; provides for additional participation interest in an amount equal to 30% of remaining available cash flow, as defined, which will continue to be made until such time as the collateral has been sold, and which obligation will continue notwithstanding total repayment of the principal amount of the note; secured by a lien upon certain real and personal property of Longwood I; subordinated to the first mortgage which had a balance of approximately $1,036,000 as of September 30, 1998.

                                                                     $368,558

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.    NOTES RECEIVABLE FROM AFFILIATES (Continued)

          Unsecured promissory note, representing advances made by the former general partner to Longwood I. The note is payable upon demand and bears interest at 1% over prime (9.5% as of September 30, 1998).

                                                                        526,465

          Other receivables, related to advances for refinancing fees and professional services.

                                                                         21,966
                                                                       --------
                                                                        916,989
          Less discount                                                 391,839
          Less refund on receivable purchase                             10,048
                                                                       --------
          Notes receivable, net of discount and refund                 $515,102
                                                                       ========

          See Note 6 regarding a subsequent amendment to the second mortgage.

     (b) In August 1997, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Heatherwood II, were converted into promissory notes as more fully described in the table below:

          Heatherwood II Second Mortgage Note; matures on October 1, 2004; accrues interest at an minimum annual rate of 6% and participation interest at the rate of 3% per annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flow, as defined in the note; secured by a lien upon certain real and personal property of Heatherwood II; provides for additional participation interest in an amount equal to 30% of remaining available cash flow, as defined, which will continue to be made until such time as the collateral has been sold and which obligation will continue notwithstanding total repayment of the principal amount of the note; subordinated to the first mortgage which had a balance of approximately $710,000 as of September 30, 1998.
                                                                       $325,000

          Unsecured promissory note, representing advances made by the former general partner to Heatherwood II. The note is payable on demand and bears interest at 1% over prime (9.5% as of September 30, 1998).

                                                                          1,742

          Other receivables related to advances and professional services
                                                                         13,404
                                                                       --------
                                                                        340,146
          Percentage purchased                                               58%
                                                                       --------
                                                                        197,285
          Less discount                                                  36,785
                                                                       --------
          Notes receivable, net of discount                            $160,500
                                                                       ========
     (c)  In  February  1998,  the  Partnership   made  a  loan  of  $98,000  to
          Burlington, an affiliate, pursuant to the terms of a promissory note. The note provides for interest at 12% per annum and principal is due on demand.

          Note Receivable                                                98,000

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATES

     During 1998, the Partnership provided funding to affiliates by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and accrue interest at 12% per annum. The balance of $52,279 and $8,975 remained outstanding from Longwood I and Heatherwood II as of September 30, 1998. Interest income of $4,705 was recognized in respect of the Longwood advance during the year and accrued at September 30, 1998.


NOTE 5. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

     During 1997, in accordance with the terms of a Private Placement Memorandum dated February 26, 1997, the Partnership issued 2,298 units of limited partner interest of the 2,400 units being offered at $500 per unit for gross proceeds of $1,149,041. Costs of $283,430 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $168,525 was paid to the General Partner for administrative, legal and investment fees.

     During 1998, the Partnership issued the remaining 102 units at $500 per unit for gross proceeds of $50,959. Costs of $13,163 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions in 1998. Of the syndication costs, $8,067 was paid to the General Partner for administrative, legal and investment fees.


NOTE 6. SUBSEQUENT EVENTS

     Note Receivable from Affiliate

     In December 1998, the Partnership endorsed the $98,000 promissory note payable by Burlington to Sycamore Real Estate Development, Ltd. ("Sycamore") The new note matures on December 14, 2003; accrues interest at an annual rate of 12%; is secured by a lien upon certain real and personal property of Villas of Lake Sycamore and is subordinated to the first mortgage which had a balance of approximately $800,000 as of September 30, 1998. Two other affiliated partnerships also hold second mortgage notes in the aggregate principal amount of $473,500 secured by the property. The lending parties have agreed to share the benefits of the second mortgage on a pari-passu basis.

     Amendment to Longwood Second Mortgage

     In December 1998, Longwood I restated and amended the second mortgage note and the unsecured promissory note. The new second mortgage note is in the original principal amount of $368,558 (which includes the prior principal balance and accrued unpaid interest) and has a maturity date of October 1, 2007. The other terms remain unchanged. The new demand note is in the original principal amount of $526,465 (which includes the prior

                   BARON STRATEGIC INVESTMENT FUND VIII, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6. SUBSEQUENT EVENTS (Continued)

     principal and accrued unpaid interest) and has a maturity date of October 1, 2007. The other terms remain unchanged.

     Longwood I also created a new promissory note in favor of the Partnership in the original principal amount of $74,243, which includes prior advances of $21,966 described above and of $52,279. The new note bears interest at the annual rate of 12% and has a maturity date of October 1, 2007. On December 15, 1998, the Partnership and Longwood I entered into a Second Amendment to Open-End Second Mortgage and Security Agreement by which all of the notes will be secured by the Second Mortgage. The amendment also provides for additional advances to be secured under a future advance clause up to $1,300,000 maximum.

     Distributions to Limited Partners

     Subsequent to September 30, 1998, the Partnership made distributions of approximately $30,000 to the limited partners.


NOTE 7. OTHER MATTER

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.
                                  BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)


                                ASSETS


Cash                                                                    $  9,964
Investment in affiliate                                                  576,244
Advances receivable from affiliate                                       342,995
Accrued interest receivable from affiliate                                33,967
                                                                        --------

                                                                        $963,170
                                                                        ========


                   LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to the general partner                   $ 11,500
                                                                        --------
                                                                          11,500
                                                                        --------

Commitments, Subsequent Events and Other Matter

Partners' Capital:
   General partner                                                            27
   Limited partners                                                      951,643
                                                                        --------
                                                                         951,670
                                                                        --------

                                                                        $963,170
                                                                        ========

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.
                             STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


Revenues:
   Equity in net income of affiliate                                     $ 7,297
   Interest income from affiliate                                         33,575
   Other                                                                     523
                                                                         -------
                                                                          41,395
                                                                         -------

Costs and Expenses:
   Administrative fees to general partner                                  4,500
   General and administrative                                              9,167
                                                                         -------
                                                                          13,667
                                                                         -------

Net Income                                                               $27,728
                                                                         =======

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.
                         STATEMENT OF PARTNERS' CAPITAL
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


                                               General     Limited
                                               Partner     Partners      Total
                                               -------     --------      -----

Partners' Capital, Beginning                   $    27   $ 461,616    $ 461,643

Contributions, Net of Syndication Costs             --     520,070      520,070

Distributions                                       --     (57,771)     (57,771)

Net Income                                          --      27,728       27,728
                                               -------   ---------    ---------

Partners' Capital, Ending September 30, 1998   $    27   $ 951,643    $ 951,670
                                               =======   =========    =========

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.
                             STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


Cash Flows from Operating Activities:
   Net income                                                            $  27,728
   Adjustments to reconcile net income to
      net cash used in operating activities:
      Changes in operating assets and liabilities:
            Equity in net income of affiliate                               (7,297)
            Increase in accrued interest receivable from affiliates        (33,575)
            Increase in administrative fees payable to general partner       4,500
                                                                         ---------
               Net cash used in operating activities                        (8,644)
                                                                         ---------


Cash Flows from Investing Activities:
    Investment in affiliate                                               (335,698)
    Investment in notes receivable from affiliates                        (283,037)
    Accrued syndication costs                                              (42,435)
                                                                         ---------
               Net cash used in investing activities                      (661,170)
                                                                         ---------

Cash Flows from Financing Activities:
    Partners' capital contributions                                        577,000
    Syndication costs                                                      (56,930)
    Distributions to limited partners                                      (57,771)
    Payments on line of credit from affiliate                               21,495
                                                                         ---------
                                                                           483,794

Net Increase in Cash                                                      (186,020)

Cash, Beginning                                                            195,984
                                                                         ---------

Cash, Ending                                                             $   9,964
                                                                         =========

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Capitalization

     Baron Strategic Investment Fund IX, Ltd. ("the Partnership") was initially organized on June 2, 1997 under the laws of the State of Florida.

     The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

     See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

     Business

     The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

     Revenue Recognition

     Revenue consisting of equity in net income of affiliate is recognized on the equity method, as more fully described below. Revenue consisting of interest on notes receivable is recognized as it becomes due.

     Concentration of Credit Risk

     At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

     Notes Receivable from Affiliates

     Notes receivable from affiliates are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Investment in Affiliate

     The Partnership holds a 41.1% limited partner interest in Crystal Court Properties, Ltd. ("Crystal Court"), a limited partnership which owns a residential apartment property in Jacksonville, Florida. The investment in Crystal Court is accounted for using the equity method of accounting as a result of the Partnership and Crystal Court having the same general partner and the general partner's ability to exercise significant influence on Crystal Court. As such, the investment in Crystal Court is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting.

     Use of Estimates

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

     Income Taxes

     The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

     The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of June 2, 1997:

     Capital Contributions of Partners

     The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

     Term

     The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Distributions

     Cash Distributions

     The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 15% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and
     (b) the excess, if any, will be allocated to the general partner.

     Distributions of Net Proceeds

     Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 15% cash-on-cash return; and (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

     Allocation of Income and Loss

     Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

     The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

     After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Dissolution

     The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

     Winding Up

     Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

     Fees to the General Partner

     Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2004.


NOTE 3. ADVANCES TO AFFILIATE

     For the period ended September 30, 1998, the Partnership provided funding to the following by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and accrue interest at 12% per annum.

                                                                    Accrued
                                             Outstanding Balance    Interest
                                             -------------------    -------

     Crystal Court Apartments, Ltd.               $ 23,995                 0
     ("Crystal Court")
     Apartment Development Holding, L.P.
     ("Apartment Development")                    $148,000          $  8,960
     Burlington Development, L.P.                 $ 95,500          $  6,685
                                                  --------          --------
     ("Burlington")
         Total                                    $267,495          $ 15,645
                                                  --------          --------

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 4. INVESTMENT IN AFFILIATE

     The following is a summary of the financial position and results of operations of Crystal Court as of and for the year ended September 30, 1998.


     Financial position:
        Rental apartments                                           $1,064,434
        Other assets                                                   242,868
                                                                    ----------
           Total assets                                             $1,307,302
                                                                    ==========

     Mortgage payable                                               $1,202,529
     Other liabilities                                                  76,811
                                                                    ----------
        Total liabilities                                            1,279,340
     Partners' Capital                                                  27,962
                                                                    ----------
                                                                     1,307,302
                                                                    ==========
     Results of operations:
        Revenues (including rental income of $63,628)               $  204,310
        Costs and expenses                                             186,511
                                                                    ----------
        Net income                                                  $   17,799
                                                                    ==========


NOTE 5. NOTES RECEIVABLE FROM AFFILIATE

     In April 1998, Baron Strategic Investment Fund III, Ltd. ("Strategic III") made a promissory note in favor of the Partnership in the original principal amount of $75,500 to cover certain advances made to Strategic
     III. The note matures on March 1, 2003, and accrues interest at an annual rate of 12%. The note is secured by a Second Mortgage on the Candlewood II apartment property. Two other loans by affiliated partnerships in the aggregate principal amount of $89,000 are also secured by separate second mortgages on the property. Each of the lending parties has agreed to share the benefits of the second mortgages on a pari-passu basis.

     Note receivable                                                $   75,500
                                                                    ==========


NOTE 6. INVESTMENT IN NON-AFFILIATE

     In January 1998, the Partnership purchased from an unrelated party for $200,000 an undivided 25% interest in a second mortgage note in the original principal amount of $735,000 (with accrued unpaid interest thereon of $506,767) payable by Garden Terrace Apartments III, Ltd. ("Garden Terrace"), a non-affiliate. The second mortgage note matures on January 1, 2007, and bears interest at a minimum annual rate of 2% plus participation interest of up to 7% based on the amount of the unpaid principal, payable out of excess cash flow

     Second Mortgage Note                                           $  735,000
     Accrued Interest                                               $  506,767
                                                                    ----------
     Total                                                          $1,241,767
     Percentage Purchased                                                   25%
                                                                    $  310,442
     Less unamortized discount                                      $  110,442
                                                                    ----------
                                                                    $  200,000
                                                                    ==========

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 7. LIMITED PARTNERS CAPITAL CONTRIBUTIONS

     During 1997, in accordance with the terms of a Private Placement Memorandum dated June 3, 1997, the Partnership issued 1,246 units of limited partner interest being offered at $500 per unit for total gross proceeds of $623,000. Costs of $151,600 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $88,530 was paid or accrued to the General Partner for administrative, legal and investment fees. Of the total syndication costs incurred, $42,435 remained unpaid and accrued at December 31, 1997, including $23, 165 to the General Partner.

     During 1998 the Partnership issued 1,104 equal units of limited partner interest, which increased the total units issued to 2,350 of the 2,400 available units, at $500 per unit for a total of $552,000. Costs incurred with syndicating the Partnership of $175,105 have been recorded as a reduction of limited partner contributions. Of the syndication costs, $98,905 was paid to the General Partner for administrative, legal, and investment fees.


NOTE 8. SUBSEQUENT EVENTS

     Note Receivable from Affiliate

     In December 1998, the Partnership endorsed to Sycamore Real Estate Development, Ltd. ("Sycamore") the promissory note from Burlington in the principal amount of $95,500 and the promissory note from Apartment
     Development in the principal amount of $148,000; in exchange Sycamore delivered to the Partnership a new promissory note in the original principal amount of $243,500. The new note matures on December 14, 2003; accrues interest at an annual rate of 12%; is secured by a lien upon certain real and personal property of Villas of Lake Sycamore and is subordinated to the first mortgage which had a balance of approximately $800,000 as of September 30, 1998.

     Investment in Non-Affiliate

     In October 1998, Garden Terrace III restated and amended the $735,000 second mortgage note and created a new second mortgage note in the original principal amount of $506,767 to cover accrued interest. Both notes mature on January 1, 2007 and are secured by a second mortgage on the Garden Terrace III property. The terms of the amended $735,000 second mortgage note remained the same as the prior note except that it provides for additional participation interest (after payment of minimum interest and participation interest) to be payable to the holder of the $506,767 note in an amount equal to 30% of any remaining cash flow from the property. The $506,767 second mortgage note bears interest at an annual rate of 9% payable from excess cash flows after minimum interest of 2% and participation interest of 7% are paid on the $735,000 second mortgage note. Baron Strategic Investment Fund VI, Ltd. ("Strategic VI") and Strategic X, affiliates of the Partnership, own the remaining undivided 75% interest in the notes.

                    BARON STRATEGIC INVESTMENT FUND IX, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8. SUBSEQUENT EVENTS (Continued)

     Distributions

     Subsequent to September 30, 1998, the Partnership made distributions of approximately $29,750 to the limited partners.


NOTE 9. OTHER MATTER

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership.

                     BARON STRATEGIC INVESTMENT FUND X, LTD.
                                  BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)


                                ASSETS


Cash                                                                $    39,374
Investment in affiliates                                              1,044,317
Notes receivable from affiliates                                        167,500
Advances receivable from affiliate                                        6,500
Accrued interest receivable from affiliates                              39,977
                                                                    -----------

                                                                    $ 1,297,668
                                                                    ===========


              LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

Liabilities:
   Accrued syndication costs                                        $    12,900
   Administrative fees payable to general partner                        10,500
   Note payable to affiliate                                            400,000
                                                                    -----------
                                                                        423,400
                                                                    -----------

Commitments, Subsequent Events and Other Matter

Partners' Capital (Deficit):
   General partner                                                          (68)
   Limited partners                                                     874,336
                                                                    -----------
                                                                        874,268

                                                                    $ 1,297,668
                                                                    ===========

                     BARON STRATEGIC INVESTMENT FUND X, LTD.
                             STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


Revenues:
   Equity in net income of affiliate                                     $41,647
   Interest income from affiliates                                        54,145
   Other                                                                     600
                                                                         -------
                                                                          96,392
                                                                         -------


Costs and Expenses:
   General and administrative                                             12,784
   Administrative fees to general partner                                 15,500
                                                                         -------
                                                                          28,284
                                                                         -------

Net Loss                                                                 $68,108
                                                                         =======

                     BARON STRATEGIC INVESTMENT FUND X, LTD.
                         STATEMENT OF PARTNERS' CAPITAL
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


                                             General      Limited
                                             Partner      Partners       Total
                                             -------      --------       -----

Partners' Capital (Deficit), Beginning      $     (68)   $ 830,641    $ 830,573

Contributions, Net of Syndication Costs                     58,202       58,202

Distributions                                      --      (82,615)     (82,615)

Net Loss                                           --       68,108       68,108
                                            ---------    ---------    ---------

Partners' Capital (Deficit), Ending         $     (68)   $ 874,336    $ 874,268
                                            =========    =========    =========

                     BARON STRATEGIC INVESTMENT FUND X, LTD.
                             STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


Cash Flows from Operating Activities:
   Net income                                                            $  68,108
   Adjustments to reconcile net loss to net
   cash provided by operating activities:
   Changes in operating assets and liabilities:
            Equity in net income of affiliates                             (41,647)
            Increase in administrative fees payable to general partner       4,500
            Increase in accrued interest receivable from affiliates        (32,355)
            Decrease in accrued syndication costs                          (66,808)
                                                                         ---------
               Net cash used in operating activities                       (68,202)
                                                                         ---------


Cash Flows from Investing Activities:
    Investments in affiliates                                             (440,000)
    Investments in notes receivable from affiliate                          50,000
    Investment in advances receivable from affiliate                       (50,000)
    Advances to affiliates                                                 400,000
                                                                         ---------
               Net cash used in investing activities                       (40,000)
                                                                         ---------

Cash Flows from Financing Activities:
    Partner capital contributions                                           71,550
    Syndication costs paid                                                 (13,348)
    Distributions to limited partners                                      (82,615)
                                                                         ---------
               Net cash provided by financing activities                   (24,413)
                                                                         ---------

Net Decrease in Cash                                                      (132,615)

Cash, Beginning                                                            171,989
                                                                         ---------

Cash, Ending                                                             $  39,374
                                                                         =========

                     BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Capitalization

     Baron Strategic Investment Fund X, Ltd. ("the Partnership") was initially organized on June 26, 1997 under the laws of the State of Florida.

     The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 equal units of limited partnership interest.

     See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

     Business

     The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

     Revenue Recognition

     Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

     Concentration of Credit Risk

     At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

     Notes Receivable from Affiliate

     Notes receivable from affiliate are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                    BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Investments in Affiliates

     The Partnership holds a 43.5% limited partner interest in Crystal Court Properties, Ltd. ("Crystal Court"), a limited partnership which owns a residential apartment property in Jacksonville, Florida. The investment in Crystal Court is accounted for using the equity method of accounting as a result of the Partnership and Crystal Court having the same general partner president and the general partner's ability to exercise significant influence on Crystal Court. As such, the investment in Crystal Court is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting.

     The Partnership holds a 43% limited partner interest in Pineview Apartments, Ltd. ("Pineview"), a limited partnership which owns a residential apartment property in Orlando, Florida. The investment in Pineview is accounted for using the equity method of accounting as a result of the Partnership and Pineview having the same general partner president and the general partner's ability to exercise significant influence on Pineview. As such, the investment in Pineview is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting.

     Use of Estimates

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

     Income Taxes

     The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.

                    BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

     The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of June 26, 1997:

     Capital Contributions of Partners

     The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $1,200,000, to be divided into 2,400 units of limited partnership units. A capital account is maintained for each partner.

     Term

     The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

     Distributions

     Cash Distributions

     The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 12.5% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and
     (b) the excess, if any, will be allocated 50% to the limited partners and 50% to the general partner.

     Distributions of Net Proceeds

     Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 12.5% cash-on-cash return; and
     (b) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

     Allocation of Income and Loss

     Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

                    BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Income

     The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

     After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

     Dissolution

     The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

     Winding Up

     Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

     Fees to the General Partner

     Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $1,000 per month through December 31, 2003.

                    BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3. NOTES RECEIVABLE FROM AFFILIATES

     In August  1997,  the  Partnership  acquired  certain  receivables  from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Heatherwood Apartments II, Ltd. ("Heatherwood II") were converted into promissory notes as more fully described in the table below.

     Heatherwood II Second Mortgage Note; matures on October 1, 2004; accrues interest at an minimum annual rate of 6% and provides for participation interest at the rate of 3% per annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flow, as defined in the note; provides for additional participation interest in an amount equal to 30% of remaining available cash flow, as defined, which will continue to be made until such time as the collateral has been sold, and which obligation will continue notwithstanding total repayment of the principal amount of the note; secured by a lien upon certain real and personal property of Heatherwood II; subordinated to the first mortgage which had a balance of approximately $710,000 as of September 30, 1998.

                                                                       $325,000

     Unsecured promissory note, representing advances made by the former general partner to Heatherwood II. The note is payable upon demand and bears
     interest at 1% over prime (9.5% as of September 30, 1998).           1,742

     Other   receivables,   related  to  advances  for   refinancing   fees  and
     professional services
                                                                         13,404
                                                                     ----------
                                                                        340,146
     Percentage purchased                                                    42%
                                                                     ----------
                                                                        142,861
     Less discount                                                       25,361
                                                                     ----------
     Notes receivable, net of discount                               $   17,500
                                                                     ==========

NOTE 4. NOTES FROM NON-AFFILIATE

     In January 1998, the Partnership purchased from an unrelated party for $40,000 and a promissory note in the original principal amount of $560,000, an undivided 75% interest in a second mortgage note in the original principal amount of $735,000 (with accrued unpaid interest thereon of $506,767) made by Garden Terrace Apartments III, Ltd. ("Garden Terrace"), a non-affiliate. The second mortgage note matures on January 1, 2007, bears interest at a minimum annual rate of 2% plus participation interest of up to 7% based on the amount of the unpaid principal, payable out of excess cash flow. In February 1998, the Partnership sold to Baron Strategic Investment Fund VI, Ltd., an affiliate, an undivided 20% interest of the Garden Terrace second mortgage note and accrued interest for $160,000.

      Second Mortgage Note                                           $  735,000
      Accrued Interest                                               $  506,767
                                                                     ----------
                                                                     $1,241,767
                                                                     ----------
      Percentage Purchased                                                   55%
                                                                     $  682,972
      Less unamortized discount,                                     $  282,972
                                                                     ----------
      Second mortgage note and accrued interest,
            net of unamortized discount                              $  400,000
                                                                     ==========

                    BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 5. INVESTMENT IN AFFILIATE

     The following is a summary of the financial position and results of operations of Crystal Court as of and for the nine month period ended September 30, 1998.

     Financial position:
     Rental apartments                                              $1,064,434
     Other assets                                                      242,868
                                                                    ----------
     Total assets                                                   $1,307,302
                                                                    ==========

     Mortgage payable                                               $1,202,529
     Other liabilities                                                  76,811
                                                                    ----------
     Total liabilities                                               1,279,302
                                                                        27,962
                                                                    ----------
     Partners' capital                                               1,307,302

     Results of operations:
     Revenues                                                       $  204,310
     Costs and expenses                                                186,511
                                                                    ----------
     Net income                                                     $   17,799
                                                                    ==========

     The following is a summary of the financial position and results of operations of Pineview as of and for the nine month period ended September 30, 1998.

     Financial position:
        Rental apartments                                          $ 1,815,945
        Other assets                                                   214,580
                                                                   -----------
           Total assets                                            $ 2,030,525
                                                                   ===========

     Mortgage payable                                              $ 1,593,060
     Other liabilities                                                 511,529
                                                                   -----------
        Total liabilities                                            2,104,589

     Partners' capital                                                 (74,064)

     Results of operations:
        Revenues                                                   $   307,211
        Costs and expenses                                             234,773
                                                                   -----------
        Net income                                                 $    72,438
                                                                   ===========

                    BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6. ADVANCES RECEIVABLE FROM AFFILIATE

     During 1998, the Partnership provided funding to an affiliate by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and accrue interest at 12% per annum. The balance of $6,500 remained outstanding from Heatherwood II as of September 30, 1998.


NOTE 7. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

     During 1997, in accordance with the terms of a Private Placement Memorandum, dated June 26, 1997, the Partnership issued 2,256 units of limited partner interest units at $500 per unit for gross proceeds of $1,128,000. Costs of $268,260 incurred in connection with syndicating the limited partnership were recorded as a reduction of limited partners' capital contributions. Of the $268,260 in syndication costs incurred in 1997, the Partnership paid $93,742 to and accrued $70,258 for its general partner for administrative, legal and investment fees.

     During 1998,  the  Partnership  issued 144 units at $500 per unit for gross proceeds of $72,000. Costs of $15,800 incurred in connection with syndicating the limited partners were recorded as a reduction of limited partners' contributions in 1998.


NOTE 8. SUBSEQUENT EVENTS

     Investment in Non-Affiliate

     In October 1998, Garden Terrace III restated and amended the $735,000 second mortgage note and created a new second mortgage note in the original principal amount of $506,767 to cover accrued interest. Both notes mature on January 1, 2007 and are secured by a second mortgage on the Garden Terrace property The terms of the $735,000 second mortgage note are as described above in Note 4 except that the restated note provides for additional participation interest (payable to the holder of the $506,767 second mortgage note) in an amount equal to 20% of any available cash flow remaining after payment of minimum interest and participation interest. The $506,767 second mortgage note bears interest at an annual rate of 9% payable from excess cash flows after 2% minimum interest and 7% participation interest has been paid on the $735,000 second mortgage note. Baron Strategic Investment Fund VI, Ltd. ("Strategic VI") and Baron Strategic Investment Fund IX, Ltd. ("Strategic IX"), affiliates of the Partnership, own the remaining undivided 45% interest on the notes.

     Distributions

     Subsequent to September 30, 1998 the partnership distributed $30,000 to the limited partners.

                    BARON STRATEGIC INVESTMENT FUND X, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 9. OTHER MATTER

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership.

                      BARON STRATEGIC VULTURE FUND I, LTD.
                                  BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)



                                ASSETS


Cash                                                                    $ 31,922
Notes receivable from affiliates                                         612,000
Accrued interest receivable from affiliates                               68,898
                                                                        --------

                                                                        $712,820
                                                                        ========


                   LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
    Advances payable to affiliate                                         64,000
   Administrative fees payable to general partner                       $ 14,500
    Accrued interest payable                                               2,900
                                                                        --------
                                                                          81,400
                                                                        --------

Commitments, Subsequent Events and Other Matter

Partners' Capital:
   General partner                                                            81
   Limited partners                                                      631,339
                                                                        --------
                                                                         631,420
                                                                        --------

                                                                        $712,820
                                                                        ========

                      BARON STRATEGIC VULTURE FUND I, LTD.
                             STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


Revenues:
   Interest income from affiliates                                       $59,248
   Other                                                                     354
                                                                         -------
                                                                          59,602
                                                                         -------

Costs and Expenses:
   General and administrative                                             16,870
                                                                         -------
                                                                          16,870
                                                                         -------

Net Income                                                               $42,732
                                                                         =======

                      BARON STRATEGIC VULTURE FUND I, LTD.
                         STATEMENT OF PARTNERS' CAPITAL
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


                                          General       Limited
                                          Partner       Partners        Total
                                          -------       --------        -----

Partners' Capital, Beginning             $      81     $ 656,107      $ 656,188

Distributions                                   --       (67,500)       (67,500)

Net Income                                      --        42,732         42,732
                                         ---------     ---------      ---------

Partners' Capital, Ending                $      81     $ 631,339      $ 631,420
                                         =========     =========      =========

                      BARON STRATEGIC VULTURE FUND I, LTD.
                             STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)



Cash Flows from Operating Activities:
   Net income                                                            $ 42,732
   Adjustments to reconcile net income to
      net cash used in operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliates         1,086
            Decrease in administrative fees payable to general partner      4,500
             Decrease in accrued interest payable                           2,900
                                                                         --------
               Net cash used in operating activities                       51,218
                                                                         --------


Cash Flows from Financing Activities:
   Advances to affiliates                                                  47,000
                                                                         --------
               Net cash used in investing activities                       47,000
                                                                         --------

Cash Flows from Financing Activities:
    Limited partners' distributions                                       (67,500)
                                                                         --------
               Net cash provided by financing activities                  (67,500)
                                                                         --------

Net Increase in Cash                                                       30,718

Cash, Beginning                                                             1,204
                                                                         --------

Cash, Ending                                                             $ 31,922
                                                                         ========

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Capitalization

     Baron Strategic Vulture Fund I, Ltd. ("the Partnership") was initially organized on April 9, 1996 under the laws of the State of Florida.

     The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $900,000, to be divided into 1,800 equal units of limited partnership interest.

     See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

     Business

     The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

     Revenue Recognition

     Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

     Concentration of Credit Risk

     At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

     Notes Receivable from Affiliates

     Notes receivable from affiliates are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Use of Estimates

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the allowance for impairment and the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

     Income Taxes

     The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

     The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of April 24, 1996:

     Capital Contributions of Partners

     The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $900,000, to be divided into 1,800 units of limited partnership units. A capital account is maintained for each partner.

     Term

     The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

     Distributions

     Cash Distributions

     The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 15% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and
     (b) the excess, if any, will be allocated to the general partner.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Distributions (Continued)

     Distributions of Net Proceeds

     Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 10% cash-on-cash return; (b) the general partner until the total amount distributed to them when added to all prior distributions of distributable cash and net proceeds made to it, is equal to the sum of its capital contribution plus an annual 10% cash-on-cash return and; (c) the balance, if any, is distributed 50% to the limited partners and 50% to the general partner.

     Allocation of Income and Loss

     Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

     The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

     After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

     Dissolution

     The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Winding Up

     Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

     Fees to the General Partner

     Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $500 per month through December 31, 2003. No fees were incurred in 1998.


NOTE 3. NOTES RECEIVABLE FROM AFFILIATE

     In January 1997,  the  Partnership  acquired  certain  receivables  from an unrelated entity at a discount from the face amount thereof. The receivables, which included notes receivable and accrued interest due from Curiosity Creek Apartments, Ltd. ("Curiosity Creek"), were converted into promissory notes as more fully described in the table below:

     Curiosity Creek Second Mortgage Note; matures on April 1, 2007; accrues interest at an minimum annual rate of 6% and provides for participation interest at the rate of 3% per annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flow, as defined in the note; provides for additional participation interest in an amount equal to 30% of remaining available cash flow, as defined, which will continue to be made until such time as the collateral has been sold, and which obligation will continue notwithstanding total repayment of the principal amount of the note;
     secured by a lien upon certain real and personal property of Curiosity Creek; subordinated to the first mortgage which had a balance of approximately $1,188,000 as of September 30, 1998.
                                                                      $ 807,560

     Unsecured promissory note, representing advances made by the former general partner to Curiosity Creek. The note is payable upon demand and bears
     interest at 1% over prime (9.5% as of September 30, 1998).         414,280


     Unsecured promissory note, representing advances made by the former general partner to Curiosity Creek. The note is payable upon demand and bears interest at 12.5%.

                                                                        416,000

     Other   receivables,   related  to  advances  for   refinancing   fees  and
     professional services.

                                                                         29,732
                                                                     ----------
                                                                      1,667,672
     Percentage purchased                                                 73.73%
                                                                     ----------
                                                                      1,229,575
     Less discount                                                      617,575
                                                                     ----------
     Notes receivable, net of discount                               $  612,000
                                                                     ==========

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3. NOTES RECEIVABLE FROM AFFILIATE (Continued)

     See Note 6 regarding a subsequent amendment to the second mortgage.


NOTE 4. NOTES PAYABLE FROM AFFILIATE

     Advances Payable to Affiliates

     In 1998, the Partnership received loans of $19,500 and $44,500, from affiliate partnerships Baron Strategic Investment Fund IV, Ltd., and Baron Strategic Investment Fund V, Ltd., respectively. The loans bear interest at 12% and are due on demand.


NOTE 5. ADVANCES TO AFFILIATE

     During 1998, the Partnership provided funding to an affiliate by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and accrue interest at 12%. The balance of $14,513 remained outstanding from Curiosity Creek as of September 30, 1998.


NOTE 6. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

     In 1996, in accordance with the terms of a Private Placement Memorandum dated April 24, 1996, the Partnership issued the 1,800 units of limited partner interest being offered at $500 per unit for total gross proceeds of $900,000. Costs of $209,000 incurred in connection with syndicating the limited partnership units were recorded as a reduction of limited partners' capital contributions. Of the $209,000 in syndication costs, the Partnership paid $119,000 to its general partner for administrative, legal and investment fees.


NOTE 7. SUBSEQUENT EVENTS

     Amendment to Second Mortgage

     In December 1998, Curiosity Creek, the Partnership and Baron Strategic Investment Fund V, Ltd. ("Strategic V"), entered into a mortgage modification agreement pursuant to which the Partnership and Strategic V agreed to set the maturity date of the unsecured notes and advances at April 1, 2007 (the maturity date of the second mortgage note) and Curiosity Creek agreed to secure the unsecured notes and advances under the second mortgage secured by the Curiosity Creek property.

     Distributions

     Subsequent to September 30, 1998, the Partnership made distributions of approximately $90,000 to the limited partners

                      BARON STRATEGIC VULTURE FUND I, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 8. OTHER MATTER

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership.

                         BREVARD MORTGAGE PROGRAM, LTD.
                                  BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)



                                ASSETS


Cash                                                                    $    104
Notes receivable from affiliates                                         474,191
Accrued interest receivable from affiliates                               94,029
                                                                        --------

                                                                        $568,324
                                                                        ========


                  LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner                       $ 18,000
   Loan Payable to Affiliate                                               1,750
                                                                        --------
                                                                          19,750
                                                                        --------
Commitments, Subsequent Events and Other Matter

Partners' Capital:
   General partner                                                           832
   Limited partners                                                      547,742
                                                                        --------
                                                                         548,574
                                                                        --------

                                                                        $568,324
                                                                        ========

                         BREVARD MORTGAGE PROGRAM, LTD.
                             STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)



Revenues:
   Interest income from affiliates                                       $48,285
   Other                                                                      35
                                                                         -------
                                                                          48,320
                                                                         -------

Costs and Expenses:
   General and administrative                                              3,293
                                                                         -------
                                                                           3,293
                                                                         -------

Net Income                                                               $45,027
                                                                         =======

                         BREVARD MORTGAGE PROGRAM, LTD.
                         STATEMENT OF PARTNERS' CAPITAL
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)



                                          General       Limited
                                          Partner       Partners        Total
                                          -------       --------        -----

Partners' Capital, Beginning             $     832     $ 545,840      $ 546,672

Distributions                                   --       (43,125)       (43,125)

Net Income                                      --        45,027         45,027
                                         ---------     ---------      ---------

Partners' Capital, Ending                $     832     $ 547,742      $ 548,574
                                         =========     =========      =========

                         BREVARD MORTGAGE PROGRAM, LTD.
                             STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)



Cash Flows from Operating Activities:
   Net income                                                          $ 45,027
   Adjustments to reconcile net income to
      net cash used in operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliates     (28,935)
                                                                       --------
               Net cash used in operating activities                     16,092
                                                                       --------

Cash Flows from Investing Activities:
   Advances to affiliates                                                 1,750
                                                                       --------
               Net cash used in investing activities                      1,750
                                                                       --------

Cash Flows from Financing Activities:
   Limited partners' distributions                                      (43,125)
                                                                       --------
               Net cash provided by financing activities                (43,125)
                                                                       --------

Net Increase in Cash                                                    (25,283)

Cash, Beginning                                                          25,387
                                                                       --------

Cash, Ending                                                           $    104
                                                                       ========

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Capitalization

     Brevard Mortgage Program, Ltd. ("the Partnership") was initially organized on November 14, 1995 under the laws of the State of Florida.

     The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $575,000, to be divided into 575 equal units of limited partnership interest.

     See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

     Business

     The Partnership provides debt financing to existing affiliated limited partnerships owning residential apartment communities located in Florida.

     Revenue Recognition

     Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

     Concentration of Credit Risk

     At various times during the year the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

     Notes Receivable from Affiliates

     Notes receivable from affiliates are recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Use of Estimates

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates as to which it is reasonably possible that a change in the estimate could occur in the near term relates to the collectibility of the notes receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

     Income Taxes

     The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

     The following is a summary of the significant provisions of the Agreement of Limited Partnership ("the Agreement") made and entered into as of December 8, 1995.

     Capital Contributions of Partners

     The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $575,000 to be divided into 575 units of limited partnership units. A capital account is maintained for each partner.

     Term

     The Partnership will continue through December 31, 2025, unless sooner terminated by law or under certain provisions of the Agreement.

     Distributions

     Cash Distributions

     The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 99% of the distributable cash; and (b) to the general partner who will receive 1% of the distributable cash.

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Distributions (Continued)

     Distributions of Net Proceeds

     Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the entire principal amount of the purchased second mortgage loan has been repaid; and (b) the balance, if any, is distributed to the general partner.

     Allocation of Income and Loss

     Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

     The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

     After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

     Dissolution

     The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; (e) the repayment in full of all loans made by the Partnership, unless the Partnership thereafter continues to own non-loan assets; and (f) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Winding Up

     Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

     Fees to the General Partner

     Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $750 per month through December 31, 2002.


NOTE 3. NOTES RECEIVABLE FROM AFFILIATE

     The Partnership had the following receivables from Florida Opportunity Income Partners II, Ltd. ("FOIP II") at September 30, 1998:


                                                           Notes      Accrued
                                                         Receivable   Interest
                                                         ----------   --------

     Notes receivable, net of discount                    $450,000   $ 78,318(a)
     Advances                                               24,191     15,711(b)
                                                          --------   --------
                                                          $474,191   $ 94,029
                                                          ========   ========

     (a) In December 1995, the Partnership acquired certain receivables from an unrelated entity at a discount from the face amount thereof. These receivables, which include notes receivable and accrued interest due from FOIP II, were converted into promissory notes as more fully described in the table below:

          FOIP II Second Mortgage Note matures on July 31, 2001; accrues interest at a minimum annual rate of 6% and provides for participation interest at the rate of 3% per annum based upon the amount of the unpaid principal, which shall be due and payable to the extent that it does not exceed the available cash flows, as defined in the note; provides for additional participation interest in an amount equal to 20% of remaining available cash flow, as defined, which will continue to be made until such time as the collateral has been sold, and which obligation will continue notwithstanding total repayment of the principal amount of the note; is secured by a lien upon certain real and personal property of FOIP II and; is subordinated to a first mortgage, which had a balance of approximately $974,000 as of September 30, 1998.

                                                                     $752,747

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3. NOTES RECEIVABLE FROM AFFILIATE (Continued)

     Unsecured promissory note representing advances made by the former general partner to FOIF II. The note matures October 1, 2007 and bears an annual interest rate of 1% over prime (9.5% as of September 30, 1998).

                                                                        271,923
                                                                     ----------
                                                                      1,024,670
     Less discount                                                      574,670
                                                                     ----------
     Notes receivable, net of discount                               $  450,000
                                                                     ==========


     See Note 5 regarding a subsequent amendment to the second mortgage.


NOTE 4. ADVANCES TO AFFILIATE

     In 1998, the Partnership provided funding to affiliates by means of advances in an arrangement equivalent to an open ended line of credit. The advances are due on demand and provide for interest at 12% per annum. The balance as of September 30, 1998 are as follows:

     FOIP II                                                            $24,191
                                                                        =======


NOTE 5. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

     During 1996, in accordance with the terms of a Private Placement Memorandum dated December 8, 1995, the Partnership issued the 575 units of limited partner interest being offered at $1,000 per unit for total gross proceeds of $575,000. Costs of $67,500 incurred in connection with syndicating the partnership units were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $10,000 was paid to the General Partner for administrative, legal and investment fees.


NOTE 6. SUBSEQUENT EVENTS

     Distributions to Limited Partners

     Subsequent to September 30, 1998, the Partnership made distributions of approximately $14,375 to the limited partners.

     Amendment to Second Mortgage

     On December 15, 1998 FOIPII restated and amended the second mortgage note and the promissory note and created a new promissory note in favor of the Partnership in the original principal amount of $24,191 (12% annual interest rate) to cover prior advances. The Partnership and FOIPII also entered into a Second Amendment to Open-End Second Mortgage and Security Agreement. Pursuant to these transactions, all of the notes will be secured by the Second Mortgage, and the maturities extended to October 1, 2001. The amendment also provides for additional advances to be secured under a future advance clause up to $500,000 maximum.

                         BREVARD MORTGAGE PROGRAM, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 7. OTHER MATTER

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership. Subject to the completion of the proposed Exchange Offering, the Trust and the Operating Partnership will account for the acquisition of the limited partnership interests in the offering on the purchase method and therefore record the assets acquired and the liabilities assumed at their fair value at the date of acquisition.

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.
                                  BALANCE SHEET
                               SEPTEMBER 30, 1998
                                   (UNAUDITED)


                                ASSETS


Cash                                                                    $     38
Notes receivable from affiliates                                         365,000
Accrued interest receivable from affiliates                              114,985
Advances to affiliates                                                    93,302
                                                                        --------

                                                                        $573,325
                                                                        ========


                  LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
   Administrative fees payable to general partner                       $ 10,500
                                                                        --------


Commitments and Other Matters

Partners' Capital:
   General partner                                                            90
   Limited partners                                                      562,735
                                                                        --------
                                                                         562,825
                                                                        --------

                                                                        $573,325
                                                                        ========

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.
                             STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


Revenues:
   Interest income from affiliates                                       $50,085
   Other                                                                     157
                                                                         -------
                                                                          50,242
                                                                         -------

Costs and Expenses:
   Administrative fees to general partner                                  6,000
   General and administrative                                              5,312
                                                                         -------
                                                                          11,312
                                                                         -------

Net Income                                                               $38,930
                                                                         =======

                LAMPLIGHT COURT OF BELLEFONTAINE APARTMENTS, LTD.
                         STATEMENT OF PARTNERS' CAPITAL
                      NINE MONTHS ENDED SEPTEMBER 30, 1998



                                          General       Limited
                                          Partner       Partners         Total
                                          -------       --------         -----

Partners' Capital, Beginning             $      90     $ 576,305      $ 576,395

Distributions                                   --       (52,500)       (52,500)

Net Income                                      --        38,930         38,930
                                         ---------     ---------      ---------

Partners' Capital, Ending                $      90     $ 562,735      $ 562,825
                                         =========     =========      =========

               LAMPLIGHT COURT OF BELLEFOUNTAINE APARTMENTS, LTD.
                             STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (UNAUDITED)


Cash Flows from Operating Activities:
   Net income                                                          $ 38,930
   Adjustments to reconcile net income to
      net cash used in operating activities:
         Changes in operating assets and liabilities:
            Increase in accrued interest receivable from affiliates     (37,185)
                                                                       --------
               Net cash used in operating activities                      1,745
                                                                       --------


Cash Flows from Financing Activities:
   Limited partners' distributions                                      (52,500)
                                                                       --------
               Net cash provided by financing activities                (52,500)
                                                                       --------

Net Increase in Cash                                                    (50,755)

Cash, Beginning                                                          50,793
                                                                       --------

Cash, Ending                                                           $     38
                                                                       ========

                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Capitalization

     Lamplight Court of Bellefontaine, Ltd. (the "Partnership") was initially organized on February 16, 1996 under the laws of the State of Florida.

     The Agreement of Limited Partnership provides for capital contributions of partners to be comprised of (a) the general partner capital contribution of $90 in cash; and (b) the maximum capital contributions of the limited partners of $700,000, to be divided into 700 equal units of limited partnership interest.

     See Note 2 for a summary of other provisions of the Agreement of Limited Partnership.

     Business

     The Partnership provides debt and equity financing to existing affiliated limited partnerships owning residential apartment communities located in Ohio.

     Revenue Recognition

     Revenue, which consists primarily of interest on notes receivable, is recognized as it becomes due.

     Concentration of Credit Risk

     At various times during the nine months ended September 30, 1998 the Partnership had deposits in financial institutions in excess of the federally insured limits. The Partnership maintains its cash with a high quality financial institution which the Partnership believes limits these risks.

     Note Receivable from Affiliates

     Note receivable from affiliates is recorded at cost, less the related allowance for impairment of such notes receivable. The Partnership accounts for such notes under the provisions of Statement of Financial Accounting Standard No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement of Financial Accounting Standard No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Partnership will be unable to collect all amounts due according to the contractual terms of the note. When a loan is considered to be impaired, the amount of impairment is measured based upon (a) the present value of expected future cash flows discounted at the note's effective interest rate; and (b) the liquidation value of the note's collateral reduced by expected selling costs and other notes secured by the same collateral. Cash receipts on impaired notes receivable are applied to reduce the principal amount of such receivables until the principal has been recovered, and are recognized as interest income thereafter.

                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Investment in Affiliate

     In 1996, the Partnership acquired certain receivables and a limited partner interest in Independence Village, Ltd. ("Independence Village") from an unrelated entity at a discount from the face amount thereof (see Note 3). As a result, the Partnership holds a 31.7% limited partner interest in Independence Village, a limited partnership which owns a residential apartment property in Bellefontaine, Ohio. The investment in Independence Village is accounted for using the equity method of accounting as a result of the Partnership and Independence Village having the same general partner president and the general partner's ability to exercise significant influence on Independence Village. As such, the investment in Independence Village is carried at cost and adjusted for the Partnership's share of undistributed earnings or losses using the equity method of accounting. At the date of purchase, management estimated the value of the limited partner interest to be insignificant and did not allocate any of the purchase price to the investment.

     Use of Estimates

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities as of the date of the balance sheet and operations for the year then ended. Material estimates, as to which it is reasonably possible that a change in the estimate could occur in the near term, relates to the value of the limited partner interest and the collectibility of the note receivable due from affiliates. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

     Income Taxes

     The Partnership is treated as a limited partnership for federal income tax purposes and as such does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the partners and taxed depending on their personal tax situations. The financial statements do not reflect a provision for income taxes.


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP

     The following is a summary of the significant provisions of the Agreement of Limited Partnership (the "Agreement") made and entered into as of March 7, 1996:

     Capital Contributions of Partners

     The Agreement provides for the general partner to contribute $90 in cash, and maximum capital contributions of the limited partners of $700,000, to be divided into 700 units of limited partnership units. A capital account is maintained for each partner.

                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Term

     The Partnership will continue through December 31, 2026, unless sooner terminated by law or under certain provisions of the Agreement.

     Distributions

     Cash Distributions

     The Partnership's distributable cash, if any, in each fiscal year will not be reinvested but will be distributed in order of priority to the Partners, if available, quarterly, to (a) the limited partners who will receive 100% of the distributable cash until they have received a 10% non-cumulative annual cash-on-cash return on the aggregate amount of their capital contribution as calculated from each limited partner's admission date; and
     (b) the general partner will receive 100% of the remaining distributable cash.

     Distributions of Net Proceeds

     Net proceeds from the sale or refinancing of the Partnership's assets will not be reinvested but will be distributed to the partners in order of priority after repayment of all indebtedness secured by the assets to (a) the limited partners who will receive 100% of the distributions until the total amount distributed to them, when added to all prior distributions of distributable cash and net proceeds made to them, is equal to the sum of their capital contributions plus an annual 10% cash-on-cash return; and (b) then 31.7% of up to $350,000 of any remaining net proceeds to the limited partners; and (c) the balance, if any, to the general partner.

     Allocation of Income and Loss

     Allocations of all items of income, gain, expense, loss, deduction and credit recognized by the Partnership for federal income tax purposes will be made as follows:

     Income

     The first 100% of income is allocated to the general partner until the profits allocated plus the cumulative profits allocated to the general partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the general partner under the terms of the distributions of cash and net proceeds. The balance, if any, is allocated to the limited partners.

     Losses

     After giving effect to certain tax provisions, taxable losses are allocated 99% to the limited partners and 1% to the general partner.

                    LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2. AGREEMENT OF LIMITED PARTNERSHIP (Continued)

     Dissolution

     The Partnership will be dissolved upon (a) the expiration of the term of the Agreement; (b) the determination of the limited partners exercising their voting rights to dissolve the Partnership; (c) the death, resignation, retirement, dissolution, removal, bankruptcy, adjudication of insolvency, or adjudication of insanity or incompetence of the last remaining general partner then in office and the refusal of any successor general partner to replace it, unless the holders of a majority of the units then outstanding vote to continue the Partnership and elect one or more successor general partners willing to serve in such capacity to continue the business of the Partnership; (d) the sale of all or substantially all of the Partnership's property; and (e) the occurrence of any other event which, by law, would require the Partnership to be dissolved.

     Winding Up

     Upon the dissolution of the partnership, the general partner will take full account of the Partnership's assets and liabilities, and the assets will be liquidated as promptly as is consistent with obtaining fair value of the assets, and the proceeds will be applied and distributed (a) first to the Partnership creditors, other than partners; (b) then, any loans owed by the Partnership to the partners shall be paid in proportion thereto; and (c) finally, to the limited partners and the general partner in proportion to their respective positive capital accounts.

     Fees to the General Partner

     Pursuant to a Partnership Administration Contract (the "Contract") between the Partnership and the general partner stipulated in the Agreement, the Partnership retained the general partner to provide administrative services for $500 per month through December 31, 2002.


NOTE 3. NOTES RECEIVABLE FROM AFFILIATE

     In 1996, the Partnership acquired certain receivables and a 31.7% interest in Independence Village from an unrelated entity at a discount from the face amount thereof. The receivables, which included note receivable and accrued interest due from Independence Village, were converted into promissory note as more fully described in the table below.

     Independence Village Second Mortgage Note; matures in December 2006; accrues interest at an annual rate of 9.5%; secured by a lien upon certain real and personal property of Independence Village (the Lamplight Court Property); subordinated to the first mortgage which had a balance of
     approximately $585,000 as of September 30, 1998.                  $585,000

     Less discount                                                      220,000
                                                                       --------
     Note receivable, net of discount                                  $365,000
                                                                       ========

                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3. NOTE RECEIVABLE FROM AFFILIATE (Continued)

     The second mortgage matures on December 1, 1998, and may be extended at the option of Independence Village by payment of a fee equal to 1% of the loan's initial principal amount of $585,000.


NOTE 4. ADVANCES RECEIVABLE FROM AFFILIATE

     In 1996 and during 1997, the Partnership provided funding to Independence Village by means of advances in an arrangement equivalent to an open ended line of credit advances. The outstanding advances are due on demand and accrue interest at 12% per annum. The balance of $93,302 remained outstanding as of September 30, 1998.


NOTE 5. INVESTMENT IN AFFILIATE

     The following is a summary of the financial position and results of operations of Independence Village as of and for the nine months ended September 30, 1998.

     Financial position:
        Rental apartments                                          $   823,912
        Other assets                                                   217,953
                                                                   -----------
           Total assets                                            $ 1,041,865
                                                                   ===========

        Mortgage payable                                           $ 1,676,259
        Other liabilities                                              424,947
                                                                   -----------
           Total liabilities                                         2,101,206

        Partners' deficiency                                        (1,059,341)
                                                                   -----------
                                                                   $ 1,041,865
                                                                   ===========
     Results of operations:
        Rent Income                                                    179,564
        Costs and expenses                                             156,520
                                                                   -----------
        Net loss                                                   $   123,044
                                                                   ===========

     As discussed in Note 1, upon acquisition of certain receivables and the limited partnership interest in Independence Village, the Partnership did not allocate any of the purchase price to the investment in affiliate. The Partnership has deferred recognition of its proportionate share of net losses because there is no personal obligation to fund the resulting negative limited partner's capital account balance. Future net income, if any, will not be recognized until such time as the limited partner's capital account becomes a positive balance.

                     LAMPLIGHT COURT OF BELLEFONTAINE, LTD.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6. LIMITED PARTNERS' CAPITAL CONTRIBUTIONS

     During 1996, in accordance with the terms of a Private Placement Memorandum dated March 7, 1996, the Partnership issued 700 units of limited partnership interest units at $1,000 per unit for total gross proceeds of $700,000. Costs of $120,000 incurred in connection with syndicating the partnership were recorded as a reduction of limited partners' capital contributions. Of the syndication costs, $57,000 was paid to the General Partner for administrative, legal and investment fees.


NOTE 7. SUBSEQUENT EVENTS

     Distribution

     Subsequent to September 30, 1998, the Partnership made distributions of approximately $17,500 to the limited partners.

     Amendment to Second Mortgage

     In December 1998, Independence Village and the Partnership entered into a mortgage modification agreement under which the Partnership agreed to set the maturity date on the unsecured indebtedness at December 2006, in exchange for the agreement of Independence Village to secure its repayment obligations on the unsecured indebtedness with a second mortgage on the Lamplight Court property.


NOTE 8. OTHER MATTER

     In connection with a proposed Exchange Offering, Baron Capital Properties, L.P. ("the Operating Partnership"), a partnership under common control, will offer to exchange Operating Partnership Units to the limited partners of the Partnership in exchange for their limited partner interests. These units are exchangeable for an equivalent number of common shares of beneficial interest in Baron Capital Trust, a real estate investment trust under common control, for whom Baron Capital Properties, L.P. is the operating partnership.

                                    EXHIBIT E


                  FINANCIAL STATEMENTS OF ACQUIRED PROPERTIES

                                    EXHIBIT E


                         BARON CAPITAL PROPERTIES, L.P.

              INDEX TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES OF ACQUIRED PROPERTIES PURSUANT TO REGULATION SB 310


CRYSTAL COURT APARTMENTS PHASE II:
         Independent Auditors Report
         Statement of Revenues and Certain Expenses
            for the Years Ended December 31, 1996 and 1997 Notes to Statement of Revenues and Certain Expenses Statement of Revenues and Certain Expenses for the
            Nine-Month Period Ended September 30, 1998
         Notes to Statement of Revenues and Certain Expenses

HEATHERWOOD APARTMENTS PHASE I:
         Independent Auditors Report
         Statement of Revenues and Certain Expenses
            for the Years Ended December 31, 1996 and 1997 Notes to Statement of Revenues and Certain Expenses Statement of Revenues and Certain Expenses for the
            Nine-Month Period Ended September 30, 1998
         Notes to Statement of Revenues and Certain Expenses

RIVERWALK APARTMENTS
         Independent Auditors Report
         Statement of Revenues and Certain Expenses
            for the Years Ended December 31, 1996 and 1997 Notes to Statement of Revenues and Certain Expenses Statement of Revenues and Certain Expenses for the
            Nine-Month Period Ended September 30, 1998
         Notes to Statement of Revenues and Certain Expenses

                          INDEPENDENT AUDITOR'S REPORT


The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Crystal Court Apartments, Phase II, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Crystal Court Apartments, Phase II, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                                     Elroy D. Miedema
                                                     Certified Public Accountant


Ft. Lauderdale, Florida
March 28, 1998

                       CRYSTAL COURT APARTMENTS, PHASE II

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996





                                                    December 31,    December 31,
                                                       1997            1996
                                                    ------------    ------------


REVENUES
  Rental income                                      $307,069        $295,906
  Other income                                          9,081           2,484
                                                     --------        --------

    Total revenues                                    316,150         298,390
                                                     --------        --------

CERTAIN EXPENSES
  Personnel                                            26,477          32,567
  Advertising and promotion                             1,755           3,136
  Utilities                                            19,228          23,165
  Repairs and maintenance                              23,590          35,231
  Real estate taxes and insurance                      34,471          34,691
  Mortgage interest expense                           120,919         127,738
  Management fees                                      20,777          21,537
  Other operating expenses                              4,341           3,897
                                                     --------        --------

    Total certain expenses                            251,558         281,962
                                                     --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                                 $ 64,592        $ 16,428
                                                     ========        ========


See Note to Statement of Revenues and Certain Expenses

                       CRYSTAL COURT APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Crystal Court Apartments, Phase II, consist of 80 units located in Lakeland, Florida. The property was acquired by purchase in 1982 by Crystal Court Apartments II, Ltd. The following percentage of units were occupied at the various period ending dates:


         December 31, 1996                            95%
         December 31, 1997                            95%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Crystal Court Apartments, Phase II.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                           Crystal Court II Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
                                                                  --------------
Revenue

Rent Base                                                             268,778
Other Income                                                          _______

Total Revenue                                                         268,778

Certain Expenses

Personnel                                                              34,486
Advertising and Promotion                                               4,124
Utilities Expense                                                      14,014
Repairs and Maintenance                                                23,376
Real Estate Taxes and Insurance                                        15,570
Mortgage Interest Expense                                              77,965
Management Fees                                                        17,513
Other Operating Expense                                                11,009
                                                                      -------

Total Operating Expense                                               198,057

Revenues in Excess of Certain Expenses                                 70,721
                                                                      =======

                       CRYSTAL COURT APARTMENTS, PHASE II

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Crystal Court Apartments, Phase II, consist of 80 units located in Lakeland, Florida. The property was acquired by purchase in 1982 by Crystal Court Apartments II, Ltd. The following percentage of units were occupied at the period ending date:

            September 30, 1998        [93%]

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Crystal Court Apartments Phase II.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Heatherwood Apartments, Phase I, for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Heatherwood Apartments, Phase I, for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                                    Elroy D. Miedema
                                                    Certified Public Accountant


Ft. Lauderdale, Florida
June 11, 1998

                         HEATHERWOOD APARTMENTS, PHASE I

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                 December 31,   December 31,
                                                    1997            1996
                                                 -----------    ------------
REVENUES
  Rental income                                   $294,513        $284,886
  Other income                                       9,380          16,566
                                                  --------        --------

    Total revenues                                 303,893         301,452
                                                  --------        --------

CERTAIN EXPENSES
  Personnel                                         42,317          31,851
  Advertising and promotion                          4,243           4,942
  Utilities                                         29,999          27,255
  Repairs and maintenance                           36,667          48,649
  Real estate taxes and insurance                   38,221          36,052
  Mortgage interest expense                         60,327          63,986
  Management fees                                   14,489          14,400
  Other operating expenses                           7,678           5,052
                                                  --------        --------

    Total certain expenses                         233,941         232,187
                                                  --------        --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                              $ 69,952        $ 69,265
                                                  ========        ========

See Note to Statement of Revenues and Certain Expenses

                         HEATHERWOOD APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Heatherwood Apartments, Phase I, consist of 68 units located in Kissimmee, Florida. The property was acquired June 30, 1998, by Heatherwood Kissimmee, Ltd. The following percentage of units were occupied at the various period ending dates:

          December 31, 1997        97%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Heatherwood Apartments Phase I.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                            Heatherwood I Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                              1/1/98-9/30/98
                                                              --------------
Revenue

Rent Base                                                          275,595
Other Income                                                       _______

Total Revenue                                                      275,595

Certain Expenses

Personnel                                                           47,625
Advertising and Promotion                                            4,176
Utilities Expense                                                   25,487
Repairs and Maintenance                                             17,347
Real Estate Taxes and Insurance                                     24,330
Mortgage Interest Expense                                           67,568
Management Fees                                                     16,055
Other Operating Expense                                              7,178
                                                                   -------

Total Operating Expense                                            209,766

Revenues in Excess of Certain Expenses                              65,829
                                                                   =======

                         HEATHERWOOD APARTMENTS, PHASE I

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998


1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Heatherwood Apartments consist of 68 units located in Kissimmee, Florida. The property was acquired by purchase November 10, 1997 by Heatherwood Kissimee, Ltd. The following percentage of units were occupied at the period ending date:

            September 30, 1998        [96%]

     Basis of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Heatherwood Apartments Phase I.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                          INDEPENDENT AUDITOR'S REPORT



The Board of Baron Capital Trust:

I have audited the accompanying statement of revenues and certain expenses (defined as being operating revenues less direct operating expenses) of the Riverwalk Villas for the years ended December 31, 1996 and 1997. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based upon my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the statement of revenues and certain expenses. I believe that my audit provides a reasonable basis for my opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form S-4 of Baron Capital Properties, L.P., a Delaware limited partnership) and excludes material expenses described in Note 1 to the combined statement of revenues and certain expenses, that would not be comparable to those resulting from the proposed future operations of the property.

In my opinion, the statement of revenues and certain expenses presents fairly, in all material respects, the revenues and certain expenses, as defined above, of the Riverwalk Villas for the years ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.



                                          Elroy D. Miedema
                                          Certified Public Accountant


Ft. Lauderdale, Florida
August 6, 1998

                                RIVERWALK VILLAS

                   STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                December 31,        December 31,
                                                    1997                1996
                                                  --------            --------

REVENUES
  Rental income                                   $296,939            $302,218
  Other income                                       4,877               6,398
                                                  --------            --------

    Total revenues                                 301,816             308,616
                                                  --------            --------

CERTAIN EXPENSES
  Personnel                                         31,446              26,262
  Advertising and promotion                          3,465               2,586
  Utilities                                          5,446               7,658
  Repairs and maintenance                           43,145              57,855
  Real estate taxes and insurance                   45,785              41,822
  Mortgage interest expense                        120,194             121,834
  Management fees                                    1,086               1,433
  Other operating expenses                           3,380               3,333
                                                  --------            --------

    Total certain expenses                         253,947             262,783
                                                  --------            --------

REVENUES IN EXCESS
 OF CERTAIN EXPENSES                              $ 47,869            $ 45,833
                                                  ========            ========




See Note to Statement of Revenues and Certain Expenses

                                RIVERWALK VILLAS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Riverwalk Villas consist of 50 units located in New Smyrna Beach, Florida. The property was acquired during 1990 by Riverwalk Enterprises, Ltd. The following percentage of units were occupied at the various period ending dates:

          December 31, 1996            90%
          December 31, 1997            84%


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Riverwalk Villas.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                              Riverwalk Apartments
                   Statement of Revenues and Certain Expenses
                    For the Nine-Month Period Ending 9/30/98


                                                                  1/1/98-9/30/98
                                                                  --------------
Revenue

Rent Base                                                            268,778
Other Income                                                         _______

Total Revenue                                                        268,778

Certain Expenses

Personnel                                                             34,486
Advertising and Promotion                                              4,124
Utilities Expense                                                     14,014
Repairs and Maintenance                                               23,376
Real Estate Taxes and Insurance                                       15,570
Mortgage Interest Expense                                             77,965
Management Fees                                                       17,513
Other Operating Expense                                               11,009
                                                                     -------

Total Operating Expense                                              198,057

Revenues in Excess of Certain Expenses                                70,721
                                                                     =======

                                RIVERWALK VILLAS

               NOTE TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1998



1.   Descriptions and Summary of Significant Accounting Policies

     Description

     Riverwalk Villas consist of 50 units located in New Smyrna Beach, Florida. The property was acquired during 1990 by Riverwalk Enterprises, Ltd. The following percentage of units were occupied at the period ending date:

          September 30, 1998              [90%]


     Basis Of Presentation

     Operating revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying financial statement is not representative of the actual operations for the period presented as certain expenses, which may not be comparable to the expenses expected to be incurred by Baron Capital Properties, L.P., a Delaware limited partnership which will conduct the future real property operations of Baron Capital Trust, have been excluded. Expenses excluded consist of depreciation due to basis and method changes, professional fees, and other costs not directly related to the future operations of the Riverwalk Villas.

     Income Recognition

     Rental income attributable to residential leases is recorded when due from tenants.

     Leases

     Apartment units are rented under lease agreements with terms of one year or less.

                                                                       EXHIBIT F
                       EXCHANGE PROPERTY APPRAISAL VALUES


EXCHANGE EQUITY PARTNERSHIPS                      Appraised      Date of             Cost              Income
 (Equity Property Interest)                         Value       Appraisal          Approach           Approach
- ----------------------------                      ----------    ----------         --------           --------
Baron Strategic Investment Fund II, Ltd.
   Steeplechase Apts.                             $1,690,000       8/98              N/A             $1,700,000

Central Florida Income Appreciation Fund, Ltd.
   Laurel Oaks, formerly Grove Hamlet, Apts.      $2,881,000       9/98              N/A                N/A

Florida Capital Income Fund, Ltd.
   Eagle Lake Apts.                               $2,530,000       1/98           $2,511,000         $2,421,000

Florida Capital Income Fund II, Ltd.
   Forest Glen Apts. - Phase I                    $2,990,820      10/97           $3,122,813         $2,954,615

Florida Capital Income Fund III, Ltd.
   Bridge Point  Apts. - Phase II                 $1,610,000       2/98           $1,608,000         $1,672,000

Florida Capital Income Fund IV, Ltd.
   Glen Lake Apts.                                $5,550,000       3/98           $5,544,000         $5,726,000
                                                     933,079       3/98              933,079            933,079
                                                  ----------                      ----------         ----------
                                                  $6,483,079                      $6,477,079         $6,659,079

Florida Income Advantage Fund I, Ltd.
   Forest Glen  Apts. - Phase III                 $1,940,339      10/97           $2,081,892         $1,969,760

Florida Income Appreciation Fund I, Ltd.
   Forest Glen Apts. - Phase IV                    $ 471,679      10/97           $ 480,437          $  454,560

Florida Income Growth Fund V, Ltd.
   Blossom Corners  Apts. - Phase I               $2,195,000       1/98           $2,195,000         $2,244,000

Florida Opportunity Income Partners, Ltd.
   Camellia Court Apts.                           $1,833,000       8/98           $1,828,000         $1,832,000

GSU Stadium Student Apartments, Ltd.
   Stadium Club Apts.                             $2,800,000       8/97           $2,762,000         $2,749,000

Midwest Income Growth Fund VI, Ltd.
   Brookwood Way Apts.                            $1,780,000       9/98           $1,766,000         $1,829,000

Realty Opportunity Income Fund VIII, Ltd.
   Forest Glen Apts. - Phase II                   $2,173,162      11/97           $2,322,111         $2,197,040

                                                                        Replacement
EXCHANGE EQUITY PARTNERSHIPS                            Market             Cost
 (Equity Property Interest)                            Approach             New        Appraiser
- ----------------------------                           --------          ---------     ---------
Baron Strategic Investment Fund II, Ltd.
   Steeplechase Apts.                                 $1,675,000            N/A        Strickland & Wright

Central Florida Income Appreciation Fund, Ltd.
   Laurel Oaks, formerly Grove Hamlet, Apts.          $2,881,000            N/A        Dennis J. Voyt

Florida Capital Income Fund, Ltd.
   Eagle Lake Apts.                                   $2,531,000         $3,960,803    Consortium Appraisal, Inc.

Florida Capital Income Fund II, Ltd.
   Forest Glen Apts. - Phase I                        $3,016,915                       Richards Appraisal Service, Inc.

Florida Capital Income Fund III, Ltd.
   Bridge Point  Apts. - Phase II                     $1,545,000         $2,219,035    Consortium Appraisal, Inc.

Florida Capital Income Fund IV, Ltd.
   Glen Lake Apts.                                    $5,364,000         $7,346,055    Consortium Appraisal, Inc. (real
                                                         933,079           N/A         property) Allied Appraisal Services,
                                                      ----------                       Inc. (furniture and equipment)
                                                      $6,297,079
Florida Income Advantage Fund I, Ltd.
   Forest Glen  Apts. - Phase III                     $2,011,294                       Richards Appraisal Service, Inc.

Florida Income Appreciation Fund I, Ltd.
   Forest Glen Apts. - Phase IV                        $ 464,145                       Richards Appraisal Service, Inc.

Florida Income Growth Fund V, Ltd.
   Blossom Corners  Apts. - Phase I                   $2,144,000         $3,576,239    Consortium Appraisal, Inc.

Florida Opportunity Income Partners, Ltd.
   Camellia Court Apts.                               $1,827,000         $2,849,389    Consortium Appraisal, Inc.

GSU Stadium Student Apartments, Ltd.
   Stadium Club Apts.                                 $2,907,000         $3,501,561    Consortium Appraisal and
                                                                                       Consulting Services, Inc.
Midwest Income Growth Fund VI, Ltd.
   Brookwood Way Apts.                                $1,700,000         $2,913,496    Consortium Appraisal and Consulting
                                                                                       Services, Inc.
Realty Opportunity Income Fund VIII, Ltd.
   Forest Glen Apts. - Phase II                       $2,243,367                       Richards Appraisal Service, Inc.

EXCHANGE EQUITY PARTNERSHIPS                      Appraised      Date of             Cost              Income
 (Property Securing Mortgages)                      Value       Appraisal          Approach           Approach
- ----------------------------                      ----------    ----------         --------           --------

Baron Strategic Investment Fund, Ltd.
       Blossom Corners Apts. - Phase II          $ 2,250,000       1/98           $2,239,000         $2,322,000
       The Villas at Lake Sycamore               $14,312,000(1)    7/98              N/A                N/A

Baron Strategic Investment Fund IV, Ltd.
       Country Square Apts. - Phase I             $2,185,000       1/98           $2,185,000         $2,281,000

Baron Strategic Investment Fund V, Ltd.
       Candlewood Apts. - Phase II                 $ 925,000       1/98            $ 926,000          $ 922,000
       Curiosity Creek Apts. - Phase I            $2,425,000       3/98           $2,426,000         $2,552,000
       Sunrise Apts. - Phase I                    $1,510,000       7/97(3)        $1,361,500         $1,424,000

Baron Strategic Investment Fund VIII, Ltd.
       Heatherwood Apts. - Phase II               $1,285,000       6/97(3)        $1,188,000         $1,259,000
       Longwood Apts. - Phase I                   $1,820,000       7/97(3)        $1,664,000         $1,788,000
       The Villas at Lake Sycamore               $14,312,000(1)    7/98              N/A                N/A

Baron Strategic Vulture Fund I, Ltd.
       Curiousity Creek Apts. - Phase I           $2,425,000       3/98           $2,426,000         $2,552,000

Brevard Mortgage Program, Ltd.
       Meadowdale Apts.                           $1,717,000       8/98           $1,636,000         $1,629,000

                                                                       Replacement
EXCHANGE EQUITY PARTNERSHIPS                           Market             Cost
 (Property Securing Mortgages)                        Approach             New        Appraiser
- ----------------------------                          --------          ---------     ---------
Baron Strategic Investment Fund, Ltd.
       Blossom Corners Apts. - Phase II             $ 2,160,000         $3,390,187    Consortium Appraisal, Inc.
       The Villas at Lake Sycamore                  $14,312,000(1)      $9,376,039(2) Strickland & Wright

Baron Strategic Investment Fund IV, Ltd.
       Country Square Apts. - Phase I                $2,090,000         $3,554,776    Consortium Appraisal, Inc.

Baron Strategic Investment Fund V, Ltd.
       Candlewood Apts. - Phase II                    $ 932,000         $1,590,447    Consortium Appraisal, Inc.
       Curiosity Creek Apts. - Phase I               $2,297,000         $3,941,164    Consortium Appraisal, Inc.
       Sunrise Apts. - Phase I                       $1,591,000         $2,700,611    Consortium Appraisal, Inc.

Baron Strategic Investment Fund VIII, Ltd.
       Heatherwood Apts. - Phase II                  $1,312,000         $1,862,475    Consortium Appraisal, Inc.
       Longwood Apts. - Phase I                      $1,844,000         $2,666,862    Consortium Appraisal, Inc.
       The Villas at Lake Sycamore                  $14,312,000(1)      $9,376,039(2) Strickland & Wright

Baron Strategic Vulture Fund I, Ltd.
       Curiousity Creek Apts. - Phase I              $2,297,000         $3,941,164    Consortium Appraisal, Inc.

Brevard Mortgage Program, Ltd.
       Meadowdale Apts.                              $1,643,000         $3,094,043    Consortium Appraisal, Inc.



- ----------
(1)  Upon completion; $1,080,000 as is.
(2)  Estimated construction cost.
(3)  Revised in March 1998.

EXCHANGE EQUITY PARTNERSHIPS
    (Equity Property Interest/                    Appraised      Date of             Cost              Income
 Property Securing Mortgages)                       Value       Appraisal          Approach           Approach
- ----------------------------                      ----------    ----------         --------           --------
Baron Strategic Investment Fund VI, Ltd.
       Candlewood Apts. - Phase II                 $ 925,000       1/98            $ 926,000          $ 922,000
       Country Square Apts. - Phase I             $2,185,000       1/98           $2,185,000         $2,281,000
       Garden Terrace Apts. - Phase III           $1,850,000       5/98           $1,835,000         $1,782,000
       Pineview Apts.                             $2,848,000       6/97(3)        $2,533,000         $2,498,000

Baron Strategic Investment Fund IX, Ltd.
       Candlewood Apts. - Phase II                 $ 925,000       6/98           $ 926,000           $ 922,000
       Crystal Court Apts. - Phase I              $2,040,000       6/98           $2,040,000         $2,034,000
       Garden Terrace Apts. - Phase III           $1,850,000       5/98           $1,835,000         $1,782,000
        The Villas at Lake Sycamore              $14,312,000(1)    7/98              N/A                N/A

Baron Strategic Investment Fund X, Ltd.
       Crystal Court Apts. - Phase I              $2,040,000       6/98           $2,040,000         $2,034,000
       Garden Terrace Apts. - Phase III           $1,850,000       5/98           $1,835,000         $1,782,000
       Heatherwood Apts. - Phase II               $1,285,000       3/98           $1,188,000         $1,259,000
       Pineview Apts.                             $2,848,000       6/97(3)        $2,533,000         $2,498,000

Lamplight Court of Bellefontaine
  Apartments, Ltd.
      Lamplight Court Apts.                       $2,183,000       9/98           $2,295,000         $2,214,000



EXCHANGE EQUITY PARTNERSHIPS                                           Replacement
    (Equity Property Interest/                         Market             Cost
 Property Securing Mortgages)                         Approach             New        Appraiser
- ----------------------------                          --------          ---------     ---------
Baron Strategic Investment Fund VI, Ltd.
       Candlewood Apts. - Phase II                    $ 932,000         $1,590,447    Consortium Appraisal, Inc.
       Country Square Apts. - Phase I                $2,090,000         $3,554,776    Consortium Appraisal, Inc.
       Garden Terrace Apts. - Phase III              $1,901,000         $4,297,897    Consortium Appraisal, Inc.
       Pineview Apts.                                $2,572,000         $4,284,608    Consortium Appraisal, Inc.

Baron Strategic Investment Fund IX, Ltd.
       Candlewood Apts. - Phase II                    $ 932,000         $1,590,447    Consortium Appraisal, Inc.
       Crystal Court Apts. - Phase I                 $2,046,000         $3,482,928    Consortium Appraisal, Inc.
       Garden Terrace Apts. - Phase III              $1,901,000         $4,297,897    Consortium Appraisal, Inc.
        The Villas at Lake Sycamore                 $14,312,000(1)     $9,376,0392    Strickland & Wright

Baron Strategic Investment Fund X, Ltd.
       Crystal Court Apts. - Phase I                 $2,046,000         $3,482,928    Consortium Appraisal, Inc.
       Garden Terrace Apts. - Phase III              $1,901,000         $4,297,897    Consortium Appraisal, Inc.
       Heatherwood Apts. - Phase II                  $1,312,000         $1,862,475    Consortium Appraisal, Inc.
       Pineview Apts.                                $2,572,000         $4,284,608    Consortium Appraisal, Inc.

Lamplight Court of Bellefontaine
  Apartments, Ltd.
      Lamplight Court Apts.                          $2,111,000         $3,727,599    Consortium Appraisal and

- ----------
(1)  Upon completion; $1,080,000 as is.
(2)  Estimated construction cost.
(3)  Revised in March 1998.

                          SUMMARY OF TABLE OF CONTENTS
                                                                            Page

Summary of the Trust and the Operating
   Partnership ...........................................................
Description of Exchange Partnerships .....................................
Summary of Risk Factors ..................................................
Tax Status ...............................................................
Compensation of Managing Persons and Affiliates ..........................
Conflicts of Interest ....................................................
Fiduciary Responsibility .................................................
Special Note Regarding Forward-Looking Statements ........................
Risk Factors .............................................................
The Exchange Offering ....................................................
Prior Performance of Affiliates of Managing Shareholder ..................
Management ...............................................................
The Trust and the Operating Partnership ..................................
Investment Objectives and Policies .......................................
Initial Real Estate Investments ..........................................
Selected Financial Data ..................................................
Management's Discussion and Analysis or Plan of Operation ................
Federal Income Tax Considerations ........................................
Summary of the Operating Partnership Agreement ...........................
Summary of Declaration of Trust ..........................................
Reports to Unitholders and Shareholders ..................................
Comparison of Rights of Holders of Exchange
   Partnership Units, Operating Partnership
   Units and Trust Common Shares .........................................
Capital Stock of the Trust ...............................................
Capitalization ...........................................................
Terms of the Cash Offering ...............................................
Amendments to Partnership Agreements of Participating Exchange
   Partnerships with Non-participating Limited Partners ..................
Other Information ........................................................
Litigation ...............................................................
Experts ..................................................................
Legal Matters ............................................................
Expenses of the Exchange Offering ........................................
Additional Information ...................................................
Glossary .................................................................
Exhibits
A  ... Prior Performance of Affiliates
       of Managing Shareholder
B  ... Summary of Exchange Property and
       Exchange Partnership Information
C  ... Financial Statements of the Trust, the Operating
       Partnership and the Managing Shareholder
D ... Financial Statements of the Exchange Properties/Exchange Partnerships E ... Financial Statements of the Acquired Properties
F  ... Exchange Property Appraisal Values



                         BARON CAPITAL PROPERTIES, L.P.


                                  ------------



                                 2,500,000 Units
                                       of
                          Limited Partnership Interest





                                   PROSPECTUS


                               _____________, 1999





                                  ------------

- --------------------------------------------------------------------------------

                                                               Blossom Corners I
                                                               (Exchange Equity)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                       Florida Income Growth Fund V, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital XI, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.


- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

$1,254,750             125,475 Units ($1,254,750)           105 Units ($1,050)                       5.22%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- ----------
(1) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Florida Income Growth Fund V, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Methods." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in June 1995. In November 1995, Baron Capital XI, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and an affiliate of the Managing Shareholder, sponsored a private offering of 2,300 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,150,000). The offering was fully subscribed and closed in February 1997. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 70-unit residential apartment property referred to as the Blossom Corners Apartment Property (Phase I) located in Orlando, Florida.

     The property is subject to a first mortgage having a principal balance at November 1, 1998 of approximately $1,026,732, a fixed interest rate of 9.04% and a maturity date of November 2006. The loan amortizes on a 25-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership

     Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of the property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such

Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Equity Partnership) has been estimated at $1,254,750. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership, each of the other Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange
Offering:

                                                             (Blossom Corners I)

                        Valuation of Exchange Partnership

Appraised value of property interests:                                 $2,195,000

Cash and cash equivalent assets:                                       $    3,678

Other assets(1):                                                       $  108,362


11/1/98  principal  balance of mortgage  financing  secured by         $1,026,732
property:

Other liabilities(2):                                                  $  103,360

Valuation of the Partnership(3):                                       $1,254,750

Aggregate  number of Units offered to all Limited  Partners in
the Partnership (dollar value)(4):                                     125,475 Units ($1,254,750)

Number  of Units  offered  to each  Limited  Partner  in the
Partnership  per  $1,000  of  original   investment  (dollar
value)(4):                                                             105 Units  ($1,050)

Percentage of all Units  offered to the Limited  Partners in the  Partnership  in relation to the maximum number of Units
offered to Limited Partners in all Exchange Partnerships:              5.22%

Consideration   paid  by   Original   Investors   for  Units           $100,000 capital contribution
subscribed for in connection with the formation of the Trust and the Operating Partnership:

- ----------
(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and other miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances payable to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(4) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $150,187. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $21,948 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.


                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and its
affiliates from inception of the
partnerships through September 30,
1998:

            Compensation:                    $2,806,104
            Distributions:                            0

Combined amount of compensation and          As described in greater detail in
distributions that would have been           the next paragraph, Mr. McGrath, an
paid by the 23 Exchange                      affiliate of the General Partner,
Partnerships if the compensation             has agreed to serve as Chief
and distributions structure to be            Executive Officer of the Operating
in effect following the Exchange             Partnership and the Trust in
Offering had been in effect from             exchange for up to 25,000 Common
inception of the partnerships                Shares of the Trust (amount to be
through September 30, 1998:                  determined by the Executive
                                             Compensation Committee of the
                                             Trust) and health benefits for the
                                             first year of operations and
                                             thereafter in exchange for
                                             compensation and benefits
                                             determined annually by the
                                             committee. Mr. McGrath would have
                                             received distributions in the
                                             aggregate amount of approximately
                                             $380,528 (9.5% of all
                                             distributions) on Units subscribed
                                             for by him in connection with the
                                             formation of the Operating
                                             Partnership and the Trust.


     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

           During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                       All LP's
                       --------
1996:                  $ 77,039
1997:                  $114,988
1998 (through
  September 30th):     $ 39,000
                       --------
          Total:       $231,027 ($100 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating

Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list the property interests on the market for sale within approximately one year following the commencement of the original offering.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating

Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $500.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                         Brevard
                                                             (Exchange Mortgage)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                         Brevard Mortgage Program, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                   (General Partner: Baron Capital XII, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.


- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering


  $599,000              59,900 Units ($599,000)            104 Units ($1,040)                    2.49%
- ---------------------------------------------------------------------------------------------------------------------


                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- --------
(1) Takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property. See "Valuation Methods" below.

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Brevard Mortgage Program, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.


                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Methods." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."


                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293.

The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in November 1995. In January 1996, Baron Capital XII, Inc., the partnership's
General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath), sponsored a private offering of 575 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $575,000). The offering was fully subscribed and closed in April 1996.

     The Exchange Partnership invested the net proceeds of its offering to provide or acquire three unrecorded second mortgage loans (the "Second Mortgage Loans") secured by a residential apartment properties located in Melbourne, Florida (Meadowdale Property). The Second Mortgage Loans are subordinate to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or other assets of the debtor.

     For further information concerning the Exchange Partnership, its original private offering, the Second Mortgage Loan interests it holds, first mortgage financing to which the Second Mortgage Loan interests are subordinated, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to "Valuation Methods" below and to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Mortgage Partnership) has been estimated at $599,000. The value is based upon the current principal balance of mortgage interests in properties held by the partnership, independent appraisals of the replacement cost new of property securing such indebtedness and the debtor's repayment history and current net equity interest in such property. See the Prospectus at "The Exchange Offering - Exchange Property
Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the foregoing factors as they relate to the respective partnerships. The number of Units being offered in respect of each of the Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to the valuation of the Exchange Partnership, including (i) the valuation of debt interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) independently appraised replacement cost new of the underlying property and appraised value of the property under the income approach, (iv) other assets and liabilities of the partnership and (v) the valuation of Units to be offered to the Limited Partners in the Exchange Offering.

                                                                       (Brevard)

                        Valuation of Exchange Partnership

Valuation of Debt Interests Held:

     Meadowdale Second Mortgage Loans:

     12/31/98 principal balance of Exchange
       Partnership's undivided 100% interest
       in loans (accrued unpaid interest thereon):        $1,048,861     ($116,742)
     11/1/98 principal balance of first mortgage loan
       secured by property:                               $  963,343
     Appraised replacement cost new of property:          $3,084,043
     Appraised value of property - income approach:       $1,629,000

                   Total balance due on debt interests:   $1,165,603
                   Total valuation of debt interests:     $  599,000
                   Discount applied to debt balance:      48.6%

Cash and cash equivalent assets:                          $      104
Other assets:                                             $        0
Other liabilities:                                        $   19,750
Valuation of the Partnership(1):                          $  599,000
Aggregate number of Units offered to all Limited
  Partners in the Exchange Partnership (dollar
  value)(2):                                              59,900 Units ($599,000)
Number of Units offered to each Limited Partner in
  the Exchange Partnership per $1,000 of original
  investment (dollar value)(2):                           104 Units ($1,040)
Percentage of all Units offered to the Limited
  Partners in the Exchange Partnership in relation to
  the maximum number of Units offered to Limited
  Partners in all Exchange Partnerships:                  2.49%
Consideration paid by Original Investors for Units
  subscribed for in connection with the formation of
  the Trust and the Operating Partnership:                $100,000 capital contribution

- ----------
(1) Takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $67,500. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $12,844 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and its
affiliates from inception of the
partnerships through September 30,
1998:

       Compensation:                    $ 2,806,104
       Distributions:                             0

Combined amount of                      As described in greater detail in the
compensation and distributions          next paragraph, Mr. McGrath, an
that would have been paid by            affiliate of the General Partner, has
the 23 Exchange Partnerships            agreed to serve as Chief Executive
if the compensation and                 Officer of the Operating Partnership and
distributions structure to be           the Trust in exchange for up to 25,000
in effect following the                 Common Shares of the Trust (amount to be
Exchange Offering had been in           determined by the Executive Compensation
effect from inception of the            Committee of the Trust) and health
partnerships through September          benefits for the first year of
30, 1998:                               operations and thereafter in exchange
                                        for compensation and benefits determined annually by the committee. Mr. McGrath would have received distributions in the aggregate amount of approximately
                                        $380,528 (9.5% of all distributions) on
                                        Units subscribed for by him in
                                        connection with the formation of the
                                        Operating Partnership and the Trust.


     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                     All LP's
                     --------
1996:                $ 34,572
1997:                $ 57,500
1998 (through
  September 30th):   $ 43,125
                     --------
          Total:     $135,197  ($235 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, Limited Partners and the General Partner share distributable cash 99%/1%.

     Allocation of Net Proceeds from Property Sale or Refinancing: Limited Partners are entitled to 100% of net proceeds until the entire amount of the second mortgage loans owned by the partnership have been repaid; the General Partner is entitled to receive any remaining net proceeds.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials did not specify the anticipated period that the Partnership intended to hold property interests acquired.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating

Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $750.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                    Bridge Point
                                                               (Exchange Equity)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                     Florida Capital Income Fund III, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                   (General Partner: Baron Capital VII, Inc.)


     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.


- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

  $885,030          88,503 Units ($885,030)             105 Units ($1,050)                       3.68%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- ----------
(1) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Florida Capital Income Fund III, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Methods." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in April 1995. In May 1995, Baron Capital VII, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,600 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed in November 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 48-unit residential apartment property referred to as the Bridge Point Apartment Property located in Jacksonville, Florida.

     The property is subject to a first mortgage having a principal balance at November 1, 1998 of approximately $716,243, a fixed interest rate of 9.52% and a maturity date of July 2006. The loan amortizes on a 25-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of the property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such

Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Equity Partnership) has been estimated at $885,030. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership, each of the other Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange
Offering:

                                                                   (Bridgepoint)

                        Valuation of Exchange Partnership

Appraised value of property interests:                                 $1,610,000

Cash and cash equivalent assets:                                       $(1,101)

Other assets(1):                                                       $78,903


11/1/98  principal  balance of mortgage  financing  secured by         $716,243
property:

Other liabilities(2):                                                  $64,590
Valuation of the Partnership(3):                                       $885,030

Aggregate  number of Units offered to all Limited  Partners in
the Partnership (dollar value)(4):                                     88,503 Units ($885,030)

Number  of Units  offered  to each  Limited  Partner  in the
Partnership  per  $1,000  of  original   investment  (dollar
value)(4):                                                             105 Units  ($1,050)

Percentage of all Units  offered to the Limited  Partners in the  Partnership  in relation to the maximum number of Units
offered to Limited Partners in all Exchange Partnerships:              3.68%

Consideration   paid  by   Original   Investors   for  Units           $100,000 capital contribution
subscribed for in connection with the formation of the Trust and the Operating Partnership:

- ----------
(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and other miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances payable to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(4) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $109,276. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of $18,938 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and its
affiliates from inception of the
partnerships through September 30,
1998:

          Compensation:                      $2,806,104
          Distributions:                              0


Combined amount of compensation and          As described in greater detail in
distributions that would have been           the next paragraph, Mr. McGrath, an
paid by the 23 Exchange                      affiliate of the General Partner,
Partnerships if the compensation             has agreed to serve as Chief
and distributions structure to be            Executive Officer of the Operating
in effect following the Exchange             Partnership and the Trust in
Offering had been in effect from             exchange for up to 25,000 Common
inception of the partnerships                Shares of the Trust (amount to be
through September 30, 1998:                  determined by the Executive
                                             Compensation Committee of the
                                             Trust) and health benefits for the
                                             first year of operations and
                                             thereafter in exchange for
                                             compensation and benefits
                                             determined annually by the
                                             committee. Mr. McGrath would have
                                             received distributions in the
                                             aggregate amount of approximately
                                             $380,528 (9.5% of all
                                             distributions) on Units subscribed
                                             for by him in connection with the
                                             formation of the Operating
                                             Partnership and the Trust.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                      All LP's
                      --------
1995:                 $ 22,482
1996:                 $ 79,867
1997:                 $ 80,000
1998 (through
  September 30th):    $ 17,000
                      --------
          Total:      $199,349 ($125 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating

Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list the property interests on the market for sale within approximately two years following the commencement of the original offering.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating

Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $500.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                   Brookwood Way
                                                               (Exchange Equity)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                      Midwest Income Growth Fund VI, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
               (General Partner: Baron Capital of Ohio III, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

  $305,130            30,513 Units ($305,130)          102 Units ($1,020)                      1.27%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- --------
(1) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Midwest Income Growth Fund VI, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Method." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Michigan limited partnership in June 1996. In March 1996, Baron Capital of Ohio III, Inc. (formerly named Sigma Financial Capital VI, Inc.), the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 600 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $300,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 66-unit residential apartment property referred to as the Brookwood Way Apartment Property located in Mansfield, Ohio.

     The property is subject to a first mortgage having a principal balance at November 1, 1998 of approximately $1,053,408, a fixed interest rate of 9.04% and a maturity date of December 2006. The loan amortizes on a 25-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such

Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Equity Partnership) has been estimated at $305,130. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership, each of the other Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange
Offering:

                                                                 (Brookwood Way)
                        Valuation of Exchange Partnership
Appraised value of property interests:                                 $1,780,000

Cash and cash equivalent assets:                                       $70,753

Other assets(1):                                                       $240,172

11/1/98  principal  balance of mortgage  financing                     $1,053,408
secured by property:

Other liabilities(2):                                                  $336,269

Valuation of the Partnership(3):                                       $305,130

Aggregate  number of Units offered to all Limited  Partners in
the Partnership (dollar value)(4):                                     30,513 Units ($305,130)

Number of Units offered to each Limited Partner in
the Partnership per $1,000 of original investment
(dollar value)(4):                                                     102 Units ($1,020)

Percentage of all Units offered to the Limited
Partners in the Partnership in relation to the
maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                                 1.27%

Consideration paid by Original Investors for Units
subscribed for in connection with the formation of the
Trust and the Operating Partnership:                                   $100,000 capital contribution

- ----------
(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and other miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances payable to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(4) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $59,799. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of $4,783 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions


Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and its
affiliates from inception of the
partnerships through September 30,
1998:

            Compensation:               $2,806,104
            Distributions:                       0

Combined amount of compensation and     As described in greater detail in the
distributions that would have been      next paragraph, Mr. McGrath, an
paid by the 23 Exchange                 affiliate of the General Partner, has
Partnerships if the compensation        agreed to serve as Chief Executive
and distributions structure to be       Officer of the Operating Partnership and
in effect following the Exchange        the Trust in exchange for up to 25,000
Offering had been in effect from        Common Shares of the Trust (amount to be
inception of the partnerships           determined by the Executive Compensation
through September 30, 1998:             Committee of the Trust) and health
                                        benefits for the first year of
                                        operations and thereafter in exchange
                                        for compensation and benefits determined annually by the committee. Mr. McGrath would have received distributions in the aggregate amount of approximately
                                        $380,528 (9.5% of all distributions) on
                                        Units subscribed for by him in
                                        connection with the formation of the
                                        Operating Partnership and the Trust.


     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

           During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                         All LP's
                         --------
1996:                    $ 5,547
1997:                    $29,799
1998 (through
  September 30th):       $15,000
                         -------
          Total:         $50,346 ($84 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS ."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2026, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list the property interests on the market for sale within approximately three years following the commencement of the original offering.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating

Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $500.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                               Camellia Court
                                                               (Exchange Equity)


                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                   Florida Opportunity Income Partners, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                   (General Partner: Baron Capital III, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.


- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

  $840,000              84,000 Units ($840,000)            105 Units ($1,050)                    3.50%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- --------
(1) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to and Florida Opportunity Income Partners, Ltd. the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Method." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in December 1994. In May 1995, Baron Capital III, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 800 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed in December 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 60-unit residential apartment property referred to as the Camellia Court Apartment Property located in Daytona Beach, Florida.

     The property is subject to a first mortgage having a principal balance at November 1, 1998 of approximately $1,075,624, a fixed interest rate of 9.04% and a maturity date of November 2006. The loan amortizes on a 30-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such

Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Equity Partnership) has been estimated at $840,000. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership, each of the other Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange
Offering:

                                                                (Camellia Court)

                        Valuation of Exchange Partnership

Appraised value of property interests:                                 $1,833,000

Cash and cash equivalent assets:                                       $(7,296)

Other assets(1):                                                       $79,636


11/1/98  principal  balance of mortgage  financing  secured by         $1,075,624
property:

Other liabilities(2):                                                  $107,028

Valuation of the Partnership(3):                                       $840,000

Aggregate  number of Units offered to all Limited  Partners in
the Partnership (dollar value)(4):                                     84,000 Units ($840,000)

Number  of Units  offered  to each  Limited  Partner  in the
Partnership  per  $1,000  of  original   investment  (dollar
value)(4):                                                             105 Units ($1,050)

Percentage of all Units  offered to the Limited  Partners in the  Partnership  in relation to the maximum number of Units
offered to Limited Partners in all Exchange Partnerships:              3.50%

Consideration paid by Original Investors for Units subscribed          $100,000 capital contribution
for in connection with the formation of the Trust and the
Operating Partnership:

- -------
(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and other miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances payable to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(4) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $126,510. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $20,979 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and its
affiliates from inception of the
partnerships through September 30,
1998:

            Compensation:               $2,806,104
            Distributions:                       0


Combined amount of compensation and     As described in greater detail in
distributions that would have been      the next paragraph, Mr. McGrath, an
paid by the 23 Exchange                 affiliate of the General Partner,
Partnerships if the compensation        has agreed to serve as Chief
and distributions structure to be       Executive Officer of the Operating
in effect following the Exchange        Partnership and the Trust in
Offering had been in effect from        exchange for up to 25,000 Common
inception of the partnerships           Shares of the Trust (amount to be
through September 30, 1998:             determined by the Executive
                                        Compensation Committee of the
                                        Trust) and health benefits for the
                                        first year of operations and
                                        thereafter in exchange for
                                        compensation and benefits
                                        determined annually by the
                                        committee. Mr. McGrath would have
                                        received distributions in the
                                        aggregate amount of approximately
                                        $380,528 (9.5% of all
                                        distributions) on Units subscribed
                                        for by him in connection with the
                                        formation of the Operating
                                        Partnership and the Trust.


     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating

Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                      All LP's
                      --------
1995:                 $  3,390
1996:                 $ 77,441
1997:                 $ 80,000
1998 (through
  September 30th):    $ 60,000
                      --------
          Total:      $220,831 ($276 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS ."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list the property interests on the market for sale within 30 months following the commencement of the original offering.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating

Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $500.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                      Eagle Lake
                                                               (Exchange Equity)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                       Florida Capital Income Fund, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital II, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.


- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

 $886,890             88,689 Units ($886,890)           102 Units ($1,020)                    3.69%
- --------------------------------------------------------------------------------------------------------------------


                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- ----------
(1) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Florida Capital Income Fund, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Method." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in August 1994. In November 1994, Baron Capital II, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,614 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $807,000). The offering was fully subscribed and closed in June 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 77-unit residential apartment property referred to as the Eagle Lake Apartment Property located in Port Orange, Florida.

     The property is subject to a first mortgage having a principal balance at November 1, 1998 of approximately $1,443,015, a fixed interest rate of 8.56% and a maturity date of November 2005. The loan amortizes on a 25-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such

Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Equity Partnership) has been estimated at $886,890. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership, each of the other Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange
Offering:

                                                                    (Eagle Lake)
                        Valuation of Exchange Partnership
Appraised value of property interests:                                 $2,530,000

Cash and cash equivalent assets:                                       $50,140

Other assets(1):                                                       $34,463


11/1/98  principal  balance of mortgage financing                      $1,443,015
secured by property:

Other liabilities(2):                                                  $218,014

Valuation of the Partnership(3):                                       $886,890

Aggregate number of Units offered to all Limited
Partners in the Partnership (dollar value)(4):                         88,689 Units ($886,890)

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)(4):
                                                                       102 Units  ($1,020)

Percentage of all Units offered to the Limited Partners
in the Partnership in relation to the maximum number of
Units offered to Limited Partners in all Exchange
Partnerships:                                                          3.69%

Consideration paid by Original Investors for Units                     $100,000 capital contribution
subscribed for in connection with the formation of the
Trust and the Operating Partnership:

- -------
(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and other miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances payable to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(4) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $135,473. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $22,084 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23 Exchange
Partnerships to their respective general partner and its affiliates from inception of the partnerships through
September 30, 1998:

            Compensation:                   $2,806,104
            Distributions:                           0


Combined amount of compensation and         As described in greater detail in
distributions that would have been          the next paragraph, Mr. McGrath, an
paid by the 23 Exchange                     affiliate of the General Partner,
Partnerships if the compensation            has agreed to serve as Chief
and distributions structure to be           Executive Officer of the Operating
in effect following the Exchange            Partnership and the Trust in
Offering had been in effect from            exchange for up to 25,000 Common
inception of the partnerships               Shares of the Trust (amount to be
through September 30, 1998:                 determined by the Executive
                                            Compensation Committee of the
                                            Trust) and health benefits for the
                                            first year of operations and
                                            thereafter in exchange for
                                            compensation and benefits
                                            determined annually by the
                                            committee. Mr. McGrath would have
                                            received distributions in the
                                            aggregate amount of approximately
                                            $380,528 (9.5% of all
                                            distributions) on Units subscribed
                                            for by him in connection with the
                                            formation of the Operating
                                            Partnership and the Trust.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                       All LP's
                       --------
 1995:                 $ 56,059
 1996:                 $ 80,700
 1997:                 $ 80,700
 1998 (through
   September 30th):    $ 15,000
                       --------
           Total:      $232,459 ($144 per Exchange Partnership Unit outstanding)


                        SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS ."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list the property interests on the market for sale within approximately three years following the commencement of the original offering.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating

Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $500.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                   Forest Glen I
                                                               (Exchange Equity)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                      Florida Capital Income Fund II, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital IV, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

 $1,171,690           117,169 Units ($1,171,690)        102 Units ($1,020)                    4.88%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- ----------
(1) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Florida Capital Income Fund II, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Method." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in April 1993. In May 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became General Partner of the Exchange Partnership, which in the first half of 1994 commenced a private offering of 1,840 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $920,000). (The partnership also issued 160 units to four investors in exchange for property interests acquired by them in an unrelated program which was terminated.) The offering was fully subscribed and closed in July 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in a 52-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase I) located in Daytona Beach, Florida.

     The property is subject to a first mortgage having a principal balance at November 1, 1998 of approximately $1,783,075, a fixed interest rate of 7.01% and a maturity date of March 2005. The loan amortizes on a 30-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership

     Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.


o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Equity Partnership) has been estimated at $1,171,690. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership, each of the other Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange
Offering:

                                                                 (Forest Glen I)
                        Valuation of Exchange Partnership
Appraised value of property interests:                                 $2,990,820

Cash and cash equivalent assets:                                       $30,077

Other assets(1):                                                       $460,578

11/1/98 principal balance of mortgage
financing secured by property:                                         $1,783,075

Other liabilities(2):                                                  $578,391

Valuation of the Partnership(3):                                       $1,171,690

Aggregate  number  of  Units  offered  to all
Limited  Partners in the Partnership (dollar
value)(4):                                                             117,169 Units ($1,171,690)

Number  of  Units  offered  to  each  Limited
Partner  in the  Partnership  per  $1,000  of
original investment (dollar value)(4):                                 102 Units  ($1,020)

Percentage of all Units offered to the
Limited Partners in the Partnership in
relation to the maximum number of Units
offered to Limited Partners in all Exchange
Partnerships:                                                          4.88%

Consideration paid by Original Investors for                           $100,000 capital contribution
Units subscribed for in connection with the
formation of the Trust and the Operating
Partnership:

- -------
(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and other miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances payable to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(4) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $138,059. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $15,710 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and its
affiliates from inception of the
partnerships through September 30,
1998:

            Compensation:                   $2,806,104
            Distributions:                           0




Combined amount of compensation and         As described in greater detail in
distributions that would have been          the next paragraph, Mr. McGrath, an
paid by the 23 Exchange                     affiliate of the General Partner,
Partnerships if the compensation            has agreed to serve as Chief
and distributions structure to be           Executive Officer of the Operating
in effect following the Exchange            Partnership and the Trust in
Offering had been in effect from            exchange for up to 25,000 Common
inception of the partnerships               Shares of the Trust (amount to be
through September 30, 1998:                 determined by the Executive
                                            Compensation Committee of the
                                            Trust) and health benefits for the
                                            first year of operations and
                                            thereafter in exchange for
                                            compensation and benefits
                                            determined annually by the
                                            committee. Mr. McGrath would have
                                            received distributions in the
                                            aggregate amount of approximately
                                            $380,528 (9.5% of all
                                            distributions) on Units subscribed
                                            for by him in connection with the
                                            formation of the Operating
                                            Partnership and the Trust.


     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                      All LP's
                      --------
 1995:                $ 52,468
 1996:                $ 92,000
 1997:                $      0
 1998 (through
   September 30th):   $ 20,900
                      --------
           Total:     $165,368  ($83 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS ."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list the property interests on the market for sale within approximately three years following the commencement of the original offering.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, Non-participating

Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $500.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                  Forest Glen II
                                                               (Exchange Equity)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                   Realty Opportunity Income Fund VIII, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital IV, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

$1,111,080           111,108 Units ($1,111,080)         118 Units ($1,180)                     4.63%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- ----------
(1) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Realty Opportunity Income Fund VIII, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Method." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in April 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became General Partner of the partnership, which in February 1994 commenced a private offering of 944 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $944,000). The offering was fully subscribed and closed in June 1994. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in a 30-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase II) located in Daytona Beach, Florida.

     The property is subject to a first mortgage having a principal balance at November 1, 1998 of approximately $1,030,840, a fixed interest rate of 7.01% and a maturity date of March 2005. The loan amortizes on a 30-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such

Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Equity Partnership) has been estimated at $1,111,080. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership, each of the other Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange
Offering:

                                                                (Forest Glen II)

                        Valuation of Exchange Partnership
Appraised value of property interests:                                 $2,173,162

Cash and cash equivalent assets:                                       $13,788

Other assets(1):                                                       $238,380

11/1/98  principal  balance of mortgage
financing  secured by property:                                        $1,030,840

Other liabilities(2):                                                  $123,542

Valuation of the Partnership(3):                                       $1,111,080

Aggregate  number of Units offered to all Limited
Partners in the Partnership (dollar value)(4):                         111,108 Units ($1,111,080)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(4):                                          102 Units ($1,020)

Percentage of all Units offered to the Limited
Partners in the  Partnership  in relation  to the
maximum  number of Units  offered to Limited
Partners  in all Exchange Partnerships:                                4.63%

Consideration paid by Original Investors for Units
subscribed for in connection with the formation of
the Trust and the Operating Partnership:                               $100,000 capital contribution

- ----------
(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and other miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances payable to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(4) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $128,609. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $18,259 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and
its affiliates from inception
of the partnerships through
September 30, 1998:

            Compensation:                    $2,806,104
            Distributions:                            0

Combined amount of                           As described in greater detail
compensation and distributions               in the next paragraph, Mr.
that would have been paid by                 McGrath, an affiliate of the
the 23 Exchange Partnerships                 General Partner, has agreed to
if the compensation and                      serve as Chief Executive
distributions structure to be                Officer of the Operating
in effect following the                      Partnership and the Trust in
Exchange Offering had been in                exchange for up to 25,000
effect from inception of the                 Common Shares of the Trust
partnerships through September               (amount to be determined by
30, 1998:                                    the Executive Compensation
                                             Committee of the Trust) and
                                             health benefits for the first
                                             year of operations and
                                             thereafter in exchange for
                                             compensation and benefits
                                             determined annually by the
                                             committee. Mr. McGrath would
                                             have received distributions in
                                             the aggregate amount of
                                             approximately $380,528 (9.5%
                                             of all distributions) on Units
                                             subscribed for by him in
                                             connection with the formation
                                             of the Operating Partnership
                                             and the Trust.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                      All LP's
                      --------
 1995:                $  94,400
 1996:                $  80,800
 1997:                $       0
 1998 (through
   September 30th):   $  17,000
                      ---------
           Total:     $ 192,200 ($204 per Exchange Partnership Unit outstanding)



                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: The Exchange Partnership may issue additional securities only if such issuance is approved by the General Partner and Limited Partners holding at least a majority of the limited partnership interests.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the majority approval of Non-participating Limited Partners voting as a class is required to approve the issuance of additional securities where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS ."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating

Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

     Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. Described below in this paragraph are the partnership agreement provisions relating to the allocation of taxable income and loss. Assuming that all distributions (including distributions required under the special distribution provisions of the Code) required to be made have been made, taxable income attributable to operations is allocable first to those partners who have deficit balances in their capital accounts, in proportion to such deficit balances, until the capital accounts have been restored to zero; and then 90% to the Limited Partners and 10% to the General Partner. Taxable losses attributable to operations are allocable 90% to the Limited Partners and 10% to the General Partner. Taxable gain attributable to the sale of the partnership property is allocable first to those partners who have deficit balances in their capital accounts, in proportion to those deficit balances, until the capital accounts are restored to zero, and then in accordance with the partners' capital accounts. Taxable losses attributable to the sale of partnership property are allocable among the partners in proportion to the positive or negative balances of their respective capital accounts; provided, however that, in the event that some partners have positive capital account balances and other partners have negative capital account balances, then such losses will be allocated first to those partners who have positive capital account balances in proportion to such positive balances until the capital account balances of such partners have been reduced to zero, and then 90% to the Limited Partners and 10% to the General Partner.

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the partnership agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list the property interests on the market for sale within approximately three years following the commencement of the original offering.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: The General Partner may be removed only on the condition that (i) Limited Partners holding at least a majority of the limited partnership interests vote to remove the General Partner and provide notice thereof to the General Partner and (ii) the removed General Partner receives a written release from the partnership and all of the Limited Partners which releases the General Partner from any claims by them in respect of the partnership. In addition, following removal, a removed general partner is entitled to retain its economic interest in the partnership unless the partnership acquires such interest at a price determined by applying an 8% capitalization rate to the projected net operating income of the partnership during the year of removal minus major maintenance expenditures.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the Limited Partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units);
(viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner against any loss, liability or damage incurred by the General Partner arising out of the management of the partnership's affairs, unless the General Partner's negligence or misconduct caused the same; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with the offering of securities. The General Partner is not liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of the General Partner if the General Partner, in good faith, determined that such course of conduct was in the best interests of the partnership and did not constitute the negligence or misconduct of the General Partner.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount up to 6% of the proceeds from the sale of partnership property, if permitted under applicable law. The Exchange Partnership pays the General Partner a monthly administrative fee of $500.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                 Forest Glen III
                                                               (Exchange Equity)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                     Florida Income Advantage Fund I, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital IV, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.


- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

 $1,094,340           109,434 Units ($1,094,340)          101 Units ($1,010)                     4.56%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- ----------
(1) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Florida Income Advantage Fund I, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Method." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in September 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became General Partner of the Exchange Partnership, which in February 1994 commenced a private offering of 940 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $940,000). The offering was fully subscribed and closed in June 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in a 26-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase III) located in Daytona Beach, Florida.

     The property is subject to a first mortgage having a principal balance at November 1, 1998 of approximately $891,537, a fixed interest rate of 7.01% and a maturity date of March 2005. The loan amortizes on a 30-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership

     Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Equity Partnership) has been estimated at $1,094,340. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership, each of the other Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange
Offering:

                                                               (Forest Glen III)

                        Valuation of Exchange Partnership
Appraised value of property interests:                                 $1,940,339

Cash and cash equivalent assets:                                       $10,677

Other assets(1):                                                       $210,098

11/1/98  principal  balance of mortgage  financing
secured by  property:                                                  $891,537


Other liabilities(2):                                                  $86,543

Valuation of the Partnership(3):                                       $1,094,340

Aggregate  number of Units offered to all Limited
Partners in the Partnership (dollar value)(4):                         109,434 Units ($1,094,340)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(4):                                          101 Units ($1,010)

Percentage of all Units offered to the Limited
Partners in the  Partnership  in relation  to the
maximum  number of Units  offered to Limited
Partners  in all Exchange Partnerships:                                4.56%

Consideration paid by Original Investors for Units
subscribed for in connection with the formation of
the Trust and the Operating Partnership:                               $100,000 capital contribution

- ----------
(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and other miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances payable to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(4) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $122,085. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $19,519 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and
its affiliates from inception
of the partnerships through
September 30, 1998:

            Compensation:                        $2,806,104
            Distributions:                                0

Combined amount of                               As described in greater detail
compensation and distributions                   in the next paragraph, Mr.
that would have been paid by                     McGrath, an affiliate of the
the 23 Exchange Partnerships                     General Partner, has agreed to
if the compensation and                          serve as Chief Executive
distributions structure to be                    Officer of the Operating
in effect following the                          Partnership and the Trust in
Exchange Offering had been in                    exchange for up to 25,000
effect from inception of the                     Common Shares of the Trust
partnerships through September                   (amount to be determined by
30, 1998:                                        the Executive Compensation
                                                 Committee of the Trust) and
                                                 health benefits for the first
                                                 year of operations and
                                                 thereafter in exchange for
                                                 compensation and benefits
                                                 determined annually by the
                                                 committee. Mr. McGrath would
                                                 have received distributions in
                                                 the aggregate amount of
                                                 approximately $380,528 (9.5%
                                                 of all distributions) on Units
                                                 subscribed for by him in
                                                 connection with the formation
                                                 of the Operating Partnership
                                                 and the Trust.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                       All LP's
                       --------
 1995:                $  94,000
 1996:                $  82,500
 1997:                $       0
 1998 (through
   September 30th):   $  28,959
                      ---------
           Total:     $ 205,459 ($219 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: The Exchange Partnership may issue additional securities only if such issuance is approved by the General Partner and Limited Partners holding at least a majority of the limited partnership interests.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the majority approval of Non-participating Limited Partners voting as a class is required to approve the issuance of additional securities where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS ."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating

Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

     Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. Described below in this paragraph are the partnership agreement provisions relating to the allocation of taxable income and loss. Assuming that all distributions (including distributions required under the special distribution provisions of the Code) required to be made have been made, taxable income attributable to operations is allocable first to those partners who have deficit balances in their capital accounts, in proportion to such deficit balances, until the capital accounts have been restored to zero; and then 90% to the Limited Partners and 10% to the General Partner. Taxable losses attributable to operations are allocable 90% to the Limited Partners and 10% to the General Partner. Taxable gain attributable to the sale of the partnership property is allocable first to those partners who have deficit balances in their capital accounts, in proportion to those deficit balances, until the capital accounts are restored to zero, and then in accordance with the partners' capital accounts. Taxable losses attributable to the sale of partnership property are allocable among the partners in proportion to the positive or negative balances of their respective capital accounts; provided, however that, in the event that some partners have positive capital account balances and other partners have negative capital account balances, then such losses will be allocated first to those partners who have positive capital account balances in proportion to such positive balances until the capital account balances of such partners have been reduced to zero, and then 90% to the Limited Partners and 10% to the General Partner.

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the partnership agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list the property interests on the market for sale within approximately three years following the commencement of the original offering.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: The General Partner may be removed only on the condition that (i) Limited Partners holding at least a majority of the limited partnership interests vote to remove the General Partner and provide notice thereof to the General Partner and (ii) the removed General Partner receives a written release from the partnership and all of the Limited Partners which releases the General Partner from any claims by them in respect of the partnership. In addition, following removal, a removed general partner is entitled to retain its economic interest in the partnership unless the partnership acquires such interest at a price determined by applying an 8% capitalization rate to the projected net operating income of the partnership during the year of removal minus major maintenance expenditures.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the Limited Partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units);
(viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner against any loss, liability or damage incurred by the General Partner arising out of the management of the partnership's affairs, unless the General Partner's negligence or misconduct caused the same; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with the offering of securities. The General Partner is not liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of the General Partner if the General Partner, in good faith, determined that such course of conduct was in the best interests of the partnership and did not constitute the negligence or misconduct of the General Partner.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount up to 6% of the proceeds from the sale of partnership property, if permitted under applicable law. The Exchange Partnership pays the General Partner a monthly administrative fee of $500.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                  Forest Glen IV
                                                               (Exchange Equity)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                    Florida Income Appreciation Fund I, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital IV, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.


- --------------------------------------------------------------------------------------------------------------------
                                              TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

$237,780               23,778 Units ($237,780)           116 Units ($1,160)                       .99%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- ----------
(1) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Florida Income Appreciation Fund I, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Method." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in September 1993. In January 1995, Baron Capital IV, Inc., an affiliate of the Managing Shareholder, became the General Partner of the partnership, which in February 1994 commenced a private offering of 205 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $205,000). The offering was fully subscribed and closed in September 1994. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a beneficial interest in an unrecorded land trust which holds a fee simple interest in an 8-unit residential apartment property referred to as the Forest Glen Apartment Property (Phase IV) located in Daytona Beach, Florida.

     The property is subject to a first mortgage having a principal balance at November 1, 1998 of approximately $274,625, a fixed interest rate of 7.01% and a maturity date of March 2005. The loan amortizes on a 30-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The  Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Equity Partnership) has been estimated at $237,780. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership, each of the other Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange
Offering:

                                                                (Forest Glen IV)

                        Valuation of Exchange Partnership
Appraised value of property interests:                                 $471,679

Cash and cash equivalent assets:                                       $570

Other assets(1):                                                       $77,842


11/1/98  principal  balance of mortgage  financing
secured by property:                                                   $274,625

Other liabilities(2):                                                  $168,424

Valuation of the Partnership(3):                                       $237,780

Aggregate  number of Units offered to all Limited
Partners in the Partnership (dollar value)(4):                         23,778 Units ($237,780)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(4):                                          101 Units ($1,010)

Percentage of all Units offered to the Limited
Partners in the  Partnership  in relation  to the
maximum  number of Units  offered to Limited
Partners  in all Exchange Partnerships:                                .99%

Consideration paid by Original Investors for Units subscribed for in connection with the formation of the Trust and the
Operating Partnership:                                                 $100,000 capital contribution

- ----------
(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and other miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances payable to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(4) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $35,723. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $4,130 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and
its affiliates from inception
of the partnerships through
September 30, 1998:

            Compensation:                   $2,806,104
            Distributions:                           0

Combined amount of                          As described in greater detail
compensation and distributions              in the next paragraph, Mr.
that would have been paid by                McGrath, an affiliate of the
the 23 Exchange Partnerships                General Partner, has agreed to
if the compensation and                     serve as Chief Executive
distributions structure to be               Officer of the Operating
in effect following the                     Partnership and the Trust in
Exchange Offering had been in               exchange for up to 25,000
effect from inception of the                Common Shares of the Trust
partnerships through September              (amount to be determined by
30, 1998:                                   the Executive Compensation
                                            Committee of the Trust) and
                                            health benefits for the first
                                            year of operations and
                                            thereafter in exchange for
                                            compensation and benefits
                                            determined annually by the
                                            committee. Mr. McGrath would
                                            have received distributions in
                                            the aggregate amount of
                                            approximately $380,528 (9.5%
                                            of all distributions) on Units
                                            subscribed for by him in
                                            connection with the formation
                                            of the Operating Partnership
                                            and the Trust.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. INSERT If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding

Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                      All LP's
                      --------
 1995:                $  20,500
 1996:                $  19,375
 1997:                $       0
 1998 (through
   September 30th):   $   3,600
                      ---------
           Total:     $  43,475 ($212 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: The Exchange Partnership may issue additional securities only if such issuance is approved by the General Partner and Limited Partners holding at least a majority of the limited partnership interests.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the majority approval of Non-participating Limited Partners voting as a class is required to approve the issuance of additional securities where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS ."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating

Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

     Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. Described below in this paragraph are the partnership agreement provisions relating to the allocation of taxable income and loss. Assuming that all distributions (including distributions required under the special distribution provisions of the Code) required to be made have been made, taxable income attributable to operations is allocable first to those partners who have deficit balances in their capital accounts, in proportion to such deficit balances, until the capital accounts have been restored to zero; and then 90% to the Limited Partners and 10% to the General Partner. Taxable losses attributable to operations are allocable 90% to the Limited Partners and 10% to the General Partner. Taxable gain attributable to the sale of the partnership property is allocable first to those partners who have deficit balances in their capital accounts, in proportion to those deficit balances, until the capital accounts are restored to zero, and then in accordance with the partners' capital accounts. Taxable losses attributable to the sale of partnership property are allocable among the partners in proportion to the positive or negative balances of their respective capital accounts; provided, however that, in the event that some partners have positive capital account balances and other partners have negative capital account balances, then such losses will be allocated first to those partners who have positive capital account balances in proportion to such positive balances until the capital account balances of such partners have been reduced to zero, and then 90% to the Limited Partners and 10% to the General Partner.

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the partnership agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list the property interests on the market for sale within approximately 32 months following the commencement of the original offering.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: The General Partner may be removed only on the condition that (i) Limited Partners holding at least a majority of the limited partnership interests vote to remove the General Partner and provide notice thereof to the General Partner and (ii) the removed General Partner receives a written release from the partnership and all of the Limited Partners which releases the General Partner from any claims by them in respect of the partnership. In addition, following removal, a removed general partner is entitled to retain its economic interest in the partnership unless the partnership acquires such interest at a price determined by applying an 8% capitalization rate to the projected net operating income of the partnership during the year of removal minus major maintenance expenditures.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the Limited Partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units);
(viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner against any loss, liability or damage incurred by the General Partner arising out of the management of the partnership's affairs, unless the General Partner's negligence or misconduct caused the same; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with the offering of securities. The General Partner is not liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of the General Partner if the General Partner, in good faith, determined that such course of conduct was in the best interests of the partnership and did not constitute the negligence or misconduct of the General Partner.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount up to 6% of the proceeds from the sale of partnership property, if permitted under applicable law. The Exchange Partnership pays the General Partner a monthly administrative fee of $500.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                       Glen Lake
                                                               (Exchange Equity)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                      Florida Capital Income Fund IV, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital V, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below). o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

$2,270,600          227,060 Units ($2,270,600)         123 Units ($1,230)                     9.45%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- --------
(1) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Florida Capital Income Fund IV, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Method." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in August 1995. In August 1995, Baron Capital V, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 3,640 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,820,000). The offering was fully subscribed and closed in June 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 144-unit residential apartment property referred to as the Glen Lake Apartment Property located in St. Petersburg, Florida.

     The property is subject to a first mortgage having a principal balance at November 1, 1998 of approximately $2,709,330, a fixed interest rate of 9.55% and a maturity date of May 2000. The loan amortizes on a 25-year basis. The property is also subject to a second mortgage having a principal balance at such time of approximately $356,993, a fixed interest rate of 8.0% and a maturity date of May 2005. The loan amortizes on a 25-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Equity Partnership) has been estimated at $2,270,600. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership, each of the other Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange
Offering:

                                                                     (Glen Lake)

                        Valuation of Exchange Partnership
Appraised value of property interests:                                 $6,483,079

Cash and cash equivalent assets:                                       $(14,915)

Other assets(1):                                                       $124,984


11/1/98  principal  balance of mortgage  financing                     $3,066,323
secured by property:

Other liabilities(2):                                                  $696,874

Valuation of the Partnership(3):                                       $2,270,600

Aggregate number of Units offered to all Limited
Partners in the Partnership (dollar value)(4):                         227,060 Units ($2,270,600)

Number of Units offered to each Limited Partner in
the Partnership per $1,000 of original investment
(dollar value)(4):                                                     123 Units ($1,230)

Percentage of all Units offered to the Limited
Partners in the Partnership in relation to the
maximum number of Units offered to Limited
Partners in all Exchange Partnerships:                                 9.45%

Consideration paid by Original Investors for Units
subscribed for in connection with the formation of
the Trust and the Operating Partnership:                               $100,000 capital contribution

- -------
(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and other miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances payable to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(4) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $265,115. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $44,379 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and
its affiliates from inception
of the partnerships through
September 30, 1998:

            Compensation:                  $2,806,104
            Distributions:                          0

Combined amount of compensation and        As described in greater detail in
distributions that would have been         the next paragraph, Mr. McGrath, an
paid by the 23 Exchange                    affiliate of the General Partner,
Partnerships if the compensation           has agreed to serve as Chief
and distributions structure to be          Executive Officer of the Operating
in effect following the Exchange           Partnership and the Trust in
Offering had been in effect from           exchange for up to 25,000 Common
inception of the partnerships              Shares of the Trust (amount to be
through September 30, 1998:                determined by the Executive
                                           Compensation Committee of the
                                           Trust) and health benefits for the
                                           first year of operations and
                                           thereafter in exchange for
                                           compensation and benefits
                                           determined annually by the
                                           committee. Mr. McGrath would have
                                           received distributions in the
                                           aggregate amount of approximately
                                           $380,528 (9.5% of all
                                           distributions) on Units subscribed
                                           for by him in connection with the
                                           formation of the Operating
                                           Partnership and the Trust.


     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                       All LP's
                       --------
1995:                  $    676
1996:                  $149,240
1997:                  $180,233
1998 (through
  September 30th):     $137,000
                       --------

          Total:       $467,149 ($128 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS ."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list the property interests on the market for sale within approximately two years following the commencement of the original offering.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating

Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $500.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                       Lamplight
                                                               (Exchange Hybrid)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

               Lamplight Court of Bellefontaine Apartments, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital IX, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

   $780,980             78,098 Units ($780,980)           112 Units ($1,120)                    3.25%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- ----------
(1) The valuation of the Exchange Partnership, to the extent of its direct or indirect equity interest in a property, takes into account a number of factors, including, among others, the estimated appraised market value and operating history of the property, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The valuation of the Exchange Partnership, to the extent of its mortgage interests in properties and other debt interests, takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property. See "Valuation Methods" below.

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Lamplight Court of Bellefontaine Apartments, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Methods." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293.

The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E in the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in February 1996. In March 1996, Baron Capital IX, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath), sponsored a private offering of 700 units of limited partner interest in the Exchange Partnership at a purchase price of $1,000 per unit (gross proceeds of $700,000). The offering was fully subscribed and closed in November 1996.

     The Exchange Partnership invested the net proceeds of its offering (i) to acquire a 31.7% limited partnership interest in a limited partnership which holds fee simple title to a residential apartment property located in
Bellefontaine, Ohio (Lamplight Property), and (ii) to provide or acquire an undivided interest in two unrecorded second mortgage loans secured by the Lamplight Property. The second mortgage loans are subordinate to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or other assets of the debtor.

     For further information concerning the Exchange Partnership, its original private offering, the direct and indirect equity and debt interests it holds, first mortgage financing to which the mortgage interests are subordinated, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to "Valuation Methods" below and to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Hybrid Partnership) has been estimated at $780,980. The valuation of the partnership, to the extent of its direct or indirect equity interest in a property, takes into account a number of factors, including, among others, the estimated appraised market value and operating history of the property, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The valuation of the Exchange Partnership, to the extent of its mortgage interests in properties and other debt interests, takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon the same factors as they relate to the respective partnerships.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to the valuation of the Exchange Partnership, including (i) the valuation of equity and debt interests held by the partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying properties, (iii) the independently appraised value of property in which the partnership directly or indirectly owns an equity interest and the replacement cost new of property in which the partnership owns a mortgage interest and the independently appraised value of such property under the income approach, (iv) other assets and liabilities of the partnership and (v) the valuation of Units to be offered to the Limited Partners in the Exchange Offering.

                                                                     (Lamplight)
                        Valuation of Exchange Partnership

Valuation of Equity Interest Held:

   Lamplight Property:

     Appraised value of property (31.7% of such
       amount, representing the Exchange
       Partnership's interest):                            $2,183,000     ($692,011)
     11/1/98 principal balance of first mortgage loan
       secured by property (31.7% of such amount):         $1,368,976     ($433,965)
     11/1/98 principal balance of  second mortgage
       loans secured by property and accrued unpaid
       interest thereon (31.7% of such amount):            $  678,302     ($215,022)
                   Valuation of Equity Interest:           $   43,024

Valuation of Debt Interests Held:

     Lamplight Second Mortgage Loans:

     12/31/98 principal balance of Exchange
       Partnership's undivided 100% interest
       in loans (accrued unpaid interest thereon):         $  678,302     ($114,171)
     11/1/98 principal balance of first mortgage loan
       secured by property:                                $1,368,976
     Appraised replacement cost new of property:           $3,727,598
     Appraised value of property - income approach:        $2,183,000

                  Total balance due on debt interests:     $  792,473
                  Total debt balance plus valuation of
                    equity interests:                      $  835,497
                  Total valuation of debt and equity
                    interests:                             $  780,980
                  Discount applied to total debt balance
                    and valuation of equity interest:      6.5%

Cash and cash equivalent assets:                           $       38
Other assets:                                              $        0
Other liabilities:                                         $   10,500
Valuation of the Partnership(1):                           $  780,980
Aggregate number of Units offered to all Limited
  Partners in the Exchange Partnership (dollar
  value)(2):                                               78,098 Units ($780,980)
Number of Units offered to each Limited Partner in
  the Exchange Partnership per $1,000 of original
  investment (dollar value)(2):                            112 Units ($1,120)

Percentage of all Units offered to the Limited
  Partners in the Exchange Partnership in relation
  to the maximum number of Units offered to Limited
  Partners in all Exchange Partnerships:                   3.25%
Consideration paid by Original Investors for Units
  subscribed for in connection with the formation of
  the Trust and the Operating Partnership:                 $100,000 capital contribution

- ----------
(1) The valuation of the Exchange Partnership, to the extent of its direct or indirect equity interest in a property, takes into account a number of factors, including, among others, the estimated appraised market value and operating history of the property, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The valuation of the Exchange Partnership, to the extent of its mortgage interests in properties and other debt interests, takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $95,172. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $12,228 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and
its affiliates from inception
of the partnerships through
September 30, 1998:

            Compensation:                         $2,806,104
            Distributions:                                 0

Combined amount of                                As described in greater detail
compensation and distributions                    in the next paragraph, Mr.
that would have been paid by                      McGrath, an affiliate of the
the 23 Exchange Partnerships                      General Partner, has agreed to
if the compensation and                           serve as Chief Executive
distributions structure to be                     Officer of the Operating
in effect following the                           Partnership and the Trust in
Exchange Offering had been in                     exchange for up to 25,000
effect from inception of the                      Common Shares of the Trust
partnerships through September                    (amount to be determined by
30, 1998:                                         the Executive Compensation
                                                  Committee of the Trust) and
                                                  health benefits for the first
                                                  year of operations and
                                                  thereafter in exchange for
                                                  compensation and benefits
                                                  determined annually by the
                                                  committee. Mr. McGrath would
                                                  have received distributions in
                                                  the aggregate amount of
                                                  approximately $380,528 (9.5%
                                                  of all distributions) on Units
                                                  subscribed for by him in
                                                  connection with the formation
                                                  of the Operating Partnership
                                                  and the Trust.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                      All LP's
                      --------

1996:                 $ 16,593
1997:                 $ 69,525
1998 (through
  September 30th):    $ 42,600
                      --------

          Total:      $128,718  ($184 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2026, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive any remaining distributable cash during the fiscal year.

Allocation of Net Proceeds from Property Sale or Refinancing: All net proceeds are allocated to the Limited Partners until the entire principal amount of the Lamplight Second Mortgage Loans has been repaid; then 31.7% of up to $350,000 of any remaining net proceeds to the Limited Partners; and any balance to the General Partner.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials did not specify the anticipated period that the Partnership intended to hold property interests acquired.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the

Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $500.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                     Laurel Oaks
                                                         (formerly Grove Hamlet)
                                                               (Exchange Equity)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                 Central Florida Income Appreciation Fund, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
               (General Partner: Baron Capital of Ohio III, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below). o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

$1,252,750          125,275 Units ($1,252,750)         101 Units ($1,010)                     5.21%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- ----------
(1) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Central Florida Income Appreciation Fund, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Method." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in April 1993. In July 1994, Baron Capital of Ohio III, Inc. (formerly named Sigma Financial Capital, Inc.), the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,100 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,050,000). The offering was fully subscribed and closed in October 1995. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 56-unit residential apartment property referred to as the Grove Hamlet Apartment Property located in Deland, Florida.

     The property is subject to a first mortgage having a principal balance at November 30, 1998 of approximately $1,306,124, a fixed interest rate of 9.50% and a maturity date of October 2005. The loan amortizes on a 25-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the

Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Equity Partnership) has been estimated at $1,252,750. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership, each of the other Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange
Offering:

                                                                   (Laurel Oaks)

                        Valuation of Exchange Partnership
Appraised value of property interests:                                 $2,881,000

Cash and cash equivalent assets:                                       $25,773

Other assets(1):                                                       $19,121


11/1/98  principal  balance of mortgage financing
secured by property:                                                   $1,306,124

Other liabilities(2):                                                  $485,373

Valuation of the Partnership(3):                                       $1,252,750

Aggregate number of Units offered to all Limited
Partners in the Partnership (dollar value)(4):                         125,275 Units ($1,252,750)

Number of Units offered to each Limited Partner in
the Partnership per $1,000 of original investment
(dollar value)(4):                                                     101 Units  ($1,010)

Percentage of all Units offered to the Limited Partners
in the Partnership in relation to the maximum number of
Units offered to Limited Partners in all Exchange
Partnerships:                                                          5.21%

Consideration paid by Original Investors for Units
subscribed for in connection with the formation of the
Trust and the Operating Partnership:                                   $100,000 capital contribution

- -------
(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and other miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances payable to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(4) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $173,616. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $17,675 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and its
affiliates from inception of the
partnerships through September 30,
1998:

            Compensation:                   $2,806,104
            Distributions:                           0

Combined amount of compensation and         As described in greater detail in
distributions that would have been          the next paragraph, Mr. McGrath, an
paid by the 23 Exchange                     affiliate of the General Partner,
Partnerships if the compensation            has agreed to serve as Chief
and distributions structure to be           Executive Officer of the Operating
in effect following the Exchange            Partnership and the Trust in
Offering had been in effect from            exchange for up to 25,000 Common
inception of the partnerships               Shares of the Trust (amount to be
through September 30, 1998:                 determined by the Executive
                                            Compensation Committee of the
                                            Trust) and health benefits for the
                                            first year of operations and
                                            thereafter in exchange for
                                            compensation and benefits
                                            determined annually by the
                                            committee. Mr. McGrath would have
                                            received distributions in the
                                            aggregate amount of approximately
                                            $380,528 (9.5% of all
                                            distributions) on Units subscribed
                                            for by him in connection with the
                                            formation of the Operating
                                            Partnership and the Trust.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                         All LP's
                        ---------
1995:                   $ 78,750
1996:                   $105,000
1997:                   $      0
1998 (through
  September 30th):      $  2,300
                        --------
          Total:        $186,050 ($89 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS ."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list the property interests on the market for sale within approximately 30 months following the commencement of the original offering.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating

Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $750.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                    Stadium Club
                                                               (Exchange Equity)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                      GSU Stadium Student Apartments, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital X, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

$1,050,000            105,000 Units ($1,050,000)         117 Units ($1,170)                      4.37%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- ----------
(1) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to GSU Stadium Student Apartments, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Method." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in June 1995. In September 1995, Baron Capital X, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 2,000 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,000,000). The offering was fully subscribed and closed in February 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 60-unit residential apartment property referred to as the Stadium Club Apartment Property located in Statesboro, Georgia.

     The property is subject to a first mortgage having a principal balance at November 1, 1998 of approximately $1,728,653, a fixed interest rate of 7.87% and a maturity date of October 2005. The loan amortizes on a 30-year basis.

     For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The  Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such

Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Equity Partnership) has been estimated at $1,050,000. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership, each of the other Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange
Offering:

                                                                  (Stadium Club)

                        Valuation of Exchange Partnership
Appraised value of property interests:                                 $2,800,000

Cash and cash equivalent assets:                                       $(7)

Other assets(1):                                                       $38,994


11/1/98  principal  balance of mortgage  financing
secured by property:                                                   $1,728,653

Other liabilities(2):                                                  $183,215

Valuation of the Partnership(3):                                       $1,050,000

Aggregate  number of Units offered to all Limited
Partners in the Partnership (dollar value)(4):                         105,000 Units ($1,050,000)

Number of Units offered to each Limited Partner
in the Partnership per $1,000 of original
investment (dollar value)(4):                                          117 Units ($1,170)

Percentage of all Units offered to the Limited
Partners in the  Partnership  in relation  to the
maximum  number of Units  offered to Limited
Partners  in all Exchange Partnerships:                                4.37%

Consideration paid by Original Investors for Units
subscribed for in connection with the formation of
the Trust and the Operating Partnership:                               $100,000 capital contribution

- ----------
(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and other miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances payable to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(4) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $151,980. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $36,572 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and
its affiliates from inception
of the partnerships through
September 30, 1998:

            Compensation:                         $2,806,104
            Distributions:                                 0

Combined amount of                                As described in greater detail
compensation and distributions                    in the next paragraph, Mr.
that would have been paid by                      McGrath, an affiliate of the
the 23 Exchange Partnerships                      General Partner, has agreed to
if the compensation and                           serve as Chief Executive
distributions structure to be                     Officer of the Operating
in effect following the                           Partnership and the Trust in
Exchange Offering had been in                     exchange for up to 25,000
effect from inception of the                      Common Shares of the Trust
partnerships through September                    (amount to be determined by
30, 1998:                                         the Executive Compensation
                                                  Committee of the Trust) and
                                                  health benefits for the first
                                                  year of operations and
                                                  thereafter in exchange for
                                                  compensation and benefits
                                                  determined annually by the
                                                  committee. Mr. McGrath would
                                                  have received distributions in
                                                  the aggregate amount of
                                                  approximately $380,528 (9.5%
                                                  of all distributions) on Units
                                                  subscribed for by him in
                                                  connection with the formation
                                                  of the Operating Partnership
                                                  and the Trust.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                      All LP's
                      ---------
 1995                 $  25,000
 1996:                $  84,961
 1997:                $ 203,105
 1998 (through
   September 30th):   $  71,904
                      ---------
            Total:    $ 384,970 ($192 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS ."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list the property interests on the market for sale within approximately three years following the commencement of the original offering.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating

Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $1,000.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                    Steeplechase
                                                               (Exchange Equity)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                    Baron Strategic Investment Fund II, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                      (General Partner: Capital XXXI, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

$876,060            87,606 Units ($876,060)            102 Units ($1,020)                     3.65%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- ----------
(1) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Baron Strategic Investment Fund II, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Method." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293. The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in April 1996. In May 1996, Baron Capital XXXI, Inc., the General Partner of the Exchange Partnership and an affiliate of the Managing Shareholder, sponsored a private offering of 1,600 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $800,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire all of the limited partnership interests in a limited partnership which holds a fee simple interest in a 72-unit residential apartment property referred to as the Steeplechase Apartment Property located in Anderson, Indiana.

     The property is subject to a first mortgage having a principal balance at November 30, 1998 of approximately $1,260,000, a fluctuating interest rate of 7.25% for the first two years of the loan, 7.75% for years three and four and 8.25% thereafter, and a maturity date of October 2006. The loan amortizes on a 30-year basis.

           For further information concerning the Exchange Partnership, its original private offering, the property interest it holds, the mortgage to which the underlying property may be subject, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership

     Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such

Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Equity Partnership) has been estimated at $876,060. The value is based on an appraisal performed on the partnership's direct or indirect property interests by a qualified and licensed independent appraisal firm. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership, each of the other Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The number of Units being offered in respect of each of the Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the current principal balance of the respective debt interest held, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to (i) the appraised value of the property interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) other assets and liabilities of the partnership and (iv) the valuation of Units to be offered to the Limited Partners in the Exchange
Offering:

                                                                  (Steeplechase)

                        Valuation of Exchange Partnership
Appraised value of property interests:                                 $1,690,000

Cash and cash equivalent assets:                                       $23,693

Other assets(1):                                                       $18,571


11/1/98  principal  balance of mortgage financing                      $1,260,000
secured by property:

Other liabilities(2):                                                  $184,175

Valuation of the Partnership(3):                                       $876,060

Aggregate number of Units offered to all Limited Partners in
the Partnership (dollar value)(4):                                     87,606 Units ($876,060)

Number of Units offered to each Limited Partner in the
Partnership per $1,000 of original investment (dollar
value)(4):                                                             102 Units  ($1,020)

Percentage of all Units offered to the Limited Partners in
the Partnership in relation to the maximum number of Units
offered to Limited Partners in all Exchange Partnerships:              3.65%

Consideration paid by Original Investors for Units
subscribed for in connection with the formation of the Trust
and the Operating Partnership:                                         $100,000 capital contribution

- ----------
(1) Comprised of mortgage escrow account balance held by first mortgage lender to cover taxes, insurance, maintenance and repair reserves and other items, and other miscellaneous assets.

(2) Comprised of security deposits payable, accounts payable to vendors, notes or advances payable to third parties (including affiliates) and accrued expenses (such as real estate taxes).

(3) Takes into account the appraised market value of the Exchange Partnership's interest in residential apartment property, the current principal balance of first mortgage and other indebtedness to which property interest is subject and other considerations discussed below at "Valuation Method."

(4) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $100,000. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $9,704 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and its
affiliates from inception of the
partnerships through September 30,
1998:

            Compensation:                    $2,806,104
            Distributions:                            0

Combined amount of compensation and          As described in greater detail in
distributions that would have been           the next paragraph, Mr. McGrath, an
paid by the 23 Exchange                      affiliate of the General Partner,
Partnerships if the compensation             has agreed to serve as Chief
and distributions structure to be            Executive Officer of the Operating
in effect following the Exchange             Partnership and the Trust in
Offering had been in effect from             exchange for up to 25,000 Common
inception of the partnerships                Shares of the Trust (amount to be
through September 30, 1998:                  determined by the Executive
                                             Compensation Committee of the
                                             Trust) and health benefits for the
                                             first year of operations and
                                             thereafter in exchange for
                                             compensation and benefits
                                             determined annually by the
                                             committee. Mr. McGrath would have
                                             received distributions in the
                                             aggregate amount of approximately
                                             $380,528 (9.5% of all
                                             distributions) on Units subscribed
                                             for by him in connection with the
                                             formation of the Operating
                                             Partnership and the Trust.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                        All LP's
                        --------
 1996:                  $  2,942
 1997:                  $ 79,601
 1998 (through
   September 30th):     $ 19,600
                        --------

           Total:       $102,143 ($64 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS ."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2026, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials did not specify an anticipated holding period for property interests acquired by the Exchange Partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $500.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                             Strategic I
                                                             (Exchange Mortgage)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                     Baron Strategic Investment Fund, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                  (General Partner: Baron Capital XXXII, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

- ---------------------------------------------------------------------------------------------------------------------

                                             TABLE OF EXCHANGE VALUES

- ---------------------------------------------------------------------------------------------------------------------
Valuation  of     Aggregate  number of Units     Number of Units  offered  to     Percentage of Units offered to
Exchange          offered to all Limited         each Limited Partner per         Limited Partners in the Exchange
Partnership(1)    Partners in the Exchange       $1,000 of original               Partnership in relation to Units
                  Partnership (dollar            investment (dollar value)(2)     offered to limited partners in
                  value)(2)                                                       all  partnerships participating in
                                                                                  the initial transactions of the
                                                                                  Exchange Offering

$959,000          95,900 Units ($959,000)        104 Units ($1,040)               3.99%
- ---------------------------------------------------------------------------------------------------------------------


                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

- --------

(1) Takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property. See "Valuation Methods" below.

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Baron Strategic Investment Fund, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Methods." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293.

The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in April 1996. In June 1996, Baron Capital XXXII, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath), sponsored a private offering of 2,400 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in December 1996.

     The Exchange Partnership invested the net proceeds of its offering to acquire or provide (1) three unrecorded second mortgage loans secured by the Blossom Corners Property (Phase II) and (2) an unrecorded second mortgage loan secured by the Lake Sycamore Property under development (the "Second Mortgage Loans"). The second mortgage loans are subordinate to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or other assets of the debtor.

     For further information concerning the Exchange Partnership, its original private offering, the Second Mortgage Loan interests it holds, first mortgage financing to which the Second Mortgage Loan interests are subordinated, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to "Valuation Method" below and to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.


o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Mortgage Partnership) has been estimated at $959,000. The value is based upon the current principal balance of mortgage interests in properties held by the partnership, independent appraisals of the replacement cost new of property securing such indebtedness and the debtor's repayment history and current net equity interest in such property. See the Prospectus at "The Exchange Offering - Exchange Property
Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the foregoing factors as they relate to the respective partnerships. The number of Units being offered in respect of each of the Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to the valuation of the Exchange Partnership, including (i) the valuation of debt interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) independently appraised replacement cost new of the underlying property and appraised value of the property under the income approach, (iv) other assets and liabilities of the partnership and (v) the valuation of Units to be offered to the Limited Partners in the Exchange Offering.

                                                                   (Strategic I)

                        Valuation of Exchange Partnership

Valuation of Debt Interests Held:

    Blossom Corners Second Mortgage Loans:

     12/31/98 principal balance of Exchange
       Partnership's undivided 100% interest in loans
       (accrued unpaid interest thereon):                           $   850,966    ($15,766)
     12/31/98 principal balance of first mortgage loan
       secured by property                                          $ 1,106,894
     Appraised replacement cost new of property                     $ 3,390,187
     Appraised value of property - income approach                  $ 2,322,000

     Sycamore Second Mortgage Loan:

     12/31/98 principal balance of Exchange
       Partnership's undivided 100% interest in
       loan (accrued unpaid interest thereon):                      $   230,000    ($20,700)
     12/31/98 aggregate principal balance of other
       second mortgage loans secured by property
       which are owned by other Exchange
       Partnerships (accrued unpaid interest thereon):              $   341,500    ($31,715)
     11/1/98 principal balance of first mortgage loan
       secured by property:                                         $   800,000; approved maximum $2,000,000
     Appraised replacement cost new of property
       (under development):                                         $ 9,376,039
     Appraised value of property:
       "As is" value:                                               $ 1,080,000
       Prospective market value:                                    $14,312,000 (assuming completion of project as
                                                                    planned, full rent up and satisfactory
                                                                    environmental-quality test)

             Total balance due on debt interests:                   $1,117,432
             Total valuation of debt interests:                     $  959,000
             Discount applied to debt balance:                      14.2%

Cash and cash equivalent assets:                                    $   21,679
Other assets:                                                       $        0
Other liabilities:                                                  $    9,500

Valuation of the Partnership(1):                                    $  959,000
Aggregate number of Units offered to all Limited
  Partners in the Exchange Partnership (dollar
  Value)(2):                                                        95,900 Units ($959,000)
Number of Units offered to each Limited Partner in
  The Exchange Partnership per $1,000 of original
  Investment (dollar value)(2):                                     104 Units ($1,040)
Percentage of all Units offered to the Limited
  Partners in the Exchange Partnership in relation to
  The maximum number of Units offered to Limited
  Partners in all Exchange Partnerships:                            3.99%
Consideration paid by Original Investors for Units
  Subscribed for in connection with the formation of
  The Trust and the Operating Partnership:                          $100,000 capital contribution


- ----------
(1) Takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $140,000. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $16,962 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and its
affiliates from inception of the
partnerships through September 30,
1998:

     Compensation:                     $2,806,104

     Distributions:                    0

Combined amount of compensation and    As described in greater detail in the
distributions that would have been     next paragraph, Mr. McGrath, an
paid by the 23 Exchange Partnerships   affiliate of the General Partner, has
if the compensation and distributions  agreed to serve as Chief Executive
structure to be in effect following    Officer of the Operating Partnership and
the Exchange Offering had been in      the Trust in exchange for up to 25,000
effect from inception of the           Common Shares of the Trust (amount to be
partnerships through September 30,     determined by the Executive Compensation
1998:                                  Committee of the Trust) and health
                                       benefits for the first year of
                                       operations and thereafter in exchange
                                       for compensation and benefits determined annually by the committee. Mr. McGrath would have received distributions in the aggregate amount of approximately
                                       $380,528 (9.5% of all distributions) on
                                       Units subscribed for by him in
                                       connection with the formation of the
                                       Operating Partnership and the Trust.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                             All LP's
                             --------

     1996:                   $  8,884
     1997:                   $112,664
     1998 (through
       September 30th):      $ 57,000
                             ---------

               Total:        $178,548  ($74 per Exchange Partnership Unit
                                       outstanding)

                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2026, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials did not specify the anticipated period that the Partnership intended to hold property interests acquired.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $500.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                             Strategic IV
                                                             (Exchange Mortgage)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                    Baron Strategic Investment Fund IV, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                   (General Partner: Baron Capital XVII, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below). o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o     The Trust will be taxed as a corporation if it fails to qualify as a REIT.

- --------------------------------------------------------------------------------------------------------------------

                                             TABLE OF EXCHANGE VALUES

- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership (1)     Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

 $1,306,800          130,680 Units ($1,306,800)          103 Units ($1,030)                      5.44%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- --------
(1) Takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property. See "Valuation Methods" below.

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Baron Strategic Investment Fund IV, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.


                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Methods." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."


                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293.

The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in October 1996. In November 1996, Baron Capital XVII, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath), sponsored a private offering of 2,000 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,000,000). The offering was fully subscribed and closed in April 1997.

     The Exchange Partnership invested the net proceeds of its offering to provide or acquire two unrecorded second mortgage loans (the "Second Mortgage Loans") secured by the Country Square Property - Phase I. The Second Mortgage Loans are subordinate to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or other assets of the debtor.

     For further information concerning the Exchange Partnership, its original private offering, the Second Mortgage Loan interests it holds, first mortgage financing to which the Second Mortgage Loan interests are subordinated, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to "Valuation Method" below and to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o     The  terms  of the  Exchange  Offering  were  determined  by the  Original
      Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership

      Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o The Original Investors in the Operating Partnership serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and
      transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Mortgage Partnership) has been estimated at $1,306,800. The value is based upon the current principal balance of mortgage interests in properties held by the partnership, independent appraisals of the replacement cost new of property securing such indebtedness and the debtor's repayment history and current net equity interest in such property. See the Prospectus at "The Exchange Offering - Exchange Property
Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the foregoing factors as they relate to the respective partnerships. The number of Units being offered in respect of each of the Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange
      Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to the valuation of the Exchange Partnership, including (i) the valuation of debt interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) independently appraised replacement cost new of the underlying property and appraised value of the property under the income approach, (iv) other assets and liabilities of the partnership and (v) the valuation of Units to be offered to the Limited Partners in the Exchange Offering.

                                                                  (Strategic IV)
                        Valuation of Exchange Partnership

Valuation of Debt Interests Held:

 Country Square Second Mortgage Loans:

     12/31/98 principal balance of Exchange
       Partnership's undivided 100% interest in loans
       (accrued unpaid interest thereon)(1):                 $1,364,549        ($141,226)
     11/1/98 principal balance of first mortgage loan
       secured by property:                                  $1,592,633
     Appraised replacement cost new of property:             $3,554,776
     Appraised value of property - income approach:          $2,281,000

             Total balance due on debt interests (net of
                 note payable by Exchange Partnership)(1):   $1,217,543

             Total valuation of debt interests:              $1,306,800
             Premium over debt balance:                      7.3%

Cash and cash equivalent assets:                             $      875
Other assets:                                                $        0
Other liabilities:(1)                                        $  327,786
Valuation of the Partnership(2):                             $1,306,800

Aggregate number of Units offered to all Limited
  Partners in the Exchange Partnership (dollar
  value)2:                                                   130,680 Units   ($1,306,800)

Number of Units offered to each Limited Partner in
  the Exchange Partnership per $1,000 of original
  investment (dollar value)(3):                              103 Units($1,030)

Percentage of all Units offered to the Limited
  Partners in the Exchange Partnership in relation to
  the maximum number of Units offered to Limited
  Partners in all Exchange Partnerships:                     5.44%

Consideration paid by Original Investors for Units
  subscribed for in connection with the formation of
  the Trust and the Operating Partnership:                   $100,000 capital contribution

- ----------
(1) In March 1997, the Exchange Partnership received a loan with a current principal balance of $254,267 (with accrued unpaid interest of $33,965) from another Exchange Partnership, Baron Strategic Investment Fund VI, Ltd. ("Baron Fund VI"). The Exchange Partnership, in turn, lent the loan proceeds to the borrower as part of the Country Square Second Mortgage Loans. The Baron Fund VI loan bears interest at the rate of 15%, payable monthly, matures in 9/02 and is secured by the Exchange Partnership's interest in two second mortgage notes and a second mortgage. The remaining liabilities represent administrative fees payable to the general partner and accrued syndication costs.

(2) Takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

(3) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $90,000. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $8,944 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and
its affiliates from inception
of the partnerships through
September 30, 1998:

       Compensation:               $ 2,806,104
       Distributions:              0

Combined amount of                 As described in greater detail in the next
compensation and distributions     paragraph, Mr. McGrath, an affiliate of the
that would have been paid by       General Partner, has agreed to serve as Chief
the 23 Exchange Partnerships       Executive Officer of the Operating
if the compensation and            Partnership and the Trust in exchange for up
distributions structure to be      to 25,000 Common Shares of the Trust (amount
in effect following the            to be determined by the Executive
Exchange Offering had been in      Compensation Committee of the Trust) and
effect from inception of the       health benefits for the first year of
partnerships through September     operations and thereafter in exchange for
30, 1998:                          compensation and benefits determined annually
                                   by the committee. Mr. McGrath would have received distributions in the aggregate amount of approximately $380,528 (9.5% of all distributions) on Units subscribed for by him in connection with the formation of the Operating Partnership and the Trust.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                       All LP's

     1997:             $  27,130
     1998 (through
      September 30th): $  67,013
                       ---------

               Total:  $  94,143 ($47 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2026, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list equity interests in property acquired, on the market for sale within three to five years following their acquisition.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating

Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $1,000.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "- Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                     Strategic V
                                                             (Exchange Mortgage)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                    Baron Strategic Investment Fund V, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                    (General Partner: Baron Capital XL, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

$1,246,000          124,600 Units ($1,246,000)         104 Units ($1,040)                    5.19%
- --------------------------------------------------------------------------------------------------------------------


                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- --------
(1) Takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property. See "Valuation Methods" below.

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Baron Strategic Investment Fund V, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Methods." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293.

The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in October 1996. In November 1996, Baron Capital XL, Inc., the partnership's
General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath), sponsored a private offering of 2,400 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in June 1997.

     The Exchange Partnership invested the net proceeds of its offering to provide or acquire undivided interests in 10 unrecorded second mortgage loans (the "Second Mortgage Loans") secured by residential apartment properties located in Tampa, Florida (Candlewood Property and Curiosity Creek Property) and Titusville, Florida (Sunrise Property). The Second Mortgage Loans are subordinate to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or other assets of the debtor.

     For further information concerning the Exchange Partnership, its original private offering, the Second Mortgage Loan interests it holds, first mortgage financing to which the Second Mortgage Loan interests are subordinated, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to "Valuation Method" below and to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Mortgage Partnership) has been estimated at $1,246,000. The value is based upon the current principal balance of mortgage interests in properties held by the partnership, independent appraisals of the replacement cost new of property securing such indebtedness and the debtor's repayment history and current net equity interest in such property. See the Prospectus at "The Exchange Offering - Exchange Property
Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the foregoing factors as they relate to the respective partnerships. The number of Units being offered in respect of each of the Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to the valuation of the Exchange Partnership, including (i) the valuation of debt interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) independently appraised replacement cost new of the underlying property and appraised value of the property under the income approach, (iv) other assets and liabilities of the partnership and (v) the valuation of Units to be offered to the Limited Partners in the Exchange Offering.

                                                                   (Strategic V)

                        Valuation of Exchange Partnership

Valuation of Debt Interests Held:

     Candlewood Second Mortgage Loan:

     12/31/98 principal balance of Exchange
       Partnership's undivided 100% interest in loan
       (accrued unpaid interest thereon):                $    21,000         ($1,890)
     12/31/98  aggregate  principal  balance  of other
       second  mortgage  loans secured by property and
       owned by other Exchange Partnerships
       (accrued unpaid interest thereon):                $   143,500        ($10,045)
     11/1/98 principal  balance of first mortgage loan
       secured  by  property  (12.8%  of such  amount,
       representing  the  percentage  of  the  current
       principal balance of the Exchange Partnership's
       second   mortgage   loan  in  relation  to  the
       aggregate principal balance of all second
       mortgage loans secured by property):              $   596,528        ($76,356)
     Appraised replacement cost new of property
       (12.8% of such amount):                           $ 1,590,447       ($203,577)
     Appraised value of property - income approach
       (12.8% of such amount):                           $   922,000       ($118,016)

     Curiosity Creek Second Mortgage Loans:

     12/31/98 principal balance of Exchange
       Partnership's undivided 26.3% interest in three
       loans and undivided 100% interest in one loan
       (accrued unpaid interest thereon):                $   365,804        ($22,998)
     12/31/98  principal  balance  of  other  Exchange
       Partnerships' undivided 73.7% interest in three
       loans and undivided 100% interest in one loan
       (accrued unpaid interest thereon):                $   938,440        ($74,650)
     11/1/98 principal balance of first mortgage loan
       secured by property (26.3% of such amount):       $ 1,294,866       ($340,550)
     Appraised replacement cost new of property
       (26.3% of such amount):                           $ 3,941,164     ($1,036,526)
     Appraised value of property - income approach
       (26.3% of such amount):                           $ 2,552,000       ($671,176)
     Sunrise Second Mortgage Loans:
     12/31/98 principal balance of Exchange
       Partnership's undivided 100% interest in
       loans (accrued unpaid interest thereon):          $ 1,031,801        ($29,678)
     11/1/98 principal balance of first mortgage loan
       secured by property:                              $ 1,029,898
     Appraised replacement cost new of property:         $ 2,700,611
     Appraised value of property - income approach:      $ 1,424,000

             Total balance due on debt interests:        $ 1,473,171
             Total valuation of debt interests:          $ 1,246,000
             Discount applied to debt balance:           15.4%

Cash and cash equivalent assets:                         $    20,987
Other assets:                                            $         0
Other liabilities:                                       $    13,500
Valuation of the Partnership(1):                         $ 1,246,000

Aggregate number of Units offered to all Limited
  Partners in the Exchange Partnership (dollar
  value)(2):                                             124,600 Units ($1,246,000)
Number of Units offered to each Limited Partner in
  the Exchange Partnership per $1,000 of original
  investment (dollar value)(2):                          104 Units ($1,040)
Percentage of all Units offered to the Limited
  Partners in the Exchange Partnership in relation to
  the maximum number of Units offered to Limited
  Partners in all Exchange Partnerships:                 5.19%
Consideration paid by Original Investors for Units
  subscribed for in connection with the formation of
  the Trust and the Operating Partnership:               $100,000 capital contribution

- ----------
(1) Takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.


(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $120,000. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $14,522 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and
its affiliates from inception
of the partnerships through
September 30, 1998:

            Compensation:               $ 2,806,104
            Distributions:                        0


Combined amount of                      As described in greater detail in the
compensation and distributions          next paragraph, Mr. McGrath, an
that would have been paid by            affiliate of the General Partner, has
the 23 Exchange Partnerships            agreed to serve as Chief Executive
if the compensation and                 Officer of the Operating Partnership and
distributions structure to be           the Trust in exchange for up to 25,000
in effect following the                 Common Shares of the Trust (amount to be
Exchange Offering had been in           determined by the Executive Compensation
effect from inception of the            Committee of the Trust) and health
partnerships through September          benefits for the first year of
30, 1998:                               operations and thereafter in exchange
                                        for compensation and benefits determined annually by the committee. Mr. McGrath would have received distributions in the aggregate amount of approximately
                                        $380,528 (9.5% of all distributions) on
                                        Units subscribed for by him in
                                        connection with the formation of the
                                        Operating Partnership and the Trust.


     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                       All LP's
                       --------
1997:                  $ 62,868
1998 (through
  September 30th):     $ 90,000
                       --------
          Total:       $152,868  ($64 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 15% non-cumulative return on their capital contributions; the General Partner is then entitled to receive any remaining distributable cash during the fiscal year.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 15% yearly cash-on-cash return, the Limited Partners and the General Partner share any remaining net proceeds 50%/50%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list equity interests in property acquired, on the market for sale within three to five years following their acquisition.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the

Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $1,000.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                    Strategic VI
                                                               (Exchange Hybrid)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                    Baron Strategic Investment Fund VI, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                   (General Partner: Baron Capital XXXI, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

$1,237,000          123,700 Units ($1,237,000)         103 Units ($1,030)                     5.15%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

- ----------
(1) The valuation of the Exchange Partnership, to the extent of its direct or indirect equity interest in a property, takes into account a number of factors, including, among others, the estimated appraised market value and operating history of the property, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The valuation of the Exchange Partnership, to the extent of its mortgage interests in properties and other debt interests, takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property. See "Valuation Methods" below.

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Baron Strategic Investment Fund VI, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Methods." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293.

The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E in the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in October 1996. In November 1996, Baron Capital XXXI, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath), sponsored a private offering of 2,400 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in April 1997.

     The Exchange Partnership invested the net proceeds of its offering to acquire (i) a 57% limited partnership interest in a limited partnership which holds fee simple title to a residential apartment property located in Orlando, Florida (Pineview Property), (ii) undivided interests in four unrecorded second mortgage loans secured by residential apartment properties located in Tampa, Florida (Candlewood Property) and Orlando, Florida (Garden Terrace Property), and (iii) a note payable from another Exchange Partnership which is secured by two unrecorded second mortgages on a property located in Tampa, Florida. The second mortgage loans are subordinate to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or other assets of the debtor.

     For further information concerning the Exchange Partnership, its original private offering, the direct and indirect equity and debt interests it holds, first mortgage financing to which the mortgage interests are subordinated, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to "Valuation Methods" below and to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the

     Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by

     Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations

- - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Hybrid Partnership) has been estimated at $1,237,000. The valuation of the partnership, to the extent of its direct or indirect equity interest in a property, takes into account a number of factors, including, among others, the estimated appraised market value and operating history of the property, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The valuation of the Exchange Partnership, to the extent of its mortgage interests in properties and other debt interests, takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon the same factors as they relate to the respective partnerships.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to the valuation of the Exchange Partnership, including (i) the valuation of equity and debt interests held by the partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying properties, (iii) the independently appraised value of property in which the partnership directly or indirectly owns an equity interest and the replacement cost new of property in which the partnership owns a mortgage interest and the independently appraised value of such property under the income approach, (iv) other assets and liabilities of the partnership and (v) the valuation of Units to be offered to the Limited Partners in the Exchange Offering.

                                                                  (Strategic VI)

                        Valuation of Exchange Partnership

Valuation of Equity Interest Held:

     Pineview Property:

     Appraised value of property (57% of such
       Amount, representing Exchange Partnership's
       Indirect net interest):                                  $ 2,848,000    ($1,623,360)
     11/1/98 principal balance of mortgage financing
       secured by property (57% of such amount):                $ 1,605,781      ($915,295)
                 Valuation of Equity Interest:                  $   708,065

Valuation of Debt Interests Held:

     Candlewood Second Mortgage Loan:

     12/31/98 principal balance of Exchange
       Partnership's undivided 100% interest
       in loan (accrued unpaid interest thereon):               $    68,000        ($4,760)
     12/31/98 aggregate principal balance of other
       second mortgage loans secured by same property
       and owned by other Exchange Partnerships
       (accrued unpaid interest thereon):                       $    96,500        ($7,175)
     11/1/98 principal balance of first mortgage loan
       secured by property (41.3% of amount,
       representing the percentage of the current
       principal balance of the Exchange Partnership's
       second mortgage loan in relation to the
       aggregate principal balance of all second
       mortgage loans secured by property):                     $   596,528      ($246,366)
     Appraised replacement cost new of property
       (41.3% of amount):                                       $ 1,590,447      ($656,855)
     Appraised value of property - income approach
       (41.3% of amount):                                       $   922,000      ($380,786)

     Garden Terrace Second Mortgage Loans:

     12/31/98 principal balance of Exchange
       Partnership's undivided 20% interest
       in loans (accrued unpaid interest thereon):              $   248,353       ($12,418)
     12/31/98 principal balance of other Exchange
       Partnerships' undivided 80% interest in loans
       (accrued unpaid interest thereon):                       $   993,414       ($91,063)
     11/1/98 principal balance of first mortgage loan
       secured by property (20% of such amount):                $   970,167      ($194,033)
     Appraised replacement cost new of property
       (20% of such amount):                                    $ 4,297,897      ($859,579)
     Appraised value of property - income approach
       (20% of such amount):                                    $ 1,782,000      ($356,400)

    Note Payable by Baron Strategic Investment
       Fund IV, Ltd. ("Baron Fund IV"):(1)

     12/31/98 principal balance payable to Exchange
       Partnership (collateralized by security interest in
       Baron Fund IV's second mortgage on Country
       Square Phase I Property) (accrued unpaid
       interest payable to Exchange Partnership):               $   254,267    ($33,965)
     11/1/98 principal balance of first mortgage loan
       secured by property:                                     $ 1,592,633
     12/31/98 principal balance of Baron Fund IV's
       second mortgage loans secured by property
       (accrued unpaid interest thereon):                       $ 1,364,549    ($141,226)
     Appraised replacement cost new of property:                $ 3,554,776
     Appraised value of property - income approach:             $ 2,281,000

                       Total balance due on debt interests:     $   621,763
                       Total debt balance plus valuation of
                          equity interest:                      $ 1,329,828
                       Total valuation of debt and
                          equity interests:                     $ 1,237,000
                       Discount applied to total debt balance
                          and valuation of equity interest:     7.0%

Cash and cash equivalent assets:                                $     5,366
Other assets:                                                   $         0
Other liabilities:                                              $    25,550
Valuation of the Partnership(2):                                $ 1,237,000
Aggregate number of Units offered to all Limited
  Partners in the Exchange Partnership (dollar
  value)(3):                                                    123,700 Units ($1,237,000)
Number of Units offered to each Limited Partner in
  the Exchange Partnership per $1,000 of original
  investment (dollar value)(3):                                 103 Units ($1,030)
Percentage of all Units offered to the Limited
  Partners in the Exchange Partnership in relation to
  the maximum number of Units offered to Limited
  Partners in all Exchange Partnerships:                        5.15%
Consideration paid by Original Investors for Units
  subscribed for in connection with the formation of
  the Trust and the Operating Partnership:                      $100,000 capital contribution

- ----------
(1) In March 1997, the Exchange Partnership provided a loan with a current principal balance of $254,267 (with accrued unpaid interest of $33,965) to another Exchange Partnership, Baron Strategic Investment Fund IV, Ltd. ("Baron Fund IV"). Baron Fund IV, in turn, lent the loan proceeds to the borrower as part of the Country Square Second Mortgage Loans. The loan from Baron Fund VI to Baron IV bears interest at the rate of 15%, payable monthly, matures in 9/02 and is secured by Baron Fund IV's interest in the second mortgage note and second mortgage.

(2) The valuation of the Exchange Partnership, to the extent of its direct or indirect equity interest in a property, takes into account a number of factors, including, among others, the estimated appraised market value and operating history of the property, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The valuation of the Exchange Partnership, to the extent of its mortgage interests in properties and other debt interests, takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

(3) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $130,000. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $16,625 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

 Combined amount paid by the 23
 Exchange Partnerships to their
 respective general partner and its
 affiliates from inception of the
 partnerships through September 30,
 1998:

            Compensation:              $2,806,104
            Distributions:                      0

Combined amount of compensation and   As described in greater detail in
distributions that would have been    the next paragraph, Mr. McGrath, an
paid by the 23 Exchange               affiliate of the General Partner,
Partnerships if the compensation      has agreed to serve as Chief
and distributions structure to be     Executive Officer of the Operating
in effect following the Exchange      Partnership and the Trust in
Offering had been in effect from      exchange for up to 25,000 Common
inception of the partnerships         Shares of the Trust (amount to be
through September 30, 1998:           determined by the Executive
                                      Compensation Committee of the
                                      Trust) and health benefits for the
                                      first year of operations and
                                      thereafter in exchange for
                                      compensation and benefits
                                      determined annually by the
                                      committee. Mr. McGrath would have
                                      received distributions in the
                                      aggregate amount of approximately
                                      $380,528 (9.5% of all
                                      distributions) on Units subscribed
                                      for by him in connection with the
                                      formation of the Operating
                                      Partnership and the Trust.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                       All LP's
                       --------
1996:                  $      0
1997:                  $ 85,003
1998 (through
  September 30th):     $ 90,000
                       --------
          Total:       $175,003 ($73 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2026, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list equity interests in property acquired, on the market for sale within three to five years following their acquisition.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating

Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $1,000.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                  Strategic VIII
                                                             (Exchange Mortgage)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                   Baron Strategic Investment Fund VIII, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                   (General Partner: Baron Capital XLIV, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

$1,248,000          124,800 Units ($1,248,000)          104 Units ($1,040)                     5.12%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- --------
(1) Takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property. See "Valuation Methods" below.

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Baron Strategic Investment Fund VIII, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Methods." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293.

The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in February 1997. In May 1997, Baron Capital XLIV, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath), sponsored a private offering of 2,400 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in February 1998.

     The Exchange Partnership invested the net proceeds of its offering to acquire undivided interests in (i)five unrecorded second mortgage loans (the "Second Mortgage Loans") secured by residential apartment properties located in Cocoa, Florida (Longwood Property); Kissimmee, Florida (Heatherwood Property); and Cincinnati, Ohio (Sycamore Property, which is under development) and (ii) three unsecured loans associated with the Heatherwood Property. The Second Mortgage Loans are subordinate to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or other assets of the debtor.

     For further information concerning the Exchange Partnership, its original private offering, the Second Mortgage Loan interests it holds, first mortgage financing to which the Second Mortgage Loan interests are subordinated, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to "Valuation Methods" below and to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Mortgage Partnership) has been estimated at $1,248,000. The value is based upon the current principal balance of mortgage interests in properties held by the partnership, independent appraisals of the replacement cost new of property securing such indebtedness and the debtor's repayment history and current net equity interest in such property. See the Prospectus at "The Exchange Offering - Exchange Property
Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the foregoing factors as they relate to the respective partnerships. The number of Units being offered in respect of each of the Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to the valuation of the Exchange Partnership, including (i) the valuation of debt interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) independently appraised replacement cost new of the underlying property and appraised value of the property under the income approach, (iv) other assets and liabilities of the partnership and (v) the valuation of Units to be offered to the Limited Partners in the Exchange Offering.

                                                                (Strategic VIII)

                        Valuation of Exchange Partnership

Valuation of Debt Interests Held:

     Heatherwood Second Mortgage Loans(1):

     12/31/98 principal balance of Exchange
       Partnership's undivided 58% interest in loans
       (accrued unpaid interest thereon):               $   206,260           ($0)
     12/31/98 principal balance of other Exchange
       Partnership's undivided 42% interest in loans
       (accrued unpaid interest thereon):               $   149,361      ($17,338)
     11/1/98 principal balance of first mortgage loan
       secured by property (58% of such amount):        $   704,306     ($408,497)
     Appraised replacement cost new of property
       (58% of such amount):                            $ 1,862,475   ($1,080,236)
     Appraised value of property - income approach
       (58% of such amount):                            $ 1,259,000     ($730,220)

     Longwood Second Mortgage Loans:

     12/31/98 principal balance of Exchange
       Partnership's undivided 100% interest in loans
       (accrued unpaid interest thereon):               $   969,268      ($47,892)
     11/1/98 principal balance of first mortgage loan
       secured by property:                             $ 1,028,684
     Appraised replacement cost new of property:        $ 2,666,862
     Appraised value of property - income approach:     $ 1,788,000

     Sycamore Second Mortgage Loan:

     12/31/98 principal balance of Exchange
       Partnership's undivided 100% interest in
       loan (accrued unpaid interest thereon):          $    98,000       ($9,800)
     12/31/98 principal balance of other second
       mortgage loans secured by property which are
       owned by other Exchange Partnerships (accrued
       unpaid interest thereon):                        $   473,500      ($42,615)
     11/1/98 principal balance of first mortgage loan
       secured by property:                             $   800,000; approved maximum $2,000,000
     Appraised replacement cost new of property
       (under development):                             $ 9,376,039
     Appraised value of property:
       "As is" value:                                   $ 1,080,000
       Prospective market value:                        $14,312,000 (assuming completion of project as
                                                        planned, full rent up and satisfactory
                                                        environmental-quality test)

             Total balance due on debt interests:       $1,331,220

             Total valuation of debt interests:         $ 1,248,000
             Discount applied to debt balance:          6.3%

Cash and cash equivalent assets:                        $     7,074
Other assets:                                           $         0
Other liabilities:                                      $    21,420
Valuation of the Partnership(2):                        $ 1,248,000
Aggregate number of Units offered to all Limited
  Partners in the Exchange Partnership (dollar
  value)(3):                                            124,800 Units ($1,248,000)
Number of Units offered to each Limited Partner in
  the Exchange Partnership per $1,000 of original
  investment (dollar value)(3):                         104 Units  ($1,040)
Percentage of all Units offered to the Limited
  Partners in the Exchange Partnership in relation to
  the maximum number of Units offered to Limited
  Partners in all Exchange Partnerships:                5.12%
Consideration paid by Original Investors for Units
  Subscribed for in connection with the formation of
  the Trust and the Operating Partnership:              $100,000 capital contribution

- ----------
(1) The loans consist of one second mortgage loan secured by the Heatherwood Property with a current principal balance of $325,000 and three unsecured loans associated with the property with an aggregate current principal balance of $24,121.

(2) Takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

(3) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $108,000. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $12,528 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and its
affiliates from inception of the
partnerships through September 30,
1998:

            Compensation:                  $ 2,806,104
            Distributions:                           0

Combined amount of compensation and        As described in greater detail in
distributions that would have been         the next paragraph, Mr. McGrath, an
paid by the 23 Exchange                    affiliate of the General Partner,
Partnerships if the compensation           has agreed to serve as Chief
and distributions structure to be          Executive Officer of the Operating
in effect following the Exchange           Partnership and the Trust in
Offering had been in effect from           exchange for up to 25,000 Common
inception of the partnerships              Shares of the Trust (amount to be
through September 30, 1998:                determined by the Executive
                                           Compensation Committee of the
                                           Trust) and health benefits for the
                                           first year of operations and
                                           thereafter in exchange for
                                           compensation and benefits
                                           determined annually by the
                                           committee. Mr. McGrath would have
                                           received distributions in the
                                           aggregate amount of approximately
                                           $380,528 (9.5% of all
                                           distributions) on Units subscribed
                                           for by him in connection with the
                                           formation of the Operating
                                           Partnership and the Trust.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                        All LP's
                        --------
1997:                   $ 30,450
1998 (through
  September 30th):      $101,424
                        --------
          Total:        $131,874 ($55 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2025, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 10% non-cumulative return on their capital contributions; the General Partner is then entitled to receive a similar return on its capital contribution. Thereafter, the Limited Partners are entitled to receive any remaining distributable cash during the fiscal year less a reasonable cash reserve determined by the General Partner.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 70%/30%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list equity interests in property acquired, on the market for sale within three to five years following their acquisition.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating

Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $1,000.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                    Strategic IX
                                                               (Exchange Hybrid)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                    Baron Strategic Investment Fund IX, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                   (General Partner: Baron Capital LXII, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.


- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

  $1,230,000        123,000 Units ($1,230,000)           103 Units ($1,030)                    5.12%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS

- ----------
(1) The valuation of the Exchange Partnership, to the extent of its direct or indirect equity interest in a property, takes into account a number of factors, including, among others, the estimated appraised market value and operating history of the property, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The valuation of the Exchange Partnership, to the extent of its mortgage interests in properties and other debt interests, takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property. See "Valuation Methods" below.

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Baron Strategic Investment Fund IX, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Methods." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293.

The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E in the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in June 1997. In June 1997, Baron Capital LXII, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath), sponsored a private offering of 2,400 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in May 1998.

     The Exchange Partnership invested the net proceeds of its offering to acquire (i) a 41.1% limited partnership interest in a limited partnership which holds fee simple title to a residential apartment property located in Lakeland, Florida (Crystal Court Property), and (ii) undivided interests in four unrecorded second mortgage loans secured by residential apartment properties located in Tampa, Florida (Candlewood Property), Orlando, Florida (Garden
Terrace Property) and Cincinnati, Ohio (Lake Sycamore Property - under construction). The second mortgage loans are subordinate to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or other assets of the debtor.

     For further information concerning the Exchange Partnership, its original private offering, the direct and indirect equity and debt interests it holds, first mortgage financing secured by the underlying properties and to which the mortgage interests are subordinated, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to "Valuation Method" below and to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the

     Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by

     Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations

- - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Hybrid Partnership) has been estimated at $1,230,000. The valuation of the partnership, to the extent of its direct or indirect equity interest in a property, takes into account a number of factors, including, among others, the estimated appraised market value and operating history of the property, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The valuation of the Exchange Partnership, to the extent of its mortgage interests in properties and other debt interests, takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon the same factors as they relate to the respective partnerships.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to the valuation of the Exchange Partnership, including (i) the valuation of equity and debt interests held by the partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying properties, (iii) the independently appraised value of property in which the partnership directly or indirectly owns an equity interest and the replacement cost new of property in which the partnership owns a mortgage interest and the independently appraised value of such property under the income approach, (iv) other assets and liabilities of the partnership and (v) the valuation of Units to be offered to the Limited Partners in the Exchange Offering.

                                                                  (Strategic IX)
                        Valuation of Exchange Partnership

Valuation of Equity Interest Held:

     Crystal Court Property:

     Appraised value of property (41.1% of such
       amount, representing Exchange Partnership's
       indirect net interest):                           $ 2,040,000   ($838,440)
     11/1/98 principal balance of mortgage financing
       secured by property (41.1% of such amount):       $ 1,211,706   ($498,011)
          Valuation of Equity Interest:                  $   340,429

Valuation of Debt Interests Held:

     Candlewood Second Mortgage Loan:

     12/31/98 principal balance of Exchange
       Partnership's undivided 100% interest
       in loan (accrued unpaid interest thereon):        $    75,500     ($5,285)
     12/31/98 aggregate principal balance of other
       second mortgage loans secured by same property
       and owned by other Exchange Partnerships
       (accrued unpaid interest thereon):                $    89,000     ($6,650)
     11/1/98 principal balance of first mortgage loan
       secured by property (45.9% of amount,
       representing the percentage of the current
       principal balance of the Exchange Partnership's
       second mortgage loan in relation to the           $   596,528   ($273,806)
       aggregate principal balance of all second
       mortgage loans secured by property):              $   596,528   ($273,806)
     Appraised replacement cost new of property
       (45.9% of amount):                                $ 1,590,447   ($730,015)
     Appraised value of property - income approach
       (45.9% of amount):                                $   922,000   ($423,198)

     Garden Terrace Second Mortgage Loans:

     12/31/98 principal balance of Exchange
       Partnership's undivided 25% interest
       in loans (accrued unpaid interest thereon):       $   310,442    ($28,457)
     12/31/98 principal balance of other Exchange
       Partnerships' undivided 75% interest in loans
       (accrued unpaid interest thereon):                $   931,325    ($75,024)
     11/1/98 principal balance of first mortgage loan
       secured by property (25% of such amount):         $   970,167   ($242,542)
     Appraised replacement cost new of property
       (25% of such amount):                             $ 4,297,897 ($1,074,474)
     Appraised value of property - income approach
       (25% of such amount):                             $ 1,782,000   ($445,500)

     Sycamore Second Mortgage Loan:

     12/31/98 principal balance of Exchange
       Partnership's undivided 100% interest in
       loan (accrued unpaid interest thereon):           $   243,500   ($21,915)
     12/31/98 aggregate principal balance of other
       second mortgage loans secured by same property
       and owned by other Exchange Partnerships
       (accrued unpaid interest thereon):                $   328,000   ($30,500)
     11/1/98 principal balance of first mortgage loan
       secured by property:                              $   800,000; approved maximum $2,000,000
     Appraised replacement cost new of property
       (under development):                              $ 9,376,039
     Appraised value of property:
       "As is" value:                                    $ 1,080,000
       Prospective market value:                         $14,312,000 (assuming completion of project as
                                                         planned, full rent up and satisfactory
                                                         environmental-quality test)

           Total balance due on debt interests:          $   685,099
           Total debt balance plus valuation of
              equity interests:                          $ 1,025,528
           Total valuation of debt and equity
              interests:                                 $ 1,230,000
           Premium over total debt balance and
              valuation of equity interest:              16.6%

Cash and cash equivalent assets:                         $     9,964
Other assets:                                            $         0
Other liabilities:                                       $    11,500
Valuation of the Partnership(1):                         $ 1,230,000
Aggregate number of Units offered to all Limited
  Partners in the Exchange Partnership (dollar
  value)(2):                                             123,000 Units ($1,230,000)
Number of Units offered to each Limited Partner in
  The Exchange Partnership per $1,000 of original
  investment (dollar value)(2):                          103 Units  ($1,030)
Percentage of all Units offered to the Limited
  Partners in the Exchange Partnership in relation to
  The maximum number of Units offered to Limited
  Partners in all Exchange Partnerships:                 5.12%
Consideration paid by Original Investors for Units
  Subscribed for in connection with the formation of
  the Trust and the Operating Partnership:               $100,000 capital contribution

- ----------
(1) The valuation of the Exchange Partnership, to the extent of its direct or indirect equity interest in a property, takes into account a number of factors, including, among others, the estimated appraised market value and operating history of the property, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The valuation of the Exchange Partnership, to the extent of its mortgage interests in properties and other debt interests, takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $120,000. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $5,785 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and its
affiliates from inception of the
partnerships through September 30,
1998:

            Compensation:                 $2,806,104
            Distributions:                         0

Combined amount of compensation and       As described in greater detail in the
distributions that would have been        next paragraph, Mr. McGrath, an
paid by the 23 Exchange Partnerships      affiliate of the General Partner, has
if the compensation and distributions     agreed to serve as Chief Executive
structure to be in effect following       Officer of the Operating Partnership
the Exchange Offering had been in         and the Trust in exchange for up to
effect from inception of the              25,000 Common Shares of the Trust
partnerships through September 30,        (amount to be determined by the
1998:                                     Executive Compensation Committee of
                                          the Trust) and health benefits for the
                                          first year of operations and
                                          thereafter in exchange for
                                          compensation and benefits determined
                                          annually by the committee. Mr. McGrath
                                          would have received distributions in
                                          the aggregate amount of approximately
                                          $380,528 (9.5% of all distributions)
                                          on Units subscribed for by him in
                                          connection with the formation of the
                                          Operating Partnership and the Trust.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                       All LP's
                       --------

1996:                  $   0
1997:                  $   3,589
1998 (through
  September 30th):     $ 57,309
                       --------

          Total:       $ 60,898  ($25 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2026, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 15% non-cumulative return on their capital contributions; the General Partner is then entitled to receive any remaining distributable cash during the fiscal year.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 15% yearly cash-on-cash return; thereafter the Limited Partners and the General Partner share any remaining net proceeds 50%/50%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list equity interests in property acquired, on the market for sale within three to five years following their acquisition.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the

Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $1,000.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                     Strategic X
                                                               (Exchange Hybrid)

                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                    Baron Strategic Investment Fund X, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                   (General Partner: Baron Capital LXIV, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

   $1,236,000        123,600 Units ($1,236,000)           103 Units ($1,030)                 5.15%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- ----------
(1) The valuation of the Exchange Partnership, to the extent of its direct or indirect equity interest in a property, takes into account a number of factors, including, among others, the estimated appraised market value and operating history of the property, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The valuation of the Exchange Partnership, to the extent of its mortgage interests in properties and other debt interests, takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property. See "Valuation Methods" below.

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Baron Strategic Investment Fund X, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Methods." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293.

The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E in the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in June 1997. In Julu 1997, Baron Capital LXIV, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath), sponsored a private offering of 2,400 units of limited partner interest in the Exchange Partnership at a purchase price of $500 per unit (gross proceeds of $1,200,000). The offering was fully subscribed and closed in March 1998.

     The Exchange Partnership invested the net proceeds of its offering to acquire (i) a 43.5% limited partnership interest in a limited partnership which holds fee simple title to a residential apartment property located in Lakeland, Florida (Crystal Court Property), (ii) a 43% limited partnership interest in a limited partnership which holds fee simple title to a residential apartment property located in Orlando, Florida (Pineview Property), and (iii) undivided interests in six unrecorded second mortgage loans secured by residential apartment properties located in Kissimmee, Florida (Heatherwood Property) and Tampa, Florida (Garden Terrace Property). The second mortgage loans are subordinate to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or other assets of the debtor.

     For further information concerning the Exchange Partnership, its original private offering, the direct and indirect equity and debt interests it holds, first mortgage financing secured by the underlying properties and to which the mortgage interests are subordinated, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to "Valuation Methods" below and to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange

     Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Hybrid Partnership) has been estimated at $1,236,000. The valuation of the partnership, to the extent of its direct or indirect equity interest in a property, takes into account a number of factors, including, among others, the estimated appraised market value and operating history of the property, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The valuation of the Exchange Partnership, to the extent of its mortgage interests in properties and other debt interests, takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property. See the Prospectus at "The Exchange Offering - Exchange Property Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Partnerships differs based upon the same factors as they relate to the respective partnerships.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to the valuation of the Exchange Partnership, including (i) the valuation of equity and debt interests held by the partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying properties, (iii) the independently appraised value of property in which the partnership directly or indirectly owns an equity interest and the replacement cost new of property in which the partnership owns a mortgage interest and the independently appraised value of such property under the income approach, (iv) other assets and liabilities of the partnership and (v) the valuation of Units to be offered to the Limited Partners in the Exchange Offering.

                                                                   (Strategic X)

                        Valuation of Exchange Partnership

Valuation of Equity Interests Held:

    Crystal Court Property:

     Appraised value of property (43.5% of such
       amount, representing Exchange Partnership's
       indirect net interest):                                    $ 2,040,000      ($887,400)
     11/1/98 principal balance of mortgage financing
       secured by property (43.5% of such amount):                $ 1,211,706      ($527,092)

     Pineview Property:

     Appraised value of property (43% of such
       amount, representing Exchange Partnership's
       indirect net interest):                                    $ 2,848,000    ($1,224,640)
     11/1/98 principal balance of mortgage financing
       secured by property (43% of such amount):                  $ 1,605,781      ($690,486)
             Valuation of Equity Interests:                       $   894,462

Valuation of Debt Interests Held:

     Heatherwood Second Mortgage Loans(1):

     12/31/98 principal balance of Exchange
       Partnership's undivided 42% interest
       in loans (accrued unpaid interest thereon):                $   149,361       ($17,338)
     12/31/98 principal balance of other Exchange
       Partnerships' undivided 58% interest in loans
       (accrued unpaid interest thereon):                         $   202,260            ($0)
     11/1/98 principal balance of first mortgage loan
       secured by property (42% of amount)                        $   704,306      ($295,809)
     Appraised replacement cost new of property
       (42% of amount):                                           $ 1,862,475      ($782,240)
     Appraised value of property - income approach
       (42% of amount):                                           $ 1,259,000      ($528,780)

     Garden Terrace Second Mortgage Loans:

     12/31/98 principal balance of Exchange
       Partnership's undivided 55% interest
       in loans (accrued unpaid interest thereon):                $   682,972       ($82,606)
     12/31/98 principal balance of other Exchange
       Partnerships' undivided 45% interest in loans
       (accrued unpaid interest thereon):                         $   558,795       ($40,875)
     11/1/98 principal balance of first mortgage loan
       secured by property (55% of such amount):                  $   970,167      ($533,592)
     Appraised replacement cost new of property
       (55% of such amount):                                      $ 4,297,897    ($2,363,843)
     Appraised value of property - income approach
       (55% of such amount):                                      $ 1,782,000      ($980,100)

                         Total balance due on debt interests:     $   932,277
                         Total debt balance (net of note
                             payable by Exchange Partnership(2))
                             plus valuation of equity interest:   $ 1,426,739
                         Total valuation of debt and equity
                             interests:                           $ 1,236,000
                         Discount applied to total debt balance
                             and valuation of equity interest:    13.4%

Cash and cash equivalent assets:                                  $    39,374
Other assets:                                                     $         0
Other liabilities(2):                                             $   423,400
Valuation of the Partnership(3):                                  $ 1,236,000
Aggregate number of Units offered to all Limited
  Partners in the Exchange Partnership (dollar
  value)(4):                                                      123,600 Units ($1,236,000)
Number of Units offered to each Limited Partner in
  the Exchange Partnership per $1,000 of original
  investment (dollar value)(4):                                   103 Units ($1,030)
Percentage of all Units offered to the Limited
  Partners in the Exchange Partnership in relation to
  the maximum number of Units offered to Limited
  Partners in all Exchange Partnerships:                          5.15%
Consideration paid by Original Investors for Units
  subscribed for in connection with the formation of
  the Trust and the Operating Partnership:                        $100,000 capital contribution

- ----------
(1) The loans consist of one second mortgage loan secured by the Heatherwood Property with a current principal balance of $325,000 and three unsecured loans associated with the property with an aggregate current principal balance of $24,121.

(2) The Exchange Partnership paid a note (the "Note") with a current principal balance of $400,000 to the seller in connection with the Exchange Partnership's acquisition of an undivided 75% interest in the Garden Terrace Second Mortgage Loans. The Exchange Partnership in turn sold an undivided 20% interest (and retained an undivided 55% interest) in the loans. The Note bears an annual interest rate of 10%, has a maturity date of June 30, 1998 and is secured by a collateral assignment of the Exchange Partnership's interest in the Garden Terrace Second Mortgage Loans and a second mortgage on the property.

(3) The valuation of the Exchange Partnership, to the extent of its direct or indirect equity interest in a property, takes into account a number of factors, including, among others, the estimated appraised market value and operating history of the property, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition. The valuation of the Exchange Partnership, to the extent of its mortgage interests in properties and other debt interests, takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

(4) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $120,000. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $9,124 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and its
affiliates from inception of the
partnerships through September 30,
1998:

            Compensation:                    $2,806,104
            Distributions:                            0

Combined amount of compensation and          As described in greater detail in
distributions that would have been           the next paragraph, Mr. McGrath, an
paid by the 23 Exchange                      affiliate of the General Partner,
Partnerships if the compensation             has agreed to serve as Chief
and distributions structure to be            Executive Officer of the Operating
in effect following the Exchange             Partnership and the Trust in
Offering had been in effect from             exchange for up to 25,000 Common
inception of the partnerships                Shares of the Trust (amount to be
through September 30, 1998:                  determined by the Executive
                                             Compensation Committee of the
                                             Trust) and health benefits for the
                                             first year of operations and
                                             thereafter in exchange for
                                             compensation and benefits
                                             determined annually by the
                                             committee. Mr. McGrath would have
                                             received distributions in the
                                             aggregate amount of approximately
                                             $380,528 (9.5% of all
                                             distributions) on Units subscribed
                                             for by him in connection with the
                                             formation of the Operating
                                             Partnership and the Trust.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

           During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                      All LP's
                      --------

1997:                 $ 13,428
1998 (through
  September 30th):    $ 82,615
                      --------
          Total:      $ 96,043  ($40 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2026, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 12.5% non-cumulative return on their capital contributions; thereafter the Limited Partners and the General Partner share any remaining distributable cash during the year 50%/50%.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 12.5% yearly cash-on-cash return, the Limited Partners and the General Partner share any remaining net proceeds 50%/50%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials indicated that the General Partner intended to list equity interests in property acquired, on the market for sale within three to five years following their acquisition.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the

Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $1,000.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at " - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at " - Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                                                       Vulture I
                                                             (Exchange Mortgage)
                          SUPPLEMENT DATED _____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                      Baron Strategic Vulture Fund I, Ltd.,
                          a Florida limited partnership
                          (the "Exchange Partnership")
                   (General Partner: Baron Capital XXVI, Inc.)

     This Supplement relates to the offer (the "Exchange Offering") of Baron Capital Properties, L.P. (the "Operating Partnership") to all limited partners (the "Limited Partners") in the Exchange Partnership (and limited partners of 22 other real estate limited partnerships) to issue its units of limited partnership interest ("Units" or "Operating Partnership Units") in exchange for limited partnership interests in the Exchange Partnership (and in such other limited partnerships). Limited Partners who elect not to participate in the Exchange Offering will be entitled to retain their limited partnership interest in the Exchange Partnership on substantially the same terms and conditions as their original investment.

     Each Limited Partner should consider all factors discussed below under "Certain Risks" and under the heading "Risk Factors" set forth in the Prospectus (the "Prospectus") of the Operating Partnership dated ________, 1999 in evaluating the Exchange Offering, the Operating Partnership, Baron Capital Trust (the "Trust"), the general partner and a limited partner of the Operating Partnership, and the business of the Operating Partnership and the Trust, including the following material risk factors:

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of beneficial interest in the Trust ("Common Shares") (into which the Units are exchangeable on a one-for-one basis), if listed on a national securities exchange, will trade at a lower price.

o The terms of the Exchange Offering were determined by the founders of the Trust and the Operating Partnership (the "Original Investors") (described below under "Compensation") with no separate counsel or advisor for the Limited Partners.

o Offerees may not have an opportunity prior to their decision to accept the Exchange Offering to evaluate a significant number of properties in which the Operating Partnership and the Trust may acquire an interest, and they will not have the benefit of knowing the extent of the Operating Partnership's investment in respect of properties involved in the Exchange Offering until the offering is completed.

o The Original Investors and affiliates have significant influence over the operation of the Trust, the Operating Partnership and the Exchange Partnerships, and the Exchange Offering involves transactions among them which involve conflicts of interest which may result in decisions that do not fully represent the interests of all Shareholders of the Trust, holders of Units in the Operating Partnership (individually, a "Unitholder" and collectively, the "Unitholders") and Limited Partners of the Exchange Partnerships.

o The purchase price to be paid by the Operating Partnership and the Trust for property interests will be based upon appraisals prepared by qualified and licensed independent appraisal firms and other considerations. Offerees should note, however, that appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired will reflect their fair market value.

o Offerees who accept the offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnership.

o The current returns of the Exchange Partnership may not be achieved by the Operating Partnership after completion of the offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnership.

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from real estate interests acquired by the Trust and the Operating Partnership.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the need to refinance current indebtedness at various maturities, and the effect of any increase in interest rates.

o The successful operation of the Trust and the Operating Partnership is dependent on key management.

o There can be no assurance of the successful completion of the Exchange Offering and the Trust's Cash Offering (described below).

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on a national securities exchange, it is possible that no public market for the Common Shares will ever develop or be maintained.

o Limited Partners who acquire Units in the Exchange Offering will pay a higher price per Unit than the consideration the Original Investors paid for Units issued to them in connection with the formation of the Trust and the Operating Partnership.

o    The Trust will be taxed as a corporation if it fails to qualify as a REIT.

- --------------------------------------------------------------------------------------------------------------------
                                                  TABLE OF EXCHANGE VALUES
- --------------------------------------------------------------------------------------------------------------------
Valuation of        Aggregate number of Units          Number of Units               Percentage of Units offered
Exchange            offered to all Limited             offered to each Limited       to Limited Partners in the
Partnership(1)      Partners in the Exchange           Partner per $1,000 of         Exchange Partnership in
                    Partnership (dollar value)(2)      original investment           relation to Units offered to
                                                       (dollar value)(2)             limited partners in all
                                                                                     partnerships participating in
                                                                                     the initial transactions of the
                                                                                     Exchange Offering

 $944,000            94,400 Units ($944,000)           105 Units ($1,050)                      3.93%
- --------------------------------------------------------------------------------------------------------------------

                 THIS PROSPECTUS SUPPLEMENT FORMS A PART OF AND
                   SHOULD BE READ TOGETHER WITH THE PROSPECTUS


- ----------
(1) Takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property. See "Valuation Methods" below.

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                           SUPPLEMENT DATED ____, 1999
                                TO PROSPECTUS OF
                         BARON CAPITAL PROPERTIES, L.P.
                                DATED _____, 1999

                                  INTRODUCTION

     The Trust and the  Operating  Partnership  constitute  an  integrated  real estate company which has been organized to acquire equity interests in residential apartment properties located in the United States and to provide or acquire mortgage loans secured by such types of property. The Trust is the sole general partner of the Operating Partnership and thereby controls its activities. The Trust will also contribute the net proceeds from its ongoing public offering of Common Shares (the "Cash Offering") to acquire a limited partnership interest in the Operating Partnership.

     The Operating Partnership will conduct all of the Trust's real estate operations and hold all of the Trust's real estate assets, including property interests acquired. The Operating Partnership will use net proceeds from the Cash Offering, Units it will issue in the Exchange Offering and other transactions and available cash flow from operations to make real estate investments and fund its operations.

     This Supplement describes the Exchange Offering, the Cash Offering and certain aspects of the business of the Exchange Partnership, the Operating Partnership and the Trust and is a part of, and should be read in conjunction with, the Prospectus.

     Capitalized terms used in this Supplement and not otherwise defined herein have the meanings ascribed to such terms in the Prospectus, provided that the term "Exchange Partnership" shall refer to Baron Strategic Vulture Fund I, Ltd. and the term "Exchange Partnerships" shall refer collectively to such partnership and the 22 other partnerships whose limited partners will be offered the opportunity to participate in the initial transactions of the Exchange Offering.

     Each Limited Partner should carefully review this Supplement together with the Prospectus. The effects of the Exchange Offering may be different for limited partners in various other Exchange Partnerships. A separate supplement has been prepared for limited partners in each of the other Exchange Partnerships who are being offered the opportunity to participate in the Exchange Offering.

     Each Limited Partner in the Exchange Partnership will receive a copy of this Supplement but unless specifically requested will not receive a copy of the various other supplements which contain information concerning other Exchange Partnerships, the Operating Partnership and the Trust and which have been distributed to their limited partners. Upon receipt of a written request by any Limited Partner or his representative who has been so designated in writing, the Operating Partnership will promptly deliver, without charge, copies of other supplements to be delivered to limited partners in other Exchange Partnerships. Limited Partners may make such request in writing to the Operating Partnership at its principal executive office at the following address: Baron Capital Properties, L.P., 7826 Cooper Road, Cincinnati, Ohio 45242, telephone 513-984-5001. Such request should be made to the attention of Sharon Studt.

                              THE EXCHANGE OFFERING

     In the initial transactions of the Exchange Offering, the Operating Partnership is offering to issue registered Units of the Operating Partnership to each Limited Partner of the Exchange Partnership and each limited partner (individually, an "Exchange Limited Partner" and collectively, the "Exchange Limited Partners") in 22 other Exchange Partnerships in exchange for the limited partnership interests held by such limited partners in such partnerships. The Operating Partnership is investigating other investment opportunities to acquire property interests with cash and/or Units in the Exchange Offering and other transactions. Each of the Exchange Partnerships directly or indirectly owns all or a portion of the equity interest in residential apartment property and/or one or more subordinated mortgage interests secured by such type of property. The Operating Partnership will acquire interests in particular properties by acquiring from Exchange Limited Partners their units of limited partnership interest in the respective partnership (the "Exchange Partnership Units").

     The commencement of the Exchange Offering in respect of the Exchange Partnership and the 22 other Exchange Partnerships was approved by the Independent Trustees of the Trust, who together with the Managing Shareholder, serve as the members of the Board of the Trust. The Managing Shareholder abstained from voting since Gregory K. McGrath, the sole stockholder, director and executive officer of the corporate general partner of each of the Exchange Partnerships, is also one of the founders of the Trust and the Operating Partnership, the sole stockholder and director of the Managing Shareholder, and Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder. Affiliates of Mr. McGrath are also the corporate general partners of limited partnerships which are debtors under substantially all second mortgage loans and other debt interests owned by certain of the Exchange
Partnerships, and in such capacity, Mr. McGrath holds an indirect minority economic interest in such partnerships which is subordinate to the preferred returns of their limited partners.

     The General Partner of the Exchange Partnership recommends that each of the Limited Partners elect to accept the Exchange Offering based on an analysis of the benefits and disadvantages of the offering to the Limited Partners and the Exchange Partnership and an analysis of possible alternative transactions.

     The Operating Partnership will not complete the Exchange Offering in respect of any of the particular Exchange Partnerships if limited partners holding more than 10% of the limited partnership interests in the partnership affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Units with an initial assigned value of at least $6,000,000. For the purposes of this Supplement, the term "Participating Exchange Partnership," which applies only if the Exchange Offering is completed, refers to each Exchange Partnership with limited partners holding at least 90% of the limited partnership interest therein who elect to accept the offering.

     The initial transactions of the Exchange Offering involve 26 targeted properties (individually, an "Exchange Property" and collectively, the "Exchange Properties"). Certain of the Exchange Partnerships directly or indirectly own equity interests in 16 Exchange Properties, which consist of an aggregate of 1,012 residential units (comprised of studio, one, two, three and four-bedroom units). Certain of the Exchange Partnerships directly or indirectly own mortgage interests in 10 Exchange Properties, which consist of an aggregate of 650 existing residential units (studio and one and two bedroom) and 164 units (two and three bedroom) under development. Of the Exchange Properties, 21 properties are located in Florida, one property is located in Georgia, one property in Indiana and three properties in Ohio. The Exchange Properties are described in further detail in the Prospectus at "Initial Real Estate Investments" and Exhibit B to the Prospectus.

     The sole asset of each of 13 of the Exchange Partnerships (individually, an "Exchange Equity Partnership" and collectively, the "Exchange Equity Partnerships") is record title to a single residential apartment property or the entire limited partnership or other equity interest in a limited partnership or other entity which owns fee simple title to a property. The sole assets of each of six of the Exchange Partnerships (individually, an "Exchange Mortgage Partnership" and collectively, the "Exchange Mortgage Partnerships") are the entire or an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the remaining four Exchange Partnerships (individually, an "Exchange Hybrid Partnership" and collectively, the "Exchange Hybrid Partnerships") own a combination of (i) all or a portion of the direct or indirect equity interest in one or more properties and (ii) an undivided subordinated mortgage interest in one or more properties (and, in one case, unsecured debt interests). Each of the debtors of subordinated mortgage loans and other loans provided or acquired by the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships is a limited partnership which owns fee simple title to the property which secures such mortgage loans. Affiliates of Mr. McGrath are the corporate general partners of substantially all such debtor partnerships, and in such capacity Mr. McGrath is entitled to share indirectly in cash distributions and net profits (losses) in such partnerships in the range of 2% to 20% after the limited partners therein have received a preferred return.

     The aggregate appraised market value of 16 Exchange Properties in which Exchange Equity Partnerships and Exchange Hybrid Partnerships directly or indirectly own an equity interest (net to the partnerships' interest, less the current principal balance of mortgage loans secured by such properties) is approximately $16,664,836. The total current aggregate balance due (including current aggregate principal balances of second mortgage loans and other debt and accrued unpaid interest thereon) on the debt interests owned by Exchange Mortgage Partnerships and Exchange Hybrid Partnerships in respect of 11 Exchange Properties is approximately $10,792,991.

     For purposes of the Exchange Offering, the 23 Exchange Partnerships have been valued at $24,022,880. The value is based upon an appraisal performed by qualified and licensed independent appraisal firms on each property in which a respective partnership owns a direct or indirect equity or mortgage interest and other considerations described below at "Valuation Methods." See also the Prospectus at "The Exchange Offering - Exchange Property Appraisals." Each Unit offered in the offering has been arbitrarily assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described further herein, a Unitholder may elect to exchange Units for an equivalent number of Common Shares, subject to certain exceptions. If the Exchange Offering is fully completed in respect of all 23 Exchange Partnerships (i.e., all limited partners in the Exchange Partnerships accept the offering), the partnership interests acquired will have an aggregate purchase price of approximately $24,022,880, comprised of Units to be issued. The partnership interests to be acquired with the balance of the registered Units to be offered in the Exchange Offering have not yet been finally determined.

     In the Exchange Offering, each Limited Partner in the Exchange Partnership has the option to acquire the number of Units per $1,000 of original investment in the Exchange Partnership set forth on the inside cover of this Supplement in exchange for all Exchange Partnership Units held by the Limited Partner. A Limited Partner must exchange all of his or her Exchange Partnership Units if he or she wishes to participate in the Exchange Offering; partial exchanges by a Limited Partner will not be accepted. Limited Partners who accept the Exchange Offering and thereby receive Units will be entitled to exchange all or a portion of such units into an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering."

     The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the Exchange Partnership on terms substantially the same as those of his or her original investment. The Exchange Partnership and each of the other Exchange Partnerships will continue to own the same interest in the same property it owned prior to completion of the offering. Upon the completion of the offering and assuming the requisite number of Limited Partners accept the offering, Limited Partners who elect not to accept the offering ("Non-participating Partners") and the Operating Partnership will constitute all the limited partners of the Exchange Partnership. Non-participating Partners will retain all of their existing economic and voting rights, rights to receive reports and other rights as set forth under the partnership's original agreement of limited partnership. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined above), following the Exchange Offering, the original partnership agreement of the partnership will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of substantially all matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

                                THE CASH OFFERING

     The Trust is currently offering on a best efforts basis a maximum of 2,500,000 Common Shares in the Cash Offering at a purchase price of $10.00 per share. As of the date of this Supplement, the Trust has sold ____________ Common Shares in the Cash Offering (representing gross proceeds of $____________. The Trust will use all net cash proceeds of the Cash Offering to acquire Units in the Operating Partnership, which, in turn, will use such proceeds (i) to acquire real estate investments, (ii) for capital improvements which may be required on properties in which the Operating Partnership acquires an interest and (iii) for working capital purposes. The Trust will apply for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered in the Cash Offering and the Common Shares into which Units issued in the Exchange Offering will be exchangeable. The Trust will deliver at its own expense to each Limited Partner who requests in writing, a copy of the Prospectus of the Trust relating to the Cash Offering and any amendments and supplements thereto.

     In June 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Heatherwood Kissimmee, Ltd., a Florida limited partnership which owns fee simple title to a 67-unit residential apartment property referred to as Heatherwood Apartments - Phase I located in Kissimmee, Florida. The purchase price paid was $830,000. The property is subject to first mortgage financing with a current principal balance of approximately $1,245,000.

     In July 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interest in Crystal Court Apartments II, Ltd., a Florida limited partnership which owns fee simple title to an 80-unit residential apartment property referred to as Crystal Court Apartments - Phase II located in Lakeland, Florida. The purchase price paid was $756,293.

The property is subject to first mortgage financing with a current principal balance of approximately $1,488,000.

     In July 1998, the Operating Partnership also made capital contributions in the range of $2,000 to $59,000 (aggregate amount approximately $341,000) to 20 real estate partnerships managed by affiliates of the Managing Shareholder, including certain of the Exchange Partnerships. In exchange, the Operating Partnership received a limited partnership interest in such partnerships which is subordinated to the priority economic return of the limited partners of the respective partnership and is not eligible to participate in the Exchange Offering.

     In September 1998, the Operating Partnership applied a portion of the net proceeds from the Cash Offering to acquire the entire limited partnership interests in Riverwalk Enterprises, Ltd., a Florida limited partnership which owns fee simple title to a 50-unit residential apartment property referred to as Riverwalk Villas located in New Smyrna Beach, Florida. The total cost of the acquisition to the Operating Partnership was approximately $655,000 above the then current $1,330,000 principal balance of the underlying first mortgage loan, including transaction costs.

     In September 1998, the Operating Partnership entered into an agreement to acquire two luxury residential apartment properties (total 652 units) in Louisville and Burlington, Kentucky upon the completion of construction for an aggregate purchase price in the range of approximately $41,000,000 to $43,000,000. The Louisville property is expected to be completed prior to the end of 2000, and the Burlington property is expected to be completed by the end of 2001. In connection with the transaction, the Operating Partnership agreed to co-guarantee (along with Mr. McGrath), for a period of 60 days (plus any extensions which may be granted), up to $3,000,000 of the development portion of long-term construction loans to be made by an institutional lender to three development companies controlled by Mr. McGrath in connection with the development and construction of the two residential apartment properties and a shopping center in Burlington, Kentucky. The Trust also agreed that, if the loans are not repaid prior to the expiration of the guarantee, it will either buy out the bank's position on the entire amount of the construction loans or arrange for a third party to do so. The construction loans are expected to be replaced by a long-term credit facility within 180 days from the date of the agreement.

     In October 1998, the Operating Partnership applied a portion of the net proceeds to acquire an approximately 12.3% limited partnership interest in Alexandria Development, L.P. (the "Alexandria Partnership"), a Delaware limited partnership which is the owner and developer of a 168-unit residential apartment property under construction in Alexandria, Kentucky. Thirty eight of the 168 residential units (approximately 22.6%) have been completed and are in the rent-up stage. The Operating Partnership paid $400,000 for the acquired partnership interest and retains an option to acquire the remaining limited partnership interests at the same price per percentage interest (for a total price of approximately $3,250,000 for the entire limited partnership interest). The option is exercisable as additional apartment buildings are completed and rented. An affiliate of Mr. McGrath sold the partnership interest in the Alexandria Partnership to the Operating Partnership and also serves as its managing general partner. During the construction stage of the apartment property, the Operating Partnership's limited partnership interest in the Alexandria Partnership is entitled to an annual 12% preferential return which is senior to the other limited partnership interests and the general partner's nominal 1% interest.

     Set forth in the Prospectus at "Initial Real Estate Investments" is certain additional information, including a description of the foregoing investments made by the Operating Partnership to date and first mortgage financing to which property interests acquired are subject. Financial statements reflecting the results of operations of the properties are set forth in Exhibit E to the Prospectus. Other than the transactions described above, the Operating Partnership has not committed any of the remaining net proceeds of the Cash Offering to any specific property interests. The Operating Partnership continues to investigate other investment opportunities to acquire property interests for cash and/or Units in the Exchange Offering and other transactions, including but not limited to interests held in additional properties by unaffiliated parties and by other limited partnerships managed by affiliates of the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath).

     Limited Partners will not have any vote in the selection of property investments by the Operating Partnership after they accept the Exchange Offering. Therefore, Limited Partners who elect to accept the Exchange Offering may not have available any information on additional real estate investments to be acquired with net proceeds of the Cash Offering, in the Exchange Offering or other transactions, in which case they will be required to rely on management's judgment regarding those acquisitions.

                      BUSINESS OF THE EXCHANGE PARTNERSHIP

     The Exchange Partnership was organized as a Florida limited partnership in April 1996. In May 1997, Baron Capital XXVI, Inc., the partnership's General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath), sponsored a private offering of 1,800 units of $900,000). The offering was fully subscribed and closed in October 1996.

     The Exchange Partnership invested the net proceeds of its offering to provide or acquire undivided interests in four unrecorded second mortgage loans (the "Second Mortgage Loans") secured by a residential apartment property located in Tampa, Florida (Curiosity Creek Property). The Second Mortgage Loans are subordinate to large-scale first mortgage financing and are non-recourse beyond the underlying property and/or other assets of the debtor.

     For further information concerning the Exchange Partnership, its original private offering, the Second Mortgage Loan interests it holds, first mortgage financing to which the Second Mortgage Loan interests are subordinated, and the estimated deferred taxable gain of each Limited Partner who elects to participate in the Exchange Offering, please refer to "Valuation Methods" below and to the tables set forth in the exhibit attached hereto. Also see the tables relating to all of the Exchange Partnerships set forth in the Prospectus at "Initial Real Property Investments" and in Exhibit B to the Prospectus.

                                  CERTAIN RISKS

     Limited Partners considering whether to exchange their Exchange Partnership Units for Operating Partnership Units in the Exchange Offering should carefully consider all the various risks described in the Prospectus. See the Prospectus at "Risk Factors." Such risk factors include, among others, the risks described in the Prospectus under "Risk Factors - Arbitrary Offering Price; No Separate Representation of Offerees; Offerees May Not Have Information Available to Evaluate Properties Prior to Decision Whether to Accept the Exchange Offering;
Possible Adverse Influence of Original Investors; Conflicts of Interest; Investors in Successful Exchange Properties Could Lose Advantage by Combining with Less Successful Exchange Properties; Several Factors Could Have Possible Adverse Effects on Operation of Properties; Competition; Debt Service Obligations Could Adversely Affect Cash Flow; Possible Adverse Effects as a Result of Loss of Key Management; Uncertainty of Successful Completion of Cash Offering and Exchange Offering; Limited Marketability of Units and Common Shares; and Potential Adverse Tax Consequences."

     The following is a summary of the material risk factors applicable to the Exchange Offering and an investment in Units and Common Shares and the proposed operations of the Trust and the Operating Partnership. For a more detailed description of the risk factors relating to the Exchange Offering and the proposed activities of the Trust and the Operating Partnership, including those set forth below, see the Prospectus at "RISK FACTORS."

o The valuation of $10.00 per Unit used in the Exchange Offering is an arbitrary amount, and it is possible that Common Shares of the Trust (into which the Units are exchangeable), if listed on a national securities exchange, will trade at a lower price.

o    The  terms  of the  Exchange  Offering  were  determined  by  the  Original
     Investors with no separate counsel or advisor for the Offerees. Each Offeree is advised to seek independent advice and counsel before deciding whether to accept the Exchange Offering.

o If the Operating Partnership consummates investments in respect of all 23 Exchange Partnerships initially targeted for investment in the Exchange Offering, the partnership interests acquired will have a deemed purchase price totaling approximately $24,022,880, comprised of Operating Partnership

     Units to be issued. The property interests to be acquired with the balance of the Operating Partnership Units to be offered in the Exchange Offering have not yet been finally determined. In addition, as described in this Supplement and the Prospectus, the Operating Partnership has acquired beneficial ownership of four properties for cash, entered into an agreement to acquire two properties under development and invested in other real estate limited partnerships (including certain of the Exchange Partnerships) as of the date of this Prospectus, but has not committed the available net cash proceeds raised to date or to be raised in the future to any additional specific properties. Therefore, Offerees who elect to accept the Exchange Offering may not have available any information on additional properties to be acquired, in which case they will be required to rely on management's judgment regarding those purchases. In addition, Offerees will not have the benefit of knowing in advance of deciding whether to accept the offering the extent of the Operating Partnership's investment in respect of properties involved in the offering until the offering is completed.

o    The Original  Investors  in the  Operating  Partnership  serve as executive officers of the Trust, the Operating Partnership and the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath) and collectively will own an amount of Operating Partnership Units (up to 1,202,160 Units) which are exchangeable (subject to escrow restrictions described below) into 19% of the Trust Common Shares outstanding as of the earlier to occur of the completion of the Cash Offering and the Exchange Offering or May 14, 1999, calculated on a fully diluted basis assuming that all then outstanding Units (other than those owned by the Trust) have been exchanged into an equivalent number of Common Shares. (The Original Investors received the Units in exchange for their initial capitalization of the Operating Partnership and such Units have been deposited into a security escrow account for a period of six to nine years, subject to earlier release under certain conditions described in the Prospectus at "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions.) Accordingly, the Original Investors and affiliates have significant influence over the affairs of the Trust and the Operating Partnership, and the Exchange Offering involves transactions among them which may result in decisions that do not fully represent the interests of all Shareholders of the Trust and Unitholders in the Operating Partnership. In addition, Offerees who acquire Operating Partnership Units in the Exchange Offering will pay a higher price per unit than the Original Investors paid for their Operating Partnership Units. See below at "Compensation" and the Prospectus at "MANAGEMENT" and "THE TRUST AND THE OPERATING PARTNERSHIP - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o The Operating Partnership and the Trust will use Units, Common Shares, net proceeds from the sale of securities, including the Trust's Cash Offering, and available cash flow from operations to acquire direct or indirect equity and debt interests in residential apartment properties. The purchase price to be paid for equity interests in properties will be based upon, among other considerations, appraisals prepared by qualified and licensed independent appraisal firms employing the three traditional property valuation methods: the income approach, direct sales comparison approach and cost approach. The purchase price to be paid for mortgage interests in properties or other debt interests will be based upon the current principal balance of such interests, independent appraisals of the replacement cost new of property securing such indebtedness (without taking into account the deficiencies of the existing improvements as compared to a new building), which may significantly exceed the cost approach valuation, and the debtor's repayment history and current net equity interest in such property. Appraisals are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of property interests acquired is fair and reasonable and will reflect their fair market value.

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their respective Affiliates, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust and the Operating Partnership will seek to acquire. The Trust and the Operating Partnership may be restricted from investing in certain properties since Affiliates of the Managing Shareholder may have other investment vehicles investing in similar properties. In addition, there will be competing demands for management resources of the Managing Shareholder, the Trust and the Operating Partnership and transactions are expected to be completed by the Trust and the Operating Partnership with Affiliates of the Managing Shareholder. See the Prospectus at "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Offerees who accept the Exchange Offering may not experience returns comparable to or in excess of those experienced by Limited Partners in the Exchange Partnerships.

o The current returns of the Exchange Partnerships may not be achieved by the Trust and the Operating Partnership after completion of the Exchange Offering and may be higher than the current returns of other partnerships which participate in the offering, although such other partnerships may offer higher future growth potential than the Exchange Partnerships.

o Real estate investment considerations, individually or in the aggregate, may negatively impact the ability of the Trust and Operating Partnership to make distributions to Shareholders and Unitholders, including without limitation the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust and the Operating Partnership, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the property investments of the Trust and the Operating Partnership to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants.

o Financing risks exist, including debt service obligations, the ability of the Trust and the Operating Partnership to incur additional debt, the potential inability to refinance any mortgage indebtedness of the Trust and the Operating Partnership upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may or may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust and the Operating Partnership will each be permitted to incur indebtedness in an aggregate amount up to 300% of their respective net assets (subject to certain exceptions described in the Prospectus at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust and the Operating Partnership becoming highly leveraged, which in turn could adversely affect the ability of the Trust and the Operating Partnership to make distributions to Shareholders and Unitholders and increase the risk of default under their respective indebtedness.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing; financing such acquisitions  and  improvements  in  turn  may  limit  cash  available  for distribution to Shareholders and Unitholders. See below at "Tax Consequences" and the Prospectus at "TAX STATUS" and "FEDERAL INCOME TAX CONSIDERATIONS."

o The successful operation of the Trust and the Operating Partnership is dependent on key management. In addition, each of the Original Investors, Mr. McGrath and Mr. Geiger, have other business interests and neither will devote full business time to the Trust, the Operating Partnership or the Managing Shareholder. See the Prospectus at "MANAGEMENT."

o There can be no assurance of the successful completion of the Exchange Offering and the Cash Offering and it is unlikely that the cash proceeds from the sale in the Cash Offering of only a minimum number of Common Shares will be sufficient to meet the investment objectives of the Trust and the Operating Partnership.

o No public market for the sale of Units is expected to ever develop, and, although Common Shares (into which Units are exchangeable) are expected to eventually be listed on AMEX, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The Trust will be taxed as a corporation if it fails to qualify as a REIT for federal income tax purposes. In that event, the Trust will be liable for certain federal, state and local income taxes and cash available for distribution to Shareholders and Unitholders will decrease. Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See below at
     "Tax   Consequences"   and  the   Prospectus   at   "FEDERAL   INCOME   TAX
     CONSIDERATIONS."

o Under certain circumstances described below at "Tax Consequences" and the Prospectus at "FEDERAL INCOME TAX CONSIDERATIONS - Exchange of Exchange Partnership Units for Operating Partnership Units," an Exchange Limited Partner may recognize tax upon the exchange of Exchange Partnership Units for Operating Partnership Units.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Exchange Offering and the Cash Offering, which in turn may result in the dilution of Offerees who elect to accept this Exchange Offering and Shareholders of the Trust and affect the then prevailing market price of Common Shares.

o Certain provisions in the Declaration of Trust for the Trust and other statutory provisions have the potential to delay or prevent a takeover of the Trust or other transaction in which the holders of some, or a majority, of the outstanding Common Shares might receive a premium on their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Such provisions generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5% of the outstanding Shares.

o As a result of certain amendments which will be made to the partnership agreement of each Participating Exchange Partnership with one or more Offerees who elect not to accept the Exchange Offering (the "Non-participating Limited Partners") following the Exchange Offering, such Non-participating Limited Partners, voting as a class, will have the ability to veto certain actions of the partnership, such as the sale of the partnership's property, which might be in the best interest of the partnership, the Operating Partnership, the Trust or the holders of securities of the Trust and the Operating Partnership. There can be no assurance that Non-participating Limited Partners will not use such voting power in a manner which may have an adverse effect on the operations of the Trust or the Operating Partnership.

o Following the Exchange Offering, the limited partnership interests of Non-participating Limited Partners in Participating Exchange Partnerships are likely to remain extremely illiquid because they will represent a small minority interest in the partnership and because of the uncertainty whether the property interests held by the partnership would be sold in the near future due to the REIT and other provisions of the Code which would penalize the Trust and possibly limited partners in the partnership who accept the offering if the Operating Partnership sells the property interest in the short term.

o The potential liability of the Trust and the Operating Partnership for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the financial condition and results of operations of the Trust and the Operating Partnership and cash available to them for distribution to Shareholders and Unitholders.

o The $8,113,659 aggregate book value of the 23 Exchange Partnerships initially targeted for investment in the Exchange Offering is less than the $24,022,880 total of the initial value assigned to the Operating Partnership Units being offered for limited partnership interests in the Exchange Partnerships. This discrepancy is due to depreciation taken against the original price paid by Exchange Equity Partnerships and the Exchange Hybrid Partnerships for direct or indirect equity interests in properties, and the appreciation of the properties since such purchase. As a result, the return on investment of the Exchange Partnerships based on the initial assigned value of the Units offered for limited partnership interests in such partnerships will be less than the return on investment of the partnerships based on their respective book value.

o Any Offeree who is a limited partner of an Exchange Partnership and does not desire to participate in the Exchange Offering will be entitled to retain his or her limited partnership interest in his or her respective Exchange Partnership on substantially the same terms and conditions as his or her original investment. Neither applicable law nor the limited partnership agreement relating to any Exchange Partnership provides any rights of dissent or appraisal to Offerees who do not elect to accept the Exchange Offering.

o The use of Units being offered in the Exchange Offering and the net proceeds of the Cash Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust and the Operating Partnership will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust and the Operating Partnership may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the real estate investments of the Trust and the Operating Partnership.

                                TAX CONSEQUENCES

The Operating Partnership

     No ruling has been or will be sought from the Internal Revenue Service ("IRS") as to the status of the Operating Partnership as a partnership for federal income tax purposes. Instead, the Operating Partnership has relied on the opinion of special tax counsel that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, published revenue rulings and court decisions, the Operating Partnership will be classified as a partnership for federal income tax purposes. In rendering its opinion, tax counsel has relied on certain factual representations discussed in the Prospectus made by the Operating Partnership and the Trust, as its general partner. See the Prospectus at "Tax Status" and "Federal Income Tax Considerations."

     If the Operating Partnership were taxed as a corporation in any taxable year, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to Unitholders, and its net income would be taxed to the Operating Partnership at corporate rates currently ranging to a maximum of 35%. In addition, any distribution made to a Unitholder would be treated as either taxable dividend income at a rate currently ranging to a maximum of 39.6% (to the extent of the Operating Partnership's current or accumulated earnings and profits) or (in the absence of earnings and profits) a non-taxable return of capital (to the extent of the Unitholder's tax basis in his or her Units) or taxable capital gain (after the Unitholder's tax basis in the Units has been reduced to zero). Accordingly, treatment of the Operating Partnership as an association taxable as a corporation would result in a material reduction in a Unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Units.

Exchange of Exchange Partnership Units for Operating Partnership Units

     Based on certain factual representations made by the Operating Partnership and the General Partner to special tax counsel, a contribution by a Limited Partner of Exchange Partnership Units to the Operating Partnership in exchange for Units of the Operating Partnership (the "Exchange") will not result in the recognition of taxable gain at the time of the Exchange so long as the Limited Partner does not receive in connection with the Exchange a cash distribution (or a deemed cash distribution resulting from relief from liabilities) that exceeds such Limited Partner's aggregate adjusted basis in his or her Exchange Partnership Units at the time of the Exchange. See the Prospectus at "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units" for a more detailed discussion of other factors that could result in the recognition of gain upon the Exchange.

     The Limited Partners will not receive any cash distributions in connection with the Exchange Offering. Whether any Limited Partner will receive a deemed cash distribution attributable to relief from liabilities in connection with the Exchange that exceeds his or her adjusted basis in his or her Exchange Partnership Units at the time of the Exchange will depend on a number of variables, including such Limited Partner's adjusted tax basis in his or her partnership interest at such time; the assets that the Limited Partner originally contributed to the Exchange Partnership in exchange for such Exchange Partnership Units; the indebtedness, if any, of the Exchange Partnership at the time of the Exchange; the tax basis of any such contributed assets in the hands of the Exchange Partnership at the time of the Exchange; the Limited Partner's share of the "unrealized gain" with respect to the Exchange Partnership's assets at the time of the Exchange; and the extent to which the Limited Partner includes in his or her basis for his or her Exchange Partnership Units a share of the Exchange Partnership's recourse liabilities by reason of indemnification or "deficit restoration" obligations that will be eliminated by reason of the Exchange. See "Federal Income Tax Considerations - Exchange of Exchange Partnership Units for Operating Partnership Units."

The Trust

     The Trust will elect to be taxed as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting.

     As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See the Prospectus at "Risk Factors - Potential Adverse Tax Consequences - Taxation of the Trust as a Corporation if it Fails to Qualify as a REIT" and "Federal Income Tax Considerations - Taxation of the Trust." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                     EFFECTS OF THE FORMATION TRANSACTIONS,
                       CASH OFFERING AND EXCHANGE OFFERING

     The transactions relating to the formation of the Trust and the Operating Partnership and to the Cash Offering and Exchange Offering will have various beneficial effects on the operations of the Trust, the Operating Partnership and the Exchange Partnerships, including the operation of the Exchange Properties and other properties to be acquired, but may have certain disadvantages for Limited Partners who accept the Exchange Offering. See the Prospectus at "The Exchange Offering - Effects of the Formation Transactions, Cash Offering and Exchange Offering."

     The principal benefits to Limited Partners who accept the Exchange Offering include the following:

     o The Limited Partners will be able to participate in a more diversified investment in a more advantageous form of ownership with a greater potential for marketability of the security.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The Trust and the Operating Partnership, on the one hand, and each of the Exchange Partnerships, on the other hand, will benefit from a highly qualified management team which has been assembled and the economy of scale attendant to operation of the Exchange Properties as part of a single business entity. The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that a single self-managed structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Trust and the Operating Partnership will be able to acquire interests in residential apartment properties with cash and Units.

     o The Trust and the Operating Partnership will have enhanced ability to obtain more favorable terms for the financing of its assets including, where appropriate, the Exchange Properties.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange all or a portion of their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership in accordance with its existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative. Continuation of the existing business plan and liquidation have been determined to be impractical and disadvantageous for the Limited Partners. The General Partner has either explored the sale of the partnership assets or determined that such a sale would be premature as it would not maximize investor value.

     The principal disadvantages to Limited Partners who accept the Exchange Offering include the following (see the Prospectus at "Risk Factors"):

     o Conflicts of interests exist among the Trust, the Operating Partnership, the Managing Shareholder (wholly owned and controlled, along with the general partner of each of the Exchange Partnerships, by Mr. McGrath), the Original Investors and their affiliates with respect to the formation and future operations of the Trust and the Operating Partnership.

     o The Original Investors have significant influence over the affairs of the Trust and the Operating Partnership by virtue of their collective ownership of Operating Partnership Units.

     o Limited Partners who accept the Exchange Offering will pay greater consideration per Unit than the Original Investors paid for their Units.

                                VALUATION METHOD

     The value of the Exchange Partnership (an Exchange Mortgage Partnership) has been estimated at $944,000. The value is based upon the current principal balance of mortgage interests in properties held by the partnership, independent appraisals of the replacement cost new of property securing such indebtedness and the debtor's repayment history and current net equity interest in such property. See the Prospectus at "The Exchange Offering - Exchange Property
Appraisals." The number of Units being offered in respect of the Exchange Partnership and each of the other Exchange Mortgage Partnerships and Exchange Hybrid Partnerships (to the extent of their mortgage interests in properties and other debt interests) differs based upon the foregoing factors as they relate to the respective partnerships. The number of Units being offered in respect of each of the Exchange Equity Partnerships and each of the Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interests in properties) differs based upon a number of factors, including, among others, the estimated appraised market value and operating history of the property in which the partnership owns an interest, the current principal balance of first mortgage and other indebtedness to which the property is subject, the amount of distributed cash flow generated by the property, the period of time that the property has been held by the partnership and the property's overall condition.

     The General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) believes that the Exchange Offering is fair to the Limited Partners and recommends that they accept the Exchange Offering for the following reasons:

     o The Units to be issued in the Exchange Offering have been valued based upon a qualified independent third party appraisal of the Exchange Partnership's property interests and reflect a value greater than the Limited Partners' original investments.

     o The Exchange Offering has been structured to permit each Limited Partner, if desired, to elect not to accept the offering and instead retain his or her existing interest in the partnership on terms substantially the same as those of his or her original investment.

     o The Operating Partnership will not complete the offering in respect of any Exchange Partnership if limited partners holding more than 10% of the limited partnership interests therein affirmatively elect not to accept the offering. In addition, the Operating Partnership will not complete any transaction in the offering whatsoever unless a sufficient number of Offerees accept the offering such that the offering involves the issuance of Operating Partnership Units with an initial assigned value of at least $6,000,000.

     o The Exchange Offering will provide each Limited Partner with a significantly more diverse interest in income producing real property with a greater opportunity that the interest received will be marketable in the future.

     o The Trust and the Operating Partnership have been able to attract highly experienced management and financial personnel capable of managing a substantially larger real estate portfolio.

     o The completion of the Exchange Offering is anticipated to create an economy of scale and provide the Exchange Partnership with a lower operating cost per residential unit and as a consequence increase operating performance.

     o The General Partner believes that a single integrated structure of ownership by the Exchange Partnerships and administration of the property interests which are controlled by them and which were projected to be acquired by future affiliated programs would be far more efficient, cost effective and advantageous for operations and for the various program investors.

     o The Exchange Offering has been designed to afford Limited Partners who accept the offering the benefit of a deferral of any recognition of taxable gain until they exercise their right to exchange their Units for an equivalent number of Common Shares of the Trust. The exchange to Common Shares may be made at any time at the sole discretion of each Limited Partner.

     o The General Partner considered various alternatives to the Exchange Offering, including continuation of the Exchange Partnership's existing business plan and sale or liquidation of the partnership assets held, and has determined that the Exchange Offering provides equal or greater value to the Limited Partners compared with any other considered alternative.

     Set forth below is certain information relating to the valuation of the Exchange Partnership, including (i) the valuation of debt interests held by the Exchange Partnership, (ii) the principal balance as of November 1, 1998 of mortgage financing secured by the underlying property, (iii) independently appraised replacement cost new of the underlying property and appraised value of the property under the income approach, (iv) other assets and liabilities of the partnership and (v) the valuation of Units to be offered to the Limited Partners in the Exchange Offering.

                                                                     (Vulture I)

                        Valuation of Exchange Partnership

Valuation of Debt Interests Held:

  Curiosity Creek Second Mortgage Loans:

     12/31/98 principal balance of Exchange
       Partnership's undivided 73.7% interest in loans
       (accrued unpaid interest thereon):                $   938,440       ($74,650)
     12/31/98 principal balance of other Exchange
       Partnerships' undivided 26.3% interest in loans
       (accrued unpaid interest thereon):                $   365,804       ($22,998)
     11/1/98 principal balance of first mortgage loan
       secured by property (73.7% of such amount):       $ 1,294,866      ($954,316)
     Appraised replacement cost new of property
       (73.7% of such amount):                           $ 3,941,164    ($2,904,638)
     Appraised value of property - income approach
       (73.7% of such amount):                           $ 2,552,000    ($1,880,824)

             Total balance due on debt interests:        $ 1,013,090
             Total valuation of debt interests:          $   944,000
             Discount applied to debt balance:           6.8%

Cash and cash equivalent assets:                         $    31,922
Other assets:                                            $         0
Other liabilities:                                       $    81,400
Valuation of the Partnership(1):                         $   944,000
Aggregate number of Units offered to all Limited
  Partners in the Exchange Partnership (dollar
  value)(2):                                             94,400 Units ($944,000)
Number of Units offered to each Limited Partner in
  the Exchange Partnership per $1,000 of original
  investment (dollar value)(2):                          105 Units ($1,050)
Percentage of all Units offered to the Limited
  Partners in the Exchange Partnership in relation to
  the maximum number of Units offered to Limited
  Partners in all Exchange Partnerships:                 3.93%
Consideration paid by Original Investors for Units
  subscribed for in connection with the formation of
  the Trust and the Operating Partnership:               $100,000 capital contribution

- ----------
(1) Takes into account the current principal balance of the debt interests held by the Exchange Partnership, the replacement cost new of property securing such indebtedness determined by an independent appraiser and the debtor's repayment history and current net equity interest in such property.

(2) For purposes of the Exchange Offering, each Unit to be issued has been assigned an initial value of $10.00, which is the price per share at which the Trust is currently offering Common Shares in its Cash Offering. As described below at "The Exchange Offering," Unitholders, including recipients of Units in the Exchange Offering, may exchange all or a portion of their Units for an equivalent number of Common Shares at any time following the completion of the offering.

                                  COMPENSATION

     From the inception of the Exchange Partnership through September 30, 1998, the aggregate amount of compensation paid to the General Partner and affiliates in connection with the operation of the partnership (including commissions and fees in connection with the original private offering) has been approximately $119,000. During such period, the General Partner has not received any cash distributions from the partnership. If the compensation structure to be in effect after the partnership's participation in the Exchange Offering had been in effect during such period, the General Partner and its affiliates, including Mr. McGrath, would have been entitled to be paid cash distributions during such period in the amount of approximately $16,287 (9.5% of all distributions). The amount of compensation the General Partner and its affiliates would have received for managing the Exchange Partnership and other Exchange Partnerships is described in the second item of the following table.

                    Changes in Compensation and Distributions

Combined amount paid by the 23
Exchange Partnerships to their
respective general partner and
its affiliates from inception
of the partnerships through
September 30, 1998:

            Compensation:                   $ 2,806,104
            Distributions:                            0

Combined amount of                          As described in greater detail in
compensation and distributions              the next paragraph, Mr. McGrath, an
that would have been paid by                affiliate of the General Partner,
the 23 Exchange Partnerships                has agreed to serve as Chief
if the compensation and                     Executive Officer of the Operating
distributions structure to be               Partnership and the Trust in
in effect following the                     exchange for up to 25,000 Common
Exchange Offering had been in               Shares of the Trust (amount to be
effect from inception of the                determined by the Executive
partnerships through September              Compensation Committee of the
30, 1998:                                   Trust) and health benefits for the
                                            first year of operations and
                                            thereafter in exchange for
                                            compensation and benefits
                                            determined annually by the
                                            committee. Mr. McGrath would have
                                            received distributions in the
                                            aggregate amount of approximately
                                            $380,528 (9.5% of all
                                            distributions) on Units subscribed
                                            for by him in connection with the
                                            formation of the Operating
                                            Partnership and the Trust.

     For the first year of operations of the Trust and the Operating Partnership, Mr. McGrath, the sole stockholder, director and executive officer of the General Partner of the Exchange Partnership and of the corporate general partner of each of the other Exchange Partnerships, has agreed to serve as Chief Executive Officer of the Trust, the Operating Partnership and the Managing Shareholder for no cash compensation. In lieu of a salary, he has agreed to be compensated in the form of Common Shares in an amount not to exceed 25,000 shares to be determined by the Executive Compensation Committee of the Board of the Trust. He will also receive health benefits. Thereafter, Mr. McGrath's compensation and benefits will be determined annually by the Executive Compensation Committee.

     In connection with the formation of the Trust and the Operating Partnership, the Original Investors (comprised of Mr. McGrath and Robert S. Geiger, who had no prior affiliation with the Trust, the Operating Partnership, the Managing Shareholder or any of the Exchange Partnerships) each subscribed for 601,080 Units. In consideration for the Units subscribed for by them, the Original Investors made a $100,000 capital contribution to the Operating Partnership. If the Cash Offering and the Exchange Offering are fully subscribed, those Units would represent 9.5% of the total Common Shares outstanding after completion of the Cash Offering and exchange by the Operating Partnership of 2,500,000 of its Units for units of limited partnership interest in real estate limited partnerships (including any exchange completed pursuant to the Exchange Offering), calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. If, however, as of May 14, 1999, the Cash Offering and/or the Exchange Offering has been completed and the number of Units subscribed for by each Original Investor represents a percentage greater than 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming that all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares, each Original Investor has agreed to return any excess Units to the Operating Partnership for cancellation. As described further below, Mr. McGrath and Mr. Geiger have deposited Units subscribed for by them into a security escrow account for six to nine years, subject to earlier release under certain conditions.

     Under the subscription agreement, the Original Investors agreed to waive future administrative fees for managing Participating Exchange Partnerships; agreed to assign to the Operating Partnership the right to receive all residual economic rights attributable to the general partner interests in Participating Exchange Partnerships; and, in order to permit management of the Exchange Properties by the Operating Partnership, caused the Exchange Partnerships to cancel the partnerships' prior property management agreements and agreed to forego the right to have a property management firm controlled by the Original Investors assume the property management role in respect of properties in which the Trust or the Operating Partnership invest.

     As noted above, under a security escrow agreement with American Stock Transfer & Trust Company ("ASTTC") (the transfer agent and registrar for the Common Shares being offered in the Cash Offering and the Units being offered in the Exchange Offering), the Original Investors have deposited into an escrow account with ASTTC the Units issued to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of the Cash Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Cash Offering, or (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Cash Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Cash Offering. In addition, the Original Investors' Units will be subject to the trading restrictions under Rule 144 issued under the Securities Act of 1933, as amended.

     The effect of the escrow arrangement described above is that as long as their Units are held in the escrow account, the Original Investors will not be able to cash out their investment in the Operating Partnership by exchanging their Units into Common Shares and then selling the Common Shares. The Original Investors will retain any voting rights to which the escrowed Units (and/or Common Shares into which escrowed Units have been exchanged) are entitled, as long as the Units (and/or such Common Shares) are escrowed, provided that, until May 14, 1999, each Original Investor may vote Units (and/or Common Shares) owned by him and held in escrow which represent 9.5% of the then outstanding Common Shares, calculated on a fully diluted basis assuming all then outstanding Units (other than those acquired by the Trust) have been exchanged into an equivalent number of Common Shares. While Units (and/or Common Shares) owned by them are held in escrow, the Original Investors are entitled to receive dividends and distributions based on the amount of such securities they may vote at the time of such payments. Any dividends paid on the escrowed securities will be held in the escrow account and available for distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

                     CASH DISTRIBUTIONS TO LIMITED PARTNERS

     During each year since inception, the Exchange Partnership has made cash distributions to the Limited Partners in the following amounts:

                       All LP's
                       --------
 1996:                $  14,044
 1997:                $  89,894
 1998 (through
   September 30th):   $  67,500
                      ---------
           Total:     $ 171,438  (95 per Exchange Partnership Unit outstanding)


                         SELECTED FINANCIAL INFORMATION

     The table set forth in the Prospectus at "SELECTED FINANCIAL DATA" includes selected financial information on a pro forma basis for the Operating Partnership for the nine months ended September 30, 1998. The operating data has been derived from the unaudited financial statements for the Operating Partnership, the three Acquired Properties acquired by the Operating Partnership to date which have historical operating results, and the 23 Exchange Partnerships whose limited partners are being offered the opportunity to exchange their limited partnership interests therein for Operating Partnership Units in the Exchange Offering. The data for Exchange Equity Partnerships and Exchange Hybrid Partnerships (to the extent of their direct or indirect equity interest in a property) and for the three Acquired Properties was derived from the statements of revenues and certain expenses of the limited partnerships which directly or indirectly hold record title to such properties. The statements of revenues and certain expenses, including the notes thereto, for such Exchange Properties are included in Exhibit D to the Prospectus and those for the Acquired Properties are included in Exhibit E to the Prospectus. The data for the Exchange Mortgage Partnerships and the Exchange Hybrid Partnerships was derived from their respective balance sheets, statements of operations, statements of partners' capital and statements of cash flow, which are set forth in Exhibit D to the Prospectus. The foregoing statements should be reviewed by the Offerees prior to making a decision whether or not to accept the Exchange Offering.

                   COMPARISON OF RIGHTS OF HOLDERS OF EXCHANGE
                 PARTNERSHIP UNITS, OPERATING PARTNERSHIP UNITS
                             AND TRUST COMMON SHARES

     The rights and obligations of the General Partner (wholly owned and controlled, along with the Managing Shareholder of the Trust, by Mr. McGrath) and Limited Partners are governed by the agreement of limited partnership of the Exchange Partnership ("Exchange Partnership Agreement"). The agreement is attached as Exhibit A to the private placement memorandum delivered to the Limited Partners in connection with the partnership's original private offering. Following the Exchange Offering, each Non-participating Partner will retain his or her existing interest in the Exchange Partnership. The Non-participating Partners will retain all of their economic and voting rights, rights to receive reports and other rights as set forth in the Exchange Partnership Agreement. As described in further detail in the Prospectus at "Amendments to Partnership Agreements of Participating Exchange Partnerships with Non-participating Limited Partners," assuming the Exchange Partnership is a Participating Exchange Partnership (as defined herein), following the Exchange Offering, the Exchange Partnership Agreement will be amended to require the prior approval (majority or unanimous, as the case may be) of Non-participating Partners voting as a class in respect of matters as to which Limited Partners are entitled to vote under the partnership agreement prior to the completion of the Exchange Offering. The partnership agreement, as amended, will continue in full force and effect after the completion of the offering as long as any Non-participating Partners remain limited partners of the Exchange Partnership. See the Prospectus at "The Exchange Offering."

     Limited Partners who accept the Exchange Offering will become limited partners in the Operating Partnership and have rights set forth under the Operating Partnership Agreement as summarized below and in the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares." Limited Partners who accept the Exchange Offering and thereby receive Operating Partnership Units will be entitled to exchange all or a portion of such units for an equivalent number of Common Shares of the Trust at any time and from time to time, subject to certain restrictions described in the Prospectus at "The Exchange Offering." Holders of Trust Common Shares will have the rights set forth under the Declaration of Trust for the Trust which are summarized in the Prospectus at "Summary of Declaration of Trust" and "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     The rights of Limited Partners in the Exchange Partnership differ in certain respects from the rights they will have as limited partners in the Operating Partnership if they accept the Exchange Offering and the rights they will have upon the exercise of their right to exchange Operating Partnership Units for an equivalent number of Trust Common Shares. The following discussion compares the material provisions of each type of security. For a more detailed comparison of the respective rights and obligations of the General Partner and Limited Partners of the Exchange Partnership, the Trust, as general partner of the Operating Partnership, and Unitholders, and the Managing Shareholder of the Trust and Shareholders, see the Prospectus at "Comparison of Rights of Holders of Exchange Partnership Units, Operating Partnership Units and Trust Common Shares."

     Set forth below under the applicable category is a summary of the specific Exchange Partnership Agreement amendments that will be effected in respect of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners.

Issuance of Additional Securities

Exchange Partnership: Additional partnership interests may be sold in the future in the sole discretion of the General Partner.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be authorized to admit any additional persons as limited partners other than pursuant to provisions of the agreement which set forth procedures for admission or pertain to transfers of limited partnership interests. In addition, as a result of such amendments, the General Partner will continue to have discretion to issue additional units of limited partnership interest of the same class as units held by the limited partners of the partnership and to determine the terms of such issuance, provided, however, that the majority approval of Non-participating Limited Partners voting as a class is required to approve such issuance in advance where the selling price for such shares is not less than the approximate market value of the units. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Additional partnership interests may be sold in the future in the sole discretion of the Trust, as general partner. See also "Trust" below.

Trust: The Managing Shareholder, with the approval of a majority of the Independent Trustees, may cause the Trust to issue additional Common Shares and Preferred Shares. If the Trust issues additional securities, (i) the Trust must cause the Operating Partnership to issue to the Trust, interests in the Operating Partnership which represent economic interests in the Operating Partnership which are substantially similar to such additional securities and
(ii) the Trust must contribute to the Operating Partnership the net proceeds from, or the property received in consideration for, the issuance of any such additional securities and from the exercise of rights contained in such additional securities.

In addition, upon the exercise of an option granted for Common Shares pursuant to an employee stock option plan, the Trust must cause the Operating Partnership to issue to the Trust one Unit for each Common Share issued upon such exercise and the Trust must contribute to the Operating Partnership the net proceeds received from such exercise. The Operating Partnership will also issue Units to its employees or employees of any subsidiary upon the exercise by any such employees of an option to acquire Units granted by the Operating Partnership pursuant to an employee stock option plan.

The Trust will also issue Common Shares on a one-for-one basis to holders of Units who exercise their rights to exchange their Units into an identical number of Common Shares, subject to certain exceptions described in the Prospectus at "The Exchange Offering."

Term of Existence

Exchange Partnership: Terminates on December 31, 2026, unless terminated earlier by law or under the provisions of the Exchange Partnership Agreement, including
(i) the determination of a majority in interest of Limited Partners to dissolve the partnership, (ii) actions affecting the activities of the General Partner (including, among other things, resignation or dissolution) unless a majority in interest of the Limited Partners vote to continue the partnership and appoint a successor general partner, and (iii) the sale of all or substantially all of the property of the partnership.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to cease to exist.

In addition, as a result of such amendments, following the Exchange Offering, the partnership may be dissolved by the vote of at least a majority of the outstanding limited partnership interests in the partnership, but only with the approval of Non-participating Limited Partners holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Furthermore, the partnership will be dissolved if the last remaining general partner of the partnership (the Exchange Partnership currently has only one general partner) ceases to act as general partner, unless the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership elect to continue the partnership and elect a new general partner and such continuation, election of such general partner(s) and the amount, type and purchase price of any interest in the partnership such successor general partner(s) may acquire in connection therewith have been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITING PARTNERS."

Operating Partnership: Terminates on December 31, 2098 unless terminated earlier by law or under the provisions of the Operating Partnership Agreement, including
(i) the withdrawal of the Trust as general partner, unless a majority in interest vote to continue the Operating Partnership and appoint a successor general partner, (ii) the general partner's election to dissolve the Operating Partnership with the approval of limited partners holding a majority in interest of the Units, (iii) the sale of all or substantially all of the properties of the Operating Partnership, (iv) the merger of the Operating Partnership with or into another entity, (v) the bankruptcy or insolvency of the Trust, and (vi) the commencement of any proceedings against the Trust seeking its reorganization, liquidation, dissolution or similar relief or the involuntary appointment of a trustee to receive or liquidate the Trust or any substantial portion of its properties and such proceeding or appointment has not been dismissed, vacated or stayed within a specified period of time.

Trust:  Terminates  on December 31, 2098 unless  terminated  earlier (i) by law,
(ii) the determination of the holders of at least a majority of the Trust Shares then outstanding, (iii) the sale of all or substantially all of the Trust's property or (iv) the withdrawal of the Cash Offering by the Managing Shareholder of the Trust prior to its termination date.

Management Control

Exchange Partnership: General Partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, any amendment of any agreement entered into between the Exchange Partnership and any affiliates of the General Partner following the Exchange Offering (other than any agreement described in the offering documents relating to the original private offering of the partnership) will require the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust, as general partner, subject to certain voting rights of limited partners described below at "Meetings and Voting Rights."

Trust: Managing Shareholder and Independent Trustees, acting together as the Board, subject to certain voting rights of Shareholders.

Economic Interest

Exchange Partnership: The partnership will maintain for each of the Limited Partners and the General Partner a capital account to which will be allocated his, her or its share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder. After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the General Partner until the profit allocated plus the cumulative profit allocable to the General Partner for prior fiscal periods during which a profit was earned by the Partnership equal the cumulative amounts distributable to the General Partner and the balance, if any, is allocated to the Limited Partners and (ii) taxable losses are allocable 99% to the Limited Partners and 1% to the General Partner, provided, however, that losses are not allocable to any Limited Partner to the extent that such allocation would cause such Limited Partner to have an adjusted capital account deficit at the end of the taxable year (which excess losses are allocable to the General Partner).

The partnership is required to distribute at least quarterly all distributable cash flow (defined as all cash received by the partnership from any source, other than capital contributions, loan proceeds and proceeds from the sale or refinancing of property, less operating expenses, principal and interest payments on indebtedness, capital expenditures, General Partner fees and reasonable cash reserves). Cash distributions are allocable as follows:

     Allocation of Distributable Cash: Each fiscal year, all distributable cash is distributed to the Limited Partners until they have received a 15% non-cumulative return on their capital contributions; the General Partner is then entitled to receive any remaining distributable cash during the fiscal year.

     Allocation of Net Proceeds from Property Sale or Refinancing: After Limited Partners have received an aggregate amount (including prior distributions) equal to their capital contributions plus a 10% yearly cash-on-cash return, the General Partner is entitled to receive any remaining net proceeds until it has received a similar return on its capital contribution; thereafter the Limited Partners and the General Partner share any remaining net proceeds 50%/50%.

Upon liquidation of the partnership, the Limited Partners and General Partner are entitled to receive a share of the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities) in proportion to their respective capital account balances.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell its existing property interest, acquire any additional property interests, cease to exist, or modify the rights of limited partners to receive 100% of the quarterly cash distributions and net proceeds from the sale or refinancing of the partnership's property until they have received the preferred amount specified in the respective Exchange Partnership Agreement. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Operating Partnership will maintain for each of its partners a capital account to which will be allocated the partner's share of all items of partnership income, gain, expense, loss, deduction and credit determined in accordance with the Code and regulations issued thereunder.

After giving effect to certain technical special allocation provisions, (i) taxable income is allocable 100% to the general partner to the extent that, on a cumulative basis, net losses previously allocated to the general partner exceed net income previously allocated to the general partner, and the balance is allocable to limited partners and the general partner in proportion to their respective ownership of Units, and (ii) net losses are allocable to the limited partners and the general partner in proportion to their respective ownership of Units, provided, however, that net losses are not allocable to any limited partner to the extent that such allocation would cause such limited partner to have an adjusted capital account deficit at the end of such taxable year (which excess losses are allocable to the general partner).

The Operating Partnership is required to distribute at least quarterly all available cash flow (defined as (i) all cash revenues received from any source, other than capital contributions to the Operating Partnership and cash flow treated as net capital gains under the Code (which will be distributed in the Trust's discretion), plus (ii) the amount of any reduction in reserves). Such distributions are to be made in the following priority: (x) first to holders of any class of partnership interest having a preference over Units (no such preferred class exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Operating Partnership) and (y) thereafter, to holders of Units. Each Unitholder will receive a share of such distributions in proportion to his or her respective ownership of Units.

Upon liquidation of the Operating Partnership, the limited partners and the general partner are entitled to receive a share of the net liquidation proceeds of the partnership (remaining after payment of, or the creation of a reasonable reserve for, all of the partnership's liabilities and obligations) in proportion to their respective capital account balances.

Trust: The Managing Shareholder has full discretion as to the timing and amount of distributions to be made by the Trust, provided, however, it is required to endeavor to declare and make distributions as required for the Trust to qualify as a REIT under the Code so long as it believes such qualification continues to be in the best interest of the Trust. The Trust intends to make quarterly distributions of available funds to its Shareholders. Shareholders will be entitled to receive any such distributions on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to receive distributions. No preferred class which has a priority over Common Shares exists as of the date of this Supplement or is currently anticipated to be issued by the management of the Trust.

Upon liquidation of the Trust, the Shareholders are entitled to receive the net liquidation proceeds (remaining after payment of, or the creation of a reasonable reserve for, all of the Trust's liabilities and obligations) on a pro rata basis for each class of Shares taking into account the relative rights of priority of each class.

Property Investments and Anticipated Holding Period

Exchange Partnership: Investment made in residential apartment property as described in the Prospectus at "Prior Performance of Affiliates of Managing Shareholder" and "Initial Real Estate Investments" and in Exhibits A and B thereto. The original private placement offering materials did not specify the anticipated period that the Partnership intended to hold property interests acquired.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited
Partners, without the majority approval of the Non-participating Limited Partners of the partnership voting as a class, the partnership will not be permitted to sell all or substantially all of its existing property interest, acquire any additional property interests or cease to exist. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership and Trust: Securities and net proceeds from the sale of securities, including Common Shares, to be used to acquire a diversified portfolio of equity or debt interests in respect of residential apartment properties.

Restrictions on Transfers of Securities

Exchange Partnership: Transfers prohibited unless the General Partner consents and certain other conditions are fulfilled.

Operating Partnership: Transfers permitted except where, in the opinion of legal counsel, such transfer would require the filing of a registration statement under applicable securities laws or would otherwise violate applicable securities laws.

Trust: Common Shares are freely transferable by Shareholders subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. See the Prospectus at "Federal Income Tax Considerations - Taxation of the Trust - Stock Ownership Tests" and "Capital Stock of the Trust - Restrictions on Ownership and Transfer." The restrictions may have the effect of making an attempted takeover of the entities more difficult for an acquirer. See the Prospectus at "RISK FACTORS - Anti-Takeover Provisions."

Tax Status

Exchange Partnership and Operating Partnership: Designed to be classified and treated as partnerships for federal income tax purposes. As partnerships, they are not subject to federal income tax. Instead, each limited partner is required to report annually on his or her personal income tax return his or her allocable share of the partnership's income, gain, loss, deductions, credits and items of tax preference regardless of whether any distribution of cash or property is made by the partnership to limited partners during any given year. A distribution results in the recognition of income by each limited partner to the extent that any cash distributed exceeds the adjusted tax basis in his or her limited partnership units at that time. A limited partner who sells or transfers Exchange Partnership Units will realize gain or loss equal to the difference between the amount realized on the sale or transfer and the adjusted basis of the units disposed of.

Trust: As long as it qualifies as a REIT, the Trust generally will not be subject to federal income tax on that portion of its REIT taxable income or gain which it distributes to Shareholders. It may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed in any given year. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic non-tax-exempt Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held Common Shares.

In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains. A more detailed description of the foregoing tax considerations and those applying to tax-exempt and foreign Shareholders is set forth in the Prospectus at "Federal Income Tax Considerations." The federal income tax treatment of REITs and shareholders of a REIT are complex and should be reviewed with each offeree's tax advisor.

Pre-emptive Rights

Exchange Partnership, Operating Partnership and Trust: Security holders have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Exchange Partnership, the Operating Partnership or the Trust in the future, except in two instances as follows. First, if the General Partner of the Exchange Partnership determines that it is necessary or in the best interest of the partnership to commit additional funds to its property and that such funds should not be financed from the partnership's earnings or through additional indebtedness, the General Partner may, in its discretion, give Limited Partners the first opportunity to purchase any additional units that may be offered by the partnership. Second, holders of Operating Partnership Units are entitled to exchange such units into an equivalent number of Trust Common Shares at any time, subject to certain conditions described in the Prospectus at "The Exchange Offering."

Managing Entity Removal and Resignation Rights

Exchange Partnership: Limited Partners holding at least a majority of the outstanding Exchange Partnership Units may remove the General Partner if they determine that the General Partner is not performing its powers, duties and obligations in the best interests of the partnership. The General Partner may resign by delivering written notice to the Limited Partners, provided, however, such resignation will be effective not less than 90 days after notice thereof is delivered to the Limited Partners only if the Limited Partners owning at least a majority of the Exchange Partnership Units then outstanding have consented to such resignation.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, (except where any officer or affiliate of the General Partner would continue to have personal liability for any debts of the partnership) the General Partner may be removed only if a court of competent jurisdiction finds that the General Partner is not performing its duties in the best interest of the partnership, the Non-participating Limited Partners voting as a class consent to such removal and the General Partner is given the requisite notice. The effect of this amendment would be that following the Exchange Offering, if the partnership constitutes a Participating Exchange Partnership and has one or more Non-participating Limited Partners, the General Partner may be removed only if the Non-participating Limited Partners initiate an action in court to have the General Partner removed and the court makes the requisite finding.

In addition, as a result of such amendments, if the last remaining general partner of the partnership (it currently has only one general partner) ceases to act as general partner, the limited partners of the partnership (including the Operating Partnership and Non-participating Limited Partners) holding at least a majority of the then outstanding units of the partnership may elect to continue the partnership and elect one or more new general partners as long as the same has been approved in advance by Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. Moreover, if the partnership is continued under the circumstances described above, the new general partner(s) will be permitted to purchase an interest in the partnership only on terms and conditions approved by a majority vote of the Non-participating Limited Partners voting as a class. In addition, as a result of such amendments, the General Partner of the partnership would be entitled to retire or resign only with the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all
Non-participating  Limited  Partners.  See  the  Prospectus  at  "AMENDMENTS  TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: The Trust may not be removed as general partner of the Operating Partnership by the limited partners with or without cause. The Trust may not transfer any of its general partnership interest or withdraw as general partner except in certain limited circumstances.

Trust: The holders of at least 10% of the outstanding Common Shares may propose the removal of the Managing Shareholder, an Independent Trustee or any other member of the Board of the Trust. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the outstanding Common Shares (excluding Common Shares held by the Managing Shareholder or its affiliates) or the affirmative vote of a majority of the Independent Trustees.

The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement, and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days' prior written notice. The holders of at least a majority of the outstanding Common Shares may also vote to terminate the Trust Management Agreement.

Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least a majority of the then outstanding Shares entitled to vote thereon.

Reporting Rights

Exchange Partnership: Limited Partners are entitled to receive annual financial statements. On the written request of Limited Partners holding at least 20% of the outstanding limited partnership interests, the statements must be audited by an independent public accountant and presented in accordance with generally accepted accounting principles ("GAAP"). Limited Partners also have the right to obtain other information about their respective partnerships and receive a list of names and addresses of the partners of the partnership for proper partnership purposes. Within 90 days after the close of each year, the partnership is required to provide each Limited Partner with data necessary to report his or her distributive share of partnership income, deductions and credits for federal income tax purposes.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners may require that the annual financial statements required to be delivered by the partnership to limited partners be audited. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Within 120 days after the close of each partnership year, the Operating Partnership is required to mail to each limited partner, an annual report containing financial statements presented in accordance with GAAP and audited by a nationally recognized accounting firm. Within 60 days after the close of each quarter (except the last calendar quarter), the Operating Partnership is required to mail to each limited partner a report containing unaudited financial statements. The Operating Partnership must use all reasonable efforts to furnish to limited partners, within 90 days after the close of each taxable year, the tax information reasonably required by them for federal and state income tax reporting purposes.

Each limited partner is entitled, upon written request and at his or her expense, to obtain for proper partnership purposes a copy of the following from the Operating Partnership: (i) most recent annual and quarterly reports filed with the Securities and Exchange Commission (the "Commission") by the Trust under applicable securities laws, (ii) the partnership's federal, state and local income tax returns for each year, (iii) a current list of the name and address of each Unitholder, (iv) the Operating Partnership Agreement, the Certificate of Limited Partnership of the Operating Partnership filed in the State of Delaware and all amendments thereto, and (v) information relating to the amount of cash and other consideration contributed by each limited partner and the date each limited partner became a partner of the Operating Partnership.

Trust: The Trust is required to keep each Shareholder currently advised as to activities of the Trust by quarterly reports, which are required to contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder. Within 120 days after the close of each fiscal year, the Trust is required to prepare and mail to each Shareholder an annual report which includes the following: (i) audited financial statements prepared in accordance with GAAP by the Trust's independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and other fees paid to the Managing Shareholder and its affiliates; (iv) the total operating expenses stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination and; (vi) full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective affiliates occurring during the year.

In addition, the Trust is required to file with the Commission periodic reports required under the federal securities laws (i.e., Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports, and Form 8-KSB or Form 8-K current reports) for the fiscal year in which the Trust's Cash Offering registration statement becomes effective and thereafter if either (i) the Trust registers Common Shares under the Securities Exchange Act of 1934, as amended, and qualifies for the listing of such shares on a stock exchange, (ii) the Trust has more than 300 Shareholders, or (iii) the Trust is otherwise required to do so by the applicable exchange or applicable law.

The Trust is required to use its reasonable best efforts to obtain tax and accounting information required for federal income tax returns as soon as possible after the conclusion of each year and to cause the resulting information to be delivered to the Shareholders as soon as possible after receipt from the accounting firm responsible for preparing such reports. Shareholders have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Shareholders for proper Trust purposes. See "Summary of Declaration Of Trust - Quarterly and Annual Reports" and " - Books and Records; Tax Information."

Assessments

Exchange Partnership, Operating Partnership and Trust: No future assessments may be required of security holders.

Amendments of Governing Agreements

Exchange Partnership: Requires the consent of the Limited Partners holding at least a majority of the outstanding limited partnership interests except that
(i) the General Partner may amend the agreement in respect of certain specified matters which will not adversely affect limited partners, and (ii) any amendment may not without a Limited Partner's consent increase his or her liability or change capital contributions required, economic interests, rights on dissolution or any voting rights.

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, except in certain circumstances, the partnership agreement of the partnership may be amended only with the approval of both (i) limited partners holding at least a majority of the outstanding limited partnership interests in the partnership and (ii) Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners. See the Prospectus at "AMENDMENTS TO
PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: May be proposed by the Trust or by holders of at least 25% of the outstanding Operating Partnership Units. Except in the cases described below, the consent of holders of at least a majority of the outstanding Units is required for amendments to the Operating Partnership Agreement. The Trust may amend the agreement without the consent of any limited partners for the following purposes: (i) to add to the obligations of the Trust in its capacity as general partner or to surrender for the benefit of limited partners any right or power granted to the Trust or any of its affiliates, (ii) to set forth the rights, powers, duties and preferences of the holders of any additional interests in the Operating Partnership which may be issued in the future, (iii) to satisfy any requirements contained in an order, ruling or regulation of any federal or state agency or contained in any federal or state law and (iv) for certain other specified matters of an inconsequential nature and not materially adversely affecting the limited partners.

The Operating Partnership Agreement may not be amended, without a limited partner's consent, to convert his or her partnership interest into a general partner's interest; modify his or her limited liability; alter his or her rights to receive distributions or allocations of partnership income, gains, loss and deductions; cause the dissolution of the Operating Partnership other than in accordance with the terms of the agreement; amend the amendment provision of the agreement described in this paragraph; or amend Article VI of the agreement or any definition used therein which would have the effect of causing the allocations in Article VI to fail to comply with the requirements of Section 514(c)(9)(E) of the Code.

The consent of all limited partners of the Operating Partnership is also required to alter the restrictions on the Trust's authority set forth in Section
7.3 of the Operating Partnership Agreement. In addition, the consent of the holders of at least two-thirds of the outstanding Units is required to amend any of the following sections of the agreement: (i) Section 4.2(a) (pertaining to the Trust's authority, without the approval of any limited partner, to cause the Operating Partnership to issue additional partnership interests in the Operating Partnership in the future); (ii) the second sentence of Section 7.1(a) (which provides that the Trust may not be removed as general partner of the Operating Partnership by the limited partners); (iii) Section 7.5 (pertaining to limitations on the outside activities of the Trust); (iv) Section 7.6 (pertaining to contracts among the Operating Partnership, the Trust and any of their respective affiliates or subsidiaries); (v) Section 7.8 (pertaining to limitations on the liability of the Trust as general partner of the Operating Partnership); (vi) Section 11.2 (pertaining to limitations on the Trust's right to transfer its interest in the Operating Partnership): (vii) Section 13.1(c) (which provides that the Operating Partnership may be terminated prior to December 31, 2098 with the consent of the holders of at least a majority of the outstanding Units); (viii) Section 14.1(d) (which provides for super-majority voting requirements described herein; or (ix) Section 14.2 (pertaining to meetings of limited partners).

Trust: The Managing Shareholder of the Trust may amend the Declaration without approval of the Shareholders to maintain the federal income tax status of the Trust as a REIT (unless it determines that REIT status is no longer in the best interests of the Shareholders and holders of at least a majority of the

Trust Common Shares approve such determination); and to comply with law. Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the outstanding Common Shares. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote.

Liability and Indemnification

Exchange Partnership: The General Partner is generally liable for all liabilities and obligations of the partnership to the extent such obligations are not paid by the partnership and are not by their terms limited to recourse against specific property. Each Limited Partner is generally not liable for the liabilities and obligations of the partnership.

The partnership is required to indemnify the General Partner, each of its affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such indemnified persons have acted within the scope of the partnership agreement) against any loss, liability or damage incurred by such indemnified person arising out of the partnership's private offering of limited partnership interests and the management of the partnership's affairs within the scope of the partnership agreement, unless such indemnified person's negligence or intentional or criminal wrongdoing is involved; provided, however, such indemnification will not be made with respect to any liability imposed by judgment arising out of any violation of federal or state securities laws associated with such offering. No indemnified person is liable to the partnership or to any partner thereof for any loss suffered by the partnership which arises out of any action or inaction of such person if such person, in good faith, determined that such course of conduct was in the best interests of the partnership and within the scope of the partnership agreement and did not constitute the negligence or intentional or criminal wrongdoing of such person.

Operating   Partnership:   The  Trust,  as  general  partner  of  the  Operating
Partnership, is generally liable for all obligations of the Operating Partnership to the extent such obligations are not paid by the Operating
Partnership and are not by their terms limited to recourse against specific property. The limited partners (other than the Trust but only in its capacity as general partner) have no responsibility for the liabilities of the Operating Partnership.

The Trust has no liability for monetary damages to the Operating Partnership or any partners or assignees for losses sustained or liabilities incurred as a result of errors in judgment for any act or omission, unless (i) the Trust actually received an improper benefit in money, property or services (in which case, such liability shall be for the amount of the benefit actually received), or (ii) the Trust's action or inaction was the result of active and deliberate dishonesty and was material to the cause of action being adjudicated.

The Operating Partnership is required to indemnify the Trust, officers of the Operating Partnership and trustees, officers and members of the Board of the Trust and any other persons the Trust may designate, against any and all losses, claims, damages and other amounts arising from any claims, demands, actions, suits or proceedings that relate to the operations of the Operating Partnership in which any such indemnified person may be involved, or threatened to be involved, unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Trust: Neither the Managing Shareholder, the Trustees, any other members of the Board or any of their respective affiliates nor any Shareholders of the Trust are liable for the liabilities of the Trust to third parties. In addition, such persons are not liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and within the scope of the Declaration and did not constitute negligence or misconduct, in the case of any such person who is not an Independent Trustee, or gross negligence or wrongful misconduct, in the case of any such person who is an Independent Trustee.

The Trust is required to indemnify the Managing Shareholder, the Trustees, other members of the Board and their respective affiliates, and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons have acted within the scope of the Declaration) against any loss, liability or damage incurred by such person arising out of the Cash Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. However, such persons will not be indemnified for liabilities arising under the Securities Act of 1933, as amended, except under certain limited circumstances. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

Compensation of Managing Persons and Affiliates

Exchange Partnership: The allocation between the Limited Partners and General Partner of distributable cash flow, net proceeds from the sale or refinancing of property, and net liquidation proceeds is described above under " - Economic Interest." The General Partner or an affiliate is entitled to earn a real estate commission in an amount equal to 50% of any commissions paid to an outside broker on the sale of any partnership property, but in no event greater than 3% of the sales proceeds. The Exchange Partnership pays the General Partner a monthly administrative fee of $500.

The corporate general partners, including the General Partner, of each of the Exchange Partnerships have agreed to assign to the Operating Partnership or waive all of their ongoing economic interest (including back-end interests and administrative fees) in any partnership which participates in the Exchange Offering. See the Prospectus at "The Exchange Offering."

Operating Partnership: The Trust is not entitled to receive any compensation for services performed in its capacity as general partner of the Operating Partnership. The Trust, however, is entitled to be reimbursed on a monthly basis for expenses incurred on behalf of the Operating Partnership. The Trust will use net proceeds of the Cash Offering to acquire Operating Partnership Units, and as the owner of such units will have the same economic rights as other holders on a per unit basis, except that the Trust may not elect to exchange Units held for an equivalent number of Trust Common Shares. The allocation of net liquidation proceeds among the partners of the Operating Partnership is described above at "
- - Economic Interest."

Trust: The table included in the Prospectus at "Compensation of Managing Persons and Affiliates - The Trust" describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and its affiliates in exchange for their respective services and expenses in connection with the preparation of the Prospectus for the Cash Offering, the Cash Offering, the operation of the Trust and the acquisition and disposition of the Trust's property. The allocation of net liquidation proceeds among the Shareholders is described above at " - Economic Interest."

Meetings and Voting Rights

Exchange Partnership: Meetings of the partners may be called at any time, either by the General Partner or by Limited Partners holding at least 25% of the outstanding Exchange Partnership Units, for any matter on which Limited Partners may vote. The following actions require the affirmative vote of Limited Partners holding at least a majority of the outstanding Exchange Partnership Units: (a) reforming the partnership to replace the General Partner; (b) acceptance of the resignation of the General Partner; (c) revising any contract between the partnership and any affiliate of the General Partner; (d) removal of the General Partner; (e) dissolution of the partnership prior to the expiration of its term except as otherwise provided in the partnership agreement or as required by law;
(f) removal and replacement of the party appointed to supervise a liquidation of the partnership's assets upon its dissolution; (g) the sale of all or substantially all of the partnership's property; and (h) amending the partnership agreement in certain respects as described above at " - Amendments of Governing Agreements."

The consent of all Limited Partners is required for the following actions by the Exchange Partnership: (a) contravening the partnership agreement or certificate of limited partnership; (b) actions making it impossible to carry on the ordinary course of business of the partnership; (c) confession of a judgment in excess of 20% of the partnership's assets; (d) allowing the General Partner to possess partnership assets for other than a partnership purpose and (e) amending the Exchange Partnership Agreements in certain respects as described above at "- Amendments of Governing Agreements."

As a result of certain amendments to be made to the partnership agreement of the Exchange Partnership if the requisite percentage of Limited Partners elect to accept the Exchange Offering and immediately following the completion of the Exchange Offering the partnership has one or more Non-participating Limited Partners, the General Partner of the partnership or Non-participating Limited Partners holding a majority of the then outstanding units held by all Non-participating Limited Partners in the partnership, may call a meeting of the partnership to act on any matter upon which the limited partners of the partnership are permitted to act. In addition, the approval of Non-participating Limited Partners of the partnership holding a majority of the then outstanding units of the partnership held by all Non-participating Limited Partners will be required to replace the General Partner in its capacity as liquidating trustee or receiver or the receiver or trustee appointed by the General Partner in connection with the liquidation of the partnership. See the Prospectus at "AMENDMENTS TO PARTNERSHIP AGREEMENTS OF PARTICIPATING EXCHANGE PARTNERSHIPS WITH NON-PARTICIPATING LIMITED PARTNERS."

Operating Partnership: Meetings of the partners may be called by the Trust and by limited partners holding at least 25% of the outstanding Operating Partnership Units. The consent of limited partners holding at least a majority of the outstanding Units is required for action by the limited partners, except where otherwise provided in the Operating Partnership Agreement as described below. Limited partners are entitled to vote on proposed amendments to the Operating Partnership Agreement as described above at " - Amendments of Governing Agreements."

The following actions of the Operating Partnership require the consent of all limited partners: (a) any action that would make it impossible to carry on the ordinary business of the Operating Partnership; (b) the possession of partnership property, or the assignment of any right in specific partnership property, for other than a partnership purpose, except as otherwise provided in the Operating Partnership Agreement; (c) the admission of any new partner to the Operating Partnership, except as otherwise provided in the Operating Partnership Agreement; or (d) any action that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability, except as provided in the Operating Partnership Agreement or under the Delaware Limited Partnership Act.

In addition, the consent of the limited partners holding at least a majority of the outstanding Units is required to approve the Trust's election to dissolve the Operating Partnership prior to the termination of its term as specified in the Operating Partnership Agreement. The limited partners holding a majority of the outstanding Units are also entitled, in the absence of any general partner of the Operating Partnership, to elect a liquidator to oversee the winding up and dissolution of the Operating Partnership and to perform a full accounting of the Operating Partnership's liabilities and properties.

Trust: The Trust is required to conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Board is staggered, in which case only the class of the Board up for election) will be elected or reelected and any other proper business may be conducted. Each Trust Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders holding at least 10% of the outstanding Common Shares, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of Shareholders of at least a majority of the Shares entitled to vote: (a) the sale, exchange, lease, mortgage, pledge or transfer of all or substantially all of the Trust's assets if not in the ordinary course of operation of the Trust or in connection with liquidation and dissolution; (b) the merger or reorganization of the Trust; and
(c) the dissolution or liquidation of the Trust following its initial property investment.

In addition, Shareholders holding at least a majority of Shares entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration of Trust, terminate the Trust, and elect and/or remove one or more members of the Board.

Accounting Method

Exchange Partnership, Operating Partnership and Trust: The accrual method of accounting is used and the accounting period ends on December 31 of each year.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

     Under Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, subject to such standards and restrictions, if any, contained in its limited partnership agreement, a limited partnership organized in Delaware may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

     Under  Section  7.7(a)  of the  Agreement  of  Limited  Partnership  of the
Registrant ("Partnership Agreement"), the Registrant shall indemnify an Indemnitee (defined as any person made a party to a proceeding by reason of his status as (i) the General Partner of the Registrant (including as a guarantor of any debt of the Registrant) or (ii) an officer of the Registrant or a trustee, officer or member of the Board of the General Partner of the Registrant, and (b) such other persons (including affiliates of the General Partner of the Registrant or the Registrant) as the General Partner of the Registrant may designate from time to time, in its sole and absolute discretion) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Registrant as set forth in its Partnership in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in Section 7.7(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in
Section 7.7(a). Any indemnification pursuant to Section 7.7 shall be made only out of the assets of the Registrant.

     Under Section 7.7(b) of the Partnership Agreement, reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Registrant in advance of the final disposition of the proceeding upon receipt by the Registrant of (a) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Registrant as authorized in Section 7.7 of the Partnership Agreement has been met, and (b) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 21.  Exhibits and Financial Statement Schedules.

     A list of exhibits included as part of this Registration Statement is set forth in the Index to Exhibits which immediately precedes such exhibits.

Item 22.  Undertakings.

     The Registrant undertakes to do the following:

     1. If the Registrant is registering the securities under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant will:

          (a) File, during the period in which it offers or sell securities, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect  in  the  prospectus  any  facts  or  events  which, individually or together, represent a fundamental change in the information in the Registration Statement; and

              (iii) Include any  additional or changed  material  information on the plan of distribution.

          (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     2. The Registrant will deliver to Offerees who accept the Exchange Offering certificates representing Units in such nominations and registered in such names as such Offerees shall indicate in their Subscription Documents.

     3. If the Registrant requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act:

               Insofar as  indemnification  for  liabilities  arising  under the
          Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4. If the Registrant relies on Rule 430A under the Securities Act, the Registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Unitholders. Each sticker supplement should disclose all compensation and fees received by the Managing Shareholder and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X (or Rule 310 of Regulation S-B, if applicable) only for properties acquired during the distribution period.

     6. The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X (or Rule 310 of Regulation S-B, if applicable), to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Unitholders at least once each quarter after the distribution period of the offering has ended.

     7. The Registrant hereby undertakes to respond to requests for information that is incorporated by reference in the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     8. The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registrant Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on January 28, 1999.

                                   BARON CAPITAL PROPERTIES, L.P.

                                   By:  Baron Capital Trust,
                                           General Partner
                                   By:  Baron Advisors, Inc.,
                                           Managing Shareholder

                                   By:  /s/Gregory K. McGrath
                                        ------------------------------------
                                           Gregory K. McGrath, President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registrant's Registration Statement has been signed by the following person in the capacity and on the date stated.


         Name                             Title                     Date
         ----                             -----                     ----

/s/Gregory K. McGrath   Chief Executive Officer of            January 28, 1999
- ----------------------  Baron Advisors, Inc.,
Gregory K. McGrath      Managing Shareholder of Baron Capital
                        Trust, General Partner of Registrant

                                INDEX TO EXHIBITS

Exhibit                                                                                        Sequential
Number                                     Document Description                                Page No.
- ------                                     --------------------                                --------
3.1*                Certificate of Limited Partnership of the Registrant.                       --


3.2*                Agreement of Limited Partnership of Registrant, dated as of May 15, 1998
                    (incorporated herein by reference to Exhibit  10.6 to Amendment No. 3 to the Form SB-2 Registration Statement of Baron Capital Trust filed with the Securities and Exchange Commission on May 15, 1998 (Registration No.
                    333-35063).                                                                 --

4.1*                Form of Unit Certificate                                                    --

5.1*                Form of Opinion of Schoeman, Marsh & Updike, LLP as to legality of
                    securities being registered                                                 --


5.2*                Form of Opinion of Keating, Muething & Klekamp P.L.L. on certain tax
                    matters                                                                     --

10.1*               Trust Management Agreement, dated as of May 15, 1998, between the
                    Registrant and Baron Advisors, Inc. (incorporated herein by reference to
                    Exhibit 10.1 to Amendment No. 3 to the Form SB-2 Registration Statement
                    of Baron Capital Trust filed with the Securities and Exchange Commission
                    on May 15, 1998 (Registration No. 333-35063).                               --

10.2*               Amended and Restated Declaration of Trust for Baron Capital Trust made
                    as of  August 11, 1998                                                      --

10.3*               Indemnification Agreement among the Registrant, Baron Capital Trust (its
                    General Partner), officers of the Registrant and trustees, officers and members of the Board of Baron Capital Trust and such other persons as
                    Baron Capital Trust may designate (included in Section 7.7 of the           --
                    Agreement of Limited Partnership of the Registrant attached hereto as
                    Exhibit 3.2)

10.4                Amended and Restated Security Escrow Agreement dated as of May 15, 1998 among Gregory K. McGrath, Robert S. Geiger, Baron Capital Trust
                    and American Stock Transfer & Trust Company                                 ____

10.5                Founders' Subscription Agreement                                            ____

23.1*               Consent of Schoeman, Marsh & Updike, LLP (included in the opinion filed
                    as Exhibit 5.1 to this Registration Statement).                             --

23.2*               Consent of Keating, Muething & Klekamp, P.L.L. (included in the opinion
                    filed as Exhibit 5.2 to this Registration Statement).                       --

99.1                Consent of Elroy D. Miedema, Certified Public Accountant.                  ____

99.2                Consents of Rachlin Cohen & Holtz, Independent Certified Public
                    Accountants.                                                               ____

99.3                Prior Performance Table VI: Acquisitions of Properties by Program
                    required under Guide 5 relating to preparation of registration
                    statements relating to interests in real estate limited partnerships.      ____

99.4*               Consent of Consortium Appraisal, Inc. and Consortium Appraisal and
                    Consulting Services, Inc., Appraisal Firms                                 --

99.5*               Consent of Richards Appraisal Service, Inc., Appraisal Firm                --

99.6                Appraisal Reports Relating to Exchange Properties                          ____


*    Previously filed
